      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                MONARCH BANCORP
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                   6712                                   95-3863296
    (State or other jurisdiction of             (Primary standard industrial                    (I.R.S. Employer
     incorporation or organization)             classification code number)                   Identification No.)

                            ------------------------

                            30000 TOWN CENTER DRIVE
                        LAGUNA NIGUEL, CALIFORNIA 92677
                                 (714) 495-3300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               HUGH S. SMITH, JR.
                                MONARCH BANCORP
                            1251 WESTWOOD BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 477-2401
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

         STANLEY F. FARRAR, ESQ.                     FRANCES E. LOSSING, ESQ.
           SULLIVAN & CROMWELL                        O'MELVENY & MYERS LLP
         444 SOUTH FLOWER STREET                      400 SOUTH HOPE STREET
      LOS ANGELES, CALIFORNIA 90071               LOS ANGELES, CALIFORNIA 90071
              (213) 955-8000                              (213) 669-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE        REGISTRATION FEE
           SECURITIES TO BE REGISTERED               REGISTERED (1)        SHARE (2)       OFFERING PRICE (2)         (3)
Common Stock, no par value.......................   3,187,476 shares         $24.25           $77,296,293           1,741.48

(1) Represents the estimated maximum number of shares of Common Stock, no par value, which are issuable upon consummation of the merger of California Commercial Bankshares ("CCB") with and into Monarch Bancorp ("Monarch"), including shares of Common Stock of Monarch which will become issuable upon exercise of employee stock options of CCB.

(2) Pursuant to Rule 457 (f) (1) and 457(c), the registration fee is based on the average of the bid and asked prices on May 9, 1997 of the CCB Common Stock, no par value, on the National Daily Quotation "pink sheets" and computed based on the estimated maximum number of shares thereof that may be converted into the securities to be registered.

(3) A fee of $21,681.64 was previously paid upon filing of a Joint Proxy Statement--Prospectus on Schedule 14A which constitutes a part of this Registration Statement. The Schedule 14A fee was calculated by multiplying
    (i) 3,188,476 shares (the then estimated number of shares to which the transaction applies), by (ii) the per share price of $34.00 computed pursuant to Securities Exchange Act Rule 0-11, and by (iii) one-50th of one percent. The amount of the registration fee hereunder, $23,423.12, has been reduced by the amount of such Schedule 14A fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALIFORNIA COMMERCIAL BANKSHARES
                                  May   , 1997

To Our Shareholders:

    You are cordially invited to attend the Annual Meeting (the "CCB Annual Meeting") of Shareholders of California Commercial Bankshares ("CCB") which will be held at 4100 Newport Place, Third Floor, Newport Beach, California 92660 at 10:00 a.m. on June 2, 1997.

    At the CCB Annual Meeting, each shareholder of CCB ("CCB Shareholder") will be asked to consider and approve the principal terms of the merger (the "Merger") of CCB with and into Monarch Bancorp ("Monarch") pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996, by and between Monarch and CCB. Upon the Merger becoming effective, each share of common stock, no par value, of CCB ("CCB Common Stock") issued and outstanding at such time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (b) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive one share (the "Conversion Number") of common stock, no par value, of Monarch ("Monarch Common Stock"), after giving effect to the 1 for 8.5 reverse stock split of Monarch Common Stock referred to in the accompanying Joint Proxy Statement--Prospectus. Immediately following the consummation of the Merger, Monarch Bank, a wholly-owned subsidiary of Monarch, will be merged with and into National Bank of Southern California (the "Bank Merger"). In addition, in connection with the Merger, Monarch's name will be changed to "Western Bancorp."

    The Board of Directors of CCB (the "CCB Board") approved the Merger on December 18, 1996, subject to satisfaction of certain conditions, including, but not limited to, obtaining the requisite vote of the shareholders of both CCB and Monarch, the designation for quotation of Monarch Common Stock on the NASDAQ National Market and approval of the Merger and the Bank Merger by various regulatory agencies. THE CCB BOARD HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF CCB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. The Findley Group, CCB's financial advisor, has delivered its opinion, dated the date hereof, to the CCB Board that the Conversion Number is fair, from a financial point of view, to the CCB Shareholders.

    At the CCB Annual Meeting, each CCB Shareholder will also be asked to consider and approve the election of seven directors to hold office until the Merger is consummated or, if the Merger is not consummated, until the next Annual Meeting and until their successors have been elected and duly qualified.

    The accompanying Notice of Annual Meeting and Joint Proxy
Statement--Prospectus provide specific information regarding the Merger and the CCB Annual Meeting. Please read these materials carefully.

    It is important that your shares be represented and voted at the CCB Annual Meeting regardless of the number of shares you own and whether or not you plan to attend the CCB Annual Meeting. The affirmative vote of the holders of a majority of the votes that may be cast by all holders of CCB Common Stock entitled to vote at the CCB Annual Meeting is required for approval of the principal terms of the Merger. Your failure to vote for approval of the principal terms of the Merger has the same effect as a vote against the Merger. Therefore, I urge each of you to sign, date and mail the enclosed proxy. If you decide to attend the CCB Annual Meeting and wish to vote in person, you may withdraw your proxy at that time. YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR SHARES OF CCB COMMON STOCK AT THIS TIME.

                                          Sincerely,
                                          Robert L. McKay
                                          Chairman of the Board

                        CALIFORNIA COMMERCIAL BANKSHARES
                               4100 NEWPORT PLACE
                        NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                 TO BE HELD AT 10:00 A.M., MONDAY, JUNE 2, 1997

TO THE SHAREHOLDERS OF
CALIFORNIA COMMERCIAL BANKSHARES:

    The 1997 Annual Meeting (the "CCB Annual Meeting") of Shareholders of California Commercial Bankshares ("CCB") will be held at 4100 Newport Place, Third Floor, Newport Beach, California 92660 on Monday, June 2, 1997 at 10:00 a.m. for the following purposes:

        (1) To consider and vote on a proposal to approve the principal terms of the merger (the "Merger") of CCB with and into Monarch Bancorp, a California corporation ("Monarch");

        (2) To consider and approve the election of seven directors to hold office until the Merger is consummated or, if the Merger is not consummated, until the next annual meeting of CCB and until their successors have been elected and duly qualified; and

        (3) To transact such other business as may properly come before the CCB Annual Meeting or any postponement or adjournment thereof.

    The Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996, by and between CCB and Monarch (as the same may be amended, the "Merger Agreement") provides, among other things, that the Board of Directors of the surviving corporation immediately following the Merger will consist of ten members, including each of the seven Directors of Monarch at the time of consummation of the Merger and three of the current directors of CCB, Robert L. McKay, William H. Jacoby and Mark H. Stuenkel. Under the terms of the Merger Agreement, the directors of CCB will be required to submit their irrevocable resignations as directors of CCB, effective upon consummation of the Merger. In the event that the Merger is not consummated as contemplated, all directors of CCB elected at the CCB Annual Meeting will continue to serve as directors of CCB until the next annual meeting and until their successors have been elected and duly qualified.

    CCB's Board of Directors has fixed the close of business on April 11, 1997 as the record date for determination of the shareholders entitled to notice of and to vote at the CCB Annual Meeting or any adjournment thereof.

    CCB'S BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF CCB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PRINCIPAL TERMS OF THE MERGER.

    Shareholders of CCB are entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of common stock of CCB as of December 18, 1996 in lieu of receiving the common stock of Monarch in the Merger by complying with certain procedures specified by California law. See "THE MERGER--Dissenters' Rights" in the accompanying Joint Proxy Statement-- Prospectus.

    A copy of the Annual Report to Shareholders on Form 10-K as amended by Form 10-KA for the year ended December 31, 1996 is included as Appendix A to the accompanying Joint Proxy Statement-- Prospectus.

                                          By Order of the Board of Directors,
                                          Abdul S. Memon, Assistant Secretary

Newport Beach, California
May   , 1997
                            ------------------------

    YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE CCB ANNUAL MEETING, YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING YOU WILL BE ENTITLED TO VOTE IN PERSON, IF YOU WISH. YOU SHOULD NOT FORWARD SHARE CERTIFICATES AT THIS TIME.
                            ------------------------

                              [Monarch Letterhead]

                                                                    May   , 1997

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting (the "Monarch Annual Meeting") of Shareholders of Monarch Bancorp ("Monarch"), to be held on Monday, June 2, 1997, at the South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California 92677 at 10:00 a.m., at which you will be asked to consider and vote on a proposal to approve the principal terms of a proposed merger (the "Merger") of California Commercial Bankshares ("CCB") with and into Monarch pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996 (as the same may be amended, the "Merger Agreement"), by and between Monarch and CCB. Upon the Merger becoming effective, each share of common stock, no par value, of CCB ("CCB Common Stock") issued and outstanding at such time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (b) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive one share of common stock, no par value, of Monarch ("Monarch Common Stock") (after giving effect to the reverse stock split referred to below). The Merger Agreement provides for, among other things, (a) an increase in the number of directors of Monarch to ten and the appointment of three current directors of CCB to Monarch's Board of Directors upon consummation of the Merger, joining the seven current Monarch Directors and (b) the merger of Monarch Bank, a wholly-owned subsidiary of Monarch, with and into National Bank of Southern California, a wholly-owned subsidiary of CCB, immediately following the consummation of the Merger.

    You will also be asked at the Monarch Annual Meeting to consider and vote on amendments to Monarch's Amended Articles of Incorporation to (a) change the name of Monarch to "Western Bancorp," and (b) effect a 1 for 8.5 reverse stock split of Monarch Common Stock prior to the consummation of the Merger. In addition, at the Monarch Annual Meeting, you will be asked to consider and approve the election of seven directors.

    The Board of Directors of Monarch has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, holders of Monarch Common Stock (the "Monarch Shareholders"). In addition, RP Financial, LC., as financial advisor to Monarch, has delivered its opinion, dated the date hereof, to the Board of Directors of Monarch that the Conversion Number is fair from a financial point of view to the Monarch Shareholders. Therefore, the Board of Directors of Monarch unanimously recommends that Monarch Shareholders vote "FOR" the approval and adoption of the principal terms of the Merger.

    I urge you to consider carefully these important matters which are described in the accompanying Joint Proxy Statement--Prospectus. In order to ensure that your vote is represented at the Monarch Annual Meeting, please indicate your choice on the proxy form, date and sign it and return it in the enclosed envelope. A prompt response will be appreciated. If you are able to attend the Monarch Annual Meeting you may revoke your proxy and vote in person if you wish.

                                          Sincerely,
                                          Hugh S. Smith, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

                                MONARCH BANCORP
                            30000 TOWN CENTER DRIVE
                        LAGUNA NIGUEL, CALIFORNIA 92677

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 2, 1997

    NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Monarch Annual Meeting") of Shareholders of Monarch Bancorp, a California corporation ("Monarch"), has been called by the Board of Directors of Monarch (the "Monarch Board") and will be held at the South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California 92677 at 10:00 a.m. local time on Monday, June 2, 1997 for the following purposes:

        (1) To consider and vote upon a proposal to approve the principal terms of a proposed merger (the "Merger") of California Commerical Bankshares ("CCB") with and into Monarch pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996 (as the same may be amended, the "Merger Agreement"), by and between Monarch and CCB. The Merger Agreement provides, among other things, that each outstanding share of CCB's common stock, no par value ("CCB Common Stock") (other than (i) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (ii) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into the right to receive one share of Monarch's common stock, no par value ("Monarch Common Stock"), after giving effect to the reverse stock split referred to below all on, and subject to, the terms and conditions contained in the Merger Agreement;

        (2) To elect a board of seven directors to hold office until the next Annual Meeting and until their successors have been elected and duly qualified;

        (3) To consider and vote on an amendment to Monarch's Amended Articles of Incorporation to change the name of Monarch to "Western Bancorp";

        (4) To consider and vote on an amendment to Monarch's Amended Articles of Incorporation to effect a 1 for 8.5 reverse stock split of Monarch Common Stock prior to the consummation of the Merger; and

        (5) To consider and act upon such other business as may properly come before the Monarch Annual Meeting or any adjournment or postponement thereof.

    The Joint Proxy Statement--Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix C thereto and certain of the Annexes to the Merger Agreement) form a part of this Notice.

    Only holders of Monarch Common Stock of record at the close of business on April 21, 1997, will be entitled to notice of, and to vote at, the Monarch Annual Meeting or any adjournments or postponements thereof. Approval of the matters to be voted upon in connection with the Merger require the affirmative vote of a majority of the outstanding shares of Monarch Common Stock.

    Shareholders of Monarch may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of the Monarch Common Stock as of December 18, 1996 by complying with certain procedures specified by California law. See "THE MERGER--Dissenters' Rights" in the accompanying Joint Proxy
Statement--Prospectus.

                                              By Order of the Board of Directors,
                                              Hugh S. Smith, Jr.
Laguna Niguel, California                     Chairman of the Board and
May   , 1997                                  Chief Executive Officer

                            ------------------------

    PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MONARCH ANNUAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE MONARCH ANNUAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE, BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT--PROSPECTUS. THE BOARD OF DIRECTORS OF MONARCH UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE PRINCIPAL TERMS OF THE MERGER AND THE OTHER MATTERS TO BE VOTED UPON AT THE MONARCH ANNUAL MEETING.
                            ------------------------

MONARCH BANCORP                                 CALIFORNIA COMMERCIAL BANKSHARES

                             JOINT PROXY STATEMENT
                           --------------------------

                                MONARCH BANCORP
                                   PROSPECTUS
                            ------------------------

    This Joint Proxy Statement--Prospectus is being furnished to the shareholders of Monarch Bancorp, a California corporation ("Monarch"), in connection with the solicitation of proxies by Monarch's Board of Directors (the "Monarch Board") from holders of outstanding shares of Monarch's common stock, no par value ("Monarch Common Stock"), for use at an Annual Meeting of shareholders of Monarch ("Monarch Shareholders") to be held on June 2, 1997 and at any adjournments and postponements thereof (the "Monarch Meeting"). This Joint Proxy Statement--Prospectus is also being furnished to the shareholders of California Commercial Bankshares, a California corporation ("CCB"), in connection with the solicitation of proxies by CCB's Board of Directors (the "CCB Board") from holders of outstanding shares of CCB's common stock, no par value ("CCB Common Stock"), for use at an Annual Meeting of shareholders of CCB ("CCB Shareholders") to be held on June 2, 1997 and at any adjournments or postponements thereof (the "CCB Meeting," and, together with the Monarch Meeting, the "Annual Meetings").

    At the Annual Meetings, Monarch Shareholders and CCB Shareholders will be asked to consider and vote upon, among other things, a proposal to approve the principal terms of a merger of CCB with and into Monarch (the "Merger"), with Monarch being the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996 (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and between Monarch and CCB, which is attached as Appendix C to this Joint Proxy Statement--Prospectus and is incorporated herein by reference. Upon the Merger becoming effective, each share of CCB Common Stock issued and outstanding at the Effective Time (as defined herein) (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which Dissenters' Rights (as defined herein) shall have been perfected in accordance with the California General Corporation Law (the "CGCL") and (b) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive one share (the "Conversion Number") of Monarch Common Stock (after giving effect to the Reverse Stock Split (as defined herein)). Pursuant to the Merger Agreement, the Conversion Number was determined by dividing (a) 1.6 times CCB's Per Share Book Value (as defined) by (b) Monarch's Per Share Book Value (as defined) after giving effect to the Reverse Stock Split. Based upon (a) the 3,043,226 shares of CCB Common Stock outstanding on April 11, 1997 and (b) the 144,250 shares of CCB Common Stock reserved for issuance upon exercise of employee stock options to acquire CCB Common Stock outstanding on April 11, 1997, and assuming no Dissenters' Rights are perfected by CCB Shareholders and no cash is paid in lieu of fractional shares, (i) if no shares of CCB Common Stock reserved for issuance on April 11, 1997 were issued and outstanding on the Effective Date, 3,043,226 shares of Monarch Common Stock would be issued in the Merger, and (ii) if all shares of CCB Common Stock reserved for issuance on April 11, 1997 were issued and outstanding on the Effective Date, 3,187,476 shares of Monarch Common Stock would be issued in the Merger. Based upon the 4,043,885 shares of Monarch Common Stock outstanding on April 21, 1997 and the 287,458 shares of Monarch Common Stock reserved for issuance upon exercise of employee stock options and warrants to acquire Monarch Common Stock outstanding on April 21, 1997 (in each case after giving effect to the Reverse Stock Split), and assuming no Dissenters' Rights are perfected by any Monarch Shareholders or CCB Shareholders and no cash is paid in lieu of fractional shares, shares held by Monarch Shareholders and CCB Shareholders after consummation of the Merger would represent (i) 57.1 percent and 42.9 percent, respectively, of the Surviving Corporation, if none of the shares of CCB Common Stock or Monarch Common Stock which were reserved for issuance on April 11, 1997 and April 21, 1997, respectively, were outstanding on the Effective Date, and (ii) 57.6 percent and 42.4 percent, respectively, if all shares of CCB Common Stock and Monarch Common Stock which were reserved for issuance on April 11, 1997 and April 21, 1997, respectively, were issued by the Effective Date. Such relative share ownership information will be materially impacted by the issuance of additional shares of Monarch Common Stock if the SCB Merger (as defined herein) is consummated. See "PROPOSED SC BANCORP ACQUISITION."

    IN ORDER FOR ANY CCB SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, A NOTICE MUST BE RECEIVED BY CCB (OR BY THE SURVIVING CORPORATION AFTER THE EFFECTIVE
DATE) WITHIN 30 DAYS AFTER THE DATE ON WHICH NOTICE IS MAILED BY CCB TO ITS SHAREHOLDERS OF THE APPROVAL BY THE CCB SHAREHOLDERS OF THE MERGER, AND ANY SUCH SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE PRINCIPAL TERMS OF THE MERGER, BY PROXY OR OTHERWISE. IN ORDER FOR ANY MONARCH SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, A NOTICE MUST BE RECIEVED BY MONARCH ON OR BEFORE JUNE 2, 1997, AND ANY SUCH SHAREHOLDER MUST VOTE AGAINST THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. SEE "SUMMARY--DISSENTERS' RIGHTS" AND "THE MERGER--DISSENTERS' RIGHTS."

    Immediately following the Merger, Monarch Bank, a California banking corporation and wholly-owned subsidiary of Monarch, will merge with and into National Bank of Southern California, a national banking association organized under the laws of the United States and a wholly-owned subsidiary of CCB ("NBSC"), pursuant to an Agreement and Plan of Merger dated as of March 15, 1997 (the "Bank Merger") between Monarch Bank and NBSC. CCB Shareholders and Monarch Shareholders each will also be asked to elect seven directors to their respective Boards, to hold office until the next Annual Meeting and until their successors have been elected and duly qualified or, in the case of CCB, until the Merger is consummated (if at all). In addition, the Monarch Shareholders will be asked to approve amendments to Monarch's Amended Articles of Incorporation to (a) change the name of Monarch to "Western Bancorp," and (b) effect a 1 for 8.5 reverse stock split of Monarch Common Stock prior to the consummation of the Merger.

    There is currently only a limited trading market for Monarch Common Stock and CCB Common Stock. Application will be made to have the Monarch Common Stock designated for quotation on the NASDAQ National Market under the symbol "WEBC."

    SEE "RISK FACTORS" ON PAGE 32 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS THAT MONARCH SHAREHOLDERS AND CCB SHAREHOLDERS SHOULD CONSIDER WITH RESPECT TO THE MERGER.
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY
          STATEMENT--PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                           --------------------------

      THE DATE OF THIS JOINT PROXY STATEMENT--PROSPECTUS IS MAY 14, 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT--PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT--PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-- PROSPECTUS, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER DELIVERY OF THIS JOINT PROXY STATEMENT--PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT--PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR THEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT--PROSPECTUS.

                             AVAILABLE INFORMATION

    Each of Monarch and CCB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, each files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by Monarch and CCB with the SEC may be inspected and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http//www.sec.gov.

    Monarch has filed with the SEC a Registration Statement on Form S-4 (including exhibits thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Monarch Common Stock issuable in the Merger. This Joint Proxy Statement-- Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington D.C. Statements contained in this Joint Proxy Statement--Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    This Joint Proxy Statement--Prospectus constitutes both the proxy statement of Monarch and CCB relating to the solicitation of proxies for their use at their respective Annual Meetings and the Prospectus filed as part of the Registration Statement. This Joint Proxy Statement--Prospectus and the related proxies and other materials are first being provided to the shareholders of Monarch and CCB on or about May 16, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Joint Proxy Statement--Prospectus incorporates by reference documents not included herein. Documents relating to Monarch, excluding exhibits unless specifically incorporated herein, are available without charge upon request to Arnold C. Hahn, Secretary, Monarch Bancorp, 30000 Town Center Drive, Laguna Niguel, California 92677. Telephone requests may be directed to Arnold C. Hahn, Secretary at (714) 485-3300. Documents relating to CCB, excluding exhibits unless specifically incorporated herein, are available without charge upon request to Abdul S. Memon, Assistant Secretary, 4100 Newport Place, Suite 900, Newport Beach, California 92660. Telephone requests may be directed to Abdul Memon at (714) 863-2300. In order to ensure timely delivery of documents, any requests should be made by May 23, 1997.

    The following documents filed with the SEC by Monarch (file number 0-13551) and CCB (file number 2-78788) are incorporated herein by reference:

        (a) Monarch's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "Form 10-KSB");

        (b) Monarch's Annual Report, as amended, on Form 10-KSBA for the fiscal year ended December 31, 1996 (which amends and restates the Form 10-KSB)

        (c) Monarch's Current Report on Form 8-K, dated February 28, 1997;

        (d) Monarch's Current Report on Form 8-K, dated April 14, 1997;

        (e) Monarch's Current Report on Form 8-K, dated May 2, 1997;

        (f) CCB's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (g) The amendment on Form 10-KA to CCB's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

        (h) CCB's Current Report on Form 8-K, dated January 6, 1997.

    All documents filed by either Monarch or CCB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Annual Meetings shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           2

SUMMARY....................................................................................................           8
    The Companies..........................................................................................           8
    Proposed SC Bancorp Acquisition........................................................................           9
    The Merger.............................................................................................           9
    Amendments to Monarch's Amended Articles of Incorporation..............................................          10
    The Annual Meetings....................................................................................          10
    Votes Required.........................................................................................          11
    Recommendations of the Boards of Directors.............................................................          11
    Opinions of Financial Advisors.........................................................................          12
    Effective Time.........................................................................................          12
    Conditions to the Merger...............................................................................          12
    Waiver and Amendment...................................................................................          14
    Termination............................................................................................          14
    The Bank Merger........................................................................................          14
    Stock Option Agreement.................................................................................          15
    Regulatory Approvals...................................................................................          15
    Operations and Management After the Merger.............................................................          15
    Interests of Certain Persons in the Merger.............................................................          16
    Description of Monarch Capital Stock and Dividend Policy...............................................          17
    Certain Tax Consequences...............................................................................          17
    Accounting Treatment...................................................................................          17
    Dissenters' Rights.....................................................................................          18
    Certain Effects of the Merger on the Rights of CCB Shareholders........................................          18
    Risk Factors...........................................................................................          19
    Markets and Market Prices..............................................................................          19
    Summary Historical Financial Information...............................................................          21
    Summary Unaudited Pro Forma Combined Financial Information.............................................          23
    Selected Historical and Pro Forma Per Share Data.......................................................          26
    Summary Historical Financial Information (SCB).........................................................          27
    Summary Unaudited Pro Forma Combined Financial Information (SCB).......................................          28
    Selected Historical and Pro Forma Per Share Data (SCB).................................................          30

RISK FACTORS...............................................................................................          32
    Competition............................................................................................          32
    Ability to Integrate the Operations of Monarch and CCB.................................................          32
    General Business Risk..................................................................................          32
    Concentration of Operations; Recessionary Environments; Decline in Real Estate Values..................          33
    Accounting Treatment...................................................................................          33
    Interest Rate Risk.....................................................................................          33
    Shares Eligible for Future Sale; Dilution..............................................................          34
    Regulation.............................................................................................          34
    Limited Market for Monarch Common Stock................................................................          35

INFORMATION REGARDING CCB..................................................................................          35
    Business of CCB........................................................................................          35
    Incorporation of Certain Information By Reference......................................................          36

INFORMATION REGARDING MONARCH..............................................................................          36

    Business of Monarch....................................................................................          36
    Incorporation of Certain Information By Reference......................................................          36
RECENT DEVELOPMENTS........................................................................................          37
PROPOSED SC BANCORP ACQUISITION............................................................................          38

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............................................          40
    Pooling-of-Interests Accounting........................................................................          41
    Purchase Accounting....................................................................................          46
    SC Bancorp.............................................................................................          51

THE ANNUAL MEETING OF MONARCH SHAREHOLDERS.................................................................          60
    General................................................................................................          60
    Matters to be Considered at the Monarch Meeting........................................................          60
    The Monarch Record Date................................................................................          60
    Votes Required and Voting of Proxies...................................................................          60
    Revocability of Proxies................................................................................          61
    Solicitation of Proxies................................................................................          62
    Security Ownership of Certain Beneficial Owners and Monarch Management.................................          62
    Dissenters' Rights.....................................................................................          64
    Election of Monarch Directors..........................................................................          64
    Directors and Nominees.................................................................................          64
    Committees of the Board of Directors...................................................................          65
    Section 16(a) Beneficial Ownership Reporting Compliance................................................          66
    Executive Officers.....................................................................................          66
    Executive Compensation.................................................................................          67
    Certain Relationships and Related Transactions.........................................................          69
    Submission of Shareholder Proposals For Monarch's 1998 Annual Meeting..................................          69

THE ANNUAL MEETING OF CCB SHAREHOLDERS.....................................................................          70
    General................................................................................................          70
    Matters To Be Considered at the CCB Meeting............................................................          70
    The CCB Record Date....................................................................................          71
    Votes Required and Voting of Proxies...................................................................          71
    Revocability...........................................................................................          72
    Solicitation of Proxies................................................................................          72
    Security Ownership of Principal CCB Shareholders and Management........................................          72
    Dissenters' Rights.....................................................................................          74
    Election of CCB Directors..............................................................................          74
    Committees of the CCB Board............................................................................          75
    Compensation of Executives of CCB......................................................................          76
    CCB Performance Graph..................................................................................          81
    Submission of Shareholder Proposals For CCB's 1998 Annual Meeting......................................          81

FIP LITIGATION.............................................................................................          81

THE MERGER.................................................................................................          82
    Background of the Merger...............................................................................          82
    Reasons for the Merger; Recommendations of the Board of Directors......................................          84
    Opinions of Financial Advisors.........................................................................          86
    Certain Federal Income Tax Consequences................................................................          95
    Regulatory Approvals...................................................................................          97
    Resale of Monarch Common Stock.........................................................................          98
    Certain Effects of the Merger..........................................................................          98
    Interests of Certain Persons in the Merger.............................................................          99
    Proposed Amendments to Monarch's Amended Articles of Incorporation.....................................         101

    Dissenters' Rights.....................................................................................         101
    Accounting Treatment...................................................................................         105
    Markets and Market Prices..............................................................................         105

THE MERGER AGREEMENT.......................................................................................         107
    The Merger.............................................................................................         107
    Effective Time and Effective Date......................................................................         108
    Exchange of Stock Certificates.........................................................................         108
    No Fractional Shares...................................................................................         109
    Conduct of the Business of CCB and Monarch Prior to the Merger.........................................         109
    Representations and Warranties.........................................................................         110
    Certain Covenants......................................................................................         110
    Conditions.............................................................................................         113
    Waiver and Amendment...................................................................................         114
    Termination............................................................................................         114
    Termination Payment....................................................................................         115
    Expenses...............................................................................................         115
    The Bank Merger........................................................................................         115

THE STOCK OPTION AGREEMENT.................................................................................         116
    General................................................................................................         116
    The Stock Option.......................................................................................         116
    Termination............................................................................................         116

THE SHAREHOLDER AGREEMENTS.................................................................................         117

DESCRIPTION OF MONARCH CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS..................................         118
    Description of Monarch Capital Stock...................................................................         118
    Comparison of Corporate Structure......................................................................         118
    Voting Rights..........................................................................................         119
    Dividends and Dividend Policy..........................................................................         119
    Number of Directors....................................................................................         119
    Indemnification of Directors and Officers..............................................................         119

VALIDITY OF MONARCH COMMON STOCK...........................................................................         120

EXPERTS....................................................................................................         120

TABLE OF DEFINED TERMS.....................................................................................         121

                               LIST OF APPENDICES

Appendix A          --  CCB's Annual Report on Form 10-K for the Fiscal Year Ended December 31,
                        1996 (without exhibits), as amended by amendment on Form 10-KA.

Appendix B          --  Monarch's Annual Report on Form 10-KSBA for the Fiscal Year Ended December
                        31, 1996 (without exhibits).

Appendix C          --  Amended and Restated Agreement and Plan of Merger, dated as of December
                        19, 1996, between Monarch and CCB.

Appendix D          --  Fairness Opinion of RP Financial, LC.

Appendix E          --  Fairness Opinion of The Findley Group.

Appendix F          --  Chapter 13 of the CGCL.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT--PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF CCB AND MONARCH ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT--PROSPECTUS, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN ITS ENTIRETY.

    ALL INFORMATION CONCERNING MONARCH, MONARCH BANK AND WESTERN BANK INCLUDED IN THIS JOINT PROXY STATEMENT--PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE HAS BEEN FURNISHED BY MONARCH, AND ALL INFORMATION CONCERNING CCB AND NBSC INCLUDED IN THIS JOINT PROXY STATEMENT--PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE HAS BEEN FURNISHED BY CCB. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "MONARCH" HEREIN SHALL BE TO MONARCH AND ITS SUBSIDIARIES, MONARCH BANK AND WESTERN BANK, AND REFERENCES TO "CCB" HEREIN SHALL BE TO CCB AND ITS SUBSIDIARIES, INCLUDING NBSC.

    IN CONNECTION WITH THE MERGER DESCRIBED HEREIN, THE MONARCH SHAREHOLDERS WILL VOTE UPON A PROPOSAL TO EFFECT A 1 FOR 8.5 REVERSE STOCK SPLIT (THE "REVERSE STOCK SPLIT") OF MONARCH COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME (AS DEFINED HEREIN). SEE "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--MATTERS TO BE CONSIDERED AT THE MONARCH MEETING." UNLESS OTHERWISE NOTED, SHARE INFORMATION RELATING TO MONARCH COMMON STOCK HEREIN, INCLUDING WITHOUT LIMITATION THE CONVERSION NUMBER, GIVES EFFECT TO THE REVERSE STOCK SPLIT.

THE COMPANIES

    MONARCH

    Monarch is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and its principal business is to serve as a holding company for its banking subsidiaries, Monarch Bank and Western Bank. Monarch was organized on May 20, 1983 as a California corporation and commenced operation as a bank holding company on June 18, 1984. Western Bank was acquired by Monarch on September 30, 1996. Monarch's principal executive offices are located at 30000 Town Center Drive, Laguna Niguel, California 92677, and its telephone number is (714) 495-3300. Monarch Bank provides banking and other financial services primarily in southern Orange County and northern San Diego County. Western Bank provides banking and other financial services primarily in the west side of Los Angeles County. At March 31, 1997, Monarch had consolidated total assets, total deposits and shareholders' equity of $494,042,000, $427,837,000, and $54,632,000, respectively.

    CCB

    CCB is a bank holding company registered under the BHCA, and its principal business is to serve as a bank holding company for NBSC. CCB was organized on June 16, 1982 as a California corporation and commenced operation as a bank holding company on January 10, 1983. CCB's principal executive offices are located at 4100 Newport Place, Suite 900, Newport Beach, California 92660, and its telephone number is (714) 863-2300. NBSC provides banking and other financial services primarily in Orange County. At March 31, 1997, CCB had consolidated assets, total deposits and shareholders' equity of $356,100,000, $324,845,000 and $26,029,000, respectively.

    ADDITIONAL INFORMATION AND RECENT DEVELOPMENTS

    For additional information regarding the business of Monarch and CCB, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION," "INFORMATION

REGARDING CCB," "INFORMATION REGARDING MONARCH," "RECENT DEVELOPMENTS," "PROPOSED SC BANCORP ACQUISITION," "FIP LITIGATION," CCB's Annual Report on Form 10-K, as amended by an amendment on Form 10-KA, for the Fiscal Year Ended December 31, 1996 ("CCB's Annual Report") attached hereto as Appendix A and Monarch's Annual Report on Form 10-KSB, as amended by and restated on Form 10-KSBA, for the Year Ended December 31, 1996 ("Monarch's Annual Report") attached hereto as Appendix B.

PROPOSED SC BANCORP ACQUISITION

    On April 29, 1997, Monarch executed an Agreement and Plan of Reorganization (the "SCB Merger Agreement") with SC Bancorp ("SCB") pursuant to which SCB will merge with and into Monarch (the "SCB Merger"). The Merger Agreement provides for the shareholders of SCB to receive shares of Monarch based on a purchase price of $14.25 per share of common stock, no par value, of SCB (the "SCB Common Stock") using a floating exchange ratio for Monarch Common Stock within a price range of $23.38 to $31.88 per share (after giving effect to the Reverse Stock Split). The SCB Merger Agreement is subject to several conditions, including approval of the shareholders of each of Monarch and SCB, which is intended to be sought at a special shareholder meeting held by each of Monarch and SCB in the third quarter of 1997, and certain regulatory approvals. In addition, the closing of the SCB Merger is contingent upon the consummation of the Merger with CCB in accordance with the terms of the Merger Agreement. It is expected that the SCB Merger will be accounted for as a pooling-of-interests. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--SC Bancorp" and "PROPOSED SC BANCORP ACQUISITION." Approval of the principal terms of the merger solicited hereby is independent of and does not constitute approval of the SCB Merger. Monarch has agreed to set the record date for holders of Monarch Common Stock entitled to vote on the SCB Merger after the date on which the Merger is consummated. As a result, if the Merger is consumated, CCB Shareholders (other than those perfecting Dissenters' Rights) will be entitled to vote on the SCB Merger as Monarch Shareholders. Another shareholders meeting will be held to consider and vote upon the SCB Merger, and more detailed information will be provided to Monarch Shareholders (including CCB Shareholders who become Monarch Shareholders) prior to that meeting.

THE MERGER

    On December 18, 1996, the Monarch Board and the CCB Board (with one CCB director absent) each approved the Merger Agreement, which was executed and delivered on December 19, 1996 by Monarch and CCB. The Merger Agreement provides for the Merger of CCB with and into Monarch, with Monarch being the Surviving Corporation. In connection with the Merger, each share of CCB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of approval of the principal terms of the Merger and with respect to which Dissenters' Rights have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into one share of Monarch Common Stock. With the exception of shares for which Dissenters' Rights have been perfected, each share of Monarch Common Stock outstanding immediately prior to the Effective Time will remain outstanding after the Merger as one share of common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"). See "THE MERGER AGREEMENT--The Merger."

    As a result of the Merger, holders of CCB Common Stock immediately prior to the Merger will own approximately 42.9 percent of the issued and outstanding shares of Surviving Corporation Common Stock assuming no exercise of currently outstanding options and warrants to acquire either Monarch Common Stock or CCB Common Stock and approximately 42.4 percent of Surviving Corporation Common Stock assuming the exercise of all such options and warrants. The exact number of shares of Monarch Common Stock to be issued in the Merger will be dependent on the number of shares of CCB Common Stock outstanding at the Effective Time, the number of shares, if any, for which Dissenters' Rights have been perfected and the number of shares of CCB Common Stock held by Monarch. Under the terms of the Merger Agreement, CCB may not issue any additional shares of CCB Common Stock other than pursuant to stock options, warrants and other rights outstanding on the date of execution of the Merger Agreement. See "PROPOSED SC BANCORP ACQUISITION" for information concerning the pro forma effect of the SCB Merger on the relative percentage of shares of Monarch Common Stock to be held by holders who are currently Monarch or CCB Shareholders. The Merger Agreement provides that, to the extent permitted by applicable law, preemptive rights with respect to the purchase of CCB Common Stock, if any, shall terminate and cease to exist at the Effective Time.

    As a condition to consummation of the Merger, each of William H. Jacoby, Robert L. McKay and Mark H. Stuenkel, each currently a CCB director, will be appointed to the Monarch Board effective upon consummation of the Merger. The Monarch Board will consist of the seven directors elected at the Monarch Annual Meeting until the Effective Time, at which time the Monarch board will adopt resolutions fixing the exact number of directors at ten and appointing Messrs. Jacoby, McKay and Stuenkel to fill the vacancies created thereby. In addition, Monarch and CCB have agreed to take all actions necessary to consummate the Bank Merger, pursuant to which the existing directors of NBSC will continue as directors of the Surviving Association (as defined herein) following the Bank Merger. It is also a condition to the Merger that the Monarch Common Stock be designated for quotation on the NASDAQ National Market. See "THE MERGER AGREEMENT--Conditions."

AMENDMENTS TO MONARCH'S AMENDED ARTICLES OF INCORPORATION

    Monarch proposes to amend its Amended Articles of Incorporation (the "Amendments") (i) to change its name from "Monarch Bancorp" to "Western Bancorp" and (ii) to effect a 1 for 8.5 reverse stock split with respect to the Monarch Common Stock immediately prior to the Effective Time. See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Matters to be Considered at the Monarch Meeting."

THE ANNUAL MEETINGS

    MONARCH

    The Monarch Meeting to consider and vote on, among other things, approval of the principal terms of the Merger will be held on Monday, June 2, 1997 at 10:00 a.m. local time, at the South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California 92677. Only holders of record of Monarch Common Stock at the close of business on April 21, 1997 will be entitled to vote at the Monarch Meeting. At such date, there were outstanding and entitled to vote 34,373,021 shares of Monarch Common Stock (4,043,885 shares after giving effect to the Reverse Stock Split). Each share of Monarch Common Stock is entitled to one vote.

    CCB

    The CCB Meeting to consider and vote on, among other things, approval of the principal terms of the Merger will be held on Monday, June 2, 1997 at 10:00 a.m. local time, at 4100 Newport Place, Third Floor, Newport Beach, California 92660. Only holders of record of CCB Common Stock at the close of business on April 11, 1997 will be entitled to vote at the CCB Meeting. At such date, there were outstanding and entitled to vote 3,043,226 shares of CCB Common Stock. Each share of CCB Common Stock is entitled to one vote.

    For additional information relating to the Annual Meetings, see "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS" and "THE ANNUAL MEETING OF CCB SHAREHOLDERS."

VOTES REQUIRED

    MONARCH

    Approval of the matters to be voted upon in connection with the Merger by the Monarch Shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of Monarch Common Stock entitled to vote. As a result, the failure to vote by person or proxy on any such proposal at the Monarch Meeting or abstaining on any proposal has the same effect as voting against the applicable proposal. In the election of directors at the Monarch Meeting, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them up to the number of directors to be elected by such shares will be elected, assuming a quorum is present. In addition, Monarch Shareholders will have cumulative voting rights with respect to the election of directors if certain conditions are met. See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Votes Required and Voting of Proxies."

    As of April 21, 1997, Monarch's directors and officers and their affiliates held, in the aggregate, the ability to direct the voting with respect to approximately 39.44 percent of the outstanding Monarch Common Stock entitled to vote at the Monarch Meeting. Each of the officers and directors of Monarch is expected to vote in favor of the principal terms of the Merger and in favor of the Amendments.

    CCB

    Approval of the matters to be voted upon in connection with the Merger by the CCB Shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of CCB Common Stock entitled to vote. As a result, the failure to vote by person or proxy on any proposal at the CCB Meeting or abstaining on any such proposal has the same effect as voting against the Merger. In the election of directors at the CCB Meeting, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them up to the number of directors to be elected by such shares will be elected, assuming a quorum is present. In addition, CCB Shareholders will have cumulative voting rights with respect to the election of directors if certain conditions are met. See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Votes Required and Voting of Proxies."

    As of April 11, 1997, CCB's directors and officers and their affiliates held in the aggregate approximately 44.59 percent of the outstanding CCB Common Stock entitled to vote at the CCB Meeting. Each of the directors of CCB is expected to vote in favor of the principal terms of the Merger. Monarch has entered into Shareholder Agreements (as defined herein) with certain of CCB Shareholders, each of whom are also directors of CCB, pursuant to which such shareholders have agreed to vote their shares (a) in favor of the adoption and approval of the Merger Agreement and the Merger and (b) against any other Acquisition Proposal (as defined herein). In the aggregate, CCB Shareholders bound by the Shareholder Agreements hold approximately 43.79 percent of the outstanding CCB Common Stock entitled to vote at the CCB Meeting.

    Monarch has agreed that neither it nor any of its affiliates will acquire more than five percent of the outstanding shares of CCB Common Stock prior to the Effective Time. As of April 11, 1997, Monarch owned no shares of CCB Common Stock.

    See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Votes Required and Voting of Proxies," "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Votes Required and Voting of Proxies," "THE SHAREHOLDER AGREEMENTS" and "THE MERGER AGREEMENT-- Conditions."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The Monarch Board and the CCB Board have each approved the Merger Agreement and the transactions contemplated thereby. The members of each Board unanimously believe that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the shareholders of their respective companies and unanimously recommend a vote "FOR" the matters to be voted upon by such shareholders in connection with the Merger. The conclusions of the Monarch and CCB Boards with respect to the Merger are based upon a number of factors. See "THE MERGER-- Background of the Merger," "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinions of Financial Advisors."

    The Monarch Board recommends a vote "FOR" the seven persons nominated for election to serve as directors of Monarch until the next Monarch annual meeting and until their successors have been elected and duly qualified. See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Election of Monarch Directors." The Monarch Board also recommends a vote "FOR" the Amendments. See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Matters to be Considered at the Monarch Meeting."

    The CCB Board recommends a vote "FOR" the seven persons nominated for election to serve as directors of CCB, until the Merger is consummated or, if the Merger is not consummated, until the next CCB annual meeting and until their successors have been elected and duly qualified. See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Election of CCB Directors."

OPINIONS OF FINANCIAL ADVISORS

    MONARCH

    RP Financial, LC. ("RP Financial"), Monarch's financial advisor, has rendered its written opinions, dated March 19, 1997 and as of the date hereof, to the Monarch Board to the effect that, as of each of such dates, the Conversion Number is fair to the Monarch Shareholders from a financial point of view. The written opinion of RP Financial, dated as of the date hereof, is attached to this Joint Proxy Statement-- Prospectus as Appendix D and should be read in its entirety. See "THE MERGER--Opinions of Financial Advisors."

    CCB

    The Findley Group ("Findley") delivered to the CCB Board its opinions, dated December 19, 1996 and as of the date hereof, to the effect that, as of each of such dates, the Conversion Number is fair, from a financial point of view, to the holders of CCB Common Stock. The written opinion of Findley, dated as of the date hereof, is attached to this Joint Proxy Statement--Prospectus as Appendix E and should be read in its entirety. See "THE MERGER--Opinions of Financial Advisors."

EFFECTIVE TIME

    The Merger will become effective on the date and at the time that an agreement of merger and related documents are filed with the California Secretary of State or such later date as may be specified in such agreement of merger. Subject to conditions specified in the Merger Agreement, the parties expect the Merger to become effective on or about June 2, 1997 although there can be no assurance as to whether or when the Merger will occur. See "THE MERGER AGREEMENT--Effective Time and Effective Date" and "--Conditions."

CONDITIONS TO THE MERGER

    The respective obligations of Monarch and CCB to consummate the Merger are subject to certain conditions, including (a) the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger; (b) receipt of approvals and consents required by law in connection with the Merger and Bank Merger and the other transactions contemplated by the Merger Agreement, including approval by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency ("OCC"); (c) the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting or restricting the consummation of the Merger, the Bank Merger or any other transaction contemplated by the Merger Agreement; (d) the Registration Statement having become effective and there having been issued no stop order suspending such effectiveness and no proceedings for that purpose initiated or threatened by the SEC; and (e) receipt of an opinion of counsel by each of Monarch and CCB to the effect that the Merger will be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that Monarch and CCB will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code (the "Tax-Free Reorganization Condition"). The Tax-Free Reorganization Condition is a principal term of the Merger, and as such may not be waived under California law by either Monarch or CCB after their shareholders have approved the principal terms of the Merger. See "THE MERGER AGREEMENT-- WAIVER AND AMENDMENT."

    The obligation of Monarch to consummate the Merger is also subject to the fulfillment or waiver by Monarch prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of CCB being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on CCB; (b) the performance in all material respects by CCB of all covenants and agreements contained in the Merger Agreement required to be performed by CCB before the Effective Time; (c) receipt by Monarch of a customary "cold comfort" letter from Deloitte & Touche LLP, CCB's independent certified public accountants ("D&T"), with respect to certain financial statements and data of CCB; (d) receipt by Monarch of a letter from KPMG Peat Marwick LLP, Monarch's independent certified public accountants ("KPMG"), confirming that the Merger is entitled to "pooling-of-interests" treatment for accounting purposes (the "Monarch Pooling Condition"); (e) receipt by Monarch of an opinion of O'Melveny & Myers LLP, special counsel to CCB, dated the Effective Date; (f) receipt by Monarch of written resignations, effective as of the Effective Time, of each CCB Director and certain officers as specified by Monarch; (g) receipt by Monarch, prior to the solicitation of shareholder approval, of an opinion of RP Financial confirming the fairness of the terms of the Merger from a financial point of view; and (h) Dissenters' Rights having been exercised by no more than five percent of the outstanding shares of either the CCB Common Stock or the Monarch Common Stock (the "Dissenters' Rights Condition"). The Merger Agreement expressly provides that either the Monarch Pooling Condition or the Dissenters' Rights Condition or both may be waived by Monarch in its sole discretion either prior to or subsequent to the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger. See "THE MERGER AGREEMENT--Conditions." Monarch currently anticipates waiving these conditions only if CCB agrees to waive the CCB Pooling Condition (as defined herein) and the parties agree to account for the Merger as a purchase. See "THE MERGER--Accounting Treatment."

    In addition, the obligation of CCB to consummate the Merger is also subject to the fulfillment or waiver by CCB prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Monarch being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on Monarch; (b) the performance in all material respects by Monarch of all covenants and agreements contained in the Merger Agreement required to be performed by Monarch before the Effective Time; (c) receipt by CCB of a customary "cold comfort" letter from KPMG with respect to certain financial statements and data of Monarch; (d) receipt by CCB of a letter from D&T confirming that the Merger is entitled to "pooling-of-interests" treatment for accounting purposes (the "CCB Pooling Condition"); (e) receipt by CCB of an opinion of Sullivan & Cromwell, special counsel to Monarch, dated the Effective Date; (f) William H. Jacoby, Robert L. McKay and Mark H. Stuenkel having been appointed to the Board of Directors of Monarch; (g) receipt by CCB, prior to the solicitation of shareholder approval, of an opinion of Findley confirming the fairness of the terms of the Merger to its shareholders from a financial point of view; and (h) as of the Effective Time, the Monarch Common Stock being designated for quotation on the NASDAQ National Market. The Merger Agreement expressly provides that the CCB Pooling Condition may be waived by CCB in its sole discretion either prior to or subsequent to the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger. See "THE MERGER AGREEMENT--Conditions." CCB currently anticipates waiving the CCB Pooling Condition only if Monarch agrees to waive the Monarch Pooling Condition and the Dissenters' Rights Condition and the parties agree to account for the Merger as a purchase. See "The MERGER--Accounting Treatment."

WAIVER AND AMENDMENT

    Prior to the Effective Time, each party may waive, in whole or in part, the conditions to its obligation to consummate the Merger to the extent permitted by applicable law. In addition, Monarch and CCB may amend the Merger Agreement at any time prior to the Effective Time by written agreement, approved by their respective Boards, so long as the principal terms of the Merger are not changed after approvals by the CCB Shareholders and the Monarch Shareholders. See "THE MERGER AGREEMENT--Waiver and Amendment." The Merger Agreement expressly provides that Monarch may waive the Monarch Pooling Condition and the Dissenters' Rights Condition and that CCB may waive the CCB Pooling Condition, in either case whether prior to or subsequent to the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger. Accordingly, Monarch and CCB may by mutual agreement determine at any time, whether prior to or subsequent to the Annual Meetings, to proceed with the Merger notwithstanding the failure of such conditions to be satisfied (due to the exercise of Dissenters' Rights by more than five percent of the shareholders of either Monarch or CCB, or otherwise), although neither is obligated to do so.

TERMINATION

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Merger, either prior to or subsequent to its approval by the shareholders of CCB and Monarch, (a) by mutual consent of Monarch and CCB, if so determined by their respective Boards; (b) by either Monarch or CCB, if so determined by its Board, if (i) the shareholders of Monarch or CCB fail to approve the principal terms of the Merger, (ii) a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement is not cured or curable within a specified grace period, or
(iii) the Merger is not consummated by September 30, 1997, unless such failure is due to a breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate; (c) by either Monarch or CCB, if either the approval of a governmental authority required for consummation of the Merger is not obtained or any governmental authority prohibits consummation of the Merger; (d) by Monarch if CCB solicits an Acquisition Proposal (as defined); or (e) by CCB if the CCB Board receives an Acquisition Proposal and determines, based upon the written advice of counsel, to accept the proposal and that proceeding with the Merger would violate fiduciary duties of the CCB Board to the CCB Shareholders. The Shareholder Agreements executed by certain CCB Shareholders will terminate upon termination of the Merger Agreement. If the Merger Agreement is terminated under certain specified conditions, certain termination fees and expense reimbursement provisions will become applicable. In addition, Monarch will be entitled to exercise the option granted pursuant to the Stock Option Agreement (as defined herein) under certain circumstances associated with events resulting in such termination. See "THE MERGER AGREEMENT--Conditions," "--Termination" and "THE STOCK OPTION AGREEMENT."

THE BANK MERGER

    Immediately after consummation of the Merger, Monarch Bank will merge with and into NBSC, with NBSC being the surviving association (the "Surviving Association"). Pursuant to the Agreement and Plan of Merger, dated March 15, 1997 (the "Bank Merger Agreement"), between NBSC and Monarch Bank, the directors of NBSC immediately prior to the effective time of the Bank Merger will continue to be the directors of the Surviving Association after consummation of the Bank Merger.

    The respective obligations of Monarch Bank and NBSC to effect the Bank Merger are subject to the condition, among others, that the Merger shall have been consummated. For a more detailed discussion of the Bank Merger, see "THE MERGER AGREEMENT--The Bank Merger."

STOCK OPTION AGREEMENT

    As an inducement and condition to Monarch's willingness to enter into the Merger Agreement, CCB (as Issuer) entered into a Stock Option Agreement with Monarch (as Grantee), dated as of December 19, 1996 (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, CCB granted to Monarch an irrevocable option (the "Option"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of CCB's and Monarch's knowledge, has occurred as of the date hereof, to purchase up to a number of authorized but theretofore unissued shares of CCB Common Stock equal to 19.9 percent of the shares of CCB Common Stock outstanding at the time of exercise, for a purchase price of $9.50 per share, subject to adjustment in certain circumstances. The purchase of CCB Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.

    The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire CCB prior to the Merger.

    In the event that either the CCB Shareholders or the Monarch Shareholders fail to approve the Merger Agreement, either CCB or Monarch may terminate the Merger Agreement. See "THE MERGER AGREEMENT--Termination." If such termination occurs, or if termination occurs for any other reason other than (a) as a result of a material breach by CCB of the Merger Agreement or (b) due to the circumstances described in clauses (d) and (e) under "Termination" above, in either case prior to the occurrence of a Purchase Event (as defined herein) or a Preliminary Purchase Event (as defined herein) under the Stock Option Agreement, the Stock Option Agreement will automatically terminate at such time. If a Purchase Event or a Preliminary Purchase Event occurs under the Stock Option Agreement prior to termination of such Stock Option Agreement, however, Monarch will be entitled to exercise the related Option in accordance with its terms, notwithstanding the subsequent termination of the Merger Agreement. See "THE STOCK OPTION AGREEMENT."

REGULATORY APPROVALS

    The Merger is subject to the prior approval by the Federal Reserve Board, and the Bank Merger is subject to the prior approval by the OCC. Monarch and CCB submitted initial applications seeking approval of the Merger and related matters to the Federal Reserve Board on March 17, 1997, and the Federal Reserve Board accepted final applications for processing on April 17, 1997. Monarch and CCB each expect to obtain approvals of such applications by May 19, 1997. On March 28, 1997, Monarch Bank and NBSC also submitted an application to the OCC seeking approval of the Bank Merger, and Monarch Bank and NBSC each expects to obtain approval of such application by May 15 , 1997. See "THE MERGER--Regulatory Approvals."

    Monarch and CCB have agreed in the Merger Agreement to use reasonable best efforts promptly to take all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including using efforts to obtain all necessary approvals from all applicable governmental entities, making all necessary registrations, applications and filings and obtaining any contractual consents and regulatory approvals. See "THE MERGER--Regulatory Approvals."

OPERATIONS AND MANAGEMENT AFTER THE MERGER

    The Merger Agreement provides that the Board of Directors of the Surviving Corporation will include William H. Jacoby, Robert L. McKay and Mark H. Stuenkel, each currently directors of CCB, in addition to the seven current members. Accordingly, at the Effective Time, the Monarch Board will adopt resolutions fixing the number of directors at ten and appointing Messrs. Jacoby, McKay and Stuenkel to fill the vacancies created thereby. The Merger Agreement further provides that resignations of all members of the CCB Board will be effective as of the Effective Time and that certain officers of CCB as specified by Monarch will resign as of the Effective Time. The Merger Agreement also provides that after consummation of the Bank Merger, the existing directors of NBSC will continue as the directors of NBSC. See "THE MERGER--Certain Effects of the Merger."

    Messrs. Jacoby, Stuenkel and Memon are each parties to certain Salary Continuation Agreements (as defined herein) which, in the event of a Change In Control (as defined herein), become employment agreements with three-year terms for Messrs. Jacoby and Stuenkel and an employment agreement with an eighteen-month term for Mr. Memon. The Salary Continuation Agreements provide that, during such periods of employment, Messrs. Jacoby, Stuenkel and Memon are entitled to receive $570,000, $495,000 and $135,000, respectively, or $1,200,000 in the aggregate, as annual base salary, as well as regular bonuses and other benefits. In addition, assuming full vesting, Messrs. Jacoby, Stuenkel and Memon are entitled to receive $80,000, $62,500 and $23,000, respectively, annually for a period of fifteen years after retirement. See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Compensation of Executives of CCB-- Executive Salary Continuation Agreements." The Salary Continuation Agreements also provide for the compensation of Messrs. Jacoby, Stuenkel and Memon to increase annually during such terms. Messrs. Jacoby, Stuenkel and Memon are also entitled to all non-cash compensation and benefits which they received prior to a Change In Control for such term. The consummation of the Merger will constitute a Change In Control.

    Monarch and Messrs. Jacoby and Stuenkel are currently discussing the possibility of entering into employment agreements upon consummation of the Merger. If either or both of Messrs. Jacoby and Stuenkel enter into such employment agreements, the Salary Continuation Agreement for such party or parties will be terminated. See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Compensation of Executives of CCB--Executive Salary Continuation Agreements."

    As described above under "--Amendments to Monarch's Amended Articles of Incorporation," Monarch proposes to change its name to "Western Bancorp." After the Merger, the Surviving Corporation will be headquartered at 30000 Town Center Drive, Laguna Niguel, California 92677. The telephone number at such offices will be (714) 495-3300. For a discussion of certain matters relating to the operations and business of Monarch, see "THE MERGER--Certain Effects of the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL

    In considering the recommendations of the Monarch Board and the CCB Board, the Monarch Shareholders and the CCB Shareholders should be aware that certain members of management of each of Monarch and CCB have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and which may create potential conflicts of interest. These interests include, among others, provisions in the Merger Agreement relating to the indemnification of CCB and NBSC officers and directors; directors' and officers' liability insurance; the appointment of three members of the CCB Board to the Monarch Board immediately following the Effective Time; certain employee benefits and employment agreements; and the beneficial ownership by John M. Eggemeyer, a Monarch Director, of 80 percent of Belle Plaine Partners, Inc. ("BPI") which provided financial advisory and consulting services to Monarch and will receive fees of $1,350,000 from Monarch for such services in connection with the Merger. See "THE MERGER--Interests of Certain Persons in the Merger," and "THE MERGER AGREEMENT--Certain Covenants--Indemnification; Directors' and Officers' Insurance," and "--Employee Benefits," "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Compensation of Executives of CCB--Executive Salary Continuation Agreements," and "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Executive Compensation" and "--Certain Relationships and Related Transactions."

DESCRIPTION OF MONARCH CAPITAL STOCK AND DIVIDEND POLICY

    The authorized capital stock of Monarch as of the Monarch Record Date (as defined herein) consists of 100,000,000 shares of common stock, no par value, and 5,000,000 shares of serial preferred stock, no par value. The Reverse Stock Split will not result in any change in the authorized capital stock of Monarch.

    Holders of shares of Monarch Common Stock are entitled to one vote for each share held of record on all matters to be voted upon by Monarch Shareholders; except that in connection with the election of directors, the shares subject to notice may be voted cumulatively. Shares of Monarch Common Stock are not subject to redemption, conversion or sinking fund provisions.

    Holders of Monarch Common Stock are entitled to receive dividends declared by the Monarch Board out of funds legally available therefor under the laws of the State of California. Monarch has not paid any dividends since its formation, and it is currently ineligible to declare a dividend because of retained earnings deficits. Although the Surviving Corporation will not have retained earnings deficits after consummation of the Merger, the Monarch Board currently does not intend to consider the payment of any cash dividends on the Monarch Common Stock in the foreseeable future. The declaration of any cash dividends in the future will depend upon, among other things, Monarch's ability to improve its financial condition and results of operations, limitations imposed on such dividends by Monarch's debt instruments and by applicable laws and regulations limiting Monarch's and its subsidiaries' ability to pay dividends and Monarch's anticipated future cash requirements.

    See "DESCRIPTION OF MONARCH CAPITAL STOCK AND COMPARISON OF SHAREHOLDERS RIGHTS."

CERTAIN TAX CONSEQUENCES

    Monarch has received from Sullivan & Cromwell, and CCB has received from O'Melveny & Myers LLP, an opinion of counsel regarding the material tax consequences of the Merger. Sullivan & Cromwell, special counsel to Monarch, and O'Melveny & Myers LLP, special counsel to CCB, have each advised that (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that Monarch and CCB will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (b) no gain or loss will be recognized by CCB Shareholders upon their receipt of Monarch Common Stock on conversion of their CCB Common Stock, except for those holders of CCB Common Stock who exercise their Dissenters' Rights; (c) the tax basis of the shares of Monarch Common Stock received by CCB Shareholders will be the same as the tax basis of their converted CCB Common Stock; and (d) the holding period of the Monarch Common Stock in the hands of the CCB Shareholders will generally include the holding period of their converted CCB Common Stock. See "THE MERGER--Certain Federal Income Tax Consequences."

    Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each CCB Shareholder, each CCB Shareholder should consult a tax advisor concerning certain other federal and all state, local and foreign tax consequences of the Merger that may be applicable.

ACCOUNTING TREATMENT

    Monarch expects to account for the Merger as a "pooling-of-interests" in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon the receipt of letters from Monarch's and CCB's respective independent auditors to the effect that the Merger may be accounted for in such manner. Such conditions may, however, be waived under certain circumstances by the parties whether before or after the approval by the shareholders of CCB and Monarch of the principal terms of the Merger. See "The MERGER--Accounting Treatment," "MERGER AGREEMENT-- Conditions" and "--Waiver and Amendment." Accordingly, in the event the "pooling-of-interests" method is determined to be unavailable with respect to the Merger, the parties may nonetheless proceed with the consummation of the Merger, in which case the Merger will be accounted for as a "purchase." See "RISK FACTORS--Accounting Treatment," "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "THE MERGER--Accounting Treatment."

DISSENTERS' RIGHTS

    Holders of shares of CCB Common Stock will have Dissenters' Rights if (a) the shares held by such CCB Shareholder are not voted in favor of the Merger;
(b) a demand to purchase the shares of such CCB Shareholder for cash at fair market value as of December 18, 1996 is submitted to CCB and is received by CCB (or the Surviving Corporation if the Merger has been consummated) within 30 days after the date on which a notice of approval of the Merger is mailed to such CCB Shareholder; and (c) such CCB Shareholder complies with all other requirements of Chapter 13 of the CGCL. See "THE MERGER-- Dissenters' Rights" and Chapter 13 of CGCL attached hereto as Appendix F.

    The Merger is conditioned on the designation for quotation of the Monarch Common Stock on the NASDAQ National Market prior to or upon consummation of the Merger. Assuming that such condition is satisfied, Monarch Shareholders will have the right to require Monarch to purchase for cash, at the fair market value as of December 18, 1996, their shares of Monarch Common Stock if (a) demands by Monarch Shareholders for Monarch to purchase such shares of Monarch Common Stock are submitted to Monarch with respect to five percent or more of the outstanding Monarch Common Stock on or before the date of the Monarch Meeting; (b) Monarch Shareholders submitting such demands vote against approval of the principal terms of the Merger; and (c) Monarch Shareholders who submit such demands comply with the other requirements of Chapter 13 of the CGCL. In the event that the Monarch Common Stock is not designated for quotation on the NASDAQ National Market at the Effective Time and CCB waives that condition to effecting the Merger, a Monarch Shareholder will have Dissenters' Rights if he/she perfects his/her Dissenters' Rights in the same manner as a CCB Shareholder. As of the date hereof, Monarch expects that it will be successful in having its shares designated for quotation on the NASDAQ National Market, and accordingly each Monarch Shareholder who intends to perfect its Dissenters' Rights should submit a demand for purchase of his/her shares of Monarch Common Stock on or before the date of the Monarch Meeting, vote against the Merger at the Monarch Meeting and take all other action necessary to perfect his/her Dissenters' Rights pursuant to Chapter 13 of the CGCL in order to avoid the risk of waiving his/her Dissenters' Rights.

    As a result of the foregoing requirements, a holder of shares of Monarch Common Stock or CCB Common Stock would effectively waive his or her Dissenters' Rights unless, in the case of a holder of shares of Monarch Common Stock, such holder votes against the principal terms of the Merger, or, in the case of a holder of shares of CCB Common Stock, such holder does not vote in favor of the principal terms of the Merger.

    The Merger Agreement provides that Monarch's obligation to consummate the Merger is subject to the condition that shareholders of either Monarch or CCB voting against the Merger Agreement or giving notice of dissent from the Merger Agreement, in the aggregate, shall not hold more than five percent of the shares of Monarch or CCB, as the case may be. The Merger Agreement expressly provides, however, that Monarch may, in its sole discretion, waive this condition whether prior to or subsequent to the approval by the shareholders of Monarch and CCB of the principal terms of the Merger.

CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF CCB SHAREHOLDERS

    Upon consummation of the Merger, holders of shares of CCB Common Stock will become shareholders of Monarch, as the Surviving Corporation. The internal affairs of Monarch will be governed by

Monarch's Amended Articles of Incorporation and By-Laws. However, because both Monarch and CCB are California corporations and because their respective By-Laws are substantially similar in all material respects, there is no material difference between the rights of the holders of Monarch Common Stock and the rights of the holders of CCB Common Stock with regard to voting by shareholders, declaring and paying dividends, amending the Articles of Incorporation or By-Laws, electing directors to the Board of Directors, calling special meetings of shareholders, inspecting corporate records, acting by written consent of shareholders without a meeting and indemnification of directors. See "DESCRIPTION OF MONARCH CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS."

RISK FACTORS

    In deciding whether to vote for the approval of the principal terms of the Merger, shareholders of both CCB and Monarch should carefully evaluate the matters set forth under "RISK FACTORS" herein in addition to the other matters described herein.

MARKETS AND MARKET PRICES

    MONARCH

    There were, as of the Monarch Record Date, 750 holders of record of Monarch Common Stock. No shares of Monarch's preferred stock have been issued or are outstanding. Trading in Monarch Common Stock, occurring solely "over the counter," heretofore has not been extensive.

    The following table summarizes those trades of Monarch Common Stock of which Monarch is aware, setting forth the approximate high and low sales prices for each quarterly period since December 31, 1994. Prices represent quotations by dealers making a market in Monarch Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Trading in Monarch Common Stock is limited in volume and may not be a reliable indicator of its market value. The sales prices in the following table have not been adjusted for the Reverse Stock Split.

                                                                                APPROXIMATE SALES
                                                                                      PRICES
                                QUARTER ENDED                                  --------------------
                             (LAST TRADING DAY)                                  HIGH        LOW
-----------------------------------------------------------------------------  ---------  ---------
March 31, 1995...............................................................  $    1.50  $    1.20
June 30, 1995................................................................      *          *
September 30, 1995...........................................................       1.35       1.20
December 31, 1995............................................................       1.35       1.20
March 31, 1996...............................................................       1.30       1.05
June 30, 1996................................................................       2.00       1.00
September 30, 1996...........................................................       1.75       1.00
December 31, 1996............................................................       3.50       1.63
March 31, 1997...............................................................       4.00       2.25
Through May 9, 1997..........................................................       4.00       3.36

*No reported trades

    The last trading price of Monarch Common Stock of which Monarch is aware prior to the announcement of the Merger on December 19, 1996 was $2.31 (without giving effect to the Reverse Stock Split), and the last trading price of Monarch Common Stock of which Monarch is aware prior to the announcement of the SCB Merger on April 29, 1997 was $3.62 (without giving effect to the Reverse Stock Split). The trading price of Monarch Common Stock on May 9, 1997, was $3.36 without giving effect to the Reverse Stock Split ($28.69 after giving effect to the Reverse Stock Split).

    Because the Conversion Number is fixed, a change in the trading price of Monarch Common Stock before the Effective Time will affect the implied market value of the Monarch Common Stock to be received in the Merger by CCB Shareholders. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF MONARCH COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE TIME. SHAREHOLDERS OF MONARCH AND CCB ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR MONARCH COMMON STOCK AND CCB COMMON STOCK.

    Upon consummation of the Merger, it is expected that there will be approximately 1,000 holders of record of Monarch Common Stock. It is a condition to CCB's obligation to consummate the Merger that Monarch Common Stock is designated for quotation on the NASDAQ National Market, and on May 5, 1997 application to the National Association of Securities Dealers ("NASD") was made to have the Monarch Common Stock so designated. As a result, Monarch and CCB expect (although there can be no assurances) that a more active market for the Monarch Common Stock will develop once the Merger has been effected.

    CCB

    As of the CCB Record Date (as defined herein), there were approximately 300 holders of record of CCB Common Stock. No shares of CCB's preferred stock have been issued or are outstanding. Trading in CCB Common Stock, occurring solely "over the counter," heretofore has not been extensive.

    The following table summarizes those trades of CCB Common Stock of which CCB is aware, setting forth the approximate high and low sales prices for each quarterly period since December 31, 1994. Prices represent quotations by dealers making a market in CCB Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Trading in CCB Common Stock is limited in volume and may not be a reliable indicator of its market value.

                                                                                APPROXIMATE SALES
                                                                                      PRICES
                                QUARTER ENDED                                  --------------------
                             (LAST TRADING DAY)                                  HIGH        LOW
-----------------------------------------------------------------------------  ---------  ---------
March 31, 1995...............................................................  $    6.38  $    5.00
June 30, 1995................................................................       6.63       6.00
September 30, 1995...........................................................       7.50       6.57
December 31, 1995............................................................       7.97       7.40
March 31, 1996...............................................................       7.40       5.25
June 30, 1996................................................................       7.25       5.25
September 30, 1996...........................................................       8.19       7.38
December 31, 1996............................................................      15.38       8.75
March 31, 1997...............................................................      23.75      15.50
Through May 9, 1997..........................................................      25.88      23.00

    The last trading price of CCB Common Stock of which CCB is aware prior to the announcement of the Merger on December 19, 1996 was $9.69, and the last trading price of CCB Common Stock of which CCB is aware prior to the announcement of the SCB Merger on April 29, 1997 was 23.88. The trading price of CCB Common Stock on May 9, 1997 was $24.25.

SUMMARY HISTORICAL FINANCIAL INFORMATION

    MONARCH

    The following selected historical financial data for the five years ended December 31, 1996 are derived from the audited financial statements of Monarch. The data should be read in conjunction with the financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement-- Prospectus. All share data has been adjusted to reflect the Reverse Stock Split.

                                                                             AT OR FOR THE YEARS
                                                                              ENDED DECEMBER 31,
                                                            ------------------------------------------------------
                                                             1996(1)     1995(2)     1994       1993       1992
                                                            ----------  ---------  ---------  ---------  ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest Income.........................................  $   12,497  $   4,491  $   3,938  $   4,348  $   5,028
  Interest Expense........................................       3,952      1,148        947      1,148      1,632
                                                            ----------  ---------  ---------  ---------  ---------
  NET INTEREST INCOME.....................................       8,545      3,343      2,991      3,200      3,396
  Provision for loan losses...............................         228        425        995      1,280         67
                                                            ----------  ---------  ---------  ---------  ---------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....       8,317      2,918      1,996      1,920      3,329
  Non-interest income.....................................       1,375        933        649        960        999
  Non-interest expense....................................       8,602      3,664      4,494      4,220      4,119
                                                            ----------  ---------  ---------  ---------  ---------
  INCOME (LOSS) BEFORE INCOME TAXES.......................       1,090        187     (1,849)    (1,340)       209

  Income tax expense (benefit)............................         352       (496)         2          2         34
                                                            ----------  ---------  ---------  ---------  ---------
  NET INCOME (LOSS).......................................  $      738  $     683  $  (1,851) $  (1,342) $     175
                                                            ----------  ---------  ---------  ---------  ---------
                                                            ----------  ---------  ---------  ---------  ---------
ENDING BALANCE SHEET DATA:
  Assets..................................................  $  512,361  $  70,101  $  59,974  $  67,119  $  68,499
  Securities..............................................     164,724     28,665     16,138     18,198      7,284
  Loans, net of deferred fees and costs...................     260,116     32,520     30,988     35,251     46,038
  Allowance for loan losses...............................       5,393        854      1,137      1,056        575
  Goodwill................................................      29,342     --         --         --         --
  Deposits................................................     442,984     58,742     58,643     63,715     63,963
  Borrowed funds..........................................      11,000        132        173        211        250
  Common shareholders' equity.............................      54,128     10,997        702      2,923      3,888

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common equivalent
    share.................................................  $     0.42  $    1.14  $  (19.81) $  (14.51) $    2.09
  Dividends declared per share............................        0.00       0.00       0.00       0.00       0.00
  Book value per share....................................  $    13.39  $   11.36  $    7.52  $   31.28  $   44.82
  Shareholders' equity to assets at period end............       10.56%     15.69%      1.17%      4.35%      5.68%
  Return on average assets................................        0.40       1.08      (2.92)     (1.96)      0.28
  Return on average equity................................        3.37       9.91     (74.55)    (33.22)      4.41
  Average equity/average assets...........................       11.85      10.92       3.92       5.90       6.24
  Net interest margin.....................................        5.43       5.84       5.34       5.20       5.87

------------------------

(1) On September 30, 1996, Monarch acquired Western Bank. At September 30, 1996, Western had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of the acquisition, Monarch also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 (approximately 26.1 million shares before the Reverse Stock Split) shares of Monarch Common Stock. Western Bank's results of operations are included only for the fourth quarter of fiscal 1996. Due to the relatively large size of these transactions, any comparison of data as of and for the year ended December 31, 1996 against data as of or for prior dates or periods may not be meaningful.

(2) In 1995 Monarch, through a private placement and a separate shareholders' rights and public offering, raised approximately $9.1 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares (approximately 7.4 million shares before the Reverse Stock Split) of Monarch Common Stock.

    CCB

    The following selected historical financial data for the five years ended December 31, 1996 are derived from the audited financial statements of CCB. The data should be read in conjunction with the financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement--Prospectus.

                                                                          AT OR FOR THE YEARS
                                                                           ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1996      1995(1)       1994        1993        1992
                                                       ----------  ----------  ----------  ----------  ----------

                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest Income....................................  $   26,773  $   24,742  $   22,721  $   23,642  $   28,861
  Interest Expense...................................       6,809       7,289       6,336       8,086      11,231
                                                       ----------  ----------  ----------  ----------  ----------
  NET INTEREST INCOME................................      19,964      17,453      16,385      15,556      17,630
  Provision for loan losses..........................       1,260       6,600       3,365       4,889       4,775
                                                       ----------  ----------  ----------  ----------  ----------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN
    LOSSES...........................................      18,704      10,853      13,020      10,667      12,855
  Non-interest income................................       3,758       2,355       2,128       2,158       2,051
  Non-interest expense...............................      18,555      18,479      13,745      16,595      13,831
                                                       ----------  ----------  ----------  ----------  ----------
  INCOME (LOSS) BEFORE INCOME TAXES..................       3,907      (5,271)      1,403      (3,770)      1,075
  Income tax expense (benefit).......................         111      (1,930)        544        (955)        568
                                                       ----------  ----------  ----------  ----------  ----------
  NET INCOME (LOSS)..................................  $    3,796  $   (3,341) $      859  $   (2,815) $      507
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
ENDING BALANCE SHEET DATA:
  Assets.............................................  $  351,464  $  334,043  $  300,665  $  324,550  $  372,762
  Securities.........................................      91,504      62,283      72,075      81,137      60,609
  Loans, net of deferred fees and costs..............     210,067     194,212     200,863     213,591     244,137
  Allowance for loan losses..........................       5,417       6,542       5,660       7,221       6,235
  Deposits...........................................     318,704     308,504     277,389     299,726     343,137
  Borrowed funds.....................................       2,350       2,351       2,351       2,351       3,000
  Common shareholders' equity........................      25,000      21,119      19,728      20,187      22,695

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common equivalent
    share............................................  $     1.26  $    (1.30) $     0.35  $    (1.14) $     0.20
  Dividends declared per share.......................        0.00        0.00        0.00        0.00        0.00
  Book value per share...............................  $     8.38  $     7.23  $     8.14  $     8.33  $     9.68
  Shareholders' equity to assets at period end.......        7.11%       6.32%       6.56%       6.22%       6.09%
  Return on average assets...........................        1.10       (1.07)       0.27       (0.82)       0.14
  Return on average equity...........................       16.76      (15.56)       4.19      (12.95)       2.24
  Average equity/average assets......................        6.54        6.88        6.45        6.31        6.33
  Net interest margin................................        6.35        6.12        5.61        4.97        5.35

------------------------

(1) In 1995 CCB through a private placement raised approximately $3.2 million in additional equity in connection with the issuance of shares of CCB Common Stock.

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    POOLING-OF-INTERESTS TREATMENT

        The following table sets forth certain unaudited pro forma combined financial data for Monarch after giving effect to the Merger, as if it had occurred as of the beginning of each of the periods presented and using the Conversion Number of one and accounting for the Merger as a "pooling-of-interests." See "THE MERGER--Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Monarch and CCB including the notes thereto, appearing elsewhere in this Joint Proxy Statement--Prospectus or incorporated herein by reference. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

                                                                      AT OR FOR THE YEARS
                                                                      ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1996(1)    1995(2)     1994
                                                                ---------  ---------  ---------
                                                                     (IN THOUSANDS, EXCEPT
                                                                        PER SHARE DATA)
RESULTS OF OPERATIONS:
Interest Income...............................................  $  39,270  $  29,233  $  26,659
Interest Expense..............................................     10,761      8,437      7,283
                                                                ---------  ---------  ---------
NET INTEREST INCOME...........................................     28,509     20,796     19,376
Provision for loan losses.....................................      1,488      7,025      4,360
                                                                ---------  ---------  ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...........     27,021     13,771     15,016
Non-interest income...........................................      5,133      3,288      2,777
Non-interest expense..........................................     27,157     22,143     18,239
                                                                ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES.............................      4,997     (5,084)      (446)
Income tax expense (benefit)..................................        463     (2,426)       546
                                                                ---------  ---------  ---------
NET INCOME (LOSS).............................................  $   4,534  $  (2,658) $    (992)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
ENDING BALANCE SHEET DATA:
Assets........................................................  $ 863,825  $ 404,144  $ 360,639
Securities....................................................    256,228     90,948     88,213
Loans, net of deferred fees and costs.........................    470,183    226,732    231,851
Allowance for loan losses.....................................     10,810      7,396      6,797
Goodwill......................................................     29,342     --         --
Deposits......................................................    761,688    367,246    336,032
Borrowed funds................................................     13,350      2,483      2,524
Common shareholders' equity...................................     77,082     32,116     20,430
PER SHARE DATA AND OTHER SELECTED RATIOS:
Earnings (loss) per common and common equivalent share........  $    0.95  $   (0.84) $   (0.39)
Dividends declared per share..................................       0.00       0.00       0.00
Book value per share..........................................  $   10.97  $    8.26  $    8.12
Shareholders' equity to assets at period end..................       8.92%      7.95%      5.66%
Return on average assets......................................       0.85      (0.71)     (0.26)
Return on average equity......................................      10.18      (9.37)     (4.31)
Average equity/average assets.................................       8.39       7.56       6.01
Net interest margin...........................................       6.04       6.07       5.57

------------------------

(1) On September 30, 1996, Monarch acquired Western Bank. At September 30, 1996, Western had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of the acquisition, Monarch also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 (approximately 26.1 million shares before the Reverse Stock

    Split) shares of Monarch Common Stock. Western Bank's results of operations are included only for the fourth quarter of fiscal 1996. Due to the relatively large size of these transactions, any comparison of data as of and for the year ended December 31, 1996 against data as of or for prior dates or periods may not be meaningful.

(2) In 1995 Monarch, through a private placement and a separate shareholders' rights and public offering, raised approximately $9.1 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares (approximately 7.4 million shares before the Reverse Stock Split) of Monarch Common Stock.

    PURCHASE TREATMENT

    Although the Merger is expected to be accounted for as a "pooling-of-interests," the Merger will qualify for such treatment only if numerous requirements, some of which relate to matters or events that will not occur until after the Effective Date, are met including, but not limited to, satisfaction of the Dissenters' Rights Condition. If the Merger does not qualify for "pooling-of-interests" treatment, the Merger Agreement expressly provides that Monarch and CCB may waive their respective Pooling Conditions and that Monarch may waive the Dissenters' Rights Condition, in which event the parties could proceed with the Merger under "purchase" accounting. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--Purchase Accounting" and "THE MERGER-- Accounting Treatment."

    The following table sets forth certain unaudited pro forma combined financial data for Monarch after giving effect to the Merger, as if it had occurred as of January 1, 1996, after giving effect to certain pro forma adjustments using the Conversion Number of one. The information presented below assumes that the Merger will be accounted for as a "purchase" and is applicable only in the event the "pooling-of-interests" treatment is unavailable but the parties nonetheless agree to proceed with the Merger. See "THE MERGER--Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Monarch and CCB including the notes thereto, appearing elsewhere in this Proxy Statement--Prospectus. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

                                                                             FOR THE YEAR
                                                                            ENDED DECEMBER
                                                                               31, 1996
                                                                           -----------------
                                                                            (IN THOUSANDS,
                                                                           EXCEPT PER SHARE
                                                                                 DATA)
RESULTS OF OPERATIONS:
  Interest Income........................................................      $  39,411
  Interest Expense.......................................................         10,759
                                                                                --------
  NET INTEREST INCOME....................................................         28,652
  Provision for loan losses..............................................          1,488
                                                                                --------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....................         27,164
  Other income...........................................................          5,133
                                                                                --------
  Goodwill amortization..................................................          4,064
  Other expense..........................................................         26,658
                                                                                --------
  INCOME BEFORE INCOME TAXES.............................................          1,575
  Income tax expense.....................................................            522
                                                                                --------
  NET INCOME.............................................................      $   1,053
                                                                                --------
                                                                                --------
ENDING BALANCE SHEET DATA:
  Assets.................................................................      $ 917,082
  Securities.............................................................        256,228
  Loans, net of deferred fees and costs..................................        469,620
  Allowance for loan losses..............................................         10,810
  Goodwill...............................................................         82,820
  Deposits...............................................................        761,699
  Borrowed funds.........................................................         13,350
  Common shareholders' equity............................................        130,224
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent share........................  $        0.22
  Dividends declared per share...........................................           0.00
  Book value per share...................................................  $       18.53
  Shareholders' equity to assets at period end...........................          14.20    %
  Return on average assets...............................................           0.18
  Return on average equity...............................................           1.12
  Average equity/average assets..........................................          16.11
  Net interest margin....................................................           6.08

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

    The following table sets forth for Monarch Common Stock and CCB Common Stock certain historical and unaudited pro forma equivalent per share information at the end of and for each of the three years ended December 31, 1996, giving effect to the Merger using the "pooling-of-interests" method of accounting. The information is derived from the historical consolidated financial statements of Monarch and the historical financial statements of CCB, including the related notes thereto, and the pro forma combined financial information giving effect to the Merger, including the related notes thereto, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of Monarch and CCB, including the notes thereto, appearing elsewhere in this Joint Proxy Statement--Prospectus. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

                                                                                             AT OR FOR THE YEARS
                                                                                             ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                        1996(3)     1995       1994
                                                                                       ---------  ---------  ---------
EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE(1):
  Monarch............................................................................  $    0.42  $    1.14  $  (19.81)
  CCB................................................................................       1.26      (1.30)      0.35
  Monarch combined pro forma.........................................................       0.95      (0.84)     (0.39)
  CCB equivalent pro forma...........................................................       0.95      (0.84)     (0.39)
BOOK VALUE PER SHARE(2):
  Monarch............................................................................  $   13.39
  CCB................................................................................       8.38
  Monarch combined pro forma.........................................................      10.97
  CCB equivalent pro forma...........................................................      10.97

------------------------

(1) The Monarch combined pro forma earnings per common and common equivalent share were calculated by using aggregate historical income information for Monarch and CCB divided by the average pro forma shares outstanding of the combined entity. The average pro forma shares of the combined entity were calculated by combining the Monarch historical average shares with the historical average shares of CCB as adjusted by the Conversion Number of one. See "THE MERGER AGREEMENT--The Merger." The CCB equivalent pro forma earnings per share amounts were computed by multiplying the Monarch combined pro forma amounts by the Conversion Number.

(2) The Monarch combined pro forma book value per share is based on the aggregate historical common stockholders' equity of Monarch and CCB divided by the total pro forma common shares of the combined entity based on the Conversion Number of one. The CCB equivalent pro forma book value per share at period end represents the Monarch pro forma amounts multiplied by the Conversion Number. See "THE MERGER AGREEMENT--The Merger."

(3) Under certain circumstances, Monarch and CCB may agree to waive the conditions relating to the ability to account for the Merger as a "pooling-of-interests," and proceed with the consummation of the Merger using the purchase method of accounting. In that event, the Monarch combined pro forma earnings per common and common equivalent share for the year ended December 31, 1996 and book value per share at December 31, 1996 would be $0.22 and $18.53, respectively; and the CCB equivalent pro forma earnings per common and common equivalent share for the year ended December 31, 1996 and book value per share at December 31, 1996 would be $0.22 and $18.53, respectively. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" and "THE MERGER--Accounting Treatment."

SUMMARY HISTORICAL FINANCIAL INFORMATION (SCB)

    The following selected historical financial data for the three years ended December 31, 1996 are derived solely from the audited financial statements of SCB, which were provided to Monarch by SCB in connection with the execution and delivery of the SCB Merger Agreement (the "SCB Financial Statements"). The data should be read in conjunction with the financial statements, related notes, and other financial information included in the SCB Financial Statements and SCB's annual report on Form 10-K for the year ended December 31, 1996, which are available through the SEC and may be obtained at the locations set forth under "AVAILABLE INFORMATION."

                                                                                        AT OR FOR THE YEARS ENDED
                                                                                              DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------
RESULTS OF OPERATIONS:
  Interest Income..................................................................  $  34,967  $  33,396  $  26,420
  Interest Expense.................................................................     11,727     12,015      6,279
                                                                                     ---------  ---------  ---------
    NET INTEREST INCOME............................................................     23,240     21,381     20,141
  Provision for (recovery of) loan loss............................................       (470)     1,539       (850)
                                                                                     ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............................     23,710     19,842     20,991
  Non-interest income..............................................................      5,166      5,013      6,683
  Non-interest expense.............................................................     21,228     23,293     23,835
                                                                                     ---------  ---------  ---------
    INCOME BEFORE INCOME TAXES.....................................................      7,648      1,562      3,839
  Income tax expense...............................................................      3,193        693      1,134
                                                                                     ---------  ---------  ---------
    NET INCOME.....................................................................  $   4,455  $     869  $   2,705
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

ENDING BALANCE SHEET DATA:
  Assets...........................................................................  $ 476,013  $ 461,779  $ 398,555
  Securities.......................................................................     76,590     94,030    131,881
  Loans, net of deferred fees and costs............................................    347,175    316,310    207,390
  Allowance for loan losses........................................................      4,947      5,734      5,318
  Goodwill.........................................................................      3,626      4,131      2,464
  Deposits.........................................................................    415,326    406,811    339,939
  Borrowed funds...................................................................      8,096      6,407     13,771
  Common shareholders' equity......................................................     49,919     45,512     41,844

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent share..................................  $    0.60  $    0.12  $    0.49
  Dividends declared per share.....................................................       0.00       0.00       0.00
  Book value per share.............................................................  $    6.67  $    6.09  $    5.60
  Shareholders' equity to assets at period end.....................................      10.49%      9.86%     10.50%
  Return on average assets.........................................................       0.96       0.19       0.67
  Return on average equity.........................................................       9.40       2.14       6.59
  Average equity/average assets....................................................      10.23       8.87      10.15
  Net interest margin..............................................................       5.58       5.30       5.75

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (SCB)

    POOLING-OF-INTERESTS TREATMENT FOR THE MERGER. The following table sets forth certain unaudited pro forma combined condensed financial data for Monarch (after giving effect to the Merger with CCB) and SCB, as if the Merger and the SCB Merger each had occurred at the beginning of each of the periods presented and using the Conversion Number of one and accounting for the Merger as a "pooling-of-interests," and after giving effect to the SCB Merger at the exchange ratio of 0.4631 (based upon the last known Monarch Common Stock price of 30.77 (or $3.62 before the Reverse Stock Split) preceding the announcement of the SCB Merger Agreement). See "THE MERGER--Accounting Treatment" and "PROPOSED SC BANCORP ACQUISITION." This information should be read in conjunction with the historical consolidated financial statements of Monarch and CCB including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. Financial data for SCB included herein are derived solely from the SCB Financial Statements. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION." The subsequent merger with SCB is expected to be accounted for using pooling-of-interests accounting.

                                                                                      AT OR FOR THE YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                    1996(1)    1995(2)     1994
                                                                                   ---------  ---------  ---------
RESULTS OF OPERATIONS:
  Interest Income................................................................  $  74,237  $  62,629  $  53,079
  Interest Expense...............................................................     22,488     20,452     13,562
                                                                                   ---------  ---------  ---------
    NET INTEREST INCOME..........................................................     51,749     42,177     39,517
  Provision for loan loss........................................................      1,018      8,564      3,510
                                                                                   ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..........................     50,731     33,613     36,007
  Other income...................................................................     10,299      8,301      9,460
  Other expense..................................................................     48,385     45,436     42,074
                                                                                   ---------  ---------  ---------
    INCOME (LOSS) BEFORE INCOME TAXES............................................     12,645     (3,522)     3,393
  Income tax expense (benefit)...................................................      3,656     (1,733)     1,680
                                                                                   ---------  ---------  ---------
    NET INCOME (LOSS)............................................................  $   8,989  $  (1,789) $   1,713
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

ENDING BALANCE SHEET DATA:
  Assets.........................................................................  $1,338,749 $ 865,923  $ 759,194
  Securities.....................................................................    332,818    184,978    220,094
  Loans, net of deferred fees and costs..........................................    817,358    543,042    439,241
  Allowance for loan losses......................................................     19,469     13,130     12,115
  Goodwill.......................................................................     32,968      4,131      2,464
  Deposits.......................................................................  1,177,014    774,057    675,971
  Borrowed funds.................................................................     21,446      8,890     16,295
  Common shareholders' equity....................................................    118,388     77,628     62,274

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common equivalent share.........................  $    1.09  $   (0.27) $    0.34
  Dividends declared per share...................................................       0.00       0.00       0.00
  Book value per share...........................................................  $   11.28  $   10.56  $   10.42
  Shareholders' equity to assets at period end...................................       8.84%      8.96%      8.20%
  Return on average assets.......................................................       0.90      (0.21)      0.22
  Return on average equity.......................................................       9.78      (2.60)      2.67
  Average equity/average assets..................................................       9.25       8.28       8.14
  Net interest margin............................................................       5.82       5.65       5.66

------------------------

(1) On September 30, 1996, Monarch acquired Western Bank. At September 30, 1996, Western had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of the acquisition, Monarch also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 (approximately 26.1 million shares before the Reverse Stock Split) shares of Monarch Common Stock. Western Bank's results of operations are included only for the fourth quarter of fiscal 1996. Due to the relatively large size of these transactions, any comparison of data as of and for the year ended December 31, 1996 against data as of or for prior dates or periods may not be meaningful.

(2) In 1995 Monarch, through a private placement and a separate shareholders' rights and public offering, raised approximately $9.1 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares (approximately 7.4 million shares before the Reverse Stock Split) of Monarch Common Stock.

    PURCHASE TREATMENT. Although the Merger with CCB is expected to be accounted for as a "pooling-of-interests," the Merger will qualify for such treatment only if numerous requirements, some of which relate to matters or events that will not occur until after the Effective Date, are met, including, but not limited to, satisfaction of the Dissenters' Rights Pooling Requirement (as defined herein). If the Merger does not qualify for the "pooling-of interests" treatment, the Merger Agreement expressly provides that Monarch and CCB may waive their respective Pooling Conditions and that Monarch may waive the Dissenters' Rights Condition, in which event the parties could proceed with the Merger under "purchase accounting."

    The following table sets forth certain unaudited pro forma combined financial data for Monarch (after giving effect to the Merger) and SCB, as if the Merger and the SCB Merger each had occurred as of January 1, 1996, after giving effect to certain pro forma adjustments using the Conversion Number of one and the exchange ratio of 0.4631 (based upon the last known Monarch Common Stock price of 30.77 (or $3.62 before the Reverse Stock Split) preceding the announcement of the SCB Merger Agreement). The information presented below assumes that the Merger with CCB will be accounted for as a "purchase" and is applicable only in the event the "pooling-of-interests" treatment is unavailable but the parties nonetheless agree to proceed with the Merger. See "THE MERGER--Accounting Treatment." The subsequent merger with SCB will be accounted for using pooling-of-interests accounting. This information should be read in conjunction with the historical consolidated financial statements of Monarch and CCB including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. Financial data for SCB included herein are derived solely from the SCB Financial Statements. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

                                                                                                       AT OR FOR
                                                                                                          THE
                                                                                                          YEAR
                                                                                                         ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1996
                                                                                                      ------------
RESULTS OF OPERATIONS:
  Interest Income...................................................................................   $   74,378
  Interest Expense..................................................................................       22,486
                                                                                                      ------------
    NET INTEREST INCOME.............................................................................       51,892
  Provision for loan losses.........................................................................        1,018
                                                                                                      ------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.............................................       50,874
  Other income......................................................................................       10,299
  Goodwill amortization.............................................................................        4,569
  Other expense.....................................................................................       47,381
                                                                                                      ------------
    INCOME BEFORE INCOME TAXES......................................................................        9,223
  Income tax expense................................................................................        3,715
                                                                                                      ------------
    NET INCOME......................................................................................   $    5,508
                                                                                                      ------------
                                                                                                      ------------

ENDING BALANCE SHEET DATA:
  Assets............................................................................................    1,392,006
  Securities........................................................................................      332,818
  Loans, net of deferred fees and costs.............................................................      816,795
  Allowance for loan losses.........................................................................       19,469
  Goodwill..........................................................................................       86,446
  Deposits..........................................................................................    1,177,025
  Borrowed funds....................................................................................       21,446
  Common shareholders' equity.......................................................................      171,530

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common equivalent share............................................   $     0.67
  Dividends declared per share......................................................................         0.00
  Book value per share..............................................................................   $    16.34
  Shareholders' equity to assets at period end......................................................        12.32%
  Return on average assets..........................................................................         0.53
  Return on average equity..........................................................................         3.90
  Average equity/average assets.....................................................................        13.51
  Net interest margin...............................................................................         5.84

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA (SCB)

    The following table sets forth for Monarch Common Stock and CCB Common Stock certain historical and unaudited pro forma equivalent per share information at the end of and for each of the three years ended December 31, 1996, using the "pooling-of-interests" method of accounting for the Merger with CCB and for the subsequent merger with SCB, using an exchange ratio of 0.4631 (based upon the last known Monarch Common Stock price of 30.77 (or $3.62 before the Reverse Stock Split) preceding the announcement of the SCB Merger Agreement). The information is derived from the historical consolidated financial statements of Monarch, the historical consolidated financial statements of CCB and the summary historical financial information of SCB included elsewhere herein, including the related notes thereto, and the unaudited pro forma combined financial information giving effect to the Merger and the subsequent merger with SC Bancorp, including the related notes thereto, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of Monarch and CCB, including the notes thereto, and the pro forma combined financial information giving effect to the SCB Merger, all appearing elsewhere in this Joint Proxy Statement-- Prospectus. See "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION."

                                                                                         AT OR FOR THE YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                      -------------------------------
                                                                                       1996(3)     1995       1994
                                                                                      ---------  ---------  ---------
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE(1):
  Monarch...........................................................................  $    0.42  $    1.14  $  (19.81)
  CCB...............................................................................       1.26      (1.30)      0.35
  Monarch combined pro forma with CCB...............................................       0.95      (0.84)     (0.39)
  Monarch combined pro forma with CCB and SC Bancorp................................       1.09      (0.27)      0.34
  CCB equivalent pro forma with Monarch.............................................       0.95      (0.84)     (0.39)
  CCB equivalent pro forma with Monarch and SC Bancorp..............................       1.09      (0.27)      0.34

BOOK VALUE PER SHARE(2):
  Monarch...........................................................................  $   13.39
  CCB...............................................................................       8.38
  Monarch combined pro forma with CCB...............................................      10.97
  Monarch combined pro forma with CCB and SC Bancorp................................      11.28
  CCB equivalent pro forma with Monarch.............................................      10.97
  CCB equivalent pro forma with Monarch and SC Bancorp..............................      11.28

------------------------

(1) The Monarch combined pro forma earnings per common and common equivalent share were calculated by using aggregate historical income information for Monarch, CCB and SCB divided by the average pro forma shares outstanding of the combined entity. The average pro forma shares of the combined entity were calculated by combining the Monarch historical average shares with the historical average shares of CCB as adjusted by the Conversion Number of one and the historical average shares of SCB as adjusted by the Exchange Ratio of 0.4631 (based upon the last known Monarch Common Stock price of 30.77 (or $3.62 before the Reverse Stock Split) preceding the announcement of the SCB Merger Agreement). See "THE MERGER AGREEMENT--The Merger." CCB equivalent pro forma earnings per share amounts were computed by multiplying the Monarch combined pro forma amounts by the Conversion Number of one.

(2) The Monarch combined pro forma book value per share is based on the aggregate historical common stockholders' equity of Monarch, CCB and SCB divided by the total pro forma common shares of the combined entity based on the Conversion Number of one for CCB shares and the Exchange Ratio of 0.4631 (based upon the last known Monarch Common Stock price of 30.77 (or $3.62 before the Reverse Stock Split) preceding the announcement of the SCB Merger Agreement) for SCB. The CCB equivalent pro forma book value per share at period end represents the Monarch pro forma amounts multiplied by the Conversion Number of one. See "THE MERGER AGREEMENT--The Merger."

(3) Under certain circumstances, Monarch and CCB may agree to waive the conditions relating to the ability to account for the Merger as a "pooling-of-interests," and proceed with the consummation of the Merger using the purchase method of accounting. In that event, the Monarch combined pro forma earnings per common and common equivalent share for the year ended December 31, 1996 and book value per share at December 31, 1996 would be $0.67 and $16.34, respectively; and the CCB equivalent pro forma earnings per common and common equivalent share for the year ended December 31, 1996 and book value per share at December 31, 1996 would be $0.67 and $16.34 respectively.

                                  RISK FACTORS

    IN ADDITION TO THE INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT--PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, PROSPECTIVE INVESTORS IN MONARCH, INCLUDING CCB SHAREHOLDERS CONSIDERING THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE MAKING ANY FINAL DECISION.

COMPETITION

    The banking business in California generally, and in Monarch's and CCB's service area in particular, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks which have many offices operating throughout wide geographic areas. In addition, there are numerous other independent commercial banks within Monarch's primary service area, many of which have greater resources, greater capital and, in some cases, less stringent regulatory limitations. Certain of their competitors may be better able to respond to changing capital and other regulatory requirements and better able to maintain or improve market share. See Part I, Item 1. Business--Competition in CCB's Annual Report attached hereto as Appendix A, and
Part I, Item I. Business--Competition in Monarch's Annual Report attached hereto as Appendix B.

ABILITY TO INTEGRATE THE OPERATIONS OF MONARCH AND CCB

    Because the markets in which Monarch and CCB operate are highly competitive and because of the inherent uncertainties associated with merging two companies, there can be no assurance that the Surviving Corporation will be able to fully realize the operating officiencies Monarch currently expects to realize as a result of the Merger and the consolidation of the administrative operations of Monarch and CCB or that such operating efficiencies will be realized in the time frame currently anticipated. See "THE MERGER--Background of the Merger."

GENERAL BUSINESS RISK

    The business of Monarch and CCB is subject to various business risks. The volume of loan originations is dependent upon demand for loans of the type originated and serviced by Monarch and CCB. The level of consumer confidence, fluctuations in real estate values, fluctuations in prevailing interest rates and fluctuations in investment returns expected by the financial community could combine to make loans of the type originated by Monarch less attractive. In addition, Monarch and CCB may be adversely affected by other factors that could
(a) increase the cost to the borrower of loans originated by Monarch and CCB,
(b) create alternative lending sources for such borrowers, or (c) increase the cost of funds of Monarch and CCB at a faster rate than any increase in interest income, thereby narrowing their net interest rate margin. In recent months, the continued recovery of the Southern California economy, particularly in Orange County, has resulted in strong growth in deposits at both Monarch and CCB, significantly above historical growth. Although both Monarch and CCB have also seen continued improvement in loan demand consistent with overall market growth during the continued recovery of the Southern California economy, the increase in demand to date has not been sufficient to permit either Monarch or CCB fully to utilize new deposits to fund loans, and accordingly each has increased its relative holdings of securities investments. Managements of both Monarch and CCB believe that loan demand will continue to improve, but there can be no assurance that there will be sufficient loan demand in the future to keep pace with increases in deposits such that desirable levels of securities held relative to loans can be maintained. Governmental interventions through elimination of tax benefits for home equity loans, regulation of an increased scope of loans or introduction of additional regulations aimed at mortgage loans could also adversely affect Monarch's or CCB's business.

    In the ordinary course of its business, Monarch and CCB are subject to claims made against them by borrowers and investors arising from, among other things, losses which are claimed to have been incurred as a result of allegations relating to (a) breaches of fiduciary obligation, (b) misrepresentations, errors or omissions by employees and officers of Monarch or CCB (including their appraisers), (c) incomplete documentation, or (d) failure by Monarch or CCB to comply with various laws and regulations applicable to its business. Monarch believes that any liability with respect to any currently asserted claims or legal actions against Monarch or CCB is not likely to be material to the consolidated financial position or results of operations of the Surviving Corporation; however, any claims asserted in the future may result in legal expense or liabilities which could have a material adverse effect on the Surviving Corporation's financial position and results of operations. During 1996, CCB established $950,000 in reserves for litigation pending at December 31, 1996. See "FIP LITIGATION" and Part I, Item 3. in CCB's Annual Report attached hereto as Appendix A.

CONCENTRATION OF OPERATIONS; RECESSIONARY ENVIRONMENTS; DECLINE IN REAL ESTATE
  VALUES

    Monarch and CCB currently limit their business to Southern California, with the majority of their business concentrated in Los Angeles and Orange counties, and the business of Monarch after the Merger is expected to continue to be concentrated in Southern California for the foreseeable future. Although Monarch intends to expand within Southern California, there can be no assurance when or if such expansion will take place. Consequently, the results of operations and financial condition of Monarch and CCB are dependent upon general trends in the Los Angeles County, Orange County and Southern California economies and residential real estate markets. The risks to which the business of Monarch and CCB is subject, and to which the business of Monarch after the Merger will be subject, become more acute during an economic slow-down or recession such as that which has been experienced during the recent California recession. During such periods, delinquencies and foreclosures generally increase and could result in increased incidents of claims and legal actions and a decline in demand for the services provided by Monarch and CCB. In addition, a significant decline in market values of properties of the type which secure loans originated by Monarch and CCB would reduce homeowners equity in their homes thereby reducing their borrowing power and also weakening collateral coverage on loans made previously by Monarch and CCB. Such a decline could also diminish the market for loans originated by Monarch and CCB. Any of the foregoing could have a material adverse affect on the financial position and results of operations of Monarch after the Merger, and could have a greater adverse impact on Monarch than certain of its competitors which may have greater resources and capital. In addition, the concentration of the Surviving Corporation's operations in Los Angeles and Orange Counties exposes it to greater risk in the event of catastrophes, such as earthquakes, fires and floods in this region, than other banking companies with a wider geographic base.

ACCOUNTING TREATMENT

    In the event the Merger cannot be accounted for as a pooling-of-interests (or the availability of the pooling-of-interests method of accounting with respect to the Merger cannot be determined prior to the consummation of the Merger), the parties may nonetheless determine to proceed with the consummation of the Merger using the purchase method of accounting. See "THE MERGER--Accounting Treatment" and "THE MERGER AGREEMENT--Waiver and Amendment." In such event, Monarch will be required to recognize additional goodwill of approximately $53,478,000, which will be amortized over a period of 15 years, resulting in a reduction of net income of approximately $3,565,000 per year. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION." Although management of Monarch and CCB currently expect that the Merger will be accounted for as a pooling-of-interests, there can be no assurance that such accounting treatment will be available, and Monarch and CCB may determine to consummate the Merger whether or not such accounting treatment is available.

INTEREST RATE RISK

    It is expected that the Surviving Corporation, through its subsidiaries, will continue to realize income primarily from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that the Surviving Corporation's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect the Surviving Corporation's net interest spread, asset quality, loan origination volume and overall results of operation. See Part I, Item 1. Business--Liquidity and Interest Rate Sensitivity in CCB's Annual Report attached hereto as Appendix A and Part I, Item 1. Business--Interest Rates and Interest Rate Differentials; Maturities and Sensitivities of Loans to Changes in Interest Rates; and Liquidity and Interest Rate Risk in Monarch's Annual Report attached hereto as Appendix B.

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION

    Shares of Monarch Common Stock eligible for future sale could have a dilutive effect on the market for Monarch Common Stock and could adversely affect market prices. As of the Monarch Record Date, the Amended Articles of Incorporation of Monarch authorize 100,000,000 shares of Monarch Common Stock, of which 4,043,885 shares were outstanding, and up to 3,043,226 additional shares will be issued in the Merger to CCB Shareholders, assuming no shares of CCB Common Stock reserved for issuance on April 11, 1997 are issued on or prior to the Effective Date. Pursuant to its stock option plans, Monarch had outstanding options to purchase an additional 146,775 shares of Monarch Common Stock at April 21, 1997 with exercise prices of between $13.77 and $14.03. Monarch also had outstanding warrants to purchase an additional 140,684 shares of Monarch Common Stock with exercise prices between $13.77 and $16.83. In addition, CCB had outstanding options to purchase 144,250 shares of CCB Common Stock at April 11, 1997 with exercise prices of between $5.25 and $6.50. Financial Institutions Partners, L.P. ("FIP") has asserted that it has the right to acquire up to 266,659 additional shares of CCB Common Stock at $6.75 per share. See "FIP LITIGATION." If the Merger is consummated the options to purchase CCB Common Stock will be converted into options to acquire 144,250 shares of Monarch Common Stock with exercise prices of between $5.25 and $6.50. Sales of substantial amounts of Monarch Common Stock in the public market following the Merger could adversely affect the market price of Monarch Common Stock. There are no restrictions in the Merger Agreement preventing Monarch from issuing additional shares.

    On April 29, 1997, Monarch entered into a definitive agreement providing for the SCB Merger which, if consummated, would require Monarch to issue up to 4,756,030 shares of Monarch Common Stock to shareholders of SCB. See "PROPOSED SC BANCORP ACQUISITION." It is Monarch's intention to pursue additional acquisitions of other financial institutions from time to time where such acquisitions are believed by Monarch to enhance shareholder value or satisfy other strategic objectives, although there are no specific pending or contemplated acquisitions at present other than the proposed acquisition of SCB. Such acquisitions, if any, could be accomplished by the issuance of additional shares of Monarch Common Stock or other securities convertible into or exercisable for Monarch Common Stock.

    There can be no assurance as to the market value of Monarch Common Stock after the Merger, which market value may be affected by the dilutive effects of the matters described above, if any and other factors.

REGULATION

    The operations of Monarch and CCB are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of their respective operations. Monarch and CCB each believe that it is in substantial compliance in all material respects with applicable local, state and federal laws, rules and regulations. Because the business of each of Monarch and CCB is highly regulated, the laws, rules and regulations applicable to Monarch and CCB are subject to regular modification and change. There are currently proposed various laws, rules and regulations which, if adopted, would impact the Surviving Corporation. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Surviving Corporation's ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by the Surviving Corporation or otherwise adversely affect the business or prospects of the Surviving Corporation. See Part I, Item 1. Business--Supervision and Regulation in CCB's Annual Report attached hereto as Appendix A and Part I, Item 1. Business--Supervision in and Regulation in Monarch's Annual Report attached hereto as Appendix B.

LIMITED MARKET FOR MONARCH COMMON STOCK

    There is currently only a limited trading market for the Monarch Common Stock. Monarch Common Stock trades on the National Daily Quotation Service "pink sheets" which is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ National Market. It is a condition to consummation of the Merger that Monarch Common Stock be included for quotation on the NASDAQ National Market, and application will be made to have the Monarch Common Stock designated for quotation thereon. The approval of such application will be contingent upon, among other things, meeting certain quantitative requirements relating to net tangible assets, net income, the aggregate market value of shares of Monarch Common Stock held by non-affiliates and the number of publicly traded shares of Monarch Common Stock, as well as the existence of at least two market makers willing to make a market in the Monarch Common Stock. While Monarch currently expects that all such requirements will be met and that its application will be approved, whether or not the Monarch Common Stock is ultimately designated for quotation on the NASDAQ National Market, there can be no assurance that a substantial trading market will develop (or be sustained, if developed) for Monarch Common Stock upon completion of the Merger, or that Monarch Shareholders will be able to resell their securities or otherwise liquidate their investment without considerable delay, if at all, or considerable impact on the sales price. See "THE MERGER--Markets and Market Prices."

                           INFORMATION REGARDING CCB

BUSINESS OF CCB

    CCB is a bank holding company headquartered in Orange County, California. CCB's banking subsidiary, NBSC, is a full service commercial bank which serves the financial needs of its clients through regional offices in Fountain Valley, Lake Forest, Newport Beach, Orange and Santa Ana, California. NBSC provides a wide range of banking services to business, professional and individual clients. NBSC emphasizes deposit and operational services, commercial loans, construction loans, SBA guaranteed loans, escrow services, courier service, electronic banking and other services intended to make banking more convenient for its clients. At March 31, 1997, CCB had consolidated assets, total deposits and shareholders' equity of $356,100,000, $324,845,000 and $26,029,000, respectively.

    On April 8, 1992, NBSC entered into a formal agreement with the OCC pursuant to which NBSC agreed to take certain actions to improve the condition of NBSC. Under the terms of the formal agreement, NBSC agreed to (i) conduct studies of various parts of its operations and develop written action plans and policies designed to address any issues raised by those studies, (ii) develop and implement a program designed to decrease the level of NBSC's criticized assets, (iii) implement an effective and ongoing loan review system, (iv) establish a program for maintaining an adequate allowance for loan and lease losses, (v) develop and implement a program to improve NBSC's loan administration, (vi) update NBSC's real estate appraisal program and procedures,
(vii) develop a program for the management of NBSC's other real estate owned,
(viii) develop a capital program and maintain total capital at least equal to nine percent of its risk-weighted assets and Tier 1 capital at least equal to six percent of its actual adjusted total assets, (ix) maintain liquidity at a level sufficient to sustain NBSC's operations, and (x) develop a program for supervision of management by the Board of Directors of NBSC. In addition, the formal agreement prohibited the payment of any cash dividends by NBSC to CCB without the prior written consent of the OCC. On November 15, 1996, following an examination of NBSC by the OCC, the OCC agreed to terminate the formal agreement.

    On May 27, 1993, CCB executed a Memorandum of Understanding with the Federal Reserve Board pursuant to which CCB agreed to take certain actions to improve conditions at NBSC and to refrain from certain actions without Federal Reserve Board approval. Included in these actions were undertakings to improve the financial condition of NBSC, not declare cash dividends without prior notice to the Federal Reserve Board and to obtain prior approval of changes in directors and executive officers. On March 13, 1997, the Federal Reserve Board agreed to terminate the Memorandum of Understanding. See Part I, Item 1. Business--Supervision and Regulation in CCB's Annual Report attached hereto as Appendix A.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    Financial and other information relating to CCB is set forth in CCB's Annual Report, a copy of which is attached hereto as Appendix A and is delivered herewith. See also "AVAILABLE INFORMATION," INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "SUMMARY--Summary Historical Financial Information."

                         INFORMATION REGARDING MONARCH

BUSINESS OF MONARCH

    Monarch is a bank holding company registered under the BHCA, and its principal business is to serve as a holding company for its banking subsidiaries, Monarch Bank and Western Bank. Monarch was organized on May 20, 1983 as a California corporation and commenced operation as a bank holding company on June 18, 1984. Western Bank was acquired by Monarch on September 30, 1996. Monarch's principal executive offices are located at 30000 Town Center Drive, Laguna Niguel, California 92677, and its telephone number is (714) 495-3300. At March 31, 1997, Monarch had consolidated total assets, total deposits and shareholders' equity of $494,042,000, $427,837,000, and $54,632,000, respectively. Monarch Bank's primary market area is southern Orange County, California, and its head office is in Laguna Niguel, California. Western Bank has five branches in Los Angeles County, with its head office in Westwood, California. Monarch Bank and Western Bank both offer a broad range of banking products and services, including many types of business and personal savings and checking accounts and other consumer banking services.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    Financial and other information relating to Monarch is set forth in Monarch's Annual Report, a copy of which is attached hereto as Appendix B and is delivered herewith. See also "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "SUMMARY-- Summary Historical Financial Information."

                              RECENT DEVELOPMENTS

FIRST QUARTER 1997 FINANCIAL RESULTS FOR MONARCH

    On April 9, 1997, Monarch announced its unaudited results for the quarter ended March 31, 1997. Consolidated net income for the quarter ended March 31, 1997 was $893,000, or $0.03 per share of Monarch Common Stock, as compared with earnings of $79,000 or $0.01 per share of Monarch Common Stock for the quarter ended March 31, 1996.

    Earnings for the first quarter of 1997 included the earnings of Western Bank which was acquired on September 30, 1996. The acquisition of Western Bank was accounted for using the purchase method of accounting and, therefore, the earnings of Western Bank were not included in the consolidated results for the first quarter of 1996.

    Return on average assets increased to 0.73 percent for the first quarter of 1997 versus 0.47 percent for the first quarter of 1996. Return on average equity increased from 2.89 percent to 6.59 percent for the first quarter of 1997 versus the first quarter of 1996. The efficiency ratio in the first quarter of 1997 was
69.0 percent.

    The following table sets forth selected unaudited financial data as of and for the periods indicated (in thousands except per share amounts).

                                                                           AT MARCH 31, 1997  AT DECEMBER 31, 1996
                                                                           -----------------  --------------------
Balance Sheet Data:
  Loans (net)............................................................     $   245,331         $    254,723
  Goodwill...............................................................          28,843               29,342
  Total Assets...........................................................         494,042              512,361
  Deposits...............................................................         427,837              442,984
  Total shareholders' equity.............................................          54,632               54,128

                                                                                        FOR THE THREE MONTHS
                                                                                          ENDED MARCH 31,
                                                                                        --------------------
                                                                                          1997       1996
                                                                                        ---------  ---------
Results of Operations:
  Net interest income.................................................................  $   5,871  $     935
  Provision for loan losses...........................................................        225         50
  Non-interest income.................................................................        680        182
  Goodwill amortization...............................................................        499         --
  Non-interest expense................................................................      4,445        928
  Net income..........................................................................        893         79
  Number of common shares and equivalents (weighted average)..........................     35,514      8,228
  Income per share (dollars)..........................................................       0.03       0.01

    See "PROPOSED SC BANCORP ACQUISITION" for information concerning the SCB Merger.

FIRST QUARTER 1997 FINANCIAL RESULTS FOR CCB

    On April 9, 1997, CCB announced its unaudited results for the quarter ended March 31, 1997. Consolidated net income for the quarter ended March 31, 1997 was $938,000, or $0.30 per share of CCB Common Stock, as compared with earnings of $468,000 or $0.16 per share of CCB Common Stock for the quarter ended March 31, 1996.

    During the quarter, CCB paid $2,000,000 of a $2,350,000 loan made to CCB by Robert L. McKay, a director and shareholder of CCB. See Note 7 to the Audited Financial Statements of CCB for the year ended December 31, 1996, included in CCB's Annual Report attached hereto as Appendix A. In April 1997, the outstanding balance of this loan was paid in full.

    Return on average assets increased to 1.08 percent for the first quarter of 1997 versus 0.57 percent for the first quarter of 1996. Return on average equity increased from 8.83 percent to 14.52 percent for the first quarter of 1997 versus the first quarter of 1996. The efficiency ratio in the first quarter of 1997 was 70.2 percent.

    The following table sets forth selected unaudited financial data as of and for the periods indicated (in thousands except per share amounts).

                                                                           AT MARCH 31, 1997  AT DECEMBER 31, 1996
                                                                           -----------------  --------------------
Balance Sheet Data:
  Loans and leases (net).................................................     $   218,152         $    204,650
  Total assets...........................................................         356,100              351,464
  Deposits...............................................................         324,845              318,704
  Total shareholders' equity.............................................          26,029               25,000

                                                                                           FOR THE THREE MONTHS
                                                                                             ENDED MARCH 31,
                                                                                           --------------------
                                                                                             1997       1996
                                                                                           ---------  ---------
Results of Operations:
  Net interest income....................................................................  $   5,089  $   4,546
  Provision for loan losses..............................................................        150        300
  Non-interest income....................................................................        663        703
  Non-interest expense...................................................................      4,037      4,167
  Net income.............................................................................        938        470
  Number of shares and equivalents (weighted average)....................................      3,162      2,950
  Income per share (dollars).............................................................       0.03       0.01

                        PROPOSED SC BANCORP ACQUISITION

    On April 29, 1997, Monarch executed the SCB Merger Agreement with SCB pursuant to which SCB has agreed to merge with and into Monarch with Monarch being the surviving entity. The SCB Merger Agreement provides that each shareholder of SCB will receive shares of Monarch based upon a purchase price of $14.25 per share of SCB Common Stock and a floating exchange ratio for Monarch Common Stock within a market price ranging from $23.38 to $31.88 per share (after giving effect to the Reverse Stock Split). All vested options to purchase SCB Common Stock outstanding at the effective time of the SCB Merger will be cancelled, with holders thereof receiving shares of Monarch Common Stock (plus cash in lieu of fractional shares) having a value (based on the market price of Monarch Common Stock used to determine the exchange ratio) equal to the difference between $14.25 and the applicable exercise price of the options. The SCB Merger Agreement provides that SCB may terminate the SCB Merger Agreement if the volume weighted average trading price ("Average Trading Price") of Monarch Common Stock over certain specified periods (each a "Measurement Period") beginning ten trading days after the close of the Merger falls below (i) $23.38, and the Average Trading Price of Monarch Common Stock declines by ten percent or more below the decline in the Keefe Bank Index, in each case from April 29, 1997 to the end of the applicable Measurement Period, or (ii) $19.13. Based upon a market price of Monarch Common Stock of $31.88 per share, each holder of SCB Common Stock would receive approximately .4471 shares of Monarch Common Stock and 3,488,205 shares in the aggregate would be issued in connection with the SCB Merger. Based on a market price of Monarch Common of $23.38 per share, each holder would receive approximately .6096 shares, and 4,756,030 shares in the aggregate would be issued. Based on a market price of Monarch Common Stock of $30.77 per share (the price at which the shares were traded on the day immediately prior to the announcement of the SCB Merger Agreement), each holder would receive 0.4631 shares, and 3,613,051 shares in the aggregate would be issued. Upon completion of the SCB Merger, Monarch will be the sole shareholder of SCB's wholly-owned subsidiary, Southern California Bank. It is anticipated that the SCB Merger will be consummated by the end of the fourth quarter of 1997, assuming shareholder and regulatory approvals are obtained and the other closing conditions satisfied. Approval of the principal terms of the Merger solicated hereby is independent of and does not constitute approval of the SCB Merger. Monarch has agreed to set the record date for holders of Monarch Common Stock entitled to vote on the SCB Merger after the date on which the Merger is consummated. As a result, if the Merger is consumated, CCB Shareholders (other than those perfecting Dissenters' Rights) will be entitled to vote on the SCB Merger as Monarch Shareholders. Another shareholders meeting will be held to consider and vote upon the SCB Merger, and more detailed information will be provided to Monarch Shareholders (including CCB Shareholders who become Monarch Shareholders) prior to that meeting.

    Pursuant to the SCB Merger Agreement, the respective obligations of Monarch and SCB to consummate the SCB Merger are subject to certain conditions, including, among others, conditions as to (a) the approval by the requisite vote of the shareholders of both Monarch and SCB in accordance with applicable law;
(b) receipt of all regulatory approvals required; (c) the ability to account for the SCB Merger as a pooling-of-interests; (d) consummation of the Merger upon the terms disclosed in this Joint Proxy Statement--Prospectus; and (e) other conditions customary in similar transactions.

    At April 11, 1997, there were outstanding (i) 3,043,226 shares of CCB Common Stock, (ii) 144,250 shares of CCB Common Stock reserved for issuance upon exercise of employee stock options to acquire CCB Common Stock, (iii) 4,043,885 shares of Monarch Common Stock, and (iv) 287,458 shares of Monarch Common Stock reserved for issuance upon exercise of employee stock options and warrants to acquire Monarch Common Stock. Based on the foregoing, assuming that (a) no Dissenters' Rights are exercised by either the Monarch Shareholders or the CCB shareholders, and no dissenters' rights available to the shareholders of Monarch and SCB in connection with the SCB Merger are exercised, and (b) no cash is paid in lieu of fractional shares in the SCB Merger, then, at an assumed market price of Monarch Common Stock of $30.77 per share (the last trading price of which Monarch is aware prior to the announcement of the SCB Merger Agreement), the current Monarch Shareholders, CCB Shareholders and holders of SCB Common Stock would hold 37.8 percent, 28.4 percent and 33.8 percent of the Monarch Common Stock, respectively, upon consummation of the SCB Merger, assuming that none of the shares of Monarch Common Stock and CCB Common Stock reserved for issuance were issued by the effective date of the SCB Merger, and 38.9 percent, 28.6 percent and 32.5 percent, respectively, if all such reserved shares were issued at the effective date of the SCB Merger. See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Matters to be Considered at the CCB Meeting."

    For information concerning the financial impact of the SCB Merger on Monarch, after giving effect to the Merger, See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--SCB Merger."

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

POOLING-OF-INTERESTS ACCOUNTING

    The following Unaudited Pro Forma Combined Condensed Financial Information combines the historical Consolidated Condensed Financial Statements of Monarch and CCB giving effect to the Merger as if it had been effective on December 31, 1996, with respect to the Pro Forma Combined Balance Sheet, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Statements of Income. This information is presented under pooling-of-interests accounting after giving effect to the Reverse Stock Split. This information should be read in conjunction with the historical consolidated financial statements of Monarch and CCB, including their respective notes thereto, which are included and incorporated by reference into this Joint Proxy Statement--Prospectus, and in conjunction with the condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement--Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," the Financial Statements contained in Monarch's Annual Report attached hereto as Appendix B and the Financial Statements contained in CCB's Annual Report attached hereto as Appendix A. The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger has been reflected in the pro forma combined balance sheet; however, since the estimated costs are nonrecurring, they have not been reflected in the pro forma combined statements of income. The unaudited pro forma combined condensed financial information does not give effect to any anticipated operating efficiencies in conjunction with the Merger. The pro forma balance sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on December 31, 1996, or that may exist in the future. The pro forma combined condensed statements of income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the pro forma financial data and the date on which the Merger takes place.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                        POOLING-OF-INTERESTS ACCOUNTING
                               DECEMBER 31, 1996

                                                             MONARCH         CCB          PRO FORMA       MONARCH
                                                           (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(1)   PRO FORMA
                                                           -----------  -------------  ---------------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks..................................   $  37,385     $  28,849     $     -          $  66,234
Federal funds sold.......................................       4,217        14,500           -             18,717
                                                           -----------  -------------     -------       -----------
  TOTAL CASH & CASH EQUIVALENTS..........................      41,602        43,349           -             84,951
Securities:
  Securities held to maturity............................       7,270         -               -              7,270
  Securities available for sale..........................     157,454        91,504           -            248,958
                                                           -----------  -------------     -------       -----------
    TOTAL SECURITIES.....................................     164,724        91,504           -            256,228
Net loans................................................     254,723       204,650           -            459,373
Property, plant and equipment............................       5,780         1,435           -              7,215
Other real estate owned..................................       3,889         2,657           -              6,546
Goodwill.................................................      29,342         -               -             29,342
Other assets.............................................      12,301         7,869           -             20,170
                                                           -----------  -------------     -------       -----------
  TOTAL ASSETS...........................................   $ 512,361     $ 351,464     $     -          $ 863,825
                                                           -----------  -------------     -------       -----------
                                                           -----------  -------------     -------       -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits............................   $ 150,694     $ 146,257     $     -          $ 296,951
Interest bearing deposits................................     292,290       172,447           -            464,737
                                                           -----------  -------------     -------       -----------
  TOTAL DEPOSITS.........................................     442,984       318,704           -            761,688
Borrowed funds...........................................      11,000         2,350           -             13,350
Accrued interest payable & other liabilities.............       4,249         5,410         2,046(2)        11,705
                                                           -----------  -------------     -------       -----------
    TOTAL LIABILITIES....................................     458,233       326,464         2,046          786,743

SHAREHOLDERS' EQUITY:
Preferred stock..........................................       -             -               -              -
Common stock.............................................      58,709        14,382           -             73,091
Additional paid-in capital...............................       -               497           -                497
Retained earnings (deficit)..............................      (4,716)       10,244        (2,046)(2)        3,482
Unrealized net gains (losses) on investments available
  for sale, net..........................................         135          (123)          -                 12
                                                           -----------  -------------     -------       -----------
  TOTAL SHAREHOLDERS' EQUITY.............................      54,128        25,000        (2,046)          77,082
                                                           -----------  -------------     -------       -----------
  TOTAL LIABILITIES & SHAREHOLDERS' EQUITY...............   $ 512,361     $ 351,464     $     -          $ 863,825
                                                           -----------  -------------     -------       -----------
                                                           -----------  -------------     -------       -----------
Number of common shares outstanding......................     4,043.9       2,984.0                        7,027.9
Common shareholders' equity per share....................   $   13.39     $    8.38                      $   10.97

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                        POOLING-OF-INTERESTS ACCOUNTING
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                      MONARCH        CCB        PRO FORMA      MONARCH
                                                    (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(1)  PRO FORMA
                                                    -----------  ------------  ------------  -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans......................   $   8,207    $   20,022    $   -         $  28,229
  Interest on interest bearing deposits in other
  banks...........................................           3        -             -                 3
  Interest on investment securities...............       3,683         4,923        -             8,606
  Interest on federal funds sold..................         604         1,828        -             2,432
                                                    -----------  ------------  ------------  -----------
    TOTAL INTEREST INCOME.........................      12,497        26,773        -            39,270
INTEREST EXPENSE:
  Interest expense on deposits....................       3,761         6,531        -            10,292
  Interest expense on notes payable...............         191           278        -               469
                                                    -----------  ------------  ------------  -----------
    TOTAL INTEREST EXPENSE........................       3,952         6,809        -            10,761
                                                    -----------  ------------  ------------  -----------
NET INTEREST INCOME...............................       8,545        19,964        -            28,509
  Less: provision for loan losses.................         228         1,260        -             1,488
                                                    -----------  ------------  ------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES..........................................       8,317        18,704        -            27,021
NON-INTEREST INCOME:
  Service charges.................................         903         1,157        -             2,060
  Escrow fees.....................................       -               781        -               781
  Data processing income..........................         100        -             -               100
  Gain on sale of loans...........................       -               665        -               665
  Securities gains (losses).......................         267        -             -               267
  Other income....................................         105         1,155        -             1,260
                                                    -----------  ------------  ------------  -----------
      TOTAL NON-INTEREST INCOME...................       1,375         3,758        -             5,133

NON-INTEREST EXPENSE:
  Salaries and benefits...........................       4,323         8,546        -            12,869
  Occupancy, furniture and equipment..............       1,031         2,562        -             3,593
  Advertising and business development............         152           347        -               499
  Other real estate owned.........................        (151)         (422)       -              (573)
  Professional services...........................       1,469         2,386        -             3,855
  Telephone, stationary and supplies..............         380           420        -               800
  Goodwill amortization...........................         499        -             -               499
  Data processing for company.....................         186           587        -               773
  Data processing for customers...................       -               510        -               510
  Other...........................................         713         3,619        -             4,332
                                                    -----------  ------------  ------------  -----------
      TOTAL NON-INTEREST EXPENSE..................       8,602        18,555        -            27,157
                                                    -----------  ------------  ------------  -----------
Income before income taxes........................       1,090         3,907        -             4,997
Income taxes......................................         352           111        -               463
                                                    -----------  ------------  ------------  -----------
    NET INCOME....................................   $     738    $    3,796    $   -         $   4,534
                                                    -----------  ------------  ------------  -----------
                                                    -----------  ------------  ------------  -----------
PER SHARE INFORMATION:
    Number of shares (weighted average)...........     1,761.8       3,009.0                    4,770.8
    Income per share..............................   $    0.42    $     1.26                  $    0.95

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                        POOLING-OF-INTERESTS ACCOUNTING

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                             MONARCH         CCB          PRO FORMA       MONARCH
                                                           (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(1)   PRO FORMA
                                                           -----------  -------------  ---------------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans.............................   $   3,054     $  20,000           -          $  23,054
  Interest on interest bearing deposits in other banks...          43         -               -                 43
  Interest on investment securities......................       1,018         3,409           -              4,427
  Interest on federal funds sold.........................         376         1,333           -              1,709
                                                           -----------  -------------       -------     -----------
      TOTAL INTEREST INCOME..............................       4,491        24,742           -             29,233
INTEREST EXPENSE:
  Interest expense on deposits...........................       1,147         7,022           -              8,169
  Interest expense on notes payable......................           1           267           -                268
                                                           -----------  -------------       -------     -----------
      TOTAL INTEREST EXPENSE.............................       1,148         7,289           -              8,437
                                                           -----------  -------------       -------     -----------
NET INTEREST INCOME......................................       3,343        17,453           -             20,796
  Less: provision for loan losses........................         425         6,600           -              7,025
                                                           -----------  -------------       -------     -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......       2,918        10,853           -             13,771
NON-INTEREST INCOME:
  Service charges........................................         545           983           -              1,528
  Escrow fees............................................       -               308           -                308
  Data processing income.................................          70         -               -                 70
  Gain on sale of loans..................................       -             -               -              -
  Securities gains (losses)..............................       -               (72)          -                (72)
  Other income...........................................         318         1,136           -              1,454
                                                           -----------  -------------       -------     -----------
      TOTAL NON-INTEREST INCOME..........................         933         2,355           -              3,288
NON-INTEREST EXPENSE:
  Salaries and benefits..................................       1,657         7,513           -              9,170
  Occupancy, furniture and equipment.....................         622         2,129           -              2,751
  Advertising and business development...................         116           243           -                359
  Other real estate owned................................          62         2,799           -              2,861
  Professional services..................................         398         1,439           -              1,837
  Telephone, stationary and supplies.....................         186           321           -                507
  Lower of cost or market adjustment on loans available
    for sale.............................................       -               756           -                756
  Data processing for company............................       -               174           -                174
  Data processing for customers..........................       -               184           -                184
  Other..................................................         623         2,921           -              3,544
                                                           -----------  -------------       -------     -----------
      TOTAL NON-INTEREST EXPENSE.........................       3,664        18,479           -             22,143
                                                           -----------  -------------       -------     -----------
Income (loss) before income taxes........................         187        (5,271)          -             (5,084)
Income taxes.............................................        (496)       (1,930)                        (2,426)
                                                           -----------  -------------       -------     -----------
      NET INCOME (LOSS)..................................   $     683     $  (3,341)      $   -          $  (2,658)
                                                           -----------  -------------       -------     -----------
                                                           -----------  -------------       -------     -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)....................       596.6       2,564.0                        3,160.6
  Income (loss) per share................................   $    1.14     $   (1.30)                     $   (0.84)

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                        POOLING-OF-INTERESTS ACCOUNTING
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                             MONARCH         CCB          PRO FORMA       MONARCH
                                                           (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(1)   PRO FORMA
                                                           -----------  -------------  ---------------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans.............................   $   2,878     $  18,347       $   -          $  21,225
  Interest on interest bearing deposits in other banks...         111         -               -                111
  Interest on investment securities......................         794         3,873           -              4,667
  Interest on federal funds sold.........................         155           501           -                656
                                                           -----------  -------------       -------     -----------
      TOTAL INTEREST INCOME..............................       3,938        22,721           -             26,659
INTEREST EXPENSE:
  Interest expense on deposits...........................         945         6,036           -              6,981
  Interest expense on notes payable......................           2           300           -                302
                                                           -----------  -------------       -------     -----------
      TOTAL INTEREST EXPENSE.............................         947         6,336           -              7,283
                                                           -----------  -------------       -------     -----------
NET INTEREST INCOME......................................       2,991        16,385           -             19,376
  Less: provision for loan losses........................         995         3,365           -              4,360
                                                           -----------  -------------       -------     -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......       1,996        13,020           -             15,016

NON-INTEREST INCOME:
  Service charges........................................         503           969           -              1,472
  Escrow fees............................................       -               304           -                304
  Data processing income.................................         122         -               -                122
  Gain on sale of loans..................................       -             -               -              -
  Securities gains (losses)..............................         (47)            6           -                (41)
  Other income...........................................          71           849           -                920
                                                           -----------  -------------       -------     -----------
      TOTAL NON-INTEREST INCOME..........................         649         2,128                          2,777

NON-INTEREST EXPENSE:
  Salaries and benefits..................................       1,788         6,454           -              8,242
  Occupancy, furniture and equipment.....................         682         2,008           -              2,690
  Advertising and business development...................         110            88           -                198
  Other real estate owned................................         243         1,070           -              1,313
  Professional services..................................         642           660           -              1,302
  Telephone, stationary and supplies.....................         178           267           -                445
  Data processing for company............................       -               130           -                130
  Data processing for customers..........................       -               173           -                173
  Other..................................................         851         2,895           -              3,746
                                                           -----------  -------------       -------     -----------
      TOTAL NON-INTEREST EXPENSE.........................       4,494        13,745           -             18,239
                                                           -----------  -------------       -------     -----------
Income (loss) before income taxes........................      (1,849)        1,403           -               (446)
Income taxes.............................................           2           544           -                546
                                                           -----------  -------------       -------     -----------
      NET INCOME (LOSS)..................................   $  (1,851)    $     859       $   -          $    (992)
                                                           -----------  -------------       -------     -----------
                                                           -----------  -------------       -------     -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)....................        93.4       2,427.0                        2,520.4
  Income (loss) per share................................   $  (19.81)    $    0.35                      $   (0.39)

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                        POOLING-OF-INTERESTS ACCOUNTING

NOTE 1: BASIS OF PRESENTATION

    Certain historical data of CCB have been reclassified on a pro forma basis to conform to Monarch's classifications.

NOTE 2: MERGER COSTS

    Reflects management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $2,150,000 ($2,046,250 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheet in order to disclose the aggregate effect of these activities on Monarch's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

                                                                      (IN THOUSANDS)
                                                                      ---------------
Investment banking and other professional fees......................     $   1,900
Employee reduction costs and conversion.............................           250
                                                                            ------
                                                                         $   2,150
                                                                            ------
                                                                            ------

    Management's cost estimates are forward looking. While the costs represent management's current estimate of merger and restructuring costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the Merger, which is currently being developed by various Monarch and CCB task forces and integration committees. The completion of this merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining its current estimate of these costs.

PURCHASE ACCOUNTING

    Although the Merger is expected to be accounted for as a "pooling-of-interests," the Merger will qualify for such treatment only if numerous requirements are met including, but not limited to, the requirement (the "Dissenters' Rights Pooling Requirement") that there not be more than ten percent of either the Monarch Shareholders or the CCB Shareholders perfecting their Dissenters' Rights. See "THE MERGER--Dissenters' Rights." The Dissenters' Rights Pooling Requirement, as well as the requirement that certain "affiliates" of CCB not sell shares of CCB Common Stock prior to the Merger or shares of Monarch Common Stock subsequent to the Merger, in each case for specified periods of time, relate to matters or events that will not occur, if at all, until after the effective date, although such "affiliates" have been requested to agree not to sell any such shares during the specified period. See "THE MERGER-- Accounting Treatment" and "--Resale of Monarch Common Stock." FIP beneficially owns approximately 11.3 percent of CCB Common Stock. As a result, if FIP exercises its dissenters' rights, the Dissenters' Rights Pooling Requirement will not be satisfied. See "FIP LITIGATION." If the Merger does not qualify for "pooling-of-interests" treatment, the Merger Agreement expressly provides that Monarch and CCB may waive their respective Pooling Conditions and that Monarch may waive the Dissenters' Rights condition, in each case whether prior to or subsequent to the approval of the principal terms of the Merger by the shareholders of Monarch and CCB, in which event the parties could proceed with the Merger under "purchase" accounting.

    The following Unaudited Pro Forma Combined Condensed Financial Information combines the historical Consolidated Financial Statements of Monarch and CCB giving effect to the Merger as if it had been effective on December 31, 1996, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of January 1, 1996, with respect to the Pro Forma Combined Condensed Statement of Income.

    This information is presented under purchase accounting after giving effect to the Reverse Stock Split and is applicable only in the event the "pooling-of-interests" treatment is unavailable but the parties nonetheless agree to proceed with the Merger. Under this method of accounting, assets and liabilities of CCB are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Monarch. Applicable income tax effects of such adjustments are included as a component of Monarch's net deferred taxes with a corresponding offset to goodwill.

    This information should be read in conjunction with the historical consolidated financial statements of Monarch and CCB, including their respective notes thereto, which are included and incorporated by reference into this Joint Proxy Statement--Prospectus, and in conjunction with the condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement--Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," the Financial Statements contained in Monarch's Annual Report attached hereto as Appendix B and the Financial Statements contained in CCB's Annual Report attached hereto as Appendix A. The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger has been reflected in the pro forma combined balance sheet; however, since the estimated costs are nonrecurring, they have not been reflected in the pro forma combined statement of income. The unaudited pro forma combined financial information does not give effect to any anticipated operating efficiencies in conjunction with the Merger. The pro forma balance sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on December 31, 1996, or that may exist in the future. The pro forma combined statement of income is not necessarily indicative of the results that would have occurred had the Merger been consummated on the date indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the pro forma financial data and the date on which the Merger takes place.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              PURCHASE ACCOUNTING
                               DECEMBER 31, 1996

                                                                                          PRO FORMA
                                                               MONARCH         CCB       ADJUSTMENTS    MONARCH
                                                             (HISTORICAL) (HISTORICAL)(1) (2),(3),(4)  PRO FORMA
                                                             -----------  -------------  -----------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks....................................   $  37,385    $    28,849    $  --        $  66,234
Federal funds sold.........................................       4,217         14,500        -           18,717
                                                             -----------  -------------  -----------  -----------
  TOTAL CASH & CASH EQUIVALENTS............................      41,602         43,349        -           84,951
Securities:
  Securities held to maturity..............................       7,270         -             -            7,270
  Securities available for sale............................     157,454         91,504        -          248,958
                                                             -----------  -------------  -----------  -----------
    TOTAL SECURITIES.......................................     164,724         91,504        -          256,228
Net loans..................................................     254,723        204,650         (563)     458,810
Property, plant and equipment..............................       5,780          1,435        -            7,215
Other real estate owned....................................       3,889          2,657        -            6,546
Goodwill...................................................      29,342         -            53,478       82,820
Other assets...............................................      12,301          7,869          342       20,512
                                                             -----------  -------------  -----------  -----------
  TOTAL ASSETS.............................................   $ 512,361    $   351,464    $  53,257    $ 917,082
                                                             -----------  -------------  -----------  -----------
                                                             -----------  -------------  -----------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits..............................   $ 150,694    $   146,257    $   -        $ 296,951
Interest bearing deposits..................................     292,290        172,447           11      464,748
                                                             -----------  -------------  -----------  -----------
  TOTAL DEPOSITS...........................................     442,984        318,704           11      761,699
Borrowed funds.............................................      11,000          2,350        -           13,350
Accrued interest payable & other liabilities...............       4,249          5,410        2,150       11,809
                                                             -----------  -------------  -----------  -----------

  TOTAL LIABILITIES........................................     458,233        326,464        2,161      786,858
SHAREHOLDERS' EQUITY:
Preferred stock............................................       -             -             -            -
Common stock...............................................      58,709         14,382       61,714      134,805
Additional paid-in capital.................................       -                497         (497)       -
Retained earnings (deficit)................................      (4,716)        10,244      (10,244)      (4,716)
Unrealized net gains (losses) on investments available for
 sale, net.................................................         135           (123)         123          135
                                                             -----------  -------------  -----------  -----------
  TOTAL SHAREHOLDERS' EQUITY...............................      54,128         25,000       51,096      130,224
                                                             -----------  -------------  -----------  -----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............   $ 512,361    $   351,464    $  53,257    $ 917,082
                                                             -----------  -------------  -----------  -----------
                                                             -----------  -------------  -----------  -----------
Number of common shares outstanding........................     4,043.9        2,984.0                   7,027.9
Common shareholders' equity per share......................   $   13.39    $      8.38                 $   18.53

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                              PURCHASE ACCOUNTING
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                             MONARCH         CCB         PRO FORMA       MONARCH
                                                           (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(3)  PRO FORMA
                                                           -----------  -------------  --------------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans.............................   $   8,207     $  20,022      $      141     $  28,370
  Interest on interest bearing deposits in other banks...           3         -              -                  3
  Interest on investment securities......................       3,683         4,923          -              8,606
  Interest on federal funds sold.........................         604         1,828          -              2,432
                                                           -----------  -------------  --------------  -----------
    TOTAL INTEREST INCOME................................      12,497        26,773             141        39,411
INTEREST EXPENSE:
  Interest expense on deposits...........................       3,761         6,531              (2)       10,290
  Interest expense on notes payable......................         191           278          -                469
                                                           -----------  -------------  --------------  -----------
    TOTAL INTEREST EXPENSE...............................       3,952         6,809              (2)       10,759
                                                           -----------  -------------  --------------  -----------
NET INTEREST INCOME......................................       8,545        19,964             143        28,652
  Less: provision for loan losses........................         228         1,260          -              1,488
                                                           -----------  -------------  --------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES......       8,317        18,704             143        27,164
NON-INTEREST INCOME:
  Service charges........................................         903         1,157          -              2,060
  Escrow fees............................................       -               781          -                781
  Data processing income.................................         100         -              -                100
  Gain on sale of loans..................................       -               665          -                665
  Securities gains.......................................         267         -              -                267
  Other income...........................................         105         1,155          -              1,260
                                                           -----------  -------------  --------------  -----------

    TOTAL NON-INTEREST INCOME............................       1,375         3,758          -              5,133
NON-INTEREST EXPENSE:
  Salaries and benefits..................................       4,323         8,546          -             12,869
  Occupancy, furniture and equipment.....................       1,031         2,562          -              3,593
  Advertising and business development...................         152           347          -                499
  Other real estate owned................................        (151)         (422)         -               (573)
  Professional services..................................       1,469         2,386          -              3,855
  Telephone, stationary and supplies.....................         380           420          -                800
  Goodwill amortization..................................         499         -               3,565         4,064
  Data processing for company............................         186           587          -                773
  Data processing for customers..........................       -               510          -                510
  Other..................................................         713         3,619          -              4,332
                                                           -----------  -------------  --------------  -----------
    TOTAL NON-INTEREST EXPENSE...........................       8,602        18,555           3,565        30,722
                                                           -----------  -------------  --------------  -----------
  Income before income taxes.............................       1,090         3,907          (3,422)        1,575
  Income taxes...........................................         352           111              59           522
                                                           -----------  -------------  --------------  -----------
    NET INCOME...........................................   $     738     $   3,796      $   (3,481)    $   1,053
                                                           -----------  -------------  --------------  -----------
                                                           -----------  -------------  --------------  -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)....................     1,761.8       3,009.0                       4,770.8
  Income per share.......................................   $    0.42     $    1.26                     $    0.22

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                              PURCHASE ACCOUNTING

NOTE 1: BASIS OF PRESENTATION

    Certain historical data of CCB have been reclassified on a pro forma basis to conform to Monarch's classifications.

NOTE 2: PURCHASE PRICE

    The purchase price is based on the 8.5 shares of Monarch Common Stock (prior to the Reverse Stock Split) to be issued in exchange for each share of CCB Common Stock outstanding at December 31, 1996, at the closing price per share of Monarch Common Stock at December 31, 1996.

    The total market value of the Monarch Common Stock to be issued in connection with the Merger is calculated as follows:

Shares of CCB Common Stock outstanding at December 31, 1996 (in
 thousands)........................................................      2,984
Exchange ratio.....................................................        8.5
                                                                     ---------
Monarch Common Stock to be issued (in thousands)...................     25,365
Closing market price per share of Monarch at December 31, 1996.....  $    3.00
                                                                     ---------
TOTAL MARKET VALUE OF MONARCH COMMON STOCK TO BE ISSUED (in
 thousands)........................................................  $  76,096
                                                                     ---------
                                                                     ---------

NOTE 3: ALLOCATION OF PURCHASE PRICE

    The purchase price of CCB has been allocated as follows (in thousands):

Cash and equivalents.............................................  $  43,349
Securities.......................................................     91,504
Net loans........................................................    204,087
Goodwill.........................................................     53,478
Other assets.....................................................     12,303
Deposits.........................................................   (318,715)
Borrowed funds...................................................     (2,350)
Other liabilities................................................     (7,560)
                                                                   ---------
  Total purchase price...........................................  $  76,096
                                                                   ---------
                                                                   ---------

    In allocating the purchase price, the following adjustments were made to CCB's historical amounts. Loans and deposits were reduced and increased by $563,000 and $11,000, respectively, representing the discount necessary to state such amounts at fair value. Other liabilities were increased by $2,150,000, representing the estimated merger costs. Other assets were increased by $342,000, representing the tax effects of the fair value adjustments and certain of the estimated merger costs. For further information, see "Unaudited Pro Forma Combined Condensed Financial Information--Purchase Accounting--Unaudited Pro Forma Combined Condensed Balance Sheet, Purchase Accounting, December 31, 1996."

    The discount on loans is accreted using the level yield method over a period of seven years. The discount on deposits is accreted on a straight line basis over five years. Goodwill is amortized on a straight line basis over fifteen years. The deferred tax asset is amortized in conjunction with the applicable discounts.

NOTE 4: MERGER COSTS

    Reflects Monarch's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $2,150,000 ($2,046,250 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheet in order to disclose the aggregate effect of these activities on Monarch's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

                                                                                (IN THOUSANDS)
                                                                                ---------------
Investment banking and other professional fees................................     $   1,900
Employee reduction costs and conversion.......................................           250
                                                                                      ------
    TOTAL ESTIMATED COSTS.....................................................     $   2,150
                                                                                      ------
                                                                                      ------

    Monarch's cost estimates are forward looking. While the costs represent management's current estimate of merger and restructuring costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the Merger, which is currently being developed by various Monarch and CCB task forces and integration committees. The completion of this merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining its current estimate of these costs.

SC BANCORP

    As described under "Proposed SC Bancorp Acquisition," Monarch executed and delivered the SCB Merger Agreement, providing for the SCB Merger, on April 29, 1997. The SCB Merger Agreement provides that the consummation of the Merger is a condition to the SCB Merger; as such, the SCB Merger will become effective only if the Merger (which, as described elsewhere, could be accounted for as either a pooling-of-interests or a purchase, depending on certain circumstances) is successfully consummated prior thereto. Accordingly, the following Unaudited Pro Forma Combined Condensed Financial Information (the "SCB Unaudited Pro Forma Information") combines the historical consolidated financial information of SCB with (i) the Unaudited Pro Forma Combined Condensed Financial Information giving effect to the Merger of CCB with and into Monarch, accounted for as a pooling-of-interests (as set forth under "--Pooling-of-Interests Accounting" above), and (ii) the Unaudited Pro Forma Combined Condensed Financial Information giving effect to the Merger of CCB with and into Monarch, accounted for as a purchase (as set forth under "--Purchase Accounting" above). All information presented give effect to the SCB Merger as a pooling-of-interests. The historical consolidated financial information of SCB have been derived from, and are used herein solely in reliance upon, the SCB Financial Statements. See "SUMMARY--Summary Historical Financial Information (SCB)."

THE SCB MERGER, USING POOLING-OF-INTERESTS ACCOUNTING FOR THE MERGER

    The following Unaudited Pro Forma Combined Financial Information combines
(i) the Unaudited Pro Forma Combined Condensed Financial Information of Monarch and CCB giving effect to the Merger of CCB with and into Monarch and (ii) the SCB Merger, as if they had been effective on December 31, 1996, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated herein, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under pooling-of-interests accounting for both the Merger and the SCB Merger, after giving effect to the Reverse Stock Split. This information should be read in conjunction with the other information set forth herein under "--Pooling-of-Interests Accounting" with respects to the Merger. This information should also be read in conjunction with the historical consolidated financial statements of Monarch and CCB, including their respective notes thereto, which are incorporated by reference into this Joint Proxy Statement--Prospectus, and in conjunction with the condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement--Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The effect of estimated merger and reorganization costs expected to be incurred in connection with the SCB Merger has been reflected in the pro forma combined balance sheet; however, since the estimated costs are nonrecurring, they have not been reflected in the pro forma combined statements of income. The pro forma combined financial information does not give effect to any anticipated cost savings in conjunction with the SCB Merger. The pro forma balance sheet is not necessarily indicative of the actual financial position that would have existed had the SCB Merger been consummated on December 31, 1996, or that may exist in the future. The pro forma combined statements of income are not necessarily indicative of the results that would have occurred had the SCB Merger been consummated on the dates indicated or that may be achieved in the future.

                            MONARCH--CCB--SC BANCORP

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

          POOLING-OF-INTERESTS ACCOUNTING FOR THE MONARCH--CCB MERGER

                               DECEMBER 31, 1996

                                                        MONARCH & CCB   SC BANCORP       PRO FORMA     MONARCH PRO
                                                        PRO FORMA(1)   (HISTORICAL)(1) ADJUSTMENTS(2)     FORMA
                                                        -------------  -------------  ---------------  -----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks...............................   $    66,234     $  29,968       $   -         $    96,202
Federal funds sold....................................        18,717         3,800           -              22,517
                                                        -------------  -------------       -------     -----------
    TOTAL CASH & CASH EQUIVALENTS.....................        84,951        33,768           -             118,719
Securities:
  Securities held to maturity.........................         7,270         2,057           -               9,327
  Securities available for sale.......................       248,958        74,533           -             323,491
                                                        -------------  -------------       -------     -----------
    TOTAL SECURITIES..................................       256,228        76,590           -             332,818
Net loans.............................................       459,373       342,228          (3,712)        797,889
Property, plant and equipment.........................         7,215         7,740             (99)         14,856
Other real estate owned...............................         6,546           536           -               7,082
Goodwill..............................................        29,342         3,626           -              32,968
Other assets..........................................        20,170        11,525           2,722          34,417
                                                        -------------  -------------       -------     -----------
    TOTAL ASSETS......................................   $   863,825     $ 476,013       $  (1,089)    $ 1,338,749
                                                        -------------  -------------       -------     -----------
                                                        -------------  -------------       -------     -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits.........................   $   296,951     $ 289,423       $   -         $   586,374
Interest bearing deposits.............................       464,737       125,903           -             590,640
                                                        -------------  -------------       -------     -----------
    TOTAL DEPOSITS....................................       761,688       415,326           -           1,177,014
Borrowed funds........................................        13,350         8,096           -              21,446
Accrued interest payable & other liabilities..........        11,705         2,672           7,524          21,901
                                                        -------------  -------------       -------     -----------
    TOTAL LIABILITIES.................................       786,743       426,094           7,524       1,220,361
SHAREHOLDERS' EQUITY:
Preferred stock.......................................        -              -               -              -
Common stock..........................................        73,091        37,738           -             110,829
Additional paid-in capital............................           497         -               -                 497
Retained earnings.....................................         3,482        13,055          (8,613)          7,924
Unrealized net gains (losses) on investments available
for sale, net.........................................            12          (874)          -                (862)
                                                        -------------  -------------       -------     -----------
    TOTAL SHAREHOLDERS' EQUITY........................        77,082        49,919          (8,613)        118,388
                                                        -------------  -------------       -------     -----------
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY..........   $   863,825     $ 476,013       $  (1,089)    $ 1,338,749
                                                        -------------  -------------       -------     -----------
                                                        -------------  -------------       -------     -----------
Number of common shares outstanding...................       7,027.9       7,486.4                        10,494.8
Common shareholders' equity per share.................   $     10.97     $    6.67                     $     11.28

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

                            MONARCH--CCB--SC BANCORP

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

          POOLING-OF-INTERESTS ACCOUNTING FOR THE MONARCH--CCB MERGER

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                         MONARCH & CCB   SC BANCORP      PRO FORMA     MONARCH PRO
                                                         PRO FORMA(1)   (HISTORICAL)(1) ADJUSTMENTS(2)    FORMA
                                                         -------------  -------------  --------------  -----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans...........................   $    28,229    $    30,145                    $  58,374
  Interest on interest bearing deposits in other
    banks..............................................             3         -                                 3
  Interest on investment securities....................         8,606          4,256                       12,862
  Interest on federal funds sold.......................         2,432            566                        2,998
                                                         -------------  -------------       -------    -----------
      TOTAL INTEREST INCOME............................        39,270         34,967         -             74,237
INTEREST EXPENSE:
  Interest expense on deposits.........................        10,292         11,090                       21,382
  Interest expense on notes payable....................           469            637                        1,106
                                                         -------------  -------------       -------    -----------
      TOTAL INTEREST EXPENSE...........................        10,761         11,727         -             22,488
                                                         -------------  -------------       -------    -----------
NET INTEREST INCOME....................................        28,509         23,240         -             51,749
  Less: provision for (recovery of) loan losses........         1,488           (470)                       1,018
                                                         -------------  -------------       -------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....        27,021         23,710         -             50,731
Non-interest income
  Service charges......................................         2,060          4,698                        6,758
  Escrow fees..........................................           781         -                               781
  Data processing income...............................           100         -                               100
  Gain (loss) on sale of loans and other assets........           665            (28)                         637
  Securities gains.....................................           267             14                          281
  Other income.........................................         1,260            482                        1,742
                                                         -------------  -------------       -------    -----------
      TOTAL NON-INTEREST INCOME........................         5,133          5,166         -             10,299
NON-INTEREST EXPENSE:
  Salaries and benefits................................        12,869         10,147                       23,016
  Occupancy, furniture and equipment...................         3,593          4,056                        7,649
  Advertising and business development.................           499            472                          971
  Other real estate owned..............................          (573)           439                         (134)
  Professional services................................         3,855          1,676                        5,531
  Telephone, stationery and supplies...................           800          1,280                        2,080
  Goodwill amortization................................           499            505                        1,004
  Data processing for company..........................           773            291                        1,064
  Data processing for customers........................           510         -                               510
  Other................................................         4,332          2,362                        6,694
                                                         -------------  -------------       -------    -----------
      TOTAL NON-INTEREST EXPENSE.......................        27,157         21,228         -             48,385
                                                         -------------  -------------       -------    -----------
Income before income taxes.............................         4,997          7,648         -             12,645
Income taxes...........................................           463          3,193                        3,656
                                                         -------------  -------------       -------    -----------
      NET INCOME.......................................   $     4,534    $     4,455     $   -          $   8,989
                                                         -------------  -------------       -------    -----------
                                                         -------------  -------------       -------    -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)..................       4,770.8        7,476.0                      8,232.9
  Income per share (dollars)...........................   $      0.95    $      0.60                    $    1.09

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

                            MONARCH--CCB--SC BANCORP

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

          POOLING-OF-INTERESTS ACCOUNTING FOR THE MONARCH--CCB MERGER

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                         MONARCH & CCB   SC BANCORP       PRO FORMA     MONARCH PRO
                                                         PRO FORMA(1)   (HISTORICAL)(1) ADJUSTMENTS(2)     FORMA
                                                         -------------  -------------  ---------------  -----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans...........................    $  23,054      $  25,960                      $  49,014
  Interest on interest bearing deposits in other
    banks..............................................           43          -                                 43
  Interest on investment securities....................        4,427          6,299                         10,726
  Interest on federal funds sold.......................        1,709          1,137                          2,846
                                                         -------------  -------------       -------     -----------
      TOTAL INTEREST INCOME............................       29,233         33,396           -             62,629
INTEREST EXPENSE:
  Interest expense on deposits.........................        8,169         10,998                         19,167
  Interest expense on notes payable....................          268          1,017                          1,285
                                                         -------------  -------------       -------     -----------
      TOTAL INTEREST EXPENSE...........................        8,437         12,015           -             20,452
                                                         -------------  -------------       -------     -----------
NET INTEREST INCOME....................................       20,796         21,381           -             42,177
  Less: provision for loan losses......................        7,025          1,539                          8,564
                                                         -------------  -------------       -------     -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....       13,771         19,842           -             33,613
NON-INTEREST INCOME:
  Service charges......................................        1,528          4,787                          6,315
  Escrow fees..........................................          308          -                                308
  Data processing income...............................           70          -                                 70
  Gain on sale of other assets.........................        -                 58                             58
  Securities gains (losses)............................          (72)          (620)                          (692)
  Other income.........................................        1,454            788                          2,242
                                                         -------------  -------------       -------     -----------
      TOTAL NON-INTEREST INCOME........................        3,288          5,013           -              8,301
NON-INTEREST EXPENSE:
  Salaries and benefits................................        9,170         10,405                         19,575
  Occupancy, furniture and equipment...................        2,751          5,127                          7,878
  Advertising and business development.................          359            530                            889
  Other real estate owned..............................        2,861            219                          3,080
  Professional services................................        1,837          1,288                          3,125
  Telephone, stationery and supplies...................          507          1,458                          1,965
  Goodwill amortization................................        -                821                            821
  Lower of cost or market adjustment on loans available
    for sale...........................................          756          -                                756
  Data processing for company..........................          174            253                            427
  Data processing for customers........................          184          -                                184
  Other................................................        3,544          3,192                          6,736
                                                         -------------  -------------       -------     -----------
      TOTAL NON-INTEREST EXPENSE.......................       22,143         23,293           -             45,436
                                                         -------------  -------------       -------     -----------
Income (loss) before income taxes......................       (5,084)         1,562           -             (3,522)
Income taxes (benefits)................................       (2,426)           693                         (1,733)
                                                         -------------  -------------       -------     -----------
      NET INCOME (LOSS)................................    $  (2,658)     $     869       $   -          $  (1,789)
                                                         -------------  -------------       -------     -----------
                                                         -------------  -------------       -------     -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)..................      3,160.6        7,468.8                        6,619.4
  Income (loss) per share (dollars)....................    $   (0.84)     $    0.12                      $   (0.27)

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

                            MONARCH--CCB--SC BANCORP

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

          POOLING-OF-INTERESTS ACCOUNTING FOR THE MONARCH--CCB MERGER

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                         MONARCH & CCB   SC BANCORP       PRO FORMA     MONARCH PRO
                                                         PRO FORMA(1)   (HISTORICAL)(1) ADJUSTMENTS(2)     FORMA
                                                         -------------  -------------  ---------------  -----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans...........................    $  21,225      $  18,971                      $  40,196
  Interest on interest bearing deposits in other
    banks..............................................          111          -                                111
  Interest on investment securities....................        4,667          7,166                         11,833
  Interest on federal funds sold.......................          656            283                            939
                                                         -------------  -------------       -------     -----------
      TOTAL INTEREST INCOME............................       26,659         26,420           -             53,079
INTEREST EXPENSE:
  Interest expense on deposits.........................        6,981          5,956                         12,937
  Interest expense on notes payable....................          302            323                            625
                                                         -------------  -------------       -------     -----------
      TOTAL INTEREST EXPENSE...........................        7,283          6,279           -             13,562
                                                         -------------  -------------       -------     -----------
NET INTEREST INCOME....................................       19,376         20,141           -             39,517
  Less: provision for (recovery of) loan losses........        4,360           (850)                         3,510
                                                         -------------  -------------       -------     -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....       15,016         20,991           -             36,007
NON-INTEREST INCOME:
  Service charges......................................        1,472          5,640                          7,112
  Escrow fees..........................................          304          -                                304
  Data processing income...............................          122          -                                122
  Gain on sale of other assets.........................        -                624                            624
  Securities gains (losses)............................          (41)            17                            (24)
  Other income.........................................          920            402                          1,322
                                                         -------------  -------------       -------     -----------
      TOTAL NON-INTEREST INCOME........................        2,777          6,683           -              9,460
NON-INTEREST EXPENSE:
  Salaries and benefits................................        8,242          9,518                         17,760
  Occupancy, furniture and equipment...................        2,690          4,678                          7,368
  Advertising and business development.................          198            426                            624
  Other real estate owned..............................        1,313          1,832                          3,145
  Professional services................................        1,302          1,476                          2,778
  Telephone, stationery and supplies...................          445          1,297                          1,742
  Goodwill amortization................................        -                211                            211
  Data processing for company..........................          130            235                            365
  Data processing for customers........................          173          -                                173
  Other................................................        3,746          4,162                          7,908
                                                         -------------  -------------       -------     -----------
      TOTAL NON-INTEREST EXPENSE.......................       18,239         23,835           -             42,074
                                                         -------------  -------------       -------     -----------
Income (loss) before income taxes......................         (446)         3,839           -              3,393
Income taxes...........................................          546          1,134                          1,680
                                                         -------------  -------------       -------     -----------
      NET INCOME (LOSS)................................    $    (992)     $   2,705       $   -          $   1,713
                                                         -------------  -------------       -------     -----------
                                                         -------------  -------------       -------     -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)..................      2,520.4        5,507.0                        5,070.7
  Income (loss) per share (dollars)....................    $   (0.39)     $    0.49                      $    0.34

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

THE SCB MERGER, USING PURCHASE ACCOUNTING FOR THE MERGER

    The following Unaudited Pro Forma Combined Financial Information combines
(i) the Unaudited Pro Forma Combined Condensed Financial Information of Monarch and CCB giving effect to the Merger and (ii) the SCB Merger, as if they had been effective on December 31, 1996, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated herein, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under purchase accounting with respect to the Merger, but gives effect to the SCB Merger as a pooling-of-interests. Under the purchase method of accounting, assets and liabilities of CCB are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Monarch. Applicable income tax effects of such adjustments are included as a component of Monarch's net deferred taxes with a corresponding offset to goodwill. This information should be read in conjunction with the other information set forth under "--Purchase Accounting" with respect to the Merger. This information should also be read in conjunction with the historical consolidated financial statements of Monarch and CCB, including their respective notes thereto, which are incorporated by reference into this Joint Proxy Statement-Prospectus, and in conjunction with the condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", the Financial Statements contained in Monarch's Annual Report attached hereto as Appendix B and the Financial Statements contained in CCB's Annual Report attached hereto as Appendix A. The effect of estimated merger and reorganization costs expected to be incurred in connection with the SCB Merger has been reflected in the pro forma combined balance sheet; however, since the estimated costs are nonrecurring, they have not been reflected in the pro forma combined statements of income. The pro forma combined condensed financial information does not give effect to any anticipated cost savings in conjunction with the SCB Merger. The pro forma balance sheet is not necessarily indicative of the actual financial position that would have existed had the SCB Merger been consummated on December 31, 1996, or that may exist in the future. The pro forma combined statements of income are not necessarily indicative of the results that would have occurred had the SCB Merger been consummated on the dates indicated or that may be achieved in the future.

                            MONARCH--CCB--SC BANCORP

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                PURCHASE ACCOUNTING FOR THE MONARCH--CCB MERGER
                               DECEMBER 31, 1996

                                                        MONARCH & CCB   SC BANCORP      PRO FORMA     MONARCH PRO
                                                        PRO FORMA(1)   (HISTORICAL)(1) ADJUSTMENTS(2)    FORMA
                                                        -------------  -------------  --------------  -----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks...............................   $    66,234     $  29,968      $   -         $    96,202
Federal funds sold....................................        18,717         3,800          -              22,517
                                                        -------------  -------------  --------------  -----------
    TOTAL CASH & CASH EQUIVALENTS.....................        84,951        33,768          -             118,719
Securities:
  Securities held to maturity.........................         7,270         2,057          -               9,327
  Securities available for sale.......................       248,958        74,533          -             323,491
                                                        -------------  -------------  --------------  -----------
    TOTAL SECURITIES..................................       256,228        76,590          -             332,818
Net loans.............................................       458,810       342,228          (3,712)       797,326
Property, plant and equipment.........................         7,215         7,740             (99)        14,856
Other real estate owned...............................         6,546           536          -               7,082
Goodwill..............................................        82,820         3,626          -              86,446
Other assets..........................................        20,512        11,525           2,722         34,759
                                                        -------------  -------------  --------------  -----------
    TOTAL ASSETS......................................   $   917,082     $ 476,013      $   (1,089)   $ 1,392,006
                                                        -------------  -------------  --------------  -----------
                                                        -------------  -------------  --------------  -----------

LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES
Non-interest bearing deposits.........................   $   296,951     $ 289,423          -         $   586,374
Interest bearing deposits.............................       464,748       125,903          -             590,651
                                                        -------------  -------------  --------------  -----------
    TOTAL DEPOSITS....................................       761,699       415,326          -           1,177,025
Borrowed funds........................................        13,350         8,096          -              21,446
Accrued interest payable & other liabilities..........        11,809         2,672           7,524         22,005
                                                        -------------  -------------  --------------  -----------
    TOTAL LIABILITIES.................................       786,858       426,094           7,524      1,220,476

SHAREHOLDERS' EQUITY:
Preferred stock.......................................        -              -              -              -
Common stock..........................................       134,805        37,738          -             172,543
Additional paid-in capital............................        -              -              -              -
Retained earnings (deficit)...........................        (4,716)       13,055          (8,613)          (274)
Unrealized net gains (losses) on investments..........                                                     -
  available for sale, net.............................           135          (874)         -                (739)
                                                        -------------  -------------  --------------  -----------
    TOTAL SHAREHOLDERS' EQUITY........................       130,224        49,919          (8,613)       171,530
    TOTAL LIABILITIES
                                                        -------------  -------------  --------------  -----------
                                                         $   917,082     $ 476,013      $   (1,089)   $ 1,392,006
                                                        -------------  -------------  --------------  -----------
                                                        -------------  -------------  --------------  -----------

Number of common shares outstanding...................       7,027.9       7,486.4                       10,494.8
Common shareholders' equity per share.................   $     18.53     $    6.67                    $     16.34

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

                            MONARCH--CCB--SC BANCORP

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                PURCHASE ACCOUNTING FOR THE MONARCH--CCB MERGER

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                         MONARCH & CCB   SC BANCORP        PRO FORMA      MONARCH PRO
                                                         PRO FORMA(1)   (HISTORICAL)(1)  ADJUSTMENTS(2)      FORMA
                                                         -------------  -------------  -----------------  -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans...........................   $    28,370    $    30,145                       $  58,515
  Interest on interest bearing deposits in other
    banks..............................................             3         -                                    3
  Interest on investment securities....................         8,606          4,256                          12,862
  Interest on federal funds sold.......................         2,432            566                           2,998
                                                         -------------  -------------          -----      -----------
    TOTAL INTEREST INCOME..............................        39,411         34,967           -              74,378
INTEREST EXPENSE:
  Interest expense on deposits.........................        10,290         11,090                          21,380
  Interest expense on notes payable....................           469            637                           1,106
                                                         -------------  -------------          -----      -----------
    TOTAL INTEREST EXPENSE.............................        10,759         11,727           -              22,486
                                                         -------------  -------------          -----      -----------
NET INTEREST INCOME....................................        28,652         23,240           -              51,892
  Less: provision for (recovery of) loan losses........         1,488           (470)                          1,018
                                                         -------------  -------------          -----      -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....        27,164         23,710           -              50,874
NON-INTEREST INCOME:
  Service charges......................................         2,060          4,698                           6,758
  Escrow fees..........................................           781         -                                  781
  Data processing income...............................           100         -                                  100
  Gain on sale of loans................................           665            (28)                            637
  Securities gains (losses)............................           267             14                             281
  Other income.........................................         1,260            482                           1,742
                                                         -------------  -------------          -----      -----------
    TOTAL NON-INTEREST INCOME..........................         5,133          5,166           -              10,299
NON-INTEREST EXPENSE:
  Salaries and benefits................................        12,869         10,147                          23,016
  Occupancy, furniture and equipment...................         3,593          4,056                           7,649
  Advertising and business development.................           499            472                             971
  Other real estate owned..............................          (573)           439                            (134)
  Professional services................................         3,855          1,676                           5,531
  Telephone, stationery and supplies...................           800          1,280                           2,080
  Goodwill amortization................................         4,064            505                           4,569
  Data processing for company..........................           773            291                           1,064
  Data processing for customers........................           510         -                                  510
  Other................................................         4,332          2,362                           6,694
                                                         -------------  -------------          -----      -----------
    TOTAL NON-INTEREST EXPENSE.........................        30,722         21,228           -              51,950
                                                         -------------  -------------          -----      -----------
Income before income taxes.............................         1,575          7,648           -               9,223
Income taxes...........................................           522          3,193                           3,715
                                                         -------------  -------------          -----      -----------
    NET INCOME.........................................   $     1,053    $     4,455       $   -           $   5,508
                                                         -------------  -------------          -----      -----------
                                                         -------------  -------------          -----      -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)..................       4,770.8        7,476.0                         8,232.9
  Income per share (dollars)...........................   $      0.22    $      0.60                       $    0.67

  See "Notes to Unaudited Pro Forma Combined Condensed Financial Information"

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

NOTE 1: BASIS OF PRESENTATION

    The Monarch and CCB unaudited pro forma combined condensed financial statements are presented earlier in this Joint Proxy Statement--Prospectus together with footnotes for pooling-of-interests and purchase accounting for the Merger. These pro forma combined financial statements should be read in conjunction with those financial statements and footnotes. Certain historical data of SCB have been reclassified on a pro forma basis to conform to Monarch's classifications. Transactions between Monarch, CCB and SCB are not material in relation to the pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (weighted average) and income per share are based on the pro forma share amounts for Monarch and CCB plus the historical share amounts for SCB multiplied by the exchange ratio of 0.4651. This exchange ratio is computed using the last known Monarch Common Stock price of $30.77 ($3.62 pre-Reverse Stock Split) preceding the announcement of the SCB Merger.

NOTE 2: MERGER COSTS

    Reflects management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $11,871,000 ($8,613,000 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the SCB Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined condensed balance sheets in order to disclose the aggregate effect of these activities on Monarch's pro forma combined financial position. The estimated aggregate costs include the following:

Severance costs.................................................  $2,352,000
Write offs of leasehold improvements............................     99,000
Termination of interest rate swap...............................    902,000
Write off of capitalized data processing costs..................    328,000
Conversion costs................................................    250,000
Software cost writeoffs.........................................    208,000
Provision for loan losses.......................................  3,712,000
                                                                  ---------
                                                                  7,851,000
Tax effects.....................................................  (3,258,000)
                                                                  ---------
                                                                  4,593,000
Investment banking and other professional fees..................  4,020,000
                                                                  ---------
  TOTAL ESTIMATED AGGREGATE COSTS...............................  $8,613,000
                                                                  ---------
                                                                  ---------

    Management's cost estimates are forward looking. While the costs represent management's current estimate of merger and restructuring costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the SCB Merger, which will soon be developed by various Monarch, CCB and SCB task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the SCB merger will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

                   THE ANNUAL MEETING OF MONARCH SHAREHOLDERS

GENERAL

    This Joint Proxy Statement--Prospectus is being furnished to holders of Monarch Common Stock in connection with the solicitation of proxies by the Monarch Board for use at the Monarch Meeting to be held on June 2, 1997 and at any adjournments or postponements thereof. This Joint Proxy Statement-- Prospectus and the accompanying form of proxy are first being mailed to the Monarch Shareholders on or about May 16, 1997. The Monarch Meeting is scheduled to be held in the South Coast Medical Center, located at 31872 Pacific Coast Highway, Laguna Beach, California 92677 on Monday, June 2, 1997 at 10:00 a.m., local time. The presence, in person or proxy, of the holders of stock having at least a majority of the votes attributable to the Monarch Common Stock outstanding and entitled to vote at the Monarch Meeting is necessary to constitute a quorum thereat.

    MONARCH SHAREHOLDERS ARE REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID PRE-ADDRESSED ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER AND OTHER MATTERS TO BE VOTED UPON IN CONNECTION WITH THE MERGER.

MATTERS TO BE CONSIDERED AT THE MONARCH MEETING

    The purpose of the Monarch Meeting is to (a) consider and vote upon the approval of the principal terms of the Merger; (b) elect seven directors to the Monarch Board to serve until the next annual meeting of Monarch and until their successors have been elected and duly qualified; (c) consider and vote upon approval of the Amendments; and (d) transact such other business as may properly come before the Monarch Meeting or any adjournments or postponements thereof.

THE MONARCH RECORD DATE

    The Monarch Board has fixed the close of business on April 21, 1997, as the record date (the "Monarch Record Date") for the determination of the Monarch Shareholders entitled to receive notice of and to vote at the Monarch Meeting. Only holders of record of Monarch Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Monarch Meeting and any postponements or adjournments thereof.

VOTES REQUIRED AND VOTING OF PROXIES

    As of the Monarch Record Date, there were 4,043,885 shares of Monarch Common Stock outstanding. Subject to the cumulative voting rights described below with respect to the election of directors, each holder of shares of Monarch Common Stock outstanding on the Monarch Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Monarch Meeting and any postponement or adjournment thereof.

    Monarch will appoint one or three employees to function as inspectors of the election in advance of the Monarch Meeting, to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to the Monarch Shareholders. A majority of all shares of Monarch Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director and are not counted as votes in favor of the principal terms of the Merger and the Amendments.

    If a quorum is not obtained, or fewer shares of Monarch Common Stock are voted in favor of the principal terms of the Merger and the Amendments than the number required for approval of the principal terms of the Merger and the Amendments, it is expected that the Monarch Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the Monarch Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Monarch Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Monarch Common Stock entitled to vote at the Monarch Meeting is required to approve the principal terms of the Merger and the Amendments. The failure to vote, an abstention or a broker non-vote thus have the same effect as a vote against the principal terms of the Merger and the Amendments.

    The authorized number of directors of Monarch is seven and the nominees receiving the highest number of votes, up to the number of directors to be elected by such votes, will be elected, assuming a quorum is present. Monarch Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Cumulative voting enables a shareholder to give one nominee for director as many votes as is equal to the number of directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute such votes on the same principle among two or more nominees, as such shareholder sees fit. Monarch Shareholders have the right to cumulate their votes only if the candidates' names have been placed in nomination prior to the voting and any Monarch Shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one Monarch Shareholder has given such notice, all Monarch Shareholders may cumulate their votes for candidates who have been properly placed in nomination.

    Shares of Monarch Common Stock represented by proxies properly executed and received by Monarch in time to be voted at the Monarch Meeting will be voted in accordance with the instructions indicated on the proxies and, if no instructions are indicated, will be voted "FOR" the proposal to approve the principal terms of the Merger Agreement, "FOR" the Amendments and, in the case of the election of directors of Monarch, equally "FOR" each of the seven candidates named in this Joint Proxy Statement-- Prospectus at the Monarch Meeting or any adjournment or postponement thereof. All proxies voted "FOR" such matters, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone the Monarch Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; PROVIDED, HOWEVER, that no proxy which is voted against approval of the principal terms of the Merger or on which the relevant Monarch Shareholder specifically abstains from voting with respect to such approval will be voted in favor of any such adjournment or postponement.

    The Monarch Board is not currently aware of any business to be acted upon at the Monarch Meeting other than as described herein. If, however, other matters are properly brought before the Monarch Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

    The grant of a proxy does not preclude a Monarch Shareholder from voting in person. A Monarch Shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Monarch a duly executed revocation of proxy or a new proxy, in either case bearing a later date. Attendance at the Monarch Meeting will not in and of itself constitute revocation of a proxy. See "Revocability of Proxies."

REVOCABILITY OF PROXIES

    The presence of a Monarch Shareholder at the Monarch Meeting (or at any postponement or adjournment thereof) will not automatically revoke such Monarch Shareholder's proxy. However, a Monarch Shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of Monarch of a written notice of revocation prior to the Monarch Meeting (or, if the Monarch Meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held); (b) delivery to the Secretary of Monarch prior to the Monarch Meeting (or, if the Monarch Meeting is adjourned or postponed, prior to the time the adjourned or postponed meeting is actually held) of a duly executed proxy bearing a later date; or (c) attending the Monarch Meeting (or, if the Monarch Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and filing a written notice of revocation with the Secretary of the Meeting. Any written revocation of proxy or other related communications should be addressed to Arnold C. Hahn, Secretary, Monarch Bancorp, 30000 Town Center Drive, Laguna Niguel, California 92677.

SOLICITATION OF PROXIES

    In addition to solicitation by mail, directors, officers and employees of Monarch and its subsidiaries may solicit proxies for the Monarch Meeting from Monarch Shareholders personally or by telephone or telegram without additional remuneration therefor. Monarch will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so. The cost of solicitation of proxies for the Monarch Meeting will be borne by Monarch.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MONARCH MANAGEMENT

    As of the Monarch Record Date, the directors and officers of Monarch beneficially held, in the aggregate, the ability to direct the voting with respect to 1,635,449 shares of Monarch Common Stock, comprising approximately
39.44 percent of the voting power of the Monarch Common Stock outstanding. Such directors and executive officers of Monarch have informed Monarch that they intend to vote their shares of Monarch Common Stock for the approval of the principal terms of the Merger Agreement.

    The following table reflects as of April 21, 1997 the beneficial ownership of Monarch Common Stock, including stock options which will become exercisable within 60 days, by Monarch's directors, executive officers and shareholders known to Monarch to be holding more than five percent of such stock, and by Monarch's directors and officers as a group, after giving effect to the Reverse Stock split.

                                                                                            AMOUNT AND
                                                                                             NATURE OF
                                                                                            BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       OWNERSHIP (1)   OF CLASS
-----------------------------------------------------------------------------------------  -------------  -----------
Castle Creek Capital Partner's Fund-I (2)................................................     1,504,156        36.89%
  4370 LaJolla Village, Suite 400,
  San Diego, CA 92122
Launch & Co. Mutual Discovery Fund.......................................................       400,000         9.89%
  51 John F. Kennedy Parkway,
  Short Hills, NJ 07078
Keefe Managers, Inc. (3).................................................................       294,118         7.27%
  325 Park Avenue,
  New York, NY 10152
Wellington Management (4)................................................................       294,118         7.27%
  75 State Street,
  Boston, MA 02109
John M. Eggemeyer (2)....................................................................     1,580,791        38.23%
  4370 LaJolla Village, Suite 400,
  San Diego, CA 92122
Hugh S. Smith, Jr. (5)...................................................................             0          0.0%
  1251 Westwood Blvd.
  Los Angeles, CA 90024
Rice E. Brown (6)........................................................................         1,482(7)       0.04%
  27127 Calle Arroyo
  Suite 1907
  San Juan Capistrano, CA 92675

                                                                                            AMOUNT AND
                                                                                             NATURE OF
                                                                                            BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       OWNERSHIP (1)   OF CLASS
-----------------------------------------------------------------------------------------  -------------  -----------
John W. Rose (6).........................................................................        29,646(8)       0.73%
  c/o FNB Corporation
  Hermitage Square
  Hermitage, PA 16148
Joseph J. Digange (5)....................................................................             0          0.0%
  1251 Westwood Blvd.
  Los Angeles, CA 90024
B. Scott Hardt (9).......................................................................         5,882         0.15%
  1251 Westwood Blvd.
  Los Angeles, CA 90024
Dale E. Walter (6).......................................................................         7,059         0.17%
  50855 Washington Square
  Suite C-211
  La Quinta, CA 92253
Matthew P. Wagner (5)....................................................................        10,588         0.26%
  1251 Westwood Blvd.
  Los Angeles, CA 90024
E. Lynn Caswell (10).....................................................................        11,122          .28%
                                                                                           -------------       -----
Directors and Executive Officers as a group (9 persons) (11).............................     1,635,449        39.44%
                                                                                           -------------       -----
                                                                                           -------------       -----

------------------------

(1) The term "beneficial owner" includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term "beneficial owner" also includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Monarch Record Date. Ownership includes vested stock options and warrants exercisable within 60 days.

(2) Mr. Eggemeyer has direct beneficial ownership of 18,879 shares of Monarch Common Stock and warrants to purchase 57,756 shares of Monarch Common Stock and has or shares voting power and/or investment power, through Castle Creek Capital Partner's Fund (the "Fund"), of which he is a principal, with respect to 1,470,588 shares of Monarch Common Stock and warrants to purchase 33,568 shares of Monarch Common Stock. Mr. Eggemeyer disclaims any beneficial ownership of the shares held by the Fund except to the extent of his interest in the Fund. See "--Certain Relationships and Related Transactions" and "THE MERGER--Interests of Certain Persons in the Merger--Ownership of BPI."

(3) Shares of Monarch Common Stock beneficially owned by Keefe Managers, Inc. are held in affiliated entities as follows: 92,000 shares beneficially owned by Keefe Off Shore Fund, LTD; 108,000 shares beneficially owned by Keefe Partners L.P. and 94,118 shares beneficially owned by Rainbow Partners.

(4) Shares of Monarch Common Stock beneficially owned by Wellington Management, Inc. are held in affiliated entities as follows: 200,354 shares beneficially owned by Bay Pond Partners LP; 71,235 shares beneficially owned by Bay Pond Investors Bermuda LP and 22,529 shares beneficially owned by Barlow Partners.

(5) Executive Officer and Director.

(6) Director.

(7) Mr. Brown beneficially owns 894 shares of Monarch Common Stock and options to purchase
    588 shares of Monarch Common Stock.

(8) Mr. Rose beneficially owns 18,886 shares of Monarch Common Stock and warrants to purchase
    10,760 shares of Monarch Common Stock.

(9) Executive Officer.

(10) E. Lynn Caswell is a former Chief Executive Officer and director of
    Monarch.

(11) Does not include 11,122 shares beneficially owned by E. Lynn Caswell.

DISSENTERS' RIGHTS

    If the principal terms of the Merger Agreement are approved by a majority of the outstanding shares of Monarch Common Stock entitled to vote thereon, holders of Monarch Common Stock who elect to dissent from the approval of the principal terms of the Merger Agreement may be entitled to have their shares purchased in accordance with Chapter 13 of the CGCL. See "SUMMARY--Dissenters' Rights" and "THE MERGER--Dissenters' Rights" for a discussion of Dissenters' Rights and a description of the procedures which must be followed to perfect such rights.

ELECTION OF MONARCH DIRECTORS

    At the Monarch Meeting, seven persons are to be elected to the Monarch Board to serve until the next annual meeting of shareholders of Monarch and until their successors are elected and have qualified. The By-Laws of Monarch provide that the authorized number of directors shall not be less than seven nor more than 13 with the exact number of directors to be fixed from time to time by resolution of a majority of the full Monarch Board. Pursuant to the Merger Agreement, upon consummation of the Merger, the Monarch Board will adopt a resolution fixing the exact number of directors at ten and appointing William H. Jacoby, Robert L. McKay and Mark H. Stuenkel to fill the vacancies created thereby. See "THE MERGER--Certain Effects of the Merger."

DIRECTORS AND NOMINEES

    The following table sets forth, as to each of the persons nominated for election as a director of Monarch, such person's age, such person's present position, and the period during which such person has served as a director of Monarch.

                                                                                                          DIRECTOR OF
NAME                                AGE                          PRESENT POSITION                        MONARCH SINCE
------------------------------      ---      --------------------------------------------------------  -----------------
Rice E. Brown                           59   Director, Monarch                                                  1988
Joseph J. Digange                       70   Director, Monarch; Chairman, Western Bank                          1996
John M. Eggemeyer                       51   Director, Monarch                                                  1997
John W. Rose                            47   Director, Monarch                                                  1995
Hugh S. Smith, Jr.                      66   Director, Chairman and Chief Executive Officer, Monarch            1996
Matthew P. Wagner                       40   President, Monarch; President and Chief Executive                  1996
                                             Officer, Western Bank
Dale E. Walter                          62   Director, Monarch                                                  1996

    RICE BROWN, MSFS is a registered investment advisor, registered principal and President of the firm Rice Brown Financial Services Inc. Mr. Brown's primary focus is in the area of money management using a fee asset basis and estate planning. Mr. Brown's firm has been in business for 35 years. Mr. Brown is the former President of the National Association of Life Underwriters, a Washington, D.C.-based professional money management group.

    JOSEPH J. DIGANGE has been Chairman of Western Bank, since October 1, 1996. In October 1987, Mr. Digange joined Western Bank, as President and Chief Operating Officer. From 1973 to 1982 he was President and Chief Executive Officer of First Los Angeles Bank and from 1982 to 1987 was Vice Chairman of the Board. Mr. Digange has been in banking since 1950.

    JOHN M. EGGEMEYER is an investor and advisor to financial institutions. From 1992 to 1994, Mr. Eggemeyer was a principal of Mabon Securities Corp., an investment bank, and from 1990 to the present, he has served as President of Belle Plaine Financial, L.L.C. as well as BPI. Mr. Eggemeyer also serves as the President of Castle Creek Capital, L.L.C., a registered bank holding company, and as a director of DLJ Mortgage Capital Corp., DLJ Mortgage Acceptance Corp., The Enterprise Fund, Rancho Santa Fe National Bank, TCF Bank--Illinois, and TCF Financial Corporation.

    JOHN W. ROSE is currently an Executive Vice President of FNB Corporation, a Pennsylvania multi-bank holding company and is responsible for community banks. He has held this position since March 1995. Since January, 1992 he has also been President of McAllen Capital Partners, Inc. a financial advisor to banks and thrifts. From 1988 to 1992, Mr. Rose was President of Livingston Financial Group, a venture capital firm specializing in troubled banking opportunities.

    HUGH S. SMITH, JR. is Chairman of the Board and Chief Executive Officer of Monarch Bancorp. He also serves on the Board of Western Bank and Monarch Bank. Prior to September 30, 1996 he was Chairman of the Board and Chief Executive Officer of Western Bank, a position he held for 23 years.

    MATTHEW P. WAGNER is President of Monarch and President and Chief Executive Officer of Western Bank. In October 1996, Mr. Wagner was elected President and Chief Executive Officer of Western Bank and in February 1997, was appointed to the post of President of Monarch. Prior to joining Monarch in 1996, Mr. Wagner was Executive Vice President of Trust with First Bank System in Minneapolis, Minnesota since 1991 and a Senior Vice President since 1985.

    DALE E. WALTER has over 35 years of banking experience having served as Chief Executive Officer of several Southern California independent banks including serving as President and Chief Executive Officer of the Bank of Industry from 1980 to June 1992, as Chairman and Chief Executive Officer of Commerce Bancorp from January 1993 to July 1994 and President and Chief Executive Officer of Guardian Bank from October 1994 to February 1995. From February 1996 to the present, he has operated a wholesale golf travel company and currently serves as a director of First Community Bank of the Desert.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES

COMMITTEES OF THE BOARD OF DIRECTORS

    During 1996, the Board of Directors of Monarch held 13 meetings. Five of these meetings occurred since September 30, 1996 when the Board was restructured. See Part III, Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act--Directors in Monarch's Annual Report attached hereto as Appendix B. All Directors attended at least 75 percent of the Board meetings of Monarch during the time they were directors.

    The Audit Committee of the Board of Directors held four meetings in 1996, to review the auditing findings, financial reports, and other matters with the outside auditors. The four Audit Committee meetings were joint meetings of the Audit Committee of Monarch and Monarch Bank. The current members of the Audit Committee are Rice E. Brown, John W. Rose and Dale E. Walter.

    The Compensation Committee of the Board of Directors consists of Rice E. Brown, John W. Rose and Dale E. Walter. There were no Compensation Committee meetings during 1996.

    The Executive Committee of the Board of Directors consists of Hugh S. Smith, Jr., Matthew P. Wagner and Joseph J. Digange. There were no meetings of the Executive Committee in 1996.

    Monarch has adopted a director compensation policy pursuant to which its non-employee directors are to be paid an annual retainer of $5,000, $750 per regular meeting attended and $300 per special meeting and committee meeting attended. In addition, the Monarch Board may grant to non-employee directors options to purchase that number of shares of Monarch Common Stock equal to $15,000 divided by the Market Price at the time of grant at specified times. Mr. Rose has agreed to forego the compensation he would otherwise receive as a non-employee director (as described in this paragraph) in cosideration of his engagement as a financial advisor to the Company. See "--Certain Relationships and Related Transactions." Monarch did not pay director fees in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Monarch's directors and executive officers and the beneficial owners of more than ten percent of Monarch's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Monarch Common Stock and other equity securities of Monarch. Because of the complexity of the reporting rules, Monarch has assumed responsibility for preparing and filing all reports required to be filed under
Section 16(a) by the directors and executive officers. Monarch believes that during the last fiscal year all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, except for the failure to (a) file a Form 3 for each of the following new executive officers of
Monarch: Hugh S. Smith, Jr., Joseph J. Digange, B. Scott Hardt and Arnold C. Hahn and (b) file a Form 4 for each director and executive officer who received stock options in February 1996, in each case within 10 days of the receipt thereof. Once the omission was discovered, amendments were promptly filed.

EXECUTIVE OFFICERS

    The following table sets forth as to each of the persons who currently serves as an executive officer of Monarch, such person's age, such person's present position and the period during which the person has served in such position:

                                                                                                        YEAR APPOINTED
NAME                                AGE                          PRESENT POSITION                         TO POSITION
------------------------------      ---      --------------------------------------------------------  -----------------
Joseph J. Digange                       70   Chairman, Western Bank                                             1996
Arnold C. Hahn                          45   Executive Vice President,                                          1996
                                             Chief Financial Officer and Secretary, Monarch
B. Scott Hardt                          48   Executive Vice President                                           1996
                                             and Chief Credit Officer,
                                             Western Bank
Hugh S. Smith, Jr.                      66   Chairman and Chief                                                 1996
                                             Executive Officer, Monarch
Matthew P. Wagner                       40   President, Monarch; President and Chief Executive                  1996
                                             Officer, Western Bank

    JOSEPH J. DIGANGE has been Chairman of Western Bank, since October 1, 1996. In October 1987, Mr. Digange joined Western Bank, as President and Chief Operating Officer. From 1973 to 1982 he was President and Chief Executive Officer of First Los Angeles Bank and from 1982 to 1987 was Vice Chairman of the Board. Mr. Digange has been in banking since 1950.

    ARNOLD C. HAHN has been Executive Vice President and Chief Financial Officer of Monarch Bancorp since November 1996. Prior to joining Monarch Bancorp, Mr. Hahn spent six years as a Senior Vice President of Finance for First Bank System in Minneapolis, Minnesota. Prior to joining First Bank, Mr. Hahn was a partner with Ernst & Young.

    SCOTT HARDT is Executive Vice President and Chief Credit Officer of Western Bank. Mr. Hardt joined the Bank in March 1988 as Senior Vice President and Chief Credit Officer and was promoted to his current position in August 1994. Over the past 22 years and prior to joining Western Bank, Mr. Hardt has held various credit and marketing positions in banking. Mr. Hardt began his career with First Interstate Bank in multi-national lending.

    HUGH S. SMITH, JR. is Chairman of the Board and Chief Executive Officer of Monarch Bancorp. He also serves on the Board of Western Bank and Monarch Bank. Prior to September 30, 1996, he was Chairman of the Board and Chief Executive Officer of Western Bank, a position he held for 23 years.

    MATTHEW P. WAGNER is President of Monarch and President and Chief Executive Officer of Western Bank. In October 1996, Mr. Wagner was appointed President and Chief Executive Officer of Western Bank, and in February 1997, he was appointed to the post of President of Monarch Bancorp. Prior to joining Monarch Bancorp in 1996, Mr. Wagner served as Executive Vice President of Trust with First Bank System in Minneapolis, Minnesota since 1991 and a Senior Vice President since 1985.

EXECUTIVE COMPENSATION

    Monarch's executive officers are Hugh S. Smith, Jr., Chief Executive Officer and Chairman of the Board; Arnold C. Hahn, Executive Vice President, Chief Financial Officer and Secretary; and Matt Wagner, President. E. Lynn Caswell served as Chief Executive Officer of Monarch from July 23, 1987 to September 30, 1996. The following table reflects all compensation paid to Mr. Smith, Mr. Digange, Mr. Hahn, Mr. Hardt, Mr. Wagner and Mr. Caswell. No other officer of Monarch received a total annual salary and bonus of $100,000 or more.

SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                           COMPENSATION
                                                                                                           -------------
                                                                              ANNUAL COMPENSATION             AWARDS
                                                                      -----------------------------------  -------------
                                                                                                  (E)
                                                                                                 OTHER          (F)
                           (A)                                (B)         (C)         (D)       ANNUAL       OPTIONS/
NAME AND PRINCIPAL POSITION                                  YEAR     SALARY ($)     BONUS     COMP.(6)       SARS(5)
---------------------------------------------------------  ---------  -----------  ---------  -----------  -------------
E. Lynn Caswell (2) .....................................    1996        138,028                  10,800        --
  Former Chief Executive Officer                             1995        128,182                  11,530         7,484
                                                             1994        128,182                  10,555        --

Hugh S. Smith, Jr. ......................................    1996        188,260      50,000       8,533        23,529
  Chairman and Chief Executive Officer, Monarch (1)(3)

Joseph J. Digange .......................................    1996        178,454      50,000      13,396        23,529
  Chairman, Western Bank (1)(3)

Arnold C. Hahn ..........................................    1996         25,029     100,000       2,000        15,882
  Executive Vice President and Chief Financial Officer,
  Monarch (3)

B. Scott Hardt ..........................................    1996        126,524      50,000      10,800         9,412
  Executive Vice President and Chief Credit Officer,
  Western Bank (1)(3)

Matthew P. Wagner (4) ...................................    1996         43,750     100,000       3,608        58,824
  President, Monarch; President and Chief Executive
  Officer, Western Bank

------------------------

(1) Compensation includes amounts received in 1996 from Western Bank.

(2) Mr. E. Lynn Caswell executed an Employment Agreement dated July 23, 1987, and amended effective July 23, 1989, and July 23, 1991 with Monarch and Monarch Bank. The Agreement was effective for a three year period with automatic, subsequent three year renewals, unless notice was given 30 days prior to the end of any given period. The Agreement was extended for one additional year in 1994 until June 1995. Renewal or review of the Agreement was then postponed in 1995 until after Monarch completed its capital raising activities conducted through private placements of its Common Stock. In December 1995, the Board appointed a special committee to review Mr. Caswell's Agreement and to recommend a new agreement. In February 1997, Monarch and Mr. Caswell agreed pursuant to a

    General Release of Claims and Agreement, dated as of February 1, 1997 (the "Release"), among Mr. Caswell, Monarch and Monarch Bank to terminate his Employment Agreement in early 1997 and to a payment by Monarch to Mr. Caswell of $347,600. This amount was accrued in Monarch's 1996 financial statements.

(3) Includes incentive payments accrued in Monarch's 1996 financial statements and paid in February 1997.

(4) Mr. Wagner received an additional $47,265 in consulting fees prior to his becoming an executive officer.

(5) After giving effect to the Reverse Stock Split.

(6) Consists primarily of company cars, car allowances and club dues paid by Monarch.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                NUMBER OF
                                               SECURITIES
                                               UNDERLYING         PERCENT OF TOTAL          EXERCISE OR
                                              OPTIONS/SARS     OPTIONS/SARS GRANTED TO         BASE        EXPIRATION
NAME                                           GRANTED (#)    EMPLOYEES IN FISCAL YEAR    PRICE ($/SHARE)     DATE
--------------------------------------------  -------------  ---------------------------  ---------------  -----------
Hugh S. Smith, Jr...........................       23,529                  17.4%             $   14.03       2001-2006
Joseph J. Digange...........................       23,529                  17.4%             $   14.03       2001-2006
Arnold C. Hahn..............................       15,882                  11.8%             $   14.03       2001-2006
B. Scott Hardt..............................       10,000                   7.4%             $   14.03       2001-2006
Matthew P. Wagner...........................       58,824                  43.6%             $   14.03       2001-2006

    Certain stock options issued prior to 1996 to E. Lynn Caswell, the former CEO of Monarch, were replaced in January 1996 with options to purchase 7,484 shares of Monarch Common Stock at an exercise price of $13.77 per share (representing approximately 120 percent of the then-current market price). The Board of Directors at that time determined that the options so replaced carried exercise prices that were too high to provide Mr. Caswell with any meaningful opportunity to realize economic value; accordingly, the Board determined that the issuance of replacement options (which maintained an above-market exercise-price) was appropriate. Pursuant to the Release, Mr. Caswell has waived all rights to such options without any additional consideration.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED
                                                                       SECURITIES UNDERLYING       IN-THE-MONEY
                                                                        OPTIONS/SARS AT FY-   OPTIONS/SARS AT FY-END
                                      SHARES ACQUIRED       VALUE      END (#) EXERCISABLE/      ($) EXERCISABLE/
NAME                                  ON EXERCISE (#)   REALIZED ($)       UNEXERCISABLE           UNEXERCISABLE
-----------------------------------  -----------------  -------------  ---------------------  -----------------------
                                                                                0/                  $   0/
Hugh S. Smith, Jr. ................           None             None             23,529              $   270,000
                                                                                0/                  $   0/
Joseph J. Digange..................           None             None             23,529              $   270,000
                                                                                0/                  $   0/
Arnold C. Hahn.....................           None             None             15,882              $   182,250
                                                                                0/                  $   0/
B. Scott Hardt.....................           None             None             10,000              $   135,000
                                                                                0/                  $   0/
Matthew P. Wagner..................           None             None             58,824              $   675,000

    There were no options exercised during the fiscal year ended December 31, 1996.

    On May 16, 1995, the Board of Directors approved the 1995 Directors Deferred Compensation Plan which was approved by shareholders on July 17, 1995. The plan is effective for fees earned on and after July 1, 1995. No compensation has been awarded under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Certain of the directors and executive officers of Monarch and its subsidiaries, and the companies with which they are associated, are customers of, and have had banking transactions with, Monarch Bank and Western Bank (the "Banks"). All banking transactions have taken place in the ordinary course of the Banks' business, and the Banks expect to have banking transactions with such persons in the future.

    In Monarch's opinion, all loans, and commitments to lend included in such transactions, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The amount of all such loans and credit extensions, to all executive officers, directors, and principal shareholders of the Monarch, together with their associates, amounted to $116,000 on December 31, 1996, constituting a negligible percentage of Monarch's equity capital accounts on that date.

    Monarch's health and life insurance programs have been contracted, based on a competitive bid, through Rice Brown Financial. Mr. Brown is an insurance broker and a director of Monarch.

    On January 1, 1996 Monarch engaged Mr. Rose, who is a director of Monarch, as a financial advisor for consulting services including but not limited to: financial advice, investment advice, certain advice on merger and acquisition opportunities, review of investments and possibly loans, due diligence reviews and examinations, and other items requested by Monarch. The engagement agreement provides for a monthly fee of $3,000 plus expenses beginning January 1, 1996. The agreement may be terminated by either Monarch or Mr. Rose upon 30 days' written notice.

    John M. Eggemeyer is a principal of Belle Plaine Financial, L.L.C. and BPI. BPI has served as financial advisor to Monarch under an engagement letter dated May 17, 1995. In that capacity, BPI was paid fees of $1,414,632 for evaluation and identifying potential acquisitions including the acquisition of Western Bank which closed September 30, 1996. It is also anticipated that fees of approximately $1.35 million will be paid under the BPI engagement letter in connection with the acquisition of CCB by Monarch. Belle Plaine Financial, L.L.C., of which Mr. Eggemeyer owns 52 percent, was engaged by Monarch to raise capital to consummate the acquisition of Western Bank. Belle Plaine Financial, L.L.C. was paid $862,831 for its services with regard to raising approximately $42 million in a private placement in connection with Monarch's acquisition of Western Bank and was reimbursed for expenses incurred in the course of that engagement. The engagement letter may be terminated by either Monarch or BPI upon 30 days' written notice. See "--Security Ownership of Certain Beneficial Owners and Monarch Management" and "THE MERGER--Interests of Certain Persons in the Merger--Ownership of BPI."

SUBMISSION OF SHAREHOLDER PROPOSALS
  FOR MONARCH'S 1998 ANNUAL MEETING

    Monarch Shareholders may submit proposals for shareholder action at the 1998 annual meeting of Monarch Shareholders if they do so in accordance with applicable regulations of the SEC. Any such proposals must be submitted to the Secretary of Monarch no later than January 16, 1998 in order to be considered for inclusion in Monarch's 1998 proxy materials.

                     THE ANNUAL MEETING OF CCB SHAREHOLDERS

GENERAL

    This Joint Proxy Statement--Prospectus is furnished in connection with the solicitation by the CCB Board of proxies representing CCB Common Stock to be voted at the CCB Meeting to be held on June 2, 1997, and at any postponement or adjournment thereof. This Joint Proxy Statement--Prospectus and accompanying proxy card are first being mailed to CCB Shareholders on or about May 16, 1997.

MATTERS TO BE CONSIDERED AT THE CCB MEETING

    The purpose of the CCB Meeting is to (a) consider and vote upon the principal terms of the Merger; (b) consider and approve the election of seven directors to hold office until the Merger is consummated or, if the Merger is not consummated, until the next annual meeting of CCB and until their successors have been elected and duly qualified; and (c) transact such other business as may properly come before the CCB Meeting or any postponement or adjournment thereof.

    Based upon (a) the 3,043,226 shares of CCB Common Stock outstanding on April 11, 1997 and (b) the 144,250 shares of CCB Common Stock reserved for issuance upon exercise of employee stock options to acquire CCB Common Stock outstanding on April 11, 1997, and assuming no Dissenters' Rights are perfected by CCB Shareholders and no cash is paid in lieu of fractional shares, (i) if no shares of CCB Common Stock which were reserved for issuance on April 11, 1997 were issued and outstanding on the Effective Date, 3,043,226 shares of Monarch Common Stock would be issued in the Merger, and (ii) if all shares of CCB Common Stock which were reserved for issuance on April 11, 1997 were issued and outstanding on the Effective Date, 3,187,476 shares of Monarch Common Stock would be issued in the Merger. Based upon the 4,043,885 shares of Monarch Common Stock outstanding on April 21, 1997 and the 287,458 shares of Monarch Common Stock reserved for issuance upon exercise of employee stock options and warrants to acquire Monarch Common Stock outstanding on April 21, 1997, and assuming no Dissenters' Rights are perfected by any Monarch Shareholder or CCB Shareholder and no cash is paid in lieu of fractional shares, shares held by Monarch Shareholders and CCB Shareholders, after consummation of the Merger, would represent (i) 57.1% and 42.9%, respectively, of the Surviving Corporation, if none of the shares of CCB Common Stock or Monarch Common Stock which were reserved for issuance on April 11, 1997 and April 21, 1997, respectively, were outstanding on the Effective Date, and (ii) 57.6% and 42.4%, respectively, if all shares of CCB Common Stock and Monarch Common Stock which were reserved for issuance on April 11, 1997 and April 21, 1997, respectively, were issued by the Effective Date. Such relative share ownership information will be materially impacted by the issuance of additional shares of Monarch Common Stock upon consummation of the SCB Merger. See "PROPOSED SC BANCORP ACQUISITION." Consummation of the Merger is subject to satisfaction of a number of conditions, including the receipt of various regulatory approvals for the Merger and the Bank Merger; the designation for quotation of Monarch Common Stock on the NASDAQ National Market; and the approval of the principal terms of the Merger by CCB Shareholders and Monarch Shareholders. See "MERGER AGREEMENT--Conditions."

    The Merger Agreement provides, among other things, that Robert L. McKay, William H. Jacoby and Mark H. Stuenkel will be appointed to the board of directors of the Surviving Corporation at the time the Merger is consummated. Accordingly, at the Effective Time, the Monarch Board will adopt resolutions increasing the number of Monarch directors from seven to ten and appointing Messrs. Jacoby, McKay and Stuenkel to fill the vacancies created thereby. The directors and certain officers of CCB as specified by Monarch will be required to resign, effective upon consummation of the Merger. See "THE MERGER-- Certain Effects of the Merger." In the event that the Merger is not consummated as contemplated, all directors of CCB elected at the CCB Meeting will continue to serve as directors of CCB until the next annual meeting of CCB and until their successors have been elected and duly qualified.

    At the time this Joint Proxy Statement--Prospectus was mailed, CCB knew of no other matters which might be presented for CCB Shareholder action at the CCB Meeting.

THE CCB RECORD DATE

    The CCB Board has fixed the close of business on April 11, 1997 as the record date (the "CCB Record Date") for the determination of the CCB Shareholders entitled to notice of, and to vote at, the CCB Meeting. Only holders of record of shares of CCB Common Stock at the close of business on the CCB Record Date are entitled to notice of and to vote at the CCB Meeting. On the CCB Record Date, 3,043,266 shares of CCB Common Stock were issued and outstanding.

VOTES REQUIRED AND VOTING OF PROXIES

    CCB will appoint one or three employees to function as inspectors of the election in advance of the CCB Meeting, to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to the CCB Shareholders. A majority of all shares of CCB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director and are not counted as votes in favor of the principal terms of the Merger. Subject to the cumulative voting rights described below with respect to the election of directors, each share of CCB Common Stock is entitled to one vote.

    If a quorum is not obtained, or fewer shares of CCB Common Stock are voted in favor of the principal terms of the Merger than the number required for approval of the principal terms of the Merger, it is expected that the CCB Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the CCB Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the CCB Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of CCB Common Stock entitled to vote at the CCB Meeting is required to approve the principal terms of the Merger. The failure to vote, an abstention or a broker non-vote thus have the same effect as a vote against the principal terms of the Merger.

    The authorized number of directors of CCB is seven and the nominees receiving the highest number of votes, up to the number of directors to be elected by such votes, will be elected, assuming a quorum is present. CCB Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Cumulative voting enables a shareholder to give one nominee for director as many votes as is equal to the number of directors to be elected multiplied by the number of shares in respect of which such shareholder is voting, or to distribute such votes on the same principle among two or more nominees, as such shareholder sees fit. CCB Shareholders have the right to cumulate their votes only if the candidates' names have been placed in nomination prior to the voting and any CCB Shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes. If any one CCB Shareholder has given such notice, all CCB Shareholders may cumulate their votes for candidates who have been properly placed in nomination.

    A proxy when executed and not revoked will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted as described below.

    Unless otherwise instructed, the named CCB proxies intend to vote the CCB shares represented by such proxies FOR the principal terms of the Merger and, in the case of the election of directors of CCB, equally FOR each of the seven candidates for the office of director of CCB named in this Joint Proxy Statement--Prospectus; however, if sufficient numbers of CCB Shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. All proxies voted "FOR" such matters, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone the CCB Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against approval of the principal terms of the Merger or on which the relevant CCB Shareholder specifically abstains from voting with respect to such approval will be voted in favor of any such adjournment or postponement.

    If any business not described herein should come before the CCB Meeting, it is intended that the shares represented by the proxies will be voted in accordance with the best judgment of the persons voting them.

    CCB Shareholders holding approximately 43.73 percent of CCB Common Stock outstanding on the CCB Record Date have agreed, among other things, to vote "FOR" the adoption and approval of the Merger Agreement and the Merger. See "THE SHAREHOLDER AGREEMENTS." Monarch has agreed that neither it nor any of its affiliates will acquire more than five percent of the outstanding CCB Common Stock prior to the Effective Time. At April 21, 1997, Monarch held no shares of CCB Common Stock.

REVOCABILITY

    Holders of CCB Common Stock who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a CCB Shareholder may be revoked or superseded by executing a later proxy, or by giving notice of revocation in writing prior to or at the CCB Meeting (or, if the CCB Meeting is postponed or adjourned, prior to or at the time the adjourned or postponed meeting is actually held) addressed to the Assistant Secretary of CCB, 4100 Newport Place, Suite 900, Newport Beach, California 92660, or by attending the CCB Meeting (or any adjournment or postponement thereof) and voting in person.

SOLICITATION OF PROXIES

    The cost of soliciting proxies relating to the CCB Meeting will be paid by CCB. In addition to the solicitation of proxies by the use of the mail, directors, officers and employees of CCB and NBSC may solicit proxies personally, or by other appropriate means. CCB may also request banks, brokerage houses and other custodians, nominees or fiduciaries holding shares of CCB Common Stock in their names for others, to send proxy materials and to obtain proxies from the beneficial owners of such shares and CCB will reimburse them for their expenses in doing so.

SECURITY OWNERSHIP OF PRINCIPAL CCB SHAREHOLDERS AND MANAGEMENT

    The shares of CCB's Common Stock constitute the only outstanding class of voting securities of CCB. As of April 11, 1997, there were 3,043,226 shares of CCB Common Stock outstanding and entitled to vote and approximately 300 CCB Shareholders of record.

    The following table sets forth information regarding beneficial ownership of shares of CCB Common Stock as of April 11, 1997 by all CCB Shareholders known to CCB to be the beneficial owner of more than five percent of the outstanding shares of CCB Common Stock, all directors and executive officers of CCB and all current officers and directors of CCB as a group. Information with respect to beneficial ownership is based upon CCB's Common Stock records and data supplied to CCB by CCB Shareholders.

                                                                                    AMOUNT AND NATURE OF
                                                                                      BENEFICIAL OWNER
                                          NAME AND ADDRESS                          AND PERCENT OF CLASS
TITLE OF CLASS                           OF BENEFICIAL OWNER                                 (1)
-----------------  ---------------------------------------------------------------  ---------------------

Common Stock       Phillip L. Bush................................................     103,050(3)       3.4%(3)
                   Director
                   10061 Talbert Ave.
                   Fountain Valley, CA 92708

Common Stock       Michael Gertner................................................      32,977(3)       1.1(3)
                   Director
                   4340 Campus Drive, Suite 100
                   Newport Beach, CA 92660

Common Stock       James W. Hamilton..............................................      83,472(3)       2.7(3)
                   695 Town Center Drive
                   Costa Mesa, CA 92626
                   Director

Common Stock       Farrell G. Hinkle, DDS, MSD....................................     139,596(3)       4.6(3)
                   Director
                   2740 South Bristol
                   Santa Ana, CA 92704

Common Stock       William H. Jacoby..............................................     231,664(2)       7.6(2)
                   President, Chief Executive Officer and Director
                   4100 Newport Place
                   Newport Beach, CA 92660

Common Stock       Robert L. McKay................................................     721,049(3)      23.7(3)
                   Director
                   4100 Newport Place
                   Newport Beach, CA 92660

Common Stock       Mark H. Stuenkel...............................................      52,149(4)       1.7(4)
                   Executive Vice President and Director
                   4100 Newport Place
                   Newport Beach, CA 92660

Common Stock       All Directors and Officers as a group..........................   1,394,702(6)      44.1(6)
                   (29 persons)

Common Stock       Financial Institutions Partners, L.P...........................     342,797(5)      11.3(5)
                   c/o Hovde Capital Inc.
                   1110 Lake Cook Rd. #165
                   Buffalo Grove, IL 60089-1965

Common Stock       Basswood Partners..............................................     158,701        5.2
                   52 Forest Ave.
                   Paramus, NJ 07652

------------------------

(1) Except as otherwise indicated and subject to the Shareholder Agreements described herein, each of the persons named in the table has the sole power to vote and dispose of his/her shares of CCB

    Common Stock subject to community property laws where applicable. See "SHAREHOLDER AGREEMENTS."

(2) Includes 13,333 shares of CCB Common Stock which may be purchased on the exercise of stock options.

(3) Includes 6,667 shares of CCB Common Stock which may be purchased on the exercise of stock options.

(4) Includes 24,583 shares of CCB Common Stock which may be purchased on the exercise of stock options.

(5) Includes 53,909 shares of CCB Common Stock held beneficially by Hovde Financial, Inc, the corporate general partner of Financial Institutions Partners, L.P. Does not include the 266,659 additional shares of CCB Common Stock which FIP has asserted a right to acquire. See "FIP LITIGATION."

(6) Includes 92,914 shares of CCB Common Stock which may be purchased on the exercise of stock options.

DISSENTERS' RIGHTS

    If the Merger is consummated, holders of CCB Common Stock who comply with the requirements of Chapter 13 of the CGCL may have the right to receive a cash payment in the amount of the fair market value of their shares on December 18, 1996, determined in accordance with the procedures set forth in the CGCL. See "THE MERGER--Dissenters' Rights" for a discussion of the availability of Dissenters' Rights and a description of the procedures which must be followed to perfect such rights.

ELECTION OF CCB DIRECTORS

    The persons named below have been nominated for election to serve as directors of CCB. Under the terms of the Merger Agreement, each of the directors of CCB will be required to submit their irrevocable resignations as directors of CCB, effective upon consummation of the Merger. In the event that the Merger is not consummated, all directors of CCB elected at the CCB Meeting will continue to serve as directors of CCB until the next annual meeting of CCB and until their successors have been elected and duly qualified.

    The following table sets forth information concerning CCB's nominees for directors:

NAME AND AGE                                 PRESENT POSITION WITH CCB     DIRECTOR OF CCB SINCE
------------------------------------------  ----------------------------  -----------------------

Phillip L. Bush (60)......................  Director                                  1982

Michael Gertner (57)......................  Director                                  1982

James W. Hamilton (64)....................  Director                                  1982

Farrell G. Hinkle DDS, MSD (54)...........  Director                                  1982

William H. Jacoby (58)....................  President, Chief Executive                1982
                                            Officer and Director

Robert L. McKay (66)......................  Director                                  1982

Mark H. Stuenkel (44).....................  Executive Vice President and              1987
                                            Director

    Phillip L. Bush is a practicing attorney with the firm of Bush, Bush and Larsen, in Fountain Valley, California. Mr. Bush's practice is primarily litigation of personal injury matters. He also has practiced in the areas of real estate development and syndication, and business enterprise organization and formation. Mr. Bush has been Secretary of CCB since 1982.

    Since 1993, Michael Gertner has been, and is currently, an attorney in the law firm of Michael Avey Gertner, a Professional Corporation, in Newport Beach. From 1965 to 1993 he was a partner in the law firm of Howser, Gertner and Brown. He is licensed to practice law in both California and New York and is also a Certified Public Accountant. Mr. Gertner specializes in the areas of taxation, estate planning and estate administration.

    James W. Hamilton is Senior Counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP of which he was a partner from 1965 until 1993. His office is in the firm's Costa Mesa, California facility. He specializes in securities and corporate law.

    Farrell G. Hinkle is an Orthodontist and has been practicing orthodontics in the Orange County area since 1973. Dr. Hinkle has a degree in Mathematics and graduated from the UCLA School of Dentistry as a Regent Scholar in 1971. He also earned a Certificate in Orthodontics and a Masters Degree from the University of Washington in 1973.

    William H. Jacoby is President and Chief Executive Officer of CCB and also Chairman of the Board and Chief Executive Officer of NBSC. Mr. Jacoby began his career in banking in 1960 with First Interstate Bank of California. In 1979, Mr. Jacoby joined Westlands Bank and served in various positions until joining CCB in June 1982 during its organizational period.

    Since 1981, Robert L. McKay has been a private investor in Orange County, California, where he oversees his investments in venture capital and real estate. From 1966 to 1981 Mr. McKay was President of Taco Bell, Inc.

    Mark H. Stuenkel is Executive Vice President of CCB and President of NBSC. In December 1988, Mr. Stuenkel was appointed to his present position as President of NBSC and in May 1991, he was promoted from Senior Vice President to Executive Vice President of CCB. Prior to joining CCB and NBSC in 1982, Mr. Stuenkel held various positions with Security Pacific National Bank.

    CCB does not pay its directors for attending meetings. Since February 1991, non-employee directors of NBSC have been paid $1,000 per meeting attended and $375 per committee meeting attended. The total amount of fees paid to non-employee directors of NBSC during 1996, 1995 and 1994 were $160,000, $140,000 and $130,000, respectively.

COMMITTEES OF THE CCB BOARD

    The CCB Board has a CCB Audit Committee, a CCB Compensation Committee, a CCB Loan Committee, a CCB Compliance Committee and a CCB CRA Committee. The CCB Audit Committee is comprised of Messrs. Gertner and Hamilton. The CCB Audit Committee is authorized to handle all matters which it deems appropriate regarding CCB's and NBSC's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the books and records, including the scope of the annual audit and the accounting methods and systems to be utilized. The CCB Audit Committee held 2 meetings during 1996.

    The CCB Compensation Committee is comprised of Messrs. Bush, Gertner, Hamilton and McKay. The CCB Compensation Committee makes recommendations to the Board of Directors with respect to compensation and incentive programs for the officers of CCB and NBSC. The CCB Compensation Committee held 2 meetings during 1996.

    The CCB Loan Committee is comprised of Messrs. Bush, Gertner, Hinkle, Hamilton, Jacoby, McKay and Stuenkel. The CCB Loan Committee recommends loan policy to the CCB Board. It also approves loans in excess of loan limits delegated to the officers of NBSC. The CCB Loan Committee held 43 meetings during 1996.

    The CCB Compliance Committee is comprised of Messrs. Gertner, Hamilton, Jacoby, McKay and Stuenkel. The CCB Compliance Committee oversees the NBSC's compliance with applicable laws and regulations. The CCB Compliance Committee held 2 meetings during 1996.

    The CCB CRA Committee is comprised of Messrs. Bush, Gertner, Jacoby and Stuenkel. The committee oversees CCB's performance under the Community Reinvestment Act. The CCB CRA Committee held one meeting during 1996.

    During 1996, no incumbent director of CCB attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the CCB Board and (b) the total number of meetings held by all Committees of the CCB Board on which he served.

COMPENSATION OF EXECUTIVES OF CCB

    EXECUTIVE COMPENSATION. The following summary compensation table sets forth information for the fiscal year ended December 31, 1996 concerning all plan and non-plan compensation awarded to, earned by, or paid to (a) CCB's Chief Executive Officer at the end of such fiscal year, regardless of compensation level, and (b) CCB's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of CCB at the end of such fiscal year and whose compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM COMPENSATION
                                                                                         -----------------------------------------
                                                                                                    AWARDS
                                                         ANNUAL COMPENSATION             ----------------------------    PAYOUTS
                                              -----------------------------------------                                -----------
                                                                              (E)             (F)
               (A)                                                           OTHER        RESTRICTED                       (H)
       NAME AND PRINCIPAL             (B)         (C)          (D)          ANNUAL           STOCK           (G)          LTIP
            POSITION                 YEAR     SALARY ($)    BONUS($)      COMP.($)(2)      AWARD(S)     OPTIONS/ SARS    PAYOUTS
---------------------------------  ---------  -----------  -----------  ---------------  -------------  -------------  -----------
William H. Jacoby................       1996     238,000(1)    100,000         5,000               0              0             0
Chief Executive Officer                 1995     190,000            0          5,000               0              0             0
                                        1994     190,000       22,000          4,000               0              0             0
                                   ---------  -----------  -----------         -----             ---            ---           ---

Mark H. Stuenkel.................       1996     161,000(1)     76,000         4,000               0              0             0
Executive Vice President                1995     144,000            0          4,000               0              0             0
                                        1994     137,000       16,000          2,000               0              0             0
                                   ---------  -----------  -----------         -----             ---            ---           ---

Dannie M. Hayes..................       1996     108,000       32,000          3,000               0              0             0
                                        1995     108,000            0          3,000               0              0             0
                                        1994     100,000        5,000          2,000               0              0             0
                                   ---------  -----------  -----------         -----             ---            ---           ---

Abdul S. Memon...................       1996     112,000(1)     32,000         3,000               0              0             0
Chief Financial Officer                 1995      90,000            0          2,000               0              0             0
                                        1994      85,000        4,000          2,000               0              0             0


               (A)                       (I)
       NAME AND PRINCIPAL             ALL OTHER
            POSITION                COMP. ($)(3)
---------------------------------  ---------------
William H. Jacoby................         1,000
Chief Executive Officer                   1,000
                                              0
                                          -----
Mark H. Stuenkel.................         1,000
Executive Vice President                  1,000
                                              0
                                          -----
Dannie M. Hayes..................         1,000
                                          1,000
                                              0
                                          -----
Abdul S. Memon...................         1,000
Chief Financial Officer                       0
                                              0

------------------------

$-Dollar amounts

(1) Includes vacation pay in the amount of $48,000 for Mr. Jacoby, $16,000 for Mr. Stuenkel and $22,000 for Mr. Memon.

(2) None of the named officers had other annual compensation in excess of $50,000 or 10 percent of the total annual salary and bonus reported for any of the last three years.

(3) Represents executives' portion of amount contributed to CCB's Stock Bonus Plan. The Plan is 100 percent funded by CCB. The contributions are made at the discretion of the Board of Directors. The distributions are made at the earliest of 2 years after termination, retirement, death or disability.

    The following table describes the aggregate option/stock appreciation right ("SAR") exercises during the year ended December 31, 1996 and unexercised options/SARs for each named executive officer at the end of such year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                         (E)
                                                                                       (D)            VALUE OF
                                                                                    NUMBER OF        UNEXERCISED
                                                                                   UNEXERCISED      IN-THE-MONEY
                                                           (B)                    OPTIONS/SARS     OPTIONS/SARS AT
                                                         SHARES         (C)       AT FY-END(#)        FY-END(S)
                                                        ACQUIRED       VALUE     ---------------  -----------------
                         (A)                               ON        REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                                                   EXERCISE(#)      ($)       UNEXERCISABLE     UNEXERCISABLE
-----------------------------------------------------  -----------  -----------  ---------------  -----------------
William H. Jacoby....................................      10,000       40,000     28,333/16,667    265,000/150,000
Mark H. Stuenkel.....................................       7,500       30,000     27,083/16,667    174,000/150,000
Dannie M. Hayes......................................        NONE          N/A       3,333/6,667      32,000/63,000
Abdul S. Memon.......................................       7,820       31,000       2,847/3,333      27,000/32,000

    During the fiscal year ended December 31, 1996, CCB did not reprice any options or SARs held by a named executive officer or otherwise reduce the terms of exercise. No options or SARs held by any executive officer of CCB over the last ten years have been repriced or modified.

    STOCK OPTION PLANS. CCB had a Stock Option Plan (the "1982 Plan") for its directors, officers and full time employees which expired on October 27, 1992. The CCB Board administers the 1982 Plan. The purpose of the 1982 Plan was to compensate certain of the organizers of CCB and NBSC, and to provide an incentive to key employees to remain in the employ of CCB and NBSC.

    Options are not transferable under the 1982 Plan other than by will or by the laws of descent and distribution, and during the participant's lifetime, options are exercisable only by the participant. The option price per share for options granted under the 1982 Plan was established to be at least 100 percent of the fair market value of CCB Common Stock on the date any such options were granted, except that in the case of a CCB Shareholder owning more than ten percent of the total combined voting power of all classes of outstanding CCB Common Stock, the option price for incentive stock options was established to be at least 110 percent of the fair market value on the date of grant. While outstanding options to purchase shares which were granted prior to October 27, 1992 may continue to be exercised according to their terms, no new options may be granted under the 1982 Plan.

    As of December 31, 1996, options to purchase 43,680 shares of CCB Common Stock were outstanding under the 1982 Plan at prices ranging from $5.25 to $5.94 per share. During 1996, all employees as a group exercised options for 38,820 shares of CCB Common Stock which had a net value (market value less exercise price) of $130,000. Of such options, Mr. Jacoby, Mr. Stuenkel and Mr. Memon exercised 25,320 options and received 10,000 shares, 7,500 shares and 7,820 shares, respectively, which had a net value of $40,000, $30,000 and $31,000, respectively.

    During 1995, CCB adopted a Stock Award Plan (the "CCB Award Plan") for its directors, officers and full time employees. The purpose of the CCB Award Plan is to provide incentives to directors and key employees to remain with CCB and NBSC.

    The CCB Compensation Committee administers the CCB Award Plan and decides to whom and upon what terms awards will be granted. An aggregate of 750,000 shares of CCB Common Stock have been reserved for issuance under the CCB Award Plan. No more than 30,000 shares may be granted to any individual during any twelve month period. Awards may consist of any combination of stock options (incentive or nonqualified), restricted stock, stock appreciation rights and performance shares. Only stock options have currently been granted under the CCB Award Plan.

    Options are not transferable under the CCB Award Plan other than by will or by the laws of descent and distribution, and during the participant's lifetime, such options are exercisable only by the participant. The option price per share for options granted under the CCB Award Plan are determined by the CCB Compensation Committee, provided that in the case of stock option grants to a person owning more than ten percent of the total combined voting power of all classes of CCB Common Stock, the option price must be at least 110 percent of the fair market value of CCB Common Stock on the date of grant. Options granted under the CCB Award Plan may be exercised as determined by the CCB Compensation Committee, but in no event after ten years from the date of grant, and must be exercised within certain specified periods after termination of employment. Upon expiration or termination of any outstanding options, shares remaining unexercised become available for grant under the CCB Award Plan.

    As of December 31, 1996, options to purchase 134,000 shares of CCB Common Stock were outstanding under the CCB Award Plan at prices ranging from $5.25 to $6.50 per share. Of these outstanding options, all employees as a group exercised options for 1,000 shares of CCB Common Stock during 1996 which had a net value (market value less exercise price) of $4,000.

    All options to acquire CCB Common Stock outstanding under the 1982 Plan and the CCB Award Plan at the Effective Time will be converted into the right to receive Monarch Common Stock with the same number of shares issuable thereunder (reflecting the Conversion Number of one). No change will be made with respect to the vesting of such options.

    STOCK BONUS PLAN. Effective January 1, 1986, CCB adopted a Stock Bonus Plan (the "CCB Stock Bonus Plan") and established a related trust. Subject to certain eligibility requirements for time of service, all of CCB's employees participate in the CCB Stock Bonus Plan. The CCB Stock Bonus Plan is a tax-credit employee stock ownership plan and is administrable by the CCB Board or the Chief Executive Officer of CCB. The amount of CCB's contributions of cash or securities of CCB to the CCB Stock Bonus Plan may be determined by the CCB Board (or the Chief Executive Officer of CCB). Subject to certain limitations, such contributions are allocated to each participant's account in proportion to such participant's compensation earned during the applicable CCB Stock Bonus Plan year. Allocations to a participant's account vest in accordance with the schedules set forth in the CCB Stock Bonus Plan. Distributions to participants are made at participants' death, retirement, disability or termination of employment. Participants are not permitted to make voluntary contributions to the CCB Stock Bonus Plan, and the CCB Stock Bonus Plan may not make loans to participants. Any cash amounts contributed to the CCB Stock Bonus Plan will be used primarily to purchase securities issued by CCB. CCB contributed $45,000 to the CCB Stock Bonus Plan for 1996. Of such allocations, Messrs. Jacoby, Stuenkel, Hayes and Memon received $1,000 each.

    401(K) PLAN. Effective February 1, 1989, CCB established a 401(k) plan which enables employees to defer a portion of their wages tax free, subject to limitations established by the Internal Revenue Service. All CCB employees at the completion of certain eligibility requirements for time of service can elect to participate in the plan. Under the 401(k) plan, CCB can make matching contributions to the 401(k) plan up to stated limits. Such contributions are determined by the CCB Board at the beginning of the year. The vesting of such contributions to the employees of CCB is based on time of service since the effective date of the 401(k) plan.

    CCB does not have any defined benefit retirement or other retirement plans.

    EXECUTIVE SALARY CONTINUATION AGREEMENTS. In 1988, NBSC entered into Executive Salary Continuation Agreements (the "Salary Continuation Agreements") with Messrs. Jacoby, Stuenkel and Memon (the "Senior Executives"). Pursuant to the Salary Continuation Agreements, each Senior Executive is entitled to receive benefits upon his retirement, death or disability or upon termination of service with NBSC prior thereto unless such Senior Executive's employment with NBSC is terminated either (i) voluntarily by the Senior Executive, other than for "good reason" (as defined in his Salary Continuation Agreement) or

(ii) by NBSC for "cause" (as defined in his Salary Continuation Agreement), in which case no benefits or payments will be paid pursuant to the Salary Continuation Agreements. Mr. Jacoby's benefits are fully vested in the Salary Continuation Plan. The benefits of each of the other Senior Executives vest at the rate of ten percent per year for each year that he has been employed by NBSC commencing as of January 1, 1988, up to a maximum of 100 percent. At January 2, 1997, the benefits of such other Senior Executives were 90 percent vested and will be 100 percent vested as of January 2, 1998.

    Under the terms of the Salary Continuation Agreements, each of the Senior Executives will be entitled to receive the following sums annually, assuming full vesting, for a period of fifteen years after either their retirement from NBSC or upon their death: Mr. Jacoby, $80,000; Mr. Stuenkel, $62,500; and Mr. Memon, $23,000. If a Senior Executive's employment with NBSC is terminated because of disability prior to retirement, such Senior Executive (or his estate) will be entitled to receive his benefits under the Salary Continuation Agreement upon retirement or death or to elect to receive a disability benefit in an amount equal to the present value of such Senior Executive's retirement benefits under his Salary Continuation Agreement.

    Each Salary Continuation Agreement also has provisions which become effective upon the occurrence of a Change in Control (as defined) of CCB or NBSC. In such event, the Salary Continuation Agreements become employment agreements with three-year terms for Mr. Jacoby and Mr. Stuenkel and an employment agreement with an eighteen-month term for Mr. Memon. The Salary Continuation Agreements provide that, during such periods of employment, Messrs. Jacoby, Stuenkel and Memon are entitled to receive $570,000, $495,000 and $135,000, respectively (or $1,200,000 in the aggregate) as annual base salary, as well as regular bonuses and other benefits. Such amounts are in addition to the amounts that each would be paid under the Salary Continuation Agreements upon retirement. The Salary Continuation Agreements also provide for the Senior Executives' salary and bonus to increase annually during such terms. The Senior Executives are also entitled to receive all non-cash forms of compensation and benefits which they received prior to the Change in Control for the term of the Salary Continuation Agreements. Under the terms of the Salary Continuation Agreements, a "Change in Control" is deemed to have occurred if (a) any person (other than CCB's directors as of the date of the Salary Continuation Agreements) becomes the beneficial owner of more than 40 percent of CCB Common Stock (exclusive of shares of CCB Common Stock held by subsidiaries) if such CCB Common Stock has been acquired after the date of the Salary Continuation Agreements pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of such transactions; (b) there is a change in the CCB Board or the board of directors of NBSC at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing so that persons who are directors of CCB or NBSC immediately before the first such transaction cease to constitute a majority of the CCB Board or the board of directors of NBSC or any corporation which may be the successor to CCB or NBSC in any such transaction; or (c) CCB sells, transfers or otherwise disposes of substantially all of its assets and properties, including the stock of NBSC or the CCB Common Stock or CCB causes NBSC to sell, transfer or otherwise dispose of substantially all of NBSC's assets and properties.

    If after a Change in Control one of the Senior Executives either terminates his employment for "good reason" or is terminated by NBSC for any reason other than "cause," then NBSC is required to pay cash compensation to such Senior Executive during his remaining term; provided that Messrs. Jacoby and Stuenkel will receive no less than two times the annual compensation to which they otherwise would be entitled and Mr. Memon will receive no less than the annual compensation to which he otherwise would be entitled. Moreover, all employee benefit plans and programs in which the Senior Executive is entitled to participate will continue for the remainder of each Senior Executive's term and the Senior Executive will continue to be entitled to receive his retirement, death and disability benefits as provided in the Salary Continuation Agreement.

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
    The consummation of the Merger will constitute a Change in Control as defined in the Salary Continuation Agreements.

    Monarch and Messrs. Jacoby and Stuenkel are currently discussing the possibility of entering into employment agreements upon consummation of the Merger. If either or both of Messrs. Jacoby and Stuenkel enter into such employment agreements, the Salary Continuation Agreement for such party or parties will be terminated.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. It is the duty of the Compensation Committee to administer CCB's compensation program and various incentive plans, including its stock option plan and its annual bonus plan. In addition, the Compensation Committee reviews compensation levels of members of management, evaluates the performance of management, considers management succession and related matters. The Compensation Committee reviews with the board in detail all aspects of compensation for senior officers.

    The Compensation Committee has reviewed the compensation for each of the five highest paid officers for 1996 and has reported to the CCB Board that in the Compensation Committee's opinion, the compensation of all officers is reasonable in view of CCB's consolidated performance and the contribution of those officers to that performance. In doing so, the Compensation Committee takes into account how compensation compares to compensation paid by competing companies as well as CCB's performance and economic conditions in CCB's service area. Members of the Compensation Committee also review compensation surveys provided by the State Banking Department and others.

    CCB has an Officer Incentive Program to motivate and compensate officers for their individual performance as well as to encourage a spirit of cooperation and teamwork to achieve the maximum performance for CCB as a whole. The Incentive Program is established prior to the beginning of each year by the CCB Board after it reviews a recommendation from the Compensation Committee. The CCB Board establishes a goal for pretax income for CCB at the start of the year based upon its evaluation of the local economy, a desired performance goal, and any special circumstances that might affect projected income. Officers participating in the Incentive Program are those officers who are expected to have a direct impact upon the net income of NBSC. Additionally, each officer is assigned a specific goal such as the amount of deposits, loans, or other requirements of his/her position. A determination is then made by the Compensation Committee at the end of the year regarding whether NBSC has met its threshold goal and whether the individuals have met their specific goals. An incentive award is then granted to officers who have met their goal based upon their level of performance combined with that of NBSC. For the year ended December 31, 1996, the Compensation Committee approved an incentive award of $100,000 for William H. Jacoby, $76,000 for Mark H. Stuenkel, $32,000 for Dannie M. Hayes and $32,000 for Abdul S. Memon.

    No member of the Committee is a former or current officer or employee of CCB or any of its subsidiaries.

    The Compensation Committee report was completed by the Compensation Committee as of February 24, 1997. The members of the Compensation Committee filing the report were Phillip L. Bush, Michael J. Gertner, James W. Hamilton and Robert L. McKay.

    OTHER TRANSACTIONS. NBSC has had, and expects to have in the future, banking transactions in the ordinary course of its business with the directors of CCB, CCB Shareholders and their affiliates on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons, and which do not involve more than the normal risk of collectibility, nor present other unfavorable features.

CCB PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN PERFORMANCE
                                       California                       Banks
                            Commercial Bankshares    S&P 500    (under $500M)
                                      Index Value
12/31/91                                   100.00     100.00           100.00
12/31/92                                    64.00     107.62           132.05
12/31/93                                    32.00     116.47           172.41
12/31/94                                    42.00     120.03           185.43
12/31/95                                    57.00     165.13           253.67
12/31/96                                   106.00     202.89           326.50

SUBMISSION OF SHAREHOLDER PROPOSALS FOR CCB'S 1998 ANNUAL MEETING

    If the Merger is not consummated, any proposal relating to a proper subject which a CCB Shareholder may intend to present for action at the 1998 Annual Meeting of CCB Shareholders, and which such CCB Shareholder may wish to have included in the proxy materials for such meeting, must be received in proper form by the Secretary of CCB at 4100 Newport Place, Newport Beach, California 92660, not later than January 16, 1998. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                                 FIP LITIGATION

    In December 1995, FIP purchased 288,888 shares of CCB Common Stock (the "Initial Shares") in a private placement at $6.75 per share ($1,949,994 in the aggregate). Under the terms of CCB's agreements with FIP, FIP agreed to purchase an additional 266,659 shares of CCB Common Stock (the "Additional Shares") on or prior to May 5, 1996, subject to satisfaction of certain closing conditions.

    On April 11, 1996, FIP received confirmation from the Federal Reserve Bank of San Francisco that no regulatory approval was required for the purchase of the Additional Shares. On April 24, 1996, Hovde Financial, Inc., the corporate general partner of FIP, purchased 53,909 shares of CCB Common Stock in the open market. FIP thereafter refused to purchase the Additional Shares on the grounds that the closing conditions were not, and could not be, satisfied by CCB.

    On June 11, 1996, FIP demanded that CCB either (a) extend the agreement until December 31, 1996 at an increased purchase price based upon the earnings of CCB from June 1, 1996 through November 30, 1996, or (b) repurchase the Initial Shares for an amount equal to the purchase price, plus $6.00 per share, plus nine percent interest, plus FIP's legal, accounting and due diligence expenses. CCB had periodic discussions with FIP thereafter regarding the purchase of the Additional Shares, but was unable to reach agreement with FIP.

    On December 12, 1996, FIP informed CCB that it intended to sue CCB for fraud and breach of contract, unless FIP's demands were met. FIP filed a complaint dated December 19, 1996 in the United States District Court for the Central District of California against CCB, NBSC and certain of their respective officers and directors alleging violation of the Exchange Act and Rule 10b-5 thereunder, intentional misrepresentation, negligent misrepresentation and suppression of fact and seeking rescission of FIP's purchase of the Initial Shares, consequential damages in excess of $1,650,000 and punitive damages. In the alternative, FIP seeks a declaratory judgment requiring CCB to sell the Additional Shares to FIP at $6.75 per share if FIP determines it wishes to purchase such shares. See Part I, Item 3. In CCB's Annual Report attached hereto as Appendix A. CCB estimates that in the unlikely event that the outcome of the FIP Litigation requires the issuance of the Additional Shares to FIP, the impact on earnings per share would be approximately $.08 per share, or 6.3%.

    Monarch was provided with information related to FIP's demands prior to execution of the Merger Agreement. Under the terms of the Merger Agreement, if additional shares of CCB Common Stock are issued to FIP prior to consummation of the Merger, such shares will be disregarded for purposes of calculating the adjusted fully diluted book value per share of CCB. Although management of CCB believes that the reserves which it has established for the FIP litigation are adequate and that an adverse outcome in the FIP Litigation resulting in the issuance of additional shares to FIP is unlikely, in the event the litigation remains unresolved at the time of the Annual Meetings, FIP may exercise its Dissenters' Rights, which would adversely impact the ability of Monarch and CCB to account for the Merger as a pooling-of-interests. See "Unaudited Pro Forma Combined Condensed Financial Information" and "The Merger-- Dissenters' Rights."

                                   THE MERGER

    THIS SECTION OF THE JOINT PROXY STATEMENT--PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, AND SUCH INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT--PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS SET FORTH AS APPENDIX C TO THIS JOINT PROXY STATEMENT--PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND EACH OF THE OTHER APPENDICES HERETO CAREFULLY IN THEIR ENTIRETY.

BACKGROUND OF THE MERGER

    Monarch, principally through its wholly-owned subsidiaries Monarch Bank and Western Bank, and CCB, principally through its wholly-owned subsidiary NBSC, each conducts general banking operations in southern Orange County, California. In serving individuals, small businesses and mid-market corporations, each historically has focused on a community-based approach to banking. Management of each of Monarch and CCB has been cognizant of the rapidly changing structure of the banking market in Southern California and Los Angeles and Orange Counties, in part as a result of the severe problems associated with the savings and loan industry and the problems experienced by other independent banks within Los Angeles and Orange counties during the recent recession. As is the case throughout the United States, the management of Monarch and CCB believe that a process of consolidation will continue to occur in the Southern California financial services industry resulting in, among other things, a reduction in the number of independent banks and bank holding companies.

    In order to compete effectively with the larger financial institutions resulting from the various consolidations and mergers in the industry locally, the managements of Monarch and CCB saw the need to expand prudently. At the same time, each recognized the opportunities to build a larger regional, independent financial institution in the Orange County market as a result of the reduced number of independent banks headquartered in Orange County. Accordingly, as part of their efforts to achieve long-term stable profitability, both Monarch and CCB had sought a strong partner with which to join forces in order to achieve greater market share in Southern California and Los Angeles and Orange Counties, as detailed below.

    In addition, the managements of Monarch and CCB saw opportunities for increased operating efficiencies and cost savings due to the high degree of geographic and operational overlap between the companies. In particular, the managements believe that costs savings can be achieved as a result of economies of scale, the elimination of redundant executive management and central staff, the consolidation of data processing activities and the elimination of duplicative administrative functions.

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
    In 1995, CCB held discussions with a number of potential investors, including BPI, acting as Monarch's representative. CCB concluded that it was in its best interests at that time to raise additional capital through a private placement rather than enter into a business combination with another entity, and a private placement was completed in the fourth quarter of 1995. Following completion of the private placement, the management of CCB held informal discussions with BPI and others concerning the possibility of a business combination.

    On June 19, 1996, BPI made a formal proposal to CCB to combine Monarch and certain other banks with CCB and NBSC. After discussion and analysis by the management of CCB, a meeting of the CCB Board was held on June 25, 1996 to discuss the Monarch proposal as well as the advisability generally of considering a business combination at that time. About the same time, CCB management received a proposal from a second financial institution similar to the BPI proposal.

    On August 15, 1996, CCB and NBSC engaged Findley to act as its financial advisor in connection with a possible transaction involving CCB. Findley was asked to assist the CCB Board and management with regard to the evaluation of proposals, the identification of potential acquirors, the issuance of a fairness opinion and assistance in the negotiation and analysis of the terms and conditions of any offers made for CCB and ongoing consultation with CCB management regarding possible transactions. In addition, Findley was asked to analyze the two merger proposals which had been received by CCB. Before this analysis was completed, CCB received a merger proposal from a third financial institution.

    A committee of the CCB Board and Findley met with BPI, in its role as representative of Monarch, and each of the other financial institutions to discuss various proposals, including possible enhancements to the proposals. In September 1996, a revised proposal was received from BPI. An analysis of each of the proposals, including the enhanced proposal from BPI, was prepared by Findley for presentation to the CCB Board.

    The CCB Board considered the various proposals at its meetings in September, October and November. A comparison of selected financial information for NBSC and each of the banks owned by the three offerors was presented to the CCB Board by Findley. In addition, Findley presented information concerning the type of consideration paid and the value of the consideration received in connection with the acquisition of California banks in 1995 and 1996 and provided a summary of the advantages and disadvantages of each of the proposals. A valuation of CCB was prepared by Findley from a buyer's perspective using a book value and tangible book value analysis, an analysis of earnings and a discounted cash flow analysis. Findley also summarized for the CCB Board the advantages and disadvantages of CCB continuing to operate as a stand-alone entity. After deliberation, the CCB Board concluded that CCB should consider a business combination with another community bank, but that none of the proposals which had been received by CCB were sufficiently beneficial to CCB to be acceptable. The CCB Board also asked Findley to continue to pursue modifications to the various offers.

    On December 2, 1996, BPI and the management of Monarch met with CCB (the "December 2 Meeting") and began discussions regarding a proposed merger of the two entities. At this meeting, senior management of both Monarch and CCB considered certain preliminary terms of a proposed merger, including relative valuations for the two companies, due diligence requirements, the structure of the merger of CCB with and into Monarch, with Monarch as the surviving entity, including the issuance of Monarch Common Stock as consideration, a formula for arriving at the Conversion Number and other material terms, and agreed that it was in the interest of both the Monarch Shareholders and the CCB Shareholders to discuss further the proposed transaction.

    On December 4, 1996, the Monarch Board met to consider the general terms of the proposed Merger, including the matters that were discussed at the December 2 Meeting. Various studies were taken into consideration, including presentations by BPI. The Monarch Board concluded that a transaction with CCB would be in the best interests of Monarch Shareholders and gave its officers authority to continue discussions with CCB and to perform a full due diligence investigation.

    Subsequently, during December 1996, the managements of CCB and Monarch continued to discuss the general terms of the agreement. During the week commencing December 15, 1996, the parties negotiated the specific terms of the Merger Agreement, the Stock Option Agreement and the Shareholder Agreements and gave consideration to and finalized all of the terms upon which the transaction should be consummated. The parties also discussed personnel and employment issues that could arise in connection with the Merger and completed due diligence reviews of each other.

    The Monarch Board held a meeting on December 18, 1996, at which the proposed Merger was considered in detail with Monarch's senior management, BPI and legal counsel. All members of the Monarch Board were present at the meeting. At the December 18th meeting, the Merger, the consideration to be paid by Monarch and the related transactions were discussed in detail. At such meeting, the Monarch Board unanimously approved the Merger Agreement and the various matters and related agreements contemplated thereby.

    On December 18, 1996, the CCB Board held a meeting to consider approval of the Merger Agreement. At this meeting, CCB management, as well as CCB's legal and financial advisors, made presentations regarding their due diligence findings concerning Monarch Bank and Western Bank and the terms of the definitive agreements discussed by CCB and Monarch, including a description of the differences between the terms of the Merger Agreement and the prior Monarch offers. In addition, Findley prepared a calculation of the Conversion Number, using certain assumptions regarding the year-end book value of Monarch and CCB. Findley also rendered an oral opinion (subsequently confirmed in writing) to the CCB Board to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Conversion Number was fair, from a financial point of view, to CCB Shareholders. Based upon its consideration of these presentations and the presentations previously made at meetings of the CCB Board described above, as well as other factors more fully described below, the CCB Board (with one director absent) unanimously approved and authorized the execution and delivery of the Merger Agreement and the Stock Option Agreement by and between CCB and Monarch.

    On December 19, 1997, the Merger Agreement and the Stock Option Agreement were executed and delivered. In addition, as an inducement to Monarch entering into the Merger Agreement, William H. Jacoby, Robert L. McKay, Mark A. Stuenkel and James W. Hamilton each entered into a Shareholder Agreement with Monarch, pursuant to which each committed to vote his respective shares in favor of the Merger and against certain other transactions. Pursuant to a requirement under the Merger Agreement, Phillip L. Bush, Farrell G. Hinkle and Michael J. Gertner each entered into a similar agreement in January 1997. Messrs. Jacoby, McKay and Stuenkel each also agreed not to compete with Monarch for a period of three years in the banking business in the counties of Los Angeles, Orange and San Diego in the State of California so long as Monarch or its assigns remain engaged in the banking business in such counties.

    Immediately after its execution and delivery, the Merger Agreement was publicly announced. Managements of Monarch and CCB believe that Monarch and CCB complement each other both in their community-based approach to banking and in terms of geographic service areas. Consequently, Monarch and CCB believe that by combining forces, they will be able more effectively to compete and successfully to take advantage of banking opportunities in the Southern California market.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    MONARCH

    The Monarch Board has unanimously approved the principal terms of the Merger Agreement and has determined that the Merger is fair to, and in the best interest of, the Monarch Shareholders. The Monarch Board, therefore, unanimously recommends that the Monarch Shareholders vote "FOR" the approval of the principal terms of the Merger Agreement. The Monarch Board believes that the Merger will enable Monarch Shareholders to realize significant value on their investment and also enable them to participate in opportunities for growth that the Monarch Board believes the Merger makes possible. See "--Background of the Merger" and "--Opinions of Financial Advisors."

    In reaching its determination that the Merger Agreement is fair to, and in the best interest of, Monarch Shareholders, the Monarch Board considered a number of factors, from both a short-term and long-term perspective, including, without limitation, the following:

        (a) Monarch's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

        (b) The current and prospective environment in which Monarch operates, including national and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend towards consolidation in the financial services industry;

        (c) Information concerning the business, financial condition, results of operations and prospects of CCB;

        (d) The review by the Monarch Board with its legal advisors and BPI of the provisions of the proposed Merger Agreement;

        (e) The likelihood that the proposed transaction would be consummated;

        (f) The effect of the proposed transaction on employees and customers of Monarch; and

        (g) The compatibility of the respective businesses and management philosophies of Monarch and CCB.

    While each member of the Monarch Board individually evaluated each of the foregoing as well as other factors, the Monarch Board collectively did not assign any specific or relative weight to the factors under consideration and did not make any determinations with respect to any individual factor. The Monarch Board collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members that the Merger, in light of the factors that each of them individually considered as appropriate, is fair and in the best interest of the Monarch Shareholders.

    CCB

    The CCB Board has unanimously concluded (with one director absent) that the Merger and the Bank Merger are in the best interests of CCB Shareholders and unanimously recommends that CCB Shareholders approve the principal terms of the Merger Agreement. In reaching its determination to approve the principal terms of the Merger Agreement, the CCB Board considered the following factors, which constitute all of the material factors considered by the CCB Board:

        (a) Information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of Monarch, the other offerors and CCB on a stand-alone basis and the due diligence review of Monarch's loan portfolio, material contracts, litigation and other contingent liabilities conducted by CCB and its advisors;

        (b) Information concerning the ability of Monarch, the other offerors and CCB to achieve operating efficiencies;

        (c) The current and prospective economic, regulatory and competitive environment facing CCB, including in particular the franchise value of CCB due to its branch locations in Orange County, its high level of demand deposits and business lending focus, its leverage capital ratios and data processing systems. The CCB Board also considered the unprecedented consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

        (d) The business strategies and management of Monarch and the other offerors and the extent of their interest in continuing CCB's significant business relationships in Orange County;

        (e) The geographic concentration of Monarch in Southern California;

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
        (f) The advantages of being part of a larger entity, including the potential for operating efficiencies, a higher legal lending limit, the generally higher trading multiples of larger financial institutions and the ability to include for quotation of the stock of the combined entity on the NASDAQ National Market, thereby potentially increasing the liquidity of the stock held by CCB Shareholders;

        (g) The value of the consideration offered by Monarch and the other offerors compared to the value of the consideration offered in other acquisitions of financial institutions in California during 1995 and 1996 and the prospects for enhanced value of the combined entity in the future through operating efficiencies, increases in market share and additional acquisitions;

        (h) The terms of the Merger Agreement, the Stock Option Agreement and other agreements to be executed in connection with the Merger and its review of those agreements with its financial and legal advisors; and

        (i) The financial and other presentations of Findley (including the assumptions and methodologies underlying its analyses and presentations of pro forma financial information with respect to both the Merger and the other offers), the results of the contacts and discussions between CCB, its advisors and various third parties and the written opinions of Findley dated December 19, 1996 and May 12, 1997 that, as of the date of such opinions, and based upon, and subject to, the matters stated in such opinions, the Conversion Number is fair, from a financial point of view, to CCB Shareholders.

    The foregoing discussion of the information and factors considered by the CCB Board is not intended to be exhaustive, but constitutes the material factors considered by the CCB Board. In reaching its determination to approve and recommend the principal terms of the Merger Agreement, the CCB Board did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

    FOR THE REASONS SET FORTH ABOVE, THE CCB BOARD (WITH ONE DIRECTOR ABSENT) HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS IN THE BEST INTERESTS OF CCB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT CCB SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

    CCB

    CCB retained Findley to act as its financial advisor in connection with the Merger pursuant to an engagement letter dated August 15, 1996 and subsequently amended on December 18, 1996 (the "Findley Engagement Letter") based upon its qualifications, expertise and reputation and the prior business relationships of Findley with CCB.

    Findley has been involved in the representation of financial institutions in California and the Western United States since the mid-1950s. Since that time, Findley has been actively involved as a representative of either buyers or sellers in mergers and acquisitions of financial institutions. In addition to being investment bankers and management consultants to financial institutions, principals of Findley publish THE FINDLEY REPORTS which is an annual financial analysis of all California commercial banking institutions. THE FINDLEY REPORTS also publishes a monthly newsletter which evaluates, among other things, mergers and acquisitions involving commercial banking institutions in the State of California. THE FINDLEY REPORTS has been reporting on merger and acquisition transactions in California involving commercial banking institutions since the early 1960s.

    Findley rendered to the CCB Board its oral opinion on December 18, 1996, which was confirmed in writing by delivery of written opinions dated December 19, 1996 and as of the date hereof pursuant to the terms of the Merger Agreement that, subject to the assumptions and limitations set forth therein, the Conversion Number is fair, from a financial point of view, to CCB Shareholders. A copy of the opinion of Findley, dated as of the date hereof, is attached as Appendix E to this Joint Proxy Statement--Prospectus and should be read in its entirety. The following summary is qualified in its entirety by reference to the full

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text of the opinion attached as Appendix E. The opinions are addressed to the
CCB Board and do not constitute a recommendation to any CCB Shareholder as to how such CCB Shareholder should vote at the CCB Meeting.

    In connection with its opinions, Findley has informed the CCB Board that among other things, it: (a) reviewed certain publicly available financial information and other data with respect to CCB and Monarch, including the consolidated financial statements for recent years and interim periods to September 31, 1996, the September 30, 1996 and September 31, 1996 bank call reports for Monarch Bank, Western Bank and NBSC and certain other relevant financial and operating data relating to CCB and Monarch made available to Findley from published sources and from the internal records of CCB and Monarch;
(b) reviewed the Merger Agreement and the Stock Option Agreement; (c) reviewed the private placement memoranda for Monarch for 1995 and 1996; (d) reviewed certain historical market prices and trading volumes of Monarch Common Stock;
(e) reviewed CCB's 1995 private placement memorandum for CCB Common Stock; (f) compared CCB and Monarch from a financial point of view with certain other financial institutions that Findley deemed to be relevant; (g) considered financial terms, to the extent publicly available, of selected recent business combinations of selected banks in California that Findley deemed to be comparable, in whole or in part, to the Merger; (h) reviewed and discussed with representatives of the management of CCB certain information of a business and financial nature regarding CCB and Monarch furnished to Findley by CCB and Monarch, including financial forecasts and related assumptions of CCB and Monarch; (i) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with CCB's counsel; (j) reviewed a draft of this Joint Proxy Statement-- Prospectus; (k) reviewed litigation reports for both CCB and Monarch; (l) reviewed the results of its due diligence review of Monarch with management of CCB and the CCB Board; and (m) performed such other analyses and examinations as Findley deemed appropriate, none of which were material, individually or in the aggregate, other than those described below.

    In its analysis, Findley did not give effect to the Reverse Stock Split. Consequently, all data regarding Monarch Common Stock in the following analysis is given on a pre-Reverse Stock Split basis. Findley also assumed a Conversion Number of 8.17 and a stock price for Monarch of $2.00 per share in its December 19, 1996 opinion. The actual Conversion Number pursuant to the Merger Agreement was subsequently determined to be 8.5 on a pre-Reverse Stock Split basis, or one on a post-Reverse Stock Split basis, and the updated Findley opinion dated the date hereof is based on the actual Conversion Number. The discussion of Findley's opinion below is based on the December 19, 1996 opinion, which assumed a Conversion Number that was less favorable to CCB Shareholders than the actual Conversion Number. The value of Monarch Common Stock on December 18, 1996, the day before execution of the Merger Agreement was $2.31 on a pre-Reverse Stock Split basis, and $3.36 on May 9, 1997 on a pre-Reverse Stock Split basis ($19.64 and $28.69, respectively, after giving effect to the Reverse Stock Split). In its analysis, Findley did not review any of the terms or conditions of the SCB Merger nor did it take into account the potential impact of the SBC Merger. It is a condition to the SCB Merger that Monarch receive an opinion stating that the SCB Merger is fair to Monarch Shareholders (which will include CCB Shareholders who become Monarch Shareholders) from a financial point of view.

    ANALYSIS OF SELECTED BANK MERGER TRANSACTIONS. Findley reviewed the consideration paid in recently announced transactions whereby certain banks were acquired. Specifically, Findley reviewed 53 transactions involving acquisitions of selected banks in California completed since January 1, 1995 (the "California Acquisitions"). For each bank acquired in such transactions, Findley compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to deposits, purchase price to book value and purchase price to previous year's earnings.

    The figures for all banks acquired in the California Acquisitions produced:
(a) a median percentage of premium to deposits of 2.63 percent (b) a median ratio of purchase price to book value of 1.28; and (c) a median ratio of purchase price to previous year's earnings of 12.85.

    In comparison, assuming that the Conversion Number to be paid in the Merger equals $16.33 per share (using a value for Monarch Common Stock of $2.00 per share) Findley determined that the

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Conversion Number in the Merger, assuming all outstanding options and warrants were exercised, represented a percentage of premium to deposits of 7.81 percent, a ratio of purchase price to book value of 2.03 and a ratio of purchase price to estimated 1996 earnings of 14.90. The high and low sale price for Monarch Common Stock for the fourth quarter of 1996 prior to announcement of the execution of the Merger Agreement was $2.75 ($23.38 after giving effect to the Reverse Stock Split) and $1.63 ($13.81 after giving effect to the Reverse Stock Split), respectively, and the last reported sale price for Monarch Common Stock immediately prior to the announcement of the execution of the Merger Agreement was $2.31 ($19.69 after giving effect to the Reverse Stock Split). Trading in Monarch Common Stock has heretofore not been extensive and may not be a reliable indicator of market value. See "SUMMARY-- Markets and Market Prices."

    Findley also reviewed thirty-one transactions involving select acquisitions of banks in the United States with considerations between $25 million and $100 million taking place in 1996 (the "National Bank Acquisitions"). For each Bank acquired in such transactions, Findley compiled figures illustrating, among other things, purchase price to book value, purchase price to previous year's earnings, and the buyer book value received as a multiple of seller book value.

    The figures for the National Bank Acquisitions produced:

    a)  a median ratio of purchase price to book value of 2.19,

    b) a median ratio to purchase price of previous year's earnings of 21.96, and

    c)  a ratio of buyer book value received per seller book value of 1.31.

    In comparison, assuming that the Conversion Number to be paid in the Merger equals $16.33 per share (using a value from Monarch common stock of $2.00 per share) Findley determined that the Conversion Number in the Merger, assuming all options and warrants were exercised, represented a ratio of purchase price to book value of 2.03, a ratio of purchase price to estimated 1996 earnings of
14.90 and a ratio of book value received per seller book value of 1.60.

    No other company or transaction used in the above analysis as a comparison is identical to CCB, Monarch or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Monarch, CCB and the Merger are being compared.

    CONTRIBUTION ANALYSIS. Findley analyzed the contribution of each of CCB and Monarch to, among other things, common equity and net income of the pro forma Surviving Corporation for the period ending September 30, 1996, adjusted through December 31, 1996. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for CCB and Monarch as of September 30, 1996, adjusted through year-end 1996 for the recent acquisitions of Western Bank by Monarch completed on September 30, 1996, CCB would have contributed 43.7 percent of the deposits and 30.8 percent of the shareholders' equity of the Surviving Corporation (before taking into account any operating efficiencies). Based upon the consideration to be paid in the Merger, the CCB Shareholders would own approximately 41.4 percent of the Surviving Corporation, assuming all options and warrants were exercised.

    DISCOUNTED CASH FLOW ANALYSIS. Findley examined the results of a discounted cash flow analysis designed to compare the Conversion Number with the present value, under certain assumptions, that would be attained if CCB remained independent through the year 2000, assuming that at such time CCB would be acquired by a larger financial institution. The cash flows for the Surviving Corporation assumed that the Conversion Number equals $16.33 per share. The results produced in the analyses do not purport to be indicative of actual values or expected values of CCB or the Surviving Corporation at such future date. All cases were analyzed assuming realization of operating efficiencies, estimated by Monarch, in the amounts and time periods forecasted by Monarch.

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    The discount rates used ranged from eight percent to 14 percent. For the CCB stand-alone analysis, the terminal price multiples applied to the year 2000 estimated earnings per share ranged from 12.0 to 16.0. The lower levels of the price to earnings value multiples range reflected an estimated future trading range of CCB or the Surviving Corporation, while the higher levels of the price to earnings value multiples range were more indicative of a future sale of CCB or the Surviving Corporation to a larger financial institution.

    For the CCB stand-alone analysis, the cash flows were comprised of the projected cash flows for years 1996 through 2000, assuming that no dividends are paid, plus the terminal value of CCB Common Stock at the year-end 2000 (calculated by applying each one of the assumed terminal price to earnings value multiples as stated above to the year 2000 projected CCB earnings per share). A similar analysis was done for the Surviving Corporation. The discount rates above were then applied to these cash flows to obtain the present values per share of CCB Common Stock.

    The analysis assumed that projected earnings, among other things, would be achieved and that certain assumed operating efficiencies would be realized (for the Surviving Corporation case). Assuming a present value discount rate of twelve percent, a terminal price to earnings value multiple of 15.0 and that CCB remained independent through the year 2000 and was then acquired by a larger financial institution, the analysis indicates that a holder of one share of CCB Common Stock on December 31, 1996 would receive cash flows with a present value of $16.12. Using the same present value discount rate and the same terminal price to earnings value multiple and assuming the Merger was consummated and that the Surviving Corporation remained independent through the year 2000 and was then acquired by a larger financial institution, the analysis indicates that a holder of one share of CCB Common Stock on December 31, 1996 would receive cash flows with a present value of at least $21.66.

    Using the same assumptions regarding projected earnings and operating efficiencies, the analysis indicates cash flows with a present value per share ranging from $12.01 to $19.88, assuming that CCB remained independent through the year 2000 before being acquired by a larger financial institution, and $16.12 to $26.70, assuming that the Surviving Corporation remained independent through the year 2000 before being acquired by a larger financial institution.

    COMPARABLE COMPANY ANALYSIS. Using public and other available information, Findley compared certain financial ratios of CCB and Monarch (including the ratio of net income to average total assets ("Return on Average Assets"), the ratio of net income to average total equity ("Return on Average Equity"), the ratio of average equity to average assets and certain credit ratios for the year ended December 31, 1995 and the interim period ending September 30, 1996) to a peer group consisting of 20 selected banks located in California. No company used in the analysis is identical to CCB or Monarch. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that both CCB and Monarch performed slightly below the peer group level on the basis of profitability in 1995, but in 1996 profit levels for both CCB and Monarch improved. Monarch's net income, total assets and shareholder equity significantly changed in 1996, with the acquisition of Western Bank for cash during the third quarter of 1996 and the sale of Monarch Common Stock through a private placement completed during the third quarter of 1996. Income for Monarch through September 30, 1996 reflected the cost of the Western Bank acquisition and additional income to reflect the Western Bank acquisition which was completed on September 30, 1996. Monarch performed better than the peer group on net interest margins and return on equity for 1996. CCB's financial performance in 1995 and for most of 1996 reflected a higher than peer group level of nonperforming assets and a higher level of noninterest expenses. CCB's performance improved due to the recent reductions in nonperforming assets of NBSC. While CCB's Return on Average Assets was below peer group levels, CCB's Return on Average Equity was higher due to CCB's lower capital to asset ratios.

    The foregoing summarizes the material portions of Findley's report, but does not purport to be a complete description of the presentation by Findley to the CCB Board or the analyses performed by Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary

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description. Findley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the CCB Board.

    In performing its analyses, Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Monarch or CCB. The analyses performed by Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Findley's analysis of the fairness, from a financial standpoint, of the Conversion Number to CCB Shareholders and were provided to the CCB Board in connection with the delivery of Findley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Findley used in its analyses various projections of future performance prepared by the management of CCB and Monarch. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    In rendering its opinions, Findley relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information reviewed by Findley for purposes of its opinion. Findley did not make an independent evaluation or appraisal of the assets and liabilities of Monarch, CCB or any of their respective subsidiaries. CCB did not impose any limitations or restrictions with respect to the scope of Findley's investigation or the procedures or methods it followed, or with regard to any other matters relating to Findley's rendering its opinions. In connection with its opinion dated as of the date of this Joint Proxy Statement--Prospectus, Findley confirmed the appropriateness of its reliance on the analyses used to render its opinion dated December 19, 1996 by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

    Pursuant to the Findley Engagement Letter, CCB agreed to pay Findley a fee for its time and expenses plus $50,000 for Findley's services rendered to CCB in connection with this transaction, which services included the issuance of Findley's opinions and assistance in the negotiation of the Merger Agreement and the underlying transactions. Gary Steven Findley, an affiliate of The Findley Group and special counsel for CCB, also participated in negotiations regarding the Merger Agreement. Upon consummation of the Merger, Findley will be paid $50,000. To date, $130,022 has been paid to Findley including $32,317 for services rendered by the law firm of Gary Steven Findley & Associates for acting as special counsel in connection with this transaction. CCB has agreed to indemnify Findley against certain liabilities and expenses in connection with its services as financial advisor to CCB.

    CCB has employed the law firm of Gary Steven Findley & Associates, an affiliate of Findley, as special counsel during the past two years. Gary Steven Findley is the principal of the firm and The Findley Group. The law firm has been paid fees of $34,030 for its services over the last two years. No other amounts have been paid to other Findley affiliates or Findley over the last two years for bank related consulting services.

    MONARCH

    The Board of Directors of Monarch retained RP Financial in February 1997 to provide certain financial advisory and investment banking services to Monarch in conjunction with the Merger, including the rendering of an opinion with respect to the fairness of the Conversion Number from a financial point of view to Monarch Shareholders. In requesting RP Financial's advice and opinion, the Board of Directors of Monarch did not give any special instructions to RP Financial, or impose any limitations upon the scope of the investigation which RP Financial might wish to conduct to enable it to give its opinion. RP Financial was selected by Monarch to act as its financial advisor because of RP Financial's expertise in the valuation of financial institutions and their securities for a variety of purposes including its expertise in connection with mergers and acquisitions of banking entities, including commercial banks, bank holding companies,

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and savings institutions. RP Financial previously acted as financial advisor to
Monarch in valuation matters not related to the Merger.

    On March 19, 1997, at a meeting of the Monarch Board, RP Financial rendered its opinion to the Monarch Board that, as of such date, the Conversion Number was fair to Monarch Shareholders from a financial point of view. That opinion was updated as of the date of this Joint Proxy Statement--Prospectus. In connection with its opinion dated the date hereof, RP Financial also confirmed the appropriateness of its reliance on the analysis used to render its previous opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

    The full text of the opinion of RP Financial, dated as of the date hereof, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix D to this Joint Proxy
Statement--Prospectus and is incorporated herein by reference. Monarch's shareholders are urged to read the opinion in its entirety.

    THE OPINION OF RP FINANCIAL IS DIRECTED TO THE BOARD OF DIRECTORS OF MONARCH IN ITS CONSIDERATION OF THE MERGER CONSIDERATION AS DESCRIBED IN THE MERGER AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF MONARCH AS TO ANY ACTION THAT SUCH SHAREHOLDER SHOULD TAKE IN CONNECTION WITH THE MERGER AGREEMENT, OR OTHERWISE. IT IS FURTHER NOTED THAT THE OPINION OF RP FINANCIAL IS BASED ON MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING ON THE DATE HEREOF.

    The opinion states that RP Financial reviewed and analyzed the following material in conjunction with its analysis of the Conversion Number: (a) the Merger Agreement and the Joint Proxy Statement-- Prospectus; (b) the following information for CCB: (i) audited financial statements for the fiscal years ended December 31, 1994 through December 31, 1996, incorporated in Annual Reports to shareholders or in Form 10-K for such years, shareholder and internal reports, quarterly financial statements for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 incorporated in Form 10-Q for such quarters and recent developments through March 31, 1997 as disclosed in this Joint Proxy Statement-- Prospectus; (ii) the Private Placement Memorandum for CCB, dated September 28, 1995; (iii) proxy statements for the last two fiscal years, and
(iv) unaudited internal and regulatory financial reports and analyses prepared by management of CCB regarding various aspects of CCB's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of CCB; and (c) the following information for Monarch: (i) audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1996, incorporated in Annual Reports to shareholders or in Form 10-K for such years; (ii) recent developments as disclosed in this Joint Proxy Statement--Prospectus, including interim financial results through March 31, 1997 and the summary description and pro forma impact of the proposed acquisition of SCB by Monarch pursuant to the SCB Merger Agreement; (iii) the Private Placement Memorandum for Monarch, dated May 6, 1996, prepared in conjunction with Monarch's acquisition of Western Bank; (iv) proxy statements for the last two fiscal years, and (v) unaudited internal and regulatory financial reports and analyses prepared by management of Monarch regarding various aspects of Monarch's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of Monarch.

    The opinion further states that RP Financial viewed the trading activity of the Monarch Common Stock and CCB Common Stock, and compared it to similar information for banking institutions with comparable resources, financial condition, earnings, operations and markets as well as for more widely publicly-traded banking institutions with comparable financial condition, earnings, operations and markets. The opinion further states that in the course of its evaluation and analyses, RP Financial conducted discussions with managements of Monarch and CCB regarding past and current business operations, financial condition, and future prospects. RP Financial reviewed CCB's financial, operational and market

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area characteristics compared to similar information for comparable banking institutions, evaluated the potential for growth and profitability for CCB in its market, specifically regarding competition by other banks, thrifts, mortgage banking companies, and other financial services companies, economic projections in the local market area, the impact of the regulatory, legislative and economic environments on operations and the public perception of the banking industry, and the pro forma impact on Monarch's financial condition and operations of the Merger, including potential operating efficiencies and earnings improvements available to Monarch as a result of the Merger. The opinion also states that RP Financial considered the potential impact of the proposed SCB acquisition in its analysis, and that RP Financial evaluated those components of the proposed SCB acquisition that could reasonably affect RP Financial's fairness conclusion.

    As set forth in the opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Monarch and CCB furnished to RP Financial by the respective companies, as well as publicly-available information regarding other financial institutions and economic data. RP Financial relied upon the managements of Monarch and CCB as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to RP Financial, and assumed that such forecasts reflected the best currently available estimates and judgments of such managements and that such financial forecasts would be realized in the amounts and in the time periods estimated by such managements. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of Monarch or CCB. Moreover, RP Financial expressed no opinion on matters of a legal, accounting or tax nature or the ability of the Merger to be consummated as set forth in the Merger Agreement.

    The financial forecasts reviewed by RP Financial were prepared by the managements of Monarch and CCB and their advisors. Neither Monarch nor CCB publicly discloses internal management forecasts of the type provided to the Monarch Board and RP Financial in connection with the review of the Merger, and such financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based upon numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, actual results could vary significantly from those set forth in such financial forecasts.

    In connection with rendering its opinion, RP Financial performed a variety of analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RP Financial stated that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial made numerous assumptions with respect to industry performance, business and economic conditions, applicable laws and regulations, and other matters, many of which are beyond the control of Monarch. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. No company or transaction utilized in RP Financial's analyses was identical to Monarch, CCB or the Merger. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

    The following is a summary of the material financial analyses performed by RP Financial in connection with providing its opinion. In its analysis, RP Financial did not give effect to the Reverse Stock Split. Consequently all data regarding shares of Monarch Common Stock in the following analysis is on a pre-Reverse Stock Split basis, with post-Reverse Stock Split data reflected in parentheses.

    TRANSACTION SUMMARY. RP Financial summarized the terms of the Merger, including the conversion of each share of CCB Common Stock into the right to receive Monarch Common Stock pursuant to the Conversion Number. RP Financial also summarized the accounting treatment of the Merger, the methodology utilized to determine the Conversion Number, and the pricing ratios indicated by the Conversion Number relative to the book value, tangible book value, assets, deposits and earnings of CCB.

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    COMPARABLE TRANSACTIONS ANALYSIS.  In this analysis, RP Financial conducted an evaluation of the financial terms, financial condition, and operating condition of other recent business combinations among comparable banking institutions both pending and completed. In conjunction with its analysis, RP Financial considered the multiples of book value, earnings, deposits, and assets implied by the terms in such completed and pending comparable transactions. The comparable transactions involved selling companies whose financial characteristics were comparable to those of CCB including companies operating in the Western United States and California. More specifically, the criteria included selling companies with total assets of between $100 million and $1.5 billion, tangible equity to assets of between four percent and eleven percent, year-to-date return on averages assets greater than 0.25 percent, and a ratio of nonperforming assets to total assets less than five percent. A total of 22 transactions were announced between October 1, 1994 and December 18, 1996 meeting the aforementioned criteria, and these constitute the "Comparable Transactions." A second group of comparable transactions was selected using the same criteria as above, EXCEPT that the geographic restriction was eliminated to result in a larger comparable group consisting of all transactions in the United States announced between January 1, 1996 and December 31, 1996. A total of 82 transactions met the criteria, and these constitute the "All U.S. Transactions." RP Financial calculated the pricing ratios implied by the Conversion Number by valuing the Monarch Common Stock at $2.31 per share ($19.64 per share after giving effect to the Reverse Stock Split), the average bid price for the five trades which were reported between November 6, 1996 and December 27, 1996. The price-to-tangible book value ratio indicated by the Conversion Number was 2.34x, versus a median price-to-tangible book value ratio indicated by the All U.S. Transactions of 2.22x. The price-to-earnings multiple indicated by the Conversion Number was 15.6x trailing twelve month earnings, versus a median price-to-earnings multiple of 16.5x for the Comparable Transactions and a median of 17.7x for the All U.S. Transactions. The core deposit premium indicated by the Conversion Number was 10.5 percent, versus a median deposit premium of 8.8 percent for the Comparable Transactions and median deposit premium of 12.8 percent for the All U.S. Transactions. And the price-to-assets ratio indicated by the Conversion Number was 16.7 percent, versus a median price-to-assets ratio indicated by the Comparable Transactions of 15.9 percent and a median price-to-assets ratio indicated by the All U.S. Transactions of 17.6 percent. The price-to-tangible book value comparison suggested that the Conversion Number exceeded the prices indicated by the Comparable Transactions and the All U.S. Transactions. However, the price-to-earnings, deposit premium, and price-to-assets comparisons suggested that the Conversion Number was equivalent to or more favorable than the prices indicated by the Comparable Transactions and the All U.S. Transactions. RP Financial concluded that the most meaningful determinate of long term value is earnings, and that the more favorable earnings multiple implied by the Conversion Number relative to both the median for the Comparable Transactions and the median for the All U.S. Transactions supported the fairness conclusion.

    IMPACT ANALYSIS. In this analysis, RP Financial analyzed certain balance sheet and income statement data for Monarch and CCB on a pro forma combined basis. Such analysis reviewed the pro forma and forecasted profitability, capital, tangible capital, credit quality, and asset size of Monarch and CCB. The analysis was based on pooling-of-interests accounting treatment and showed, among other things, that the combined company will have approximately $864 million in assets and stockholders' equity of approximately $77 million on a pro forma combined basis after the Merger. Profitability was evaluated assuming certain specific levels of expense savings. The financial terms of the Merger were analyzed on a fully diluted basis, including the impact of existing options and the options to be issued in conjunction with the Merger. Based on the impact analysis, the Merger was forecasted to be initially dilutive to Monarch's fully diluted book value per share, with fully diluted book value per share realizing a decrease of approximately 19 percent. At the same time, the Merger was forecasted to be accretive to Monarch's fully diluted tangible book value per share, with fully diluted tangible book value per share realizing an increase of approximately 6 percent. Relative to fully diluted earnings per share, the Merger was forecasted to be accretive to Monarch's forecasted 1997 and 1998 earnings per share, with fiscal 1997 fully diluted earnings per share realizing an increase of approximately 12 percent and fiscal 1998 fully diluted earnings per share realizing an increase of approximately 22 percent. The benefits to the holders of Monarch Common Stock of the

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tangible book value and earnings accretion were evaluated relative to the dilution in reported book value per share. RP Financial also reviewed the impact analysis, assuming that the Merger was accounted for using purchase accounting treatment. RP Financial determined that the economic benefit of the Merger, and consequently the fairness conclusion, were unchanged by the form of accounting treatment applied. RP Financial also took into account such factors as Monarch's greater market capitalization and the greater liquidity of the Monarch Common Stock on a combined pro forma basis, as well as the competitive advantages anticipated to be realized by Monarch as a result of the Merger in terms of increased asset size, available economies of scale, expanded number of markets served through the expanded branch network, and future opportunities for expansion. The Impact Analysis was based on data available at the time performed and should not be construed as indicative of the actual impact of the Merger upon consummation or future impact of the Merger following consummation.

    DISCOUNTED CASH FLOW ANALYSIS. RP Financial prepared two discounted cash flow ("DCF") analyses, both of which incorporated a five year financial projection and cash flow analysis to shareholders. For purposes of comparability, both DCF analyses were prepared without reflecting the impact of the Reverse Stock Split.

    Monarch Stand-Alone Business Plan. The first DCF analysis considered Monarch on a stand-alone basis, without considering the impact of the Merger. The stand-alone DCF analysis was based on internal forecasts prepared by management of Monarch and their advisors, which incorporated several specific factors reflecting the operating environment of Monarch, including growth prospects in the local market, the level of competition from other financial institutions, and future earnings projections for Monarch under the current business plan. The projections of future cash flows to shareholders included the payment of cash dividends during interim years and the receipt of consideration at the end of five years, assuming a terminal value for the Monarch Common Stock. The projections of future cash flows assumed payment of cash dividends to common stockholders, asset growth of approximately 4.8 percent annually, return on average assets ranging from 1.1 percent to 1.5 percent of average assets over the five year projection period, and realization of a terminal value at the end of five years of operations. Cash dividends were assumed to reflect the payout of excess capital, assumed to be all tangible capital in excess of six percent of assets, to common stockholders equity. The terminal value was calculated using an assumption of 16.5x year five earnings and 1.78x year five tangible book value, each measure weighted equally, which represent the median sale-of-control valuations from the Comparable Transactions analysis discussed previously. The cash flow represented by the dividends and terminal value was discounted to present value using a discount rate of 12 percent. The stand-alone DCF analysis indicated present value to Monarch Shareholders of approximately $2.69 per share ($22.87 per share after giving effect to the Reverse Stock Split).

    Merger Scenario. The second DCF analysis considered the operations of Monarch on a pro forma basis, considering the impact of the Merger including issuance of the Monarch Common Stock based on the Conversion Number, the estimated transaction adjustments, and incorporating the impact of consolidating the operations of CCB and achieving operating synergies. The merger scenario was based on internal forecasts prepared by management of Monarch and their advisors. The projections of future cash flows to shareholders included cash dividends and the receipt of consideration at the end of five years, assuming a terminal value for the Monarch Common Stock. The assumptions with regard to cash dividend policy and terminal value were unchanged from the "Stand-Alone Business Plan" scenario. The Merger Scenario assumed asset growth for the merged company of approximately 4.7 percent annually, return on average assets ranging from 1.4 percent to 1.6 percent over the five year period, and realization of a terminal value at the end of five years of operations. The cash flow represented by the dividends and terminal value was discounted to present value using a discount rate of 12 percent. The Merger DCF analysis indicated a present value to Monarch Shareholders of approximately $2.85 per share ($24.23 per share after giving effect to the Reverse Stock Split). RP Financial considered the results of these two DCF analyses in its fairness analysis, concluding that the superior present value per share generated under the Merger DCF Analysis supporting the fairness conclusion.

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    In addition to these financial analyses, RP Financial considered several other considerations in reaching its fairness conclusion. Such other considerations included the greater market capitalization of the merged company relative to Monarch on a stand-alone basis, suggesting the potential for greater liquidity in the shares of Monarch Common Stock; the likelihood that the merged company would be attractive to a greater number of institutional and other investors by virtue of its greater asset size and market capitalization relative to Monarch on a stand-alone basis; and, the potential benefits of combining two companies with adjacent market areas, particularly in terms of greater economies of scale, market presence and the complementary branch structure.

    On the basis of these analyses, RP Financial concluded that the Conversion Number, as described in the Merger Agreement, is fair to the shareholders of Monarch from a financial point of view. As described above, RP Financial's opinion and presentation to the Monarch Board was one of many factors taken into consideration by the Monarch Board in making its determination to approve the Merger Agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the Monarch Board, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Exhibit D hereto, which the Monarch Shareholders are urged to read in its entirety.

    Pursuant to a letter dated February 3, 1997 (the "RP Financial Engagement Letter"), RP Financial estimates that it will receive from Monarch total fees of $40,000, of which $35,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Merger. In addition, Monarch has agreed to indemnify RP Financial against certain liabilities, including liabilities under the federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of the material federal income tax consequences of the Merger. The discussion may not apply in the special circumstances of particular CCB Shareholders, such as CCB Shareholders that are insurance companies, securities dealers, financial institutions, foreign persons or persons who hold CCB Common Stock as part of a straddle or hedging or conversion transaction. Further, the following does not discuss any aspects of state, local or foreign taxation. This discussion is based upon laws, regulations, rulings and decisions now in effect and on proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. No ruling has been or will be requested from the Internal Revenue Service on any tax matter relating to the Merger.

    As of the date of the Joint Proxy Statement--Prospectus, Sullivan & Cromwell, special counsel to Monarch, and O'Melveny & Myers LLP, special counsel to CCB, have advised Monarch and CCB respectively, that in their opinion:

        (a) the Merger will constitute a tax-free reorganization under Section 368(a) of the Code and that Monarch and CCB will each be a party to the reorganization;

        (b) no income, gain or loss will be recognized by either Monarch or CCB as a result of the consummation of the Merger;

        (c) no income, gain or loss will be recognized by any CCB Shareholder upon the exchange of shares of CCB Common Stock for Monarch Common Stock;

        (d) the adjusted tax basis of Monarch Common Stock received by each CCB Shareholder pursuant to the Merger will be the same as the adjusted tax basis of the shares of CCB Common Stock surrendered in exchange therefor; and

        (e) the holding period of Monarch Common Stock received by each CCB Shareholder in the Merger will include the period during which the shares of CCB Common Stock surrendered and exchanged therefor were held, provided that such CCB Common Stock is held as a capital asset by the CCB Shareholder at the Effective Time.

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    CCB Shareholders and Monarch Shareholders who exercise their Dissenters'
Rights and who receive cash in exchange for their respective shares will be treated as having received such payment in redemption of the shares. In general, if the shares are held as a capital asset at the Effective Time, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively, any CCB Common Stock that is exchanged in the Merger for Monarch Common Stock, the payment for dissenting shares to such holder could, in certain circumstances, be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising Dissenters' Rights should consult such holder's own tax advisor as to the possibility that any payment to such holder will be treated as dividend income.

    Consummation of the Merger is conditioned, among other things, on receipt by Monarch of an opinion of Sullivan & Cromwell and receipt by CCB of an opinion of O'Melveny & Myers LLP, each dated the Effective Date, to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) Monarch and CCB will each be a party to that reorganization, thereby satisfying the Tax-Free Reorganization Condition. An opinion of counsel is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected herein or that the positions herein will be upheld by the courts if challenged by the Internal Revenue Service. The opinions of Sullivan & Cromwell and O'Melveny & Myers LLP summarized above are or will be based, among other things, on representations contained in certificates of Monarch, CCB and others. The Tax-Free Reorganization Condition is a principal term of the Merger, and as such the condition may not be waived under California law by either Monarch or CCB after their shareholders have approved the principal terms of the Merger. See "THE MERGER AGREEMENT-- WAIVER AND AMENDMENT."

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
    BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF MONARCH COMMON STOCK AND CCB COMMON STOCK AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

    The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA, which requires that the Federal Reserve Board take into consideration, among other things, competition, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if (a) it would result in a monopoly or in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (b) its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the Federal Reserve Board must also assess the records of the depository subsidiaries of Monarch and CCB under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze and take into account, when evaluating an application, each depository institution record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation. NBSC, Monarch Bank and Western Bank have CRA ratings of "outstanding," "satisfactory" and "satisfactory," respectively.

    Under the BHCA, the Merger may not be consummated until the fifteenth day following the date of Federal Reserve Board approval. If the United States Department of Justice commenced an action challenging the Merger on antitrust grounds during such fifteen-day period, commencement of such action would stay the effectiveness of the Federal Reserve Board approval, unless a court specifically orders otherwise.

    The Bank Merger is subject to prior approval by the OCC. The Bank Merger Act prohibits the OCC from approving a bank merger (a) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (b) if its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the OCC finds that the anticompetitive effects of the merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act and applicable regulations, the Bank Merger may not be consummated until the fifteenth day following the date of receipt of OCC approval, during which time the United States Department of Justice may challenge the Bank Merger on antitrust grounds. In addition, the Bank Merger Act requires that the OCC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The OCC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the requirements of the Community Reinvestment Act are not satisfied. An application for the requisite approval of the Bank Merger by the OCC has been submitted. No assurances can be given, however, that such approval will be received or that the Bank Merger will be consummated.

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    Monarch and CCB are not aware of any material governmental approvals or actions that are required for consummation of the Merger and the Bank Merger, except as described above. Should any such approval or action be required, it is currently contemplated that such approval or action would be sought.

    The Merger cannot proceed in the absence of the regulatory approvals. Monarch and CCB have agreed in the Merger Agreement to use reasonable best efforts promptly to take all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including using efforts to obtain all necessary approvals from all applicable governmental entities, making all necessary registrations, applications and filings and obtaining any contractual consents and regulatory approvals. However, there can be no assurance that such regulatory approvals will be obtained or as to the date of any such approval. There can also be no assurance that any such approval will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described below under "THE MERGER AGREEMENT--Conditions."

    Monarch and CCB submitted initial applications seeking approval of the Merger and related matters to the Federal Reserve Board on March 17, 1997, and the Federal Reserve Board accepted final applications for processing on April 17, 1997. Monarch and CCB each expect to obtain approvals of such applications by May 17, 1997. On March 28, 1997, Monarch Bank and NBSC also submitted an application to the OCC seeking approval of the Bank Merger, and Monarch Bank and NBSC each expects to obtain approval of such application by May 15, 1997.

RESALE OF MONARCH COMMON STOCK

    All shares of Monarch Common Stock received by CCB Shareholders in the Merger will be freely transferrable, except that shares of Monarch Common Stock received by such shareholders who are deemed to be "affiliates" (as defined for purposes of Rule 145 under the Securities Act) of CCB as of the date of the CCB Meeting may be resold by them only pursuant to an effective registration statement under the Securities Act covering resales of such shares or in transactions permitted by the resale provisions of Rule 145 of the Securities Act (or pursuant to Rule 144 under the Securities Act in the case of such persons who become affiliates of Monarch) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of CCB or Monarch generally include individuals or entities that control, are controlled by, or are under common control with, such entities and may include certain officers and directors of such entities as well as principal shareholders of such entities.

    CCB has agreed in the Merger Agreement to use all reasonable efforts to cause each director and executive officer who is identified as a possible affiliate of CCB to enter into an agreement providing that such person will not offer, sell, pledge, transfer or otherwise dispose of any shares of Monarch Common Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least thirty days of combined operations of Monarch and CCB have been published. In addition, each person who is an affiliate of Monarch or will become an affiliate of Monarch on the Effective Date will be required to execute a standstill letter with respect to his/her ability to sell shares of Monarch Common Stock acquired in the Merger following consummation of the Merger. See "THE MERGER AGREEMENT--Exchange of Stock Certificates."

    It is a condition to the consummation of the Merger that the Merger be accounted for as a "pooling-of-interests" for accounting and financial reporting purposes (although such condition may be waived by the mutual agreement of the parties as discussed elsewhere herein). Certain SEC guidelines indicate that the "pooling-of-interests" method generally will not be challenged on the basis of selling of shares by affiliates of the acquiring or the acquired company if such affiliates do not dispose of any shares (other than a "DE MINIMIS" number of shares) of the stock they received in connection with the Merger during the period beginning thirty days before the Merger and ending when financial results covering at least thirty

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days of post-merger operations of the combined enterprise have been published.
See "--Accounting Treatment."

CERTAIN EFFECTS OF THE MERGER

    Monarch will be the surviving corporation in the Merger. Once the Merger has been consummated, the trading of CCB Common Stock will not be reported on the National Daily Quotation Service "pink sheets," and CCB will no longer be required to file reports pursuant to the Exchange Act. It is anticipated that the management and operation of Monarch and CCB will be integrated after the Merger, but neither the Merger nor the Bank Merger is expected to affect the day-to-day banking operations of Monarch Bank, Western Bank or NBSC. However, CCB has agreed, subject to certain conditions, at or before the Effective Time, to make such accounting adjustments as Monarch requests in order to implement its plans regarding NBSC or to reflect merger-related expenses and costs. See "THE MERGER AGREEMENT-- Certain Covenants--Certain Policies of CCB." The Merger Agreement also provides that the Board of Directors of the Surviving Corporation will include William H. Jacoby, Robert L. McKay and Mark H. Stuenkel, each currently a director of CCB. The Monarch Board will consist of the seven directors elected at the Monarch Annual Meeting until the Effective Time, at which time the Monarch board will adopt resolutions fixing the exact number of directors at ten and appointing Messrs. Jacoby, McKay and Stuenkel to fill the vacancies created thereby. All members of the CCB Board and certain officers of CCB as specified by Monarch will resign as of the Effective Time. See "THE MERGER AGREEMENT-- Conditions."

    The Merger Agreement also provides that Monarch and CCB will take all actions necessary to consummate and make effective the Bank Merger immediately following the Effective Time on the Effective Date. Monarch Bank and NBSC have entered into the Bank Merger Agreement, which provides, among other things, that the existing directors of NBSC will continue as directors following the Bank Merger. See "THE MERGER AGREEMENT--The Bank Merger."

    After the Merger, the Surviving Corporation will be headquartered at 30000 Town Center Drive, Laguna Niguel, California 92677. The telephone number at such offices will be (714) 495-3300.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL

    In considering the recommendations of the Monarch Board and the CCB Board, the Monarch Shareholders and the CCB Shareholders should be aware that certain members of management of each of Monarch and CCB and of the Monarch Board and the CCB Board have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of shareholders generally and which may create potential conflicts of interest. These interests include, among others, provisions in the Merger Agreement relating to the indemnification of CCB and NBSC officers and directors; directors' and officers' liability insurance; the appointment of three members of the CCB Board to the Monarch Board at the Effective Time; certain employment agreements and employee benefits discussed below; and the beneficial ownership by John M. Eggemeyer, a Monarch Director, of 80 percent of BPI which provided financial advisory and consulting services in connection with the Merger.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    The Merger Agreement provides that from and after the Effective Time, Monarch will indemnify each director and officer of CCB and NBSC, determined as of the Effective Time, against certain liabilities arising out of matters existing or occurring at or prior to the Effective Time to the extent to which such indemnified parties were entitled under California law and CCB's Articles of Incorporation or By-Laws in effect on December 19, 1996. Monarch will also advance expenses as incurred to the extent permitted under California law and CCB's Articles of Incorporation and By-Laws. In addition, for a period of six

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
years after the Effective Time, Monarch will use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by CCB, provided that Monarch may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time. See "THE MERGER AGREEMENT--Conditions-- Indemnification; Directors' and Officers' Insurance."

    APPOINTMENT OF DIRECTORS

    The Merger Agreement provides that William H. Jacoby, Robert L. McKay and Mark H. Stuenkel, each currently a director of CCB, will be appointed a member of the Board of Directors of Monarch upon consummation of the Merger. The Monarch Board will consist of the seven directors elected at the Monarch Annual Meeting until the Effective Time, at which time the Monarch Board will adopt resolutions fixing the exact number of directors at ten and appointing Messrs. Jacoby, McKay and Stuenkel to fill the vacancies created thereby. Each of the current directors of NBSC will remain directors of NBSC.

    EMPLOYMENT AGREEMENTS

    Monarch will honor the Salary Continuation Agreements of William H. Jacoby, Mark H. Stuenkel and Abdul Memon in accordance with their terms. Monarch and Messrs. Jacoby and Stuenkel are currently discussing the possibility of entering into employment agreements upon consummation of the Merger. If either or both of Messrs. Jacoby and Stuenkel enter into such employment agreements, the Salary Continuation Agreement for such party or parties will be terminated. See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Compensation of Executives of CCB--Executive Salary Continuation Agreements."

    In February 1997, E. Lynn Caswell, Monarch and Monarch Bank entered into the Release pursuant to which Mr. Caswell agreed to resign as President and Chief Executive Officer of Monarch Bank and as a Director of Monarch and to waive all rights to any and all options to purchase shares of Monarch Common Stock. In connection with the Release, Mr. Caswell received a payment of $347,600. Mr. Caswell will continue to serve as Vice Chairman of Monarch.

    EMPLOYEE BENEFITS

    Pursuant to the Merger Agreement, the employee plans of CCB and NBSC in effect on December 19, 1996 (except the 1982 Plan and the CCB Award Plan) will remain in effect for a period of at least six months after the Effective Time with respect to employees of CCB and NBSC covered by such plans at the Effective Time. Monarch will take such steps as are required so that each person employed by CCB or NBSC prior to the Effective Time who remains an employee of the Surviving Corporation or its subsidiaries following the Effective Time (each a "Continued Employee") will be entitled to participate in the employee benefit plans that are in effect generally for employees of Monarch's subsidiaries from time to time (all such plans, collectively, "Monarch's Benefit Plans"), if such Continued Employee shall be eligible (or, with respect to discretionary Monarch's Benefit Plans, selected) for participation therein and otherwise are not participating in a similar plan which continues to be maintained by the Surviving Corporation and its subsidiaries. Continued Employees will be eligible to participate on the same basis as similarly situated employees of Monarch or Monarch's subsidiaries. All such participation will be subject to such terms of Monarch's Benefit Plans as may be in effect from time to time. Monarch and Monarch's subsidiaries will, solely for purposes of vesting and eligibility to participate in Monarch's Benefit Plans, recognize credit for each Continued Employee's term of service with CCB and CCB's subsidiaries. See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Executive Compensation" and "THE MERGER AGREEMENT--Certain Covenants--Employee Benefits."

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    STOCK PURCHASE RIGHTS

    Pursuant to the terms of a Holding Company Support Agreement, dated as of October 1, 1994, among CCB, Robert L. McKay, Chairman of the Board of CCB and CCB's largest shareholder, and the Robert L. McKay and Elaine McKay Family Trust, dated January 29, 1991 (the "Support Agreement"), CCB was obligated to issue to Robert L. McKay warrants to acquire shares of CCB Common Stock on each March 19 until a note originally in the aggregate principal amount of $2,350,000 issued by CCB to Mr. McKay was paid in full. The note was executed by CCB in consideration for the repayment by Mr. McKay of a loan made to CCB by Bank of America. The number of warrants which may be issued originally was 25,000 but, in accordance with the terms of the Support Agreement, has been reduced to zero to reflect a prepayment of the Note in full. The warrants are exercisable for a period of seven years at an exercise price equal to 80 percent of the book value of CCB at the end of the quarter preceding the date the warrants are issued. Warrants to purchase 3,723 shares of CCB Common Stock were issued to Mr. McKay at an exercise price of $6.60 per share on March 19, 1997, prior to prepayment in full of the note. All such warrants were exercised by Mr. McKay prior to the date hereof.

    OWNERSHIP OF BPI

    BPI, an entity 80 percent of which is beneficially owned by John M. Eggemeyer, serves as a financial advisor to Monarch under an engagement letter dated May 17, 1995. In that capacity, it is anticipated that BPI will be paid fees of approximately $1.35 million in connection with the acquisition of CCB by Monarch. See "THE ANNUAL MEETING OF MONARCH SHAREHOLDERS--Security Ownership of Certain Beneficial Ownership and Monarch Management" and "--Certain Relationships and Related Transactions."

    RELATED TRANSACTIONS

    Other than the Merger Agreement, the Stock Option Agreement, the Shareholder Agreements, the employment agreements that may be negotiated for Messrs. Jacoby and Stuenkel and the transactions contemplated by and described in this Joint Proxy Statement--Prospectus, Monarch and CCB do not know of any past, present or proposed material contracts, arrangements or understandings between Monarch or its affiliates on the one hand and CCB and its affiliates on the other hand.

PROPOSED AMENDMENTS TO MONARCH'S AMENDED ARTICLES OF INCORPORATION

    The Monarch Board is unanimously proposing to amend Monarch's Amended Articles of Incorporation to change the name of Monarch to "Western Bancorp." In addition, the Monarch Board is unanimously proposing to amend Monarch's Amended Articles of Incorporation to effect the Reverse Stock Split, pursuant to which each 8.5 shares of the currently outstanding Monarch Common Stock will represent one new share. Such amendments will not become effective until immediately prior to the Effective Time. The name change will not affect in any way the validity or transferability of stock certificates currently outstanding. Monarch Shareholders will not be required to surrender for exchange any certificates currently held by them. Monarch Shareholders desiring to exchange current Monarch stock certificates for stock certificates of Western Bancorp representing shares giving effect to the Reverse Stock Split will be able to do so after the Merger by mailing their Monarch stock certificates with an appropriate written request to U.S Stock Transfer Corporation, the transfer agent, at the following address:

             U.S. Stock Transfer Corporation
             1745 Gardena Avenue, Suite 200
             Glendale, California 91204-2991
             Attention: William Garsa

DISSENTERS' RIGHTS

    In connection with the Merger, Monarch Shareholders and CCB Shareholders may be entitled to dissenters' rights under Chapter 13 of the CGCL ("Dissenters' Rights"), the text of which is attached hereto as Appendix F hereto. The description of Dissenters' Rights contained in this Joint Proxy
Statement--Prospectus is qualified in its entirety by reference to Chapter 13 of the CGCL.

    If no instructions are indicated on proxies received by Monarch or CCB, such proxies will be voted for the proposal to approve the principal terms of the Merger Agreement at the CCB Meeting and the Monarch Meeting. Those Monarch Shareholders and CCB Shareholders who return their proxies without instructions, resulting in a vote for the approval of the principal terms of the Merger Agreement, will not be entitled to Dissenters' Rights.

    CCB DISSENTERS' RIGHTS

    If the Merger is approved, a holder of shares of CCB Common Stock ("Dissenting CCB Shares") who objects to the Merger ("Dissenting CCB Shareholder") will be entitled to payment in cash of the fair market value as of December 18, 1996 of the Dissenting CCB Shares held by such Dissenting CCB Shareholder and such shares will not be converted into or represent the right to receive such shareholder's respective pro rata portion of the Merger Consideration (as defined herein), provided that (a) such shares were outstanding immediately prior to the date for the determination of the CCB Shareholders entitled to vote on the Merger; (b) the Dissenting CCB Shareholder did not vote his/her shares in favor of the Merger; (c) the Dissenting CCB Shareholder made a demand (the "CCB Demand") within the time period allotted as described below that CCB purchase the Dissenting CCB Shares at their fair market value as of December 18, 1996, in accordance with Section 1301 of the CGCL; and
(d) the Dissenting CCB Shareholder has submitted for endorsement certificates representing the Dissenting CCB Shares, in accordance with Section 1302 of the CGCL. However, it is a condition to Monarch's obligation to consummate the Merger that Dissenters' Rights have been exercised by no more than five percent of the outstanding shares of CCB Common Stock. Consequently, if CCB Demands are made by holders of more than five percent of the CCB Common Stock, the Merger will not be consummated unless Monarch waives the Dissenters' Rights Condition. See "--Accounting Treatment."

    The CCB Demand must (a) be a written demand to purchase the Dissenting CCB Shares and make payment to the Dissenting CCB Shareholder in cash of their fair market value as of December 18, 1996; (b) be received by CCB within thirty days after the date on which the notice of approval of the Merger by the CCB Shareholders was mailed to the Dissenting CCB Shareholder (as described in the second following paragraph); (c) reasonably inform CCB of the Dissenting CCB Shareholder's identity and of the Dissenting CCB Shareholder's intention thereby to demand the purchase of its Dissenting CCB Shares; (d) state the number and class of the shares held of record by the Dissenting CCB Shareholder which the Dissenting CCB Shareholder demands CCB to purchase; and (e) contain a statement of what the Dissenting CCB Shareholder claims to be the fair market value of his/her Dissenting CCB Shares as of December 18, 1996. Such statement of the fair market value constitutes an offer by the Dissenting CCB Shareholder to sell his/her Dissenting CCB Shares at such price. A Dissenting CCB Shareholder who has made CCB Demand may not withdraw such CCB Demand unless Monarch consents thereto. A proxy or vote against the approval of the principal terms of the Merger Agreement does not in itself constitute a CCB Demand.

    The Dissenting CCB Shareholder must submit the certificates representing the Dissenting CCB Shares for endorsement as Dissenting CCB Shares to CCB (which term, for purposes of this description of Dissenters' Rights, shall be deemed to refer to Monarch if, at the relevant time, the Merger has been consummated) at its principal office or at the office of any transfer agent of CCB within thirty days after the date notice of approval of the Merger by CCB Shareholders was mailed to such Dissenting Shareholder.

    If any CCB Shareholder may have Dissenters' Rights, CCB will mail to such CCB Shareholder a notice of the approval of the Merger by CCB Shareholders within ten days after the date of such approval, accompanied by (a) a copy of Sections 1300, 1302, 1303 and 1304 of Chapter 13 of the CGCL; (b) a statement of the price determined by CCB to represent the fair market value of the Dissenting CCB Shares; and (c) a brief description of the procedure to be followed if the CCB Shareholder desires to exercise his/her Dissenters' Rights under such sections. CCB's statement of price constitutes an offer by CCB to purchase any Dissenting CCB Shares.

    If CCB denies that shares submitted to it as Dissenting CCB Shares are Dissenting CCB Shares, or if CCB and a Dissenting CCB Shareholder fail to agree on the fair market value of the Dissenting CCB Shares, either such Dissenting CCB Shareholder or CCB may file a complaint in the Superior Court of the proper county in California requesting that the court determine such issue. Such complaint must be filed within six months after the date on which notice of approval of the Merger by the CCB Shareholders is mailed to the Dissenting CCB Shareholders.

    On trial of the action, the court will first determine if the shares are Dissenting CCB Shares, and if so determined, the court will either determine the fair market value or appoint an impartial appraiser to do so. If both CCB and the Dissenting CCB Shareholder fail to file a complaint within six months after the date on which notice of the approval of the Merger was mailed to the Dissenting CCB Shareholders, the Dissenting CCB Shareholder will lose his/her Dissenters' Rights. In addition, if the Dissenting CCB Shareholder transfers such Dissenting CCB Shares prior to their submission for the required endorsement, such shares will lose their status as Dissenting CCB Shares.

    Any demands, notices, certificates or other documents delivered to CCB prior to the Merger may be sent to Abdul Memon, Assistant Secretary, California Commercial Bankshares, 4100 Newport Place, Newport Beach, California, 92660. Thereafter, they may be sent to, Arnold C. Hahn, Secretary, Monarch Bancorp, 30000 Town Center Drive, Laguna Niguel, California 92677.

    FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE HOLDER UNDER CHAPTER 13 OF THE CGCL. A PERSON HAVING A BENEFICIAL INTEREST IN CCB COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CHAPTER 13 OF THE CGCL IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

    MONARCH DISSENTERS' RIGHTS

    The Merger is conditioned on the designation for quotation of Monarch Common Stock on the NASDAQ National Market upon consummation of the Merger. Assuming that condition is satisfied immediately prior to the consummation of the Merger, Monarch Shareholders will not have Dissenters' Rights unless demands for purchase in cash of such shares at their fair market value as of December 18, 1996 pursuant to Section 1301 of the CGCL (a "Monarch Demand") are made with respect to five percent or more of the outstanding shares of Monarch Common Stock (before giving effect to the Merger). Such Monarch Demands must be received by Monarch or its transfer agent not later than the date of the Monarch Meeting. In the event that Monarch Demands are made with respect to five percent or more of the outstanding shares of Monarch Common Stock on or before the date of the Monarch Meeting, the Monarch Shareholders who made Monarch Demands will be entitled to Dissenters' Rights, provided that such Dissenters' Rights are perfected pursuant to Chapter 13 of the CGCL. However, it is a condition to Monarch's obligation to consummate the Merger that Dissenters' Rights have been exercised by no more than five percent of the outstanding shares of Monarch Common Stock. Consequently, if Monarch Demands are made by holders of more than five percent of the Monarch Common Stock giving rise to

Dissenters' Rights for Monarch Shareholders who have perfected such Dissenters' Rights, the Merger will not be consummated unless Monarch waives the Dissenters' Rights Condition.

    In the event that (i) the Merger is approved by the shareholders of Monarch and CCB, (ii) Monarch Demands are made by holders of more than five percent of the Monarch Common Stock and (iii) Monarch elects nonetheless to proceed with the Merger, a holder of Monarch Common Stock ("Dissenting Monarch Shares") who objects to the Merger ("Dissenting Monarch Shareholder") will be entitled to payment in cash of the fair market value as of December 18, 1996 of their Dissenting Monarch Shares, provided that (a) such shares were outstanding immediately prior to the date for the determination of shareholders entitled to vote on the Merger; (b) the Dissenting Monarch Shareholder voted his/her shares against the approval of the principal terms of the Merger Agreement; (c) the Dissenting Monarch Shareholder made a Monarch Demand; and (d) the Dissenting Monarch Shareholder has submitted for endorsement certificates representing his/her Dissenting Monarch Shares, in accordance with Section 1302 of the CGCL.

    The Monarch Demand must (a) be a written demand to purchase the Dissenting Monarch Shares and make payment to the Dissenting Monarch Shareholder in cash of their fair market value as of December 18, 1996; (b) be received by Monarch on or before the date of the Monarch Meeting; (c) reasonably inform Monarch of the Dissenting Monarch Shareholder's identity and of the Dissenting Monarch Shareholder's intention thereby to demand the purchase of its Dissenting Monarch Shares; (d) state the number and class of the shares held of record by the Dissenting Monarch Shareholder which the Dissenting Monarch Shareholder demands Monarch to purchase; and (e) contain a statement of what the Dissenting Monarch Shareholder claims to be the fair market value of his/her Dissenting Monarch Shares as of December 18, 1996. Such statement of the fair market value constitutes an offer by the Dissenting Monarch Shareholder to sell his/her Dissenting Monarch Shares at such price. A Monarch Dissenting Shareholder who has made such a demand for payment may not withdraw such Demand unless Monarch consents thereto. A proxy or vote against the approval of the principal terms of the Merger Agreement does not in itself constitute a Demand.

    The Dissenting Monarch Shareholder must submit the certificates representing the Dissenting Monarch Shares for endorsement as Dissenting Monarch Shares to Monarch at its principal office or at the office of any transfer agent of Monarch within thirty days after the date notice of approval of the Merger by Monarch Shareholders was mailed to such Dissenting Monarch Shareholder.

    If any Monarch Shareholder may have Dissenters' Rights, Monarch will mail to each such shareholder a notice of the approval of the Merger by the Monarch Shareholders within ten days after the date of such approval, accompanied by (a) a copy of Sections 1300, 1302, 1303 and 1304 of Chapter 13 of the CGCL; (b) a statement of the price determined by Monarch to represent the fair market value as of December 18, 1996 of the Dissenting Monarch Shares; and (c) a brief description of the procedure to be followed if the shareholder desires to exercise his/her Dissenters' Rights under such sections. Monarch's statement of price constitutes an offer by Monarch to purchase such Dissenting Monarch Shares.

    If Monarch denies that shares submitted to it as Dissenting Monarch Shares are Dissenting Monarch Shares, or if Monarch and a Dissenting Monarch Shareholder fail to agree on the fair market value of Dissenting Monarch Shares, either such Dissenting Monarch Shareholder or Monarch may file a complaint in the Superior Court of the proper county in California requesting that the court determine such issue. Such complaint must be filed within six months after the date on which notice of approval of the Merger is mailed to Dissenting Monarch Shareholders.

    On trial of the action, the court will first determine if the shares are Dissenting Monarch Shares, and if so determined, the court will either determine the fair market value or appoint an impartial appraiser to do so. If both Monarch and the Dissenting Monarch Shareholder fail to file a complaint within six months after the date on which notice of the approval of the Merger was mailed to the Dissenting Monarch Shareholders, such Dissenting Monarch Shareholder will lose his/her Dissenters' Rights. In addition, if the

Dissenting Monarch Shareholder transfers such Dissenting Monarch Shares prior to their submission for the required endorsement, such shares will lose their status as Dissenting Monarch Shares.

    Any demands, notices, certificates or other documents delivered to Monarch may be sent to Arnold C. Hahn, Secretary, Monarch Bancorp, 30000 Town Center Drive, Laguna Niguel, California 92677.

    In the event that the Monarch Common Stock is not designated for quotation on the NASDAQ National Market at the Effective Time and CCB waives that condition to its obligation to consummate the Merger, Monarch Shareholders electing to perfect their Dissenters' Rights may do so by following the procedures described above under "--CCB Dissenters' Rights" MUTATIS MUTANDIS. As of the date hereof, Monarch expects that it will be successful in having its shares designated for quotation on the NASDAQ National Market, and accordingly each Monarch Shareholder who intends to exercise its Dissenters' Rights should submit a Monarch Demand on or before the date of the Monarch Annual Meeting, vote against the Merger at the Monarch Annual Meeting and take all other action necessary to perfect his/her Dissenters' Rights pursuant to Chapter 13 of the CGCL in order to avoid the risk of waiving his/her Dissenters' Rights.

    FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE HOLDER UNDER CHAPTER 13 OF THE CGCL. A PERSON HAVING A BENEFICIAL INTEREST IN MONARCH COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CHAPTER 13 OF THE CGCL IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, it is currently expected that the Merger will be accounted for as a "pooling-of-interests" in accordance with generally accepted accounting principles, and confirmation by the independent accountants for both Monarch and CCB of the ability to use such accounting treatment is one of the conditions to the consummation of the Merger. Under this method of accounting, the previously recorded assets and liabilities of Monarch and CCB would be carried forward to the Surviving Corporation at their recorded amounts; income and expenses of the Surviving Corporation would include income and expenses of Monarch and CCB for the entire fiscal year in which the Merger occurs; and the reported results of the separate corporations for prior periods would be combined and restated as the results of the Surviving Corporation. The results of the pooling treatment for accounting purposes would not be reflected in historical consolidated financial statements of Monarch.

    Although the Merger is expected to be accounted for as a "pooling-of-interests," the Merger will qualify for such treatment only if numerous requirements are met, including, but not limited to, satisfaction of the Dissenters' Rights Pooling Requirement. If the Merger does not qualify for "pooling-of-interests" treatment, the Merger Agreement expressly provides that Monarch and CCB may waive their respective Pooling Conditions and that Monarch may waive the Dissenters' Rights Condition, in which event the parties could proceed with the Merger under "purchase" accounting. See "RISK FACTORS-- Accounting Treatment," "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "THE MERGER AGREEMENT--Conditions" and "--Waiver and Amendment."

MARKETS AND MARKET PRICES

    MONARCH

    There were, as of the Monarch Record Date, approximately 750 holders of record of Monarch Common Stock. No shares of Monarch's preferred stock have been issued or are outstanding. Trading in Monarch Common Stock, occurring solely "over the counter," heretofore has not been extensive.

    The following table summarizes those trades of Monarch Common Stock of which Monarch is aware, setting forth the approximate high and low sales prices for each quarterly period since December 31, 1994. Prices represent quotations by dealers making a market in Monarch Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Trading in Monarch Common Stock is limited in volume and may not be a reliable indicator of its market value. The sales prices in the following table have not been adjusted to reflect the Revenue Stock Split.

                                                                             APPROXIMATE SALES
                                                                                   PRICES
 QUARTER ENDED                                                              --------------------
(LAST TRADING DAY)                                                            HIGH        LOW
--------------------------------------------------------------------------  ---------  ---------
March 31, 1995............................................................  $    1.50  $    1.20
June 30, 1995.............................................................      *          *
September 30, 1995........................................................       1.35       1.20
December 31, 1995.........................................................       1.35       1.20
March 31, 1996............................................................       1.30       1.05
June 30, 1996.............................................................       2.00       1.00
September 30, 1996........................................................       1.75       1.00
December 31, 1996.........................................................       3.50       1.63
March 31, 1997............................................................       4.00       2.25
Through May 9, 1997.......................................................       4.00       3.36

------------------------

* No reported trades

    The last trading price of Monarch Common Stock of which Monarch is aware prior to the announcement of the Merger on December 19, 1996 was $2.31 (without giving effect to the Reverse Stock Split), and the last trading price of Monarch Common Stock of which Monarch is aware prior to the announcement of the SCB Merger on April 29, 1997 was $3.62. The trading price of Monarch Common Stock on May 9, 1997, was $3.36 prior to giving effect to the Reverse Stock Split (or $28.69 after giving effect to the Reverse Stock Split).

    Because the Conversion Number is fixed at one a change in the trading price of Monarch Common Stock before the Effective Time will affect the implied market value of Monarch Common Stock to be received in the Merger in exchange for CCB Common Stock. THERE CAN BE NO ASSURANCE AS TO THE TRADING VALUE OF MONARCH COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE TIME. SHAREHOLDERS OF CCB AND MONARCH ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR MONARCH COMMON STOCK AND CCB COMMON STOCK.

    Upon consummation of the Merger, it is expected that there will be approximately 1,000 holders of record of Monarch Common Stock. It is a condition to CCB's obligation to consummate the Merger that Monarch Common Stock is designated for quotation on the NASDAQ National Market, and application to the NASD will be made to have the Monarch Common Stock so designated. As a result, Monarch and CCB expect (although there can be no assurances) that a more active market for the Monarch Common Stock will develop once the Merger has been effected. See "RISK FACTORS--Limited Market for Monarch Common Stock."

    CCB

    As of the CCB Record Date, there were approximately 300 shareholders of record of CCB Common Stock. No shares of CCB's preferred stock have been issued or are outstanding.

    Trading in CCB Common Stock, occurring solely "over the counter," heretofore has not been extensive.

    The following table summarizes those trades of CCB Common Stock of which CCB is aware, setting forth the approximate high and low sales prices for each quarterly period since December 31, 1994. Prices represent quotations by dealers making a market in CCB Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Trading in CCB Common Stock is limited in volume and may not be a reliable indicator of its market value.

                                                                            APPROXIMATE SALES
                                                                                  PRICES
QUARTER ENDED                                                              --------------------
(LAST TRADING DAY)                                                           HIGH        LOW
-------------------------------------------------------------------------  ---------  ---------
March 31, 1995...........................................................  $    6.38       5.00
June 30, 1995............................................................       6.63       6.00
September 30, 1995.......................................................       7.50       6.57
December 31, 1995........................................................       7.97       7.40
March 31, 1996...........................................................       7.40       5.25
June 30, 1996............................................................       7.25       5.25
September 30, 1996.......................................................       8.19       7.38
December 31, 1996........................................................      15.38       8.75
March 31, 1997...........................................................      23.75      15.50
Through May 9, 1997......................................................      25.88      23.00

    The last trading price of CCB Common Stock of which CCB is aware prior to the announcement of the Merger on December 19, 1996 was $9.69, and the last trading price of CCB Common Stock of which CCB is aware prior to the announcement of the SCB Merger on April 29, 1997 was $23.88. The trading price of CCB Common Stock on May 9, 1997, was $24.25.

                              THE MERGER AGREEMENT

    SET FORTH BELOW IS A DESCRIPTION OF CERTAIN OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS SUMMARY OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT AS SET FORTH IN APPENDIX C HERETO AND THE TEXT THEREOF IS INCORPORATED BY REFERENCE HEREIN.

THE MERGER

    The Merger Agreement was entered into by and between Monarch and CCB on December 19, 1996 and subsequently amended and restated. Pursuant to the Merger Agreement, at the Effective Time, CCB will merge with and into Monarch, and Monarch will be the Surviving Corporation in the Merger. The separate corporate existence of CCB will then cease.

    Under the terms of the Merger, each share of CCB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger Agreement and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into one share (referred to herein as the "Conversion Number") of Monarch Common Stock (after giving effect to the Reverse Stock Split). Pursuant to the Merger Agreement, the Conversion Number was determined as the quotient obtained by dividing (i) 1.6 times CCB's Per Share Book Value (as defined) by (ii) Monarch's Per Share Book Value (as defined). The aggregate of all such shares of Monarch Common Stock is referred to as the "Merger Consideration." See "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Matters To Be Considered At the CCB Meeting" for information concerning the number of shares of Monarch to be outstanding upon consummation of the Merger and related matters.

    Pursuant to the Merger Agreement, all options granted to directors, officers and employees of CCB to purchase shares of CCB Common Stock will be converted into the right to receive Monarch Common Stock, with the shares issuable thereunder and the exercise prices therefor being adjusted appropriately to reflect the Conversion Number. The Merger Agreement provides that, to the extent permitted by applicable law, preemptive rights with respect to the purchase of CCB Common Stock, if any, shall terminate and cease to exist at the Effective Time.

    A summary description of rights, privileges and preferences of the Monarch Common Stock to be issued to CCB Shareholders in the Merger is set forth below under "DESCRIPTION OF MONARCH CAPITAL STOCK AND COMPARISON OF SHAREHOLDERS RIGHTS."

EFFECTIVE TIME AND EFFECTIVE DATE

    On a date to be selected by Monarch, which will be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with the approvals of governmental authorities, the receipt of all approvals of government authorities and satisfaction or waiver of all other conditions to the consummation of the Merger, or on such earlier or later date as may be agreed in writing by the parties, an agreement of merger, a certificate of merger and related documents will be executed in accordance with the provisions and requirements of the CGCL. The Merger will become effective upon filing of or at such time on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger is the time of such filing or such later time, if any, as is set forth in such articles of merger.

EXCHANGE OF STOCK CERTIFICATES

    As of the Effective Time, Monarch will deposit, or will cause to be deposited, with the Exchange Agent, U.S. Stock Transfer Corporation (hereinafter, together with any substitute exchange agent selected by Monarch, the "Exchange Agent"), for the benefit of CCB Shareholders, certificates representing the shares of Monarch Common Stock issuable in connection with the Merger in exchange for CCB Common Stock.

    As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented shares of CCB Common Stock ("Certificate" or "Certificates") whose shares were converted pursuant to the Merger into shares of Monarch Common Stock the following:

        (a) a form letter of transmittal specifying that delivery will be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and, in the case of holders of more than five percent of the CCB Common Stock at the Effective Time, the standstill letters provided for in Section 4.13(b) of the Merger Agreement (relating to the ability of certain "affiliates" to sell their shares) to the Exchange Agent; and

        (b) instructions for use in effecting the surrender of the Certificates in exchange for the applicable portion of the Merger Consideration.

    Upon surrender of a Certificate or Certificates to the Exchange Agent, together with a duly executed letter of transmittal, and, if applicable, a standstill letter, a holder of such Certificate(s) will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Monarch Common Stock into which the shares represented by the Certificate(s) surrendered have been converted pursuant to the Merger Agreement, and the Certificate or Certificates so surrendered will be canceled.

    In the event of a transfer of ownership of CCB Common Stock that is not registered in the transfer records of CCB, a certificate representing the appropriate number of shares of Monarch Common Stock may be issued to a transferee if the Certificate(s) representing such CCB Common Stock is presented to the Exchange Agent accompanied by documents sufficient, in the discretion of Monarch and the Exchange Agent, to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid. In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may direct as an indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the appropriate number of shares of Monarch Common Stock.

    Any former CCB Shareholder who has not exchanged his/her shares of CCB Common Stock in accordance with the Merger Agreement within six months of the Effective Time may look only to Monarch to claim his/her shares of Monarch Common Stock and any dividends or distributions with respect to Monarch Common Stock, in each case without interest thereon.

    In no event will any interest accrue or be paid in respect of any part of the Merger Consideration.

NO FRACTIONAL SHARES

    Although the Merger Agreement provides that cash will be paid in lieu of fractional shares, because the Conversion Number is one, the conversion of CCB Common Stock into Monarch Common Stock will not require any payment of cash in lieu of the issuance of fractional shares.

CONDUCT OF THE BUSINESS OF CCB AND MONARCH PRIOR TO THE MERGER

    Pursuant to the Merger Agreement, each of Monarch and CCB has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, it and each of its subsidiaries will (a) conduct its business in the usual, regular and ordinary course of business consistent with past practice; (b) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (c) take no action which would adversely affect or delay the ability of CCB or Monarch to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements on a timely basis under the Merger Agreement; and (d) take no action that is reasonably likely to have a material adverse effect on either Monarch or CCB.

    In addition, both Monarch and CCB have agreed that, during the same period, neither will, nor permit any of its respective subsidiaries to, without the prior consent of the other (a) incur any indebtedness for borrowed money (other than federal funds borrowing) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; (b) except as provided in the Stock Option Agreement and except for the Reverse Stock Split, (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend or redeem shares of its capital stock, or
(iii) grant any right to acquire capital stock or issue any additional shares of capital stock except pursuant to the exercise of stock options, warrants, awards and other rights outstanding as of the date of the Merger Agreement; (c) other than in the ordinary course of business, dispose of any of its properties, leases or assets, or cancel, release or assign any indebtedness, except (i) pursuant to agreements in force as of the date of the Merger Agreement, or (ii) any such action or series of related actions which result in a pre-tax loss of not more than $100,000; (d) make any capital expenditures other than in the ordinary course of business in amounts not exceeding $25,000 individually or $100,000 in the aggregate; (e) increase the compensation of employees or directors, or make any other changes with respect to compensation, other than
(i) general increases in compensation for employees in the ordinary course of business, (ii) bonuses accrued on CCB's financial statements at and for the year ended December 31, 1996 in the ordinary course of business or (iii) in accordance with applicable law; (f) other than in the ordinary course of business, in individual amounts not in excess of $100,000, make any investment, other than purchases of direct obligations of the United States with maturities of three years or less, or acquire business operations (with certain limited exceptions); (g) enter into or terminate any contract or agreement, other than those

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involving less than $25,000 in aggregate damages or value of goods or services provided; (h) settle any claim, action or proceeding involving more than $25,000 or material restrictions upon the operations of such parties; (i) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or compromise any extension of credit or other debt or claim; (j) make or renew any extension of credit except in the ordinary course of business or extensions of credit which such party has a legally binding obligation to make; (k) change its method of accounting as in effect at December 31, 1995; (l) engage in any merger, consolidation or other similar transaction; or (m) amend its articles of incorporation or bylaws, other than the Amendments.

    CCB, pursuant to action of the CCB Board, gave its consent to the SCB Merger prior to the execution and delivery of the SCB Merger Agreement on April 29, 1997.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties relating to, among other things, (a) organization and similar corporate matters with respect to each of Monarch, CCB and certain of their respective subsidiaries; (b) each of Monarch's and CCB's capital structure; (c) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) conflicts under articles or by-laws, required consents or approvals, and violations of any agreements or law; (e) documents filed with the SEC and the accuracy of information contained therein; (f) absence of certain material adverse events, changes, effects or undisclosed liabilities; (g) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (h) litigation; (i) compliance with law, including environmental compliance; (j) tax returns and audits; (k) ownership of real property; (l) absence of regulatory actions; and
(m) labor matters.

CERTAIN COVENANTS

    ACQUISITION PROPOSALS

    Pursuant to the Merger Agreement, CCB has agreed that none of it, NBSC or any of their respective officers and directors will, and that CCB will direct and use its reasonable best efforts to cause its employees, agents and representatives not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to CCB Shareholders) with respect to a merger, consolidation or similar transaction, other than pursuant to the Merger Agreement, involving, or any purchase of all or any significant portion of the assets or any equity securities of, CCB or NBSC (any such proposal or offer being referred to as an "Acquisition Proposal") or (ii) except to the extent legally required for the discharge by the CCB Board of its fiduciary duties as advised in writing by its counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

    CCB also has agreed, as of the date of the Merger Agreement, to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted theretofore with respect to any of the foregoing and to make all reasonable efforts to enforce any confidentiality agreements to which it or NBSC is a party. In addition, CCB will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations it has undertaken under the Merger Agreement with respect to Acquisition Proposals. CCB will also notify Monarch immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, CCB.

    CERTAIN POLICIES OF CCB

    At or before the Effective Time, CCB will make such accounting entries or adjustments as Monarch requests in order to implement its plans for NBSC following the Merger or to reflect merger-related expenses and costs; PROVIDED, HOWEVER, that (a) CCB will not be required to take such action more than two

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days prior to the Effective Time, (b) no such adjustment will require, based upon consultation with counsel and accountants for CCB, any filing with any governmental agency, or violate any law, rule or regulation applicable to CCB,
(c) no such adjustment will require any changes in net income or shareholders' equity that will be required to be contained in any financial statement required to be filed by CCB under the rules of the SEC if CCB reasonably believes that all of the conditions to the Merger set forth in the Merger Agreement will not be either satisfied or waived; and further provided, that in any event no accrual or reserve made by CCB or NBSC pursuant to this covenant will constitute or be deemed to be a breach or violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of the Merger Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy has occurred. The recording of such adjustments will not be deemed to imply any misstatement of previously furnished financial statements or information and will not be construed as concurrence of CCB's management with any such adjustments.

    EMPLOYEE BENEFITS

    Monarch and CCB have agreed that, unless otherwise mutually determined or otherwise set forth in the Merger Agreement, the employee benefit plans of CCB and NBSC in effect at the date of the Merger Agreement (with certain exceptions) will remain in effect for a period of at least six months after the Effective Time with respect to employees of CCB and NBSC covered by such plans at the Effective Time. Monarch will take such steps as are required so that each Continued Employee will be entitled to participate in Monarch's Benefit Plans, if such Continued Employee is eligible (or, with respect to discretionary Monarch's Benefit Plans, selected) for participation therein and otherwise is not participating in a similar plan which continues to be maintained by the Surviving Corporation and its subsidiaries. Continued Employees will be eligible to participate on the same basis as similarly situated employees of Monarch or Monarch's subsidiaries. All such participation will be subject to the terms of Monarch's Benefit Plans as may be in effect from time to time. Monarch or Monarch's subsidiaries will, solely for purposes of vesting and eligibility to participate in Monarch's Benefit Plans, recognize credit for each Continued Employee's term of service with CCB and CCB's subsidiaries. Options outstanding under the 1982 Plan and the CCB Stock Award Plan on the Effective Date will be converted into options to acquire Monarch Common Stock with the shares issuable thereunder and the exercise prices therefor being adjusted appropriately to reflect the Conversion Number.

    Monarch will honor, to the extent set forth in the Merger Agreement, the Salary Continuation Agreements, in accordance with their terms.

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    From and after the Effective Time, Monarch has agreed to indemnify and hold harmless each director and officer of CCB or NBSC, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to the Merger Agreement or any of the transactions contemplated thereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and CCB's articles of incorporation or by-laws in effect on December 19, 1996, and Monarch will also advance expenses as incurred to the extent permitted under California law and CCB's articles of incorporation and by-laws.

    Any Indemnified Party wishing to claim indemnification under the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, must as promptly as possible notify Monarch thereof, but the failure so to notify will not relieve Monarch of any liability it may have to such Indemnified Party if such failure does not materially prejudice Monarch. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (a) Monarch will have the right to assume the defense thereof and Monarch will not be liable to such Indemnified Parties for any

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legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Monarch elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Monarch and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Monarch will pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (b) the Indemnified Parties will cooperate in the defense of any such matter; and
(c) Monarch will not be liable for any settlement effected without its prior written consent. Notwithstanding the foregoing, Monarch will not have any obligation under the Merger Agreement to any Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination becomes final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

    Monarch has also agreed that for a period of six years after the Effective Time, it will use its reasonable best efforts to cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by CCB as of December 19, 1996 (provided that Monarch may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); PROVIDED, HOWEVER, that in no event will Monarch be obligated to expend, in order to maintain or provide insurance coverage pursuant to the Merger Agreement, any amount per annum in excess of 200 percent of the amount of the annual premiums paid as of the date of the Merger Agreement by CCB for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Monarch will use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Monarch may request CCB to, and CCB thereupon will, purchase insurance coverage, on such terms and conditions as shall be acceptable to Monarch, extending for a period of six years CCB's directors' and officers' liability insurance coverage in effect as of the date of the Merger Agreement (covering past or future claims with respect to periods before the Effective Time) and such coverage will satisfy Monarch's obligations under the Merger Agreement.

    If Monarch or any of its successors or assigns (a) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision will be made to ensure that the successors and assigns of Monarch assume the obligations described above.

    NOTIFICATION OF CERTAIN MATTERS

    Monarch and CCB each has agreed to give the other prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of the Merger Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of such party taken as a whole to which such party or any subsidiary is a party or is subject; and
(b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of CCB and Monarch will give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement.

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
    SECURITIES ACT

    As soon as practicable after the date of the CCB Meeting, CCB will identify to Monarch all persons who CCB believes to be affiliates of CCB as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("Affiliates"). CCB will use its best efforts to obtain a written agreement from each person identified as an Affiliate who is an officer or director of CCB, providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Monarch Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Monarch and CCB shall have been published. CCB will cause forms of such written agreement to be delivered to each other person who CCB believes may be or become an Affiliate of Monarch for purposes of enabling such persons to comply with the exchange procedures set forth in the Merger Agreement.

    CONSUMMATION OF THE BANK MERGER

    Monarch and CCB have agreed to take promptly, or cause to be taken promptly, all actions necessary to consummate and make effective the Bank Merger immediately following the Effective Time on the Effective Date. The merger agreement with respect to the Bank Merger provides, among other things, that the existing directors of NBSC shall continue as directors following the Bank Merger. See "--The Bank Merger."

CONDITIONS

    The respective obligations of Monarch and CCB to consummate the Merger are subject to certain conditions, including (a) the approval by the shareholders of Monarch and CCB of the principal terms of the Merger; (b) receipt of approvals, consents and waivers required by law in connection with the Merger and the Bank Merger and the other transactions contemplated by the Merger Agreement, including approval by the Board of Governors of the Federal Reserve System and the OCC (the parties having agreed that no such approval, consent or waiver will be deemed to have been received if it includes any condition or requirement that would result in a material adverse effect (as defined) on Monarch or CCB or would reduce the economic benefits of the Merger in so significant and adverse a manner for either party that such party would not have entered into the Merger Agreement had such condition or requirement been known to it); (c) the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting or restricting the consummation of the Merger, the Bank Merger or any other transaction contemplated by the Merger Agreement; (d) the Registration Statement having become effective and there being issued no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose initiated or threatened by the SEC; (e) receipt of an opinion of counsel by each of Monarch and CCB, from their respective special counsel, to the effect that the Merger will be a tax-free reorganization within the meaning of Section 368(a) of the Code and that Monarch and CCB will each be a party to that reorganization, thereby satisfying the Tax-Free Reorganization Condition. The Tax-Free Reorganization Condition is a principal term of the Merger, and as such may not be waived under California law by either Monarch or CCB after their shareholders have approved the principal terms of the Merger. See "THE MERGER--WAIVER AND AMENDMENT."

    The obligation of Monarch to consummate the Merger is also subject to the fulfillment or waiver by Monarch prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of CCB being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on CCB; (b) the performance by CCB in all material respects of all covenants and agreements contained in the Merger Agreement required to be performed by CCB before the Effective Time; (c) receipt by Monarch of a customary "cold comfort" letter from D&T with respect to certain financial statements and data of CCB; (d) receipt by Monarch of a letter from KPMG satisfying the Monarch Pooling Condition; (e) receipt by Monarch of the opinion of O'Melveny & Myers LLP, special counsel to CCB, dated the Effective Date; (f) receipt by Monarch of written resignations, effective as of the Effective Time, of each CCB Director and certain officers of CCB as specified by Monarch; (g) receipt

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by Monarch, prior to the solicitation of shareholder approval, of an opinion of
RP Financial, LC confirming the fairness of the terms of the Merger from a financial point of view; (h) receipt by Monarch of a certificate of satisfaction of the Franchise Tax Board of the State of California that all taxes imposed on CCB have been paid or secured; and (i) Dissenters' Rights having been exercised by no more than five percent of the outstanding shares of CCB Common Stock or Monarch Common Stock, thereby satisfying the Dissenters' Rights Condition. The Merger Agreement expressly provides that the Monarch Pooling Condition and the Dissenters' Rights Condition may be waived by Monarch in its sole discretion either prior to or subsequent to the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger. Monarch currently anticipates waiving these conditions only if CCB agrees to waive the CCB Pooling Condition and the parties agree to account for the Merger as a purchase. See "THE MERGER--Accounting Treatment."

    In addition, the obligation of CCB to consummate the Merger is also subject to the fulfillment or waiver by CCB prior to the Effective Time of certain conditions, including the following: (a) the representations and warranties of Monarch being true and correct unless the failure so to be true and correct is not likely to have a material adverse effect on Monarch; (b) the performance by Monarch in all material respects of all covenants and agreements contained in the Merger Agreement required to be performed before the Effective Time; (c) receipt by CCB of a customary "cold comfort" letter from KPMG with respect to certain financial statements and data of Monarch; (d) receipt by CCB of a letter from D&T satisfying the CCB Pooling Condition; (e) receipt by CCB of an opinion of Sullivan & Cromwell, special counsel to Monarch, dated the Effective Date;
(f) William H. Jacoby, Robert L. McKay and Mark H. Stuenkel having been elected to the Board of Directors of Monarch; (g) receipt by CCB, prior to the solicitation of shareholder approval, of an opinion of Findley confirming the fairness of the terms of the Merger to the CCB Shareholders from a financial point of view; and (h) as of the Effective Time, the Monarch Common Stock being designated for quotation on the NASDAQ National Market. See "THE MERGER-- Regulatory Approvals." The Merger Agreement expressly provides that the CCB Pooling Condition may be waived by CCB in its sole discretion either prior to or subsequent to the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger. CCB currently anticipates waiving the CCB Pooling Condition only if Monarch agrees to waive the Monarch Pooling Condition and the Dissenters' Rights Condition and the parties agree to account for the Merger as a purchase. See "The MERGER--Accounting Treatment."

WAIVER AND AMENDMENT

    Prior to the Effective Time, the conditions to each party's obligation to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law. In addition, Monarch and CCB may amend the Merger Agreement at any time prior to the Effective Time by written agreement, approved by their respective Boards, so long as the principal terms of the Merger are not changed after approval by the CCB Shareholders and the Monarch Shareholders. The Merger Agreement expressly provides that Monarch may waive the Monarch Pooling Condition and the Dissenters' Rights Condition and that CCB may waive the CCB Pooling Condition, in either case whether prior to or subsequent to the approval by the Monarch Shareholders and the CCB Shareholders of the principal terms of the Merger. Accordingly, Monarch and CCB may determine to proceed with the Merger notwithstanding the failure of such conditions to be satisfied (due to the exercise of Dissenters' Rights by more than five percent of the shareholders of either Monarch or CCB, or otherwise), although neither is obligated to do so. CCB and Monarch currently anticipate waiving their respective Pooling Conditions only if the parties agree to account for the Merger as a purchase. See "The MERGER--Accounting Treatment" and "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

TERMINATION

    The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of CCB and Monarch: (a) by the mutual consent of Monarch and CCB, if so determined by their respective Boards; (b) by Monarch or CCB, if so determined

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by their respective Boards, by written notice to the other party, in the event of (i) the failure of the CCB Shareholders to approve the Merger at the CCB Meeting, (ii) the failure of the Monarch Shareholders to approve the Merger at the Monarch Meeting, (iii) a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach; (c) by Monarch or CCB, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger; (d) by Monarch or CCB by written notice to the other party, if so determined by their respective Boards, in the event that the Merger is not consummated by September 30, 1997, unless the failure so to consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger by the party seeking to terminate; (e) by Monarch by written notice to CCB if CCB takes or allows to be taken any action prohibited under the Merger Agreement in connection with an Acquisition Proposal; or (f) by CCB, upon written notice to Monarch prior to the approval by CCB Shareholders of the Merger, if CCB receives an Acquisition Proposal on terms and conditions which the CCB Board determines, after receiving the written advice of its outside counsel, (i) that to proceed with the Merger will violate the fiduciary duties of the CCB Board to CCB Shareholders and (ii) to accept such proposal.

TERMINATION PAYMENT

    If the Merger Agreement is terminated by CCB pursuant to a material breach of any representation, warranty, covenant or agreement contained therein by Monarch which is not cured or not curable within 30 days after written notice of such breach is given to Monarch by CCB, Monarch will pay to CCB $1.25 million plus all costs and expenses incurred by CCB in connection with the Merger, up to $500,000. If the Merger Agreement is terminated (a) by Monarch pursuant to a material breach of any representation, warranty, covenant or agreement contained therein by CCB which is not cured or not curable within 30 days after written notice of such breach is given to CCB by Monarch, or (b) under the circumstances described in clauses (e) and (f) under "--Termination" above, CCB shall pay to Monarch $1.25 million plus all costs and expenses incurred by Monarch in connection with the Merger, up to $500,000. The parties agree that any termination payment made pursuant to the Merger Agreement will represent a reasonable estimate of the minimum damage to the non-terminating party and will not constitute a penalty.

EXPENSES

    Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses, except upon termination of the Merger Agreement under certain circumstances. See "--Termination Payments."

THE BANK MERGER

    Immediately after consummation of the Merger, Monarch Bank will merge with and into NBSC, with NBSC being the Surviving Association. By virtue of the Bank Merger, every nine shares of common stock of Monarch Bank issued and outstanding at the effective time of the Bank Merger will be converted into one share of common stock of NBSC, with no consideration being issued in lieu of fractional shares. The Surviving Association will be responsible for all of the liabilities of both Monarch Bank and NBSC existing as of the effective time of the Bank Merger.

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
    Pursuant to the Bank Merger Agreement, both NBSC and Monarch Bank have agreed to comply with the covenants regarding conduct pending the Merger as described in the Merger Agreement. See "--Conduct of the Business of CCB and Monarch Prior to the Merger." In addition, the Bank Merger Agreement provides that the directors of NBSC immediately prior to the effective time of the Bank Merger will continue to be the directors of the Surviving Association after consummation of the Bank Merger. Monarch Bank will cause to be delivered to NBSC at the effective time of the Bank Merger the resignations of the members of its Board of Directors.

    The respective obligations of Monarch Bank and NBSC to effect the Bank Merger are subject to the satisfaction or waiver of the conditions contained in the Merger Agreement and the condition that the Merger shall have been consummated. See "--Conditions." The Bank Merger Agreement will terminate and the Bank Merger will be abandoned, prior to the effective date of the Bank Merger, upon termination of the Merger Agreement in accordance with its terms. See "--Termination."

                           THE STOCK OPTION AGREEMENT

GENERAL

    As an inducement and condition to Monarch's willingness to enter into the Merger Agreement, CCB entered into the Stock Option Agreement with Monarch. Pursuant to the Stock Option Agreement, CCB granted to Monarch an irrevocable Option, exercisable only under certain limited and specifically defined circumstances, none of which, to the best of CCB's and Monarch's knowledge, has occurred as of the date hereof, to purchase up to a number of authorized but theretofore unissued shares of CCB Common Stock equal to 19.9 percent of the shares of CCB Common Stock outstanding at the time of exercise, for a purchase price of $9.50 per share, subject to adjustment in certain circumstances. The purchase of CCB Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.

    The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire CCB prior to the Merger.

THE STOCK OPTION

    Monarch may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of certain events (each a "Purchase Event"), including (a) the acquisition by any person other than Monarch or any subsidiary of Monarch of beneficial ownership of shares of CCB Common Stock, other than by exercise of existing options, warrants or other rights or as a result of the execution and delivery of the Shareholder Agreements, such that, upon the consummation of such acquisition, such person would have Beneficial Ownership, in the aggregate, of 20 percent or more of the then outstanding shares of CCB Common Stock if such person is a director or officer of CCB, and 25 percent or more of the then outstanding shares of CCB Common Stock if such person is not a director or officer of CCB; or (b) the occurrence of certain other events (each also referred to as a "Preliminary Purchase Event"), including:

        (i) CCB or any of its subsidiaries (each a "CCB Subsidiary"), without having received Monarch's prior written consent, having entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person other than Monarch or any of its subsidiaries (each a "Monarch Subsidiary") or the CCB Board having recommended that the CCB Shareholders approve or accept any Acquisition Transaction with any person other than Monarch or any Monarch Subsidiary;

        (ii) Any person, other than Monarch or any Monarch Subsidiary, having acquired beneficial ownership or the right to acquire beneficial ownership, other than by exercise of existing options,

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    warrants or other rights, of shares of CCB Common Stock such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of ten percent or more of the then outstanding shares of CCB Common Stock if such person is a director or officer of CCB, and 25 percent or more of the then outstanding shares of CCB Common Stock if such person is not a director or officer of CCB;

       (iii) Any person, other than Monarch or any Monarch Subsidiary, having made a BONA FIDE proposal to CCB or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

        (iv) After a proposal is made by a third party to CCB or its shareholders to engage in an Acquisition Transaction, (A) CCB having breached any covenant or obligation contained in the Merger Agreement which breach would entitle Monarch to terminate the Merger Agreement or (B) the holders of CCB Common Stock not approving the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting not having been held or having been canceled prior to termination of the Merger Agreement or the CCB Board having withdrawn or modified in a manner adverse to Monarch the recommendation of the CCB Board with respect to the Merger Agreement;

        (v) Any person other than Monarch or any of its subsidiaries, other than in connection with a transaction to which Monarch has given its prior written consent or in connection with the exercise of existing options, warrants or other rights, having filed an application or notice with the Federal Reserve Board or other governmental authority or regulatory or administrative agency or commission for approval to engage in an Acquisition Transaction; or

        (vi) The CCB Board not recommending that the CCB Shareholders approve the Merger Agreement.

    "Acquisition Transaction" is defined in the Stock Option Agreement to mean
(a) a merger or consolidation, or any similar transaction, involving CCB or any of CCB's subsidiaries, (b) a purchase, lease or other acquisition of all or substantially all of the assets of CCB or any of CCB's Subsidiaries or (c) a purchase or other acquisition of securities representing ten percent or more of the voting power of CCB or any CCB Subsidiary, other than by exercise of existing options, warrants or other rights.

    The Stock Option Agreement also provides for certain adjustments intended to protect Monarch against dilution of its rights to acquire CCB Common Stock. The Stock Option Agreement grants certain registration rights ("Registration Rights") to Monarch with respect to the shares issuable upon exercise of the Option.

TERMINATION

    The Option will terminate upon the earliest to occur of (a) the time immediately prior to the Effective Time; (b) 12 months after the first occurrence of a Purchase Event; (c) 18 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event; (d) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement under the certain circumstances referred to in the next clause (e)); or (e) 18 months after the termination of the Merger Agreement upon the happening of certain events, including a material breach of the Merger Agreement by CCB and certain events relating to an Acquisition Proposal.

                           THE SHAREHOLDER AGREEMENTS

    Monarch has entered into Shareholder Agreements with certain CCB Shareholders (the "Party Shareholders"). The Party Shareholders, holding in the aggregate shares representing approximately 43.73 percent of the total voting power of CCB Common Stock as of April 11, 1997, each agreed, in consideration of the substantial expenses incurred by Monarch in connection with the Merger Agreement and as a condition to Monarch entering into the Merger Agreement, to vote or to cause to be voted or execute a written consent with respect to all of such Party Shareholder's shares of CCB Common Stock (a) in favor of approval of the Merger Agreement at every meeting of the CCB Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto; and (b) against any other Acquisition Proposal at every meeting of the CCB Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

    Each Shareholder Agreement also provides that the Party Shareholder will not, and will not permit any entity under its control to, deposit any of such Party Shareholder's shares in a voting trust or subject any such shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Shareholder Agreement entered into by that Party Shareholder. In addition, during the term of the Shareholder Agreements, the Party Shareholders each agreed, with limited exceptions in some cases, not to sell, assign, transfer or dispose of any of his shares of CCB Common Stock.

    Messrs. Jacoby, McKay and Stuenkel also agreed in the Shareholder Agreements executed by them that at any time within a three-year period immediately following the Effective Time, they will not engage in, be employed by, acquire an equity interest in or start, or otherwise provide any assistance to, directly or indirectly, any business which provides banking services in the counties of Los Angeles, Orange and San Diego in the State of California so long as Monarch or its assigns remain engaged in any banking business in such counties.

    The Shareholder Agreements will terminate upon the earlier to occur of the Effective Time and the date on which the Merger Agreement is terminated in accordance with its terms.

    The Shareholder Agreements bind the actions of the signatories thereto only in their capacity as CCB Shareholders. Those directors of CCB who signed Shareholder Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of CCB. Accordingly, while such shareholders/directors are, under the Shareholder Agreements executed by them, contractually bound to vote as a CCB Shareholder in favor of the Merger and against other Acquisition Proposals (should one be presented), their fiduciary duties as CCB Directors nevertheless required them to act in their capacity as directors in the best interest of CCB when they decided to approve the Merger. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as CCB Directors with respect to any decisions they may take in connection with the Merger or otherwise.

                    DESCRIPTION OF MONARCH CAPITAL STOCK AND
                        COMPARISON OF SHAREHOLDER RIGHTS

DESCRIPTION OF MONARCH CAPITAL STOCK

    The authorized capital stock of Monarch as of the Monarch Record Date consists of 100,000,000 shares of Monarch Common Stock, of which 4,043,885 shares are issued and outstanding and 5,000,000 shares of serial preferred stock, no par value, none of which are outstanding. The Reverse Stock Split will not result in any change to the authorized capital stock of Monarch. Holders of shares of Monarch Common Stock are entitled to one vote for each share of record on all matters voted upon by Monarch Shareholders, except that in connection with the election of directors, the shares subject to notice may be voted cumulatively. Shares of Monarch Common Stock are not subject to redemption, conversion or sinking fund provisions.

COMPARISON OF CORPORATE STRUCTURE

    Both Monarch and CCB are California corporations and as such are governed by the CGCL. Consequently, except as otherwise noted, there is no material difference between the rights of the holders of Monarch Common Stock and the rights of CCB Common Stock with regard to electing members of the board of directors, amending the articles of incorporation or by-laws, calling special meetings of shareholders, acting by written consent of shareholders without a meeting, and indemnifying directors.

    Certain differences in the articles of incorporation and by-laws of Monarch and CCB are discussed below.

VOTING RIGHTS

    Both Monarch Shareholders and CCB Shareholders are entitled to one vote for each share held of record on all matters voted upon by the respective shareholders of each corporation, except that in connection with the election of directors, the shares may, under certain circumstances, be voted cumulatively. Neither the Monarch Common Stock nor the CCB Common Stock are subject to redemption, conversion, or sinking fund provisions.

DIVIDENDS AND DIVIDEND POLICY

    CCB

    CCB Shareholders are entitled to receive dividends declared by the CCB Board out of funds legally available therefor, under the laws of the State of California. CCB has not paid dividends since its formation.

    MONARCH

    Holders of Monarch Common Stock are entitled to receive dividends declared by the Monarch Board out of funds legally available therefore under the laws of the State of California, subject to the rights of holders of any preferred stock of Monarch that may be issued after the date hereof. Monarch has not paid any dividends since its formation, and it is currently ineligible to declare a dividend because of retained earnings deficits. Although the Surviving Corporation will not have retained earning deficits after consummation of the Merger, the Monarch Board currently does not intend to consider the payment of any cash dividends on the Monarch Common Stock in the foreseeable future. The declaration of any cash dividends in the future will depend upon, among other things, Monarch's ability to improve its financial condition and results of operations, limitations imposed on such dividends by Monarch's debt instruments and by applicable laws and regulations limiting Monarch's and Monarch's subsidiaries' ability to pay dividends and Monarch's anticipated future cash requirements.

NUMBER OF DIRECTORS

    The CCB By-Laws provide that the authorized number of directors of CCB shall be not less than seven nor more than 13, and the exact number is set at seven until changed by an amendment to the By-Laws.

    The authorized number of directors of Monarch is not less than seven nor more than 13, provided that an amendment to the By-Laws reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the CGCL authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Articles Five and Six of Monarch's Amended Articles of Incorporation and Article VI of Monarch's By-Laws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Monarch pursuant to the foregoing provisions, or otherwise, Monarch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                        VALIDITY OF MONARCH COMMON STOCK

    The validity of the shares of Monarch Common Stock to be issued in the Merger has been passed upon by Sullivan & Cromwell, Los Angeles, California, special counsel for Monarch.

                                    EXPERTS

    The consolidated financial statements of Monarch Bancorp as of December 31, 1996, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Monarch Bancorp as of December 31, 1995, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Dayton & Associates, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of CCB and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated in this Proxy Statement-- Prospectus by reference from CCB's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             TABLE OF DEFINED TERMS

                                                                                                                PAGE
                                                                                                                -----
1982 Plan..................................................................................................          77
Acquisition Proposal.......................................................................................         110
Acquisition Transaction....................................................................................         117
Additional Shares..........................................................................................          81
Affiliates.................................................................................................         113
All U.S. Transactions......................................................................................          93
Amendments.................................................................................................          10
Annual Meetings............................................................................................           1
Average Trading Price......................................................................................          38
Bank Merger................................................................................................           1
Bank Merger Agreement......................................................................................          14
Banks......................................................................................................          69
BHCA.......................................................................................................           8
BPI........................................................................................................          16
California Acquisitions....................................................................................          88
CCB........................................................................................................           1
CCB Award Plan.............................................................................................          77
CCB Board..................................................................................................           1
CCB Common Stock...........................................................................................           1
CCB Demand.................................................................................................         102
CCB Meeting................................................................................................           1
CCB Pooling Condition......................................................................................          13
CCB Record Date............................................................................................          71
CCB Shareholders...........................................................................................           1
CCB Stock Bonus Plan.......................................................................................          78
CCB Subsidiary.............................................................................................         116
CCB's Annual Report........................................................................................           9
Certificate................................................................................................         108
CGCL.......................................................................................................           1
Change in Control..........................................................................................          79
Code.......................................................................................................          13
Comparable Transactions....................................................................................          93
Continued Employee.........................................................................................         100
Conversion Number..........................................................................................           1
Costs......................................................................................................         111
CRA........................................................................................................          97
DCF........................................................................................................          94
D&T........................................................................................................          13
December 2 Meeting.........................................................................................          83
Dissenters' Rights.........................................................................................         101
Dissenters' Rights Condition...............................................................................          13
Dissenters' Rights Pooling Requirement.....................................................................          46
Dissenting CCB Shareholder.................................................................................         102
Dissenting CCB Shares......................................................................................         102
Dissenting Monarch Shareholder.............................................................................         103
Dissenting Monarch Shares..................................................................................         103
Effective Date.............................................................................................         108
Effective Time.............................................................................................         108

                                                                                                                PAGE
                                                                                                                -----
Exchange Act...............................................................................................           2
Exchange Agent.............................................................................................         108
Findley....................................................................................................          12
Findley Engagement Letter..................................................................................          86
FIP........................................................................................................          34
Form 10-KSB................................................................................................           3
Fund.......................................................................................................          63
Indemnified Parties........................................................................................         111
Initial Shares.............................................................................................          81
KMPG.......................................................................................................          13
Maximum Amount.............................................................................................         112
Measurement Period.........................................................................................          38
Merger.....................................................................................................           1
Merger Agreement...........................................................................................           1
Merger Consideration.......................................................................................         108
Monarch....................................................................................................           1
Monarch Board..............................................................................................           1
Monarch Common Stock.......................................................................................           1
Monarch Demand.............................................................................................         103
Monarch Meeting............................................................................................           1
Monarch Pooling Condition..................................................................................          13
Monarch Record Date........................................................................................          60
Monarch Shareholders.......................................................................................           1
Monarch Subsidiary.........................................................................................         116
Monarch's Annual Report....................................................................................           9
Monarch's Benefit Plans....................................................................................         100
NASD.......................................................................................................          20
National Bank Acquisitions.................................................................................          88
NBSC.......................................................................................................           1
OCC........................................................................................................          12
Option.....................................................................................................          15
Party Shareholders.........................................................................................         117
Preliminary Purchase Event.................................................................................         116
Purchase Event.............................................................................................         116
Registration Rights........................................................................................         117
Registration Statement.....................................................................................           2
Release....................................................................................................          68
Return on Average Assets...................................................................................          89
Return on Average Equity...................................................................................          89
Reverse Stock Split........................................................................................           8
RP Financial...............................................................................................          12
RP Financial Engagement Letter.............................................................................          95
Salary Continuation Agreements.............................................................................          78
SAR........................................................................................................          77
SCB........................................................................................................           9
SCB Common Stock...........................................................................................           9
SCB Financial Statements...................................................................................          27
SCB Merger.................................................................................................           9
SCB Merger Agreement.......................................................................................           9
SCB Unaudited Pro Forma Information........................................................................          51

                                                                                                                PAGE
                                                                                                                -----
SEC........................................................................................................           2
Securities Act.............................................................................................           2
Senior Executives..........................................................................................          78
Stock Option Agreement.....................................................................................          15
Support Agreement..........................................................................................         100
Surviving Association......................................................................................          14
Surviving Corporation......................................................................................           1
Surviving Corporation Common Stock.........................................................................           9
Tax-Free Reorganization Condition..........................................................................          13

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
    OF 1934.

    FOR THE FISCAL YEAR ENDED 12/31/96

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES
    EXCHANGE ACT OF 1934. FOR THE TRANSITION PERIOD TO

                         COMMISSION FILE NUMBER 2-78788

                            ------------------------

                        CALIFORNIA COMMERCIAL BANKSHARES

             (Exact name of Registrant as specified in its charter)

               CALIFORNIA                               95-3748495
    (State or other jurisdiction of
      incorporation or organization)        (IRS Employer Identification No.)

   4100 NEWPORT PLACE, NEWPORT BEACH,
                CALIFORNIA                                92660
(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (714) 863-2300

                            ------------------------

        Securities registered pursuant to Section 12(b) of the Act: None

        Securities registered pursuant to Section 12(g) of the Act: None

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ____

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Not applicable.

    The aggregate market value of voting stock held by non-affiliates of the registrant was $38,058,000 on March 6, 1997, based on the average bid and asked price of $21.75 share as reported on the National Daily Quotation Service "Pink Sheets".

    (Number of shares of Common Stock outstanding as of March 21, 1997)

                                   3,040,000

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

              DESCRIPTION                      PART INTO WHICH INCORPORATED
----------------------------------------  --------------------------------------
    Joint Proxy Statement/Prospectus                     Part III

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART I.

ITEM 1. BUSINESS.

                            BUSINESS OF THE COMPANY

    California Commercial Bankshares (the "Company") is a bank holding company, incorporated under the laws of the State of California on June 16, 1982, and is registered under the Bank Holding Company Act of 1956, as amended. The Company's primary purpose is to be a bank holding company for its wholly-owned subsidiary, National Bank of Southern California, a national banking association organized under the laws of the United States (the "Bank"). At December 31, 1996, the Company had total assets of $351 million and total shareholders' equity of $25 million.

    On January 10, 1983, the Company purchased 450,000 shares of the Bank's common stock, which constituted all of the issued and outstanding capital stock of the Bank. The Bank's charter was granted by the Comptroller of the Currency (the "Comptroller") on January 10, 1983, and the Bank began operations as a full-service commercial bank on that date.

    During 1985, the Company activated another subsidiary, Venture Partners, Inc., a California corporation incorporated on March 11, 1983 ("Venture"), which acts primarily as an intermediary for tax deferred exchanges, a service function for the escrow department of the Bank.

    The Company has no other subsidiaries or affiliated businesses other than the Bank and Venture. The Company's executive offices are located at 4100 Newport Place, Newport Beach, California 92660. Its telephone number is 714-863-2300.

    On December 19, 1997, the Company executed an agreement (the "Merger Agreement") with Monarch Bancorp ("Monarch") for the merger of the Company with and into Monarch (the "Merger"). The Merger Agreement contemplates that Monarch Bank, a wholly owned subsidiary of Monarch, will merge with and into the Bank (the "Bank Merger") immediately following the Merger. The Merger Agreement provides for the shareholders of the Company to receive 8.5 shares of the common stock of Monarch for each share of common stock of the Company outstanding, unless dissenters' rights are exercised and perfected as provided by California law. The Merger Agreement is subject to satisfaction of certain conditions, including without limitation, obtaining the requisite vote of the shareholders of both the Company and Monarch, the designation for quotation of Monarch common stock on the NASDAQ National Market system and approval of the Merger and Bank Merger by various regulatory agencies. Following the Merger, the board of directors of Monarch will consist of seven directors from Monarch and three directors from the Company. The board of directors of the Bank will be unchanged. It is contemplated that the Merger and the Bank Merger will be consummated during the second quarter of 1997, assuming all closing conditions are either satisfied or waived.

                              BUSINESS OF THE BANK

    The Bank's accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") and it is a member of the Federal Reserve System. In addition to its headquarters office in Newport Beach, California, the Bank presently operates five branches located in Santa Ana, El Toro, Orange and Fountain Valley, California. At December 31, 1996, the Bank had total assets of $351 million, gross loans and leases of $211 million, total deposits of $320 million and total shareholders' equity of $26 million.

    The Bank is engaged in substantially all of the services customarily conducted by community banks in California, including checking, savings and time deposit accounts, commercial, interim construction, personal, home improvement, mortgage, automobile and other installment and term loans, leasing, traveler's checks, safe deposit boxes, collection services, night depository facilities, wire transfers and automatic teller machines.

    See distribution of assets, liabilities and shareholders' equity, interest rates and interest differential at pages 18, 19 and 20.

LOANS AND LEASES

    The aggregate balances of loans and leases, including loans available for sale and excluding deferred fees, outstanding at the indicated dates are shown in the following table according to the type of loan. All loans are domestic loans.

                                                                            AT DECEMBER 31:
                                                       ----------------------------------------------------------
$ IN 000'S                                                1996        1995        1994        1993        1992
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
Real Estate:
  Miniperms (Real estate secured
    with 1-5 years maturity).........................  $   72,984  $   62,466  $   66,102  $   62,799  $   52,479
  Equity Lines.......................................       7,487       7,039       8,691      10,838      11,191
  Construction.......................................      26,742      24,954      29,792      38,563      56,703
                                                       ----------  ----------  ----------  ----------  ----------
Total Real Estate....................................     107,213      94,459     104,585     112,200     120,373
Commercial...........................................      80,927      84,271      82,600      86,887     103,576
Installment and Other................................      19,706      13,120      10,845      11,290      15,506
Leases...............................................       2,663       3,064       3,615       3,970       5,590
                                                       ----------  ----------  ----------  ----------  ----------
Total Loans And Leases...............................  $  210,509  $  194,914  $  201,645  $  214,347  $  245,045
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

    The total loans declined from 1992 to 1995 as the Bank concentrated its resources on identifying and collecting problem loans and leases and on disposing of other real estate owned obtained through foreclosure. During 1996, the Company increased its loans outstanding thereby improving its yield by shifting from lower yielding federal funds to higher yielding loans.

    The Bank concentrates its lending activities in three principal areas:

    (1) REAL ESTATE LOANS. Real estate loans are comprised of construction loans, miniperm loans collateralized by first or junior trust deeds on specific properties and equity lines of credit. The properties collateralizing real estate loans are principally located in the Bank's primary market area of Orange County and contiguous communities. The construction loans are comprised of loans on residential and income producing properties, generally have terms less than two years and typically bear an interest rate that floats with prime. The miniperm loans finance the purchase and/or ownership of income producing properties. Miniperm loans generally are made on a thirty-year amortization schedule with a lump sum, balloon payment due in 1-5 years. Equity lines of credit are revolving lines of credit collateralized by junior trust deeds on real properties. They bear a rate of interest that floats with prime and have maturities of five to seven years. The Bank also makes a small number of loans on 1-4 family residential properties and 5 or more unit residential properties. From time to time, the Bank purchases participation interests in loans made by other institutions. These loans are subject to the same underwriting criteria and approval processes as loans made directly by the Bank. During 1996, the Bank purchased $372,000 of participations in real estate loans from other institutions. At December 31, 1996, the Bank had $1,257,000 outstanding in real estate participation loans purchased from other institutions.

    (2) COMMERCIAL LOANS. Commercial loans are granted to finance operations or for specific purposes, such as to finance the purchase of equipment. Since cash flows from operations are generally the primary source of repayment, the Bank's policies provide specific guidelines regarding required debt coverage and other important financial ratios. Lines of credit are made to businesses or individuals based on the financial strength and integrity of the borrower, are generally collateralized by inventory and accounts receivable, but may be uncollateralized, and generally have a maturity of one year or less. They generally bear an interest rate that floats with prime.

    Commercial term loans are typically made to finance the acquisition of fixed assets, refinance short term debt originally used to purchase fixed assets or, in rare cases, to finance purchases of businesses. Commercial term loans generally have terms from one to five years. Commercial term loans may be collateralized by the asset being acquired or other available assets.

    (3) CONSUMER LOANS. Consumer loans include personal loans, auto loans, boat loans, home improvement loans, equipment loans, revolving lines of credit and other loans typically made by banks to individual borrowers. The Bank also makes leases on new and used automobiles. These leases may be closed-end or commercial leases, have terms of one to five years and bear interest at a fixed rate.

    The following table shows the consumer loans outstanding as of December 31, 1996 by category:

Boat...............................................................  $   5,230
Credit Card and Related Plans......................................      2,574
Automobile Loans...................................................      6,868
Residential Equity.................................................        841
Unsecured..........................................................        998
Savings............................................................        773
Other..............................................................        488
                                                                     ---------
Total..............................................................  $  17,772

    The consumer loan portfolio grew over $7,000,000 during 1996 due to the restructuring of the Bank's consumer function into a centralized unit utilizing new credit scoring techniques to operate more efficiently. In addition, the Bank began purchasing qualifying contracts from two new boat dealers. These dealers sold approximately $3,000,000 in new boat contracts to the Bank during the year. Consumer customers were also added after a new branch was opened to serve a new marketplace. This added approximately $3,000,000 in auto loans to the portfolio. The final growth came from the introduction of a new home equity line of credit product. This no fee, no point product utilizes the equity in customers' homes as collateral.

    The following tables show the amount of loans outstanding as of December 31, 1996 which, based on remaining scheduled repayments of principal, (1) are due in the period indicated and (2) for the amounts due after one year, are fixed rate or floating rate.

                                                            MATURING IN  MATURING IN  MATURING AFTER
$ IN 000'S                                                     1997       1998-2001        2001         TOTAL
----------------------------------------------------------  -----------  -----------  --------------  ----------
Real Estate...............................................   $  16,112    $  43,263     $   21,096    $   80,471
Construction..............................................      26,338          404              0        26,742
Commercial................................................      46,478       27,009          7,440        80,927
Credit Card & Related Plans...............................         464        1,455             15         1,934
Other Consumer............................................       3,946        9,546          4,280        17,772
Leases....................................................         134        2,529              0         2,663
                                                            -----------  -----------       -------    ----------
  TOTAL...................................................   $  93,472    $  84,206     $   32,831    $  210,509
                                                            -----------  -----------       -------    ----------
                                                            -----------  -----------       -------    ----------

                                                                       INTEREST SENSITIVITY
                                                                     -------------------------
                                                                                    VARIABLE
$ IN 000'S                                                           FIXED RATE       RATE
-------------------------------------------------------------------  -----------  ------------
Due After One But Within Five Years................................   $  33,944    $    3,379
Due After Five Years...............................................      11,601            92
                                                                     -----------  ------------
  TOTAL............................................................   $  45,545    $    3,471
                                                                     -----------  ------------
                                                                     -----------  ------------

    The prime rate with which the interest rate floats may be the prime rate of a specific money center bank, the prime rate posted in the Wall Street Journal or the Bank's own posted prime rate. The Bank's prime rate is set by Bank management. The Bank's prime rate at December 31, 1996 was 9.25%.

    The following table shows the concentration of loans by categories.

                                                                                     DECEMBER 31,
                                                                   ------------------------------------------------
                                                                            1996                     1995
                                                                   -----------------------  -----------------------
$IN 000'S                                                           BALANCE    PERCENTAGE    BALANCE    PERCENTAGE
-----------------------------------------------------------------  ----------  -----------  ----------  -----------
Real Estate Loans:
Mortgage.........................................................  $   72,984       34.67%  $   62,466       32.05%
Equity Lines.....................................................       7,487        3.56%       7,039        3.61%
Construction.....................................................      26,742       12.70%      24,954       12.80%
                                                                   ----------  -----------  ----------  -----------
TOTAL REAL ESTATE LOANS..........................................  $  107,213       50.93%  $   94,459       48.46%
Commercial Loans.................................................      80,927       38.44%      84,271       43.24%
Other Installment and Other......................................      19,706        9.36%      13,120        6.73%
Leases...........................................................       2,663        1.27%       3,064        1.57%
                                                                   ----------  -----------  ----------  -----------
TOTAL LOANS & LEASES.............................................  $  210,509      100.00%  $  194,914      100.00%
Less: Deferred Loan Origination Fee..............................        (442)                    (702)
Less: Allowance for Loan and Lease Losses........................      (5,417)                  (6,542)
                                                                   ----------               ----------
NET LOANS & LEASES...............................................  $  204,650               $  187,670
                                                                   ----------               ----------
                                                                   ----------               ----------

    There are no concentrations of loans exceeding 10% of total loans which were not otherwise disclosed as a category of loans in the above table.

    CLASSIFIED ASSETS AND NONPERFORMING ASSETS. The Company maintains an internal loan review program. All loans are categorized into one of the five following groups: Pass loans: loans that contain strong credit quality and ability to repay. Special mention loans: loans that have an identified weakness which requires correction to protect the Bank (not considered a classified loan). Substandard loans: loans that exhibit some weakness and require immediate attention to correct the deficiency. Doubtful loans: loans that exhibit a significant weakness and whose full collection is improbable. Loss loans: Loans that are charged off upon identification of being loss loans. The following table shows the amounts of special mention loans, classified loans (substandard or doubtful) and the amount of other real estate owned as of the dates indicated. It does not include loans available for sale in the amount of $1,234,000 and $9,620,000 for the years ended December 31, 1996 and 1995, respectively. (see ITEM 1. BUSINESS, BUSINESS OF THE BANK, ALLOWANCE FOR LOAN AND LEASE LOSSES FOR A DISCUSSION OF LOANS AND LEASES CHARGED OFF).

                                                                                AT DECEMBER 31,
                                                             -----------------------------------------------------
$ IN 000'S                                                     1996       1995       1994       1993       1992
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Special Mention............................................  $   3,589  $  10,458  $  12,822  $  11,988     21,510
                                                             ---------  ---------  ---------  ---------  ---------
Substandard................................................      8,109     14,704     37,451     39,314     53,762
Doubtful...................................................        619        317      1,505      4,156      1,553
                                                             ---------  ---------  ---------  ---------  ---------
Total Classified Loans.....................................      8,728     15,021     38,956     43,470     55,315
Other Real Estate Owned....................................      2,657      2,165      2,676      2,289     12,088
                                                             ---------  ---------  ---------  ---------  ---------
Total Special Mention Loans, Classified Loans And Other
  Real Estate Owned........................................  $  14,974  $  27,644  $  54,454  $  57,747  $  88,913

    Special mention loans, classified loans and other real estate owned decreased significantly in 1995 and 1996 as compared to 1994. The balances decreased as a result of the Bank's high staffing levels of personnel dedicated to problem loan identification and workout, the disposal of other real estate owned and improvement in the economy of Southern California.

    It is generally the Company's policy to discontinue the accrual of interest on a loan when any installment payment of interest or principal is 90 days or more past due, when management otherwise determines the collectibility of the interest or principal on the loan is unlikely or when the loan is deemed to be a potential foreclosure. Accrued but unpaid interest on loans placed on nonaccrual status is generally reversed from income. In certain cases where the value of the collateral is sufficiently in excess of the balance of principal and interest owing, the Bank may continue to accrue interest or may not reverse accrued but unpaid interest from income.

    The following table shows the nonaccrual loans, loans past due 90 days and still accruing and loans restructured during the last 5 years.

$ IN 000'S                                                           1996       1995       1994       1993       1992
-----------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Nonaccrual Loans.................................................      3,995     15,573     14,771     18,068     10,037
Loans past due 90 days and accruing interest.....................          0          0        851          0          0
Impaired Loans...................................................      4,366     16,544        N/A        N/A        N/A

The following table shows the aggregate amount and percentage of the portfolio of delinquent loans and nonaccrual loans as of December 31, 1996:

                     LOANS DELINQUENT AT DECEMBER 31, 1996

                                                          30-89 DAYS             90 DAYS AND OVER            TOTAL LOANS
                                                   ------------------------  ------------------------  ------------------------
                                                               PERCENT OF                PERCENT OF                PERCENT OF
                                                    AMOUNT      PORTFOLIO     AMOUNT      PORTFOLIO     AMOUNT      PORTFOLIO
                                                   ---------  -------------  ---------  -------------  ---------  -------------
                                                                                   ($ IN 000'S)
NONACCRUAL LOANS
Real Estate......................................  $     766          .71%   $   1,803         1.68%   $   2,569         2.39%
Commercial.......................................          0            0%         383          .47%         383          .47%
Installment and Prime Equity.....................          0            0%       1,043         3.83%       1,043         3.83%
Leases...........................................          0            0%           0            0%           0            0%
                                                   ---------          ---    ---------          ---    ---------          ---
    Total Nonaccrual Loans.......................  $     766          .36%   $   3,229         1.53%   $   3,995         1.89%
                                                   ---------          ---    ---------          ---    ---------          ---
                                                   ---------          ---    ---------          ---    ---------          ---
DELINQUENT ACCRUING LOANS
Real Estate......................................  $     151          .14%           0            0%   $     151          .14%
Commercial.......................................        894         1.10%           0            0%         894         1.10%
Installment and Prime Equity.....................        138          .50%           0            0%         138          .50%
Leases...........................................          0            0%           0            0%           0            0%
                                                   ---------          ---    ---------          ---    ---------          ---
    Total Accruing Delinquent Loans..............      1,183          .56%           0            0%       1,183          .56%
    Total Delinquent Loans.......................  $   1,949          .92%   $   3,229         1.53%   $   5,178         2.45%
                                                   ---------          ---    ---------          ---    ---------          ---
                                                   ---------          ---    ---------          ---    ---------          ---

    The following table sets forth information regarding the Company's nonperforming assets at December 31, 1996:

                                                                                                          SPECIFIC ALLL
PROPERTY DESCRIPTION                                                      LOCATION            BALANCE      ALLOCATION
---------------------------------------------------------------  --------------------------  ---------  -----------------
                                                                                       ($ IN 000'S)
NON-ACCRUAL LOANS

Ind. Building & Finished Lots..................................  Los Angeles County          $     868              0
Commercial Building............................................  Los Angeles County          $      83              0
Single Family Residential......................................  Orange County                     182              0
Single Family Residential......................................  Orange County                     294              0
Single Family Residential......................................  Orange County                     260              0
Single Family Residential......................................  Los Angeles County                 85              0
Vacant Land....................................................  San Bernardino County             117              0
Single Family Residential......................................  Washington State                  105              0
Single Family Residential......................................  Orange County                     400              0
Motel..........................................................  Orange County                     528              0
Retail Center..................................................  Orange County                     238              0
Office Building................................................  Orange County                     639              0
2 Other Loans..................................................  Various                           196              0
                                                                                                                    -
                                                                                             ---------
  TOTAL NONACCRUAL.............................................                              $   3,995              0

OTHER REAL ESTATE OWNED

29 Condo Units.................................................  Orange County                     743
Condo..........................................................  Orange County                     611
Animal Hospital................................................  Orange County                     195
Office Condo...................................................  Orange County                     531
Office Condo...................................................  Los Angeles County                182
Land...........................................................  San Mateo County                  395
                                                                                             ---------
  TOTAL OTHER REAL ESTATE OWNED................................                                  2,657
TOTAL NONACCRUAL LOANS AND OTHER REAL ESTATE OWNED.............                              $   6,652              0
                                                                                                                    -
                                                                                                                    -
                                                                                             ---------
                                                                                             ---------

    ALLOWANCE FOR LOAN AND LEASE LOSSES The allowance for loan and lease losses is based on an analysis of the portfolio and reflects an amount which, in management's opinion, is adequate to provide for potential losses after giving consideration to the portfolio, current economic conditions, past loss experience and other pertinent factors. Management and the internal credit review function monitor delinquency reports, new loans, renewals and reports of on-site inspections to identify credits requiring special attention. Annual examinations of a sample of the loan portfolio are also performed by an independent third party credit review professional.

    On a quarterly basis, senior management, in conjunction with the board of directors, reviews the adequacy of the allowance for loan and lease losses. Loan officers prepare Special Asset Credit Reports ("SAC reports") for each loan on the special asset report. SAC reports include all pertinent details about the loan, a write-up of current status, steps being taken to correct any problems, a detailed workout plan and recommendations as to classification of the loans as pass, special mention, substandard, doubtful or loss (see ITEM 1. BUSINESS, BUSINESS OF THE BANK, CLASSIFIED ASSETS AND NONPERFORMING ASSETS) and specific allocation of the Allowance for Loan and Lease Losses. Loans classified as loss are charged against the Allowance for Loan and Lease Losses. Specific allowances are established for loans designated by management based on a reserve track migration analysis. Quarterly, the credit administration function is responsible for preparing a historical migration analysis of loans as part of the determination of the required balance of the Allowance for Loan and Lease Losses. The migration analysis tracks charged off loans to their original classifications and assigns a risk factor to each loan in the portfolio based upon classifications of such loans as pass, special mention, substandard or doubtful. The amount of the general portion of the allowance is determined by multiplying the aggregate principal balance of loans in each category by the specified percentage. The amount of the required general portion of the allowance is added to the specific allowances previously established to form the total balance of the allowance. The amount of the allowance is based upon management's evaluation of this analysis and other factors, including adequacy of collateral, economic conditions, collateral value trends, nonperforming asset data, delinquencies and other material.

    Management utilizes its best judgement in providing for possible loan losses and establishing the allowance for loan and lease losses. However, the allowance is an estimate which is inherently uncertain and depends on the outcome of future events. Adverse economic conditions and a declining real estate market in California have adversely affected certain borrowers' ability to repay loans. A continuation of these conditions or a further decline in the California economy could result in further deterioration in the quality of the loan portfolio and could require increased provisions for loan and lease losses that cannot reasonably be predicted at this date. In January 1994, a severe earthquake occurred in the San Fernando Valley of Los Angeles, causing over 50 deaths, destroying property valued in the billions of dollars, causing major impediments to Southern California transportation networks and affecting the business community. Damage in the Bank's service area was relatively minimal and, after contacting customers and investigating its potential exposure, the Bank is not aware of any of its borrowers who were directly affected by the earthquake.

    Since the calculation of the adequacy of the allowance for credit losses is based largely on loan classification categories and not only whether a loan is performing or nonperforming, changes in the amount of nonperforming loans will not necessarily be reflected in corresponding changes in the ratio of the allowance for loan and lease losses to nonperforming loans. The following table shows the ratios of the allowance for loan and lease losses to total loans and the balance of the allowance for loan and lease losses to nonperforming loans as of December 31:

                                                                            AT DECEMBER 31,
                                                                         ---------------------
                                                                            1996       1995
                                                                         ----------  ---------
Ratio of the Allowance for Loan and Lease Losses to Total Loans........       2.57%      3.36%
Ratio of the Allowance for Loan and Lease Losses to Nonperforming
  Loans................................................................     135.59%     42.01%

    SUMMARY OF LOAN LOSS EXPERIENCE The following table summarizes loan and lease balances of the Bank at December 31, 1996, 1995, 1994, 1993 and 1992, changes in the allowance for possible loan losses arising from loans charged off, additions to the allowance for loan and lease losses which have been charged to expense and the ratio of net charge-offs during the periods to average loans and leases:

                                                                            DECEMBER 31,
                                                     ----------------------------------------------------------
                                                        1996        1995        1994        1993        1992
                                                     ----------  ----------  ----------  ----------  ----------
                                                                            ($ IN 000'S)
Amount of Gross Loans and Leases Outstanding at the
  End of the Period................................  $  210,509  $  194,914  $  201,645  $  214,347  $  245,045
Balance of Allowance for Loan and Lease Losses at
  the Beginning of the Period......................  $    6,542  $    5,660  $    7,221  $    6,253  $    7,107
Loans and Leases Charged Off (1)...................      (2,938)     (6,212)     (6,082)     (4,664)     (6,434)
Recoveries of Previously Charged Off Loans and
  Leases (1).......................................         553         494       1,156         743         805
                                                     ----------  ----------  ----------  ----------  ----------
Net Loans Charged Off..............................      (2,385)     (5,718)     (4,926)     (3,921)     (5,629)
Additions to the Allowance Charged to Expense......       1,260       6,600       3,365       4,889       4,775
                                                     ----------  ----------  ----------  ----------  ----------
Balance of the Allowance for Loan and Lease Losses
  at the Ending of the Period......................  $    5,417  $    6,542  $    5,660  $    7,221  $    6,253
                                                     ----------  ----------  ----------  ----------  ----------
Ratio of Net Charge-offs During the Period to
  Average Loans Outstanding........................        1.20%       2.93%       2.44%       1.74%       2.08%
                                                     ----------  ----------  ----------  ----------  ----------

    (1) See the table below for summary of the amounts of loans and leases charged off and recoveries of loans and leases previously charged off.

                                                                     1996       1995       1994       1993       1992
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                       ($ IN 000'S)
Loans and Leases Charged Off:
  Commercial.....................................................  $     663  $   1,332  $   1,150  $   2,763  $   5,712
  Real Estate--Mortgage and Construction.........................      1,943      4,569      4,764      1,274        344
  Installment & Other............................................        305        300        120        507        252
  Leases.........................................................         27         11         48        120        126
                                                                   ---------  ---------  ---------  ---------  ---------
Total Loans and Leases Charged Off...............................  $   2,938  $   6,212  $   6,082  $   4,664  $   6,434
                                                                   ---------  ---------  ---------  ---------  ---------
Recoveries of Loans and Leases
  Previously Charged off:
  Commercial.....................................................  $     378  $      35  $     593  $     669  $     795
  Real Estate--Mortgage and Construction.........................        126        408        461          0          0
  Installment & Other............................................         49         17         50         62          7
  Lease..........................................................          0         34         52         12          3
                                                                   ---------  ---------  ---------  ---------  ---------
Total Recoveries of Loans and Leases.............................  $     553  $     494  $   1,156  $     743  $     805
                                                                   ---------  ---------  ---------  ---------  ---------
Net Loans and Leases Charged Off.................................  $   2,385  $   5,718  $   4,926  $   3,921  $   5,629
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

    The allowance for loan and lease losses has been allocated between the following categories of loans and leases according to the amount deemed adequate to provide for the possibility of losses being incurred at the dates indicated:

                                                                     AT DECEMBER 31,
                      --------------------------------------------------------------------------------------------------------------
                                  1996                           1995                           1994                     1993
                      ----------------------------   ----------------------------   ----------------------------   -----------------
                          RATIO OF                       RATIO OF                       RATIO OF                       RATIO OF
                        ALLOWANCE TO        % OF       ALLOWANCE TO        % OF       ALLOWANCE TO        % OF       ALLOWANCE TO
                         OUTSTANDING      LOANS TO      OUTSTANDING      LOANS TO      OUTSTANDING      LOANS TO      OUTSTANDING
                      -----------------    TOTAL     -----------------    TOTAL     -----------------    TOTAL     -----------------
$ IN 000'S            ALLOWANCE   LOANS    LOANS     ALLOWANCE   LOANS    LOANS     ALLOWANCE   LOANS    LOANS     ALLOWANCE   LOANS
--------------------  ---------   -----   --------   ---------   -----   --------   ---------   -----   --------   ---------   -----
Commercial..........   $1,144     1.40%    38.44      $1,838     2.14%    43.23      $1,151     1.39%    40.96      $2,573     2.96%
Real
Estate--Construction...     278   1.03%    12.70         796     3.27%    12.80       2,516     8.45%    14.77       3,095     8.03%
Real
 Estate--Mortgage...    1,701     2.32%    38.23       2,122     3.38%    32.04       1,355     2.05%    32.78         100      .16%
Installment &
  Equity............      562     2.07%     9.36         556     2.80%    10.34         352     1.90%     9.69         281     2.50%
Leases..............       47     1.76%     1.27          47     1.55%     1.57          88     2.43%     1.79          85     2.14%
Not Allocated.......    1,685     0.80%                1,183      .60%                  198      .10%                1,087
                      ---------                      ---------                      ---------                      ---------
TOTAL...............   $5,417                         $6,542                         $5,660                         $7,221
                      ---------                      ---------                      ---------                      ---------
                      ---------                      ---------                      ---------                      ---------


                                             1992
                                 ----------------------------

                                     RATIO OF
                        % OF       ALLOWANCE TO        % OF
                      LOANS TO      OUTSTANDING      LOANS TO
                       TOTAL     -----------------    TOTAL
$ IN 000'S             LOANS     ALLOWANCE   LOANS    LOANS
--------------------  --------   ---------   -----   --------
Commercial..........   40.54      $4,256     4.11%    42.27
Real
Estate--Construction   17.99       1,500     2.65%    23.14
Real
 Estate--Mortgage...   29.29          67      .10%    21.41
Installment &
  Equity............   10.32         250     1.60%    10.89
Leases..............    1.85         125     2.24%     2.28
Not Allocated.......                  55
                                 ---------
TOTAL...............              $6,253
                                 ---------
                                 ---------

    In accordance with SFAS 114, as of December 31, 1996, the Company had written down all its nonperforming loans to the current collateral value or had established specific reserves that the management believes are adequate to cover future exposure.

    Provision for the ALLL are calculated using a combination of migration analysis and historical loan loss percentages. The loan portfolio is separated into four loan pools: commercial, real estate, home equity lines of credit and all other consumer loans. The commercial and real estate pools use migration analysis techniques to calculate the required percentage while the consumer pools are considered homogeneous loan pools with reserves calculated using a historical loss percentage. Migration analysis covers a period of 26 quarters which is considered sufficient to mitigate any concerns about portfolio volatility. The ALLL analysis also considers such factors as delinquent loan percentages, nonaccrual loan totals, off-balance sheet items, and any specific allocations against certain identified loans. The large loss in 1995 was a one time event related to the FASB 65 mark to market analysis of loans considered assets available for sale. This write-down was required during the OCC examination and was substantially over the normal rate calculated by the ALLL analysis due to factors outside the normal scope of the analysis.

    The adequacy of the ALLL account is analyzed quarterly utilizing migration analysis, historical loan loss percentages, past due total, nonaccrual totals, changes in the volume of loans in the portfolio, off-balance sheet items, specific allocation against certain identified loans, and any other factor that is deemed pertinent to analyzing portfolio risk. During 1992, the Bank's primary market place, Orange County, was in the midst of the most prolonged recession since the Depression. While all sectors of the economy were affected at that time, the business sector was the hardest hit with the Bank experiencing losses mostly in the commercial loan portfolio. By 1993, the real estate market was beginning to feel the slowdown with rapidly rising vacancies in the business sector leading to a reduction in rental rates and subsequent devaluation of real estate. The bank began experiencing more losses in the real estate portfolio at the same time that losses in the commercial portfolio were diminishing. Throughout this time, the ALLL analysis was considered adequate for the perceived risk in the portfolio. In 1994, the volume of newly identified problem credits began to level off and remained static for the year. Losses were also about the same as the previous year. Toward the end of 1994, the Orange County economy was beginning to recover from the recession but this recovery had not even gathered much steam when Orange County declared bankruptcy. The effect was immediate and not positive. Real estate values stagnated until the results of the bankruptcy declaration could be evaluated. For the Bank, this meant continued losses in attempting to resolve problem real estate loans. Novel ways of disposing of problem real estate loans were explored, resulting in the Bank entering a small pool of loans into a county-wide auction. The outcome of this decision was a subsequent ruling by the OCC that those loans were to be considered as an "asset available for sale" and the notes were to be valued on a "mark to market" basis. During the ALLL analysis, these loans had been evaluated on the basis of their collateral value and not their value upon sale of the note. This ruling had major consequences to the Bank in that the Bank was required to charge a significant amount to the ALLL. These losses then affected the migration analysis, therefore requiring higher reserves due to the higher losses. Normal loan losses for the Bank during 1995 were actually on the same level as the previous year. In 1996, most of the loans considered as "assets available for sale" have been favorably resolved resulting in substantial gains to the Bank. These gains were not realized into ALLL but as gains on the sale of assets available for sale. A current analysis of the adequacy of the ALLL account indicates the existence of an overage resulting from the fact that problem assets continue to be resolved at a much faster rate than new problem credits are being identified.

INVESTMENT PORTFOLIO

    The following table sets forth the book value and estimated fair value of investment securities available for sale as of December 31, 1996 and 1995 and investment securities of the Company as of December 31, 1994:

                                                       1996                      1995                      1994
                                             ------------------------  ------------------------  ------------------------
DESCRIPTION                                   AMORTIZED    ESTIMATED    AMORTIZED    ESTIMATED    AMORTIZED    ESTIMATED
$ IN 000'S                                      COST      FAIR VALUE      COST      FAIR VALUE      COST      FAIR VALUE
-------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
U.S. Government securities.................   $  31,038    $  31,080    $  35,314    $  35,457    $  60,099    $  58,778
U.S. Government agencies or insured
  obligations..............................      57,537       57,297       23,611       23,656        9,657        9,262
State political subdivisions...............         413          411          423          416        1,509        1,274
Mortgage-backed securities-
  U.S. agencies............................         880          884        1,047        1,070        1,186        1,132
Other securities...........................       1,841        1,832        1,697        1,684        1,653        1,629
                                             -----------  -----------  -----------  -----------  -----------  -----------
Total securities...........................   $  91,709    $  91,504    $  62,092    $  62,283    $  74,104    $  72,075
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------

    As of January 1, 1995 the Bank had classified all its Debt Securities as "Available for Sale."

    As of December 31, 1996 the Bank had no derivatives.

    The following table sets forth the maturities of investment securities of the Company at December 31, 1996 and the weighted average yields of such securities (calculated available for sale on the basis of the cost and effective yields weighted for the scheduled maturity of each security):

                                                      1997                 1998-2001                2002-2006           OVER 2006
                                             ----------------------  ----------------------  ------------------------  -----------
$ IN 000'S                                    AMOUNT       YIELD      AMOUNT       YIELD       AMOUNT        YIELD       AMOUNT
-------------------------------------------  ---------     -----     ---------     -----     -----------     -----     -----------
U.S. government securities.................  $  25,057        5.84%  $   6,022        5.77%   $       0            0    $       0
U.S. government agencies or insured
  obligations..............................     21,960        5.28%     35,338        6.17%         466         8.08%         418
State and political subdivisions...........        411        4.88%          0           0            0            0            0
Other......................................          0           0           0           0            0            0           54
                                             ---------         ---   ---------         ---        -----          ---        -----
Total......................................  $  47,428        5.57%  $  41,360        6.11%   $     466         8.08%   $     472
                                             ---------         ---   ---------         ---        -----          ---        -----
                                             ---------         ---   ---------         ---        -----          ---        -----


$ IN 000'S                                      YIELD
-------------------------------------------     -----
U.S. government securities.................           0
U.S. government agencies or insured
  obligations..............................        6.40%
State and political subdivisions...........           0
Other......................................         .55%
                                                    ---
Total......................................        5.73%
                                                    ---
                                                    ---

DEPOSITS

    The Bank's major source of funds for lending and other investment purposes is deposits. In addition to deposits, the Bank derives funds from principal and interest repayments on loans, maturities and sales of investment securities, and Federal funds sold.

    The Bank's deposit strategy has been to emphasize business deposits through its five branch offices and by a network of couriers employed by the Bank. From time to time retail deposits and time certificates of deposits have also been gathered through listings in various national publications.

    Business demand deposits earn credits for collected balances against which the Bank charges fees for various products and services used by the customer. In some cases, the Bank pays for data processing fees for business customers with significant balances. The Bank has four business customers, each of which maintains demand deposit balances in excess of 1% of total deposits. The balances in these accounts averaged an aggregate of $36.1 million and $33 million during 1996 and 1995, respectively, and totaled an aggregate of $41.5 million and $35.7 million, or 13.0% and 11.6%, respectively, at December 31, 1996 and 1995.

    Guidelines by federal regulatory agencies specify that time certificates of deposit may be considered to be brokered if the rate on the deposit exceeds 75 basis points over (i) the average rate paid locally for certificates of deposit of similar maturities or (ii) 120% of the rate for treasury bills and notes of similar maturities.

    As of December 31, 1996, the Bank had no brokered deposits.

    The following table shows the average daily amount of deposits and average interest rates paid for the periods indicated:

                                                 FOR THE YEAR 1996          FOR THE YEAR 1995          FOR THE YEAR 1994
                                             -------------------------  -------------------------  -------------------------
                                               DAILY        AVERAGE       DAILY        AVERAGE       DAILY        AVERAGE
                                              AVERAGE    INTEREST RATE   AVERAGE    INTEREST RATE   AVERAGE    INTEREST RATE
$ IN 000'S                                    BALANCE        PAID        BALANCE        PAID        BALANCE        PAID
-------------------------------------------  ----------  -------------  ----------  -------------  ----------  -------------
Demand Deposit.............................  $  133,371                 $  100,526                 $  101,022
Money Market and Saving Deposits...........     127,063         2.86%      121,110         2.82%      120,120         2.58%
Time Deposits Less than $100,000...........      26,286         4.90%       31,620         5.55%       37,354         4.23%
Time Deposits $100,000 or More.............      31,630         5.04%       32,632         5.68%       33,941         3.98%
                                             ----------          ---    ----------          ---    ----------          ---
  TOTAL....................................  $  318,350                 $  285,888                 $  292,437
                                             ----------          ---    ----------          ---    ----------          ---
                                             ----------          ---    ----------          ---    ----------          ---

    The following table shows the repricing data of time certificates of deposit of $100,000 or more at December 31, 1996:

                                                      3 MONTHS OR  4 MONTHS TO   7 MONTHS TO     OVER 12
                                                         LESS       6 MONTHS      12 MONTHS      MONTHS       TOTAL
                                                      -----------  -----------  -------------  -----------  ---------
Fixed Rate Time Deposits............................   $  18,707    $   3,338     $   3,218     $   1,211   $  26,474
Variable Rate Time Deposits.........................       5,850                                                5,850
                                                      -----------  -----------       ------    -----------  ---------
  Total.............................................   $  24,557    $   3,338     $   3,218     $   1,211   $  32,324

    The following table shows maturities of time certificates of deposit of $100,000 or more at December 31, 1996:

Fixed Rate Time Deposits.................   $  18,707    $   3,338    $   3,218    $   1,211   $  26,474
Variable Rate Time Deposits..............       2,630        1,765        1,100          355       5,850
                                           -----------  -----------  -----------  -----------  ---------
  Total..................................   $  21,337    $   5,103    $   4,318    $   1,566   $  32,324

                             BORROWING ARRANGEMENTS

    In December 1988, the Company obtained a $3,000,000 term loan from another financial institution for the purpose of providing additional capital to the Bank. The Credit Agreement for this loan was amended pursuant to a Second Amendment to the Credit Agreement dated August 25, 1994. The Second Amendment was supported by a Support Agreement between a shareholder Director of the Company and the Company whereby the shareholder guaranteed the payment of the loan.

    To compensate the shareholder for signing the Support Agreement, the Company signed a Holding Company Support Agreement whereby the Company: (1) paid the shareholder a standby fee of $23,500 in 1994 and 1995 and 1996, (2) issued to the shareholder in March 1996 warrants to purchase 25,000 shares of common stock of the Company at an exercise price per share equal to 80% of the book value per share of the Company on December 31, 1996.

    In March of 1996, the shareholder paid off the outstanding balance of $2,350,000 to the lending financial institution to allow the Company to contribute the maximum amount from the proceeds of the stock offering into the capital of the Bank. (See Note 7 to Notes to Consolidated Financial Statements).

    On March 17, 1997, the Company paid down $2,000,000 on the note and based on the $350,000 remaining balance of the note issued to the shareholder a proportionate number of warrants to purchase 3,723 shares of the Company's common stock at an exercise price of $6.60 per share pursuant to the terms of the Holding Company's Support Agreement. The Company also paid the shareholder a fee equal to 1% of the unpaid principal balance on March 17, 1997. The remaining balance of $350,000 is subject to the original terms of the note.

    The Bank maintains two lines of credit with outside financial institutions for the purpose of purchasing Federal funds. The lines of credit bear interest at a floating rate and provide for borrowing up to $8,000,000 and $5,000,000, respectively. At December 31, 1996 and 1995, no amounts were outstanding on these lines of credit.

    Under an agreement with the Federal Home Loan Bank, the Bank may obtain an extension of credit of up to 50% of total assets collateralized by real estate loans. At December 31, 1996, the Bank had pledged loans amounting to $2,935,000 and had available credit of $1,468,000 based on 50% of the outstanding balance of pledged loans. No amounts were outstanding on this line of credit at December 31, 1996 and 1995.

LIQUIDITY AND INTEREST RATE SENSITIVITY

    The following table shows the components of the Company's liquidity at the dates indicated:

                                                                               AT DECEMBER 31,
                                                                      ---------------------------------
$ IN 000'S                                                               1996        1995       1994
--------------------------------------------------------------------  ----------  ----------  ---------

Cash and Due From Bank..............................................  $   28,849  $   28,549  $  21,315
Federal Funds Sold..................................................      14,500      45,000      2,000
Investment Securities...............................................      91,504      62,283     72,075
                                                                      ----------  ----------  ---------
                                                                         134,853     135,832     95,390
Restricted Balances.................................................      (8,008)     (6,444)    (4,029)
                                                                      ----------  ----------  ---------
TOTAL LIQUIDITY.....................................................  $  126,845  $  129,388  $  91,361
                                                                      ----------  ----------  ---------
Ratio of Liquidity to Total Assets..................................       36.09%      38.73%     30.39%
Reserves Held at the Federal Reserve Bank...........................  $    8,900  $    6,720  $   8,428

    The principal sources of asset liquidity are balances due from banks, Federal funds sold and short-term investment securities. Secondary sources of liquidity are loan repayments, maturing investments, and loans and investments that can be used as collateral for other borrowings. In addition, in 1995, the Company obtained $3,200,000 from a private placement of its common stock. The majority of the Company's loans are short-term and if paid in accordance with their terms, provide continuous additional cash inflow. The following chart shows the distribution of loans by their maturities and ratio to total loans and total assets as of December 31, 1996:

$ IN 000'S                                           UNDER 1 YEAR  1-5 YEARS  OVER 5 YEARS    TOTAL
---------------------------------------------------  ------------  ---------  ------------  ----------

LOANS AND LEASES...................................   $   93,472   $  84,206   $   32,831   $  210,509
Ratio to Total Loans and Leases....................        44.40%      40.00%       15.60%      100.00%
Ratio to Total Assets..............................        26.60%      23.96%        9.34%       59.90%

    Liability-based liquidity includes interest-bearing and noninterest-bearing deposits, largely from local businesses and professionals, time deposits from financial institutions throughout the United States and obtained through listings in national publications and Federal funds purchased. From time to time the

Bank has used brokered deposits as an additional source of funds. As of December 31, 1996, the Bank had no brokered deposits.

    The Company maintains an Interest Rate Risk simulation model which enables management to measure the Bank's Interest Rate Risk (IRR) exposure using various assumptions and interest rate scenarios, and to incorporate alternative strategies for the reduction of IRR exposure. The Bank measures its IRR using several methods to provide a comprehensive view of its IRR from various perspectives. These methods include analysis of repricing and maturity mismatches, or gaps, between assets and liabilities, and analysis of the size and sources of basis risk.

    Gap analysis measures the difference between financial assets and financial liabilities scheduled and expected to mature or reprice within a specified time period. The gap is positive when repricing and maturing assets exceed repricing and maturing liabilities. The gap is negative when repricing and maturing liabilities exceed repricing and maturing assets. A positive or negative cumulative gap indicates in a general way how the Bank's net interest income should respond to interest rate fluctuations. A positive cumulative gap for a period generally means that rising interest rates would be reflected sooner in financial assets than in financial liabilities, thereby increasing net interest income over that period. A negative cumulative gap for a period would produce an increase in net interest income over that period if interest rates declined.

    The following maturity and interest rate sensitivity analysis summarizes the asset and liability balances of the Company at December 31, 1996 on the basis of rate adjustments due to occur within the periods indicated:

                            REPRICING OPPORTUNITIES

                                                                               1 TO 5
$ IN 000'S                                 3 MONTHS OR LESS  4 TO 12 MONTHS     YEARS     OVER 5 YEARS    TOTAL
-----------------------------------------  ----------------  --------------  -----------  ------------  ----------

Investments..............................     $   29,403       $   18,417     $  41,596    $    2,293   $   91,709
Fed Funds................................         14,500                                                    14,500
Real Estate Loans........................         69,628            8,513        20,175         8,897      107,213
Commercial Loans.........................         67,020            6,988         6,876            43       80,927
Consumer Loans...........................          6,923            2,288         7,742         2,753       19,706
Leasing..................................             33              100         2,530                      2,663
                                                --------          -------    -----------  ------------  ----------
Interest-Earning Assets..................        187,507           36,306        78,919        13,986      316,718

NOW Deposits.............................         15,438                                                    15,438
Money Market Deposits....................         57,407                                                    57,407
Savings Deposits.........................         46,179                                                    46,179
Time Deposits less $100,000..............         13,007            5,851         2,241                     21,099
Time Deposits over $100,000..............         24,557            6,556         1,211                     32,324
                                                --------          -------    -----------  ------------  ----------
Interest-bearing Liabilities.............        156,588           12,407         3,452                    172,447
                                                --------          -------    -----------  ------------  ----------
Cumulative Interest Sensitivity Gap......     $   30,919       $   54,818     $ 130,285    $  144,271
                                                --------          -------    -----------  ------------  ----------
                                                --------          -------    -----------  ------------  ----------

    Interest-earning assets include loans and leases on which the accrual of interest has been discontinued in the amount of $3,995,000.

    As of December 31, 1996 the Company had a positive gap of $144,271,000 with a cumulative positive gap of $54,818,000 over a one-year period. The Board of Directors has established limits on total net interest income exposure for a one year time horizon based on 1% rate change. While the gap analysis is a useful asset/liability management tool, it does not fully assess IRR.

    In assessing the interest rate risk, the Company assumes federal funds sold, NOW deposits, money market deposits and savings deposits as repriceable immediately. Floating rate loans and variable time certificates of deposits are repriced immediately or on their scheduled rate change date. Fixed rate loans, fixed rate time certificates of deposit and investment securities are repriced based on their scheduled paydowns or at maturities. All paid-down matured investment securities, loans and deposits are repriced at the current prevailing rate. The Company uses the above method of repricing with the following rate scenarios.

1.  No interest rate change

2.  1% rise in interest rates

3.  2% rise in interest rates

4.  1% decline in interest rates

5.  2% decline in interest rates

    As of December 31, 1996 the interest rate exposure for a one year time horizon was a decline in net interest income of $373,000 in the event the rates declined by 1% and an increase in net interest income of $373,000 in the event the rates increased by 1%.

    INTEREST RATES AND INTEREST RATE DIFFERENTIAL. The following tables set forth the average amounts outstanding for major categories of interest-earning assets, interest bearing liabilities, the average interest rates earned thereon and interest income/expenses for the Bank as of and for the years ended:

                                 DECEMBER 31, 1996                         DECEMBER 31, 1995                     VARIANCE
                      ---------------------------------------   ---------------------------------------   -----------------------
                         AVERAGE                                   AVERAGE                                   AVERAGE
                       ASSET/LIAB     INCOME-  AVERAGE YIELD/    ASSET/LIAB     INCOME-  AVERAGE YIELD/    ASSET/LIAB     INCOME-
$ IN 000'S               AMOUNT       EXPENSE     COST(%)          AMOUNT       EXPENSE     COST(%)          AMOUNT       EXPENSE
--------------------  -------------   -------  --------------   -------------   -------  --------------   -------------   -------
ASSETS
Federal Funds
  Sold..............    $ 32,522      $ 1,733       5.33%         $    22,855   $ 1,333       5.83%         $     9,667   $   400
Investment
  Securities........      83,309        5,001       6.00%              61,727     3,409       5.52%              21,582     1,592
Loans and Leases
  (1)...............     198,615       19,321       9.73%             200,757    19,094       9.51%              (2,142)      227
                      -------------   -------      -----        -------------   -------      -----        -------------   -------
Total
  Interest-Earning
  Assets............    $314,446      $26,055       8.29%             285,339    23,836       8.35%         $    29,107   $ 2,219
                                                                                                          -------------   -------
                                                                                                          -------------   -------
Due From Banks
  (Non-int).........      28,411                                       22,289
Other Assets........       3,443                                        4,239
                      -------------                             -------------
TOTAL ASSETS (2)....    $346,300                                  $   311,867
                      -------------                             -------------
                      -------------                             -------------
LIABILITIES & EQUITY
Savings Deposits....    $127,063      $ 3,633       2.86%         $   121,110   $ 3,412       2.82%         $     5,953   $   221
Time Deposits.......      57,916        2,881       4.97%              64,252     3,610       5.62%              (6,336)     (729)
Securities Sold
  Under Agreements
  to Repurchase.....         107            5       4.67%                 123         8       6.50%                 (16)       (3)
Capital Note........       2,350          273      11.62%               2,351       259      11.02%                 )(1        14
                      -------------   -------      -----        -------------   -------      -----        -------------   -------
Total
  Interest-Bearing
  Liabilities.......    $187,436        6,792       3.62%             187,836     7,289       3.88%         $      (400)  $  (497)
                                      -------      -----                        -------      -----        -------------   -------
Demand Deposits.....     133,371                                      100,526
Other Liabilities...       2,846                                        1,810
Shareholders' Equity
  (2)...............      22,647                                       21,695
                      -------------                             -------------
TOTAL LIABILITIES &
  SHAREHOLDERS'
  EQUITY............    $346,300                                  $   311,867
                      -------------                             -------------
                      -------------                             -------------
Net Yield on
  Interest-Earning
  Assets............                  $19,263       6.13%                       $16,547       5.80%
                                      -------      -----                        -------      -----
                                      -------      -----                        -------      -----

                      AVERAGE YIELD/
$ IN 000'S               COST(%)
--------------------  --------------
ASSETS
Federal Funds
  Sold..............      (.50)%
Investment
  Securities........       .48%
Loans and Leases
  (1)...............       .22%
                         -----
Total
  Interest-Earning
  Assets............      (.06)%
                         -----
                         -----
Due From Banks
  (Non-int).........
Other Assets........
TOTAL ASSETS (2)....
LIABILITIES & EQUITY
Savings Deposits....       .04%
Time Deposits.......      (.64)%
Securities Sold
  Under Agreements
  to Repurchase.....     (1.83)%
Capital Note........       .60%
                         -----
Total
  Interest-Bearing
  Liabilities.......      (.26)%
                         -----
Demand Deposits.....
Other Liabilities...
Shareholders' Equity
  (2)...............
TOTAL LIABILITIES &
  SHAREHOLDERS'
  EQUITY............
Net Yield on
  Interest-Earning
  Assets............

------------------------

(1) Average loans and leases include non-performing loans and leases; however, income does not include foregone interest. In addition, loan fees have not been included in interest income and in calculating the rate realized on loans and leases.

(2) Average Assets and Average Equity do not include unrealized gains or losses on Investment Securities.

                                 DECEMBER 31, 1995                         DECEMBER 31, 1994                     VARIANCE
                      ---------------------------------------   ---------------------------------------   -----------------------
                         AVERAGE                                   AVERAGE                                   AVERAGE
                       ASSET/LIAB     INCOME-  AVERAGE YIELD/    ASSET/LIAB     INCOME-  AVERAGE YIELD/    ASSET/LIAB     INCOME-
$ IN 000'S               AMOUNT       EXPENSE     COST(%)          AMOUNT       EXPENSE     COST(%)          AMOUNT       EXPENSE
--------------------  -------------   -------  --------------   -------------   -------  --------------   -------------   -------
ASSETS
Federal Funds
  Sold..............    $ 22,855      $ 1,333       5.83%         $    13,255   $   501       3.78%         $     9,600   $   832
Investment
  Securities........      61,727        3,409       5.52%              76,796     3,873       5.04%             (15,069)     (464)
Loans and Leases
  (1)...............     200,757       19,094       9.51%             202,009    17,599       8.71%              (1,252)    1,495
                      -------------   -------      -----        -------------   -------      -----        -------------   -------
Total
  Interest-Earning
  Assets............    $285,339      $23,836       8.35%         $   292,060    21,973       7.52%              (6,721)    1,863
                                                                                                          -------------   -------
                                                                                                          -------------   -------
Due From Banks
  (Non-int).........      22,289                                       23,326
Other Assets........       4,239                                        3,743
                      -------------                             -------------
TOTAL ASSETS (2)....    $311,867                                  $   319,129
                      -------------                             -------------
                      -------------                             -------------
LIABILITIES & EQUITY
Savings Deposits....    $121,110      $ 3,412       2.82%         $   120,120   $ 3,103       2.58%         $       990   $   309
Time Deposits.......      64,252        3,610       5.62%              71,295     2,933       4.11%              (7,043)      677
Securities Sold
  Under Agreements
  to Repurchase.....         123            8       6.50%               1,135        59       5.20%              (1,012)      (51)
Capital Note........       2,351          259      11.02%               2,351       241      10.25%                   0        18
                      -------------   -------      -----        -------------   -------      -----        -------------   -------
Total
  Interest-Bearing
  Liabilities.......     187,836        7,289       3.88%             194,901     6,336       3.25%              (7,065)      953
                                      -------      -----                        -------      -----        -------------   -------
                                                                                                          -------------   -------
Demand Deposits.....     100,526                                      101,022
Other Liabilities...       1,810                                        2,160
Shareholders' Equity
  (2)...............      21,695                                       21,046
                      -------------                             -------------
TOTAL LIABILITIES &
  SHAREHOLDERS'
  EQUITY............    $311,867                                  $   319,129
                      -------------                             -------------
                      -------------                             -------------
Net Yield on
  Interest-
  Earning Assets....                  $16,547       5.80%                       $15,637       5.35%
                                      -------      -----                        -------      -----
                                      -------      -----                        -------      -----

                      AVERAGE YIELD/
$ IN 000'S               COST(%)
--------------------  --------------
ASSETS
Federal Funds
  Sold..............       2.05%
Investment
  Securities........        .48%
Loans and Leases
  (1)...............        .80%
                          -----
Total
  Interest-Earning
  Assets............        .83%
                          -----
                          -----
Due From Banks
  (Non-int).........
Other Assets........
TOTAL ASSETS (2)....
LIABILITIES & EQUITY
Savings Deposits....        .23%
Time Deposits.......       1.50%
Securities Sold
  Under Agreements
  to Repurchase.....       1.31%
Capital Note........        .77%
                          -----
Total
  Interest-Bearing
  Liabilities.......        .63%
                          -----
                          -----
Demand Deposits.....
Other Liabilities...
Shareholders' Equity
  (2)...............
TOTAL LIABILITIES &
  SHAREHOLDERS'
  EQUITY............
Net Yield on
  Interest-
  Earning Assets....

------------------------

(1) Average loans and leases include non-performing loans and leases; however, income does not include foregone interest. In addition, loans fees have not been included in interest income and in calculating the rate realized on loans and leases.

(2) Average Assets and Average Equity do not include unrealized gains or losses on Investment Securities.

    INTEREST EARNED AND INTEREST INCURRED RESULTING FROM CHANGES IN VOLUME AND CHANGES IN RATES. The following table sets forth, for the periods indicated, a summary of the changes in interest earned and interest incurred resulting from changes in volume and changes in rates:

                                       1996 COMPARED TO 1995                             1995 COMPARED TO 1994
                          ------------------------------------------------  ------------------------------------------------
                            VOLUME     OLD VOLUME     VOLUME                  VOLUME     OLD VOLUME     VOLUME
                           CHANGE X      X RATE      CHANGE X       NET      CHANGE X      X RATE      CHANGE X       NET
$ IN 000'S                 OLD RATE      CHANGE     RATE CHANGE   EFFECT     OLD RATE      CHANGE     RATE CHANGE   EFFECT
------------------------  -----------  -----------  -----------  ---------  -----------  -----------  -----------  ---------
INTEREST EARNED ON:
Federal Funds Sold......   $     564    $    (115)   $     (49)  $     400   $     363    $     270    $     196   $     829
Investment Securities...       1,192          296          104       1,592        (760)         372          (73)       (461)
Loans...................        (204)         437           (5)        228        (109)       1,614          (10)      1,495
                          -----------       -----          ---   ---------       -----   -----------       -----   ---------
TOTAL INTEREST-EARNING
  ASSETS................   $   1,552    $     618    $      50   $   2,220   $    (506)   $   2,256    $     113   $   1,863

INTEREST PAID ON:
Savings Deposits........   $     168    $      51    $       2   $     221   $      26    $     281    $       2   $     309
Time Deposits...........        (356)        (414)          41        (729)       (290)       1,073         (106)        677
Securities Sold Under
  Agreement to
  Repurchase............          (1)          (2)           0          (3)        (53)          15          (13)        (51)
Note Payable............           0           14            0          14           0           19            0          19
                          -----------       -----          ---   ---------       -----   -----------       -----   ---------
TOTAL INTEREST-BEARING
  LIABILITIES...........   $    (189)   $    (351)   $      43   $    (497)  $    (317)   $   1,388    $    (117)  $     954
                          -----------       -----          ---   ---------       -----   -----------       -----   ---------
NET INTEREST EARNINGS...   $   1,741    $     969    $       7   $   2,717   $    (189)   $     868    $     230   $     909
                          -----------       -----          ---   ---------       -----   -----------       -----   ---------
                          -----------       -----          ---   ---------       -----   -----------       -----   ---------

    In calculating interest rates and volumes and related changes, non-performing loans and leases have been included in loan and lease volumes; however, foregone interest has been excluded. Loan fees were not included in interest income in calculating the rate realized on loans.

                                  COMPETITION

    The banking business in California generally, and in the Bank's service area in particular, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks which have many offices operating throughout wide geographic areas. In addition, there are numerous other independent commercial banks within the Bank's primary service areas, many of which have greater resources, greater capital and, in some cases, less stringent regulatory limitations. Certain of its competitors may be better able to respond to changing capital and other regulatory requirements and better able to maintain or improve market share.

    The primary factors in competing for deposits are interest rates, personalized services, quality and range of financial services, convenience of office locations and banking hours. The Bank competes for deposits and loans principally with banks, savings and loan associations, thrift and loan associations, credit unions, mortgage companies, insurance companies, other lending institutions, money market and mutual funds and other investment alternatives. Competition for loans comes primarily from other commercial banks, savings institutions, mortgage banking firms, credit unions and other financial intermediaries. Among the advantages that some of these institutions have over the Bank is their ability to undertake extensive advertising campaigns and to allocate their investment assets to areas of highest yield and demand. Many of the major commercial banks operating in the Bank's service area offer certain other services which are not offered directly by the Bank, such as trust, investment and international banking services, and by virtue of their greater total capitalization, such banks have substantially higher lending limits than the Bank. In competing for deposits, the Bank is subject to certain limitations not applicable to non-bank financial institutions.

                           SUPERVISION AND REGULATION

THE COMPANY

    The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, the filing of annual, quarterly and other reports with the Securities and Exchange Commission.

    The Company is a bank holding company subject to regulation under the Bank Holding Company Act (the "Act"), and is registered with and subject to the supervision of the Board of Governors of the Federal Reserve System (the "Board"). The Company is required to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of voting shares of any bank if, after giving effect to such acquisition, the Company would own or control, directly or indirectly, more than 5% of such bank. The Act prohibits the Company from acquiring any voting shares of, interest in, or all or substantially all of the assets of a bank located outside the State of California unless the laws of such state specifically authorize such acquisition.

    Under the Act, the Company may not engage in any business other than managing or controlling banks or furnishing services to its subsidiaries. The Company is also prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company unless the company is engaged in such activities. The Federal Reserve Board's approval must be obtained before the shares of any such company can be acquired and, in certain cases, before any approved company can open new offices. In making such determinations, the Federal Reserve Board considers whether the performance of such activities by the Company would offer advantages to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. Further, the Federal Reserve Board is empowered to differentiate between activities commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

    Although the entire scope of permitted activities is uncertain and cannot be predicted, the major non-banking activities that have been permitted to bank holding companies with certain limitations are: making, acquiring or servicing loans that would be made by a mortgage, finance, credit card or factoring company; operating an industrial loan company; leasing real and personal property; acting as an insurance agent, broker, or principal with respect to insurance that is directly related to the extension of credit by the bank holding company or any of its subsidiaries and limited to repayment of the credit in the event of death, disability or involuntary unemployment; issuing and selling money orders, savings bonds and travelers checks; performing certain trust company services; performing appraisals of real estate and personal property; providing investment and financial advice; providing data processing services; providing courier services; providing management consulting advice to non-affiliated depository institutions; arranging commercial real estate equity financing; providing certain securities brokerage services; underwriting and dealing in government obligations and money market instruments; providing foreign exchange advisory and transactional services; acting as a futures commission merchant; providing investment advice on financial futures and options on futures; providing consumer financial counseling; providing tax planning and preparation services; providing check guaranty services; engaging in collection agency activities; and operating a credit bureau.

    The Company's primary sources of income are the receipt of dividends and management fees from its subsidiaries, and interest income on its investments. The Bank's ability to make such payments to the Company are subject to certain statutory and regulatory restrictions.

    The Company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services. For example, with certain exceptions, the Bank may not condition an extension of credit on a customer's obtaining other services provided by it, the Company or any other subsidiary or on a promise by the customer not to obtain other services from a competitor.

    As a bank holding company, the Company is required to file reports with the Federal Reserve Board and to provide such additional information as the Federal Reserve Board may require. The Federal Reserve Board also has the authority to examine the Company and each of its subsidiaries with the cost thereof to be borne by the Company.

    In addition, banking subsidiaries of bank holding companies are subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain exceptions set forth in the Federal Reserve Act, a bank can make a loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, accept securities of an affiliate as collateral security for a loan or extension of credit to any person or company or issue a guarantee, acceptance or letter of credit on behalf of an affiliate only if the aggregate amount of the above transactions of such subsidiary does not exceed 10% of such subsidiary's capital stock and surplus on a per affiliate basis or 20% of such subsidiary's capital stock and surplus on an aggregate affiliate basis. Such transactions must be on terms and conditions that are consistent with safe and sound banking practices. A bank and its subsidiaries generally may not purchase a low-quality asset, as that term is defined in the Federal Reserve Act, from an affiliate. Such restrictions also prevent a holding company and its other affiliates from borrowing from a banking subsidiary of the holding company unless the loans are secured by collateral.

    The Act also prohibits a bank holding company or any of its subsidiaries from acquiring voting shares or substantially all the assets of any bank located in a state other than the state in which the operations of the bank holding company's banking subsidiaries are principally conducted unless such acquisition is expressly authorized by statutes of the state in which the bank to be acquired is located. Legislation recently adopted in California permits out-of-state bank holding companies to acquire California banks. See "Effect of Governmental Policies and Recent Legislation" later in this section.

    The Act and regulations of the Federal Reserve Board also impose certain constraints on the redemption or purchase by a bank holding company of its own shares of stock.

    The Federal Reserve Board has cease and desist powers to cover parent bank holding companies and non-banking subsidiaries where action of a parent bank holding company or its non-financial institutions represent an unsafe or unsound practice or violation of law. The Federal Reserve Board has the authority to regulate debt obligations (other than commercial paper) issued by bank holding companies by imposing interest ceilings and reserve requirements on such debt obligations.

    The ability of the Company to pay dividends to its shareholders is subject to the restrictions set forth in the California General Corporation Law (the "Corporation Law"). The Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The Corporation Law further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions, which generally are as follows: (i) the corporation's assets equal at least 1 1/4 times its liabilities; and (ii) the corporation's current assets equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets equal at least 1 1/4 times its current liabilities.

    On May 27, 1993, the Company executed a Memorandum of Understanding ("memorandum") with the Federal Reserve Bank of San Francisco (the "Fed"). On March 13, 1997, the Fed determined that the continued existence of the memorandum was no longer necessary and was terminated as of that date.

THE BANK

    The Bank is a national banking association whose deposits are insured by the Bank Insurance Fund ("BIF") as administered by the FDIC, up to the maximum legal limits of the FDIC $(100,000), and is subject to regulation, supervision, and regular examination by the Comptroller. The Bank is a member of the Federal Reserve System, and as such is subject to certain provisions of the Federal Reserve Board. The Bank is also subject to applicable provisions of California law, insofar as they do not conflict with, or are not preempted by, federal law. The regulations of these various agencies govern most aspects of the Bank's business, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowing, dividends, and locations of branch offices. California law exempts banks from the California usury laws.

    Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, its affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of such affiliates. Such restrictions prevent affiliates from borrowing from the Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by the Bank in any other affiliate is limited to 10 percent of such subsidiary bank's capital and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20% of such subsidiary bank's capital and surplus (as defined by federal regulations). Additional restrictions on transactions with affiliates may be imposed on the Bank under the prompt corrective action provisions of the FDIC Improvement Act ("FDICIA").

    Commercial banking organizations, such as the Bank, may be subject to potential enforcement actions by the Federal Reserve Board, the FDIC and the Comptroller for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits, the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the imposition of restrictions and sanctions under the prompt corrective action provisions of FDICIA.

    On January 1, 1991, the Comptroller changed the interpretation of the dividend regulations to simplify the calculation of a bank's dividend-paying capacity and make them more consistent with generally accepted accounting principles. The dividend limit is based on retained "net profits" for the current year plus the two previous years, less any required transfers to surplus or a fund for the retirement of preferred stock. "Net profits" are defined as net income as reported in the bank's call report with no adjustments. In addition, a national bank may not pay any dividends or make other capital distributions if the capital distribution would cause the national bank to be undercapitalized, with the exception of repurchases or redemptions of the national bank's shares that are made in connection with the issuance of additional shares, or that will impair the national bank's financial condition.

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

    Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings and the interest rate received by a bank on loans extended to its customers and securities held in a bank's portfolio comprise the major portion of a bank's earnings. These rates are highly sensitive to many factors that are beyond the control of a bank. Accordingly, the earnings and growth of a bank are subject to the influence of local, domestic and foreign economic conditions, including recession, unemployment and inflation.

    The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial intermediaries subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made in Congress and before various bank regulatory and other professional agencies. The likelihood of any major changes and the impact such changes might have on the Company are impossible to predict. Certain of the potentially significant changes which have been enacted and proposals which have been made recently are discussed below.

    FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

    On December 19, 1991, FDICIA was enacted into law. Set forth below is a brief discussion of certain portions of this law and implementing regulations that have been adopted or proposed by the Federal Reserve Board, the Comptroller, the Office of Thrift Supervision ("OTS") and the FDIC (collectively, the "federal banking agencies").

    STANDARDS FOR SAFETY AND SOUNDNESS

    FDICIA requires the federal banking agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating to internal controls, loan documentation, credit underwriting, interest rate exposure, and asset growth. Standards must also be prescribed for classified loans, earnings and the ratio of market value to book value for publicly-traded shares. The FDICIA also requires the federal banking agencies to issue uniform regulations prescribing standards for real estate lending that are to consider such factors as the risk to the deposit insurance fund, the need for safe and sound operation of insured depository institutions and the availability of credit. Further, FDICIA requires the federal banking agencies to establish standards prohibiting compensation, fees and benefit arrangements that are excessive or could lead to financial loss.

    PROMPT CORRECTIVE REGULATORY ACTION

    FDICIA requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions that fall below one or more prescribed minimum capital ratios. The purpose of this law is to resolve the problems of insured depository institutions at the least possible long-term cost to the appropriate deposit insurance fund.

    The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized (significantly exceeding the required minimum capital requirements), adequately capitalized (meeting the required capital requirements), undercapitalized (failing to meet any one of the capital requirements), significantly undercapitalized (significantly below any one capital requirement) and critically undercapitalized (failing to meet all capital requirements).

    In September 1992, the federal banking agencies issued uniform final regulations implementing the prompt corrective action provisions of FDICIA. Under the regulations, an insured depository institution will be deemed to be:

    - "well capitalized" if it (i) has total risk-based capital of 10 percent or greater, Tier 1 risk-based capital of 6 percent or greater and a leverage capital ratio of 5 percent or greater and (ii) is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure;

    - "adequately capitalized" if it has total risk-based capital of 8 percent or greater, Tier 1 risk-based capital of 4 percent or greater and a leverage capital ratio of 4 percent or greater (or a leverage capital ratio of 3 percent or greater if the institution is rated composite 1 under the applicable regulatory rating system in its most recent report of examination);

    - "undercapitalized" if it has total risk-based capital that is less than 8 percent, Tier 1 risk-based capital that is less than 4 percent or a leverage capital ratio that is less than 4 percent (or a leverage capital ratio that is less than 3 percent if the institution is rated composite 1 under the applicable regulatory rating system in its most recent report of examination);

    - "significantly undercapitalized" if it has total risk-based capital that is less than 6 percent, Tier 1 risk-based capital that is less than 3 percent or a leverage capital ratio that is less than 3 percent; and

    - "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2 percent.

    An institution that, based upon its capital levels, is classified as well capitalized, adequately capitalized or undercapitalized, may be reclassified to the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, (i) determines that the institution is in an unsafe or unsound condition or (ii) deems the institution to be engaging in an unsafe or unsound practice and not to have corrected the deficiency. At each successive lower capital category, an insured depository institution is subject to more restrictions and federal banking agencies are given less flexibility in deciding how to address the problems associated with such category.

    The law prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency, subject to asset growth restrictions, and required to obtain prior regulatory approval for acquisitions, branching and engaging in new lines of business. Any undercapitalized depository institution must submit an acceptable capital restoration plan to the appropriate federal banking agency 45 days after becoming undercapitalized. The appropriate federal banking agency cannot accept a capital plan unless, among other things, it determines that the plan (i) specifies the steps the institution will take to become adequately capitalized,
(ii) is based on realistic assumptions and (iii) is likely to succeed in restoring the depository institution's capital. In addition, each company controlling an undercapitalized depository institution must guarantee that the institution will comply with the capital plan until the depository institution has been adequately capitalized on an average basis during each of four consecutive calendar quarters and must otherwise provide adequate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (a) an amount equal to

5% of the depository institution's total assets at the time the institution became undercapitalized or (b) the amount which is necessary to bring the institution into compliance with all capital standards applicable to such institution as of the time the institution fails to comply with its capital restoration plan. Finally, the appropriate federal banking agency may impose any of the additional restrictions or sanctions that it may impose on significantly undercapitalized institutions if it determines that such action will further the purpose of the prompt correction action provisions.

    An insured depository institution that is significantly undercapitalized, or is undercapitalized and fails to submit, or in a material respect to implement, an acceptable capital restoration plan, is subject to additional restrictions and sanctions. These include, among other things: (i) a forced sale of voting shares to raise capital or, if grounds exist for appointment of a receiver or conservator, a forced merger; (ii) restrictions on transactions with affiliates;
(iii) further limitations on interest rates paid on deposits; (iv) further restrictions on growth or required shrinkage; (v) modification or termination of specified activities; (vi) replacement of directors or senior executive officers, subject to certain grandfather provisions for those elected prior to enactment of FDICIA; (vii) prohibitions on the receipt of deposits from correspondent institutions; (viii) restrictions on capital distributions by the holding companies of such institutions; (ix) required divestiture of subsidiaries by the institution; or (x) other restrictions as determined by the appropriate federal banking agency. Although the appropriate federal banking agency has discretion to determine which of the foregoing restrictions or sanctions it will seek to impose, it is required to force a sale of voting shares or merger, impose restrictions on affiliate transactions and impose restrictions on rates paid on deposits unless it determines that such actions would not further the purpose of the prompt corrective action provisions. In addition, without the prior written approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to its senior executive officers or provide compensation to any of them at a rate that exceeds such officer's average rate of base compensation during the 12 calendar months preceding the month in which the institution became undercapitalized.

    Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. For example, a critically undercapitalized institution generally would be prohibited from engaging in any material transaction other than in the ordinary course of business without prior regulatory approval and could not, with certain exceptions, make any payment of principal or interest on its subordinated debt beginning 60 days after becoming critically undercapitalized. Most importantly, however, except under limited circumstances, the appropriate federal banking agency, not later than 90 days after an insured depository institution becomes critically undercapitalized, is required to appoint a conservator or receiver for the institution. The board of directors of an insured depository institution would not be liable to the institution's shareholders or creditors for consenting in good faith to the appointment of a receiver or conservator or to an acquisition or merger as required by the regulator.

    The Comptroller and the Federal Reserve Board have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off-balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0 percent for assets with low credit risk, such as certain U.S. Treasury securities, to 100 percent for assets with relatively high credit risk, such as business loans.

    In addition to the risk-based guidelines, the Comptroller requires banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by the Comptroller to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3 percent. For all banks not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3 percent minimum, or 4 percent to 5 percent. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the

Comptroller has the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

    In August 1995, the federal banking agencies adopted final regulations specifying that the agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates. The final regulations, however, do not include a measurement framework for assessing the level of a bank's exposure to interest rate risk, which is the subject of a proposed policy statement issued by the federal banking agencies concurrently with the final regulations. The proposal would measure interest rate risk in relation to the effect of a 200 basis point change in market interest rates on the economic value of a bank. Banks with high levels of measured exposure or weak management systems generally will be required to hold additional capital for interest rate risk. The specific amount of capital that may be needed would be determined on a case-by-case basis by the examiner and the appropriate federal banking agency.

    In January 1995, the federal banking agencies issued a final rule relating to capital standards and the risks arising from the concentration of credit and nontraditional activities. Institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities and who fail to adequately manage these risks will be required to set aside capital in excess of the regulatory minimums. The federal banking agencies have not imposed any quantitative assessment for determining when these risks are significant, but have identified these issues as important factors they will review in assessing an individual bank's capital adequacy.

    In December 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss allowances to classified assets. The benchmark set forth by such policy statement is the sum of (a) assets classified loss; (b) 50 percent of assets classified doubtful; (c) 15 percent of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming 12 months.

    OTHER ITEMS

    FDICIA also, among other things, (i) limits the percentage of interest paid on brokered deposits and limits the unrestricted use of such deposits to only those institutions that are well capitalized; (ii) requires the FDIC to charge insurance premiums based on the risk profile of each institution; (iii) eliminates "pass through" deposit insurance for certain employee benefit accounts unless the depository institution is well capitalized or, under certain circumstances, adequately capitalized; and (iv) directs the appropriate federal banking agency to determine the amount of readily marketable purchased mortgage servicing rights that may be included in calculating such institution's tangible, core and risk-based capital.

    CAPITAL ADEQUACY GUIDELINES

    The Comptroller and the Federal Reserve Board have issued guidelines to implement the risk-based capital requirements. The guidelines are intended to establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet items into account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Under these guidelines, assets and credit equivalent amounts of off-balance sheet items, such as letters of credit and outstanding loan commitments, are assigned to one of several risk categories, which range from 0 percent for risk-free assets, such as cash and certain U.S. Government securities, to 100 percent for relatively high-risk assets, such as loans and investments in fixed assets, premises and other real estate owned. The aggregated dollar amount of each category is then multiplied by the risk-weight associated with that category. The resulting weighted values from each of the risk categories are then added together to determine the total risk-weighted assets.

    A banking organization's qualifying total capital consists of two components: Tier 1 capital (core capital) and Tier 2 capital (supplementary capital). Tier 1 capital consists primarily of common stock, related surplus and retained earnings, qualifying non-cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries. Intangibles, such as goodwill, are generally deducted from Tier 1 capital; however, purchased mortgage servicing rights and purchase credit card relationships may be included, subject to certain limitations. At least 50 percent of the banking organization's total regulatory capital must consist of Tier 1 capital.

    Tier 2 capital may consist of (i) the allowance for possible loan and lease losses in an amount up to 1.25 percent of risk-weighted assets; (ii) perpetual preferred stock, cumulative perpetual preferred stock and long-term preferred stock and related surplus; (iii) hybrid capital instruments (instruments with characteristics of both debt and equity), perpetual debt and mandatory convertible debt securities; and (iv) eligible-term subordinated debt and intermediate-term preferred stock with an original maturity of five years or more, including related surplus, in an amount up to 50 percent of Tier 1 capital. The inclusion of the foregoing elements of Tier 2 capital are subject to certain requirements and limitations of the federal banking agencies.

    The Comptroller has also adopted a minimum leverage capital ratio of Tier 1 capital to average total assets of 3 percent for the highest rated banks. This leverage capital ratio is only a minimum. Institutions experiencing or anticipating significant growth or those with other than minimum risk profiles are expected to maintain capital well above the minimum level. Furthermore, higher leverage capital ratios are required to be considered well capitalized or adequately capitalized under the prompt corrective action provisions of FDICIA.

    The Regulatory Capital Guidelines as well as the actual capitalization for the Bank and the Company as of December 31, 1996 follow:

                                                                    ADEQUATELY      WELL                    COMPANY
                                                                    CAPITALIZED  CAPITALIZED    BANK     CONSOLIDATED
                                                                    -----------  -----------  ---------  -------------
Detailed computations of
  Tier 1 leverage capital ratio...................................       a4.00%       a5.00%       7.59%        7.25%
  Tier 1 risk-based capital ratio.................................       a4.00%       a6.00%      10.88%       10.36%
  Total risk-based capital........................................       a8.00%      a10.00%      12.14%       11.62%

------------------------

Based solely on these ratios, the Bank is deemed to be well capitalized as of December 31, 1996.

    SAFETY AND SOUNDNESS STANDARDS

    In February 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by FDICIA. The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

    In December 1992, the federal banking agency issued final regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

    Appraisals for "real estate related financial transactions" must be conducted by either state-certified or state-licensed appraisers for transactions in excess of certain amounts. State-certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state-licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally-related transactions" must now comply with the federal banking agencies' appraisal standards. Federally-related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage-backed securities.

    PREMIUMS FOR DEPOSIT INSURANCE

    Federal law has established several mechanisms to increase funds to protect deposits insured by the Bank Insurance Fund ("BIF") administered by the FDIC. The FDIC is authorized to borrow up to $30 billion from the United States Treasury; up to 90 percent of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. The FDIC also has authority to impose special assessments against insured deposits.

    The FDIC implemented a final risk-based assessment system, as required by FDICIA, effective January 1, 1994, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of any such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," or 1.25 percent, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were .023 percent of deposits. The FDIC, effective September 15, 1995, lowered assessments from their rates of $.23 to $.31 per $100 of insured deposits to rates of $.04 to $.31, depending on the condition of the bank, as a result of the recapitalization of the BIF. On November 15, 1995, the FDIC voted to drop its premiums for well-capitalized banks to zero effective January 1, 1996. Other banks will be charged risk-based premiums up to $.27 per $100 of deposits. The Bank currently pays deposit insurance premiums to the FDIC at the rate of $.17 per $100 of deposits.

    Congress has recently passed, and President Clinton has signed into law, provisions to strengthen the Savings Association Insurance Fund (the "SAIF") and to repay outstanding bonds that were issued to recapitalize the SAIF's successor as a result of payments made due to the insolvency of savings and loan associations and other federally-insured savings institutions in the late 1980's and early 1990's. The new law requires savings and loan associations to bear the cost of recapitalizing the SAIF and, after January 1, 1997, banks must contribute towards paying off the financing bonds, including interest. In 2000, the banking industry will assume the bulk of the payments. The new law also aims to merge the Bank Insurance Fund and SAIF by 1999 but not until the bank and savings and loan charters are combined. The Treasury Department has until March 31, 1997 to deliver to Congress comments and recommendations on combining the charters. Additionally, the new law provides "regulatory relief" for the banking industry by eliminating approximately 30 laws and regulations. The costs and benefits of the new law to the Banks can not currently be accurately predicted.

    INTERSTATE BANKING AND BRANCHING

    On September 29, 1994, the President signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act"). Under the Interstate Act, beginning one year after the date of enactment, a bank holding company that is adequately capitalized and managed may obtain regulatory approval to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five-year existence requirement.

    The Interstate Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. The Interstate Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction. Effective October 2, 1995, California adopted legislation which "opts California into" the Interstate Act. However, the California Legislation restricts out-of-state banks from purchasing branches or starting a de novo branch to enter the California banking market. Such banks may proceed only by way of purchases of whole banks.

    The Interstate Act is likely to increase competition in the Banks' market areas especially from larger financial institutions and their holding companies. It is difficult to assess the impact such increased competition will likely have on the Banks' operations.

    COMMUNITY REINVESTMENT ACT AND FAIR LENDING DEVELOPMENTS

    The Bank is subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of financial institutions in meeting the credit needs of their local community, including low- and moderate-income neighborhoods. In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities. Based on the examination conducted during May 1993 and February 1995, the Bank is rated "outstanding."

    In May 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. In March 1994, the Federal Interagency Tax Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact.

    HAZARDOUS WASTE CLEAN-UP COSTS

    Management is aware of recent legislation and cases relating to hazardous waste clean-up costs and potential liability. Based on a general survey of the loan portfolios of the Bank, conversations with local authorities and appraisers, and the type of lending currently and historically done by the Bank (the Bank has generally not made the types of loans generally associated with hazardous waste contamination problems), management is not aware of any potential liability for hazardous waste contamination.

    OTHER REGULATIONS AND POLICIES

    Various requirements and restrictions under the laws of the United States and the State of California affect the operations of the Bank. Federal regulations include requirements to maintain noninterest-bearing reserves against deposits, limitations on the nature and amount of loans which may be made, and restrictions on payment of dividends. California law exempts banks from the usury laws.

                           ACCOUNTING PRONOUNCEMENTS

    On January 1, 1996, the Company adopted a Statement on Special Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, or to be disposed of, be reviewed for impairment based on the fair value of the asset. Furthermore, this Statement requires that certain long-lived assets and identifiable intangibles to be disposed of, be reported at the lower of carrying amount or fair value less cost to sell. The Company has determined that the impact of this Statement on its operations and financial position is not material for the year ended December 31, 1996.

    SFAS No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. During 1996, the Company has chosen to continue to account for stock based compensation using the intrinsic value method prescribed in Accounting Principal Board No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock on the date of the grant over the amount an employee must pay to acquire the stock. The pro forma effects of adoption are disclosed in Note 8 to the Notes to Consolidated Financial Statements.

    In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," as amended in December 1996 by SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125." This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 applies prospectively to financial statements for fiscal years beginning after December 31, 1996. However, SFAS No. 127 defers for one year the effective date of certain provisions within SFAS No. 125. SFAS No. 125 does not permit earlier or retroactive application. As of December 31, 1996, the Company has not adopted SFAS No. 125, as amended by SFAS No. 127; however, the Company does not believe the impact on its operations and financial position will be material upon adoption.

                                   EMPLOYEES

    The Bank currently employs approximately 156 persons in varying capacities. The Company does not have any full-time employees at this time. (See ITEM 11. EXECUTIVE COMPENSATION, for further information).

ITEM 2. PROPERTIES.

    On December 29, 1982, the Company entered into a sublease (the "Sublease") for the premises covering approximately 6,147 square feet on the ground floor of a building located at 3951 South Coast Plaza Drive, Santa Ana, California 92704. The Sublease ("old Sublease") had an initial term of 10 years, which expired on January 31, 1993. The Sublease was amended effective February 1, 1993 for a term of 24 months, terminating on January 31, 1995. It has further been amended to expire on January 31, 1998. The rent for the premises at the end of the term of the old Sublease was $2.61 per square foot per month. The rent under the terms of the "new Sublease" is $1.23 per square foot per month. The Company has assigned the Sublease to the Bank for the purpose of conducting banking operations on the premises. The Company does not independently occupy any part of the premises.

    On May 4, 1988, the Bank entered into a lease expiring June 30, 2000 for the branch located at 22831 Lake Forest Drive, El Toro, California. The El Toro premises consist of approximately 6,766 square feet and the current monthly rent is $1.71 per square foot.

    On September 19, 1989, the Bank entered into a lease expiring September 18, 1993 for the Service Center located at 17252 Armstrong, Suite H, Irvine, California. These premises consist of approximately 7,900 square feet. On September 18, 1996, the Company revised and extended the lease for a period of twelve months, expiring September 17, 1997, at the current monthly rent of $.72 per square foot.

    On October 4, 1989, the Bank entered into a lease expiring December 31, 1999 for the Orange regional office located at 625 The City Drive, Orange, California. These premises consist of approximately 8,257 square feet and the current monthly rent is $2.05 per square foot.

    On November 29, 1991, the Bank entered into a lease for a branch facility, commercial loan department and escrow division space covering approximately 14,866 square feet on the ground floor and 14,103 square feet for its headquarters office on the ninth floor of a building located at 4100 Newport Place, Newport Beach, California 92660. The Lease has an initial term of 10 years. The current rent for the premises is $1.72 per square foot per month on the ground floor and $1.70 per square foot per month for the ninth floor. Pursuant to the Lease, the Bank has an option to lease additional space on the ninth floor. The Bank is using the ground floor for banking operations and is using the ninth floor for administrative offices.

    On November 1, 1995 the Bank entered into a lease expiring October 31, 2005 for the Beach Cities Regional Office located at 17330 Brookhurst, Fountain Valley, CA. These premises consist of approximately 5534 square feet and the current monthly rent is $1.30 per square foot.

    All of the premises leased by the Company are used by the Bank and there are no immediate plans to utilize any of the leased premises for any other purpose.

ITEM 3. LEGAL PROCEEDINGS.

    From time to time, the Company or the Bank is a party to claims and legal proceedings arising in the ordinary course of business. Management of the Company evaluates the Company's or Bank's exposure to the cases individually and in the aggregate and provides for potential losses on such litigation if the amount of the loss is determinable and if the incurrence of the loss is probable. After taking into consideration information furnished by counsel to the Company or the Bank as to the current status of various claims and legal proceedings to which the Company or the Bank is a party, management has accrued $950,000 as a reserve for various litigation pending as of December 31, 1996.

    Set forth below is a brief summary of the status of litigation against the Company or the Bank involving claims in excess of $750,000. Management believes that the reserves which it has established for these matters is adequate at this time. However, litigation is inherently uncertain and no assurance can be given that this or any other litigation will not result in any loss which might be material to the Company.

    PDI LITIGATION. NATIONAL BANK OF SOUTHERN CALIFORNIA V. VINCENT E. GALEWICK, PERFORMANCE DEVELOPMENT, INC. ET. AL (the "PDI Litigation") is an interpleader action filed by the Bank on August 22, 1995 in the Orange County Superior Court. The dispute arose from a demand by the California Department of Corporations under California Government Code Section 7480 on August 17, 1995 for the identification of account names and account numbers associated with Vincent Galewick and Performance Development, Inc. As result of receipt of a declaration by the California Department of Corporations under California Financial Code
Section 952, the Bank froze $12,301,113.01 in their accounts. On August 21, 1995, a temporary restraining order was issued restraining Performance Development, Inc., Vincent Galewick and others from transferring funds. The Bank was thereafter threatened by various parties with lawsuits for refusal to release the funds, and an attack was made on the applicability of the temporary restraining order to the funds. The Bank deposited the funds with the Orange County Superior Court and filed the interpleader action to allow the court to determine the disposition of the funds. In response, the defendants filed a cross complaint against the Bank alleging $25 million (the original claim alleged $45 million and was reduced during discovery) in damages due to lost opportunities, breach of contract, loss of goodwill and damage to their reputation due to the inability to use the $12,301,113.01. Additional claims for an unspecified amount of punitive damages, consequential damages and incidental damages have been alleged. Discovery has not yet been completed.

    A related action was filed by Larry Curran in the Orange County Superior Court arising out of the same transaction. A request for dismissal, without prejudice, was filed on behalf of the plaintiff in this action on January 31, 1997.

    FIP LITIGATION. In December 1995, Financial Institutions Partners, L.P. ("FIP") purchased 288,888 shares of the Company's Common Stock (the "Initial Shares") in a private placement at $6.75 per share ($1,949,994 in the aggregate). Under the terms of the Company's agreements with FIP, FIP agreed to purchase an additional 266,659 shares of the Company's Common Stock (the "Additional Shares") on or prior to May 5, 1996, subject to satisfaction of certain closing conditions.

    On April 11, 1996, FIP received confirmation from the Federal Reserve Bank of San Francisco that no regulatory approval was required for the purchase of the Additional Shares. On April 24, 1996, Hovde Financial, Inc., the corporate general partner of FIP, purchased 53,909 shares of the Company's Common Stock in the open market. FIP thereafter refused to purchase the Additional Shares on the grounds that the PDI Litigation constituted a material adverse change in the Company's financial condition and, therefore, the closing conditions were not, and could not, be satisfied by the Company.

    On June 11, 1996, FIP demanded that the Company either (a) extend the agreement until December 31, 1996 at an increased purchase price based upon the earnings of the Company from June 1, 1996 through November 30, 1996, or (b) repurchase the Initial Shares for an amount equal to the purchase price, plus $6.00 per share, plus nine percent interest, plus FIP's legal, accounting and due diligence expenses. The Company had periodic discussions with FIP thereafter regarding the purchase of the Additional Shares, but was unable to reach agreement with FIP.

    FIP filed a complaint dated December 19, 1996 in the United States District Court for the Central District of California against the Company, the Bank and certain of their respective officers and directors alleging violation of Section 10(b)(5) promulgated under the Securities Exchange Act of 1934, intentional misrepresentation, negligent misrepresentation and suppression of fact and rescission of FIP's purchase of the Initial Shares, consequential damages in excess of $1,650,000 and punitive damages due to the alleged failure by the Company to disclose all material facts regarding the PDI Litigation. In the alternative, FIP seeks a declaratory judgement requiring the Company to sell the Additional Shares to FIP at $6.75 per share if FIP determines it wishes to purchase such shares following a review of all information regarding the PDI Litigation.

    FIP has informed the Company that it intends to file an amended complaint and has agreed to postpone the due date for the Company's response to the complaint until after the amended complaint is filed. The amended complaint has not yet been received by the Company.

    FIRST PENSION LITIGATION. ROUSSEAU. ET. AL. V. RANCHO VISTA NATIONAL BANK AND OTHERS is an action brought in the San Diego Superior Court on October 23, 1995 by a class of investors who invested pension funds with First Pension, a pension plan administrator, alleging claims against various banks who dealt with First Pension. The plaintiffs have stated claims for fraud and deceit, aiding and abetting fraud and deceit, breach of fiduciary duty, constructive fraud and aiding and abetting constructive fraud against a number of financial institutions, including the Bank. The Bank and certain of its officers were named as defendants, based on the fact that First Pension deposited investor pension funds into an account at the Bank of which the Bank agreed to be custodian. The plaintiffs allege losses of over $130 million due to the combined alleged wrongdoing of the bank defendants. No specific damage claim was alleged against the Bank.

    In January 1997, the Bank offered to settle the matter or, in the alternative, to seek an order from the court dismissing the action for failure to prosecute. A tentative settlement has been reached whereby the Bank would pay $30,000 to be distributed to the class, less certain fees and expenses. Before this settlement would be final, a settlement agreement must be executed, the class certified and the settlement agreement approved by the Court.

    EVAN V. HOME BANK AND OTHERS is a suit brought by the receiver for First Pension and related entities in the Central District of California based on the same allegations as in the ROUSSEAU matter. The receiver alleges that the Bank improperly delegated its fiduciary duties as a custodian of pension funds to First Pension and failed to ensure that all pension assets were transferred to the successor custodian. Plaintiffs have not alleged a specific damage claim against the Bank. Discovery on this matter has just commenced.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    No matter was submitted to security holders during the fourth quarter of the fiscal year ended December 31, 1996.

                                    PART II.

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
  MATTERS.

    As of December 31, 1996, there were approximately 300 shareholders of record of the Company's common stock. No shares of the Company's preferred stock have been issued or are outstanding.

    Although there are at least four broker/dealers purporting to make a market in the Company's common stock, there is limited trading activity in the Company's common stock. No cash dividends have been paid on shares of the Company's common stock since the formation of the Company, and the Company presently has no intention to pay cash dividends in the foreseeable future.

    The following table lists high and low bid prices of the Company's Common Stock in the over-the-counter market. Prices represent quotations by dealers making a market in the stock and reflect inter-dealer prices without adjustments for mark-ups, mark-downs or commissions and may not necessarily represent actual transactions. Trading in the Company's common stock is limited in volume and may not be a reliable indicator of its market value.

                                                                                      1996                  1995
                                                                              --------------------  --------------------
                                                                                HIGH        LOW       HIGH        LOW
                                                                              ---------  ---------  ---------  ---------
First Quarter...............................................................  $    7.40  $    5.25  $    6.38  $    5.00
Second Quarter..............................................................  $    7.25  $    5.25  $    6.63  $    6.00
Third Quarter...............................................................  $    8.19  $    7.38  $    7.50  $    6.57
Fourth Quarter..............................................................  $   15.38  $    8.75  $    7.97  $    7.40

    In November, 1995, the Company sold 474,000 shares of its common stock through a private placement at $6.75 per share.

ITEM 6. SELECTED FINANCIAL DATA.

    The following table should be read in conjunction with, and is qualified in its entirety by, the Company's Consolidated Financial Statements and the notes thereto contained in Item 8 of this Form 10-K.

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
$ IN 000'S                                                     1996      1995(1)     1994       1993       1992
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Results of Operations:
  Operating Revenue........................................  $  30,531  $  27,097  $  24,849  $  25,800  $  30,912
  Interest & Fee Income....................................     26,773     24,742     22,721     23,642     28,861
  Interest Expense.........................................      6,809      7,289      6,336      8,086     11,231
  Net Interest and Fee Income..............................     19,964     17,453     16,385     15,556     17,630
  Provision for Loan Loss..................................      1,260      6,600      3,365      4,789      4,775
  Net Income (Loss)........................................      3,796     (3,341)       859     (2,815)       507
  Net Income (Loss) Per Share..............................       1.26      (1.30)      0.35      (1.14)      0.20

                                                                           AS OF DECEMBER 31,
                                                       ----------------------------------------------------------
$ IN 000'S                                                1996        1995        1994        1993        1992
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------

ENDING BALANCE SHEET DATA:
  Investment Securities..............................  $   91,504  $   62,283  $   72,075  $   81,137  $   60,609
  Net Loans & Leases.................................     204,650     187,670     195,203     206,370     237,884
  Total Assets.......................................     351,464     334,043     300,665     324,550     372,762
  Total Deposits.....................................     318,704     308,504     277,389     299,726     343,137
  Total Liabilities..................................     326,464     312,924     280,937     304,363     350,067
  Long-Term Debt.....................................       2,350       2,351       2,351       2,351       3,000
  Total Shareholders' Equity.........................      25,000      21,119      19,728      20,187      22,695

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common equivalent
    share............................................  $     1.26  $    (1.30) $     0.35  $    (1.14) $     0.20
  Dividends declared per share.......................        0.00        0.00        0.00        0.00        0.00
  Book value per share...............................  $     8.38  $     7.23  $     8.14  $     8.33  $     9.68
  Shareholders' equity to assets at period end.......        7.11%       6.32%       6.56%       6.22%       6.09%
  Return on average assets...........................        1.10       (1.07)       0.27       (0.82)       0.14
  Return on average equity...........................       16.76      (15.56)       4.19      (12.95)       2.24
  Average equity/average assets......................        6.54        6.88        6.45        6.31        6.33
  Net interest margin................................        6.35        6.12        5.61        4.97        5.35

------------------------

(1) In 1995 CCB through a private placement raised approximately $3,200,000 in additional equity in connection with the issuance of shares of CCB common stock.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

    The purpose of this discussion is to provide additional information about the Company's financial condition and results of operations which is not otherwise apparent from the consolidated financial statements included in this annual report. Since the banking subsidiary represents most of the Company's activity and investment, the following discussion relates primarily to the financial condition and operations of the Bank. It should be read in conjunction with the consolidated financial statements of the Company and the notes thereto contained in Item 8 of this Form 10-K.

FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

    The following chart shows comparative data for selected items of the financial statements:

                                    SUMMARY

$ IN 000'S EXCEPT                                             INCREASE                 INCREASE
EARNINGS PER SHARE DATA                             1996     (DECREASE)      1995     (DECREASE)      1994
-----------------------------------------------  ----------  -----------  ----------  -----------  ----------
Average Total Assets...........................  $  346,300   $  34,423   $  311,877   $  (7,252)  $  319,129
                                                                   11.0%                    (2.3)%
Average Loans and Leases.......................  $  198,615  $   (2,143 ) $  200,758  $   (1,251 ) $  202,009
                                                                   (1.1 )%                  (0.6 )%
Average Deposits...............................  $  318,350  $   32,462   $  285,888  $   (6,549 ) $  292,437
                                                                   11.4%                    (2.2 )%
Net Interest Income............................  $   19,964  $    2,511   $   17,453  $    1,068   $   16,385
                                                                   14.4%                     6.5%
Provision for Loan and Lease Losses............  $    1,260  $   (5,340 ) $    6,600  $    3,235   $    3,365
                                                                  (80.9 )%                  96.1%
Net Income (Loss)..............................  $    3,796  $    7,137   $   (3,341) $   (4,200 ) $      859
                                                                    N/A                      N/A
Income (Loss) Per Share........................  $     1.26  $     2.56   $    (1.30) $    (1.65 ) $     0.35
                                                                    N/A                      N/A
Return on Average Assets.......................        1.10%       2.17%       (1.07)%      (1.34 )%        .27%
                                                                    N/A                      N/A
Return on Average Equity (1)...................       16.76%      32.32%      (15.56)%     (19.75 )% $     4.19%
                                                                    N/A                      N/A
Ratio of Average Equity to Average Assets......        6.54% $    (0.34 )       6.88% $     0.42         6.45%
                                                                   (4.9 )%                   6.7%
Cash Dividends declared........................           0         N/A            0         N/A            0

------------------------

(1) Average equity computed based on month end balances

    During 1996 the Company's non-performing assets declined from $17,738,000 on December 31, 1995 to $6,652,000 on December 31, 1996. As a result of significant reduction in non-performing assets and overall improvement in asset quality requiring less resources on collection of problem loans, the Company applied additional resources to generating new business. Gross loans and leases increased from $194,914,000 to $210,509,000 and deposits increased from $308,504,000 to $318,704,000 from December 31, 1995 to December 31, 1996.

    The average assets, average loans and leases and average deposits decreased from 1994 through 1995 as the Company concentrated on improving asset quality and collecting loans rather than on generating new business. Net interest income increased in 1995 due to improved spreads in interest-earning assets. During 1995, the Company made a provision for loan and lease losses in the amount of $6,600,000 and charged off loans which amounted to $5,718,000 net of recoveries. Increased legal expenses and losses on foreclosed properties contributed to a net loss of $3,341,000 in 1995.

                             RESULTS OF OPERATIONS

                                                               INCREASE                INCREASE
$ IN 000'S                                           1996     (DECREASE)     1995     (DECREASE)     1994
-------------------------------------------------  ---------  -----------  ---------  -----------  ---------
Total Interest and Fee Income....................  $  26,773   $   2,031   $  24,742   $   2,021   $  22,721
                                                                     8.2%                    8.9%
Total Interest Expense...........................      6,809   $    (480)      7,289   $     953       6,336
                                                                    (6.6)%                  15.0%
Net Interest Income Before Provision for Loan and
  Lease Losses...................................  $  19,964  $    2,511   $  17,453  $    1,068   $  16,385
                                                                    14.4%                    6.5%
Net Interest and Fee Income Earned as a
  Percentage of Average Interest-Earning
  Assets.........................................       6.35%        .23%       6.12%        .51%       5.61%

    NET INTEREST INCOME BEFORE PROVISION FOR LOAN AND LEASE LOSSES. Net interest income continued to increase in 1996 from 1995 and 1994 as the interest spread continued to improve on interest earning assets due to rising interest rates, increased average noninterest-bearing deposits and decreasing nonperforming loans. The average noninterest-bearing deposits increased from $101,022,000 in 1994 to $100,526,000 in 1995 and $133,371,000 in 1996.

    The net yield on interest-earning assets including loan fees increased to 6.35% in 1996 from 6.12% in 1995. The net yield on interest-earning assets excluding loan fees increased to 6.13% in 1996 from 5.80% in 1995. As of December 31, 1996, the Company had a total of $222,783,000 in interest-earning assets that would reprice within one year as compared to $170,277,000 interest-bearing liabilities that would reprice within the same period of time. The short-term impact of any rise or decline in interest rates would therefore be insignificant.

                                                            INCREASE                 INCREASE
$ IN 000'S                                        1996     (DECREASE)      1995     (DECREASE)      1994
---------------------------------------------  ----------  -----------  ----------  -----------  ----------
Average Nonaccrual Loans.....................  $    9,526   $  (3,234)      12,760   $  (4,127)  $   16,887
                                                                (25.3)%                  (24.4 )%
Interest Income Not Recognized During the
  Period on Nonaccrual Loans.................  $      327  $     (298 ) $      625  $     (343 ) $      968
                                                                (47.7 )%                 (35.4 )%
Interest Income Recognized During the Period
  on Nonaccrual Loans........................                                              (20 ) $       20
                                                                                       (100.00 )%
Average Loans and Leases to Average
  Deposits...................................        62.4%       (7.8 )%       70.2%        1.1%       69.1%
                                                                (11.1 )%                   1.6%
Average Interest-Earning Assets..............  $  314,446      29,107      285,339  $   (6,721 ) $  292,060
                                                                 10.2%                    (2.3 )%

    Loan production and average outstanding loans declined from 1994 to 1995 as the Company focused on monitoring the performance of the outstanding loans, identifying potential problems and collecting identified problem loans and real estate owned. At the same time, the Company refined its loan underwriting and approval process, seeking higher-quality credits which reduced the volume of loans meeting the tightened criteria. During 1996, with a significant decline in nonperforming assets, the

Company applied its resources to business development, resulting in an approximately 10% increase in total average assets and average earning assets.

AVERAGE BALANCES,                           PERCENT    INTEREST                PERCENT    INTEREST                PERCENT
$ IN 000'S                        1996     OF TOTAL      RATE        1995     OF TOTAL      RATE        1994     OF TOTAL
------------------------------  ---------  ---------  -----------  ---------  ---------  -----------  ---------  ---------
Savings Deposits..............  $ 127,063      39.91%       2.86%  $ 121,110      42.36%       2.82%  $ 120,120      41.08%
Time Deposits.................     57,916      18.19%       4.97%     64,252      22.48%       5.62%     71,295      24.38%
                                ---------  ---------       -----   ---------  ---------       -----   ---------  ---------
Total Interest-Bearing
  Deposits....................    184,979      58.11%       3.52%    185,362      64.84%       3.79%    191,415      65.46%
Demand Deposits...............    133,371      41.90%     N/A        100,526      35.16%     N/A        101,022      34.54%
                                ---------  ---------       -----   ---------  ---------       -----   ---------  ---------
Total Deposits................  $ 318,350     100.00%              $ 285,888     100.00%              $ 292,437     100.00%
                                ---------  ---------       -----   ---------  ---------       -----   ---------  ---------

AVERAGE BALANCES,                INTEREST
$ IN 000'S                         RATE
------------------------------  -----------
Savings Deposits..............        2.58%
Time Deposits.................        4.11%
                                     -----
Total Interest-Bearing
  Deposits....................        3.15%
Demand Deposits...............      N/A
                                     -----
Total Deposits................
                                     -----

    Interest expense increased as the interest rates increased in 1995 and interest expense declined as interest rates fell in 1996. In addition, in 1994, the Company established a policy not to renew brokered certificates of deposit and deposits gathered through listings in national publications listing the rates offered on time deposits by a large number of banks around the country. Although the rates paid on the certificates of deposit approximate the rates paid by the Bank on its other certificates of deposit, the decline in balances of these deposits and replacement with noninterest-bearing deposits caused a concurrent decline in interest expense.

    PROVISION FOR LOAN AND LEASE LOSSES The provision for loan and lease losses creates an allowance for estimated future loan and lease losses. When losses or recoveries occur, they are charged against or credited to the allowance.

                                                                    INCREASE                INCREASE
$ IN 000'S                                                1996     (DECREASE)     1995     (DECREASE)     1994
------------------------------------------------------  ---------  -----------  ---------  -----------  ---------
Loan and Lease Charge-offs (Net of Recoveries)........  $   2,385      (3,333)  $   5,718   $     792   $   4,926
                                                                        (58.3)%                  16.1%
                                                        ---------  -----------  ---------  -----------  ---------
Provision for Loan and Lease Losses...................  $   1,260  $   (5,340 ) $   6,600  $    3,235   $   3,365
                                                                        (80.9 )%                96.14%
                                                        ---------  -----------  ---------  -----------  ---------

    Due to continued high levels of nonperforming and classified loans and lease charge-offs, substantial provisions for loan and lease losses have been necessitated. During 1994 and 1995, the Company charged off $4,926,000 and $5,718,000 and made a provision for allowance for loan and lease losses in the amount of $3,365,000 and $6,600,000, respectively. During 1996, as the nonperforming assets declined, the Company charged off $2,385,000 in loans and made a provision for loan and lease losses in the amount of $1,260,000. In addition to provision for loan and lease losses, the Company incurred $1,070,000 in 1994 and $2,799,000 in 1995 in real estate owned expenses. In 1996, the gain on sale of real estate-owned exceeded the expenses incurred, resulting in a net gain of $422,000. The expenses on real estate-owned include property taxes, selling costs, write-downs and losses on sale. These properties have already been written down to their fair market values less estimated selling costs and therefore the Company does not expect any significant losses during 1997 related to these properties.

    OTHER INCOME The following table sets forth information by category of other income and the changes in categories of other income between periods for the periods indicated:

                                                       INCREASE                INCREASE
$ IN 000'S                                  1996      (DECREASE)     1995     (DECREASE)     1994
----------------------------------------  ---------  ------------  ---------  -----------  ---------
Escrow Fees.............................  $     781   $     473    $     308   $       4   $     304
                                                          153.6%                    1.30%
Service Charges.........................      1,157   $     174          983   $      14         969
                                                           17.7%                     1.4%
Securities (Losses) Gains...............          0   $      72          (72)  $     (78)          6
                                                            N/A                      N/A
Gain on Sale of Loans...................        665         665            0         N/A           0
Other Income............................      1,155   $      19        1,136   $     287         849
                                                            1.7%                    33.8%
                                          ---------      ------    ---------       -----   ---------
    Total Other Income (Loss)...........  $   3,758   $   1,403    $   2,355   $     227   $   2,128
                                                           59.6%                    10.7%

    OTHER INCOME AND OTHER EXPENSES--Non-interest income increased by $1,403,000 to $3,758,000 in 1996 compared to $2,355,000 in 1995. The changes were due to the following:

        1. Escrow fees increased by $473,000 for the year ended December 31, 1996 compared to 1995. The increase was due to increased marketing efforts and an increase in staff in the escrow division, along with greater activity in the local real estate market.

        2. Service charges increased by $174,000 for the year ended December 31, 1996 compared to 1995. The increase was due to the increase in deposits.

        3. During 1995 the Company sold some securities in the amount of $21,016,000 at a loss of $72,000. These securities were originally purchased with very short maturities to meet a projected cash outflow.

        4. Gain on sale of loans- During 1996 the Company sold three loans which were designated as "Available for Sale," at gain of $1,074,000 and wrote down a loan by $409,000 resulting in net gain of $665,000.

    OTHER EXPENSE The following table sets forth information by category of other expense and the changes in categories of other expense between periods for the periods indicated:

                                                  INCREASE                INCREASE
$ IN 000'S                              1996     (DECREASE)     1995     (DECREASE)     1994
------------------------------------  ---------  -----------  ---------  -----------  ---------
Salaries and Employee Benefits......  $   8,546   $   1,033   $   7,513   $   1,059   $   6,454
                                                       13.7%                   16.4%
Occupancy, Furniture and
  Equipment.........................      2,562   $     433       2,129   $     121       2,008
                                                       20.3%                    6.0%
Data Processing For Customers.......        510   $     326         184   $      11         173
                                                      177.2%                    6.4%
Data Processing For Company.........        587   $     413         174   $      44         130
                                                      237.4%                   33.8%
Legal Fees and Related Costs........      2,386   $     947       1,439   $     779         660
                                                       65.8%                  118.0%
Regulatory Assessments..............        576   $    (141)        717   $    (211)        928
                                                      (19.7)%                 (22.7)%
Supplies............................        420   $      99         321   $      54         267
                                                       30.8%                   20.2%
Other Real Estate Owned.............       (422)  $  (3,221)      2,799   $   1,729       1,070
                                                     (115.1)%                 161.6%
Other...............................      3,390   $     187       3,203   $   1,148       2,055
                                                        5.8%                   55.9%
                                      ---------  -----------  ---------  -----------  ---------
    Total Other Expenses............  $  18,555   $      76   $  18,479   $   4,734   $  13,745
                                                        0.4%                   34.4%

    The total noninterest expense for the year 1996 remained approximately the same as 1995. However, there were significant variations in individual categories of noninterest expense between the years 1996 and 1995 as discussed below:

        1. Salaries and benefits increased due to additions to the staff in the escrow division due to increasing business activity (see Results of Operation-Other Income), in business development to generate future loan and deposit growth and opening of a new branch in Fountain Valley.

        2. Occupancy expense increased due to an assessment of common area maintenance charges by the management company for the years 1993 through 1996, which had not been billed for the Newport Beach location. Also, opening the new branch in Fountain Valley added to the occupancy expense.

        3. Data Processing expense for customers increased due to significant increase in deposits of customers who maintain large profitable accounts.

        4. Legal fees remained high as the bank continues to resolve problem loans and other litigation matters and for that purpose the Company reserved an additional $950,000 during 1996. Management of the Company evaluates the Company's or the Bank's exposure to litigation matters individually and in the aggregate and provides for potential losses on such litigation if, in management's judgement, the amount of the loss is determinable and the incurrence of the loss is probable.

        5. Regulatory Assessments decreased as FDIC reduced the assessment rate from .29% per $100 in annualized deposits in 1995 to .17% in 1996.

        6. Gain or loss on REO: In 1995, the total losses and expenses on other real estate owned were $2,799,000. With the reduced amount of other real estate owned in 1996 the expense declined significantly. Additionally, in 1996 the Company sold several foreclosed properties at a gain resulting in a net gain of $422,000 for the year 1996.

INCOME TAX EXPENSE

    The following table shows the Company's income tax expense or benefit, related effective tax expense or benefit rate for the periods indicated and the changes between periods.

                                                      INCREASE                INCREASE
$ IN 000'S                                  1996     (DECREASE)     1995     (DECREASE)      1994
----------------------------------------  ---------  -----------  ---------  -----------  -----------
Income Tax Expense (Benefit)............  $     111   $   2,041   $  (1,930)  $  (2,474)  $     544
                                                            N/A                     N/A
Effective Income Tax....................
  Expense (Benefit) Rate................        2.8%                  (36.6)%                 38.77%

    The effective tax benefit rates are in accordance with the requirements of SFAS 109, adopted by the Company effective January 1, 1993, that limits the amount of tax benefit a company can recognize.

    During 1996, the Company recognized a tax benefit in the amount of $1,714,000. The tax benefit could not be recognized in prior years due to regulatory and accounting limitations.

    The major factor affecting the effective tax rate is the Company's valuation allowance. Each year the valuation allowance is based on analysis of the Company's probability of realizing the future benefits of its net deferred tax asset in accordance with SFAS No. 109. To the extent it is not more likely than not that the Company can recognize its deferred tax asset through a carryback claim for federal purposes or assumption of future projected income, a valuation allowance is recorded.

                              FINANCIAL CONDITION

OVERVIEW

    The following table sets forth the book values and changes in book values of selected assets and liabilities of the Company as of December 31, 1996, 1995 and 1994:

                                               INCREASE                 INCREASE
$ IN 000'S                           1996     (DECREASE)      1995     (DECREASE)      1994
--------------------------------  ----------  -----------  ----------  -----------  ----------
Investment Securities...........  $   91,504   $  29,221   $   62,283   $  (9,792)  $   72,075
                                                    46.9%                   (13.6)%
Net Loans and Leases............  $  204,650   $  16,980   $  187,670   $  (7,533)  $  195,203
                                                     9.0%                    (3.9)%
Other Real Estate Owned.........  $    2,657   $     492   $    2,165   $    (511)  $    2,676
                                                    22.7%                   (19.1)%
Total Assets....................  $  351,464   $  17,421   $  334,043   $  33,378   $  300,665
                                                     5.2%                    11.1%
Total Deposits..................  $  318,704   $  10,200   $  308,504   $  31,115   $  277,389
                                                     3.3%                    11.2%
Total Equity....................  $   25,000   $   3,881   $   21,119   $   1,391   $   19,728
                                                    18.4%                     7.1%

    During the years from 1994 and 1995 the Bank focused its human and financial resources on identifying and working on problem loans and other real estate owned. Other real estate owned remained low as the Bank applied significant resources to disposing of properties.

    As the nonperforming assets declined and overall asset quality improved, the Company applied additional resources in 1996 to business development resulting in increases in all the categories of assets, deposits and equity.

    The primary sources of funds for the Bank's lending programs are local deposits, loan payments and proceeds from the sale or maturity of investment securities.

INFLATION

    The impact of inflation on a financial institution is significantly different from that exerted on an industrial concern, mainly because a financial institution's assets and liabilities consist almost entirely of monetary items. The relatively low portion of the Company's fixed assets to total assets reduces both the potential of inflated earnings resulting from understated depreciation, and the potential understatement of absolute asset values.

CAPITAL RESOURCES

    On December 31, 1990, new risk-based capital requirements became effective. Under the requirements, holding companies and banks are required currently to maintain minimum ratios of total capital and "core" (Tier 1) capital to risk-weighted assets (see ITEM 1. BUSINESS, SUPERVISION AND REGULATION, Capital Adequacy Guidelines). The regulatory capital requirements, and the Bank and Company's actual capital ratios are shown in the following table as of the dates indicated:

                                                                                               TO BE WELL
                                                                                            CAPITALIZED UNDER
                                                                        FOR CAPITAL         PROMPT CORRECTIVE
                                                   ACTUAL            ADEQUACY PURPOSES      ACTION PROVISIONS
                                            ---------------------  ---------------------  ---------------------
                                              AMOUNT      RATIO      AMOUNT      RATIO      AMOUNT      RATIO
                                            ----------  ---------  ----------  ---------  ----------  ---------
As of December 31, 1996:

Total Capital (to Risk-Weighted Assets)
Consolidated..............................  $28,185,000     11.62%a $19,404,000a       8.0%        N/A
  Subsidiary Bank.........................  $29,357,000     12.14%a $19,347,000a       8.0%a $24,184,000      10.0%
Tier I Capital (to Risk-Weighted Assets)
  Consolidated............................  $25,124,000     10.36%a $9,702,000a       4.0%        N/A
  Subsidiary Bank.........................  $26,304,000     10.88%a $9,674,000a       4.0%a $14,510,000       6.0%
Tier I Capital (to Average Assets) (1)
  Consolidated............................  $25,124,000      7.25%a $13,852,000a       4.0%        N/A
  Subsidiary Bank                           $26,304,000      7.59%a $13,845,000a       4.0%a $17,306,000       5.0%

As of December 31, 1995:

Total Capital (to Risk-Weighted Assets)
  Consolidated............................  $23,817,000     10.70%a $17,766,000a       8.0%        N/A
  Subsidiary Bank.........................  $25,252,000     11.36%a $17,756,000a       8.0%a $22,194,000      10.0%
Tier I Capital (to Risk-Weighted Assets)
  Consolidated............................  $20,995,000      9.45%a $8,883,000a       4.0%        N/A
  Subsidiary Bank.........................  $22,431,000     10.11%a $8,878,000a       4.0%a $13,317,000       6.0%
Tier I Capital (to Average Assets) (1)
  Consolidated............................  $20,995,000      6.32%a $8,883,000a       4.0%        N/A
  Subsidiary Bank.........................  $22,431,000      6.76%a $8,878,000a       4.0%a $15,583,000       5.0%

    As of December 31, 1996 and 1995, the Bank and the Company were in compliance with statutory risk-based capital requirements.

(1) In some circumstances this minimum ratio may be 3%.

    During 1995, the Company obtained $3,200,000 in proceeds from a private placement of its common stock at $6.75 per share.

8. FINANCIAL STATEMENTS.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                            NUMBER
                                                                                                          -----------
Independent Auditors' Report............................................................................          46

Consolidated Balance Sheets, December 31, 1996 and 1995.................................................          47

Consolidated Statements of Operations For The Years Ended December 31, 1996, 1995 and 1994..............          48

Consolidated Statements of Shareholders' Equity For The Years Ended December 31, 1996, 1995 and 1994....          49

Consolidated Statements of Cash Flows For The Years Ended December 31, 1996, 1995 and 1994..............      50, 51

Notes to Consolidated Financial Statements For The Years Ended December 31, 1996, 1995 and 1994.........          52

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES
                   CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                    YEARS ENDED DECEMBER 31, 1996, 1995 AND
                     1994 AND INDEPENDENT AUDITORS' REPORT

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of California Commercial Bankshares:

    We have audited the accompanying consolidated balance sheets of California Commercial Bankshares and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of California Commercial Bankshares and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

January 24, 1997
March 17, 1997 as to Notes 7 and 13
Los Angeles, California

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1996 AND 1995

                                                                                        1996            1995
                                                                                   --------------  --------------
                                                     ASSETS

CASH AND DUE FROM BANKS (Note 3).................................................  $   28,849,000  $   28,549,000
FEDERAL FUNDS SOLD...............................................................      14,500,000      45,000,000
                                                                                   --------------  --------------
TOTAL CASH AND CASH EQUIVALENTS..................................................      43,349,000      73,549,000
INVESTMENT SECURITIES available for sale at estimated fair value (Note 4)........      91,504,000      62,283,000
LOANS AND INVESTMENT IN LEASES, net (Notes 5 and 9)..............................     203,416,000     178,050,000
LOANS AVAILABLE FOR SALE, net....................................................       1,234,000       9,620,000
ACCRUED INTEREST RECEIVABLE......................................................       2,668,000       2,649,000
PROPERTY, net (Note 6)...........................................................       1,435,000       1,084,000
OTHER REAL ESTATE OWNED, net.....................................................       2,657,000       2,165,000
OTHER ASSETS (Notes 8 and 10)....................................................       5,201,000       4,643,000
                                                                                   --------------  --------------
    TOTAL........................................................................  $  351,464,000  $  334,043,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

DEPOSITS:
Demand:
  Noninterest-bearing............................................................  $  146,257,000  $  130,660,000
  Interest-bearing...............................................................      72,845,000      65,301,000
Savings..........................................................................      46,179,000      45,312,000
Time certificates, $100,000 and over.............................................      32,324,000      34,718,000
Other time deposits..............................................................      21,099,000      32,513,000
                                                                                   --------------  --------------
    Total Deposits...............................................................     318,704,000     308,504,000
NOTE PAYABLE (Note 7)............................................................       2,350,000       2,351,000
OTHER LIABILITIES (Notes 8 and 12)...............................................       5,410,000       2,069,000
                                                                                   --------------  --------------
    Total Liabilities............................................................     326,464,000     312,924,000
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS' EQUITY (Notes 7, 8 and 13):
Preferred stock--no par value; authorized, 1,000,000 shares; outstanding, none
Common stock--no par value; authorized, 10,000,000 shares; issued and
  outstanding, 2,984,000 in 1996 and 2,922,000 in 1995...........................      14,382,000      14,077,000
Paid-in capital..................................................................         497,000         470,000
Retained earnings................................................................      10,244,000       6,448,000
Net unrealized (loss) gain on investment securities available for sale, net of
  tax of $82,000 in 1996 and $67,000 in 1995.....................................        (123,000)        124,000
                                                                                   --------------  --------------
    Total Shareholders' Equity...................................................      25,000,000      21,119,000
                                                                                   --------------  --------------
    TOTAL........................................................................  $  351,464,000  $  334,043,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                See notes to consolidated financial statements.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
INTEREST AND FEE INCOME:
Loans and leases, including fees....................................  $  20,022,000  $  20,000,000  $  18,347,000
Investment securities...............................................      4,923,000      3,409,000      3,873,000
Federal funds sold..................................................      1,828,000      1,333,000        501,000
                                                                      -------------  -------------  -------------
    Total Interest and Fee Income...................................     26,773,000     24,742,000     22,721,000
INTEREST EXPENSE:
Deposits............................................................      6,531,000      7,022,000      6,036,000
Note payable and other (Note 7).....................................        278,000        267,000        300,000
                                                                      -------------  -------------  -------------
    Total Interest Expense..........................................      6,809,000      7,289,000      6,336,000
                                                                      -------------  -------------  -------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN AND LEASE LOSSES......     19,964,000     17,453,000     16,385,000
PROVISION FOR LOAN AND LEASE LOSSES (Note 5)........................      1,260,000      6,600,000      3,365,000
                                                                      -------------  -------------  -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES.......     18,704,000     10,853,000     13,020,000
                                                                      -------------  -------------  -------------
OTHER INCOME:
Escrow fees.........................................................        781,000        308,000        304,000
Service charges.....................................................      1,157,000        983,000        969,000
Securities (loss) gain, net.........................................                       (72,000)         6,000
Gain on sale of loans, net..........................................        665,000
Other income........................................................      1,155,000      1,136,000        849,000
                                                                      -------------  -------------  -------------
    Total Other Income..............................................      3,758,000      2,355,000      2,128,000
                                                                      -------------  -------------  -------------
OTHER EXPENSES:
Salaries and employee benefits (Note 8).............................      8,546,000      7,513,000      6,454,000
Occupancy, furniture and equipment (Note 11)........................      2,562,000      2,129,000      2,008,000
Advertising.........................................................        347,000        243,000         88,000
Credit card and other losses (recoveries)...........................        329,000         94,000        (39,000)
Data processing for company.........................................        587,000        174,000        130,000
Data processing for customers.......................................        510,000        184,000        173,000
Legal fees and related costs (Note 12)..............................      2,386,000      1,439,000        660,000
Loan collection and related costs...................................        446,000        414,000        331,000
Lower of cost or market adjustment on loans available for sale......                       756,000
Regulatory assessments..............................................        576,000        717,000        928,000
Supplies............................................................        420,000        321,000        267,000
Other real estate owned, net........................................       (422,000)     2,799,000      1,070,000
Other...............................................................      2,268,000      1,696,000      1,675,000
                                                                      -------------  -------------  -------------
    Total Other Expenses............................................     18,555,000     18,479,000     13,745,000
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAX.............      3,907,000     (5,271,000)     1,403,000
PROVISION (BENEFIT) FOR INCOME TAX (Note 10)........................        111,000     (1,930,000)       544,000
                                                                      -------------  -------------  -------------
NET INCOME (LOSS)...................................................  $   3,796,000  $  (3,341,000) $     859,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE............  $        1.26  $       (1.30) $        0.35
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES
  OUTSTANDING.......................................................      3,009,000      2,564,000      2,427,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                See notes to consolidated financial statements.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                     NET UNREALIZED
                                                                                     (LOSS) GAIN ON
                                                                                       INVESTMENT
                                     COMMON STOCK                                      SECURITIES        TOTAL
                               -------------------------   PAID-IN      RETAINED     AVAILABLE FOR   SHAREHOLDERS'
                                 SHARES       AMOUNT       CAPITAL      EARNINGS          SALE          EQUITY
                               ----------  -------------  ----------  -------------  --------------  -------------
Balance at January 1, 1994...   2,423,000  $  10,782,000  $  475,000  $   8,930,000                  $  20,187,000
Net Income...................                                               859,000                        859,000
Net Unrealized Loss On
  Investment Securities
  Available for Sale.........                                                         $ (1,318,000)     (1,318,000)
                               ----------  -------------  ----------  -------------  --------------  -------------
Balance at December 31,
  1994.......................   2,423,000     10,782,000     475,000      9,789,000     (1,318,000)     19,728,000
Net Loss.....................                                            (3,341,000)                    (3,341,000)
Stock Options Exercised (Note
  8).........................      25,000         95,000     (83,000)                                       12,000
Tax Benefit of Stock Options
  Exercised..................                                 78,000                                        78,000
Common Shares Sold Under
  Private Placement (Note
  7).........................     474,000      3,200,000                                                 3,200,000
Net change in Unrealized Gain
  on Investment Securities
  Available For Sale.........                                                            1,442,000       1,442,000
                               ----------  -------------  ----------  -------------  --------------  -------------
Balance at December 31,
  1995.......................   2,922,000     14,077,000     470,000      6,448,000        124,000      21,119,000
Net Income...................                                             3,796,000                      3,796,000
Stock Options Exercised (Note
  8).........................      62,000        305,000     (24,000)                                      281,000
Tax Benefit of Stock Options
  Exercised..................                                 51,000                                        51,000
Net change in Unrealized Loss
  on Investment Securities
  Available For Sale.........                                                             (247,000)       (247,000)
                               ----------  -------------  ----------  -------------  --------------  -------------
Balance at December 31,
  1996.......................   2,984,000  $  14,382,000  $  497,000  $  10,244,000   $   (123,000)  $  25,000,000
                               ----------  -------------  ----------  -------------  --------------  -------------
                               ----------  -------------  ----------  -------------  --------------  -------------

                See notes to consolidated financial statements.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, 1994

                                                                         1996           1995            1994
                                                                    --------------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).................................................  $    3,796,000  $  (3,341,000) $      859,000
Adjustments to reconcile net income (loss) to net cash from
  operating activities:
Depreciation and amortization.....................................         419,000        473,000         580,000
Amortization of discounts and premiums on investment securities
  available for sale..............................................         284,000        850,000         795,000
Provision for loan and lease losses...............................       1,260,000      6,600,000       3,365,000
Provision for losses on other real estate owned...................          96,000        177,000         244,000
Deferred income taxes.............................................        (143,000)    (1,627,000)        621,000
Gain (loss) on sale of investment securities available for sale...                         72,000          (6,000)
Loans originated for sale.........................................                     (9,620,000)
Proceeds from sales of loans originated for sale..................       3,466,000
(Gain) loss on sale of other real estate owned....................      (1,175,000)     1,675,000           4,000
Gain on sale of loans originated for sale.........................      (1,074,000)
Write down of loans available for sale............................         409,000
(Gain) loss on sale of property...................................          (8,000)         2,000          (7,000)
(Increase) decrease in accrued interest receivable................         (19,000)       197,000        (359,000)
(Decrease) increase in deferred loan fees.........................        (260,000)       (80,000)         27,000
Decrease in unearned lease income.................................         (35,000)      (145,000)        (19,000)
(Increase) decrease in other assets...............................        (266,000)      (166,000)        686,000
Net increase (decrease) in other liabilities......................       2,487,000        872,000      (1,156,000)
                                                                    --------------  -------------  --------------
Net cash provided by (used in) operating activities...............       9,237,000     (4,061,000)      5,634,000
                                                                    --------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturity of investment securities available for
  sale............................................................      62,685,000     17,232,000      19,350,000
Proceeds from sale of investment securities available for sale....                     21,016,000      49,229,000
Purchases of investment securities available for sale.............     (92,586,000)   (27,158,000)    (62,335,000)
Net (increase) decrease in loans and investment in leases.........     (24,533,000)     3,260,000        (505,000)
Recoveries of loans and investment in leases......................         553,000        494,000       1,156,000
Payments received on in-substance foreclosures....................                                         93,000
Purchase of property..............................................        (771,000)      (661,000)       (251,000)
Proceeds from sale of property....................................           9,000         24,000          18,000
Proceeds from sale of other real estate owned.....................       4,675,000      5,683,000       6,872,000
Additions to other real estate owned..............................                                       (390,000)
                                                                    --------------  -------------  --------------
Net cash (used in) provided by investing activities...............     (49,968,000)    19,890,000      13,237,000
                                                                    --------------  -------------  --------------

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

         FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, 1994 (CONTINUED)

                                                                         1996           1995            1994
                                                                    --------------  -------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits...............................  $   10,200,000  $  31,115,000  $  (22,337,000)
Net proceeds from sale of common stock and exercise of common
  stock options...................................................         332,000      3,290,000
Payments on note payable..........................................          (1,000)
                                                                    --------------  -------------  --------------
Net cash provided by (used in) financing activities...............  $   10,531,000     34,405,000     (22,337,000)
                                                                    --------------  -------------  --------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..............     (30,200,000)    50,234,000      (3,466,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR....................      73,549,000     23,315,000      26,781,000
                                                                    --------------  -------------  --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR..........................  $   43,349,000  $  73,549,000  $   23,315,000
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest........................................................  $    6,870,000  $   7,217,000  $    6,327,000
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
  Income taxes....................................................  $    1,107,000  $     627,000  $      602,000
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
SUPPLEMENTAL INFORMATION ON NONCASH INVESTING ACTIVITIES:
Property acquired through foreclosure.............................  $    3,234,000  $   7,024,000  $    7,143,000
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
Assumption of debt through foreclosure............................  $      854,000  $              $       67,000
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
Loan made to facilitate sale of loans available for sale..........  $    2,593,000  $              $
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
Tax benefit for exercise of non-qualified stock options...........  $       51,000  $      78,000  $
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------

                See notes to consolidated financial statements.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. GENERAL

    California Commercial Bankshares (the "Company") was incorporated on June 16, 1982 for the purpose of becoming a bank holding company. National Bank of Southern California (the "Bank") commenced operations as a wholly-owned subsidiary of the Company on January 10, 1983. The Bank operates five branches in Orange County, California. The Bank's primary source of revenue is providing loans to customers who are predominantly middle market businesses and middle income individuals.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION--The consolidated financial statements include the accounts of the Company, the Bank and Venture Partners, Inc. Venture Partners Inc., a California corporation, acts primarily as an intermediary for tax deferred exchanges, a service function of the escrow department of the Bank. All significant intercompany balances and transactions have been eliminated.

    CONSOLIDATED STATEMENTS OF CASH FLOWS--Cash and cash equivalents for the purpose of the consolidated statements of cash flows are defined as cash and due from banks and Federal funds sold.

    USE OF ESTIMATES IN PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVESTMENT SECURITIES--Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. The Bank has no held to maturity or trading securities. Debt and equity securities not classified as either held to maturity securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity, net of deferred taxes.

    The Bank designates investment securities as held to maturity or available for sale upon acquisition. Gain or loss on the sales of investment securities is determined on the specific identification method. Premiums and discounts on investment securities are amortized or accreted using the interest method over the expected lives of the related securities.

    LOANS AND INVESTMENT IN LEASES--Loans and leases are carried at principal amounts outstanding, net of deferred net loan origination fees, unearned lease income and the allowance for loan and lease losses.

    Nonaccrual loans are those for which management has discontinued accrual of interest because (i) there exists reasonable doubt as to the full and timely collection of either principal or interest or (ii) such loans have become contractually past due ninety days with respect to principal or interest. Interest accruals may be continued for loans that have become contractually past due ninety days when such loans are well secured and in the process of collection and, accordingly, management has determined such loans to be fully collectible as to both principal and interest.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    For this purpose, loans are considered well secured if they are collateralized by property having a realizable value in excess of the amount of principal and accrued interest outstanding or are guaranteed by a financially capable party. Loans are considered to be in the process of collection if collection of the loan is proceeding so that management reasonably expects repayment of the loan or its restoration to a current status in the near future.

    When a loan is placed on nonaccrual status, all interest previously accrued but uncollected is reversed against current period operating results. Income on such loans is then recognized only to the extent that cash is received and where the ultimate collection of the carrying amount of the loan is probable, after giving consideration to borrowers' current financial condition, historical repayment performance and other factors. Accrual of interest is resumed only when (i) principal and interest are brought fully current and (ii) such loans are either considered, in management's judgement, to be fully collectible or otherwise become well secured and in the process of collection.

    Troubled debt restructured loans are those for which the Company has, for reasons related to borrowers' financial difficulties, granted concessions to borrowers (including reductions of either interest or principal) that it would not otherwise consider, whether or not such loans are secured or guaranteed by others.

    The Bank considers a loan to be impaired when it is probable that the Bank will be unable to collect all contractual principal and interest payments in accordance with the terms of the original loan agreement. Impaired loans, except those loans that are accounted for at fair value or at the lower of cost or fair value, are accounted for at the present value of the expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Bank applies the measurement provisions to all loans in its portfolio except for single-family residence and installment loans which are collectively evaluated for impairment.

    LOAN ORIGINATION FEES--Loan origination fees, net of certain related direct incremental loan origination costs, are deferred and amortized to income over the term of the loans using the effective interest method.

    ALLOWANCE FOR LOAN AND LEASE LOSSES--The allowance for loan and lease losses is based on an analysis of the loan and lease portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential loan and lease losses after giving consideration to the loan and lease portfolio, current economic conditions, past loan and lease loss experience and other factors that deserve current recognition in estimating loan and lease losses. While management uses the best information available to provide for possible losses, future adjustments to the allowance may be necessary due to economic, operating, regulatory or other conditions that may be beyond the Company's control.

    In each reporting period, the allowance for loan and lease losses is increased by provisions for losses charged against operations in that period and recoveries of loans and leases previously charged off, and is reduced by charge-offs of loans and leases recognized in that period.

    LOANS AVAILABLE FOR SALE--Loans available for sale are recorded at the lower of cost or estimated market value, determined on an aggregate basis, and include loan origination costs and related fees. Any transfers of loans available for sale to the investment portfolio are recorded at the lower of cost or estimated market value on the transfer date. Gains or losses resulting from sales of loans are recorded at

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold.

    OTHER REAL ESTATE OWNED--Other real estate owned, which represents real estate acquired in settlement of loans, is carried at fair value less estimated selling costs. Any subsequent operating expenses or income, reduction in estimated fair values, or gains or losses on disposition of such properties are charged or credited to current operations.

    PROPERTY--Property is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line basis over the estimated useful lives of the related assets (estimated to be one to five years) or, if shorter, the term of the lease in the case of leasehold improvements.

    INCOME TAXES--The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE--Net income (loss) per common and common equivalent share is based on the weighted average number of common and common equivalent shares (stock options) outstanding during the year.

    RECENT ACCOUNTING PRONOUNCEMENTS--On January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, or to be disposed of, be reviewed for impairment based on the fair value of the asset. Furthermore, this Statement requires that certain long-lived assets and identifiable intangibles to be disposed of, be reported at the lower of carrying amount or fair value less cost to sell. The Company has determined that the impact of this Statement on its operations and financial position is not material for the year ended December 31, 1996.

    SFAS No. 123, "Accounting for Stock Based Compensation" encourages, but does not require companies to record compensation cost for stock based employee compensation plans at fair value. During 1996, the Company has chosen to continue to account for stock based compensation using the intrinsic value method prescribed in Accounting Principal Board No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The pro forma effects of adoption are disclosed in Note 8.

    In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," as amended in December 1996 by SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125." This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 applies prospectively to financial statements for fiscal years beginning after December 31, 1996. However, SFAS No. 127 defers for one year the effective date of certain provisions within SFAS No. 125. SFAS No. 125 does not permit earlier or retroactive application. As of December 31, 1996, the Company has not adopted SFAS No. 125, as amended by SFAS No. 127;

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

however, the Company does not believe the impact on its operations and financial position will be material upon adoption.

    RECLASSIFICATION--Certain items in the previous years' consolidated financial statements have been reclassified to conform to the current year presentation.

3. CASH AND DUE FROM BANKS

    The Bank is required to meet statutory reserve requirements. In part, the Bank meets these requirements by maintaining a balance in a noninterest-bearing account at a Federal Reserve Bank. During 1996 and 1995, the average balance in this account was approximately $7,522,000 and $6,669,000, respectively.

4. INVESTMENT SECURITIES AVAILABLE FOR SALE

    Book value and estimated fair value of investment securities available for sale (in thousands of dollars) are summarized as of December 31 as follows:

                                                                                       1996
                                                                   --------------------------------------------
                                                                        ESTIMATED           GROSS UNREALIZED
                                                                      AMORTIZED FAIR
                                                                     COST       VALUE       GAINS      LOSSES
                                                                   ---------  ---------  -----------  ---------
U.S. Government securities.......................................  $  31,038  $  31,080   $      44   $      (2)
U.S. Government agencies or insured obligations..................     57,537     57,297          17        (257)
State political subdivisions.....................................        413        411                      (2)
Mortgage-backed securities--U.S. agencies........................        880        884          14         (10)
Other securities.................................................         63         54                      (9)
Federal Reserve Bank and Federal Home Loan Bank stocks...........      1,778      1,778
                                                                   ---------  ---------       -----   ---------
Total............................................................  $  91,709  $  91,504   $      75   $    (280)
                                                                   ---------  ---------       -----   ---------
                                                                   ---------  ---------       -----   ---------


                                                                                       1995
                                                                   --------------------------------------------
                                                                        ESTIMATED           GROSS UNREALIZED
                                                                      AMORTIZED FAIR
                                                                     COST       VALUE       GAINS      LOSSES
                                                                   ---------  ---------  -----------  ---------
U.S. Government securities.......................................  $  35,314  $  35,457   $     168   $     (25)
U.S. Government agencies or insured obligations..................     23,611     23,657          61         (15)
State political subdivisions.....................................        423        416                      (7)
Mortgage-backed securities--U.S. agencies........................      1,047      1,070          25          (2)
Other securities.................................................         80         66                     (14)
Federal Reserve Bank and Federal Home Loan Bank stocks...........      1,617      1,617
                                                                   ---------  ---------       -----   ---------
Total............................................................  $  62,092  $  62,283   $     254   $     (63)
                                                                   ---------  ---------       -----   ---------
                                                                   ---------  ---------       -----   ---------

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    The maturity distribution for investment securities available for sale at December 31, 1996 is as follows (in thousands of dollars):

                                                                          AMORTIZED    ESTIMATED
                                                                            COST      FAIR VALUE
                                                                         -----------  -----------
One year or less.......................................................   $  47,392    $  47,428
Over one through five years............................................      41,596       41,360
Over five years........................................................          63           54
                                                                         -----------  -----------
                                                                          $  89,051    $  88,842
Mortgage-backed securities-US Agencies.................................         880          884
Federal Reserve Bank and Federal Home Loan Bank stocks.................       1,778        1,778
                                                                         -----------  -----------
                                                                          $  91,709    $  91,504
                                                                         -----------  -----------
                                                                         -----------  -----------

    No investment securities were sold during the year 1996.

    Proceeds from sales of investment securities available for sale were $21,016,000 and $49,229,000 for the year ended December 31, 1995 and 1994, respectively. Gross realized losses from the sales of investment securities were $72,000 for the year ended December 31, 1995. Gross realized gains were $12,000 and gross realized losses were $6,000 from sales of investment securities available for sale for the year ended December 31, 1994.

    The carrying value of investment securities pledged as required or permitted by law amounted to $8,008,000 and $6,444,000 at December 31, 1996 and 1995,
respectively.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

5. LOANS AND INVESTMENT IN LEASES

    The loan portfolio and net investment in direct financing leases (in thousands of dollars) at December 31 is summarized as follows:

                                                                           1996        1995
                                                                        ----------  ----------
Real estate:
  Mortgage............................................................  $   72,617  $   55,207
  Equity lines........................................................       7,487       7,039
Construction..........................................................      25,875      22,593
Commercial............................................................      80,927      84,271
Installment and other.................................................      19,706      13,120
                                                                        ----------  ----------
                                                                           206,612     182,230
                                                                        ----------  ----------
Less:
  Allowance for loan losses...........................................      (5,333)     (6,431)
  Deferred loan origination fees - net................................        (442)       (702)
                                                                        ----------  ----------
Loans--net............................................................     200,837     175,097
                                                                        ----------  ----------
Total minimum lease payments receivable...............................       2,848       3,253
Estimated unguaranteed residual value of leased property..............         179         210
                                                                        ----------  ----------
                                                                             3,027       3,463
Less:
  Unearned lease income...............................................        (364)       (399)
  Allowance for lease losses..........................................         (84)       (111)
                                                                        ----------  ----------
Net investment in leases..............................................       2,579       2,953
                                                                        ----------  ----------
    Total.............................................................  $  203,416  $  178,050
                                                                        ----------  ----------
                                                                        ----------  ----------

    The Bank grants loans to customers throughout its primary market area of Southern California. The Bank makes loans to borrowers from a number of different industries, the largest of which, including undisbursed amounts, are as follows at December 31 (in thousands of dollars) (see Note 11):

                                                                            1996       1995
                                                                          ---------  ---------
Nonresidential construction.............................................  $  22,477  $  34,717
Personal................................................................     37,506     30,384
Real estate agents/developers...........................................     34,285     37,556
Residential construction................................................     19,628     22,506

    Loans in the commercial loan portfolio are collateralized primarily by accounts receivable and inventory.

    The allowance for loan and lease losses is an estimate involving both subjective and objective factors and its measurement is inherently uncertain, pending the outcome of future events. Management's determination of the adequacy of the allowance is based on an evaluation of the loan and lease portfolio, previous loan and lease loss experience, current economic conditions, volume, growth and composition of the loan and lease portfolio, the value of collateral and other relevant factors. Management believes the

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

level of the allowance as of December 31, 1996 and 1995 is adequate to absorb losses inherent in the loan and lease portfolio; however, additional deterioration of the economy in the Bank's lending area could result in levels of loan and lease losses that could not be reasonably predicted at that date.

    A summary of the changes in the allowance for loan and lease losses (in thousands of dollars) for the years ended December 31 follows:

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Loans:
  Balance at beginning of year...................................  $   6,431  $   5,572  $   7,137
  Recoveries on loans charged off................................        553        460      1,104
  Provision for loan losses......................................      1,260      6,600      3,365
  Loans charged off..............................................     (2,911)    (6,201)    (6,034)
                                                                   ---------  ---------  ---------
Balance at end of year...........................................      5,333      6,431      5,572
                                                                   ---------  ---------  ---------
Leases:
  Balance at beginning of year...................................        111         88         84
  Recoveries on leases charged off...............................                    34         52
  Leases charged off.............................................        (27)       (11)       (48)
                                                                   ---------  ---------  ---------
Balance at end of year...........................................         84        111         88
                                                                   ---------  ---------  ---------
      Total......................................................  $   5,417  $   6,542  $   5,660
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    Loans and leases on which the accrual of interest has been discontinued amounted to $3,995,000, $15,573,000 and $14,771,000 at December 31, 1996, 1995
and 1994 respectively. If interest on those loans and leases had continued to accrue, the additional income would have been $327,000, $625,000 and $968,000 in 1996, 1995 and 1994 respectively.

    At December 31, 1996, the Bank had pledged real estate loans amounting to $2,935,000 as collateral for a line of credit with the Federal Home Loan Bank (See note 7).

    At December 31, 1996 and 1995, the Company had classified $45,000 and $1,397,000 of its loans as impaired with a specific reserve of $34,000 and $390,000 respectively. In addition, $4,321,000 and $15,147,000 of its loans are classified as impaired with no related specific loss reserve at December 31, 1996 and 1995, respectively. The Company considers a loan impaired when it is probable that the Company will be unable to collect all contractual principal and interest under the terms of the loan agreement. The average recorded investment in impaired loans during the years ended December 31, 1996 and 1995, were $5,267,000 and $13,101,000, respectively. It is generally the Company's policy to place loans on nonaccrual status when they are 90 days past due. Thereafter, interest income is no longer recognized and the full amount of all payments received, whether principal or interest, are applied to the principal balance of the loan. As such, interest income may be recognized on impaired loans to the extent they are not past due by 90 days or more. Interest income of $214,000 and $236,000 was recognized on impaired loans during the year ended December 31, 1996 and 1995, respectively, all of which was collected in cash. The Company collected cash on impaired loans of $1,432,000 during 1996 and $2,234,000 during 1995. The Company will charge-off an impaired loan in accordance with its established charge-off policy.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

6. PROPERTY

    Property (in thousands of dollars) at December 31 is summarized as follows:

                                                                             1996       1995
                                                                           ---------  ---------
Furniture, fixtures and equipment........................................  $   4,266  $   3,976
Leasehold improvements...................................................      1,452      1,416
                                                                           ---------  ---------
                                                                               5,718      5,392
Less accumulated depreciation and amortization...........................     (4,283)    (4,308)
                                                                           ---------  ---------
Property--net............................................................  $   1,435  $   1,084
                                                                           ---------  ---------
                                                                           ---------  ---------

7. BORROWING ARRANGEMENTS

    In December 1988 the Company obtained a $3,000,000 term loan from another financial institution for the purpose of providing additional capital to the Bank. The credit agreement for this loan was amended pursuant to a Second Amendment to the credit agreement dated August 25, 1994. Interest was payable monthly on the unpaid principal balance of the loan and required prepayment of 40% of the proceeds of any stock offering or placement of debt or equity. The Second Amendment was supported by a Support Agreement between a shareholder director of the Company and the Company whereby the shareholder guaranteed the payment of the loan.

    To compensate the shareholder for signing the Support Agreement and subsequently paying off the lending institution the Company had signed a Holding Company Support Agreement whereby the Company agreed to: (1) pay to the shareholder a fee equal to 1% of the unpaid principal amount of the note on each anniversary date and (2) issue to the shareholder on or prior to March 31, 1997, and there after on each anniversary date, warrants to purchase 25,000 shares of common stock of the Company at an exercise price per share equal to 80% of the book value per share of the Company on December 31, 1996 and subsequent ending periods respectively. The shareholder paid off the outstanding balance of $2,350,000 to the lending institution in March of 1996 and the Company entered into a new note with the shareholder. The new note bears an interest rate of 3% over prime rate with interest only payable monthly for the first year; and thereafter, quarterly principal payable of $125,000 plus interest payable monthly. Any remaining principal and interest is due on April 1, 1999. On March, 17, 1997, the Company paid down $2,000,000 on this note and based on the $350,000 remaining balance of the note issued to the Shareholder a proportionate number of warrants to purchase 3,723 shares of the Company's common stock at an exercise price of $6.60 per share pursuant to the terms of the Holding Company's Support Agreement. The Company also paid the shareholder a fee equal to 1% of the unpaid principal balance on March 17, 1997. The remaining unpaid principal balance of $350,000 is subject to the original terms of the note.

    In November 1995, the Company sold 474,000 shares of its common stock through private placement at $6.75 per share for the purpose of contributing most of the proceeds into the Bank as additional capital. Of the total proceeds of $3,200,000, the Company contributed $2,900,000 into the Bank's capital in December 1995.

    The Bank maintains two lines of credit with outside financial institutions for the purpose of purchasing Federal funds. The lines of credit bear interest at a floating rate and provide for borrowing up to $8,000,000, and $5,000,000 respectively. At December 31, 1996 and 1995, no amounts were outstanding on these lines of credit.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    Under an agreement with the Federal Home Loan Bank, the Bank may obtain an extension of credit of up to 50% of total assets collateralized by real estate loans. At December 31, 1996, the Bank had pledged loans amounting to $2,935,000 and had available credit of $1,468,000 based on 50% of the outstanding balance of pledged loans. No amounts were outstanding on this line of credit at December 31, 1996 and 1995.

8. EMPLOYEE BENEFIT PLANS

    The Company had a stock option plan that expired in 1992. Under the plan the options were granted to directors, officers and employees to purchase shares at the fair market of the common stock on the date of grant. The outstanding options become exercisable over a period of ten years.

    A summary of stock option transactions for each of the three years in the period ended December 31 is as follows:

                                                                                        1996
                                                   1996       1995       1994       OPTION PRICE
                                                 ---------  ---------  ---------  -----------------
Options outstanding, beginning of year.........    133,947    229,446    229,446   $4.67 to $13.00
  Options exercised............................    (72,267)   (44,249)
  Options canceled.............................    (18,000)   (51,250)
                                                 ---------  ---------  ---------  -----------------
Options outstanding, end of year...............     43,680    133,947    229,446   $5.25 to $5.94
                                                 ---------  ---------  ---------  -----------------
                                                 ---------  ---------  ---------  -----------------

    At December 31, 1996, options for 43,680 shares were exercisable. During the year ended December 31, 1996, 72,267 options were exercised and paid for with cash of $276,000 and 11,255 shares of common stock previously outstanding. During the year ended December 31, 1995, 44,249 options were exercised and paid for with cash of $12,000 and 19,198 shares of common stock previously outstanding. No options were exercised in 1994.

    The Company also has a stock option plan it uses as a means of compensating directors in lieu of cash director's fees for services performed. During the years ended December 31, 1996 and 1995, 3,447 and 12,249 options were exercised, respectively. No options were granted or canceled during the years ended December 31, 1996, 1995 and 1994. At December 31, 1996, no options were outstanding. All activity from this plan is reflected in the table above.

    During 1995 the Company adopted a stock award plan that permits the granting of options to directors, officers and employees to purchase, at the fair market value of the common stock on the date of grant, up to 750,000 shares of the Company's common stock. The outstanding options become exercisable over a period of ten years.

    A summary of stock option transactions for the stock award plan for each of the two years in the period ended December 31, is as follows:

                                                                                    1996
                                                          1996       1995       OPTION PRICE
                                                        ---------  ---------  ----------------
Options outstanding, beginning of year................    142,000              $5.25 to $6.50
  Options granted.....................................               142,000
  Options exercised...................................     (1,000)
  Options canceled....................................     (7,000)
                                                        ---------  ---------  ----------------
Options outstanding, end of year......................    134,000    142,000   $5.25 to $6.50
                                                        ---------  ---------  ----------------
                                                        ---------  ---------  ----------------

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    At December 31, 1996, 47,332 options were exercisable. During the year ended December 31, 1996, 1,000 options were exercised and paid for with cash of $5,250.

    The Company maintains a stock bonus plan that covers substantially all Company employees. The plan provides for the issuance to participating employees of share units in the plan, which entitles participants to distributions primarily of common stock of the Company. Contributions to the plan are held in trust and invested in common stock of the Company (which is purchased from third parties) or other investments under the terms of the plan agreement. Contributions are determined based on the Bank's discretion. The Company's contributions for 1996, 1995 and 1994 were $45,000, $45,000 and $5,000, respectively.

    The estimated fair value of options granted during 1995 was $3.71 per share. The estimated fair value of warrants granted during 1996 (See Note 7) was $10.91 per share. The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company's net income and earnings per share for the year ended December 31, 1996, and 1995 would have been reduced to the pro forma amounts indicated below:

                                                                                 1996          1995
                                                                             ------------  -------------
Net Income (Loss) to Common Shareholders
  As Reported..............................................................  $  3,796,000  $  (3,341,000)
  Pro forma................................................................  $  3,607,000  $  (3,505,000)


                                                                                 1996          1995
                                                                             ------------  -------------
Net Income (Loss) per common and common equivalent share
  As Reported..............................................................  $       1.26  $       (1.30)
  Pro forma................................................................  $       1.20  $       (1.37)

    The fair value of warrants and options granted under the Company's fixed stock option plan during 1996 and 1995, respectively, were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: no dividend yield, expected volatility of approximately 13% for options and 40% for warrants, risk-free interest rate ranging from 6.0% to 7.9%, and expected lives of 10 years for options and 7 years for warrants.

    The Bank has a defined contribution plan, which meets the requirements of
Section 401(k) of the Internal Revenue Code and covers substantially all employees. The Bank's contributions are determined as a percentage of each participant's contribution. The amounts contributed to the plan by the Bank were $121,000, $108,000 and $88,000 for 1996, 1995 and 1994, respectively.

    In 1987, the Company purchased cost recovery life insurance with aggregate death benefits in the amount of $2,473,000 on the lives of the senior management participants. The Company is the sole owner and beneficiary of such policies, which were purchased to fund the Company's obligation under separate deferred compensation arrangements. The cash surrender values and obligation under deferred compensation agreements at December 31, 1996 and 1995 of $1,296,000 and $1,231,000, respectively, and $529,000 and $317,000, respectively, have been included in other assets and in other liabilities, respectively, in the accompanying consolidated balance sheets.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

9. RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Bank has granted loans to certain directors, executive officers and the businesses with which they are associated. All such loans and commitments to loans were made under terms that are consistent with the Bank's normal lending policies.

    The following is an analysis of the activity of all such loans for the years ended December 31:

                                                                      1996           1995
                                                                  -------------  -------------
Outstanding balance, beginning of year..........................  $   1,848,000  $   2,623,000
  Credit granted, including renewals............................      1,022,000      1,474,000
  Repayments....................................................     (1,120,000)    (2,249,000)
                                                                  -------------  -------------
Outstanding Balance, end of year................................  $   1,750,000  $   1,848,000
                                                                  -------------  -------------
                                                                  -------------  -------------

10.  INCOME TAXES

    Income tax expense (benefit) for the years ended December 31 is as follows:

                                                                       1996:
                                                     -----------------------------------------
                                                        FEDERAL        STATE         TOTAL
                                                     -------------  -----------  -------------
  Current..........................................  $     206,000  $    48,000  $     254,000
  Deferred.........................................         31,000     (174,000)      (143,000)
                                                     -------------  -----------  -------------
Total..............................................  $     237,000  $  (126,000) $     111,000
                                                     -------------  -----------  -------------
                                                     -------------  -----------  -------------


                                                                       1995:
                                                     -----------------------------------------
                                                        FEDERAL        STATE         TOTAL
                                                     -------------  -----------  -------------
  Current..........................................  $    (341,000) $    38,000  $    (303,000)
  Deferred.........................................     (1,051,000)    (576,000)    (1,627,000)
                                                     -------------  -----------  -------------
Total..............................................  $  (1,392,000) $  (538,000) $  (1,930,000)
                                                     -------------  -----------  -------------
                                                     -------------  -----------  -------------

                                                                       1994:
                                                     -----------------------------------------
                                                        FEDERAL        STATE         TOTAL
                                                     -------------  -----------  -------------
  Current..........................................  $     (79,000) $     2,000  $     (77,000)
  Deferred.........................................        621,000                     621,000
                                                     -------------  -----------  -------------
Total..............................................  $     542,000  $     2,000  $     544,000
                                                     -------------  -----------  -------------
                                                     -------------  -----------  -------------

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    Income tax expense (benefit) for the years ended December 31 (in thousands of dollars) varies from the amounts computed by applying the statutory Federal income tax rate as a result of the following factors:

                                                                     1996                  1995                  1994
                                                             --------------------  --------------------  --------------------
Federal income taxes at statutory rate.....................  $   1,367       35.0% $  (1,845)     (35.0)% $     491      35.0%
State franchise taxes--net of Federal income tax benefit...        227        5.8       (355)      (6.7)        95        6.8
Unbenefited state net operating losses.....................                                                     20        1.4
(Decrease) Increase in deferred tax asset valuation
  allowances--State and Federal............................     (1,714)     (43.9)       178        3.4       (49)       (3.5)
Federal taxes on state valuation adjustment................        160        4.1
Other                                                               71        1.8         92        1.7       (13)       (0.9)
                                                             ---------  ---------  ---------  ---------  ---------        ---
Income tax expense (benefit)...............................  $     111        2.8% $  (1,930)     (36.6)% $     544      38.8%
                                                             ---------  ---------  ---------  ---------  ---------        ---
                                                             ---------  ---------  ---------  ---------  ---------        ---

    The Company has recorded net deferred tax assets as of December 31 consisting principally of the following:

                                                                  DEFERRED TAX   DEFERRED TAX
                                                                      1996           1995
                                                                  -------------  -------------
Deferred Tax Assets:
Loan Loss Reserve...............................................  $   1,319,000  $   2,465,000
Unrealized Loss on Loans........................................        265,000        342,000
Unrealized Loss on Investment Securities........................         82,000
Depreciation....................................................        180,000        233,000
Nonaccrual Interest Income......................................        111,000        171,000
Self-Insurance Reserve..........................................        128,000        106,000
REO Reserves....................................................        183,000        601,000
Contingencies...................................................        382,000        184,000
Other...........................................................         74,000        262,000
                                                                  -------------  -------------
Deferred Tax Assets.............................................      2,724,000      4,364,000
Valuation Allowance.............................................                    (1,202,000)
                                                                  -------------  -------------
Deferred Tax Assets,
Net of Allowance................................................      2,724,000      3,162,000
                                                                  -------------  -------------
Deferred Tax Liabilities:
Unrealized Gain on Investment Securities........................                       (67,000)
Financial Accounting Lease Difference...........................       (183,000)      (846,000)
                                                                  -------------  -------------
Net Deferred Tax Assets.........................................  $   2,541,000  $   2,249,000
                                                                  -------------  -------------
                                                                  -------------  -------------

    In the event the future consequences of difference between financial accounting bases and the tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be recognized.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

11.  COMMITMENTS AND CONTINGENCIES

    At December 31, 1996, the Company and the Bank were obligated under various noncancelable lease agreements, classified as operating leases, primarily for the rental of office space. Certain leases for office space contain provisions for renewal options of one or two five-year periods. Minimum future rental payments under these lease agreements are summarized as follows:

1997............................................................  $1,157,000
1998............................................................  1,139,000
1999............................................................  1,099,000
2000............................................................  1,118,000
2001............................................................    865,000
Thereafter......................................................  1,478,000
                                                                  ---------
Total...........................................................  $6,856,000
                                                                  ---------
                                                                  ---------

    Total rental expense was $1,417,000, $1,136,000 and $1,072,000 in 1996, 1995
and 1994, respectively.

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 1996 and 1995, the Bank had primarily variable rate commitments to extend credit of $77,740,000, and $55,769,000, respectively, and obligations under standby letters of credit of $1,669,000 and $2,032,000, respectively.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

    The Bank uses the same credit policies in making commitments and conditional obligations as it does for extending loan facilities to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment or real estate.

12.  LEGAL PROCEEDINGS

    From time to time, the Company or the Bank is a party to claims and legal proceedings arising in the ordinary course of business. Management of the Company evaluates the Company's or Bank's exposure to the cases individually and in the aggregate and provides for potential losses on such litigation if the amount of the loss is determinable and if the incurrence of the loss is probable. After taking into consideration information furnished by counsel to the Company or the Bank as to the current status of various claims

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

and legal proceedings to which the Company or the Bank is a party, management has accrued $950,000 as a reserve for various cases pending as of December 31, 1996.

13.  RISK-BASED CAPITAL STANDARDS AND OTHER REGULATORY MATTERS

    On April 8, 1992, the Bank executed a Formal Agreement (the "Agreement") with the Office of the Comptroller of the Currency (the "Comptroller"). On November 15, 1996, the Comptroller as a result of the examination as of September 30, 1996, determined that the continued existence of the Formal Agreement was no longer necessary and the Agreement was terminated as of that date.

    On May 27, 1993, the Company executed a Memorandum of Understanding (the "Memorandum") with the Federal Reserve Bank of San Francisco (the "Fed"). On March 13, 1997 the Fed as a result of the examinations of December 31, 1996, determined that the memorandum was no longer necessary and was terminated as of that date.

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk-weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1996, and 1995 that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1996 and 1995, the most recent notification from the Comptroller categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risked-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                  TO BE WELL CAPITALIZED
                                                                        FOR CAPITAL ADEQUACY     UNDER PROMPT CORRECTIVE
                                                    ACTUAL                    PURPOSES              ACTION PROVISIONS
                                           ------------------------  --------------------------  ------------------------
                                              AMOUNT        RATIO       AMOUNT         RATIO        AMOUNT        RATIO
                                           -------------  ---------  -------------     -----     -------------  ---------
As of December 31, 1996:
Total Capital (to Risk-Weighted Assets)
  Consolidated...........................  $  28,185,000      11.62%a $  19,404,000a        8.0%                      N/A
  Subsidiary Bank........................  $  29,357,000      12.14%a $  19,347,000a        8.0%a $  24,184,000a      10.0%
Tier I Capital (to Risk-Weighted Assets)
  Consolidated...........................  $  25,124,000      10.36%a $   9,702,000a        4.0%           N/A
  Subsidiary Bank........................  $  26,304,000      10.88%a $   9,674,000a        4.0%a $  14,510,000a       6.0%
Tier I Capital (to Average Assets)
  Consolidated...........................  $  25,124,000       7.25%a $  13,852,000a        4.0%           N/A
  Subsidiary Bank........................  $  26,304,000       7.59%a $  13,845,000a        4.0%a $  17,306,000a       5.0%

As of December 31, 1995:

Total Capital (to Risk-Weighted Assets)
  Consolidated...........................  $  23,817,000      10.70%a $  17,766,000a        8.0%           N/A
  Subsidiary Bank........................  $  25,252,000      11.36%a $  17,756,000a        8.0%a $  22,194,000a      10.0%
Tier I Capital (to Risk-Weighted Assets)
  Consolidated...........................  $  20,995,000       9.45%a $   8,883,000a        4.0%           N/A
  Subsidiary Bank........................  $  22,431,000      10.11%a $   8,878,000a        4.0%a $  13,317,000a       6.0%
Tier I Capital (to Average Assets)
  Consolidated...........................  $  20,995,000       6.32%a $   8,883,000a        4.0%           N/A
  Subsidiary Bank........................  $  22,431,000       6.76%a $   8,878,000a        4.0%a $  15,583,000a       5.0%

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

14. CONDENSED FINANCIAL INFORMATION--PARENT COMPANY ONLY

    Balance sheets as of December 31:

                                                                     1996           1995
                                                                 -------------  -------------
ASSETS
Cash...........................................................  $     664,000  $     587,000
Other real estate owned........................................         83,000         83,000
Investments in subsidiaries....................................     26,324,000     22,686,000
Other assets...................................................        284,000        122,000
                                                                 -------------  -------------
    Total......................................................  $  27,355,000  $  23,478,000
                                                                 -------------  -------------
                                                                 -------------  -------------

                                                                     1996           1995
                                                                 -------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable...................................................  $   2,350,000  $   2,351,000
Other liabilities..............................................          4,000          8,000
Total shareholders' equity.....................................     25,001,000     21,119,000
                                                                 -------------  -------------
    Total......................................................  $  27,355,000  $  23,478,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    Statements of operations for the years ended December 31:

                                                                             1996          1995           1994
                                                                         ------------  -------------  ------------
Total interest income..................................................  $     15,000  $      21,000  $     13,000
                                                                         ------------  -------------  ------------
Expenses:
  Interest.............................................................       273,000        259,000       241,000
  Other expenses.......................................................        44,000         45,000        27,000
                                                                         ------------  -------------  ------------
Total expenses.........................................................       317,000        304,000       268,000
                                                                         ------------  -------------  ------------
Loss before provision (benefit) for income tax and equity income (loss)
  of subsidiaries......................................................      (302,000)      (283,000)     (255,000)
Provision (benefit) for income tax.....................................      (214,000)        52,000       (89,000)
                                                                         ------------  -------------  ------------
Loss before equity in income (loss) of subsidiaries....................       (88,000)      (335,000)     (166,000)
Equity in income (loss) of subsidiaries................................     3,884,000     (3,006,000)    1,025,000
                                                                         ------------  -------------  ------------
Net income (loss)......................................................  $  3,796,000  $  (3,341,000) $    859,000
                                                                         ------------  -------------  ------------
                                                                         ------------  -------------  ------------

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

    Statements of cash flows for the years ended December 31:

                                                                           1996           1995           1994
                                                                       -------------  -------------  -------------
Cash flows from operating activities:
  Net income (loss)..................................................  $   3,796,000  $  (3,341,000) $     859,000
  Adjustments to reconcile net income (loss) to net cash from operating activities:
    Equity in (income) loss of subsidiaries from operations..........     (3,884,000)     3,006,000     (1,025,000)
    (Increase) decrease in other assets..............................       (162,000)        35,000         99,000
    (Decrease) increase in other liabilities.........................         (4,000)         3,000         (5,000)
                                                                       -------------  -------------  -------------
    Net cash from operating activities...............................       (254,000)      (297,000)       (72,000)
                                                                       -------------  -------------  -------------
Cash flows from investing activities:
  Proceeds from sale of other real estate owned......................                         5,000
                                                                                      -------------
  Net cash from investing activities.................................                         5,000
                                                                                      -------------
Cash flows from financing activities:
  Proceeds from sale of common stock and exercise of common stock
    options..........................................................        332,000      3,290,000
  Payments on note payable...........................................         (1,000)
Increase in Investment in subsidiaries...............................                    (2,900,000)
                                                                       -------------  -------------
  Net cash from financing activities.................................        331,000        390,000
                                                                       -------------  -------------
Net increase (decrease) in cash......................................         77,000         98,000        (72,000)
Cash at beginning of year............................................        587,000        489,000        561,000
                                                                       -------------  -------------  -------------
Cash at end of year..................................................  $     664,000  $     587,000  $     489,000
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest...............................  $     273,000  $     259,000  $     241,000
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
SUPPLEMENTAL INFORMATION ON NONCASH INVESTMENT ACTIVITY
  Tax benefit for exercise of non-qualified stock options............  $      51,000  $      78,000  $
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

15. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value amounts have been determined by management using available market information and appropriate valuation methodologies. However, assumptions are necessary to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                     DECEMBER 31, 1996
                                                               ------------------------------
                                                                                 ESTIMATED
                                                               CARRYING VALUE    FAIR VALUE
                                                               --------------  --------------
ASSETS:
  Cash and due from banks....................................  $   28,849,000  $   28,849,000
  Federal funds sold.........................................      14,500,000      14,500,000
  Investment securities available for sale...................      91,504,000      91,504,000
  Loans and investment in leases, net........................     203,416,000     202,853,000
  Loans available for sale, net..............................       1,234,000       1,234,000
  Accrued interest receivable................................       2,668,000       2,668,000

LIABILITIES:
  Savings and demand deposits................................     265,281,000     265,281,000
  Time deposits..............................................      53,423,000      53,434,000
  Accrued interest payable...................................         148,000         148,000
  Note payable...............................................       2,350,000       2,350,000

                                                                     DECEMBER 31, 1995
                                                               ------------------------------
                                                                                 ESTIMATED
                                                               CARRYING VALUE    FAIR VALUE
                                                               --------------  --------------
ASSETS:
  Cash and due from banks....................................  $   28,549,000  $   28,549,000
  Federal funds sold.........................................      45,000,000      45,000,000
  Investment securities available for sale...................      62,283,000      62,283,000
  Loans and investment in leases, net........................     178,050,000     177,402,000
  Loans available for sale, net..............................       9,620,000       9,620,000
  Accrued interest receivable................................       2,649,000       2,649,000

LIABILITIES:
  Savings and demand deposits................................     241,273,000     241,273,000
  Time deposits..............................................      67,231,000      67,234,000
  Accrued Interest payable...................................         221,000         221,000
  Note payable...............................................       2,351,000       2,351,000

    The carrying value of cash and due from banks, Federal funds sold, interest receivable, loans available for sale, savings and demand deposits, time deposits, interest payable and note payable is a reasonable estimate of the fair value. The fair value of investment securities is based on quoted market prices.

    The fair value of loans and investment in leases is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of classified loans with a carrying value of approximately $4,659,000 and $16,307,000 as of December 31, 1996 and 1995,
respectively, was not estimated because it is not practical to reasonably assess the credit adjustment that would be applied in the market place for such loans. These classified loans, which are primarily real estate or construction loans, have a weighted average

               CALIFORNIA COMMERCIAL BANKSHARES AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (CONTINUED)

interest rate ranging from 7% to 11.0% and from 8% to 12.50% as of December 31, 1996 and 1995, respectively, and are due at various dates through the year 2026.

    The fair value of savings and demand deposit accounts is the amount payable on demand at December 31, 1996. The fair value of time deposit accounts is estimated using the rates currently offered for deposits of similar remaining maturities.

    The fair value of commitments is not deemed material at December 31, 1996 and 1995.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and, therefore, current estimates of fair value may differ significantly from amounts presented herein.

16. MERGER

    On December 18, 1996, California Commercial Bankshares signed a definitive agreement, subject to regulatory and shareholder approval, whereby Monarch Bancorp and California Commercial Bankshares will merge.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING FINANCIAL DISCLOSURE.

    Not Applicable.

                                   PART III.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    Information with respect to directors and executive officers of the Registrant is set forth under headings "THE ANNUAL MEETING OF CCB
SHAREHOLDERS--Election of CCB Directors" and "Compensation of Executives of CCB" in the Joint Proxy Statement/Prospectus of the Company and Monarch Bancorp (the "Joint Proxy Statement") and incorporated by reference herein.

ITEM 11. EXECUTIVE COMPENSATION.

    Information with respect to executive compensation is set forth under the heading "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Compensation of Executives of CCB" in the Joint Proxy Statement and incorporated by reference herein.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    Information with respect to security ownership of certain beneficial owners and management is set forth under the heading "THE ANNUAL MEETING OF CCB SHAREHOLDERS--Compensation of Executives of CCB" in the Joint Proxy Statement and incorporated by reference herein.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Information with respect to certain relationships and related transactions is set forth under the heading "THE ANNUAL MEETING OF CCB
SHAREHOLDERS--Compensation of Executives of CCB" in the Joint Proxy Statement and incorporated by reference herein.

                                    PART IV.

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

           FINANCIAL STATEMENTS:
           Financial statements and schedules of the registrant are listed in the index to
           Consolidated Financial Statements contained under Part II Item 8. Financial
           Statements and Supplementary Data of this report.

           FINANCIAL STATEMENT SCHEDULES:
           All Financial statement schedules are omitted either because the conditions under which they are required are not applicable or because the information is included in the Financial Statements.

           EXHIBITS:

(2)        Amended and Restated Agreement and Plan of Merger dated as of December 19, 1996 between the Company and Monarch Bancorp.

(3)(a)     Articles of Incorporation of California Commercial Bankshares, as amended.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1990).

(3)(b)     By-Laws of California Commercial Bankshares, as amended. (Incorporated by reference from the Company's Form 10-K filed on March 31, 1989).

(10)(A)    Office Sublease between First California Associates and the Company. (Incorporated
             by reference from the Company's Form 10-K filed on March 31,1983).

(10)(B)    First Amendments to Sublease between First California Associates and the Bank.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1984).

(10)(C)    The Company's Stock Bonus Plan. (Incorporated by reference from the Company's Form
             10-K filed on March 31, 1986).

(10)(D)    Amendments to Office Sublease between First California Associates and the Company.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1986).

(10)(E)    Executive Salary Continuation Agreement between National Bank of Southern
             California and William H. Jacoby. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1989).

(10)(F)    Executive Salary Continuation Agreements between National Bank of Southern
             California and Mark H. Stuenkel. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1987).

(10)(G)    Executive Salary Continuation Agreement between National Bank of Southern
             California and Abdul S. Memon. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1987).

(10)(H)    401-K Plan. (Incorporated by reference from the Company's Form 10-K filed on March
             31, 1989).

(10)(I)    Lease for the premises on branch located at 22831 Lake Forest Drive, El Toro, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1989).

(10)(J)    Lease for the premises on branch located at 625 The City Drive, Orange, Ca.
             (Incorporated by reference from Company's Form 10-K filed on March 31, 1990).

(10)(K)    Lease for the property on branch located at 17252 Armstrong Ave., Irvine, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1990).

(10)(L)    1982 Stock Option Plan, as amended. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1991).

(10)(M)    Lease for the property located at 4100 Newport Place, Newport Beach, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1992).

(10)(N)    Support Agreement dated September 27, 1994 with Robert L. McKay. (Incorporated by reference from the Company's 10-K filed on March 31, 1995).

(10)(O)    Holding Company Support Agreement dated October 1, 1994 with Robert L. McKay.
             (Incorporated by reference from the Company's Form 10-K filed on March 31, 1995)

(10)(P)    Lease for the property located at 17330 Brookhurst Ste. 110, Fountain Valley, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31, 1996)

(10)(Q)    Stock Award Plan. (Incorporated by reference from the Company's Form 10-K filed on
             March 31, 1996)

(10)(R)    Form of Stock Option Agreement (Incorporated by reference from the Company's Form
             10-K filed on March 31, 1996)

(10)(S)    Form of Nonqualified Stock Option Agreement. (Incorporated by reference from the
             Company's Form 10-K filed on March 31, 1996)

(10)(T)    Form of Director's Nonqualified Stock Option Agreement. (Incorporated by reference from the Company's Form 10-K filed on March 31, 1996)

(10)(U)    Stock Option Agreement dated as of December 19, 1996 between the Company and
             Monarch Bancorp

(21)       Subsidiaries of the Company

(23)       Independent Auditors' Consent

(B) REPORTS ON FORM 8-K.

    Current Report on Form 8-K filed December 29, 1996

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIFORNIA COMMERCIAL BANKSHARES

By:             WILLIAM H. JACOBY           March 21, 1997
        ---------------------------------
                William H. Jacoby
          PRESIDENT AND CHIEF EXECUTIVE
                     OFFICER

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated:

       PHILLIP L. BUSH
------------------------------  Director/Secretary             March 21, 1997
       Phillip L. Bush

      MICHAEL J. GERTNER
------------------------------  Director/Treasurer             March 21, 1997
      Michael J. Gertner

      JAMES W. HAMILTON
------------------------------  Director                       March 21, 1997
      James W. Hamilton

      FARRELL G. HINKLE
------------------------------  Director                       March 21, 1997
      Farrell G. Hinkle

      WILLIAM H. JACOBY
------------------------------  Director/President, C.E.O.     March 21, 1997
      William H. Jacoby

       ROBERT L. MCKAY
------------------------------  Director/Chairman of the       March 21, 1997
       Robert L. McKay            Board

       MARK H. STUENKEL
------------------------------  Executive Vice President       March 21, 1997
       Mark H. Stuenkel

        ABDUL S. MEMON
------------------------------  Principal Financial &          March 21, 1997
        Abdul S. Memon            Accounting Officer

    SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO
SECTION 15(D) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

    Four copies of the registrant's proxy statement and the form of proxy which will be sent to the registrant's security holders with respect to the next annual meeting of security holders will be furnished to the Securities and Exchange Commission when sent to the registrant's security holders.

    No such reports or proxy materials have yet been sent to the registrant's security holders. It is anticipated that the Joint Proxy Statement and the Annual Report on Form 10-K will be sent to the registrant's security holders on or prior to April 30, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10-K/A

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
    OF 1934.

    FOR THE FISCAL YEAR ENDED 12/31/96

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES
    EXCHANGE ACT OF 1934. FOR THE TRANSITION PERIOD TO

                         COMMISSION FILE NUMBER 2-78788

                            ------------------------

                        CALIFORNIA COMMERCIAL BANKSHARES

             (Exact name of Registrant as specified in its charter)

               CALIFORNIA                               95-3748495
    (State or other jurisdiction of
      incorporation or organization)        (IRS Employer Identification No.)

   4100 NEWPORT PLACE, NEWPORT BEACH,
                CALIFORNIA                                92660
(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (714) 863-2300

                            ------------------------

        Securities registered pursuant to Section 12(b) of the Act: None

        Securities registered pursuant to Section 12(g) of the Act: None

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X_ No ____

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Not applicable.

    The aggregate market value of voting stock held by non-affiliates of the registrant was $44,201,000 on April 25, 1997, based on the average bid and asked price of $25.25 share as reported on the National Daily Quotation Service "Pink Sheets".

    (Number of shares of Common Stock outstanding as of April 25, 1997)

                                   3,043,000

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

                                      None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART III.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    The persons named below have been nominated for election to serve as directors of the Company. Under the terms of the Merger Agreement, each of the directors of the Company will be required to submit their irrevocable resignations as directors of the Company, effective upon consummation of the Merger. In the event that the Merger is not consummated, all directors of the Company elected at the Annual Meeting will continue to serve as directors of the Company until the next annual meeting of the Company and until their successors have been elected and duly qualified.

    The following table sets forth information concerning CCB's nominees for directors:

                                                     PRESENT POSITION               DIRECTOR OF
NAME AND AGE                                         WITH THE COMPANY               THE COMPANY
----------------------------------------  --------------------------------------  ---------------
Phillip L. Bush (60)....................  Director                                        1982
Michael Gertner (57)....................  Director                                        1982
James W. Hamilton (64)..................  Director                                        1982
Farrell G. Hinkle DDS, MSD (54).........  Director                                        1982
William H. Jacoby (58)..................  President, Chief Executive Officer and          1982
                                            Director
Robert L. McKay (66)....................  Director                                        1982
Mark H. Stuenkel (44)...................  Executive Vice President and Director           1987

    Phillip L. Bush is a practicing attorney with the firm of Bush, Bush and Larsen, in Fountain Valley, California. Mr. Bush's practice is primarily litigation of personal injury matters. He also has practiced in the areas of real estate development and syndication, and business enterprise organization and formation. Mr. Bush has been Secretary of the Company since 1982.

    Michael Gertner has been an attorney in the law firm of Michael Avey Gertner, a Professional Corporation, in Newport Beach since 1993. From 1965 to 1993 he was a partner in the law firm of Howser, Gertner and Brown. He is licensed to practice law in both California and New York and is also a Certified Public Accountant. Mr. Gertner specializes in the areas of taxation, estate planning and estate administration.

    James W. Hamilton is Senior Counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP of which he was a partner from 1965 until 1993. His office is in the firm's Costa Mesa, California facility. He specializes in securities and corporate law.

    Farrell G. Hinkle is an Orthodontist and has been practicing orthodontics in the Orange County area since 1973. Dr. Hinkle has a degree in Mathematics and graduated from the UCLA School of Dentistry as a Regent Scholar in 1971. He also earned a Certificate in Orthodontics and a Masters Degree from the University of Washington in 1973.

    William H. Jacoby is President and Chief Executive Officer of the Company and also Chairman of the Board and Chief Executive Officer of the Bank. Mr. Jacoby began his career in banking in 1960 with First Interstate Bank of California. In 1979, Mr. Jacoby joined Westlands Bank and served in various positions until joining the Company in June 1982 during its organizational period.

    Robert L. McKay has been a private investor in Orange County, California, where he oversees his investments in venture capital and real estate since 1981. From 1966 to 1981 Mr. McKay was President of Taco Bell, Inc.

    Mark H. Stuenkel is Executive Vice President of the Company and President of the Bank. In December 1988, Mr. Stuenkel was appointed to his present position as President of the Bank and in

May 1991, he was promoted from Senior Vice President to Executive Vice President of the Company. Prior to joining the Company and the Bank in 1982, Mr. Stuenkel held various positions with Security Pacific National Bank.

ITEM 11. EXECUTIVE COMPENSATION.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth information for the fiscal year ended December 31, 1996 concerning all plan and non-plan compensation awarded to, earned by, or paid to (a) the Company's Chief Executive Officer at the end of such fiscal year, regardless of compensation level, and
(b) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of such fiscal year and whose compensation exceeded $100,000, if any.

SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM COMPENSATION
                                                                                         -----------------------------------------
                                                                                                    AWARDS
                                                         ANNUAL COMPENSATION             ----------------------------    PAYOUTS
                                              -----------------------------------------                                -----------
                                                                              (E)             (F)
               (A)                                                           OTHER        RESTRICTED                       (H)
            NAME AND                  (B)         (C)          (D)          ANNUAL           STOCK           (G)          LTIP
       PRINCIPAL POSITION            YEAR     SALARY ($)    BONUS($)      COMP.($)(2)      AWARD(S)     OPTIONS/ SARS    PAYOUTS
---------------------------------  ---------  -----------  -----------  ---------------  -------------  -------------  -----------
William H. Jacoby................       1996     238,000(1)    100,000         5,000               0              0             0
Chief Executive Officer                 1995     190,000            0          5,000               0              0             0
                                        1994     190,000       22,000          4,000               0              0             0
                                   ---------  -----------  -----------         -----             ---            ---           ---

Mark H. Stuenkel.................       1996     161,000(1)     76,000         4,000               0              0             0
Executive Vice President                1995     144,000            0          4,000               0              0             0
                                        1994     137,000       16,000          2,000               0              0             0
                                   ---------  -----------  -----------         -----             ---            ---           ---

Dannie M. Hayes..................       1996     108,000       32,000          3,000               0              0             0
                                        1995     108,000            0          3,000               0              0             0
                                        1994     100,000        5,000          2,000               0              0             0
                                   ---------  -----------  -----------         -----             ---            ---           ---

Abdul S. Memon...................       1996     112,000(1)     32,000         3,000               0              0             0
Chief Financial Officer                 1995      90,000            0          2,000               0              0             0
                                        1994      85,000        4,000          2,000               0              0             0


               (A)                       (I)
            NAME AND                  ALL OTHER
       PRINCIPAL POSITION           COMP. ($)(3)
---------------------------------  ---------------
William H. Jacoby................         1,000
Chief Executive Officer                   1,000
                                              0
                                          -----
Mark H. Stuenkel.................         1,000
Executive Vice President                  1,000
                                              0
                                          -----
Dannie M. Hayes..................         1,000
                                          1,000
                                              0
                                          -----
Abdul S. Memon...................         1,000
Chief Financial Officer                       0
                                              0

------------------------

$-Dollar amounts

(1) Includes vacation pay in the amount of $48,000 for Mr. Jacoby, $16,000 for Mr. Stuenkel and $22,000 for Mr. Memon.

(2) None of the named officers had other annual compensation in excess of $50,000 or 10 percent of the total annual salary and bonus reported for any of the last three years.

(3) Represents executives' portion of amount contributed to the Company's Stock Bonus Plan. The Plan is 100 percent funded by the Company. The contributions are made at the discretion of the Board of Directors. The distributions are made at the earliest of 2 years after termination, retirement, death or disability.

    The following table describes the aggregate option/stock appreciation right ("SAR") exercises during the year ended December 31, 1996 and unexercised options/SARs for each named executive officer at the end of such year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                         (E)
                                                                                       (D)            VALUE OF
                                                                                    NUMBER OF        UNEXERCISED
                                                                                   UNEXERCISED      IN-THE-MONEY
                                                           (B)                    OPTIONS/SARS     OPTIONS/SARS AT
                                                         SHARES         (C)       AT FY-END(#)        FY-END(S)
                                                        ACQUIRED       VALUE     ---------------  -----------------
                         (A)                               ON        REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                                                   EXERCISE(#)      ($)       UNEXERCISABLE     UNEXERCISABLE
-----------------------------------------------------  -----------  -----------  ---------------  -----------------
William H. Jacoby....................................      10,000       40,000     28,333/16,667    265,000/150,000
Mark H. Stuenkel.....................................       7,500       30,000     27,083/16,667    174,000/150,000
Dannie M. Hayes......................................        NONE          N/A       3,333/6,667      32,000/63,000
Abdul S. Memon.......................................       7,820       31,000       2,847/3,333      27,000/32,000

    During the fiscal year ended December 31, 1996, the Company did not reprice any options or SARs held by a named executive officer or otherwise reduce the terms of exercise. No options or SARs held by any executive officer of the Company over the last ten years have been repriced or modified.

                               STOCK OPTION PLANS

    The Company had a Stock Option Plan (the "1982 Plan") for its directors, officers and full time employees which expired on October 27, 1992. The Board administers the 1982 Plan. The purpose of the 1982 Plan was to compensate certain of the organizers of the Company and the Bank, and to provide an incentive to key employees to remain in the employ of the Company and the Bank.

    Options are not transferable under the 1982 Plan other than by will or by the laws of descent and distribution, and during the participant's lifetime, options are exercisable only by the participant. The option price per share for options granted under the 1982 Plan was established to be at least 100 percent of the fair market value of its Common Stock on the date any such options were granted, except that in the case of a shareholder owning more than ten percent of the total combined voting power of all classes of outstanding Common Stock, the option price for incentive stock options was established to be at least 110 percent of the fair market value on the date of grant. While outstanding options to purchase shares which were granted prior to October 27, 1992 may continue to be exercised according to their terms, no new options may be granted under the 1982 Plan.

    As of December 31, 1996, options to purchase 43,680 shares of Common Stock were outstanding under the 1982 Plan at prices ranging from $5.25 to $5.94 per share. During 1996, all employees as a group exercised options for 38,820 shares of Common Stock which had a net value (market value less exercise price) of $130,000. Of such options, Mr. Jacoby, Mr. Stuenkel and Mr. Memon exercised 25,320 options and received 10,000 shares, 7,500 shares and 7,820 shares, respectively, which had a net value of $40,000, $30,000 and $31,000, respectively.

    During 1995, the Company adopted a Stock Award Plan (the "Award Plan") for its directors, officers and full time employees. The purpose of the Award Plan is to provide incentives to directors and key employees to remain with the Company and the Bank.

    The Compensation Committee administers the Award Plan and decides to whom and upon what terms awards will be granted. An aggregate of 750,000 shares of Common Stock have been reserved for issuance under the Award Plan. No more than 30,000 shares may be granted to any individual during any twelve month period. Awards may consist of any combination of stock options (incentive or nonqualified), restricted stock, stock appreciation rights and performance shares. Only stock options have currently been granted under the Award Plan.

    Options are not transferable under the Award Plan other than by will or by the laws of descent and distribution, and during the participant's lifetime, such options are exercisable only by the participant. The option price per share for options granted under the Award Plan are determined by the Compensation Committee, provided that in the case of stock option grants to a person owning more than ten percent of the total combined voting power of all classes of Common Stock, the option price must be at least 110 percent of the fair market value of the Company Common Stock on the date of grant. Options granted under the Award Plan may be exercised as determined by the Compensation Committee, but in no event after ten years from the date of grant, and must be exercised within certain specified periods after termination of employment. Upon expiration or termination of any outstanding options, shares remaining unexercised become available for grant under the Award Plan.

    As of December 31, 1996, options to purchase 134,000 shares of Common Stock were outstanding under the Award Plan at prices ranging from $5.25 to $6.50 per share. Of these outstanding options, all employees as a group exercised options for 1,000 shares of Common Stock during 1996 which had a net value (market value less exercise price) of $4,000.

    All options to acquire Common Stock outstanding under the 1982 Plan and the Award Plan at the Effective Time will be converted into the right to receive Monarch Common Stock with the same number of shares issuable thereunder. No change will be made with respect to the vesting of such options.

                                STOCK BONUS PLAN

    Effective January 1, 1986, the Company adopted a Stock Bonus Plan (the "Stock Bonus Plan") and established a related trust. Subject to certain eligibility requirements for time of service, all of the Company's employees participate in the Stock Bonus Plan. The Stock Bonus Plan is a tax-credit employee stock ownership plan and is administrable by the Board or the Chief Executive Officer. The amount of the Company's contributions of cash or securities of the Company to the Stock Bonus Plan may be determined by the Board (or the Chief Executive Officer). Subject to certain limitations, such contributions are allocated to each participant's account in proportion to such participant's compensation earned during the applicable Stock Bonus Plan year. Allocations to a participant's account vest in accordance with the schedules set forth in the Stock Bonus Plan. Distributions to participants are made at participants' death, retirement, disability or termination of employment. Participants are not permitted to make voluntary contributions to the Stock Bonus Plan, and the Stock Bonus Plan may not make loans to participants. Any cash amounts contributed to the Stock Bonus Plan will be used primarily to purchase securities issued by the Company. The Company contributed $45,000 to the Stock Bonus Plan for 1996. Of such allocations, Messrs. Jacoby, Stuenkel, Hayes and Memon received $1,000 each.

                                  401(K) PLAN

    Effective February 1, 1989, the Company established a 401(k) plan which enables employees to defer a portion of their wages tax free, subject to limitations established by the Internal Revenue Service. All Company employees at the completion of certain eligibility requirements for time of service can elect to participate in the plan. Under the 401(k) plan, the Company can make matching contributions to the 401(k) plan up to stated limits. Such contributions are determined by the Company Board at the beginning of the year. The vesting of such contributions to the employees of the Company is based on time of service since the effective date of the 401(k) plan.

    The Company does not have any defined benefit retirement or other retirement plans.

                    EXECUTIVE SALARY CONTINUATION AGREEMENTS

    In 1988, the Bank entered into Executive Salary Continuation Agreements (the "Salary Continuation Agreements") with Messrs. Jacoby, Stuenkel and Memon (the "Senior Executives"). Pursuant to the Salary Continuation Agreements, each Senior Executive is entitled to receive benefits upon his retirement, death or disability or upon termination of service with the Bank prior thereto unless such Senior Executive's employment with the Bank is terminated either (i) voluntarily by the Senior Executive, other than for "good reason" (as defined in his Salary Continuation Agreement) or (ii) by the Bank for "cause" (as defined in his Salary Continuation Agreement), in which case no benefits or payments will be paid pursuant to the Salary Continuation Agreements. Mr. Jacoby's benefits are fully vested in the Salary Continuation Plan. The benefits of each of the other Senior Executives vest at the rate of ten percent per year for each year that he has been employed by the Bank commencing as of January 1, 1988, up to a maximum of 100 percent. At January 2, 1997, the benefits of such other Senior Executives were 90 percent vested and will be 100 percent vested as of January 2, 1998.

    Under the terms of the Salary Continuation Agreements, each of the Senior Executives will be entitled to receive the following sums annually, assuming full vesting, for a period of fifteen years after either their retirement from the Bank or upon their death: Mr. Jacoby, $80,000; Mr. Stuenkel, $62,500; and Mr. Memon, $23,000. If a Senior Executive's employment with NBSC is terminated because of disability prior to retirement, such Senior Executive (or his estate) will be entitled to receive his benefits under the Salary Continuation Agreement upon retirement or death or to elect to receive a disability benefit in an amount equal to the present value of such Senior Executive's retirement benefits under his Salary Continuation Agreement.

    Each Salary Continuation Agreement also has provisions which become effective upon the occurrence of a Change in Control (as defined) of the Company or the Bank. In such event, the Salary Continuation Agreements become employment agreements with three-year terms for Mr. Jacoby and Mr. Stuenkel and an employment agreement with an eighteen-month term for Mr. Memon. The Salary Continuation Agreements also provide for the Senior Executives' salary and bonus to increase annually during such terms. The Senior Executives are also entitled to receive all non-cash forms of compensation and benefits which they received prior to the Change in Control for the term of such employment Agreement. Under the terms of the Salary Continuation Agreements, a "Change in Control" is deemed to have occurred if (a) any person (other than the Company's directors as of the date of the Salary Continuation Agreements) becomes the beneficial owner of more than 40 percent of the Common Stock (exclusive of shares of the Common Stock held by subsidiaries) if such Common Stock has been acquired after the date of the Salary Continuation Agreements pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of such transactions; (b) there is a change in the Board or the board of directors of the Bank at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing so that persons who are directors of the Company or the Bank immediately before the first such transaction cease to constitute a majority of the Board or the board of directors of the Bank or any corporation which may be the successor to the Company or the Bank in any such transaction; or (c) the Company sells, transfers or otherwise disposes of substantially all of its assets and properties, including the stock of the Bank or the Common Stock or the Company causes the Bank to sell, transfer or otherwise dispose of substantially all of the Bank's assets and properties.

    If after a Change in Control one of the Senior Executives either terminates his employment for "good reason" or is terminated by the Bank for any reason other than "cause," then the Bank is required to pay cash compensation to such Senior Executive during his remaining term; provided that Messrs. Jacoby and Stuenkel will receive no less than two times the annual compensation to which they otherwise would be entitled and Mr. Memon will receive no less than the annual compensation to which he otherwise would be entitled. Moreover, all employee benefit plans and programs in which the Senior Executive is entitled to participate will continue for the remainder of each Senior Executive's term and the Senior Executive will continue to be entitled to receive his retirement, death and disability benefits as provided in the Salary Continuation Agreement.

    The consummation of the Merger will constitute a Change in Control as defined in the Salary Continuation Agreements.

    Monarch and Messrs. Jacoby and Stuenkel are currently discussing the possibility of entering into employment agreements upon consummation of the Merger. If either or both of Messrs. Jacoby and Stuenkel enter into such employment agreements, the Salary Continuation Agreement for such party or parties will be terminated.

    The Company does not pay its directors for attending meetings. Since February 1991, non-employee directors of the Bank have been paid $1,000 per meeting attended and $375 per committee meeting attended. The total amount of fees paid to non-employee directors of the Bank during 1996, 1995 and 1994 were $160,000, $140,000 and $130,000, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    It is the duty of the Compensation Committee to administer the Company's compensation program and various incentive plans, including its stock option plan and its annual bonus plan. In addition, the Compensation Committee reviews compensation levels of members of management, evaluates the performance of management, considers management succession and related matters. The Compensation Committee reviews with the Board in detail all aspects of compensation for senior officers.

    The Compensation Committee has reviewed the compensation for each of the five highest paid officers for 1996 and has reported to the Board that in the Compensation Committee's opinion, the compensation of all officers is reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance. In doing so, the Compensation Committee takes into account how compensation compares to compensation paid by competing companies as well as the Company's performance and economic conditions in the Company's service area. Members of the Compensation Committee also review compensation surveys provided by the State Banking Department and others.

    The Company has an Officer Incentive Program to motivate and compensate officers for their individual performance as well as to encourage a spirit of cooperation and teamwork to achieve the maximum performance for the Company as a whole. The Incentive Program is established prior to the beginning of each year by the Board after it reviews a recommendation from the Compensation Committee. The Board establishes a goal for pretax income for the Company at the start of the year based upon its evaluation of the local economy, a desired performance goal, and any special circumstances that might affect projected income. Officers participating in the Incentive Program are those officers who are expected to have a direct impact upon the net income of the Bank. Additionally, each officer is assigned a specific goal such as the amount of deposits, loans, or other requirements of his/her position. A determination is then made by the Compensation Committee at the end of the year regarding whether the Bank has met its threshold goal and whether the individuals have met their specific goals. An incentive award is then granted to officers who have met their goal based upon their level of performance combined with that of the Bank. For the year ended December 31, 1996, the Compensation Committee approved an incentive award of $100,000 for William H. Jacoby, $76,000 for Mark H. Stuenkel, $32,000 for Dannie
M. Hayes and $32,000 for Abdul S. Memon.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

    The Compensation Committee report was completed by the Compensation Committee as of February 24, 1997. The members of the Compensation Committee filing the report were Phillip L. Bush, Michael J. Gertner, James W. Hamilton and Robert L. McKay.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The shares of the Company's Common Stock constitute the only outstanding class of voting securities of the Company. As of April 28, 1997, there were 3,043,000 shares of CCB Common Stock outstanding and entitled to vote and approximately 300 shareholders of record.

    The following table sets forth information regarding beneficial ownership of shares of the Company's Common Stock as of April 28, 1997 by all shareholders known to the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, all directors and executive officers of the Company and all current officers and directors of the Company as a group. Information with respect to beneficial ownership is based upon the Company's Common Stock records and data supplied to the Company by its shareholders.

                                                                                    AMOUNT AND NATURE OF
                                                                                      BENEFICIAL OWNER
                                          NAME AND ADDRESS                          AND PERCENT OF CLASS
TITLE OF CLASS                           OF BENEFICIAL OWNER                                 (1)
-----------------  ---------------------------------------------------------------  ---------------------

Common Stock       Phillip L. Bush................................................     103,050(3)       3.4%(3)
                   Director
                   10061 Talbert Ave.
                   Fountain Valley, CA 92708

Common Stock       Michael Gertner................................................      32,977(3)       1.1(3)
                   Director
                   4340 Campus Drive, Suite 100
                   Newport Beach, CA 92660

Common Stock       James W. Hamilton..............................................      83,472(3)       2.7(3)
                   695 Town Center Drive
                   Costa Mesa, CA 92626
                   Director

Common Stock       Farrell G. Hinkle, DDS, MSD....................................     139,596(3)       4.6(3)
                   Director
                   2740 South Bristol
                   Santa Ana, CA 92704

Common Stock       William H. Jacoby..............................................     231,664(2)       7.6(2)
                   President, Chief Executive Officer and Director
                   4100 Newport Place
                   Newport Beach, CA 92660

Common Stock       Robert L. McKay................................................     721,049(3)      23.7(3)
                   Director
                   4100 Newport Place
                   Newport Beach, CA 92660

Common Stock       Mark H. Stuenkel...............................................      52,149(4)       1.7(4)
                   Executive Vice President and Director
                   4100 Newport Place
                   Newport Beach, CA 92660

Common Stock       All Directors and Officers as a group..........................   1,394,702(6)      44.1(6)
                   (29 persons)

                                                                                    AMOUNT AND NATURE OF
                                                                                      BENEFICIAL OWNER
                                          NAME AND ADDRESS                          AND PERCENT OF CLASS
TITLE OF CLASS                           OF BENEFICIAL OWNER                                 (1)
-----------------  ---------------------------------------------------------------  ---------------------
Common Stock       Financial Institutions Partners, L.P...........................     342,797(5)      11.3(5)
                   c/o Hovde Capital Inc.
                   1110 Lake Cook Rd. #165
                   Buffalo Grove, IL 60089-1965

Common Stock       Basswood Partners..............................................     158,701        5.2
                   52 Forest Ave.
                   Paramus, NJ 07652

------------------------

(1) Except as otherwise indicated and subject to the Shareholder Agreements executed in connection with the Merger Agreement, each of the persons named in the table has the sole power to vote and dispose of his/her shares of Common Stock subject to community property laws where applicable.

(2) Includes 13,333 shares of Common Stock which may be purchased on the exercise of stock options.

(3) Includes 6,667 shares of Common Stock which may be purchased on the exercise of stock options.

(4) Includes 24,583 shares of Common Stock which may be purchased on the exercise of stock options.

(5) Includes 53,909 shares of Common Stock held beneficially by Hovde Financial, Inc, the corporate general partner of Financial Institutions Partners, L.P. Does not include the 266,659 additional shares of Common Stock which FIP has asserted a right to acquire. See "FIP LITIGATION, Item 3 in the Company's Annual Report on Form 10-K."

(6) Includes 92,914 shares of Common Stock which may be purchased on the exercise of stock options.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with the directors of the Company, the Company's shareholders and their affiliates on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons, and which do not involve more than the normal risk of collectibility, nor present other unfavorable features.

CCB PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL RETURN PERFORMANCE

                                       California                       Banks

                            Commercial Bankshares    S&P 500    (under $500M)

                                      Index Value

12/31/91                                   100.00     100.00           100.00

12/31/92                                    64.00     107.62           132.05

12/31/93                                    32.00     116.47           172.41

12/31/94                                    42.00     120.03           185.43

12/31/95                                    57.00     165.13           253.67

12/31/96                                   106.00     202.89           326.50

                                    PART IV.

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

           FINANCIAL STATEMENTS:

           Financial statements and schedules of the registrant are listed in the index to
           Consolidated Financial Statements contained under Part II Item 8. Financial
           Statements and Supplementary Data of this report.

           FINANCIAL STATEMENT SCHEDULES:
           All Financial statement schedules are omitted either because the conditions under which they are required are not applicable or because the information is included in the Financial Statements.

           EXHIBITS:

(2)        Amended and Restated Agreement and Plan of Merger dated as of December 19, 1996 between the Company and Monarch Bancorp.

(3)(a)     Articles of Incorporation of California Commercial Bankshares, as amended.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1990).

(3)(b)     By-Laws of California Commercial Bankshares, as amended. (Incorporated by reference from the Company's Form 10-K filed on March 31, 1989).

(10)(A)    Office Sublease between First California Associates and the Company. (Incorporated
             by reference from the Company's Form 10-K filed on March 31,1983).

(10)(B)    First Amendments to Sublease between First California Associates and the Bank.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1984).

(10)(C)    The Company's Stock Bonus Plan. (Incorporated by reference from the Company's Form
             10-K filed on March 31, 1986).

(10)(D)    Amendments to Office Sublease between First California Associates and the Company.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1986).

(10)(E)    Executive Salary Continuation Agreement between National Bank of Southern
             California and William H. Jacoby. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1989).

(10)(F)    Executive Salary Continuation Agreements between National Bank of Southern
             California and Mark H. Stuenkel. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1987).

(10)(G)    Executive Salary Continuation Agreement between National Bank of Southern
             California and Abdul S. Memon. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1987).

(10)(H)    401-K Plan. (Incorporated by reference from the Company's Form 10-K filed on March
             31, 1989).

(10)(I)    Lease for the premises on branch located at 22831 Lake Forest Drive, El Toro, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1989).

(10)(J)    Lease for the premises on branch located at 625 The City Drive, Orange, Ca.
             (Incorporated by reference from Company's Form 10-K filed on March 31, 1990).

(10)(K)    Lease for the property on branch located at 17252 Armstrong Ave., Irvine, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1990).

(10)(L)    1982 Stock Option Plan, as amended. (Incorporated by reference from the Company's
             Form 10-K filed on March 31, 1991).

(10)(M)    Lease for the property located at 4100 Newport Place, Newport Beach, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31,
             1992).

(10)(N)    Support Agreement dated September 27, 1994 with Robert L. McKay. (Incorporated by reference from the Company's 10-K filed on March 31, 1995).

(10)(O)    Holding Company Support Agreement dated October 1, 1994 with Robert L. McKay.
             (Incorporated by reference from the Company's Form 10-K filed on March 31, 1995)

(10)(P)    Lease for the property located at 17330 Brookhurst Ste. 110, Fountain Valley, Ca.
             (Incorporated by reference from the Company's Form 10-K filed on March 31, 1996)

(10)(Q)    Stock Award Plan. (Incorporated by reference from the Company's Form 10-K filed on
             March 31, 1996)

(10)(R)    Form of Stock Option Agreement (Incorporated by reference from the Company's Form
             10-K filed on March 31, 1996)

(10)(S)    Form of Nonqualified Stock Option Agreement. (Incorporated by reference from the
             Company's Form 10-K filed on March 31, 1996)

(10)(T)    Form of Director's Nonqualified Stock Option Agreement. (Incorporated by reference from the Company's Form 10-K filed on March 31, 1996)

(10)(U)    Stock Option Agreement dated as of December 19, 1996 between the Company and
             Monarch Bancorp

(21)       Subsidiaries of the Company

(23)       Independent Auditors' Consent

(B) REPORTS ON FORM 8-K.

    Current Report on Form 8-K filed December 29, 1996

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIFORNIA COMMERCIAL BANKSHARES

By:             WILLIAM H. JACOBY           April 26, 1997
        ---------------------------------
                William H. Jacoby
          PRESIDENT AND CHIEF EXECUTIVE
                     OFFICER

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated:

       PHILLIP L. BUSH
------------------------------  Director/Secretary             April 26, 1997
       Phillip L. Bush

      MICHAEL J. GERTNER
------------------------------  Director/Treasurer             April 26, 1997
      Michael J. Gertner

      JAMES W. HAMILTON
------------------------------  Director                       April 26, 1997
      James W. Hamilton

      FARRELL G. HINKLE
------------------------------  Director                       April 26, 1997
      Farrell G. Hinkle

      WILLIAM H. JACOBY
------------------------------  Director/President, C.E.O.     April 26, 1997
      William H. Jacoby

       ROBERT L. MCKAY
------------------------------  Director/Chairman of the       April 26, 1997
       Robert L. McKay            Board

       MARK H. STUENKEL
------------------------------  Executive Vice President       April 26, 1997
       Mark H. Stuenkel

        ABDUL S. MEMON
------------------------------  Principal Financial &          April 26, 1997
        Abdul S. Memon            Accounting Officer

    SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO
SECTION 15(D) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

                                                                      APPENDIX B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 10-KSBA

(Mark One)
    /X/      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
             1934
             For the fiscal year ended December 31, 1996

                                             OR

    / /      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
             ACT OF 1934 [NO FEE REQUIRED]
             For the transition period from ........................ to
             ........................

                          COMMISSION FILE NO. 0-13551

                                MONARCH BANCORP

                 (Name of small business issuer in its charter)

                 CALIFORNIA                                     95-3863296
       (State or other jurisdiction of                        I.R.S. Employer
       incorporation or organization)                       Identification No.)

    30000 TOWN CENTER DRIVE LAGUNA NIGUEL                          92677
  (Address of principal executive offices)                      (Zip Code)

                    Issuer's telephone number (714) 495-3300

        SECURITIES REGISTERED UNDER SECTION 12(B) OF EXCHANGE ACT: NONE

           SECURITIES REGISTERED UNDER SECTION 12(G) OF EXCHANGE ACT:

                           Common Stock, no par value

                                (Title of Class)

    Check whether the issuer (1) filed all reports to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject
to such filing requirements for the past 90 days:  Yes  __X__    No  _____

    Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSBA or any
amendment to this Form 10-KSBA. [    ]

    The issuer's net revenues for its most recent fiscal year was $13,872,000

    The aggregate market value of the voting stock held by non-affiliates of the issuer as of March 14, 1996 was $85,379,840

    Number of registrant's shares of Common Stock outstanding as of April 21, 1997 was 34,373,021

    Documents incorporated by reference: None

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1. BUSINESS

GENERAL

    Monarch Bancorp (the "Company") was organized on May 20, 1983 as a California Corporation for the purpose of becoming a bank holding company and to acquire all the outstanding capital stock of Monarch Bank ("Monarch"), a California state-chartered bank. The Company commenced operations on June 18, 1984. It is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"), and is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System ("the Board"). On September 30, 1996, the Company acquired Western Bank ("Western"). Because Monarch and Western (collectively "the Banks") comprise substantially all of the business of the Company, references to the "Company" mean the Company and the Banks together, unless the context otherwise requires.

    The Company's principal business is to serve as a holding company for the Banks and other possible banking or banking-related subsidiaries the Company may acquire in the future. Since inception, the Company has not been active except through its subsidiaries, and the Company has no industry segments other than banking.

    On March 31, 1995, the Company completed a private placement offering for approximately $6,139,000 and issued 4,547,111 new shares of common stock. Proceeds from the Offering were used to pay approximately $470,000 in Offering expenses; $3,550,000 to increase the Company's investment in Monarch; and $53,500 to retire Company debt; and approximately $2,065,000 in cash was being held by the Company for future operating needs or investment. The increase in Monarch's capital met or exceeded Monarch's regulatory commitments to the Federal Deposit Insurance Corporation ("the FDIC") and Superintendent (as defined herein) to increase the Bank's ratio for Tier 1 capital to total assets to equal or exceed 7.0%.

    In addition to the completion of the private placement offering in the first quarter of 1995, the Company completed in the third quarter of 1995 a rights and public offering for the sale of up to 3,177,296 shares of its common stock pursuant to the terms of a prospectus dated July 14, 1995. In connection with such offering, a total of approximately 2,887,000 shares of common stock of the Company were sold. The Company increased its capital by an additional $3,464,000 in net proceeds in the rights and public offering, and the Company increased its leverage capital ratio as of September 30, 1995 to approximately 15.4%.

    As part of the September 30, 1996 Western acquisition, the Company sold approximately 26,147,000 shares of common stock in a private placement (the "1996 Private Placement") for net proceeds of approximately $42,213,000. Pursuant to this equity transaction, the Company issued to parties related to Belle Plaine Financial, LLC, 784,391 warrants to acquire common stock at $1.98 per share. The warrants expire on September 30, 2006.

    As of December 31, 1996, the Company had total consolidated assets of approximately $512 million, total consolidated net loans of approximately $255 million, total goodwill of approximately $29 million, total consolidated deposits of approximately $443 million, and total consolidated shareholders' equity of approximately $54 million.

ACQUISITION OF WESTERN BANK

    On September 30, 1996, the Company acquired all of the issued and outstanding shares of Western, a state chartered bank located in west Los Angeles. Western has five offices, including its head office in Westwood.

    Western is operated as a wholly-owned subsidiary of the Company. The Company paid $17.25 per share, or approximately $61.1 million in cash, for the 3,543,156 issued and outstanding shares of Western, and an additional $5.5 million representing the difference between $17.25 and the exercise price of the 425,724 outstanding stock options of Western. The aggregate net consideration for the acquisition of Western was approximately $66.6 million. The acquisition was accounted for under the purchase method of accounting.

    The Company funded the purchase price with the issuance of approximately $42.2 million of common stock, net of approximately $1 million in issuance costs, in the 1996 Private Placement, and from the proceeds of a three year loan of $26.5 million from The Northern Trust Company (the "Lender"). A $15.5 million dividend was declared by Western concurrently with the completion of the acquisition and paid to the Company, which was used to reduce the $26.5 million note to $11 million. For further information on the Western acquisition, see note 2 of notes to consolidated financial statements.

PROPOSED ACQUISITIONS

CALIFORNIA COMMERCIAL BANKSHARES

    On December 19, 1996, the Company executed an Agreement and Plan of Merger (the "CCB Merger") with California Commercial Bankshares ("CCB") in which CCB will merge with and into the Company, and National Bank of Southern California ("NBSC"), the wholly-owned subsidiary of CCB, will become a wholly-owned subsidiary of the Company. This Agreement provides for the shareholders of CCB to receive shares of the Company having a year-end adjusted book value equal to
1.6 times the year-end adjusted book value of CCB. The adjustments to book value included certain expenses related to the merger. Based on this formula, it has been determined that holders of CCB common stock will receive 8.5 shares (1 share assuming the Reverse Stock Split (as defined herein) is effected) of Company common stock for each share of CCB common stock. The Agreement is subject to several conditions, including approval of the shareholders of the Company and CCB, which is intended to be sought at the annual shareholders meetings for both the Company and CCB in May 1997, and regulatory approvals. It is expected that the CCB Merger will be accounted for as a pooling of interests.

SC BANCORP

    On April 29, 1997, the Company executed an Agreement and Plan of Reorganization with SC Bancorp ("SCB") in which SCB will merge with and into the Company (the "SCB Merger"). This Agreement provides for the shareholders of SCB to receive shares of the Company based on a purchase price of $14.25 per share of SCB Common Stock using a floating exchange ratio for the Company Common Stock within a price range of $2.75 to $3.75 per share. The Agreement is subject to several conditions, including approval of the shareholders of the Company and SCB, which is intended to be sought at a special shareholder meeting held by each of the Company and SCB in the third quarter of 1997, and certain regulatory approvals. It is expected that the SCB Merger will be accounted for as a pooling of interests.

PROPOSED AMENDMENTS TO THE AMENDED ARTICLES OF INCORPORATION

    At the Annual Meeting of the Company to be held in May 1997, the Company intends to seek approval of its shareholders to amend the Company's Amended Articles of Incorporation in order to: (i) change the Company's name to "Western Bancorp" and (ii) effect a one for 8.5 reverse stock split (the "Reverse Stock Split") immediately prior to the consummation of the Merger.

MANAGEMENT CHANGES

    In conjunction with the acquisition of Western, the Company has restructured its management team. Hugh S. Smith, Jr., former Chairman and Chief Executive Officer of Western, has become Chairman and Chief Executive Officer of the Company. Matthew P. Wagner, formerly an Executive Vice President of First Bank System in Minneapolis, Minnesota, was recruited to become President and Chief Executive

Officer of Western and became President of the Company in February 1997. Arnold
C. Hahn, formerly a Senior Vice President of First Bank System in Minneapolis, Minnesota, was recruited to become an Executive Vice President and Chief Financial Officer of the Company and its subsidiary banks.

REGULATORY ORDERS

    Following the conclusion of a FDIC examination of Monarch in 1994, for the purpose of cooperating with the FDIC and without admitting or denying any allegations, Monarch entered into a Section 8(b) Order (the "8(b) Order") with the FDIC. The 8(b) Order became effective on December 23, 1994, and it required Monarch to perform several actions within certain time frames. In addition, as a result of a 1994 examination by the California State Banking Department, Monarch agreed to a final order under California Financial Code Section 1913 (the "1913 Order," and collectively with the 8(b) Order, the "Orders") with the Department that became effective December 14, 1994. The 1913 Order provided that Monarch take certain actions. Monarch also was notified in late 1994 that the FDIC had determined that the Bank fell within the undercapitalized capital category under
Section 38 of the FDIC Act.

    Management and the Board of Directors made every possible effort in 1995 to insure full compliance with two such Orders including specific activities to increase capital, rewriting or drafting new policies and procedures, a major emphasis on improving credit administration, and prompt reporting of its progress in taking the corrective actions outlined in the Orders. The State Banking Department, following a November 1995 examination of Monarch, confirmed that Monarch was in substantial compliance with its Section 1913 Order and removed that Order in December 1995. The FDIC also completed an inspection and off-site review of Monarch in November 1995. Based on its review process, the FDIC terminated its Section 8(b) Order in March 1996 while requesting Monarch to agree to an informal Memorandum of Understanding which the Board of Directors signed in March 1996. In signing the Memorandum, Monarch undertook to further the corrective actions outlined in the Section 8(b) Order.

    On April 24, 1996 Monarch became a member of the Federal Reserve Bank of San Francisco. As a member bank, Monarch's primary federal regulator is now the Federal Reserve Bank rather than the FDIC, although Monarch's deposits continue to be insured by the FDIC. On July 3, 1996, as a result of both Federal Reserve Bank membership and significant improvement in the financial condition and operations of Monarch, the Memorandum of Understanding was terminated by the FDIC. There are no remaining regulatory restrictions on the Company or Monarch nor are there any regulatory restrictions on Western at December 31, 1996.

BACKGROUND

    The Company's primary market areas are the western part of Los Angeles, served by Western, and south Orange County, California, served by Monarch. The principal business of the Banks is to accept time and demand deposits, originate commercial loans, consumer loans and real estate loans, and make other investments. The Banks offer a broad range of banking products and services, including many types of business and personal savings and checking accounts and other consumer banking services. The Banks originate several types of loans, including secured and unsecured commercial and consumer loans, commercial and residential real estate mortgage loans, and commercial and residential construction loans. The Banks' loans are primarily short-term and adjustable rate. Special services or requests beyond the lending limits of the Banks are arranged through correspondent banks. The Banks currently offer access to ATM networks through other major banks. Monarch issues MasterCard and VISA credit cards through a correspondent bank and is also a merchant depository for cardholder drafts under Visa and Master Card credit cards. Similar to other state-chartered banks of their size, the Banks can provide investment and international banking services through its major correspondent banks.

    Monarch was incorporated as a California corporation in October 1979, and commenced operation as a California state-chartered bank on April 21, 1980. Monarch is insured under the Federal Deposit

Insurance Act up to applicable limits thereof, and effective in April 1996, Monarch became a member of the Federal Reserve System. Monarch's head office is located at 30000 Town Center Drive, Laguna Niguel, California 92677. Monarch opened a new branch in Laguna Beach in June of 1996. On September 30, 1996, the Company acquired Western, a state chartered bank with five branches in the western part of Los Angeles. Western's head office is at 1251 Westwood Boulevard, Los Angeles, California 90024. Western is not a member of the Federal Reserve System, but its deposits are insured under the Federal Deposit Insurance Act up to applicable limits thereof.

    Since 1987, the Company's Strategic Plan has emphasized serving the banking needs of individuals, professionals, and small to medium-sized businesses in the local market areas served by the Banks and in the contiguous communities. The Banks maintain courier services which operate throughout mid- and southern-Orange County and the western part of Los Angeles, serving professionals and small businesses, and this has greatly expanded the service areas of the Banks without the need for additional physical facilities. The Banks' major lending emphasis has been directed at short term owner-occupied luxury home construction projects, commercial lending to professionals and personal loans to individuals, with the objective of building a balanced community loan and investment portfolio mix. The Banks rely on a foundation of locally generated deposits and management believes the Banks have a relatively low cost of funds due to a high percentage of low cost and non-interest bearing deposits.

    The primary goal for the Company is to continue to increase profitability by, among other things, expanding prudently on the foundation provided by the additional equity capital received in March 1995, September 1995 and September 1996, the acquisition of Western in September 1996, the earnings improvement program that is ongoing and the improvements made in credit administration and loan quality that began in 1995.

    As part of its efforts to achieve long-term stable profitability and to respond to a changing economic environment in Southern California, western Los Angeles and south Orange County, the Company and the Banks are investigating all possible options to augment its traditional focus by broadening its customer services. The Company and the Banks believe that its strong capital base will permit an acceleration of efforts at a greater diversification of both the Banks' loan portfolios and deposit bases and new sources of fee income. Areas of possible future diversification include additional days and expanded hours of operation, new types of lending, brokerage, annuity and mutual funds products, as well as the acquisition of additional financial institutions or branches of other financial institutions in cities and areas adjoining the Company's current market areas. The pending acquisition of California Commercial Bankshares is a natural result of this strategy.

    The Company believes that small institutions are available at attractive prices and that branches of other financial institutions may be available at substantially below their investment cost. Although the Company continues to have preliminary discussions with a number of financial institutions regarding possible acquisitions, other than the previously discussed acquisition of CCB, no agreements or understandings have been reached at this time. The Company has been contacted by other financial institutions with regard to their interest in selling various branches of their companies. Acquisitions of this nature can take from 60 to 90 days or longer for the approval and purchase of assets and branches, and 6 to 12 months or longer for the negotiation, approval and purchase of an entire financial institution.

SUPERVISION AND REGULATION

    MONARCH BANCORP

    Upon the reorganization of Monarch as a wholly-owned subsidiary, the Company became a bank holding company within the meaning of the BHC Act and is subject to the supervision and regulation of the Federal Reserve Bank of San Francisco. The Company functions primarily as the sole stockholder of Monarch, Western and its non-bank subsidiary, and establishes general policies and activities of the operating subsidiaries.

    The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, the filing of annual, quarterly and other reports with the Securities and Exchange Commission.

    The Company, as a bank holding company, is subject to regulation under the BHC Act, and is registered with and subject to the supervision of the Board. The Company is required to obtain the prior approval of the Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of voting shares of any bank if, after giving effect to such acquisition, the Company would own or control, directly or indirectly, more than 5% of such bank. The BHC Act prohibits the Company from acquiring any voting shares of, interest in, or all or substantially all of the assets of a bank located outside the State of California unless the laws of such state specifically authorize such acquisition.

    Under the BHC Act, the Company may not engage in any business other than managing or controlling banks or furnishing services to its subsidiaries. The Company is also prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company unless the company is engaged in such activities. The Board's approval must be obtained before the shares of any such company can be acquired and, in certain cases, before any approved company can open new offices. In making such determinations, the Board considers whether the performance of such activities by the Company would offer advantages to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. Further, the Board is empowered to differentiate between activities commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

    Although the entire scope of permitted activities is uncertain and cannot be predicted, the major non-banking activities that have been permitted to bank holding companies with certain limitations are: making, acquiring or servicing loans that would be made by a mortgage, finance, credit card or factoring company; operating an industrial loan company; leasing real and personal property; acting as an insurance agent, broker, or principal with respect to insurance that is directly related to the extension of credit by the bank holding company or any of its subsidiaries and limited to repayment of the credit in the event of death, disability or involuntary unemployment; issuing and selling money orders, savings bonds and travelers checks; performing certain trust company services; performing appraisals of real estate and personal property; providing investment and financial advice; providing data processing services; providing courier services; providing management consulting advice to non-affiliated depository institutions; arranging commercial real estate equity financing; providing certain securities brokerage services; underwriting and dealing in government obligations and money market instruments; providing foreign exchange advisory and transactional services; acting as a futures commission merchant; providing investment advice on financial futures and options on futures; providing consumer financial counseling; providing tax planning and preparation services; providing check guaranty services; engaging in collection agency activities; and operating a credit bureau.

    The Company's primary sources of income are the receipt of dividends and management fees from its subsidiaries, and interest income on its investments. Monarch's and Western's ability to make such payments to the Company are subject to certain statutory and regulatory restrictions.

    The Company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services. For example, with certain exceptions, Monarch or Western may not condition an extension of credit on a customer's obtaining other services provided by it, the Company or any other subsidiary or on a promise by the customer not to obtain other services from a competitor.

    As a bank holding company, the Company is required to file reports with the Board and to provide such additional information as the Board may require. The Board also has the authority to examine the Company and each of its subsidiaries with the cost thereof to be borne by the Company.

    In addition, banking subsidiaries of bank holding companies are subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain exceptions set forth in the Federal Reserve Act, a bank can make a loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, accept securities of an affiliate as collateral security for a loan or extension of credit to any person or company or issue a guarantee, acceptance or letter of credit on behalf of an affiliate only if the aggregate amount of the above transactions of such subsidiary does not exceed 10% of such subsidiary's capital stock and surplus on a per affiliate basis or 20% of such subsidiary's capital stock and surplus on an aggregate affiliate basis. Such transactions must be on terms and conditions that are consistent with safe and sound banking practices. A bank and its subsidiaries generally may not purchase a low-quality asset, as that term is defined in the Federal Reserve Act, from an affiliate. Such restrictions also prevent a holding company and its other affiliates from borrowing from a banking subsidiary of the holding company unless the loans are secured by collateral.

    The BHC Act also prohibits a bank holding company or any of its subsidiaries from acquiring voting shares or substantially all the assets of any bank located in a state other than the state in which the operations of the bank holding company's banking subsidiaries are principally conducted unless such acquisition is expressly authorized by statutes of the state in which the bank to be acquired is located. The 1995 Act (as defined below) permits out-of-state bank holding companies to acquire California banks. See "Effect of Governmental Policies and Recent Legislation" later in this section.

    The BHC Act and regulations of the Board also impose certain constraints on the redemption or purchase by a bank holding company of its own shares of stock.

    The Board has cease and desist powers to cover parent bank holding companies and non-banking subsidiaries where action of a parent bank holding company or its non-financial institutions represent an unsafe or unsound practice or violation of law. The Board has the authority to regulate debt obligations (other than commercial paper) issued by bank holding companies by imposing interest ceilings and reserve requirements on such debt obligations.

    The ability of the Company to pay dividends to its shareholders is subject to the restrictions set forth in the California General Corporation Law (the "Corporation Law"). The Corporation Law provides that a corporation may make a distribution to its shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. The Corporation Law further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions, which generally are as follows: (i) the corporation's assets equal at least 1 1/4 times its liabilities; and (ii) the corporation's current assets equal at least its current liabilities or, if the average of the corporation's earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the corporation's interest expense for such fiscal years, then the corporation's current assets equal at least 1 1/4 times its current liabilities.

    MONARCH BANK AND WESTERN BANK

    Banks are extensively regulated under both federal and state law. Monarch and Western as California state-chartered banks are subject to primary supervision, periodic examination and regulation by the Federal Reserve Bank ("FRB") and the FDIC.

    Monarch and Western are insured by the FDIC, which currently insures deposits of each member bank to a maximum of $100,000 per depositor. For this protection, Monarch and Western, as is the case with all insured banks, pay a semi-annual statutory assessment and are subject to the rules and regulations of the FDIC. Monarch is a member of the Federal Reserve System and is subject to certain regulations of the Board. Western is not a member of the Federal Reserve System, but is nevertheless subject to certain regulations of the Board.

    Various requirements and restrictions under the laws of the State of California and the United States affect the operations of Monarch and Western. State and federal statutes and regulations relate to many aspects of Monarch's and Western's operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. Further, Monarch and Western are required to maintain certain levels of capital.

    There are statutory and regulatory limitations on the amount of dividends which may be paid to the Company by Monarch and Western. California law restricts the amount available for cash dividends by state-chartered banks to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). In the event a bank has no retained earnings or net income for its last three fiscal years, cash dividends may be paid in an amount not exceeding the net income for such bank's last preceding fiscal year only after obtaining the prior approval of the Superintendent.

    The FDIC in the case of Western, and the Board and the FDIC in the case of Monarch, also have authority to prohibit Western or Monarch, as appropriate, from engaging in what, in the Board's and/or the FDIC's opinion, constitutes an unsafe or unsound practice in conducting its business. It is possible, depending upon the financial condition of the bank in question and other factors, that the Board and/or the FDIC could assert that the payment of dividends or other payments might, under some circumstances, be such an unsafe or unsound practice.

    Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, its affiliates, the purchase of or investments in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of such affiliates. Such restrictions prevent affiliates from borrowing from Monarch and/or Western unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by Monarch and/or Western in any other affiliate is limited to 10 percent of such subsidiary bank's capital and surplus (as defined by federal regulations) and such secured loans and investments are limited, in the aggregate, to 20% of such subsidiary bank's capital and surplus (as defined by federal regulations). California law also imposes certain restrictions with respect to transactions involving other controlling persons of Monarch and Western. Additional restrictions on transactions with affiliates may be imposed on Monarch and/or Western under the prompt corrective action provisions of the FDIC Improvement Act ("FDICIA").

    POTENTIAL ACTIONS

    Commercial banking organizations, such as Monarch and Western, may be subject to potential enforcement actions by the Board, the FDIC and the Superintendent for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits, the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the imposition of restrictions and sanctions under the prompt corrective action provisions of FDICIA.

EFFECT OF GOVERNMENTAL POLICIES AND RECENT LEGISLATION

    Banking is a business that depends on rate differentials. In general, the difference between the interest rate paid by a bank on its deposits and its other borrowings and the interest rate received by a bank on loans extended to its customers and securities held in a bank's portfolio comprise the major portion of a bank's earnings. These rates are highly sensitive to many factors that are beyond the control of a bank. Accordingly, the earnings and growth of a bank are subject to the influence of local, domestic and foreign economic conditions, including recession, unemployment and inflation.

    The commercial banking business is not only affected by general economic conditions but is also influenced by the monetary and fiscal policies of the federal government and the policies of regulatory agencies, particularly the Board. The Board implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial intermediaries subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made in Congress, in the California legislature and before various bank regulatory and other professional agencies. The likelihood of any major changes and the impact such changes might have on the Company are impossible to predict. Certain of the potentially significant changes which have been enacted and proposals which have been made recently are discussed below.

    FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

    On December 19, 1991, FDICIA was enacted into law. Set forth below is a brief discussion of certain portions of this law and implementing regulations that have been adopted or proposed by the Board, the Comptroller of the Currency ("Comptroller"), the Office of Thrift Supervision ("OTS") and the FDIC (collectively, the "federal banking agencies").

    STANDARDS FOR SAFETY AND SOUNDNESS. FDICIA requires the federal banking agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating to internal controls, loan documentation, credit underwriting, interest rate exposure and asset growth. Standards must also be prescribed for classified loans, earnings and the ratio of market value to book value for publicly traded shares. The FDICIA also requires the federal banking agencies to issue uniform regulations prescribing standards for real estate lending that are to consider such factors as the risk to the deposit insurance fund, the need for safe and sound operation of insured depository institutions and the availability of credit. Further, FDICIA requires the federal banking agencies to establish standards prohibiting compensation, fees and benefit arrangements that are excessive or could lead to financial loss.

    PROMPT CORRECTIVE REGULATORY ACTION. FDICIA requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions that fall below one or more prescribed minimum capital ratios. The purpose of this law is to resolve the problems of insured depository institutions at the least possible long-term cost to the appropriate deposit insurance fund.

    The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized (significantly exceeding the required minimum capital requirements), adequately capitalized (meeting the required capital requirements), undercapitalized (failing to meet any one of the capital requirements), significantly undercapitalized (significantly below any one capital requirement) and critically undercapitalized (failing to meet all capital requirements).

    In September 1992, the federal banking agencies issued uniform final regulations implementing the prompt corrective action provisions of FDICIA. Under the regulations, an insured depository institution will be deemed to be:

    - "well capitalized" if it (i) has total risk-based capital of 10 percent or greater, Tier 1 risk-based capital of 6 percent or greater and a leverage capital ratio of 5 percent or greater and (ii) is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure;

    - "adequately capitalized" if it has total risk-based capital of 8 percent or greater, Tier 1 risk-based capital of 4 percent or greater and a leverage capital ratio of 4 percent or greater (or a leverage capital ratio of 3 percent or greater if the institution is rated composite 1 under the applicable regulatory rating system in its most recent report of examination);

    - "undercapitalized" if it has total risk-based capital that is less than 8 percent, Tier 1 risk-based capital that is less than 4 percent or a leverage capital ratio that is less than 4 percent (or a leverage capital ratio that is less than 3 percent if the institution is rated composite 1 under the applicable regulatory rating system in its most recent report of examination);

    - "significantly undercapitalized" if it has total risk-based capital that is less than 6 percent, Tier 1 risk-based capital that is less than 3 percent or a leverage capital ratio that is less than 3 percent; and

    - "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2 percent.

    An institution that, based upon its capital levels, is classified as "well capitalized," "adequately capitalized" or "undercapitalized," may be reclassified to the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, (i) determines that the institution is in an unsafe or unsound condition or (ii) deems the institution to be engaging in an unsafe or unsound practice and not to have corrected the deficiency. At each successive lower capital category, an insured depository institution is subject to more restrictions and federal banking agencies are given less flexibility in deciding how to address the problems associated with such category.

    The law prohibits insured depository institutions from paying management fees to any controlling persons or, with certain limited exceptions, making capital distributions if after such transaction the institution would be undercapitalized. If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency, subject to asset growth restrictions, and required to obtain prior regulatory approval for acquisitions, branching and engaging in new lines of business. Any undercapitalized depository institution must submit an acceptable capital restoration plan to the appropriate federal banking agency 45 days after becoming undercapitalized. The appropriate federal banking agency cannot accept a capital plan unless, among other things, it determines that the plan (i) specifies the steps the institution will take to become adequately capitalized,
(ii) is based on realistic assumptions and (iii) is likely to succeed in restoring the depository institution's capital. In addition, each company controlling an undercapitalized depository institution must guarantee that the institution will comply with the capital plan until the depository institution has been adequately capitalized on an average basis during each of four consecutive calendar quarters and must otherwise provide adequate assurances of performance. The aggregate liability of such guarantee is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time the institution became undercapitalized or (b) the amount which is necessary to bring the institution into compliance with all capital standards applicable to such institution as of the time the institution fails to comply with its capital restoration plan. Finally, the appropriate federal banking agency may impose any of the additional restrictions or sanctions that it may impose on significantly undercapitalized institutions if it determines that such action will further the purpose of the prompt correction action provisions.

    An insured depository institution that is significantly undercapitalized, or is undercapitalized and fails to submit, or in a material respect to implement, an acceptable capital restoration plan, is subject to additional restrictions and sanctions. These include, among other things: (i) a forced sale of voting shares to raise capital or, if grounds exist for appointment of a receiver or conservator, a forced merger; (ii) restrictions on transactions with affiliates;
(iii) further limitations on interest rates paid on deposits; (iv) further restrictions on growth or required shrinkage; (v) modification or termination of specified activities; (vi) replacement of directors or senior executive officers, subject to certain grandfather provisions for those elected prior to enactment of FDICIA; (vii) prohibitions on the receipt of deposits from correspondent institutions; (viii) restrictions on capital distributions by the holding companies of such institutions; (ix) required divestiture of subsidiaries by the institution; or (x) other restrictions as determined by the appropriate federal banking agency. Although the appropriate federal banking agency has discretion to determine which of the foregoing restrictions or sanctions it will seek to impose, it is required to force a sale of voting shares or merger, impose restrictions on affiliate transactions and impose restrictions on rates paid on deposits unless it determines that such actions would not further the purpose of the prompt corrective action provisions. In addition, without the prior written approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to its senior executive officers or provide compensation to any of them at a rate that exceeds such officer's average rate of base compensation during the 12 calendar months preceding the month in which the institution became undercapitalized.

    Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. For example, a critically undercapitalized institution generally would be prohibited from engaging in any material transaction other than in the ordinary course of business without prior regulatory approval and could not, with certain exceptions, make any payment of principal or interest on its subordinated debt beginning 60 days after becoming critically undercapitalized. Most importantly, however, except under limited circumstances, the appropriate federal banking agency, not later than 90 days after an insured depository institution becomes critically undercapitalized, is required to appoint a conservator or receiver for the institution. The board of directors of an insured depository institution would not be liable to the institution's shareholders or creditors for consenting in good faith to the appointment of a receiver or conservator or to an acquisition or merger as required by the regulator.

    The FDIC has adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off-balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0 percent for assets with low credit risk, such as certain U.S. Treasury securities, to 100 percent for assets with relatively high credit risk, such as business loans.

    In addition to the risk-based guidelines, the FDIC requires banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by the FDIC to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3 percent. For all banks not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3 percent minimum, or 4 percent to 5 percent. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the FDIC has the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

    In August 1995, the federal banking agencies adopted final regulations specifying that the agencies will include, in their evaluations of a bank's capital adequacy, an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates. The final regulations, however, do not include a measurement framework for assessing the level of a bank's exposure to interest rate risk, which is the subject of a proposed policy statement issued by the federal banking agencies concurrently with the final regulations. The proposal would measure interest rate risk in relation to the effect of a 200 basis point change in market interest rates on the economic value of a bank. Banks with high levels of measured exposure or weak management systems generally will be required to hold additional capital for interest rate risk. The specific amount of capital that may be needed would be determined on a case-by-case basis by the examiner and the appropriate federal banking agency.

    In January 1995, the federal banking agencies issued a final rule relating to capital standards and the risks arising from the concentration of credit and nontraditional activities. Institutions which have significant amounts of their assets concentrated in high risk loans or nontraditional banking activities and who fail to adequately manage these risks, will be required to set aside capital in excess of the regulatory minimums. The federal banking agencies have not imposed any quantitative assessment for determining when these risks are significant, but have identified these issues as important factors they will review in assessing an individual bank's capital adequacy.

    In December 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss allowances to classified assets. The benchmark set forth by such policy statement is the sum of (a) assets classified loss; (b) 50 percent of assets classified doubtful; (c) 15 percent of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming 12 months.

    OTHER ITEMS. FDICIA also, among other things, (i) limits the percentage of interest paid on brokered deposits and limits the unrestricted use of such deposits to only those institutions that are well capitalized; (ii) requires the FDIC to charge insurance premiums based on the risk profile of each institution;
(iii) eliminates "pass through" deposit insurance for certain employee benefit accounts unless the depository institution is well capitalized or, under certain circumstances, adequately capitalized; (iv) prohibits insured state chartered banks from engaging as principal in any type of activity that is not permissible for a national bank unless the FDIC permits such activity and the bank meets all of its regulatory capital requirements; (v) directs the appropriate federal banking agency to determine the amount of readily marketable purchased mortgage servicing rights that may be included in calculating such institution's tangible, core and risk-based capital; and (vi) provides that, subject to certain limitations, any federal savings association may acquire or be acquired by any insured depository institution.

    In addition, the FDIC has issued final and proposed regulations implementing provisions of FDICIA relating to powers of insured state banks. Final regulations issued in October 1992 prohibit insured state banks from making equity investments of a type, or in an amount, that are not permissible for national banks. In general, equity investments include equity securities, partnership interests and equity interests in real estate. Under the final regulations, non-permissible investments were to be divested by no later than December 19, 1996. The Banks have no such non-permissible investments.

    Regulations issued in December 1993 prohibit insured state banks from engaging as principal in any activity not permissible for a national bank, without FDIC approval. The proposal also provides that subsidiaries of insured state banks may not engage as principal in any activity that is not permissible for a subsidiary of a national bank, without FDIC approval.

    CAPITAL ADEQUACY GUIDELINES. The FDIC has issued guidelines to implement the risk-based capital requirements. The guidelines are intended to establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet items into account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Under these guidelines, assets and credit equivalent amounts of off-balance sheet items, such as letters of credit and outstanding loan commitments, are assigned to one of several risk categories, which range from 0 percent for risk-free assets, such as cash and certain U.S. Government securities, to 100 percent for relatively high-risk assets, such as loans and investments in fixed assets, premises and other real estate owned. The aggregated dollar amount of each category is then multiplied by the risk-weight associated with that category. The resulting weighted values from each of the risk categories are then added together to determine the total risk-weighted assets.

    A banking organization's qualifying total capital consists of two components: Tier 1 capital (core capital) and Tier 2 capital (supplementary capital). Tier 1 capital consists primarily of common stock, related surplus and retained earnings, qualifying non-cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries. Intangibles, such as goodwill, are generally deducted from Tier 1 capital; however, purchased mortgage servicing rights and purchase credit card relationships may be included, subject to certain limitations. At least 50 percent of the banking organization's total regulatory capital must consist of Tier 1 capital.

    Tier 2 capital may consist of (i) the allowance for possible loan and lease losses in an amount up to 1.25 percent of risk-weighted assets; (ii) perpetual preferred stock, cumulative perpetual preferred stock and long-term preferred stock and related surplus; (iii) hybrid capital instruments (instruments with characteristics of both debt and equity), perpetual debt and mandatory convertible debt securities; and (iv) eligible term subordinated debt and intermediate-term preferred stock with an original maturity of five years or more, including related surplus, in an amount up to 50 percent of Tier 1 capital. The inclusion of the foregoing elements of Tier 2 capital are subject to certain requirements and limitations of the federal banking agencies.

    The FDIC has also adopted a minimum leverage capital ratio of Tier 1 capital to average total assets of 3 percent for the highest rated banks. This leverage capital ratio is only a minimum. Institutions experiencing or anticipating significant growth or those with other than minimum risk profiles are expected to maintain capital well above the minimum level. Furthermore, higher leverage capital ratios are required to be considered well capitalized or adequately capitalized under the prompt corrective action provisions of FDICIA.

    The Regulatory Capital Guidelines as well as the actual capitalization for Monarch, Western and the Company as of December 31, 1996 follow:

                                                      ADEQUATELY      WELL                              COMPANY
                                                      CAPITALIZED  CAPITALIZED   MONARCH    WESTERN   CONSOLIDATED
                                                      -----------  -----------  ---------  ---------  ------------
Detailed computations of
  Tier 1 leverage capital ratio.....................      a4.00%        a5.00%      8.07%      6.05%        5.07%
  Tier 1 risk-based capital ratio...................      a4.00%        a6.00%     13.64%     10.93%        9.05%
  Total risk-based capital..........................      a8.00%       a10.00%     14.89%     12.19%       10.30%

    SAFETY AND SOUNDNESS STANDARDS. In February 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by FDICIA. The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

    In December 1992, the federal banking agency issued final regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

    Appraisals for "real estate related financial transactions" must be conducted by either state-certified or state-licensed appraisers for transactions in excess of certain amounts. State-certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state-licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally related transactions" must now comply with the federal banking agencies' appraisal standards. Federally related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage backed securities.

    PREMIUMS FOR DEPOSIT INSURANCE

    Federal law has established several mechanisms to increase funds to protect deposits insured by the Bank Insurance Fund ("BIF") administered by the FDIC. The FDIC is authorized to borrow up to $30 billion from the United States Treasury; up to 90 percent of the fair market value of assets of institutions acquired by the FDIC as receiver from the Federal Financing Bank; and from depository institutions that are members of the BIF. Any borrowings not repaid by asset sales are to be repaid through insurance premiums assessed to member institutions. Such premiums must be sufficient to repay any borrowed funds within 15 years and provide insurance fund reserves of $1.25 for each $100 of insured deposits. The FDIC also has authority to impose special assessments against insured deposits.

    The FDIC implemented a final risk-based assessment system, as required by FDICIA, effective January 1, 1994, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of any such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," or 1.25 percent, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were .023 percent of deposits. The FDIC, effective September 15, 1995, lowered assessments from their rates of $.23 to $.31 per $100 of insured deposits to rates of $.04 to $.31, depending on the condition of the bank, as a result of the recapitalization of the BIF. On November 15, 1995, the FDIC voted to drop its premiums for well capitalized banks to zero effective January 1, 1996. Other banks will be charged risk-based premiums of up to $.27 per $100 of deposits.

    Governor Pete Wilson recently signed Assembly Bill 3351 (the "Banking Consolidation Bill"), authored by Assemblyman Ted Weggeland and sponsored by the California State Banking Department (the "Department"), effective July 1, 1997, which creates the California Department of Financial Institutions ("DFI") to be headed by a Commissioner of Financial Institutions out of the existing Department which regulates state chartered commercial banks and trust companies in California.

    The Banking Consolidation Bill, among other provisions, also (i) transfers regulatory jurisdiction over state chartered savings and loan associations from the Department of Savings and Loans ("DSL") to the newly created DFI and abolishes the DSL; (ii) transfers regulatory jurisdiction over state chartered industrial loan companies and credit unions from the Department of Corporations to the newly-created DFI; and (iii) establishes within the DFI separate divisions for credit unions, commercial banks, industrial loan companies and savings and loans. As the Banking Consolidation Bill has only recently been enacted, it is impossible to predict with any degree of certainty what impact it will have on the banking industry in general and the Banks in particular.

    Congress has recently passed, and President Clinton has signed into law, provisions to strengthen the Savings Association Insurance Fund (the "SAIF") and to repay outstanding bonds that were issued to recapitalize the SAIF's successor as a result of payments made due to the insolvency of savings and loan associations and other federally insured savings institutions in the late 1980's and early 1990's. The new law required savings and loan associations to bear the cost of recapitalizing the SAIF and, after January 1, 1997, banks must contribute towards paying off the financing bonds, including interest. In 2000, the banking industry will assume the bulk of the payments. The new law also aims to merge the Bank Insurance Fund and SAIF by 1999 but not until the bank and savings and loan charters are combined. The Treasury Department has until March 31, 1997 to deliver to Congress comments and recommendations on combining the charters. Additionally, the new law provides "regulatory relief" for the banking industry by eliminating approximately 30 laws and regulations. The costs and benefits of the new law to the Banks can not currently be accurately predicted.

    INTERSTATE BANKING AND BRANCHING

    On September 29, 1994, the President signed into law the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act"). Under the Interstate Act, beginning one year after the date of enactment, a bank holding company that is adequately capitalized and managed may obtain regulatory approval to acquire an existing bank located in another state without regard to state law. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than 10% of the total amount of deposits of insured depository institutions in the United States or (b) 30% or more of the deposits in the state in which the bank is located. A state may limit the percentage of total deposits that may be held in that state by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks. An out-of-state bank holding company may not acquire a state bank in existence for less than a minimum length of time that may be prescribed by state law except that a state may not impose more than a five year existence requirement.

    The Interstate Act also permits, beginning June 1, 1997, mergers of insured banks located in different states and conversion of the branches of the acquired bank into branches of the resulting bank. Each state may permit such combinations earlier than June 1, 1997, and may adopt legislation to prohibit interstate mergers after that date in that state or in other states by that state's banks. The same concentration limits discussed in the preceding paragraph apply. The Interstate Act also permits a national or state bank to establish branches in a state other than its home state if permitted by the laws of that state, subject to the same requirement and conditions as for a merger transaction. Effective October 2, 1995, California adopted legislation which "opts California into" the Interstate Act. However, the California Legislation restricts out-of-state banks from purchasing branches or starting a de novo branch to enter the California banking market. Such banks may proceed only by way of purchases of whole banks.

    The Interstate Act is likely to increase competition in the Banks' market areas especially from larger financial institutions and their holding companies. It is difficult to assess the impact such increased competition will likely have on the Banks' operations.

    On September 28, 1995, Governor Wilson signed Assembly Bill 1482, the Caldera, Weggeland, and Killea California Interstate Banking and Branching Act of 1995 (the "1995 Act"). The 1995 Act, which was filed with the Secretary of State as Chapter 480 of the California Statutes of 1995, became operative on October 2, 1995.

    The 1995 Acts opts in early for interstate branching, allowing out-of-state banks to enter California by merging or purchasing a California bank or industrial loan company which is at least five years old. Also, the 1995 Act repeals the California Interstate (National) Banking Act of 1986, which regulated the acquisition of California banks by out-of-state bank holding companies. In addition, the 1995 Act permits California state banks, with the approval of the Superintendent of Banks, to establish agency relationships with FDIC-insured banks and savings associations. Finally, the 1995 Act provides for regulatory relief, including (i) authorization for the Superintendent to exempt banks from the requirement of obtaining approval before establishing or relocating a branch office or place of business, (ii) repeal of the requirement of directors' oaths (California Financial Code Section 682), and (iii) repeal of the aggregate limit on real estate loans (California Financial Code Section
1230).

    COMMUNITY REINVESTMENT ACT AND FAIR LENDING DEVELOPMENTS. The Banks are subject to certain fair lending requirements and reporting obligations involving home mortgage lending operations and Community Reinvestment Act ("CRA") activities. The CRA generally requires the federal banking agencies to evaluate the record of financial institutions in meeting the credit needs of their local community, including low and moderate income neighborhoods. In addition to substantial penalties and corrective measures that may be required for a violation of certain fair lending laws, the federal banking agencies may take compliance with such laws and CRA into account when regulating and supervising other activities.

    In May 1995, the federal banking agencies issued final regulations which change the manner in which they measure a bank's compliance with its CRA obligations. The final regulations adopt a performance-based evaluation system which bases CRA ratings on an institutions' actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. In March 1994, the Federal Interagency Tax Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact.

    HAZARDOUS WASTE CLEAN-UP COSTS. Management is aware of recent legislation and cases relating to hazardous waste clean-up costs and potential liability. Based on a general survey of the loan portfolios of both Monarch and Western, conversations with local authorities and appraisers, and the type of lending currently and historically done by Monarch and Western (Monarch and Western have generally not made the types of loans generally associated with hazardous waste contamination problems), Management is not aware of any potential liability for hazardous waste contamination.

    OTHER REGULATIONS AND POLICIES. Various requirements and restrictions under the laws of the United States and the State of California affect the operations of the Banks. Federal regulations include requirements to maintain non-interest bearing reserves against deposits, limitations on the nature and amount of loans which may be made, and restrictions on payment of dividends. The Superintendent approves the number and locations of the branch offices of a bank. California law exempts banks from the usury laws.

MARKET AREA

    Western's market area is the western side of Los Angeles with one office in the San Fernando Valley. These communities are generally very affluent, and the Company believes that the communities represent a strong base of small to medium sized businesses and law firms which provide services to the entertainment industry. This market area includes new construction lending, retail banking opportunities and commercial banking for small businesses, professionals and some light industry.

    Monarch's main market area, Laguna Niguel, is located in southern Orange County. It is a typical Southern California "bedroom" community with over 50,000 residents. Monarch also provides services to similar neighboring communities including Mission Viejo, Dana Point, San Juan Capistrano, Laguna Beach, San Clemente, Laguna Hills, and Aliso Viejo. There is no one dominant business segment and a majority of the residents work outside of the immediate service areas. This market area includes both retail banking opportunities and commercial banking for small businesses, professionals and some light industry.

    The Company's market areas in the past five years have felt the full impact of the recession that continued in some areas of California through 1996. The impact of the recession has been felt through the progressive loss of jobs as defense contractors cut back and restructure; in declines in construction activity; cutbacks in the aerospace industry and in the closing of more than the normal number of small businesses. Real estate values have substantially declined with some properties dropping by 20% to 30% depending on location and price range and in correlation to increases in unemployment statistics. Most recent economic reports in 1996, however, point to decreases in unemployment and some increases in both sales volume and prices of real estate.

BUSINESS CONCENTRATIONS

    As of December 31, 1996, Monarch had approximately $80 million in assets and $73 million in deposits, and Western had approximately $431 million in assets and $375 million in deposits. No individual or single group of related accounts is considered material in relation to Monarch's, Western's or the Company's totals, or in relation to its overall business.

COMPETITION

    The banking business in California generally, and in Monarch's and Western's primary service areas specifically, is highly competitive with respect to both loans and deposits, and is dominated by a relatively small number of major banks with many offices and operations over a wide geographic area. Among the advantages such major banks have over Monarch and Western are their ability to finance and engage in wide-ranging advertising campaigns and to allocate their investment assets to regions of higher yield and demand. Such banks offer certain services such as trust services and international banking which are not offered directly by Monarch or Western (but which can be offered indirectly by Monarch and Western through correspondent institutions). In addition, by virtue of their greater total capitalization, such banks have substantially higher lending limits than Monarch and Western. (Legal lending limits to an individual customer are based upon a percentage of a bank's total capital accounts.) Other entities, both governmental and in private industry, seeking to raise capital through the issuance and sale of debt or equity securities also provide competition for Monarch and Western in the acquisition of deposits. Banks also compete with money market funds and other money market instruments which are not subject to interest rate ceilings.

    In order to compete with other competitors in their primary service areas, Monarch and Western attempt to use to the fullest extent possible the flexibility which the Company's independent status permits. This includes an emphasis on specialized services, local promotional activity, and personal contacts by their respective officers, directors and employees. In particular, each of the Banks offers highly personalized banking services.

EMPLOYEES

    As of January 31, 1997, Monarch had 48 full time equivalent employees, Western had 109 full time equivalent employees and the Company had 3 full time equivalent employees.

M. B. MORTGAGE COMPANY, INC.

    M.B. Mortgage Company, Inc. was incorporated under California law on November 8, 1983, and is wholly-owned by Monarch Bank. The company is inactive.

STATISTICAL DISCLOSURE

    The following tables and data set forth statistical information relating to the Company and its subsidiaries. This statistical data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations (Item 6) and the Consolidated Financial Statements (Item
7) included elsewhere herein. Data provided includes the accounts and results of Western as of dates, and for periods, subsequent to the September 30, 1996 acquisition only.

    The following summary should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein.

                                                                             DECEMBER 31,
                                                      -----------------------------------------------------------
                                                        1996(1)        1995        1994        1993       1992
                                                      ------------  ----------  ----------  ----------  ---------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
CONDENSED STATEMENT OF OPERATIONS DATA:
  Interest income...................................  $     12,497  $    4,491  $    3,938  $    4,348  $   5,028
  Interest expense..................................         3,952       1,148         947       1,148      1,632
                                                      ------------  ----------  ----------  ----------  ---------
  Net interest income...............................         8,545       3,343       2,991       3,200      3,396
  Provision for loan losses.........................           228         425         995       1,280         67
  Non-interest income (other than gains or losses on
    securities transactions)........................         1,108         933         696         920        999
  Gains (losses) on securities transactions.........           267      --             (47)         40     --
  Non-interest expense other than OREO expense......         8,753       3,602       4,251       4,134      4,037
  OREO expense (income).............................          (151)         62         243          86         82
                                                      ------------  ----------  ----------  ----------  ---------
    Income (loss) before taxes......................         1,090         187      (1,849)     (1,340)       209
  Income tax expense (benefit)......................           352        (496)          2           2         34
                                                      ------------  ----------  ----------  ----------  ---------
    Net income (loss)...............................  $        738  $      683  $   (1,851) $   (1,342) $     175
                                                      ------------  ----------  ----------  ----------  ---------
                                                      ------------  ----------  ----------  ----------  ---------
PER SHARE DATA:
  Net income (loss) per share.......................  $       0.05  $     0.13  $    (2.33) $    (1.71) $    0.25
  Cash dividends declared...........................       --           --          --          --         --
  Book value per share..............................  $       1.57  $     1.34  $     0.88  $     3.68  $    5.27
  Shares used to compute net income (loss) per
    share...........................................    14,974,918   5,071,000     794,300     786,000    712,000
                                                      ------------  ----------  ----------  ----------  ---------
                                                      ------------  ----------  ----------  ----------  ---------
BALANCE SHEET DATA:
  Assets............................................  $    512,361  $   70,101  $   59,974  $   67,119  $  68,499
  Loans.............................................       261,055      32,650      31,040      35,369     46,233
  Securities........................................       164,724      28,665      16,138      18,198      7,284
  Interest-earning assets...........................       429,996      64,451      54,452      62,303     56,102
  Goodwill..........................................        29,342      --          --          --         --
  Deposits..........................................       442,984      58,742      58,643      63,715     63,963
  Notes payable and other borrowings................        11,000         132         173         211        250
  Shareholders' equity..............................        54,128      10,997         702       2,923      3,888
                                                      ------------  ----------  ----------  ----------  ---------
                                                      ------------  ----------  ----------  ----------  ---------
ASSET QUALITY:
  Nonaccrual loans..................................  $      9,315  $      345  $      431  $    2,847  $     737
  OREO..............................................         3,889         150         617       1,293        699
                                                      ------------  ----------  ----------  ----------  ---------
    Total nonaccrual loans and OREO.................  $     13,204  $      495  $    1,048  $    4,140  $   1,436
                                                      ------------  ----------  ----------  ----------  ---------
                                                      ------------  ----------  ----------  ----------  ---------
PERFORMANCE RATIOS:
  Return on average assets..........................         0.40%       1.08%      (2.92%)     (1.96%)     0.28%
  Return on average shareholders' equity............         3.37%       9.91%     (74.55%)    (33.22%)     4.41%
  Net interest spread...............................         4.43%       4.98%       5.02%       4.83%      5.05%
  Net interest margin...............................         5.43%       5.84%       5.34%       5.20%      5.87%
  Average shareholders' equity to average assets....        11.85%      10.92%       3.92%       5.90%      6.24%
ASSET QUALITY RATIOS:
  Nonaccrual loans to gross loans...................         3.57%       1.06%       1.39%       8.05%      1.59%
  Nonaccrual loans and OREO to total assets.........         2.58%       0.71%       1.75%       6.17%      2.10%
  Allowance for loan losses to total loans..........         2.07%       2.62%       3.66%       2.99%      1.24%
  Allowance for loan losses to nonaccrual loans.....           58%        248%        264%         37%        78%
  Net charge-offs to average loans..................         0.99%       2.46%       2.82%       1.96%      0.47%

------------------------
(1) Includes the accounts and operating results of Western since the September 30, 1996 acquisition date.

    INTEREST RATES AND INTEREST RATE DIFFERENTIALS

    The Company's consolidated earnings depend primarily upon the difference between the income the Banks receive from their loan portfolios and investment securities, and their cost of funds, including principally interest paid on savings and time deposits. Interest rates charged on the Banks' loans are influenced principally by the demand for such loans, the supply of money for lending purposes, and competitive factors. These factors are, in turn, affected by general economic conditions and other factors beyond the Banks' control, such as federal economic and tax policies, the general supply of money in the economy, governmental budgetary actions, and the actions of the Board.

    The following table provides information on net interest income for the past three fiscal years, setting forth average balances of interest-earnings assets and interest-bearing liabilities, the income earned and expense recorded thereon and the resulting average yield-cost ratios (dollars in thousands):

                                                            INTEREST RATES AND INTEREST RATE DIFFERENTIALS
                                                                        (DOLLARS IN THOUSANDS)
                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------------------------------------------------------
                                                             1996
                                             ------------------------------------                   1995
                                              AVERAGE                              --------------------------------------
                                              BALANCE     INCOME/      AVERAGE       AVERAGE      INCOME/      AVERAGE
                                                (1)       EXPENSE    YIELD/ COST   BALANCE (1)    EXPENSE    YIELD/ COST
                                             ---------  -----------  ------------  -----------  -----------  ------------
INTEREST-EARNING ASSETS:
  Interest-bearing deposits with banks.....  $      53   $       3         5.66%    $   1,016    $      43         4.23%
  Securities held to maturity..............      8,011         516         6.44%        6,538          429         6.56%
  Securities available for sale............     51,588       3,167         6.14%       14,227          589         4.14%
  Federal funds sold.......................     11,659         604         5.18%        6,676          376         5.63%
  Loans (net)(2)...........................     86,190       8,207         9.52%       28,808        3,054        10.60%
                                             ---------  -----------                -----------  -----------
    INTEREST EARNING ASSETS................    157,501      12,497         7.93%       57,265        4,491         7.84%
                                                        -----------         ---                 -----------       -----
NON INTEREST-EARNING ASSETS:
  Cash and due from banks..................     11,616                                  3,725
  Premises and equipment (net).............      1,894                                    630
  Other real estate owned..................      1,366                                    490
  Goodwill.................................      7,419                                 --
  Other assets.............................      4,910                                    970
                                             ---------                             -----------
    TOTAL ASSETS...........................  $ 184,706                              $  63,080
                                             ---------                             -----------
                                             ---------                             -----------
INTEREST-BEARING LIABILITIES:
  Interest-bearing demand deposits.........  $  71,920   $   2,068         2.88%    $  25,106    $     533         2.12%
  Savings deposits.........................      8,469         194         2.29%        5,312          110         2.07%
  Time deposits............................     29,863       1,499         5.02%        9,655          504         5.22%
  Federal funds purchased..................          5      --            --           --           --            --
  Other borrowings.........................      2,750         191         6.95%            9            1        11.11%
                                             ---------  -----------                -----------  -----------
    INTEREST BEARING LIABILITIES...........  $ 113,007       3,952         3.50%       40,082        1,148         2.86%
                                                        -----------         ---                 -----------       -----
NON INTEREST-BEARING LIABILITIES AND
  EQUITY:
  Non-interest bearing demand..............     47,724                                 15,545
  Non-interest bearing liabilities.........      2,089                                    564
  Shareholders' equity.....................     21,886                                  6,889
                                             ---------                             -----------
    TOTAL LIABILITIES & SHAREHOLDERS'
      EQUITY...............................  $ 184,706                              $  63,080
                                             ---------                             -----------
                                             ---------                             -----------
  Net interest income......................              $   8,545                               $   3,343
                                                        -----------                             -----------
                                                        -----------                             -----------
  Net interest margin on interest-bearing
    assets(3)..............................                                5.43%                                   5.84%
                                                                            ---                                   -----
                                                                            ---                                   -----
  Net interest spread......................                                4.43%                                   4.98%
                                                                            ---                                   -----
                                                                            ---                                   -----


                                                              1994
                                             --------------------------------------
                                               AVERAGE      INCOME/      AVERAGE
                                             BALANCE (1)    EXPENSE    YIELD/ COST
                                             -----------  -----------  ------------
INTEREST-EARNING ASSETS:
  Interest-bearing deposits with banks.....   $   2,712    $     111         4.09%
  Securities held to maturity..............       5,508          258         4.68%
  Securities available for sale............      11,537          536         4.65%
  Federal funds sold.......................       3,817          155         4.06%
  Loans (net)(2)...........................      32,397        2,878         8.88%
                                             -----------  -----------
    INTEREST EARNING ASSETS................      55,971        3,938         7.04%
                                                          -----------         ---
NON INTEREST-EARNING ASSETS:
  Cash and due from banks..................       3,993
  Premises and equipment (net).............         730
  Other real estate owned..................       1,313
  Goodwill.................................      --
  Other assets.............................       1,302
                                             -----------
    TOTAL ASSETS...........................   $  63,309
                                             -----------
                                             -----------
INTEREST-BEARING LIABILITIES:
  Interest-bearing demand deposits.........   $  32,590    $     568         1.74%
  Savings deposits.........................       7,369          153         2.08%
  Time deposits............................       6,872          224         3.26%
  Federal funds purchased..................      --           --            --
  Other borrowings.........................          54            2         3.70%
                                             -----------  -----------
    INTEREST BEARING LIABILITIES...........      46,885          947         2.02%
                                                          -----------         ---
NON INTEREST-BEARING LIABILITIES AND
  EQUITY:
  Non-interest bearing demand..............      13,558
  Non-interest bearing liabilities.........         383
  Shareholders' equity.....................       2,483
                                             -----------
    TOTAL LIABILITIES & SHAREHOLDERS'
      EQUITY...............................   $  63,309
                                             -----------
                                             -----------
  Net interest income......................                $   2,991
                                                          -----------
                                                          -----------
  Net interest margin on interest-bearing
    assets(3)..............................                                  5.34%
                                                                              ---
                                                                              ---
  Net interest spread......................                                  5.02%
                                                                              ---
                                                                              ---

------------------------------
(1) Average balances are primarily computed on daily balances during the period. When such balances are not available, averages are computed on a monthly basis. Average balances include the effect of discounts and premiums on loans, investment securities, deposits and borrowings acquired in acquisitions, as well as deferred loan fees.

(2) Non accrual loans are included in the average balances for the periods; however, interest on such loans has been excluded in computing the average yields for the periods.

(3) The net interest margin on interest-bearing assets for a period is net interest income divided by average interest-earning assets.

    The following table sets forth changes in interest income and interest expense, and the amount of change attributable to variances in volume, rates and the combination of volume and rates. The Company has no tax-exempt assets.

                                                                 INTEREST RATES AND INTEREST RATE DIFFERENTIALS
                                                                             (DOLLARS IN THOUSANDS)
                                                   --------------------------------------------------------------------------
                                                              YEAR ENDED DECEMBER 31,               YEAR ENDED DECEMBER 31,
                                                               1996 COMPARED TO 1995                 1995 COMPARED TO 1994
                                                   ----------------------------------------------  --------------------------
                                                                                                                  CHANGE DUE
                                                                          CHANGE DUE TO                               TO
                                                      TOTAL     ---------------------------------      TOTAL      -----------
                                                    INCREASE                           VOLUME &      INCREASE
                                                   (DECREASE)    VOLUME      RATE        RATE       (DECREASE)      VOLUME
                                                   -----------  ---------  ---------  -----------  -------------  -----------
INTEREST INCOME:
Interest and fees on loans.......................   $   5,153   $   6,083  $    (311)  $    (619)    $     176     $    (319)
Interest bearing deposits with banks.............         (40)        (41)        15         (14)          (68)          (69)
Securities held to maturity......................          87          97         (8)         (2)          171            48
Securities available for sale....................       2,578       1,547        284         747            53           125
Federal funds sold...............................         228         281        (30)        (23)          221           116
                                                   -----------  ---------  ---------  -----------       ------    -----------
      Total interest income......................       8,006       7,967        (47)         86           553           (99)

INTEREST EXPENSE:
Interest bearing demand deposits.................       1,535         994        189         352           (35)         (131)
Savings deposits.................................          84          65         12           7           (43)          (43)
Time deposits....................................         995       1,055        (19)        (41)          280            91
Federal funds purchased..........................      --          --         --          --            --            --
Other borrowings.................................         190         305          0        (115)           (1)           (2)
                                                   -----------  ---------  ---------  -----------       ------    -----------
    Total interest expense.......................       2,804       2,419        182         203           201           (85)
                                                   -----------  ---------  ---------  -----------       ------    -----------
      Net interest income........................   $   5,202   $   5,548  $    (229)  $    (117)    $     352     $     (15)
                                                   -----------  ---------  ---------  -----------       ------    -----------
                                                   -----------  ---------  ---------  -----------       ------    -----------


                                                               VOLUME &
                                                     RATE        RATE
                                                   ---------  -----------
INTEREST INCOME:
Interest and fees on loans.......................  $     556   $     (61)
Interest bearing deposits with banks.............          4          (3)
Securities held to maturity......................        103          20
Securities available for sale....................        (58)        (14)
Federal funds sold...............................         60          45
                                                   ---------       -----
      Total interest income......................        665         (13)
INTEREST EXPENSE:
Interest bearing demand deposits.................        125         (29)
Savings deposits.................................          0      --
Time deposits....................................        135          54
Federal funds purchased..........................     --          --
Other borrowings.................................          4          (3)
                                                   ---------       -----
    Total interest expense.......................        264          22
                                                   ---------       -----
      Net interest income........................  $     401   $     (35)
                                                   ---------       -----
                                                   ---------       -----

SECURITIES

    The fair value of securities available for sale at the dates indicated are summarized in the table below:

                                                                                          DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
US Government Securities.....................................................  $  132,192  $    4,871  $   --
US Agency Securities.........................................................       7,709       5,578         997
Mortgage-backed Securities...................................................       5,554       2,131       5,593
US Government Mutual Fund....................................................       4,468       9,240       5,191
Other securities.............................................................       7,531         184      --
                                                                               ----------  ----------  ----------
                                                                               $  157,454  $   22,004  $   11,781
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    The US Government Mutual Fund represents shares held in the Monarch Fund, a mutual fund wholly comprised of US Government obligations. The Monarch Fund is not a related entity to Monarch Bancorp or any of its subsidiaries.

    The acquisition of Western added $141 million to securities available for sale at December 31, 1996. The increase of $10 million from December 31, 1994 to December 31, 1995 primarily resulted from the proceeds of the two common stock offerings in 1995.

    The following table shows the maturities of debt securities available for sale at December 31, 1996 (Dollars in thousands):

                                                                                            1 YEAR                   5 YEARS
                                            TOTAL              1 YEAR OR LESS            THRU 5 YEARS             THRU 10 YEARS
                                    ---------------------  -----------------------  -----------------------  -----------------------
                                     AMOUNT      YIELD       AMOUNT       YIELD       AMOUNT       YIELD       AMOUNT       YIELD
                                    ---------  ----------  -----------  ----------  -----------  ----------  -----------  ----------
US Government Securities..........  $ 132,190       5.80%   $  44,051        5.60%   $  87,615        5.90%   $  --           --
US Agency Securities..............      7,709       6.52%       1,000        6.78%       5,466        6.39%         573        7.03%
Mortgage-backed Securities........      5,554       6.61%      --           --          --           --             984        6.42%
Other securities..................      6,028       5.74%       6,028        5.74%      --           --          --           --
                                    ---------              -----------              -----------              -----------
    Total.........................  $ 151,481       5.86%   $  51,079        5.64%   $  93,081        5.93%   $   1,557        6.64%
                                    ---------              -----------              -----------              -----------
                                    ---------              -----------              -----------              -----------
    Amortized Cost................  $ 151,453               $  50,977                $  93,184                $   1,570
                                    ---------              -----------              -----------              -----------
                                    ---------              -----------              -----------              -----------


                                         OVER 10 YEARS
                                    -----------------------
                                      AMOUNT       YIELD
                                    -----------  ----------
US Government Securities..........   $     524        5.40%
US Agency Securities..............         670        6.80%
Mortgage-backed Securities........       4,570        6.65%
Other securities..................      --           --
                                    -----------
    Total.........................   $   5,764        6.55%
                                    -----------
                                    -----------
    Amortized Cost................   $   5,722
                                    -----------
                                    -----------

    The carrying amounts of the debt securities held to maturity at the dates indicated are summarized in the table below:

                                                                                                DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                           (DOLLARS IN THOUSANDS)
US Government Securities.............................................................  $   1,147  $     485  $   2,849
US Agency Securities.................................................................      4,202      4,500      1,508
Mortgage-backed Securities...........................................................      1,921      1,676     --
                                                                                       ---------  ---------  ---------
                                                                                       $   7,270  $   6,661  $   4,357
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The following table shows the maturities of debt securities held to maturity at December 31, 1996 (Dollars in thousands):

                                                                                                                 5 YEARS
                                                                                              1 YEAR             THRU 10
                                             TOTAL               1 YEAR OR LESS            THRU 5 YEARS           YEARS
                                    -----------------------  -----------------------  -----------------------  -----------
                                      AMOUNT       YIELD       AMOUNT       YIELD       AMOUNT       YIELD       AMOUNT
                                    -----------  ----------  -----------  ----------  -----------  ----------  -----------
US Government Securities..........   $   1,147        5.78%   $     250        6.98%   $     607        5.54%   $     290
US Agency Securities..............       3,989        6.31%      --           --           3,989        6.31%      --
Mortgage-backed Securities........       1,921        7.02%      --           --             931        6.30%      --
                                    -----------                   -----               -----------                   -----
    Total.........................   $   7,057        6.42%   $     250        6.98%   $   5,527        6.23%   $     290
                                    -----------                   -----               -----------                   -----
                                    -----------                   -----               -----------                   -----
    Fair Value....................   $   7,034                $     250                $   5,519                $     298
                                    -----------                   -----               -----------                   -----
                                    -----------                   -----               -----------                   -----


                                                     OVER 10 YEARS
                                                -----------------------
                                      YIELD       AMOUNT       YIELD
                                    ----------  -----------  ----------
US Government Securities..........       5.26%   $  --           --
US Agency Securities..............      --          --           --
Mortgage-backed Securities........      --             990        7.69%
                                                     -----
    Total.........................       5.26%   $     990        7.69%
                                                     -----
                                                     -----
    Fair Value....................               $     967
                                                     -----
                                                     -----

    At December 31, 1996, the Company did not have investments in securities issued by any one non-federal issuer which exceeded 10% of shareholders' equity.

    As part of its investment portfolios, the Banks may hold derivative securities. Three Collateralized Mortgage Obligations (CMO's) were held in the held to maturity portfolio at Monarch as of December 31, 1996. These FNMA and FHLMC securities have a carrying value of $1.921 million and a current market value of $1.883 million as of December 31, 1996. The weighted average yield of these investments was 7.02% and the weighted average life was 1.69 years as of December 31, 1996. All three CMO's have been tested no less than annually using the FFIEC "High Risk Security Test," and each of the securities have passed the tests. This stress test is used by bank regulators to assess relative CMO's investment risks. A security that passes is not considered to be "high-risk;" a security that fails the test may be subject to additional regulatory scrutiny and under the most severe case, the bank could be asked to sell the security.

    Western holds $3 million in FNMA Multi Step securities with a weighted average yield of 6.38% as of December 31, 1996. The securities do not have a call date or repricing date in the remainder of 1997 and all will mature in October 1998.

LOAN PORTFOLIO

    The following table sets forth the amount of loans outstanding at the end of the following periods, according to type of loan. The Company's lending activities are predominantly in Southern California. The Company has no agricultural or foreign loans.

                                                                                 DECEMBER 31,
                                                            ------------------------------------------------------
                                                               1996       1995       1994       1993       1992
                                                            ----------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Real estate construction..................................  $   24,666  $   2,033  $   4,032  $   5,061  $  12,097
Real estate mortgage......................................     128,026     11,675     12,226     12,138     13,765
Commercial................................................     101,177     16,758     12,089     14,036     15,033
Installment...............................................       7,186      2,184      2,693      4,134      5,338
                                                            ----------  ---------  ---------  ---------  ---------
    GROSS LOANS...........................................     261,055     32,650     31,040     35,369     46,233
Less:
  Deferred loan fees......................................        (939)      (130)       (52)      (118)      (195)
  Allowance for loan losses...............................      (5,393)      (854)    (1,137)    (1,056)      (575)
                                                            ----------  ---------  ---------  ---------  ---------
      NET LOANS...........................................  $  254,723  $  31,666  $  29,851  $  34,195  $  45,463
                                                            ----------  ---------  ---------  ---------  ---------
                                                            ----------  ---------  ---------  ---------  ---------

    The acquisition of Western added $216 million to gross loans, $785 thousand to deferred loan fees and $4.3 million to the allowance for loan losses at December 31, 1996.

    With certain exceptions, a bank is permitted under California law to make loans to a single borrower in aggregate amounts up to 25 percent of the sum of shareholders' equity (excluding goodwill and effect of adjustments for FAS 115), allowance for loan losses, capital reserves, if any, and debentures, if any, for "secured loans" (as defined for regulatory purposes), and up to 15 percent of such sum for the aggregate of "unsecured loans" (as defined for regulatory purposes). As of December 31, 1996 these lending limits for the Company were approximately $7.5 million for secured loans, and approximately $4.5 million for unsecured loans. The Company sells participations in loans where necessary to stay within lending limits or to otherwise limit the Company's exposure in particular credits. Where deemed appropriate to better utilize available funds, the Company may purchase participations in loans.

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

    The loan maturities shown in the table below are based on contractual maturities. As is customary in the banking industry, loans that meet sound underwriting criteria can be renewed by mutual agreement between the Company and the borrower. Because the Company is unable to estimate the extent to which its borrowers will renew their loans, the table below is based on contractual maturities at December 31, 1996:

                                                                                 ONE YEAR
                                                                      ONE YEAR   THROUGH 5    OVER
                                                                      OR LESS      YEARS     5 YEARS     TOTAL
                                                                     ----------  ---------  ---------  ----------
                                                                                (DOLLARS IN THOUSANDS)
Real estate construction...........................................  $   22,832  $     559  $   1,275  $   24,666
Real estate mortgage...............................................      37,702     56,373     33,951     128,026
Commercial.........................................................      45,507     31,426     24,244     101,177
Installment........................................................       3,790      2,898        498       7,186
                                                                     ----------  ---------  ---------  ----------
                                                                     $  109,831  $  91,256  $  59,968  $  261,055
                                                                     ----------  ---------  ---------  ----------
                                                                     ----------  ---------  ---------  ----------
Loans maturing after one year with:
  Fixed interest rates.............................................              $  26,253  $  21,319
  Variable interest rates..........................................                 65,003     38,649
                                                                                 ---------  ---------
                                                                                 $  91,256  $  59,968
                                                                                 ---------  ---------
                                                                                 ---------  ---------

NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

    The following table shows the Company's nonaccrual, past due and restructured loans.

                                                                                  YEARS ENDED DECEMBER 31,
                                                                   -------------------------------------------------------
                                                                     1996       1995       1994       1993      1992 (1)
                                                                   ---------  ---------  ---------  ---------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
Nonaccrual loans:
  Real Estate Construction.......................................  $     164  $     172  $  --      $   1,650
  Real Estate Mortgage...........................................      8,323        160        162        991
  Commercial.....................................................        755         12        223        206
  Installment....................................................         73          1         46     --
                                                                   ---------  ---------  ---------  ---------  -----------
      Total......................................................  $   9,315  $     345  $     431  $   2,847   $     737
                                                                   ---------  ---------  ---------  ---------  -----------
                                                                   ---------  ---------  ---------  ---------  -----------
Total nonaccrual loans as a percentage of total loans............      3.57%      1.06%      1.39%      8.05%       1.59%
Allowance for loan losses to nonaccrual loans....................        58%       248%       264%        37%         78%
Loans past due 90 days or more on accrual status:
  Real Estate Mortgage...........................................  $  --      $  --      $     199  $     124
  Commercial.....................................................     --         --            163        375
  Installment....................................................     --         --         --              6
                                                                   ---------  ---------  ---------  ---------  -----------
      Total......................................................  $  --      $  --      $     362  $     505   $     132
RESTRUCTURED LOANS (2):
  On accrual status..............................................  $  --      $  --      $  --      $  --       $  --
  On nonaccrual status...........................................      3,870        168     --         --          --
                                                                   ---------  ---------  ---------  ---------  -----------
      Total......................................................  $   3,870  $     168  $  --      $  --       $  --
                                                                   ---------  ---------  ---------  ---------  -----------
                                                                   ---------  ---------  ---------  ---------  -----------

------------------------

(1) Detailed information is not available

(2) Included in nonaccrual loans above

    The large increase in nonaccrual loans occurred at Western due to three large real estate mortgage loans totaling $7.6 million that were added to the nonaccrual list in the fourth quarter of 1996. These three loans were all internally classified by Management prior to being put on nonaccrual. All three of the loans are secured by first trust deeds on real estate properties. Although Western's percentage of the allowance for loan losses to nonaccrual loans decreased from 135 percent at December 31, 1995 to 47 percent at December 31, 1996, Western's percentage of the allowance for loan losses to internally classified loans at December 31, 1996 was comparable to December 31, 1995. Monarch's nonaccrual loans decreased by $178 thousand from December 31, 1995 to December 31, 1996. The table below summarizes the changes in nonaccrual loans for the years ended December 31, 1996 and 1995.

                          CHANGES IN NONACCRUAL LOANS

                                                                                                  YEARS ENDED DECEMBER
                                                                                                          31,
                                                                                                  --------------------
                                                                                                    1996       1995
                                                                                                  ---------  ---------
                                                                                                      (DOLLARS IN
                                                                                                       THOUSANDS)
NONACCRUAL LOANS
  Balance, beginning of the year................................................................  $     345  $     431
  Acquisition of Western........................................................................      2,487
  Loans placed on nonaccrual....................................................................      8,476        919
  Charge-offs...................................................................................       (456)      (625)
  Loans returned to accrual status..............................................................       (363)       (25)
  Repayments (including interest applied to principal)..........................................       (349)       (83)
  Transfers to OREO.............................................................................       (825)      (272)
                                                                                                  ---------  ---------
    Balance, end of year........................................................................  $   9,315  $     345
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------


                                                                                                  YEARS ENDED DECEMBER
                                                                                                          31,
                                                                                                  --------------------
                                                                                                    1996       1995
                                                                                                  ---------  ---------
                                                                                                      (DOLLARS IN
                                                                                                       THOUSANDS)
INTEREST ON NONACCRUAL LOANS
    Interest that would have been collected on nonaccrual loans.................................  $     279  $      17
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
    Interest collected on nonaccrual loans......................................................  $       1  $      24
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

    There are no commitments to lend additional funds to borrowers listed as nonaccrual or past due 90 days or more.

    The Company's policy concerning non-performing loans is to cease accruing interest, and to charge off all accrued and unpaid interest on loans which are past due as to principal and/or interest for at least 90 days, or at such earlier time as management determines timely collection of the interest to be in doubt; except that in certain circumstances accrued interest is not charged off on adequately secured loans which are deemed by management to be fully collectible. Additionally, loans which are 90 days or more past due may continue accruing interest if they are both well secured and in the process of being collected.

    The Company has not been active in areas that involve hazardous waste, and based on portfolio reviews by the Company and during credit reviews during regulatory examinations, no loans have been identified that would appear to be of concern because of hazardous material.

POTENTIAL PROBLEM LOANS

    Except as noted above, as of March 15, 1997 management is not aware of any borrowers who are experiencing severe financial difficulties, or in the normal course of business, represent any identified loss potential. The Banks monitor all loans and complete a monthly internal watch list, which is inclusive of both loans past due and/or borrowers that have been identified as having special difficulties.

LOAN CONCENTRATIONS

    The Banks' loan portfolios are diverse, and there are no specific concentrations to any one borrower or group of borrowers that are engaged in similar activities which would cause them to be similarly impacted by economic or other considerations.

SUMMARY OF LOAN LOSS EXPERIENCE AND ALLOWANCE FOR LOAN LOSSES

    The following table summarizes loan balances, loans charged off, the provision for loan losses charged to expense, the allowance, and loan recoveries.

                                                                           YEARS ENDED DECEMBER 31,
                                                            ------------------------------------------------------
                                                               1996       1995       1994       1993       1992
                                                            ----------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Allowance for loan losses:
Balance at the beginning of the year......................  $      854  $   1,137  $   1,056  $     575  $     715
                                                            ----------  ---------  ---------  ---------  ---------
  Loans charged off:
    Real estate mortgage..................................         427        278        796         60         90
    Real estate construction..............................      --         --         --             75         70
    Commercial............................................         396        401        167        599         46
    Installment...........................................          45         38         29         81         33
                                                            ----------  ---------  ---------  ---------  ---------
        Total loans charged off...........................         868        717        992        815        239
                                                            ----------  ---------  ---------  ---------  ---------
Recoveries on loans charged off:
  Real estate mortgage....................................      --              5         40          8     --
  Commercial..............................................          18          3         33          5         14
  Installment.............................................      --              1          5          3         18
                                                            ----------  ---------  ---------  ---------  ---------
    Total recoveries on loans charged off.................          18          9         78         16         32
                                                            ----------  ---------  ---------  ---------  ---------
    Net loans charged off.................................         850        708        914        799        207
Provision charged to operating expense....................         228        425        995      1,280         67
Addition to allowance due to:
    Acquisition of Western................................       5,041     --         --         --         --
    Loan portfolio purchases..............................         120     --         --         --         --
                                                            ----------  ---------  ---------  ---------  ---------
Balance at the end of the year............................  $    5,393  $     854  $   1,137  $   1,056  $     575
                                                            ----------  ---------  ---------  ---------  ---------
                                                            ----------  ---------  ---------  ---------  ---------
Loans:
  Average loans outstanding during year...................  $   86,190  $  28,808  $  32,397  $  40,774  $  44,452
  Total loans at end of year..............................  $  261,055  $  32,650  $  31,040  $  35,370  $  46,233
Ratios:
  Net loans charged off to average loans..................       0.99%      2.46%      2.82%      1.96%      0.47%
  Allowance as a percent of end of year loans.............       2.07%      2.62%      3.66%      2.99%      1.24%

    The Banks' local markets were very severely affected by the recession in 1993 and 1994 and, in several instances borrowers who had never reported financial difficulties or were past due declared bankruptcy.

    Although the allowance as a percent of end of year loans has declined since 1994, loans charged off to average loans has also decreased significantly. Loans charged off in 1996 primarily were Western charge-offs in the fourth quarter of 1996. These charge-offs represent Western loans that had specific valuation allowance allocated at September 30, 1996 but were charged off by management of the Company subsequent to the acquisition of Western.

    From 1994 to 1995 for Monarch and from 1996 for Western, the level of classified loans as a result of Regulatory examinations dropped significantly. There was no Regulatory examination at Monarch in 1996.

    The following table reflects management's allocation of the allowance for loan losses by loan category and the ratio of loans in each category to total loans at December 31 for each of the last five years:

                                                                                ALLOWANCE AS OF DECEMBER 31,
                                                                    -----------------------------------------------------
                                                                      1996       1995       1994       1993       1992
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                                   (DOLLARS IN THOUSANDS)
Real estate construction..........................................  $     371  $      25  $      50  $      63  $     151
Real estate mortgage..............................................      2,708        145        257        678        102
Commercial........................................................      1,694        587        635        175        225
Installment.......................................................         82         27         34         52         66
Not Allocated.....................................................        538         70        161         88         31
                                                                    ---------  ---------  ---------  ---------  ---------
      Total allowance for loan losses.............................  $   5,393  $     854  $   1,137  $   1,056  $     575
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------


                                                                               PERCENT OF LOANS TO TOTAL LOANS
                                                                    -----------------------------------------------------
                                                                      1996       1995       1994       1993       1992
                                                                    ---------  ---------  ---------  ---------  ---------
Real estate construction..........................................         9%         6%        13%        14%        25%
Real estate mortgage..............................................        49%        36%        39%        34%        30%
Commercial........................................................        39%        51%        39%        40%        33%
Installment.......................................................         3%         7%         9%        12%        12%
                                                                    ---------  ---------  ---------  ---------  ---------
      Total Loans.................................................       100%       100%       100%       100%       100%
                                                                    ---------  ---------  ---------  ---------  ---------
                                                                    ---------  ---------  ---------  ---------  ---------

    The allowance allocated to the loan categories shown above is based on previous loan loss experience, the level of nonaccrual loans, management's review of classified loans and evaluation of the current loan portfolio, and anticipated economic conditions. While the allowance is allocated to specific loans and to portfolio segments, the allowance is general in nature and is available for the portfolio in its entirety.

    At December 31, 1996, the Company had identified impaired loans with a recorded investment of $9,574 thousand. An allowance of $541 thousand, representing the difference between the value of collateral supporting the loans and their outstanding balance is included in the allowance for loan losses. The Company's policy is to record cash receipts received on nonaccrual loans first as reductions to principal and then to interest income. For further information see note 5 of notes to consolidated financial statements.

    Monarch has established a monitoring system for its loans in order to identify impaired loans and potential problem loans and to permit periodic evaluation of impairment and the adequacy of the allowance for loan losses in a timely manner. The monitoring system and allowance methodology have evolved over a period of years and, while management has disagreed on occasion with certain regulatory examination classifications, such classifications have been incorporated into the determination of the allowance for loan losses. Although the same basic monitoring system and allowance methodology have been in place since the beginning of 1994, it was reviewed and enhanced in late 1994 and early 1995 to be responsive to the regulatory orders issued in December 1994 and other regulatory suggestions from time to time. This monitoring system and allowance methodology include a loan-by-loan analysis for all classified loans as well as loss factors for the balance of the portfolio that are based on migration analysis relative to the unclassified portfolio. This analysis includes such factors as historical loss experience, current portfolio delinquency and trends, recent regulatory information, and other inherent risk factors such as economic conditions, and risk levels of classified loans and particular loan categories.

    Western also has established a monitoring system for its loans in order to identify impaired loans, and potential problem loans and to permit periodic evaluation of impairment and the adequacy of the allowance for loan losses. The system, established in early 1996, includes a loan-by-loan analysis for all classified loans as well as loss factors for the balance of the unclassified portfolio. Western also takes into consideration all of the factors described for Monarch.

    Based on the foregoing discussion and all of the factors analyzed by management in determining the adequacy of the allowance for loan losses, management believes that the allowance is adequate at December 31, 1996.

    Beginning in 1997, both Monarch and Western will engage an independent credit review function by an outside party.

OTHER REAL ESTATE OWNED

    Other real estate owned ("OREO") represent properties acquired by foreclosure or by a deed in lieu of foreclosure, and is recorded at the lower of the unpaid balance of the loan or the fair value of the property at the date of acquisition. Any valuation reductions required at the date of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, other real estate owned is carried at the lower of recorded cost or net realizable value. Subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are recognized in current operations.

    The Company's OREO totaled $3.9 million at December 31, 1996 ($3.7 million from the acquisition of Western), compared with $0.2 million at December 31, 1995 and $0.6 million at December 31 ,1994. The 1995 and 1994 amounts are those of Monarch which was prior to the acquisition of Western.

BORROWED FUNDS

    On September 30, 1996, the Company borrowed $26.5 million from the Northern Trust Company of Chicago under a three year revolving loan agreement. Concurrently, the Company reduced the loan by $15.5 million as a result of a dividend in the same amount from Western. The balance at December 31, 1996 was $11 million. The highest amount outstanding during 1996 was $26.5 million; the average balance outstanding during the year was $2.75 million and the average rate paid was 6.95 percent for the year. The interest rate at year end was 6.75 percent. The revolving loan agreement expires on September 30, 1999 and there were no amounts borrowed against this loan agreement in 1995 or 1994.

    During 1996 and 1995 there were amounts outstanding from a loan that the Company obtained in 1992 to fund the Company's ESOP. The balance outstanding at December 31, 1996 and December, 31 1995 was $99,000 and $132,000 respectively. The maximum balance outstanding was $132,000 and $173,000 in 1996 and 1995, respectively. The average balance outstanding was $111,000 and $152,000 in each year. The average annual rate was 8 percent for each year. The loan was reclassified as other liabilities at the end of 1996 and was repaid in January 1997.

LIQUIDITY AND INTEREST RATE RISK

    On a stand-alone basis, the Company's sources of liquidity include dividends from the Banks and outside borrowings. The amount of dividends that the Banks can pay to the Company is restricted by regulatory guidelines. For further information on dividend restrictions, see "Business--Supervision and Regulation."

    Major sources of liquidity for the Company and the Banks include deposits, maturities and sales of securities, and loan repayments. Deposits are a volatile source of funds because of changing conditions in the interest rate markets and competition. The ability to sell securities without significant loss is subject to changing market conditions. Loan repayments are dependent on the financial wherewithal of the Company's borrowers. For further information on deposits, securities, and loans, see "Statistical Disclosure-- Securities," "--Loan Portfolio," "--Maturities and Sensitivities of Loans to Changes in Interest Rates," "--Deposits and Liability Management," and notes to consolidated financial statements.

    During 1996, the Company consistently maintained high cash liquidity consisting of cash and cash equivalents, securities available for sale, and Federal Funds Sold divided by total deposits ("Cash Liquidity"). At December 31, 1996, Cash Liquidity was 44.9 percent versus 50.5 percent at December 31, 1995. This high liquidity was a product of low demand for loans and very high underwriting standards established during the latter part of a major recession. The Company was also hesitant to commit liquid funds to mid- to long-term investments during a period when the yield curve was reasonably flat, and in anticipation of increased funding needs as the loan portfolio grows. Management believes that current levels and sources of liquidity are sufficient to meet the Company's and the Banks' commitments. For further information on commitments, see notes 11 and 14 of notes to consolidated financial statements.

    On August 2, 1995, the banking agencies published a proposed policy statement concerning a supervisory framework for measuring and assessing banks' interest rate risk exposure. The proposal required nonexempt banks to report data in several new schedules that were to be added to the FDIC Call Report effective March 31, 1996. However, the agencies decided that any new FDIC Call Report interest rate risk schedules would not be implemented as of the March 31, 1996 report date. The plans for the implementation of guidelines for interest rate risk are expected to include requirements to increase capital levels if a bank appears to be exposed to higher than average interest rate risk. The Company believes that its current position will qualify for "exempt" status and has consistently limited the levels of longer-term interest rate risk through the use of floating rates and/or shorter-term loans and investments.

    The following table for the Company breaks down rate sensitive earning assets ("RSA") and rate sensitive liabilities ("RSL") at December 31, 1996 based on the earliest possible repricing dates for variable rate instruments, or for fixed rate assets and liabilities, on scheduled maturities. The table uses data from FDIC Call Reports and is similar to the reporting assumptions used during bank examinations. In the past few years, various models and rate sensitive studies have focused on the interest rate risk characteristics of interest-bearing transactional accounts. Based on historical reviews and documentation, it appears that these accounts do not have the same degree of short-term interest rate sensitivity associated with loans that are tied to any immediate change in prime rate or to short-term investments such as Federal Funds Sold. The following table makes certain assumptions as to the interest rate sensitivity of savings accounts that have had limited rate fluctuation during the past three years, as to money market accounts which are based on a tiered rate structure depending on the account deposit level, and as to NOW accounts that have had very little price fluctuation in the past three years:

                                                1 DAY     2-90 DAYS   91-365 DAYS  1-5 YEARS    5+ YEARS     TOTAL
                                              ---------  -----------  -----------  ----------  ----------  ----------
                                                                      (DOLLARS IN THOUSANDS)
Federal Funds Sold..........................  $   4,217   $  --        $  --       $   --      $   --      $    4,217
Securities:
  Fixed rate................................      1,000      17,272       40,296       93,103       2,046     153,717
  Floating rate.............................      8,212       1,896          637       --             262      11,007
Loans:
  Fixed rate................................      1,487       8,572        9,030       26,051      22,324      67,464
  Floating rate.............................     21,855      28,081       46,498       60,233      27,609     184,276
  Nonaccrual................................      4,463       3,644          658          177         373       9,315
                                              ---------  -----------  -----------  ----------  ----------  ----------
      Total RSA.............................     41,234      59,465       97,119      179,564      52,614     429,996
Demand deposits.............................     --          16,595       73,818       60,281      --         150,694
Savings.....................................     --          --            9,728        9,729      --          19,457
Interest-bearing demand deposits............     --          --           76,590       76,588      --         153,178
NOW accounts................................     --          --           24,578       24,579      --          49,157
Time Certificates of Deposit over
 $100,000...................................      1,518      23,704       11,557        2,443         112      39,334
Time Certificates of Deposit less than
 $100,000...................................        408      16,124       10,326        4,240          66      31,164
Notes payable...............................     11,000      --           --           --          --          11,000
                                              ---------  -----------  -----------  ----------  ----------  ----------
      Total RSL.............................     12,926      56,423      206,597      177,860         178     453,984
                                              ---------  -----------  -----------  ----------  ----------  ----------
Net RSA-RSL.................................  $  28,308   $   3,042    $(109,478)  $    1,704  $   52,436  $  (23,988)
                                              ---------  -----------  -----------  ----------  ----------  ----------
                                              ---------  -----------  -----------  ----------  ----------  ----------
Cumulative RSA-RSL..........................              $  31,350    $ (78,128)  $  (76,424) $  (23,988)
                                                         -----------  -----------  ----------  ----------
                                                         -----------  -----------  ----------  ----------
Cumulative as a % of Total Assets...........       5.5%        6.1%       (15.2%)      (14.9%)      (4.7%)      (4.7%)
                                              ---------  -----------  -----------  ----------  ----------  ----------
                                              ---------  -----------  -----------  ----------  ----------  ----------

    In a rising interest rate environment, when rate sensitive assets exceed rate sensitive liabilities, assets reprice to higher interest rates faster than liabilities reprice, resulting in a net interest margin that tends to rise. When rate sensitive liabilities exceed rate sensitive assets, net interest margin will tend to fall. The opposite occurs in a decreasing interest rate environment. As a rule, the Company works to keep the cumulative difference between RSA and RSL as balanced as possible over a one year cycle. In 1995, banks as a group needed to progressively increase deposit rates which had been held low in 1994 due to the lack of competition for deposits at a time when banks were still operating with low or lower than normal loan demand. Starting in mid-1995 and continuing into 1996, banks as a group have become much more aggressive in pricing time deposits, but have yet to make a major jump in interest-bearing transactional accounts. These pricing decisions appear to be consistent with recent patterns whereby transactional and savings accounts do not mirror the repricing patterns on the asset side.

DEPOSITS AND LIABILITY MANAGEMENT

    The Company provides a range of deposit types to meet the needs of the local communities. Time deposits, which are normally sensitive to competitive rate changes, are generally used to expand or contract the overall liability position needed to meet the various management ratios established for liquidity, capital, loans to deposits, and other funding measurements. As a policy, the Company does not accept or solicit brokered deposits.

    The following table shows the average amount of interest bearing and non-interest bearing deposits and rates as of December 31, 1996, 1995 and 1994:

                                                          1996 AVERAGE             1995 AVERAGE            1994 AVERAGE
                                                     -----------------------  ----------------------  ----------------------
                                                      BALANCE       RATE       BALANCE      RATE       BALANCE      RATE
                                                     ----------  -----------  ---------  -----------  ---------  -----------
                                                                             (DOLLARS IN THOUSANDS)
Non-interest bearing deposits......................  $   47,724       0.00%   $  15,545       0.00%   $  13,558       0.00%
Interest bearing demand deposits...................      71,920       2.88%      25,106       2.12%      32,590       1.74%
Savings deposits...................................       8,469       2.29%       5,312       2.07%       7,369       2.08%
Time deposits......................................      29,863       5.02%       9,655       5.22%       6,872       3.26%
                                                     ----------               ---------               ---------
  Total(1).........................................  $  157,976       2.38%   $  55,618       2.06%   $  60,389       1.56%
                                                     ----------        ---    ---------        ---    ---------        ---
                                                     ----------        ---    ---------        ---    ---------        ---

------------------------

(1) Includes non-interest bearing deposits for both amount and rates. Rates represent weighted averages.

    The following table shows the maturity schedule of time certificates of deposit of $100,000 or more as of December 31, 1996. All dollar amounts are in thousands:

3 months or less...................................................  $  25,222
Over 3 months through 6 months.....................................      7,931
Over 6 months through 12 months....................................      3,626
Over 1 year........................................................      2,555
                                                                     ---------
  Total............................................................  $  39,334
                                                                     ---------
                                                                     ---------

RETURN ON EQUITY AND ASSETS

    The following table presents the key ratios for the Company based on average assets, average equity, and net income for the years 1996 and 1995:

                                                                              1996         1995
                                                                           -----------  -----------
Return on average assets.................................................       0.40%        1.08%
Return on average equity.................................................       3.37%        9.91%
Equity to assets.........................................................      11.85%       10.92%


Tangible ratios:(1)                                                           1996
                                                                           -----------
Return on average tangible assets........................................       0.70%
Return on average equity.................................................       5.65%
Tangible equity to tangible assets.......................................       5.13%

------------------------

(1) Goodwill amortization is added back to net income.

ITEM 2. PROPERTIES

    Monarch's main office is located in a shopping/business center at 30000 Town Center Drive, Laguna Niguel, California. The leased building is free standing, and has approximately 8,500 square feet of space. The land and building were leased on August 1, 1981 for a twenty (20) year term with three 10-year options. After the first five (5) years of the lease, the lease was subject to annual cost of living increases; the annual rent, as of December 1996, was approximately $10,300 per month triple net. The facility is equipped with a vault and safe-deposit boxes, eight (8) teller stations, two (2) automatic teller machines, four (4) drive-up teller stations, a night depository, and includes parking adjacent to the Bank.

    The Laguna Beach facility is 4,960 square feet and it is located at 401 Glenneyre Street, Laguna Beach, California. The facility includes both a branch and the administrative and operations functions for Monarch. It has a five year lease which expires on March of 2001. There are two five year renewal options.

    Western has five locations:

    - The main office of Western is located at 1251 Westwood Boulevard in Los Angeles. The land was originally leased in September 1973 for a thirty year term. The lease will expire in August of 2003. Total square footage of the land is 11,975 square feet.

    - Western's Century City Branch leases two suites at 1888 Century Park East in Los Angeles. This ten year lease is for a total of 5,044 square feet and terminates in April, 2005.

    - The Beverly Hills Branch is located at 9444 Wilshire Boulevard. The original lease term was for ten years and expires in December 2002. Total square feet leased is 7,735. Notice has been given to terminate this lease by the end of 1997. There is no penalty to this termination.

    - The Encino branch is located at 15910 Ventura Boulevard. The lease was originally for ten years and expires in October 2003. The total square feet leased is 7,547.

    - The Santa Monica branch of Western is owned and is located at 1401 Wilshire Boulevard in Santa Monica. The land is 21,250 square feet and the building is 13,727 square feet. Book value of the land and building is $2.294 million at December 31, 1996.

    - Management believes that existing properties and facilities are adequate for the conduct of the Company's and the Banks' business.

ITEM 3. LEGAL PROCEEDINGS

    In the ordinary course of business, the Company is subject to claims, counter actions, and other litigation. No single action or similar group of claims exceeds 10 percent of liquid assets (Cash and Federal Funds Sold).

    Based on facts known to the Company, the Board of Directors and management do not believe that to the best of their knowledge the Company has any material known legal liability or potential liability. However, no assurance can be given that future litigation involving the Company will not result or that liability may not be incurred.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted for a vote of security holders during the fourth quarter of 1996.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

    Trading in the Company's Common Stock, occurring solely "over the counter," heretofore has not been extensive. The Company is aware of one securities dealer who has consistently handled transactions in its common stock, Brookstreet Securities Corporation, 2361 Campus Drive, Irvine, California which continues to be the only active broker who has made a market in the Company's stock. Various other firms have handled single transactions but have not actively been available to assist in trade activities.

    The number of holders as of April 21, 1997 is approximately 750.

    The following table summarizes those trades of Company Common Stock of which management is aware, setting forth the approximate high and low sales prices for each quarterly period since December 1994:

                                                                                   APPROXIMATE SALES
                                                                                         PRICES
                                 QUARTER ENDED                                    --------------------
                               (LAST TRADING DAY)                                   HIGH        LOW
--------------------------------------------------------------------------------  ---------  ---------
March 31, 1995..................................................................       1.50       1.20
June 30, 1995...................................................................          *          *
September 30, 1995..............................................................       1.35       1.20
December 31, 1995...............................................................       1.35       1.20
March 31, 1996..................................................................       1.30       1.05
June 30, 1996...................................................................       2.00       1.00
September 30, 1996..............................................................       1.75       1.00
December 31, 1996...............................................................       3.50       1.63

------------------------

*   None reported

    Prices represent quotations by dealers making a market in the Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Trading is limited and may not be a reliable indicator of market value. The Company completed a private placement of common stock on March 30, 1995 and a shareholders' rights offering in September 1995 and during 1995 issued a total of 7,434,000 new shares at $1.35 per share. The private placement completed in September 1996 was at $1.65 per share.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The Company is the holding company for Monarch formed in 1983 and Western which was acquired by the Company on September 30, 1996. The acquisition of Western was treated as a purchase for accounting purposes and thus all financial information presented only includes Western for the three months ended December 31, 1996 or as of December 31, 1996. The following paragraphs discuss various material events or activities that occurred in 1996 and 1995:

    CAPITAL ACTIVITIES

    On March 31, 1995, the Company completed a private placement offering for approximately $6,139,000 and issued 4,547,111 new shares of common stock. Proceeds from the Offering were used to pay approximately $470,000 in Offering expenses; $3,550,000 to increase the Company's investment in Monarch; and $53,500 to retire Company debt; and approximately $2,065,000 in cash was retained by the Company for future operating needs or investments. The capital increase for Monarch was sufficient to comply fully with the terms of its regulatory Orders to increase its leverage capital ratio to 7.0% or more. The Company made a further $250,000 capital contribution to Monarch in June 1995, and Monarch has consistently met and exceeded all capital requirements since March 30, 1995, including the target ratios established in the Orders which are higher than the normal statutory ratios required to be classified as "well capitalized."

    In addition to the completion of the private placement offering in the first quarter of 1995, the Company also completed in the third quarter of 1995 a rights and public offering for the sale of up to 3,177,296 shares of Company Common Stock pursuant to the terms of a Prospectus dated July 14, 1995. In connection with such offering, a total of 2,886,898 shares of Company Common Stock were sold. The Company increased its capital by an additional $3,464,000 in net proceeds from the rights and public offering.

    The increased capital allowed the Company and Monarch to meet regulatory commitments to increase capital, provided an additional source of funds that could be used to fund earning assets, and to allow for possible future growth opportunities.

    On September 30, 1996, the Company acquired all of the issued and outstanding shares of Western. The Company funded the purchase price with the issuance of approximately $42.2 million of common stock, net of approximately $1 million in issuance costs, in the 1996 Private Placement, and from the proceeds of a three year loan of $26.5 million from The Northern Trust Company (the "Lender"). A $15.5 million dividend was declared by Western concurrently with the completion of the acquisition and paid to the Company, which was used to reduce the $26.5 million note to $11 million. For further information on the Western acquisition, see note 2 of notes to consolidated financial statements.

    LIQUIDITY

    During 1996, the Banks consistently maintained very high cash liquidity (Cash and cash equivalents and securities available for sale divided by total deposits) of approximately 45% or greater. This high liquidity was a product of low demand for loans and very high underwriting standards established during the latter part of a major recession. The Bank was also hesitant to commit liquid funds to mid- to long-term investments during a period when the yield curve was reasonably flat, and in anticipation of increased funding needs as the loan portfolio grows.

    EARNINGS IMPROVEMENT PROGRAM

    In addition to income generated from the capital funds, in 1995 the Company, as a natural extension of its activities to raise capital and improve earnings, engaged the services of a consultant to provide assistance in reviewing all aspects of Monarch's operations. The goal of this review was to identify strengths and weaknesses of Monarch's operations and to implement an earnings improvement program to increase profitability. As part of the acquisition of Western, additional work was begun to also improve the earnings at Western. A majority of the recommendations from this review were implemented during the third quarter of 1995 at Monarch and during the fourth quarter of 1996 at Western. Measurable results were seen in October 1995 for Monarch and beginning in October 1996 for Western.

    It is Management's belief and expectation that a majority of the earnings improvement program has been implemented at Monarch and that a majority of the planned expense savings or increases in income at Western will be realized by the middle of 1997. Major areas of expense reduction came from reductions in staff and employee benefit costs, improved utilization of account analysis earnings credits, decreases in insurance costs (based on new capital and improved earnings and not reduced coverage), and reductions in other operating expense areas. Increases in fee income are expected to come from account analysis on business accounts and a general increase in the Banks' schedule of charges.

    Upon consumation of the acquisition of California Commercial Bankshares, which is expected to take place in the second quarter of 1997, there will be additional opportunities for centralization and cost reductions. Plans are already in place pursuant to which the Company believes it can begin realizing these benefits soon after the transaction closes.

INVESTMENT PORTFOLIO

    Debt and equity securities have been classified in accordance with management's intent. The carrying amounts of securities and their approximate fair values at December 31, 1996 and 1995 were as follows:

                                                                                   GROSS         GROSS
                                                                   AMORTIZED    UNREALIZED    UNREALIZED   ESTIMATED
                                                                      COST         GAINS        LOSSES     FAIR VALUE
                                                                   ----------  -------------  -----------  ----------
                                                                                 (DOLLARS IN THOUSANDS)
DECEMBER 31, 1996
Securities Held to Maturity......................................  $    7,270    $      15     $     (40)  $    7,245
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------
Securities Available for Sale....................................  $  157,265    $     293     $    (104)  $  157,454
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------
DECEMBER 31, 1995
Securities Held to Maturity......................................  $    6,661    $      46     $     (14)  $    6,693
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------
Securities Available for Sale....................................  $   21,864    $     150     $     (10)  $   22,004
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------

    The increase from 1995 to 1996 of approximately $135 million in securities available for sale is due to the acquisition of Western which had $141 million of such securities at December 31, 1996. This increase was offset by a $6 million reduction in such securities at Monarch from December 31, 1995 to December 31, 1996. The reduction was primarily caused by an increase in loan demand as the loan to deposit ratio increased from 54% at December 31, 1995 to 60% at December 31, 1996.

    As part of its investment portfolios, the Banks may hold derivative securities. Three Collateralized Mortgage Obligations (CMO's) were in the held to maturity portfolio at Monarch as of December 31, 1996. These FNMA and FHLMC securities are carried at book value of $1.921 million and had a current market value of $1.883 million as of December 31, 1996. The weighted average yield of these investments was 7.02% and the weighted average life was 1.69 years as of December 31, 1996. All three CMO's have been tested no less than annually using the FFIEC "High Risk Security Test," and each of the securities have passed the tests. This stress test is used by bank regulators to assess relative CMO's investment risks. A security that passes is not considered to be "high-risk;" a security that fails the test may be subject to additional regulatory scrutiny and under the most severe case, the bank could be asked to sell the security.

    Western holds $3 million in FNMA Multi Step securities with a weighted average yield of 6.38% as of December 31, 1996. The securities do not have a call date or repricing date in the remainder of 1997 and all will mature in October 1998.

    The Banks do not have securities Trading Accounts and do not intend to trade securities.

    The Banks' Investment Committees make every effort to keep informed about both the perceived and real risks of derivative securities, and has set general limits on the types of derivatives the Banks can purchase at the most basic levels which include step-up notes and CMO's.

    Neither the Company nor the Banks are involved in any off balance sheet hedging-type activities.

LOANS

    The following table sets forth the amount of loans outstanding at December 31, 1996 and 1995:

                                                                                       DECEMBER 31,
                                                                                   ---------------------
                                                                                      1996       1995
                                                                                   ----------  ---------
                                                                                        (DOLLARS IN
                                                                                        THOUSANDS)
Real estate construction.........................................................  $   24,666  $   2,033
Real estate mortgage.............................................................     128,026     11,675
Commercial.......................................................................     101,177     16,758
Installment......................................................................       7,186      2,184
                                                                                   ----------  ---------
    GROSS LOANS..................................................................     261,055     32,650
Less:
  Deferred loan fees.............................................................        (939)      (130)
  Allowance for loan losses......................................................      (5,393)      (854)
                                                                                   ----------  ---------
    NET LOANS....................................................................  $  254,723  $  31,666
                                                                                   ----------  ---------
                                                                                   ----------  ---------

    Of the $228 million increase in gross loans from December 31, 1995 to December 31, 1996, approximately $204 million resulted from the acquisition of Western on September 30, 1996. The approximate $13 million increase in gross loans at Monarch primarily resulted from a $7 million increase in real estate mortgage loans. The $7 million increase resulted from a $5 million purchase of a pool of commercial real estate loans and a general increase in demand for this type of loan in 1996. All other loan categories also increased in 1996 due to a general increase in loan demand at Monarch.

    Deferred loan fees and the allowance for loans losses increased primarily as a result of the acquisition of Western. Monarch's allowance for loan losses increased primarily due to the provision for loan losses being increased to cover increased loan outstandings and the allowance allocated to the purchases of the pool of commercial real estate mortgages.

    Monarch's local market was very severely affected by the recession in 1993 and 1994 and its continuation into 1995. During 1996 the economy started a slow recovery which was evidenced by the large decrease in net charge-offs for 1996.

CREDIT RISK

    NET CHARGE-OFFS: The following table illustrates the net results of loan charge-offs for the year ended December 31, 1996:

                                                                                       DECEMBER 31,
                                                                       --------------------------------------------
                                                                                     1996
                                                                       ---------------------------------
                                                                        COMBINED     WESTERN    MONARCH     1995
                                                                       -----------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
Real estate mortgage.................................................   $     427   $     427  $  --      $     273
Real estate construction.............................................      --          --         --         --
Commercial...........................................................         378         386         (8)       398
Installment..........................................................          45      --             45         37
                                                                       -----------  ---------  ---------  ---------
    Total............................................................   $     850   $     813  $      37  $     708
                                                                       -----------  ---------  ---------  ---------
                                                                       -----------  ---------  ---------  ---------
Average loans........................................................   $  86,190   $  50,450  $  35,740  $  28,808
                                                                       -----------  ---------  ---------  ---------
                                                                       -----------  ---------  ---------  ---------
Net charge-offs to average loans.....................................        0.99%       1.61%      0.10%      2.46%

    The Western net charge-offs during the fourth quarter of 1996 resulted primarily from Western loans that were identified as problem loans and reserved for at September 30, 1996 but were not charged off by management of the Company until the fourth quarter of 1996. The Western allowance for loan losses at December 31, 1996 was equal to 1.98% of loans outstanding. Although annualized net charge-offs to average loans outstanding would be approximately 1.61% based on fourth quarter numbers, the actual Western percentage of net charge-offs to average loans outstanding during 1996 was 0.36%.

DEPOSITS

    The following table summarizes deposits at December 31, 1996 and 1995:

                                                                     DECEMBER 31, 1996
                                                             ---------------------------------
                                                              COMBINED    WESTERN     MONARCH   DECEMBER 31, 1995
                                                             ----------  ----------  ---------  -----------------
                                                                            (DOLLARS IN THOUSANDS)
Non-interest bearing.......................................  $  150,694  $  129,132  $  21,562      $  19,931
Interest bearing demand....................................     202,335     176,314     26,021         22,527
Savings....................................................      19,457      14,596      4,861          4,633
Time certificates of deposit over $100,000.................      39,334      33,366      5,968          3,502
Time certificates of deposit under $100,000................      31,164      21,309      9,855          8,149
                                                             ----------  ----------  ---------        -------
    Total deposits.........................................  $  442,984  $  374,717  $  68,267      $  58,742
                                                             ----------  ----------  ---------        -------
                                                             ----------  ----------  ---------        -------

    The increase in deposits from December 31, 1995 to December 31, 1996 of approximately $384 million is primarily a result of the acquisition of Western by the Company on September 30, 1996. Monarch's deposits increased from $59 million to $68 million which was largely attributable to the opening of the Laguna Beach branch in the fourth quarter of 1996.

CASH FLOW--PARENT COMPANY ONLY

    The Company as of December 31, 1996 had approximately $4.7 million in cash liquidity.

ECONOMY AND INFLATION

    The majority of the published economic forecasts for 1997 suggest that the opposing forces affecting interest rates and the economy will moderately favor lower interest rates with the greatest drop coming in the short end of the yield curve. Inflation currently appears to be well within the target ranges used by the Federal Reserve Board. The Company believes that unless conditions significantly change as a result of the November 1996 election, it appears that the economy will continue to show modest growth for 1997.

RESULTS OF OPERATIONS

    INTEREST INCOME

    Interest Income increased for the year 1996 versus 1995 by $8.0 million with average earning assets increasing by approximately $89 million due to the acquisition of Western. Without the acquisition of Western, interest income increased approximately $925 thousand, due almost completely to an increase in average earning assets of $11.3 million as the yield on interest earning assets increased by 6 basis points.

    Average loans at Monarch increased from $28.8 million to $35.7 million, while the yield on loans decreased from 10.60% to 9.62%. The entire increase in loans was in the real estate mortgage category, thus reducing the overall yield on loans.

    The investment portfolio at Monarch benefited from progressive repricing on floating rate investments and from generally higher yields as new securities were purchased to replace repayments and maturities. The average yield on the investment portfolio in 1995 was 4.90% versus 6.30% in 1996.

    Since Western is only included in the Company's results for the last quarter of 1996, the acquisition of Western increased average earning assets by only $89 million in 1996 (Western's average earning assets for the fourth quarter were approximately $356 million). Yields on Western's earning assets are comparable to the yields at Monarch with only a 2 basis point difference. The yield on loans at Western was 9.45%, or 17 basis points below the loan yield of 9.62% at Monarch. Western's yield on investment securities was 5.88%, versus 6.30% for Monarch. Western has approximately 4.6% more of its earning assets in loans than Monarch.

    INTEREST EXPENSE

    Interest Expense increased by $2.8 million while the average total for all interest-bearing deposits increased by approximately $70 million. Without the acquisition of Western, interest-bearing deposits increased from $40.1 million to $49.4 million, or 23% while the weighted average rate paid on these deposits increased from 2.86% to 3.33%. The increase in the rate paid on deposits was mostly in the category of NOW and money market accounts as Monarch competes for deposits in the Laguna Niguel and Laguna Beach areas.

    Since Western is only included in the Company's results for the last quarter of 1996, the acquisition of Western only increased average interest-bearing deposits by approximately $66 million, although Western's average for the fourth quarter was approximately $264 million. The average rate paid on interest-bearing deposits was 3.43% at Western versus 3.33% for Monarch. Western pays higher rates on interest-bearing demand deposits of 3.06% versus 2.59% for Monarch, a higher rate on savings deposits: 2.57% versus 2.08% for Monarch, but a lower rate on certificates of deposit of 4.86% versus 5.17% for Monarch. Both Banks have a comparable ratio of non-interest bearing deposits to interest-bearing deposits of approximately 43%.

    As part of the acquisition of Western, the Company borrowed a net $11 million on a revolving line of credit. This debt added an average of $2.7 million of other borrowings and $191 thousand of interest expense for the year.

PROVISION FOR LOAN LOSSES

    The provision for loan losses charged to operations reflects management's judgment of the adequacy of the allowance for loan losses and is determined through periodic analysis of the loan portfolio. This analysis includes a detailed review of the classification and categorization of problem and potential problem loans and loans to be charged off; an assessment of the overall quality and collectibility of the portfolio; and consideration of the loan loss experience, trends in problem loans and concentrations of credit risk, as well as current and expected future economic conditions (particularly in Southern California).

    Monarch's provision for loan losses for the year ended December 31, 1996 was $195,000 compared to $425,000 for the year ended December 31, 1995. This decrease was due to improved economic conditions in Monarch's area of business and a significant decrease in the percentage of net charge-offs to average loans outstanding. This percentage decreased to .10% in 1996 compared to 2.5% in 1995. The 1996 provision did take into consideration the increase in loans outstanding at the end of the year compared to 1995. The percentage of the allowance for loan losses to outstanding loans at December 31, 1996 was 2.5% compared to 2.6% at December 31, 1995.

    Western recorded a provision for loan losses of $33,000 in the fourth quarter of 1996 and recorded a provision for the year ended December 31, 1996 of $836,000 compared to a provision of $710,000 for the year ended December 31, 1995. This increase in the provision was consistent with a similar increase in charge-offs for 1996 as compared to 1995 and Management's overall assessment of the adequacy of the allowance for loan losses. The percentage of the allowance for loan losses to outstanding loans at December 31, 1996 and 1995 was 1.98% and 1.93%, respectively.

    Based on the foregoing discussion and all of the factors analyzed by Management in determining the adequacy of the allowance, Management believes that the Bank's allowance for loan losses is adequate at December 31, 1996.

    For additional information on the loan portfolio, the allowance for loan losses and nonaccrual, past due and restructured loans, see "Loan Portfolio" under "Part I, Item 1 Business."

    NON-INTEREST INCOME

    Non-interest Income increased in 1996 compared to 1995 by $442 thousand or 47%. However, without the acquisition of Western in the fourth quarter of 1996, non-interest income declined $163 thousand, or 17%.

    MONARCH BEFORE WESTERN ACQUISITION. In 1995, non-interest income included income received related to the settlement of a $171 thousand claim against Monarch's blanket bond carrier for a loss sustained in 1994 and approximately $50 thousand from legal and other recoveries from losses sustained in 1994. Without this non-recurring income in 1995, non-interest income at Monarch would have increased by $58 thousand or 8%. Service charges on deposits increased by $55 thousand or 26%. This growth is comparable to the 24% growth in average deposits at Monarch. Since Monarch's lease, and therefore sublease, on a property terminated in June, rental income declined by 50% from $66 thousand to $34 thousand. Data processing income increased $30 thousand, or 43%, from $70 thousand to $100 thousand as Monarch began performing additional back office functions for another bank and the ACH origination and payment processing for local homeowners associations and other organizations continues to grow.

    ACQUISITION OF WESTERN. The acquisition of Western added $605 thousand of non-interest income in 1996 (all in the fourth quarter). Of the $605 thousand in non-interest income added by Western, $267 thousand, or 44%, is a gain on the sale of various securities which did not meet the asset/liability management strategy of the Company. All non-interest income amounts at Western are consistent with prior results and are at expected levels.

    The table below details the various non-interest income categories:

                                                                                             1996
                                                                              -----------------------------------
                                                                                TOTAL      WESTERN      MONARCH      1995
                                                                              ---------  -----------  -----------  ---------
                                                                                              (IN THOUSANDS)
Service charges on deposits.................................................  $     358   $      90    $     268   $     213
Deposit overdraft charges...................................................        365          99          266         293
Rental income...............................................................         34      --               34          66
Data processing income......................................................        100      --              100          70
Loan servicing and late fees................................................         89          68           21          19
Service charges commissions and other fees..................................         91          58           33          20
Gains on securities.........................................................        267         267       --          --
Legal settlement and their income...........................................         71          23           48         252
                                                                              ---------       -----        -----   ---------
    TOTAL NON INTEREST INCOME...............................................  $   1,375   $     605    $     770   $     933
                                                                              ---------       -----        -----   ---------
                                                                              ---------       -----        -----   ---------

    NON-INTEREST EXPENSE

    Non-interest expense increased by $4.9 million, or 135% from 1995 to 1996. Of this increase, however, $3.8 million relates to the acquisition of Western Bank. Without this acquisition, expenses increased $1.1 million, or 33%.

    MONARCH BEFORE THE WESTERN ACQUISITION. Monarch expenses (including expenses of the Company) increased by $1.13 million, or 31% from 1995 to 1996. $1.06 million of this expense increase relates to acquisition activities and restructuring charges in the fourth quarter: $550 thousand of the increase in salary and benefits are due directly to the buy out of the former CEO's employment contract and the termination of the employee ESOP. Salary and benefits expense was also reduced by $143 thousand from the capitalization of expenses related to the Western acquisition. $300 thousand of the increase in professional services are directly related to due diligence and other acquisition related activities. In addition, $210 thousand was spent on professional services for consolidation of operations and staff functions related to both the acquisition of Western and ongoing profit improvement programs.

    Salary and benefits increased from $1.7 million in 1995 to $2.3 million in 1996, or 39%. Adjusting for the $550 thousand and $143 thousand amounts mentioned above, salary and benefits increased $234 thousand, or 14%. This increase relates to a general increase in business (39% growth in loans and 24% growth in average deposits), the opening of a new branch in Laguna Beach in June of 1996, beginning back office processing for another bank, and reductions due to profit improvement work. Average full-time employee's ("FTE's") were 39 in 1995 and were up to 49 at the end of 1996. Of the 49 FTE's at the end of the year, five are no longer with Monarch at this time.

    Furniture, fixtures and equipment expense increased by $56 thousand or 20%, and telephone, stationery and supplies increased by $51 thousand or 27% from 1995 to 1996. This expense growth relates to the increase in business at Monarch, the new Laguna Beach branch and the increase in back office services provided to other banks.

    Of the $560 thousand increase in professional services at Monarch from 1995 to 1996, $510 thousand relates to acquisition activity and the profit improvement work discussed above. Without these expenses, professional services at Monarch increased $50 thousand, or 13% from 1995 to 1996. This expense increase is due to a general increase in activity at the holding company.

    Net OREO expense declined from $62 thousand for 1995 to $7 thousand for 1996 which was a result of decreased OREO activity. Miscellaneous employee expense decreased from $170 thousand for 1995 to $98 thousand for 1996, or a 42% decrease. This reduction was mostly due to the reduction of various award programs at Monarch.

    Other expense increased 21% from $273 thousand to $329 thousand from 1995 to 1996. Most of this increase is a result of recruiting expense as the management team at the Company was strengthened.

    WESTERN BANK. Western added approximately $3.8 million of expenses to the Company for fourth quarter of the year ended December 31, 1996. Of this $3.8 million, $499 thousand is the amortization of goodwill associated with the acquisition of Western by Monarch Bancorp. Without this amortization, Western added approximately $3.3 million of expenses to the Company. This amount of additional expense was at the expected level and is lower than the expense levels Western had prior to the acquisition.

    The table below details the various non-interest expense categories:

                                                                                                                 1995
                                                                                                               ---------
                                                                                         1996
                                                                          -----------------------------------
                                                                                                    COMPANY
                                                                            TOTAL      WESTERN     & MONARCH
                                                                          ---------  -----------  -----------
                                                                                      (DOLLARS IN THOUSANDS)
Salary and benefits.....................................................  $   4,323   $   2,025    $   2,298   $   1,657
Occupancy...............................................................        542         217          325         345
Furniture, fixtures and equipment.......................................        489         156          333         277
Advertising & business development......................................        152          27          125         116
Data processing.........................................................        186         186       --          --
Professional services...................................................      1,469         511          958         398
OREO....................................................................       (151)       (158)           7          62
FDIC & state assessments................................................         86           1           85         180
Miscellaneous employee expense..........................................        137          39           98         170
Telephone, stationery & supplies........................................        380         143          237         186
Goodwill amortization...................................................        499         499       --          --
Other expense...........................................................        490         161          329         273
                                                                          ---------  -----------  -----------  ---------
    TOTAL NON-INTEREST EXPENSE..........................................  $   8,602   $   3,807    $   4,795   $   3,664
                                                                          ---------  -----------  -----------  ---------
                                                                          ---------  -----------  -----------  ---------
One time items:
Employment contract buyout..............................................  $     360   $  --        $     360   $  --
Due diligence/merger related expenses...................................        300      --              300      --
Profit improvement consulting...........................................        210      --              210      --
KSOP termination........................................................        190      --              190      --
                                                                          ---------  -----------  -----------  ---------
    TOTAL ONE TIME ITEMS................................................  $   1,060   $  --        $   1,060   $  --
                                                                          ---------  -----------  -----------  ---------
                                                                          ---------  -----------  -----------  ---------

PROVISION FOR INCOME TAXES

    The provision for income taxes represents an effective tax rate of 32% of income before taxes in 1996, compared to an effective tax benefit rate of 264% in 1995. The difference from the expected rate of 34% in 1995 is the result of the adjustment to the deferred tax asset valuation allowance. The difference from the expected rate of 34% in 1996 relates to state taxes and the non-deductibility of goodwill for tax purposes which is primarily offset by a deferred tax asset valuation allowance adjustment. At December 31, 1996, the Company had a deferred tax asset of approximately $4.0 million. Management has determined that the deferred tax asset is more likely than not to be realized based on current and expected taxable income. For further information on income taxes, see note 10 to consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Directors of
Monarch Bancorp:

    We have audited the accompanying consolidated balance sheets of Monarch Bancorp and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monarch Bancorp and Subsidiaries as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

February 24, 1997
Los Angeles, California

                                MONARCH BANCORP

                          CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1996          1995
                                                                                       ------------  -------------
                                                      ASSETS
  Cash and due from banks............................................................   $   37,385     $   4,747
  Federal funds sold.................................................................        4,217         2,938
                                                                                       ------------  -------------
    Total cash and cash equivalents..................................................       41,602         7,685
  Interest bearing deposits with other banks.........................................       --               198
  Securities held to maturity (fair value of $7,245 and $6,693)......................        7,270         6,661
  Securities available for sale (amortized cost of $157,265 and $21,864).............      157,454        22,004
  Loans:
    Real estate mortgage.............................................................      128,026        11,675
    Real estate construction.........................................................       24,666         2,033
    Commercial.......................................................................      101,177        16,758
    Installment and other............................................................        7,186         2,184
                                                                                       ------------  -------------
      Gross loans....................................................................      261,055        32,650
    Less:  Deferred loan fees........................................................         (939)         (130)
          Allowance for loan losses..................................................       (5,393)         (854)
                                                                                       ------------  -------------
      Net loans......................................................................      254,723        31,666
  Premises and equipment.............................................................        5,780           610
  Other real estate owned............................................................        3,889           150
  Deferred tax assets, net...........................................................        3,983           440
  Taxes receivable...................................................................        3,553        --
  Goodwill...........................................................................       29,342        --
  Other assets.......................................................................        4,765           687
                                                                                       ------------  -------------
      Total assets...................................................................   $  512,361     $  70,101
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
    Noninterest bearing..............................................................   $  150,694     $  19,931
    Interest bearing demand..........................................................      202,335        22,527
    Savings..........................................................................       19,457         4,633
    Time certificates of deposit of $100,000 or more.................................       39,334         3,502
    Time certificates of deposit less than $100,000..................................       31,164         8,149
                                                                                       ------------  -------------
      Total deposits.................................................................      442,984        58,742
  Notes payable......................................................................       11,000           132
  Accrued interest payable and other liabilities.....................................        4,249           230
                                                                                       ------------  -------------
    Total liabilities................................................................      458,233        59,104
                                                                                       ------------  -------------
  Shareholders' equity:
    Preferred stock, no par value, 5 million shares authorized, none issued
    Common stock, no par value, 100 million shares authorized 34,373,021 and
      8,228,436 issued and outstanding in 1996 and 1995..............................       58,709        16,500
    Accumulated deficit..............................................................       (4,716)       (5,454)
    Unrealized gain on investment securities available for sale, net of taxes........          135            83
    Deferred charge related to KSOP..................................................       --              (132)
                                                                                       ------------  -------------
      Total shareholders' equity.....................................................       54,128        10,997
                                                                                       ------------  -------------
      Total liabilities and shareholders' equity.....................................   $  512,361     $  70,101
                                                                                       ------------  -------------
                                                                                       ------------  -------------

          See accompanying notes to consolidated financial statements

                                MONARCH BANCORP

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                           1996           1995
                                                                                       -------------  ------------
                                                                                       (IN THOUSANDS, EXCEPT SHARE
                                                                                                  DATA)
INTEREST INCOME
  Interest and fees on loans.........................................................  $       8,207  $      3,054
  Interest on interest bearing deposits in other banks...............................              3            43
  Securities available for sale......................................................          3,167           589
  Securities held to maturity........................................................            516           429
  Federal funds sold.................................................................            604           376
                                                                                       -------------  ------------
    Total interest income............................................................         12,497         4,491
Interest expense:
  Deposits...........................................................................          3,761         1,147
  Notes payable......................................................................            191             1
                                                                                       -------------  ------------
    Total interest expense...........................................................          3,952         1,148
                                                                                       -------------  ------------
Net interest income..................................................................          8,545         3,343
Provision for loan losses............................................................            228           425
                                                                                       -------------  ------------
Net interest income after provision for loan losses..................................          8,317         2,918
Non-interest income
  Service charges and fees on loans and deposits.....................................            903           545
  Rental income......................................................................             34            66
  Data processing income.............................................................            100            70
  Gains on sales of securities available for sale....................................            267       --
  Legal settlement and other.........................................................             71           252
                                                                                       -------------  ------------
    Total non-interest income........................................................          1,375           933
Non-interest expense.................................................................
  Salaries and benefits..............................................................          4,323         1,657
  Occupancy..........................................................................          1,031           622
  Advertising and business development...............................................            152           116
  Other real estate owned............................................................           (151)           62
  Professional services..............................................................          1,469           398
  Telephone, stationery and supplies.................................................            380           186
  Goodwill amortization..............................................................            499       --
  Data processing....................................................................            186       --
  Other..............................................................................            713           623
                                                                                       -------------  ------------
    Total non-interest expense.......................................................          8,602         3,664
                                                                                       -------------  ------------
Income before income taxes...........................................................          1,090           187
Income taxes.........................................................................            352          (496)
                                                                                       -------------  ------------
    Net income.......................................................................  $         738  $        683
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Per share information................................................................
  Weighted-average number of common and common equivalent shares outstanding.........     14,974,918     5,071,000
  Net income per share...............................................................  $         .05  $        .13

          See accompanying notes to consolidated financial statements

                                MONARCH BANCORP

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                            NET UNREALIZED
                                                                             APPRECIATION
                                                                            (DEPRECIATION)    DEFERRED
                                              COMMON STOCK                  ON SECURITIES      CHARGE
                                            ----------------  ACCUMULATED   AVAILABLE FOR    RELATED TO   SHAREHOLDERS'
                                            SHARES   AMOUNT     DEFICIT          SALE           KSOP         EQUITY
                                            -------  -------  -----------   --------------   ----------   ------------
Balance December 31, 1994.................      794  $ 7,368    $(6,137)        $(356)         $(173)       $   702
  Repayment on KSOP debt..................    --       --        --            --                 41             41
  Net change in unrealized appreciation on
    investment securities available for
    sale..................................    --       --        --               439          --               439
  Issuance of common stock................    7,434    9,132     --            --              --             9,132
  Net income..............................    --       --           683        --              --               683
                                            -------  -------  -----------      ------        ----------   ------------
Balance December 31, 1995.................    8,228   16,500     (5,454)           83           (132)        10,997
  Repayment on KSOP debt..................    --       --        --            --                132            132
  Net change in unrealized appreciation on
    investment securities available for
    sale..................................    --       --        --                52          --                52
  Issuance of common stock................   26,147   42,213     --            --              --            42,213
  Repurchase of shares....................       (2)      (4)    --            --              --                (4)
  Net income..............................    --       --           738        --              --               738
                                            -------  -------  -----------      ------        ----------   ------------
Balance December 31, 1996.................   34,373  $58,709    $(4,716)        $ 135          $--          $54,128
                                            -------  -------  -----------      ------        ----------   ------------
                                            -------  -------  -----------      ------        ----------   ------------

          See accompanying notes to consolidated financial statements

                                MONARCH BANCORP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                              1996         1995
                                                                                           -----------  ----------
                                                                                               (IN THOUSANDS)
Cash flow from operating activities
  Net income.............................................................................  $       738  $      683
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Provision for loan losses............................................................          228         425
    Deferred income taxes................................................................           56        (495)
    Provision for losses on other real estate owned......................................          243          30
    Depreciation.........................................................................          294         165
    Amortization of bond discounts, net..................................................          (97)        (53)
    Deferred loan fees...................................................................          (79)        (80)
    Termination of KSOP..................................................................          132      --
    Goodwill amortization................................................................          499      --
    Net increase (decrease) in accrued interest payable and other liabilities............           87        (172)
    Net (increase) decrease in accrued interest receivable and other assets..............         (973)        482
                                                                                           -----------  ----------
      Net cash provided (used) by operating activities...................................        1,128         985
Cash flow from investing activities:
  Net decrease in interest-bearing deposits at other banks...............................          198       1,184
  Securities held to maturity:
    Proceeds from maturities.............................................................        5,267       3,394
    Purchases............................................................................       (4,880)     (5,704)
  Securities available for sale:
    Proceeds from maturities.............................................................       10,242       1,351
    Gains on sales.......................................................................          267      --
    Sales................................................................................       24,766      --
    Purchases............................................................................      (36,126)    (12,000)
  Net (increase) decrease in loans.......................................................      (25,473)
  Additions to other real estate owned...................................................         (284)     --
  Sales of other real estate owned.......................................................        2,058         617
  Additions to premises and equipment....................................................         (365)       (125)
  Increase in assets and liabilities due to the acquisition of Western Bank:
    Securities available for sale........................................................     (134,394)     --
    Securities held to maturity..........................................................         (988)     --
    Loans................................................................................     (198,418)     --
    Deferred taxes.......................................................................       (3,663)     --
    Other assets.........................................................................      (11,729)     --
    Premises and equipment...............................................................       (5,099)     --
    Deposits.............................................................................      353,111      --
    Other liabilities....................................................................        3,932      --
    Goodwill.............................................................................      (29,841)     --
                                                                                           -----------  ----------
      Net cash used by investing activities..............................................      (51,419)    (13,131)

          See accompanying notes to consolidated financial statements

                                MONARCH BANCORP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                1996       1995
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Cash flow from financing activities:
  Net increase in deposits..................................................................  $  31,131  $      99
  Issuance of debt..........................................................................     11,000     --
  Repayment of debt.........................................................................       (132)       (53)
  Purchase of treasury shares...............................................................         (4)    --
  Net proceeds from issuance of common stock, net of issuance costs.........................     42,213      9,132
                                                                                              ---------  ---------
    Net cash provided by financing activities...............................................     84,208      9,178
Net increase in cash and cash equivalents...................................................     33,917     (2,968)
Cash and cash equivalents at the beginning of the year......................................      7,685     10,653
                                                                                              ---------  ---------
    Cash and cash equivalents at the end of year............................................  $  41,602  $   7,685
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Supplemental disclosure of cash flow information
  Property acquired through foreclosure.....................................................  $     825  $     272
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Loans to facilitate sales of other real estate owned......................................  $     343  $     800
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Cash paid for
    Interest................................................................................  $   4,061  $   1,217
                                                                                              ---------  ---------
                                                                                              ---------  ---------
    Taxes...................................................................................  $     282  $  --
                                                                                              ---------  ---------
                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements

                                MONARCH BANCORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accounting and reporting policies of Monarch Bancorp (the "Company") and its wholly-owned subsidiaries, Monarch Bank ("Monarch") and Western Bank ("Western"), (collectively "the Banks"), are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. Western was acquired by the Company on September 30, 1996. The acquisition was accounted for as a purchase. Accordingly, results of operations include Western only from the date of acquisition.

    The consolidated financial statements include the Company, Monarch, Western and M. B. Mortgage Company, an inactive subsidiary of Monarch. All significant inter-company balances and transactions have been eliminated.

NATURE OF OPERATION

    The Company conducts business only through its bank subsidiaries. Monarch, a full service bank with two banking offices, and Western, a full service bank with five banking offices, are state-chartered banks subject to the laws of the State of California and the regulations of the Federal Deposit Insurance Corporation. The Company is a regulated bank holding company under the Bank Holding Company Act of 1956, and is also subject to regulation and supervision by the Federal Reserve Board. The areas served by the Banks are the southern area of Orange County and the western area of Los Angeles.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates subject to change include the allowance for loan losses, the carrying value of other real estate owned, and the deferred tax asset.

CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, cash and cash equivalents include the balance sheet captions "Cash and due from banks" and "Federal funds sold."

SECURITIES

    Debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and carried at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term are classified as "trading" and carried at fair value, with unrealized gains and losses included in earnings. Investments not classified as either "held to maturity" or "trading" are classified as "available for sale" and carried at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. When a debt security is transferred into the "held to maturity" category from the "available for sale" category, the unrealized gain or loss at the transfer date continues to be reported as a separate component of shareholders' equity and is amortized over the remaining life of the related security as a yield adjustment. If a decline in fair value below amortized cost basis of an investment is judged by management to be other

                                MONARCH BANCORP

NOTE 1--ACCOUNTING POLICIES (CONTINUED)
than temporary, the cost basis of the investment is written down to fair value and the amount of the writedown is included in earnings.

    Premiums and discounts on investment and mortgage-backed securities are recognized in the statements of income using a method that approximates the level-yield method over the lives of the securities. Gains and losses on securities are recognized when realized with the cost basis of investments sold determined on a specific identification basis.

LOANS

    Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest income is ordinarily discontinued when a loan becomes 90 days past due as to principal or interest; however, management may elect to continue the accrual when the estimated net realizable value of collateral is sufficient to cover the principal balance and the accrued interest. When the loan is determined to be uncollectible, interest accrued in prior years and the principal are charged to the allowance for loan losses.

LOAN ORIGINATION FEES AND COSTS

    Loan origination fees and certain direct loan origination costs are capitalized and recognized as an adjustment of the yield on the related loan.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is maintained at a level believed by management to be adequate to meet reasonably foreseeable loan losses on the basis of many factors including the risk characteristics of the portfolio, underlying collateral, current and anticipated economic conditions that may affect the borrower's ability to pay, specific problem loans and trends in loan delinquencies and charge-offs. Losses on loans are provided for under the allowance method of accounting. The allowance is increased by provisions charged to income and reduced by loan charge-offs, net of recoveries. Loans, including impaired loans, are charged off in whole or in part when, in management's opinion, collectibility is not probable.

    While management uses available information to establish the allowance for loan losses, future additions to the allowance may be necessary if economic developments differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowances for loan losses. Such agencies may require the Banks to recognize additions to the allowance based on judgments different from those of management.

    Impaired loans are commercial, commercial real estate, and individually significant mortgage and consumer loans for which it is probable that the Company will not be able to collect all amounts due according to contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. Nonaccrual loans include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal or interest have become contractually past due 90 days. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan impaired, if (i) it is probable that the Company will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is not a

                                MONARCH BANCORP

NOTE 1--ACCOUNTING POLICIES (CONTINUED)
commercial, commercial real estate or an individually significant mortgage or consumer loan. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Mortgage and consumer loans which are not individually significant are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

OTHER REAL ESTATE OWNED

    Other real estate owned ("OREO") is comprised of real estate acquired through foreclosure. These assets are recorded at the lower of the carrying value of the receivable or the fair value less selling costs of the related real estate. The excess carrying value, if any, over the fair value of the asset received is charged to the allowance for loan losses at the time of acquisition. Any subsequent decline in the fair value of OREO is recognized as a charge to operations and in a corresponding increase to the valuation allowance. Gains and losses from sales and net operating expense of OREO are also charged to operations and are included in OREO expense in the accompanying consolidated statements of operations.

PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation and amortization which are charged to expense on a straight-line basis over the estimated useful lives of the assets or the terms of the leases if shorter.

GOODWILL

    Goodwill is amortized to expense using the straight-line method over fifteen years. On an ongoing basis, management reviews the valuation and amortization of goodwill. During this review, management estimates the value of the Company's goodwill, taking into consideration any events and circumstances that might have diminished its value.

INCOME TAXES

    The Company and its subsidiaries file a consolidated Federal income tax return.

    The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax

                                MONARCH BANCORP

NOTE 1--ACCOUNTING POLICIES (CONTINUED)
assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NET INCOME PER SHARE

    Net income per share of common stock is based on the weighted-average number of shares of common and common equivalent shares outstanding during the year.

EFFECT OF NEW ACCOUNTING STANDARDS

    ACCOUNTING FOR STOCK-BASED COMPENSATION

    On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, which establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting are required to disclose in a footnote to the financial statements pro forma net income and earnings per share, as if this statement had been adopted. The Company elected to continue accounting for stock options under the intrinsic value method and has provided the pro forma disclosure.

    ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND
     EXTINGUISHMENTS OF LIABILITIES

    In June 1996, the FASB issued the Statement of Financial Accounting Standards No. 125 ("SFAS 125"), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Management of the Company does not expect that adoption of SFAS 125 will have a material impact on the Company's financial condition and results of operations.

RECLASSIFICATIONS

    Certain reclassifications have been made to the prior period financial statements to conform to the 1996 presentation. Such reclassifications had no effect on net income or shareholders' equity as previously reported.

NOTE 2--ACQUISITIONS

    WESTERN BANK

    On September 30, 1996 the Company completed the acquisition of Western in which Western became a wholly owned subsidiary of the Company.

                                MONARCH BANCORP

NOTE 2--ACQUISITIONS (CONTINUED)
    The Company paid $17.25 per share, or approximately $61.1 million, for the 3,543,156 outstanding shares of Western, and an additional $5.5 million related to the outstanding stock options of Western. The net consideration for the acquisition of Western was thus approximately $66.6 million. The acquisition was accounted for under the purchase method of accounting which resulted in approximately $30 million of goodwill being recorded.

    The Company funded the purchase price with the issuance of approximately $42.2 million of common stock, net of approximately $1 million in issuance costs, in the 1996 Private Placement, and from the proceeds of a three year loan of $26.5 million from The Northern Trust Company (the "Lender"). A $15.5 million dividend was declared by Western concurrently with the completion of the acquisition and paid to the Company, which was used to reduce the $26.5 million note to $11 million.

    The following table presents unaudited pro forma results of operations of the Company for the years ended December 31, 1996 and 1995 as if the acquisition of Western had been effective at the beginning of each year presented. The unaudited pro forma combined summary of operations is intended for informational purposes only and is not necessarily indicative of the future operating results of the Company or of the operating results of the Company that would have occurred had the Western acquisition been in effect for the years presented.

               UNAUDITED PRO FORMA COMBINED SUMMARY OF OPERATIONS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                            1996          1995
                                                                                        ------------  ------------
Interest income.......................................................................  $     33,847  $     31,349
Interest expense......................................................................        11,041         8,433
                                                                                        ------------  ------------
    NET INTEREST INCOME...............................................................        22,806        22,916
Provision for loan losses.............................................................         1,031         1,135
                                                                                        ------------  ------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...............................        21,775        21,781
Non interest income...................................................................         2,499         4,438
Non interest expense..................................................................        21,217        21,039
                                                                                        ------------  ------------
    INCOME BEFORE TAXES...............................................................         3,057         5,180
Income tax expense....................................................................         1,791         2,446
                                                                                        ------------  ------------
    NET INCOME (LOSS).................................................................  $      1,266  $      2,734
                                                                                        ------------  ------------
                                                                                        ------------  ------------
    NET INCOME PER SHARE..............................................................  $       0.04  $       0.08
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    34,374,800    34,374,800

    The unaudited pro forma combined net income per share were calculated based on the pro forma combined net income and the average common shares that would have been outstanding during the years presented (including shares issued under the September 30, 1996 private placement).

                                MONARCH BANCORP

NOTE 2--ACQUISITIONS (CONTINUED)
    CALIFORNIA COMMERCIAL BANKSHARES

    On December 19, 1996, the Company entered into an agreement to acquire California Commercial Bankshares ("CCB"), the holding company for National Bank of Southern California, in a business combination intended to be accounted for as a pooling-of-interests. The terms of the merger provide that each common share of CCB be exchanged for 8.5 shares of the Company (1 share if a proposed 1 for 8.5 reverse stock split is effected). The merger is subject to both shareholder and regulatory approval. At December 31, 1996, CCB had total assets, deposits, debt, stockholders' equity, and number of common shares outstanding of $351 million, $319 million, $2.4 million, $25 million, and 2,984 thousand, respectively; these amounts are unaudited. For the year ended December 31, 1996, CCB reported net income and net income per share of approximately $3.8 million and $1.26, respectively; these amounts are unaudited.

NOTE 3--RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Company is required to maintain average reserve balances with the Federal Reserve Bank based on a percentage of deposits. The total average amount of those reserve balances for the year ended December 31, 1996 was approximately $9.0 million.

                                MONARCH BANCORP

NOTE 4--SECURITIES

    SECURITIES

    Investment securities at December 31 were as follows:

                                                                                   GROSS         GROSS
                                                                   AMORTIZED    UNREALIZED    UNREALIZED   ESTIMATED
                                                                      COST         GAINS        LOSSES     FAIR VALUE
                                                                   ----------  -------------  -----------  ----------
                                                                                     (IN THOUSANDS)
1996
Securities Held to Maturity:
  US Government Securities.......................................  $    1,147    $      13     $  --       $    1,160
  US Agency Securities...........................................       4,202            2            (1)       4,203
  Mortgage-backed Securities.....................................       1,921       --               (39)       1,882
                                                                   ----------        -----         -----   ----------
                                                                   $    7,270    $      15     $     (40)  $    7,245
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------
Securities Available for Sale:
  US Government Securities.......................................  $  132,287    $       9     $    (104)  $  132,192
  US Agency Securities...........................................       7,709       --            --            7,709
  Mortgage-backed Securities.....................................       5,534           20        --            5,554
  US Government Mutual Fund......................................       4,468       --            --            4,468
  Other securities...............................................       7,267          264        --            7,531
                                                                   ----------        -----         -----   ----------
                                                                   $  157,265    $     293     $    (104)  $  157,454
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------
1995
Securities Held to Maturity:
  US Government Securities.......................................  $      485    $      16     $  --       $      501
  US Agency Securities...........................................       4,500            5            (4)       4,501
  Mortgage-backed Securities.....................................       1,676           25           (10)       1,691
                                                                   ----------        -----         -----   ----------
                                                                   $    6,661    $      46     $     (14)  $    6,693
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------
Securities Available for Sale:
  US Government Securities.......................................  $    4,868    $       5     $      (2)  $    4,871
  US Agency Securities...........................................       5,536           45            (3)       5,578
  Mortgage-backed Securities.....................................       2,116           20            (5)       2,131
  US Government Mutual Fund......................................       9,240       --            --            9,240
  Other securities...............................................         104           80        --              184
                                                                   ----------        -----         -----   ----------
                                                                   $   21,864    $     150     $     (10)  $   22,004
                                                                   ----------        -----         -----   ----------
                                                                   ----------        -----         -----   ----------

    The amortized cost and estimated fair value of securities at December 31, 1996, by contractual maturity, are shown below. Mortgage-backed securities included in the held to maturity and available for sale portfolios which are not due at a single maturity date are allocated over several maturity groupings based on anticipated maturities of the underlying assets. Expected maturities may differ from contractual

                                MONARCH BANCORP

NOTE 4--SECURITIES (CONTINUED)
maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                        AMORTIZED   ESTIMATED
                                                                           COST     FAIR VALUE
                                                                        ----------  ----------
                                                                            (IN THOUSANDS)
HELD TO MATURITY
Due in one year or less...............................................  $      462  $      462
Due after one year through five years.................................       5,528       5,519
Due after five years through ten years................................         290         298
Due after ten years...................................................         990         966
                                                                        ----------  ----------
                                                                        $    7,270  $    7,245
                                                                        ----------  ----------
                                                                        ----------  ----------
AVAILABLE FOR SALE
Due in one year or less...............................................  $   56,790  $   57,052
Due after one year through five years.................................      93,183      93,081
Due after five years through ten years................................       1,570       1,557
Due after ten years...................................................       5,722       5,764
                                                                        ----------  ----------
                                                                        $  157,265  $  157,454
                                                                        ----------  ----------
                                                                        ----------  ----------

    Gross gains and losses on sale of available for sale securities were $267 thousand and $0, respectively, for 1996. There were no sales of securities in 1995.

    At December 31, 1996 investment securities available for sale with a carrying amount of approximately $26 million were pledged as collateral to secure public deposits.

    Securities held to maturity at December 31, 1996 include approximately $1,243 thousand in Federal Home Loan Bank stock, $212 thousand in Federal Reserve Bank stock and $1 thousand in Federal National Mortgage Association stock. The stock is recorded at cost based on the purchase price.

    The Banks may hold derivative securities as part of their investment portfolios. Three Collateralized Mortgage Obligations (CMO's) were in the held to maturity portfolio at Monarch as of December 31, 1996. These FNMA and FHLMC securities are carried at book value of approximately $1.92 million and had a current market value of approximately $1.88 million as of December 31, 1996. The weighted average yield of these investments was 7.02% and the weighted average life was 1.69 years as of December 31, 1996. All three CMO's have been tested no less than annually using the FFIEC "High Risk Security Test," and each of the securities have passed the tests. This stress test is used by bank regulators to assess the relative risks of investments in CMOs. A security that passes this test is not considered to be "high-risk"; a security that fails the test may be subject to additional regulatory scrutiny and under the most severe case, the bank could be asked to sell the security.

    Western holds $3 million in FNMA Multi Step securities with a weighted average yield of 6.38% as of December 31, 1996. The securities do not have a call date or repricing date in the remainder of 1997 and all will mature in October 1998.

                                MONARCH BANCORP

NOTE 5 -- LOANS

    LOANS

    Most of the loans made by the Banks are to customers located in Orange County and the western part of Los Angeles, California. Mortgage and construction loans are collateralized by real estate trust deeds. The Banks generally require security in the form of assets, including real estate, on commercial and installment loans. The ability of the Banks' customers to honor their loan agreements is dependent upon the general economy of the Banks' market areas. The distribution of the Company's loan portfolio is as follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1996       1995
                                                                         ----------  ---------
                                                                            (IN THOUSANDS)
Real estate construction...............................................  $   24,666  $   2,033
Real estate mortgage...................................................     128,026     11,675
Commercial.............................................................     101,177     16,758
Installment............................................................       7,186      2,184
                                                                         ----------  ---------
    GROSS LOANS........................................................     261,055     32,650
Less:
  Deferred loan fees...................................................        (939)      (130)
  Allowance for loan losses............................................      (5,393)      (854)
                                                                         ----------  ---------
    NET LOANS..........................................................  $  254,723  $  31,666
                                                                         ----------  ---------
                                                                         ----------  ---------

    The amount of fixed-rate and variable rate loans and the maturities for each classification of loans as of December 31, 1996, is as follows:

                                                             ONE YEAR
                                                  ONE YEAR   THROUGH 5   OVER 5
                                                  OR LESS      YEARS      YEARS      TOTAL
                                                 ----------  ---------  ---------  ----------
                                                                (IN THOUSANDS)
Real estate construction.......................  $   22,832  $     559  $   1,275  $   24,666
Real estate mortgage...........................      37,702     56,373     33,951     128,026
Commercial.....................................      45,507     31,426     24,244     101,177
Installment....................................       3,790      2,898        498       7,186
                                                 ----------  ---------  ---------  ----------
                                                 $  109,831  $  91,256  $  59,968  $  261,055
                                                 ----------  ---------  ---------  ----------
                                                 ----------  ---------  ---------  ----------
Loans maturing after one year with:
  Fixed interest rates.........................              $  26,253  $  21,319
  Variable interest rates......................                 65,003     38,649
                                                             ---------  ---------
                                                             $  91,256  $  59,968
                                                             ---------  ---------
                                                             ---------  ---------

                                MONARCH BANCORP

NOTE 5 -- LOANS (CONTINUED)
    ALLOWANCE FOR LOAN LOSSES

    Changes in the allowance for loan losses for the two years ended December 31, 1996 were as follows:

                                                                             YEARS ENDED DECEMBER
                                                                                     31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Allowance for loan losses:
Balance at the beginning of the period.....................................  $     854  $   1,137
                                                                             ---------  ---------
  Loans charged off:
    Real estate mortgage...................................................        427        278
    Commercial.............................................................        396        401
    Installment............................................................         45         38
                                                                             ---------  ---------
      Total loans charged off..............................................        868        717
                                                                             ---------  ---------
  Recoveries on loans charged off
    Real estate mortgage...................................................     --              5
    Commercial.............................................................         18          3
    Installment............................................................     --              1
                                                                             ---------  ---------
      Total recoveries on loans charged off................................         18          9
                                                                             ---------  ---------
      Net loans charged off................................................        850        708
Provision charged to operating expense.....................................        228        425
Other additions due to:
  Acquisition of Western...................................................      5,041     --
  Loan portfolio purchases.................................................        120     --
                                                                             ---------  ---------
Balance at the end of the period...........................................  $   5,393  $     854
                                                                             ---------  ---------
                                                                             ---------  ---------

    A summary of loans on which the accrual of interest has been discontinued as of December 31 for the years indicated follows:

                                                                               YEARS ENDED DECEMBER
                                                                                       31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
                                                                                  (IN THOUSANDS)
Nonaccrual loans:
  Real Estate Construction...................................................  $     164  $     172
  Real Estate Mortgage.......................................................      8,323        160
  Commercial.................................................................        755         12
  Installment................................................................         73          1
                                                                               ---------  ---------
    Total....................................................................  $   9,315  $     345
                                                                               ---------  ---------
                                                                               ---------  ---------

    If interest on nonaccrual loans had been recognized at the original interest rates, interest income would have increased approximately $279 thousand and $17 thousand for the years ended December 31, 1996 and 1995, respectively.

                                MONARCH BANCORP

NOTE 5 -- LOANS (CONTINUED)
    If the measurement of an impaired loan is less than the recorded amount of the loan, impairment is recognized through a valuation allowance with a corresponding charge to the provision for loan losses. At December 31, 1996 and 1995, impaired loans identified in accordance with SFAS No. 114 and the related specific loan loss allowances were as follows:

                                                                          1996
                                                        -----------------------------------------
                                                         RECORDED     ALLOWANCE FOR       NET
                                                        INVESTMENT     LOAN LOSSES    INVESTMENT
                                                        -----------  ---------------  -----------
                                                                     (IN THOUSANDS)
With specific allowances..............................   $   2,799      $     541      $   2,258
Without specific allowances...........................       6,775         --              6,775
                                                        -----------         -----     -----------
  Total impaired loans................................   $   9,574      $     541      $   9,033
                                                        -----------         -----     -----------
                                                        -----------         -----     -----------


                                                                          1995
                                                        -----------------------------------------
                                                         RECORDED     ALLOWANCE FOR       NET
                                                        INVESTMENT     LOAN LOSSES    INVESTMENT
                                                        -----------  ---------------  -----------
                                                                     (IN THOUSANDS)
With specific allowances..............................   $   1,041      $     134      $     907
Without specific allowances...........................          11         --                 11
                                                        -----------         -----     -----------
  Total impaired loans................................   $   1,052      $     134      $     918
                                                        -----------         -----     -----------
                                                        -----------         -----     -----------

    The average recorded investment in impaired loans for the years ended December 31, 1996 and 1995 was approximately $2,511 thousand and $1,298 thousand, respectively. Interest income on impaired loans of approximately $33 thousand and $97 thousand was recognized for cash payments in 1996 and 1995, respectively.

NOTE 6 -- PROPERTY AND EQUIPMENT

    The components of premises and equipment at December 31, were as follows:

                                                                               1996       1995
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Land and building..........................................................  $   3,892  $  --
Furniture, fixtures and equipment..........................................      2,230      1,111
Leasehold improvements.....................................................        415         17
                                                                             ---------  ---------
                                                                                 6,537      1,128
Less accumulated depreciation and amortization.............................        757        518
                                                                             ---------  ---------
                                                                             $   5,780  $     610
                                                                             ---------  ---------
                                                                             ---------  ---------

                                MONARCH BANCORP

NOTE 7 -- DEPOSITS

    At December 31, 1996, the scheduled contractual maturities of certificates of deposits are as follows (In thousands):

1997...............................................................  $  63,637
1998...............................................................      2,506
1999...............................................................      2,119
2000...............................................................      1,864
2001 and thereafter................................................        372
                                                                     ---------
                                                                     $  70,498
                                                                     ---------
                                                                     ---------

NOTE 8 -- NOTES PAYABLE

    On September 30, 1996, the Company borrowed $26.5 million from the Northern Trust Company of Chicago under a three year revolving loan agreement. Concurrently with the acquisition of Western, the Company reduced the loan by $15.5 million as a result of a dividend in the same amount from Western. The balance at December 31, 1996 was $11 million, and the interest rate was 6.75%. The highest amount outstanding during 1996 was $26.5 million; the average balance outstanding during the year was $2.75 million; and the average rate paid was 6.95% for the year. The revolving loan agreement expires on September 25, 1999. The loan agreement contains covenants which impose certain restrictions on activities of the Company and its financial position. Such covenants include minimum net worth ratios, maximum debt ratios, a minimum return on average assets, and minimum and maximum credit quality ratios. As of December 31, 1996, the Company, and where applicable, its subsidiaries, were in compliance with each of such covenants.

NOTE 9 -- SHAREHOLDERS' EQUITY

    EQUITY TRANSACTIONS

    During 1995, the Company completed two capital raising transactions. Under a private placement which closed in March, 1995, the Company issued approximately 4,547 thousand shares of common stock for net proceeds of approximately $5,668,000. In September, 1995, pursuant to a shareholders' rights and public offering, the Company issued approximately 2,887,000 shares of common stock for net proceeds of approximately $3,464,000. Pursuant to the September, 1995 equity transaction, the Company issued to parties related to Belle Plaine Financial, LLC, 411,421 warrants to acquire common stock at $1.62 per share. The warrants expire on September 30, 2005.

    As part of the September 30, 1996 Western acquisition, the Company sold approximately 26,147,000 shares of common stock in a private placement for net proceeds of approximately $42,213,000. Pursuant to this equity transaction, the Company issued to parties related to Belle Plaine Financial, LLC, 784,391 warrants to acquire common stock at $1.98 per share. The warrants expire on September 30, 2006.

    RESTRICTIONS ON PAYMENTS OF DIVIDENDS

    As of December 31, 1996, the Company was not eligible to pay dividends because of the accumulated deficit.

                                MONARCH BANCORP

NOTE 9 -- SHAREHOLDERS' EQUITY (CONTINUED)
    The Banks are subject to certain restrictions under regulations governing state banks which limit their ability to transfer funds to the Company through inter-company loans, advances, or cash dividends. As of December 31, 1996, Monarch may not pay dividends without the prior approval of the FDIC and State Superintendent of Banks.

NOTE 10 -- INCOME TAXES

    The components of the consolidated income tax expense (benefit) for the years ended December 31, 1996 and 1995 are as follows:

                                                                                  1996       1995
                                                                                ---------  ---------
                                                                                   (IN THOUSANDS)
Current expense:
  Federal.....................................................................  $     232  $  --
  State.......................................................................        182          1
                                                                                ---------  ---------
                                                                                      414          1
Deferred expense (benefit):
  Federal.....................................................................        (64)       (90)
  State.......................................................................          2       (407)
                                                                                ---------  ---------
                                                                                      (62)      (497)
                                                                                ---------  ---------
Total income taxes............................................................  $     352  $    (496)
                                                                                ---------  ---------
                                                                                ---------  ---------

    The provision for income taxes differs from that which would result from applying the U.S. statutory rate of 34% as follows:

                                                                                 1996       1995
                                                                               ---------  ---------
                                                                                  (IN THOUSANDS)
Federal income tax expense at statutory rate.................................  $     371  $      64
Increase (reduction) in taxes resulting from:
  State income taxes, net of federal benefits................................        121         11
  Amortization of goodwill...................................................        170     --
  Valuation allowance........................................................       (374)      (591)
  Other, net.................................................................         64         20
                                                                               ---------  ---------
Total income taxes...........................................................  $     352  $    (496)
                                                                               ---------  ---------
                                                                               ---------  ---------

                                MONARCH BANCORP

NOTE 10 -- INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1996 and 1995 are presented below. December 31,1995 information does not reflect deferred tax assets of Western which was acquired on September 30,1996.

                                                                                1996       1995
                                                                              ---------  ---------
                                                                                 (IN THOUSANDS)
Deferred tax assets:
  Loans, principally due to allowance for losses............................  $   1,431  $     202
  Other real estate owned...................................................        605         13
  Interest on nonaccrual loans..............................................        128     --
  Net operating loss carryovers.............................................        392        615
  Purchase accounting adjustments...........................................      1,022     --
  Loss on mortgage division.................................................        163     --
  Depreciation..............................................................        293     --
  Other.....................................................................        307         83
                                                                              ---------  ---------
Deferred tax assets.........................................................      4,341        913
  Valuation allowance.......................................................     --           (374)
                                                                              ---------  ---------
Deferred tax assets.........................................................      4,341        539
Deferred tax liabilities:
  Securities................................................................        (23)    --
  FHLB stock dividends......................................................       (131)    --
  Other.....................................................................       (153)       (99)
                                                                              ---------  ---------
Deferred tax liabilities....................................................       (307)       (99)
                                                                              ---------  ---------
Net deferred tax asset......................................................      4,034        440
Tax on unrealized gains on investment securities............................        (51)    --
                                                                              ---------  ---------
Net deferred tax assets.....................................................  $   3,983  $     440
                                                                              ---------  ---------
                                                                              ---------  ---------

    Realization of the net deferred tax assets may be based on utilization of carrybacks to prior taxable periods, anticipation of future taxable income and the utilization of tax planning strategies. At December 31, 1995, the Company established a valuation allowance on deferred tax assets which management believed was more likely than not would not be realized. With the acquisition of Western, and the current period earnings of Monarch, management now believes the future income of the Company is sufficient to conclude that it is more likely than not that all deferred tax assets will be realized. As a result, no valuation allowance is recorded at December 31, 1996 and the valuation allowance existing at December 31, 1995 was recognized in 1996 earnings.

    On December 31, 1996 the Company had $2,694,348 and $1,079,823 of federal and California net operating loss carryovers, respectively, and $333,480 in tax credit carryforwards. During 1995, the Company entered into a recapitalization plan which resulted in a change in ownership for purposes of Internal Revenue Code ("IRC") Section 382. IRC section 382 imposes restrictions on the utilizations of certain tax loss and credit carryforwards which resulted in $1,741,155 and $126,628 of the federal and California net operating loss carryovers and $333,486 of tax credit carryovers no longer being available for utilization.

    Management believes that the remaining $953,193 and $953,195 of the federal and California net operating losses will be realized. The net operating loss carryovers have various expiration dates through

                                MONARCH BANCORP

NOTE 10 -- INCOME TAXES (CONTINUED)
the year 2010. In 1996, the 1995 deferred tax assets, which are unrealizable pursuant to IRC Section 382, have been reclassified to eliminate those deferred tax assets and their corresponding valuation allowance.

NOTE 11 -- COMMITMENTS AND CONTINGENT LIABILITIES

    The Company and the Banks conduct operations from leased facilities under operating leases which expire on various dates through 2001 and which contain certain renewal options.

    Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1996 are as follows:

                                                                                    AMOUNT
                                                                                ---------------
                                                                                (IN THOUSANDS)
Year ended December 31:
  1997........................................................................     $     711
  1998........................................................................           711
  1999........................................................................           711
  2000........................................................................           601
  2001........................................................................           544
  Thereafter..................................................................           932
                                                                                      ------
                                                                                   $   4,210
                                                                                      ------
                                                                                      ------

    Rental expense was $400,000 in 1996, and $267,000 in 1995. Rental expense for 1996 includes that for Western since the date of its acquisition.

    Sublease rental income for the years ended December 31, 1996 and 1995 totaled approximately $54,000 and $66,000, respectively. The lease and sublease related to $34,000 of the sublease income expired without renewal in June 1996. Of the remaining amount, $5,000 relates to a sublease on a month to month basis and $15,000 relates to a sublease that expires in October, 1999.

    The Company and the Banks are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liability, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

NOTE 12--RELATED PARTY TRANSACTIONS

    The Banks had loans outstanding to principal officers and directors and their affiliated companies which were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and do not involve more than the normal risks of collectibility.

                                MONARCH BANCORP

NOTE 12--RELATED PARTY TRANSACTIONS (CONTINUED)

    An analysis of the activity with respect to such loans to related parties is as follows for the years ended December 31:

                                                                               1996       1995
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
Balance, January 1.........................................................  $     248  $     141
Additions due to acquisitions..............................................        184     --
New loans..................................................................        791        176
Repayments.................................................................       (413)       (69)
                                                                             ---------  ---------
Balance, December 31.......................................................  $     810  $     248
                                                                             ---------  ---------
                                                                             ---------  ---------

    The 1996 balance does not include $136,000 in overdraft arrangements on deposit account, consumer credit cards and lines of credit. New loans in 1996 include an existing loan for $470,000 which became a related party loan when the person joined the Company as an officer in 1996.

    Monarch's health and life insurance programs have been contracted based on competitive bids through Rice Brown Financial. The principal of Rice Brown Financial is an insurance broker and a director of the Company and Monarch.

    On January 1, 1996 the Company engaged one of its directors as a financial advisor. The engagement agreement provides for a monthly fee of $3,000 plus expenses beginning January 1, 1996. The agreement may be terminated by either the Company or the director upon 30 days written notice.

    Belle Plaine Partners, Inc. and Belle Plaine Financial, L.L.C. are entities related to a director of the Company. Belle Plaine Partners, Inc. serves as financial advisor to the Company under an engagement letter dated May, 1995. In that capacity, Belle Plaine Partners, Inc. was paid fees of approximately $1.4 million for evaluating and identifying potential acquisitions including the acquisition of Western which closed September 30, 1996. It is also anticipated that Belle Plaine Partners, Inc. will be paid fees of approximately $1.35 million in connection with the acquisition of California Commercial Bankshares ("CCB") by the Company. Belle Plaine Financial, LLC was engaged by the Company to raise capital to consummate the acquisition of Western. Belle Plaine Financial, LLC was paid $863 thousand for its services and was reimbursed for expenses incurred in the course of that engagement. The agreement may be terminated by either party upon 30 days written notice.

NOTE 13--BENEFITS PLANS

    On May 16, 1995, the Board of Directors approved the 1995 Directors Deferred Compensation Plan which was approved by shareholders on July 17, 1995. The plan is effective for fees earned on and after July 1, 1995. No compensation has been awarded under the plan.

    During 1992 the Company adopted an employee stock ownership and salary deferral plan ("KSOP"). In 1992, the KSOP obtained a $250,000 loan from another financial institution, which was guaranteed by the Company, and between 1992 and 1993 acquired approximately 50,000 shares of the Company's common stock. Repayments on the loan are made by employee salary deductions and from possible matching contributions by the Company. The loan had a term of five years and an interest rate of 8%. The Company's contributions to the KSOP totaled approximately $46,000 in 1995. No contributions were made in 1996. In September of 1996 the Company terminated the KSOP plan and recorded a related expense of

                                MONARCH BANCORP

NOTE 13--BENEFITS PLANS (CONTINUED)
approximately $189,000 for repayment of the loan and other termination expenses. The loan was classified in other liabilities as of December 31, 1996 and was paid off in January of 1997.

    Western has a 401(k) plan which is intended to qualify under section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees from the first day of the month following the date of hire. Employees may elect to make both pre-tax and after-tax contributions. The 401(k) Plan also provides for discretionary Company matching contributions. The Company contributions to the 401 (k) Plan, plus any earnings they generate, are fully and immediately vested. The 401(k) Plan will be made available to Monarch employees. No contributions were made by the Company in 1996.

NOTE 14--FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Company and its banking subsidiaries are parties to financial instruments with off-balance-sheet risk in its normal course of business in meeting the financial needs of their customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of those instruments. The same credit policies are used in making commitments and conditional obligations as those used for on-balance-sheet instruments.

    At December 31, the Company had the following commitments to extend credit:

                                                                          1996       1995
                                                                        ---------  ---------
                                                                           (IN THOUSANDS)
Loan commitments......................................................  $  52,925  $   6,557
Standby letters of credit.............................................      7,336         10
                                                                        ---------  ---------
                                                                        $  60,261  $   6,567
                                                                        ---------  ---------
                                                                        ---------  ---------

    In addition to the amounts above, approximately $1,768 thousand in consumer credit card and overdraft commitments were outstanding as of December 31, 1996 and 1995. Loan commitment arrangements represent commercial lines of credit with variable interest rates determined at the time funds are drawn by adding an interest spread to an agreed upon index. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract; they generally have fixed expiration dates or other termination clauses and may require a fee. The total commitment amount generally represents future cash requirements. However, many commitments expire without being used. Standby letters of credit are conditional commitments issued by the Banks to guarantee performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                                MONARCH BANCORP

NOTE 15--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

    The following methods and assumptions were used to estimate the fair value of significant financial instruments:

FINANCIAL ASSETS

    The carrying amounts of cash and due from banks, federal funds sold, and interest bearing deposits are considered to approximate fair value. The fair value of investment securities is generally based on quoted market prices. The fair value of loans is estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments, where available, taking into consideration the varying degrees of credit risk.

FINANCIAL LIABILITIES

    The carrying amounts of deposit liabilities payable on demand is considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of notes payable is based on rates currently available to the Company for debt with similar terms and remaining maturities.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

    The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

                                MONARCH BANCORP

NOTE 15--FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    The estimated fair value of financial instruments at December 31, 1996 and 1995 is summarized as follows:

                                                                    CARRYING VALUE  FAIR VALUE
                                                                    --------------  ----------
                                                                          (IN THOUSANDS)
DECEMBER 31, 1996
Financial Assets:
Cash and due from banks...........................................   $     37,385   $   37,385
Federal Funds Sold................................................          4,217        4,217
Investment Securities.............................................        164,724      164,699
Loans.............................................................        254,723      254,184

Financial Liabilities:
Deposits..........................................................   $    442,984   $  443,190
Notes payable.....................................................         11,000       11,000

DECEMBER 31, 1995
Financial Assets:
Cash and due from banks...........................................   $      4,747   $    4,747
Federal Funds Sold................................................          2,938        2,938
Investment Securities.............................................         28,863       28,895
Loans.............................................................         31,666       31,531

Financial Liabilities:
Deposits..........................................................         58,742       58,740

NOTE 16--REGULATORY MATTERS

EXAMINATIONS OF MONARCH

    Following the conclusion of a joint, second quarter 1994 FDIC and California State Banking Department (Superintendent) examination of Monarch, Monarch stipulated to the issuance of a Section 8(b) Order and a California Financial Code Section 1913 Order (the "Orders") which became effective on December 23, 1994 and December 14, 1994, respectively. The Orders were similar in content and required Monarch to perform several actions within certain time frames.

    The California State Banking Department completed an examination of Monarch in 1995 and informed Monarch that it had been rated satisfactory and the State removed its 1913 Order on December 29, 1995.

    The FDIC removed their Order on March 6, 1996 when Monarch signed a Memorandum of Understanding ("MOU"). On July 3, 1996, the MOU was terminated by the FDIC.

RISK-BASED CAPITAL STANDARDS

    The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the

                                MONARCH BANCORP

NOTE 16--REGULATORY MATTERS (CONTINUED)
regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices, must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. The banking regulators have advised the Company and the Banks that they are considered well capitalized at December 31, 1996.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum ratios based on average and risk weighted assets as set forth below. Actual capital ratios for the Company and the Banks as of December 31, 1996 are also shown in the table:

                                  ADEQUATELY      WELL                              COMPANY
                                  CAPITALIZED  CAPITALIZED   MONARCH    WESTERN   CONSOLIDATED
                                  -----------  -----------  ---------  ---------  ------------
Detailed computations of
  Tier 1 leverage capital
    ratio.......................      a4.00%        a5.00%      8.07%      6.05%        5.07%
  Tier 1 risk-based capital
    ratio.......................      a4.00%        a6.00%     13.64%     10.93%        9.05%
  Total risk-based capital......      a8.00%       a10.00%     14.89%     12.19%       10.30%

NOTE 17--CONDENSED (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1996       1995
                                                                         ----------  ---------
CONDENSED BALANCE SHEETS
  Assets:
    Cash and due from banks............................................  $    4,696  $     194
    Investments in bank subsidiaries...................................      60,344      5,749
    Securities available for sale......................................         262      5,186
    Other assets.......................................................         673     --
                                                                         ----------  ---------
      Total Assets.....................................................  $   65,975  $  11,129
                                                                         ----------  ---------
                                                                         ----------  ---------
  Liabilities:
    Notes payable......................................................  $   11,000  $     132
    Other liabilities..................................................         847     --
                                                                         ----------  ---------
                                                                             11,847        132
  Shareholders' equity.................................................      54,128     10,997
                                                                         ----------  ---------
      Total Liabilities and shareholders' equity.......................  $   65,975  $  11,129
                                                                         ----------  ---------
                                                                         ----------  ---------

                                MONARCH BANCORP

NOTE 17--CONDENSED (PARENT COMPANY ONLY) FINANCIAL INFORMATION (CONTINUED)

                                                                          YEAR ENDED DECEMBER
                                                                                  31,
                                                                         ---------------------
                                                                            1996       1995
                                                                         ----------  ---------
CONDENSED STATEMENT OF OPERATIONS
  Interest income......................................................  $      223  $     107
  Management fees......................................................          58     --
                                                                         ----------  ---------
    Total income.......................................................         281        107
  Interest expense.....................................................         191          1
  Other expense........................................................       1,167         69
                                                                         ----------  ---------
    Total expense......................................................       1,358         70
                                                                         ----------  ---------
      Income (loss) before taxes and equity in undistributed subsidiary
        earnings.......................................................      (1,077)        37
  Income tax expense (benefit).........................................        (431)    --
                                                                         ----------  ---------
  Income (loss) before equity in undistributed earnings of bank
    subsidiaries.......................................................        (646)        37
  Equity in undistributed income (loss) of bank subsidiaries...........       1,384        646
                                                                         ----------  ---------
    Net income.........................................................  $      738  $     683
                                                                         ----------  ---------
                                                                         ----------  ---------
CONDENSED STATEMENTS OF CASH FLOWS
  Net income (loss)....................................................  $      738  $     683
  Change in other assets...............................................        (673)    --
  Change in other liabilities..........................................         847     --
  Equity in undistributed subsidiary (earnings) losses.................      (1,384)      (646)
                                                                         ----------  ---------
    Cash flows from operating activities...............................        (472)        37
  Acquisition of Western Bank, including acquisition costs.............     (53,154)    --
  Net change in securities available for sale..........................       4,924     --
  Other investing activities...........................................         127     (8,944)
                                                                         ----------  ---------
    Cash flows from investing activities...............................     (48,103)    (8,944)
  Net proceeds from issuance of common stock net of issuance costs.....      42,213      9,668
  Issuance of debt.....................................................      11,000     --
  Other financing activities...........................................        (136)      (589)
                                                                         ----------  ---------
    Cash flows from financing activities...............................      53,077      9,079
  Net increase (decrease) in cash......................................       4,502        172
  Cash beginning of year...............................................         194         22
                                                                         ----------  ---------
  Cash end of year.....................................................  $    4,696  $     194
                                                                         ----------  ---------
                                                                         ----------  ---------

NOTE 18--STOCK OPTION PLAN AND WARRANTS

    In 1993, the Company adopted a stock option plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, directors and key employees. The Plan authorizes grants of options to purchase up to 3,437,482 shares of authorized but unissued common stock. Stock options are granted with an exercise price greater than or equal to the stock's fair market value at the date of grant. Qualified stock options have 5-year terms and vest over a three year period from the date of grant. Non-qualified stock options have 10-year terms and vest over a three year period from the date of grant

                                MONARCH BANCORP

NOTE 18--STOCK OPTION PLAN AND WARRANTS (CONTINUED)
    At December 31, 1996, there were 2,189,899 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1996 was $0.64 using the Black Scholes option-pricing model with the following weighted-average assumptions: (i) no dividends are expected to be paid; (ii) risk-free interest rate of 5.20% to 6.27%; (iii) an expected life of 2 1/2 to 5 years; and (iv) an estimated volatility of 40%. There were no options granted in 1995.

    The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS 123, the Company's net income and earnings per share, net of tax effect, would have been reduced to the pro forma amounts indicated below:

                                                                                         1996
                                                                                       ---------
Net income              As reported..................................................  $     738
                        Pro forma....................................................        656

Earnings per share      As reported..................................................  $    0.05
                        Pro forma....................................................       0.04

    The pro forma earnings per share for December 31, 1996 was based on 14,879 thousand of weighted average common shares. The pro forma amounts shown above may not be representative of the effects on reported net income for future periods.

    Stock option activity during the periods indicated is as follows:

                                                                 NUMBER OF   WEIGHTED-AVERAGE
                                                                   SHARES     EXERCISE PRICE
                                                                 ----------  -----------------
Balance at December 31, 1994...................................     109,016      $    4.25
  Granted......................................................      --
  Exercised....................................................      --
  Canceled.....................................................    (109,016)          4.25
  Expired......................................................      --
                                                                 ----------

Balance at December 31, 1995...................................      --
  Granted......................................................   1,262,022           1.65
  Exercised....................................................      --
  Forfeited....................................................     (14,439)          1.62
  Expired......................................................      --
                                                                 ----------

Balance at December 31, 1996...................................   1,247,583      $    1.65
                                                                 ----------
                                                                 ----------

    At December 31, 1996, the range of exercise prices and weighted-average remaining contractual life of outstanding options was between $1.62 and $1.65 and 8 1/2 years, respectively.

    At December 31, 1996 and 1995, the number of options exercisable was 127,583 and 0, respectively, and the weighted average exercise price of those options exercisable at December 31, 1996 was $1.62.

    At December 31, 1996 and 1995, there were also exercisable warrants outstanding of 1,195,812 and 411,421, respectively, and the weighted average exercise price of those warrants exercisable was $1.86 and $1.62, respectively. Of the warrants outstanding on December 31, 1996, 411,421 expire on September 30, 2000 and 784,391 expire on September 30, 2001.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    The Board of Directors of Monarch Bancorp appointed KPMG Peat Marwick LLP as its auditors on September 18, 1996 and replaced Dayton & Associates, which is now Vavrinek, Trine, Day & Co.

    Dayton & Associates' report dated February 7, 1996, except for Note 16 as to which the date is March 31, 1996 and Note 17 as to which the date is April 25, 1996, on the Company's financial statements for the year ended December 31, 1995 did not include an adverse opinion or disclaimer opinion nor was it qualified as to audit scope or accounting principles.

    During the Company's fiscal years ended December 31, 1994 and December 31, 1995, and subsequent interim period, there were no disagreements with Dayton & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to Dayton & Associates' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their Report.

    During the Company's fiscal years ended December 31, 1994 and December 31, 1995, and subsequent interim period:

        (a) Dayton & Associates has not advised the Company that there do not exist the internal controls necessary for the Company to develop reliable financial statements;

        (b) Dayton & Associates has not advised the Company that information had come to their attention that has led them to no longer be able to rely on management's representations, or that has made Dayton & Associates unwilling to be associated with the financial statements prepared by management;

        (c) Dayton & Associates has not advised the Company that they needed to expand significantly the scope of their audit, or that information has come to their attention during such time period that if further investigated may
    (i) materially impact the fairness or reliability of either the previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (ii) cause Dayton & Associates to be unwilling to rely on management's representations or be associated with the Company's financial statements; and

        (d) Dayton & Associates has not advised the Company that information has come to their attention of the type described in subparagraph (c) above, the issue not being resolved to their satisfaction prior to its dismissal.

    The Company has not, during its fiscal years ending December 31, 1994 and December 31, 1995, and the subsequent interim periods, consulted with KPMG Peat Marwick LLP regarding the application of accounting principles to a specifc transaction or the type of audit opinion that might be rendered on the Company's financial statements.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

DIRECTORS

    The following table sets forth, as to each of the persons who currently serves as a director of the Company, such person's age, such person's present position, and the period during which such person has served as a director of the Company.

                                                                                                          DIRECTOR OF
NAME                                AGE                          PRESENT POSITION                      THE COMPANY SINCE
------------------------------      ---      --------------------------------------------------------  -----------------
Rice E. Brown.................          59   Director, the Company                                              1988
Joseph J. Digange.............          69   Director, the Company; Chairman, Western Bank                      1996
John M. Eggemeyer.............          51   Director, the Company                                              1997
John W. Rose..................          47   Director, the Company                                              1995
Hugh S. Smith, Jr.............          66   Director, Chairman and Chief Executive Officer, the                1996
                                              Company
Matthew P. Wagner.............          40   President, the Company; President and Chief Executive              1996
                                              Officer, Western Bank
Dale E. Walter................          62   Director, the Company                                              1996

    RICE BROWN, MSFS is a registered investment advisor, registered principal and President of the firm Rice Brown Financial Services Inc. Mr. Brown's primary focus is in the area of money management using a fee asset basis and estate planning. Mr. Brown's firm has been in business for 35 years. Mr. Brown is the former President of the National Association of Life Underwriters, a Washington, D.C.-based professional money management group.

    JOSEPH J. DIGANGE has been Chairman of Western Bank, since October 1, 1996. In October 1987, Mr. Digange joined Western Bank, as President and Chief Operating Officer. From 1973 to 1982 he was President and Chief Executive Officer of First Los Angeles Bank and from 1982 to 1987 was Vice Chairman of the Board. Mr. Digange has been in banking since 1950.

    JOHN M. EGGEMEYER is an investor and advisor to financial institutions. From 1992 to 1994, Mr. Eggemeyer was a principal of Maybon Securities Corp., an investment bank, and from 1990 to the present, he has served as President of Belle Plaine Financial LLC as well as Belle Plaine Partners, Inc. ("BPI"). Mr. Eggemeyer also serves as the President of Castle Creek Capital LLC, a registered bank holding company, and as a director of DLJ Mortgage Capital Corp., DLJ Mortgage Acceptance Corp., The Enterprise Fund, Rancho Santa Fe National Bank, TCF Bank--Illinois, and TCF Financial Corporation.

    JOHN W. ROSE is currently an Executive Vice President of FNB Corporation, a Pennsylvania multi-bank holding company and is responsible for community banks. He has held this position since March 1995. Since January 1992 he has also been President of McAllen Capital Partners, Inc. a financial advisor to banks and thrifts. From 1988 to 1992, Mr. Rose was President of Livingston Financial Group, a venture capital firm specializing in troubled banking opportunities.

    HUGH S. SMITH, JR. is Chairman of the Board and Chief Executive Officer of the Company. He also serves on the Board of Western Bank and Monarch Bank. Prior to September 30, 1996, he was Chairman of the Board and Chief Executive Officer of Western Bank, a position he held for 23 years.

    MATTHEW P. WAGNER is President of the Company and President and Chief Executive Officer of Western. In October 1996, Mr. Wagner was elected President and Chief Executive Officer of Western Bank and in February 1997, was appointed to the post of President of the Company. Prior to joining the Company in

1996, Mr. Wagner was Executive Vice President with First Bank System in Minneapolis, Minnesota since 1991 and a Senior Vice President since 1985.

    DALE E. WALTER has over 35 years of banking experience having served as Chief Executive Officer of several Southern California independent banks including serving as President and Chief Executive Officer of the Bank of Industry from 1980 to June 1992, as Chairman and Chief Executive Officer of Commerce Bancorp from January 1993 to July 1994 and President and Chief Executive Officer of Guardian Bank from October 1994 to February 1995. From February 1996 to the present, he has operated a wholesale golf travel company and currently serves as a director of First Community Bank of the Desert.

COMMITTEES OF THE BOARD OF DIRECTORS

    During 1996, the Company Board held 13 meetings. Five of these meetings occurred since September 30, 1996 when the Company Board was restructured. All Directors attended at least 75 percent of the Board meetings of the Company during the time they were directors.

    The Audit Committee of the Board of Directors held four meetings in 1996, to review the auditing findings, financial reports, and other matters with the outside auditors. The four Audit Committee meetings were joint meetings of the Audit Committee of the Company and Monarch Bank. The current members of the Audit Committee are Rice E. Brown, John W. Rose and Dale E. Walter.

    The Compensation Committee of the Board of Directors consists of Rice E. Brown, John W. Rose and Dale E. Walter. There were no Compensation Committee meetings during 1996.

    The Executive Committee of the Board of Directors consists of Hugh S. Smith, Jr., Matthew P. Wagner and Joseph J. Digange. There were no meetings of the Executive Committee in 1996.

    The Company has adopted a director compensation policy pursuant to which its non-employee directors are to be paid an annual retainer of $5,000, $750 per regular meeting attended and $300 per special meeting and committee meeting attended. In addition, the Company Board may grant to non-employee directors options to purchase that number of shares of the Company Common Stock equal to $15,000 divided by the Market Price at the time of grant at specified times. Mr. Rose has agreed to forego the compensation he would otherwise receive as a non-employee director (as described in this paragraph) in consideration of his engagement as a financial advisor to the Company. See Part III, Item 12, Certain Relationships and Related Transactions. The Company did not pay director fees in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and the beneficial owners of more than ten percent of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company Common Stock and other equity securities of the Company. Because of the complexity of the reporting rules, the Company has assumed responsibility for preparing and filing all reports required to be filed under Section 16(a) by the directors and executive officers. The Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to its directors and executive officers were complied with, except for the failure to (a) file a Form 3 for each of the following new executive officers of the Company: Hugh S. Smith, Jr., Joseph J. Digange, B. Scott Hardt and Arnold C. Hahn and (b) file a Form 4 for each director and executive officer who received stock options in February 1996, in each case within 10 days of the receipt thereof. Once the omission was discovered, amendments were promptly filed.

EXECUTIVE OFFICERS

    The following table sets forth as to each of the persons who currently serves as an executive officer of the Company, such person's age, such person's present position and the period during which the person has served in such position:

                                                                                                        YEAR APPOINTED
NAME                                AGE                          PRESENT POSITION                         TO POSITION
------------------------------      ---      --------------------------------------------------------  -----------------
Joseph J. Digange                       69   Chairman, Western                                                  1996
Arnold C. Hahn                          45   Executive Vice President,                                          1996
                                             Chief Financial Officer and Secretary, the Company
B. Scott Hardt                          47   Executive Vice President                                           1996
                                             and Chief Credit Officer,
                                             Western
Hugh S. Smith, Jr.                      66   Chairman and Chief                                                 1996
                                             Executive Officer, the Company
Matthew P. Wagner                       40   President, the Company; President and Chief Executive              1996
                                             Officer, Western

    JOSEPH J. DIGANGE has been Chairman of Western, since October 1, 1996. In October 1987, Mr. Digange joined Western, as President and Chief Operating Officer. From 1973 to 1982 he was President and Chief Executive Officer of First Los Angeles Bank and from 1982 to 1987 was Vice Chairman of the Board. Mr. Digange has been in banking since 1950.

    ARNOLD C. HAHN has been Executive Vice President and Chief Financial Officer of the Company since November 1996. Prior to joining the Company, Mr. Hahn spent six years as a Senior Vice President of Finance for First Bank System in Minneapolis, Minnesota. Prior to joining First Bank, Mr. Hahn was a partner with Ernst & Young.

    SCOTT HARDT is Executive Vice President and Chief Credit Officer of Western. Mr. Hardt joined Western in March 1988 as Senior Vice President and Chief Credit Officer and was promoted to his current position in August 1994. Over the past 22 years and prior to joining Western, Mr. Hardt has held various credit and marketing positions in banking. Mr. Hardt began his career with First Interstate Bank in multi-national lending.

    HUGH S. SMITH, JR. is Chairman of the Board and Chief Executive Officer of the Company. He also serves on the Board of Western and Monarch. Prior to September 30, 1996, he was Chairman of the Board and Chief Executive Officer of Western, a position he held for 23 years.

    MATTHEW P. WAGNER is President of the Company and President and Chief Executive Officer of Western Bank. In October 1996, Mr. Wagner was appointed President and Chief Executive Officer of Western, and in February 1997, he was appointed to the post of President of the Company. Prior to joining the Company in 1996, Mr. Wagner served as Executive Vice President of Trust with First Bank System in Minneapolis, Minnesota.

ITEM 10. EXECUTIVE COMPENSATION

    The Company's executive officers are Hugh S. Smith, Jr., Chief Executive Officer and Chairman of the Board; Arnold C. Hahn, Executive Vice President, Chief Financial Officer and Secretary; and Matt Wagner, President. E. Lynn Caswell served as Chief Executive Officer of the Company from July 23, 1987 to September 30, 1996. The following table reflects all compensation paid to Mr. Smith, Mr. Digange, Mr. Hahn, Mr. Hardt, Mr. Wagner and Mr. Caswell. No other officer of the Company received a total annual salary and bonus of $100,000 or more.

SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                           COMPENSATION
                                                                                                           -------------
                                                                              ANNUAL COMPENSATION
                                                                      -----------------------------------     AWARDS
                                                                                                  (E)      -------------
                                                                                                 OTHER
                           (A)                                (B)         (C)         (D)       ANNUAL          (F)
NAME AND PRINCIPAL POSITION                                  YEAR     SALARY ($)     BONUS     COMP.(5)    OPTIONS/ SARS
---------------------------------------------------------  ---------  -----------  ---------  -----------  -------------
E. Lynn Caswell (2) .....................................    1996        138,028                  10,800        --
  Former Chief Executive Officer, the Company                1995        128,182                  11,530        63,614
                                                             1995        128,182                  10,555        --

Hugh S. Smith, Jr. ......................................    1996        188,260      50,000       8,533       200,000
  Chairman and Chief Executive Officer, the Company
  (1)(3)

Joseph J. Digange .......................................    1996        178,454      50,000      13,396       200,000
  Chairman, Western (1)(3)

Arnold C. Hahn ..........................................    1996         25,029     100,000       2,000       135,000
  Executive Vice President and Chief Financial Officer,
  the Company (3)

B. Scott Hardt ..........................................    1996        126,524      50,000      10,800        85,000
  Executive Vice President and Chief Credit Officer,
  Western (1)(3)

Matthew P. Wagner (4) ...................................    1996         43,750     100,000       3,608       500,000
  President, the Company; President and Chief Executive
  Officer, Western

------------------------

(1) Compensation includes amounts received in 1996 from Western Bank.

(2) Mr. E. Lynn Caswell executed an Employment Agreement dated July 23, 1987, and amended effective July 23, 1989, and July 23, 1991 with the Company and Monarch. The Agreement was effective for a three year period with automatic, subsequent three year renewals, unless notice was given 30 days prior to the end of any given period. The Agreement was extended for one additional year in 1994 until June 1995. Renewal or review of the Agreement was then postponed in 1995 until after the Company completed its capital raising activities conducted through private placements of its Common Stock. In December 1995, the Board appointed a special committee to review Mr. Caswell's Agreement and to recommend a new agreement. In February 1997, the Company and Mr. Caswell agreed pursuant to a General Release of Claims and Agreement, dated as of February 1, 1997 (the "Release"), among Mr. Caswell, the Company and Monarch to terminate his Employment Agreement in early 1997 and to a payment by the Company to Mr. Caswell of $347,600. This amount was accrued in the Company's 1996 financial statements.

(3) Includes incentive payments accrued in the Company's 1996 financial statements and paid in February 1997.

(4) Mr. Wagner received an additional $47,265 in consulting fees prior to his becoming an executive officer.

(5) Consists primarily of company cars, car allowances and club dues paid by the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                NUMBER OF
                                               SECURITIES       PERCENT OF TOTAL
                                               UNDERLYING    OPTIONS/SARS GRANTED TO    EXERCISE OR
                                              OPTIONS/SARS     EMPLOYEES IN FISCAL         BASE        EXPIRATION
NAME                                           GRANTED (#)            YEAR            PRICE ($/SHARE)     DATE
--------------------------------------------  -------------  -----------------------  ---------------  -----------
Hugh S. Smith, Jr...........................      200,000                17.4%           $    1.65       2001-2006
Joseph J. Digange...........................      200,000                17.4%           $    1.65       2001-2006
Arnold C. Hahn..............................      135,000                11.8%           $    1.65       2001-2006
B. Scott Hardt..............................       85,000                 7.4%           $    1.65       2001-2006
Matthew P. Wagner...........................      500,000                43.6%           $    1.65       2001-2006

    Certain stock options issued prior to 1996 to E. Lynn Caswell, the former CEO of Monarch, were replaced in January 1996 with options to purchase 63,614 shares of Company Common Stock at an exercise price of $1.62 per share (representing approximately 120 percent of the then-current market price). The Board of Directors at that time determined that the options so replaced carried exercise prices that were too high to provide Mr. Caswell with any meaningful opportunity to realize economic value; accordingly, the Board determined that the issuance of replacement options (which maintained an above-market exercise-price) was appropriate. Pursuant to the Release, Mr. Caswell has waived all rights to such options without any additional consideration.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED
                                                                       SECURITIES UNDERLYING       IN-THE-MONEY
                                                                        OPTIONS/SARS AT FY-   OPTIONS/SARS AT FY-END
                                      SHARES ACQUIRED       VALUE      END (#) EXERCISABLE/      ($) EXERCISABLE/
NAME                                  ON EXERCISE (#)   REALIZED ($)       UNEXERCISABLE           UNEXERCISABLE
-----------------------------------  -----------------  -------------  ---------------------  -----------------------
                                                                                0/                  $   0/
Hugh S. Smith, Jr. ................           None             None            200,000              $   270,000
                                                                                0/                  $   0/
Joseph J. Digange..................           None             None            200,000              $   270,000
                                                                                0/                  $   0/
Arnold C. Hahn.....................           None             None            135,000              $   182,250
                                                                                0/                  $   0/
B. Scott Hardt.....................           None             None             85,000              $   135,000
                                                                                0/                  $   0/
Matthew P. Wagner..................           None             None            500,000              $   675,000

    There were no options exercised during the fiscal year ended December 31, 1996.

    On May 16, 1995, the Board of Directors approved the 1995 Directors Deferred Compensation Plan which was approved by shareholders on July 17, 1995. The plan is effective for fees earned on and after July 1, 1995. No compensation has been awarded under the plan.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND COMPANY MANAGEMENT

    The following table reflects as of April 21, 1997 the beneficial ownership of Company Common Stock, including stock options which will become exercisable within 60 days, by the Company's directors, executive officers and shareholders known to the Company to be holding more than five percent of such stock, and by the Company's directors and officers as a group.

                                                                                            AMOUNT AND
                                                                                             NATURE OF
                                                                                            BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       OWNERSHIP (1)   OF CLASS
-----------------------------------------------------------------------------------------  -------------  -----------
Castle Creek Capital Partner's Fund-I (2)................................................    12,785,325        36.89%
  4370 LaJolla Village, Suite 400,
  San Diego, CA 92122

Launch & Co. Mutual Discovery Fund.......................................................     3,400,000         9.89%
  51 John F. Kennedy Parkway,
  Short Hills, NJ 07078

Keefe Managers, Inc. (3).................................................................     2,500,000         7.27%
  325 Park Avenue,
  New York, NY 10152

Wellington Management (4)................................................................     2,500,000         7.27%
  75 State Street,
  Boston, MA 02109

John M. Eggemeyer (2)....................................................................    13,436,723        38.23%
  4370 LaJolla Village, Suite 400,
  San Diego, CA 92122

Hugh S. Smith, Jr. (5)...................................................................             0          0.0%
  1251 Westwood Blvd.
  Los Angeles, CA 90024

Rice E. Brown (6)........................................................................        12,600(7)       0.04%
  27127 Calle Arroyo
  Suite 1907
  San Juan Capistrano, CA 92675

John W. Rose (6).........................................................................       251,990(8)       0.73%
  c/o FNB Corporation
  Hermitage Square
  Hermitage, PA 16148

Joseph J. Digange (5)....................................................................             0          0.0%
  1251 Westwood Blvd.
  Los Angeles, CA 90024

B. Scott Hardt (9).......................................................................        50,000         0.15%
  1251 Westwood Blvd.
  Los Angeles, CA 90024

Dale E. Walter (6).......................................................................        60,000         0.17%
  50855 Washington Square
  Suite C-211
  La Quinta, CA 92253

Matthew P. Wagner (5)....................................................................        90,000         0.26%
  1251 Westwood Blvd.
  Los Angeles, CA 90024

E. Lynn Caswell (10).....................................................................        94,536          .28%
                                                                                           -------------       -----
Directors and Executive Officers as a group (9 persons) (11).............................    13,901,313        39.44%
                                                                                           -------------       -----
                                                                                           -------------       -----

------------------------

(1) The term "beneficial owner" includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or
    (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term "beneficial owner" also includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days. Ownership includes vested stock options and warrants exercisable within 60 days.

(2) Mr. Eggemeyer has direct beneficial ownership of 160,470 shares of Company Common Stock and warrants to purchase 490,928 shares of Company Common Stock and has or shares voting power and/ or investment power, through Castle Creek Capital Partner's Fund (the "Fund"), of which he is a principal, with respect to 12,500,000 shares of Company Common Stock and warrants to purchase 285,325 shares of Monarch Common Stock. Mr. Eggemeyer disclaims any beneficial ownership of the shares held by the Fund except to the extent of his interest in the Fund. See Part III, Item 12 Certain Relationships and Related Transactions.

(3) Shares of Company Common Stock beneficially owned by Keefe Managers, Inc. are held in affiliated entities as follows: 782,000 shares beneficially owned by Keefe Off Shore Fund, LTD; 918,000 shares beneficially owned by Keefe Partners L.P. and 800,000 shares beneficially owned by Rainbow Partners.

(4) Shares of Company Common Stock beneficially owned by Wellington Management, Inc. are held in affiliated entities as follows: 1,703,000 shares beneficially owned by Bay Pond Partners LP; 605,500 shares beneficially owned by Bay Pond Investors Bermuda LP and 191,500 shares beneficially owned by Barlow Partners.

(5) Executive Officer and Director.

(6) Director.

(7) Mr. Brown beneficially owns 7,600 shares of Company Common Stock and options to purchase
    5,000 shares of Company Common Stock.

(8) Mr. Rose beneficially owns 160,531 shares of Company Common Stock and warrants to purchase
    91,459 shares of Company Common Stock.

(9) Executive Officer.

(10) E. Lynn Caswell is a former Chief Executive Officer and director of the Company.

(11) Does not include 94,536 shares beneficially owned by E. Lynn Caswell.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Certain of the directors and executive officers of the Company and its subsidiaries, and the companies with which they are associated, are customers of, and have had banking transactions with, the Banks. All banking transactions have taken place in the ordinary course of the Banks' business, and the Banks expect to have banking transactions with such persons in the future.

    In the Company's opinion, all loans, and commitments to lend included in such transactions, were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. The amount of all such loans and credit extensions, to all executive officers, directors, and principal shareholders of the Monarch, together with their associates, amounted to $116,000 on December 31, 1996, constituting a negligible percentage of the Company's equity capital accounts on that date.

    The Company's health and life insurance programs have been contracted, based on a competitive bid, through Rice Brown Financial. Mr. Brown is an insurance broker and a director of the Company.

    On January 1, 1996 the Company engaged Mr. Rose, who is a director of the Company, as a financial advisor for consulting services including but not limited to: financial advice, investment advice, certain advice on merger and acquisition opportunities, review of investments and possibly loans, due diligence reviews and examinations, and other items requested by the Company. The engagement agreement provides for a monthly fee of $3,000 plus expenses beginning January 1, 1996. The agreement may be terminated by either the Company or Mr. Rose upon 30 days' written notice.

    John M. Eggemeyer is a principal of Belle Plaine Financial LLC and BPI. BPI has served as financial advisor to the Company under an engagement letter dated May 17, 1995. In that capacity, BPI was paid fees of $1,414,632 for evaluation and identifying potential acquisitions including the acquisition of Western Bank which closed September 30, 1996. It is also anticipated that fees of approximately $1.35 million will be paid under the BPI engagement letter in connection with the acquisition of CCB by Monarch. Belle Plaine Financial LLC, of which Mr. Eggemeyer owns 52 percent, was engaged by the Company to raise capital to consummate the acquisition of Western Bank. Belle Plaine Financial LLC was paid $862,831 for its services and was reimbursed for expenses incurred in the course of that engagement. The engagement letter may be terminated by either the Company or BPI upon 30 days' written notice. See Part III, Item 11 Security Ownership of Certain Beneficial Owners and Monarch Management.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

EXHIBITS NUMBER
---------------
         2.1     Plan of Reorganization and Merger Agreement. (Exhibit A of Registration Statement No. 2-84426
                   incorporated by reference)
         2.2     Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996, by and between
                   Monarch Bancorp and California Commercial Bankshares*
         2.3     Agreement and Plan of Merger, dated as of March 15, 1997, by and between Monarch Bank and National
                   Bank of Southern California*
         3.1     Articles of Incorporation of the Holding Company (Exhibit 3.11 of Registration Statement No. 2-84426
                   incorporated by reference)
         3.2     Bylaws of the Holding Company (Exhibit 3.2 of Registration Statement No. 2-84426 incorporated by reference)
         3.3     Amended Articles of Incorporation approved in the July 1988 Shareholders Meeting (Exhibit 3.3 of
                   12/31/89 Annual Report on Form 10-K incorporated by reference)
         3.4     Amended Bylaws approved on October 19, 1988 (Exhibit 3.4 of 12/31/89 Annual Report on Form 10-K
                   incorporated by reference)
         3.5     Amended Bylaws approved on February 29, 1996 (Exhibit 3.5 of 12/31/95 Annual Report of Form 10KSB
                   incorporated by reference)
         4.0     Form of Indenture (Exhibit 4.1 of Registration Statement No. 2-85442 incorporated by reference)
         4.1     Warrant Agreement for warrants issued in June 1988 at the close of the California Offering. (Exhibit
                   4.1 of 12/31/89 Annual Report on Form 10-K incorporated by reference)
         4.2     Convertible subordinated note issued in September 1988. (Exhibit 4.2 of 12/31/89 Annual Report on
                   Form 10-K incorporated by reference)
         4.6     Stock Option Agreement, dated December 19, 1996, between CCB and the Company*
         4.7     Warrant Certificate No. 1, dated November 5, 1996, in favor of John M. Eggemeyer*
         4.8     Warrant Certificate No. 2, dated November 5, 1996, in favor of William J. Ruh*
         4.9     Warrant Certificate No. 3, dated November 5, 1996, in favor of John W. Rose*

EXHIBITS NUMBER
---------------
        4.10     Warrant Certificate No. 4, dated November 5, 1996, in favor of Mark G. Merlo*
        4.11     Warrant Certificate No. 1, dated November 5, 1996, in favor of Castle Creek Capital Partners Fund-I*
        4.12     Warrant Certificate No. 2, dated November 5, 1996, in favor of John M. Eggemeyer, III*
        4.13     Warrant Certificate No. 3, dated November 5, 1996, in favor of William Ruh*
        4.14     Warrant Certificate No. 4, dated November 5, 1996, in favor of Dan Davis*
        4.15     Warrant Certificate No. 5, dated November 5, 1996, in favor of Mark Merlo*
        4.16     Warrant Certificate No. 6, dated November 5, 1996, in favor of William Moody*
        4.17     Warrant Certificate No. 7, dated November 5, 1996, in favor of HCM Castle Creek, Inc.*
        4.18     Warrant Certificate No. 8, dated November 5, 1996, in favor of Castle Creek Financial Investors,
                   Inc.*
        4.19     Warrant Certificate No. 9, dated November 5, 1996, in favor of Whitecap Capital, L.L.C.*
        4.20     Warrant Certificate No. 10, dated November 5, 1996, in favor of Cook-Castle Creek, Inc.*
        4.21     Warrant Certificate No. 11, dated November 5, 1996, in favor of Castle Creek Investors, L.L.C.*
         9.1     Shareholder Agreement, dated as of December 19, 1996, by and between Farrell G. Hinkle and Monarch
                   Bancorp*
         9.2     Shareholder Agreement, dated as of December 19, 1996, by and between Phillip L. Bush and Monarch
                   Bancorp*
         9.3     Shareholder Agreement, dated as of December 19, 1996, by and between Michael Gertner and Monarch
                   Bancorp*
         9.4     Shareholder Agreement, dated as of December 19, 1996, by and between James W. Hamilton and Monarch
                   Bancorp*
         9.5     Shareholder Agreement, dated as of December 19, 1996, by and between William H. Jacoby and Monarch
                   Bancorp*
         9.6     Shareholder Agreement, dated as of December 19, 1996, by and between Robert L. McKay and Monarch
                   Bancorp*
         9.7     Shareholder Agreement, dated as of December 19, 1996, by and between Mark H. Stuenkel and Monarch
                   Bancorp*
        10.0     Monarch Bancorp 1983 Stock Option Plan; Form Incentive Stock Option Agreement and Form Nonstatutory
                   Stock Option Agreement (Exhibit 10.2 of Registration Statement No. 2-85442 incorporated by reference)
        10.1     Headquarters Office Lease (Exhibit 10.3 of Registration Statement No. 2-85442 incorporated by reference)
        10.2     27751 La Paz Lease (Exhibit 3.5 of 12/31/84 Annual Report on Form 10-K incorporated by reference)
        10.3     30100 Town Center Drive Lease (Exhibit 3.6 of 12/31/84 (Annual Report on Form 10-K incorporated by reference)
        10.4     Lease agreement for Bank assets sold and leased back from Parker North American in 1988. (Exhibit
                   10.4 of 12/31/89 Annual Report on Form 10-K incorporated by reference)
        10.5     Amended Stock Option Plan as approved in the July 1988 Shareholders' Meeting. (Exhibit 10.5 of
                   12/31/89 Annual Report on Form 10-K incorporated by reference)

EXHIBITS NUMBER
---------------
        10.6     Stock Option Plan as approved in June 1993 Shareholders' Meeting (Exhibit 10.6 of original filing of
                   12.31/93 Annual Report on Form 10-KSB incorporated by reference)
        10.8     General Release of Claims and Agreement, dated February 1, 1997, among E. Lynn Caswell, the Company and Monarch Bank*
        10.9     1993 Stock Option Plan as Amended May 15, 1996*
       10.10     Form of Stock Option Agreement*
        11.0     Computation of Per Earnings Common Stock and Common Share Equivalents (See Consolidated Statements
                   of Income contained in Item 7 of this Annual Report on Form 10-KSB incorporated by reference)
        16.0     Letter of Dayton & Associates on change in Certifying Accountant*
        21.0     Subsidiaries of Monarch Bancorp*
        27.0     Financial Data Schedule*
        28.1     February 15, 1988 California Offering Circular (Exhibit 28.1 of 12/31/87 Form 10-K incorporated by reference)
        28.2     Written Consent Statement for Proposed Amendment to the Articles of Incorporation to Increase the
                   Number of Authorized Shares (Original filing 1/12/96)
        28.3     Prospectus for rights and public offering of up to 3,177,296 shares of common stock (Original filing
                   7/19/95)

------------------------

* Previously filed with the Company's original Annual Report on Form 10-KSB for the year ended December 31, 1996.

(b) REPORTS ON FORM 8-K

    On October 4, 1996, the Company filed a Form 8-K discussing a change in control of the company, the acquisition of Western Bank, a change in the Company's certifying accounts and the resignation of directors.

    On December 2, 1996, the Company filed a Form 8-K containing the pro forma combined financial statements with Western Bank.

    On December 20, 1996, the Company filed a Form 8-K announcing the merger agreement reached with California Commercial Bankshares.

    On February 28, 1997, the Company filed a Form 8-K announcing its Fourth Quarter Earnings and the number of shares of common stock to be exchanged in connection with the merger with California Commercial Bankshares.

    On April 14, 1997, the Company filed a Form 8-K announcing its First Quarter Earnings.

                                   SIGNATURES

    In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                MONARCH BANCORP

                                By:            /s/ HUGH S. SMITH, JR.
                                     -----------------------------------------
                                                 Hugh S. Smith, Jr.
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                Date: April 30, 1997

    In accordance with the Securities Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ ARNOLD C. HAHN        Executive Vice President
------------------------------    and Chief Financial         April 30, 1997
        Arnold C. Hahn            Officer

      /s/ RICE E. BROWN
------------------------------  Director                      April 30, 1997
        Rice E. Brown

    /s/ JOSEPH J. DIGANGE
------------------------------  Director                      April 30, 1997
      Joseph J. Digange

       /s/ JOHN W. ROSE
------------------------------  Director                      April 30, 1997
         John W. Rose

    /s/ MATTHEW P. WAGNER
------------------------------  Director                      April 30, 1997
      Matthew P. Wagner

      /s/ DALE E. WALTER
------------------------------  Director                      April 30, 1997
        Dale E. Walter

    /s/ JOHN M. EGGEMEYER
------------------------------  Director                      April 30, 1997
      John M. Eggemeyer

                                                                      APPENDIX C
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                   DATED AS OF THE 19TH DAY OF DECEMBER, 1996
                                 BY AND BETWEEN
                                MONARCH BANCORP
                                      AND
                        CALIFORNIA COMMERCIAL BANKSHARES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
RECITALS

ARTICLE I. THE MERGER

    SECTION 1.1. Structure of the Merger..................................................................        C-7
    SECTION 1.2. Effect on Outstanding Shares.............................................................        C-7
    SECTION 1.3. Exchange Procedures......................................................................        C-8
    SECTION 1.4. Dissenters' Rights.......................................................................        C-9
    SECTION 1.5. Options..................................................................................        C-9
    SECTION 1.6. Determinations of December 31, 1996 Shareholders' Equity.................................       C-10

ARTICLE II. CONDUCT PENDING THE MERGER
    SECTION 2.1. Conduct of Business Prior to the Effective Time..........................................       C-10
    SECTION 2.2. Forbearance..............................................................................       C-11
    SECTION 2.3. Cooperation..............................................................................       C-12

ARTICLE III. REPRESENTATIONS AND WARRANTIES
    SECTION 3.1. Representations and Warranties of the Company............................................       C-12
    SECTION 3.2. Representations and Warranties of Monarch................................................       C-22

ARTICLE IV. COVENANTS
    SECTION 4.1. Acquisition Proposals....................................................................       C-30
    SECTION 4.2. Certain Policies of the Company..........................................................       C-30
    SECTION 4.3. Employee Benefits........................................................................       C-30
    SECTION 4.4. Access and Information...................................................................       C-31
    SECTION 4.5. Certain Filings, Consents and Arrangements...............................................       C-31
    SECTION 4.6. Indemnification; Directors' and Officers' Insurance......................................       C-32
    SECTION 4.7. Additional Agreements....................................................................       C-33
    SECTION 4.8. Publicity................................................................................       C-33
    SECTION 4.9. Registration Statement...................................................................       C-33
    SECTION 4.10. Shareholders' Meetings..................................................................       C-33
    SECTION 4.11. Notification of Certain Matters.........................................................       C-33
    SECTION 4.12. No Acquisitions of Company Common Stock.................................................       C-34
    SECTION 4.13. Securities Act..........................................................................       C-34
    SECTION 4.14. Quotation on NASDAQ.....................................................................       C-34
    SECTION 4.15. Tax-Free Reorganization Treatment; Pooling..............................................       C-34
    SECTION 4.16. Shareholder Agreements..................................................................       C-34
    SECTION 4.17. Director and Officer Resignations.......................................................       C-34
    SECTION 4.18. Consummation of Company Bank and Monarch Bank Merger....................................       C-34

ARTICLE V. CONDITIONS TO CONSUMMATION
    SECTION 5.1. Conditions to All Parties' Obligations...................................................       C-35
    SECTION 5.2. Conditions to the Obligations of Monarch.................................................       C-36
    SECTION 5.3. Conditions to the Obligation of the Company..............................................       C-37

ARTICLE VI. TERMINATION
    SECTION 6.1. Termination..............................................................................       C-37
    SECTION 6.2. Effect of Termination....................................................................       C-38

ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME
    SECTION 7.1. Effective Date and Effective Time........................................................       C-39

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE VIII. OTHER MATTERS
    SECTION 8.1. Certain Definitions; Interpretation......................................................       C-39
    SECTION 8.2. Survival.................................................................................       C-40
    SECTION 8.3. Waiver...................................................................................       C-40
    SECTION 8.4. Counterparts.............................................................................       C-40
    SECTION 8.5. Governing Law............................................................................       C-41
    SECTION 8.6. WAIVER OF JURY TRIAL.....................................................................       C-41
    SECTION 8.7. Expenses.................................................................................       C-41
    SECTION 8.8. Notices..................................................................................       C-41
    SECTION 8.9. Entire Agreement; Etc....................................................................       C-42
    SECTION 8.10. Assignment..............................................................................       C-42
    Schedule 2.2(b)*
    Schedule 4.16*

                                                  LIST OF ANNEXES*
Annex 1 - Monarch Rights (Recital C)
Annex 2 - Company Rights (Recital E)
Annex 3 - Form of Shareholder Agreement (Section 4.16)
Annex 3A - Form of Shareholder Agreement to be signed (Section 4.16)
Annex 4 - Form of Opinion of Company Counsel (Section 5.2(c))
Annex 5 - Form of Opinion of Monarch Counsel (Section 5.3(b))
Annex 6 - Calculation of Company Per Share Book Value (Section 8.1)
Annex 7 - Certificate of Merger and Related Document

------------------------

*Omitted from this Joint Proxy Statement--Prospectus

                             INDEX OF DEFINED TERMS

                                                                                                                PAGE
                                                                                                                -----
Acquisition Proposal.......................................................................................          43
Affiliates.................................................................................................          50
BHC Act....................................................................................................           1
BIF........................................................................................................          13
Certificate................................................................................................           4
Code.......................................................................................................           2
Company....................................................................................................           1
Company Bank...............................................................................................           2
Company Book Value.........................................................................................          59
Company Common Stock.......................................................................................           2
Company Counsel............................................................................................          54
Company Disclosure Letter..................................................................................          13
Company Employee Plans.....................................................................................          20
Company ERISA Affiliate....................................................................................          20
Company ERISA Affiliate Plan...............................................................................          20
Company Option.............................................................................................           7
Company Pension Employee...................................................................................          20
Company Per Share Book Value...............................................................................          59
Company Pooling Condition..................................................................................          55
Company Properties.........................................................................................          24
Company Reports............................................................................................          15
Company Rights.............................................................................................           2
Confidentiality Agreement..................................................................................          45
Continued Employee.........................................................................................          44
Conversion Number..........................................................................................           3
Costs......................................................................................................          46
Covered Person.............................................................................................          27
Deal Expenses..............................................................................................          59
Dissenters' Shares.........................................................................................           3
Dissenters' Rights Condition...............................................................................          54
Effective Date.............................................................................................          59
Effective Time.............................................................................................          59
Environmental Law..........................................................................................          25
ERISA......................................................................................................          20
ERISA Affiliate............................................................................................          20
Exchange Agent.............................................................................................           4
FDIC.......................................................................................................          13
Federal Reserve Board......................................................................................           1
GAAP.......................................................................................................          60
Government Regulators......................................................................................          18
Hazardous Substance........................................................................................          25
Indemnified Parties........................................................................................          46
IRS........................................................................................................          22
Material...................................................................................................          60
Material Adverse Effect....................................................................................          60
Maximum Amount.............................................................................................          47
Meeting....................................................................................................          49
Merger.....................................................................................................           3

                                                                                                                PAGE
                                                                                                                -----
Merger Consideration.......................................................................................           3
Monarch....................................................................................................           1
Monarch Book Value.........................................................................................          60
Monarch Common Stock.......................................................................................           1
Monarch Disclosure Letter..................................................................................          28
Monarch Employee Plans.....................................................................................          35
Monarch ERISA Affiliate....................................................................................          35
Monarch ERISA Affiliate Plan...............................................................................          35
Monarch Pension Plan.......................................................................................          35
Monarch Per Share Book Value...............................................................................          60
Monarch Pooling Condition..................................................................................          53
Monarch Properties.........................................................................................          39
Monarch Reports............................................................................................          30
Monarch Rights.............................................................................................           1
Monarch's Benefit Plans....................................................................................          44
NASDAQ.....................................................................................................           4
OCC........................................................................................................          16
OREO.......................................................................................................          25
PBGC.......................................................................................................          20
Person.....................................................................................................          61
Plan.......................................................................................................           1
Registration Statement.....................................................................................          48
Regulatory Agencies........................................................................................          16
Retention Bonuses..........................................................................................          61
SEC........................................................................................................          15
Securities Act.............................................................................................          27
Securities Exchange Act....................................................................................          15
Shareholder Agreements.....................................................................................          51
Significant Subsidiaries...................................................................................          16
SRO........................................................................................................          16
State Corporation Law......................................................................................           3
State Regulator............................................................................................          16
Subsidiary.................................................................................................          61
Surviving Corporation......................................................................................           3

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 19th day of December, 1996 (this "Plan"), by and between Monarch Bancorp, a California corporation ("Monarch"), and California Commercial Bankshares, a California corporation (the "Company").

                                   RECITALS:

    A. AMENDMENT AND RESTATEMENT. Monarch and the Company desire to amend and restate the provisions of that certain Agreement and Plan of Merger, dated as of December 19, 1996, by and between Monarch and the Company in order to clarify the understandings of the parties with respect to certain of the terms set forth therein, and, subject to Section 8.9 hereof, Monarch and the Company intend that this Plan, as so amended and restated hereby, shall hereafter constitute the entire agreement of the parties with respect to the matters set forth herein.

    B. MONARCH. Monarch is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in Laguna Niguel, California. As of the date hereof, Monarch has (i) 100 million authorized shares of common stock, no par value ("Monarch Common Stock"), of which no more than 36,818,216 shares were outstanding as of the date hereof (including 2,443,395 shares to be issued upon the completion of the exercise of certain options and warrants), (ii) 5 million authorized shares of preferred stock, none of which were outstanding, and (iii) no other class of capital stock authorized. Monarch is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

    C. MONARCH RIGHTS, ETC. Monarch does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Monarch Rights"), except pursuant to the options, warrants, awards and other rights described on Annex 1 (which includes details on the terms and conditions of any such Monarch Rights, including the grantee, vesting periods and exercise prices of any options and the exercise price of any warrants).

    D. THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in Newport Beach, California. As of the date hereof, the Company has (i) 10,000,000 authorized shares of common stock, no par value ("Company Common Stock"), of which no more than 3,193,822 shares were outstanding as of the date hereof (including 236,750 shares to be issued upon the completion of the exercise of certain options, warrants and awards),
(ii) 1,000,000 authorized shares of preferred stock, none of which were outstanding, and (iii) no other class of capital stock authorized. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act.

    E. COMPANY RIGHTS, ETC. The Company does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Company Rights"), except pursuant to the options, warrants, awards, and other rights described on Annex 2 (which includes details on the terms and conditions of any Company Rights, including the grantee, vesting periods and exercise prices of any options).

    F. BOARD APPROVALS. The respective Boards of Directors of Monarch and the Company have duly approved this Plan and have duly authorized its execution and delivery.

    G. INTENTION OF THE PARTIES. It is the intention of the parties to this Plan that (a) the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"),
(b) the Merger for accounting purposes shall qualify as a "pooling of interests," unless the Monarch Pooling Condition (as defined herein) and the Company Pooling Condition (as defined herein) are waived by the parties hereto and (c) immediately following the Merger, Monarch Bank, a wholly-owned Subsidiary of Monarch, shall be merged into National Bank of Southern California (the "Company Bank"), a wholly-owned Subsidiary of the Company, with the Company Bank as the survivor (the "Bank Merger").

    H. STOCK OPTION AGREEMENT. Concurrently herewith, the Company and Monarch are entering into a Stock Option Agreement, to be dated the date hereof, whereby the Company will grant to Monarch the option to purchase up to 19.9% of the outstanding shares of the Company Common Stock upon the occurrence of certain events.

    In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             ARTICLE I.  THE MERGER

    SECTION 1.1.  STRUCTURE OF THE MERGER.  On the Effective Date (as defined in
Section 7.1 hereof), the Company will merge (the "Merger") with and into Monarch, with Monarch being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the California General Corporation Law (the "State Corporation Law"). The separate corporate existence of the Company shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time (as defined in Section 7.1 hereof), the articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of Monarch immediately prior to the Effective Time.

    SECTION 1.2. EFFECT ON OUTSTANDING SHARES. (a) By virtue of the Merger, each share of Company Common Stock issued and outstanding at the Effective Time (other than (i) shares which have not been voted in favor of the approval of the principal terms of this Plan and with respect to which dissenters' rights shall have been perfected in accordance with State Corporation Law (the "Dissenters' Shares") and (ii) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted, automatically and without any action on the part of the holder thereof, into that number of shares of Monarch Common Stock (the "Conversion Number") equal to the quotient obtained by dividing (i)
1.6 times the Company's Per Share Book Value (as defined in Section 8.1 hereof) by (ii) Monarch's Per Share Book Value (as defined in Section 8.1 hereof) (the aggregate of all such shares of Monarch Common Stock is hereinafter called the "Merger Consideration"). To the extent permitted by applicable law, preemptive rights with respect to the purchase of CCB Common Stock, if any shall exist, shall terminate and cease to exist at the Effective Time.

    (b) At the Effective Time, the issued and outstanding shares of Monarch Common Stock, including shares issued pursuant to Section 1.2(a) hereof, shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

    (c) If Monarch effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction after the date hereof and before the Effective Time, the Conversion Number shall, if necessary, be adjusted. As of the Effective Time, each share of Company Common Stock held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be cancelled, retired and cease to exist, and no exchange or payment shall be made in respect thereof.

    (d) No fractional shares of Monarch Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Monarch Common Stock pursuant to Section 1.2(a) hereof, cash adjustments will be paid to holders in respect of any fractional share of Monarch Common Stock that would otherwise be issuable; the amount of such cash adjustment shall be equal to such fractional proportion of the average closing price of a share of Monarch Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five trading days immediately prior to and including the trading day next preceding the Effective Time or, if the Monarch Common Stock is not then quoted on NASDAQ, such fractional proportion of an amount equal to the Monarch Per Share Book Value multiplied by 1.6.

    (e) Dissenters' Shares shall be purchased and paid for in accordance with
Section 1300 et. seq. of the State Corporation Law.

    SECTION 1.3. EXCHANGE PROCEDURES. (a) At and after the Effective Time, each certificate theretofore representing shares of Company Common Stock (each, a "Certificate") shall represent only the right to receive the applicable portion of the Merger Consideration without interest.

    (b) As of the Effective Time, Monarch shall deposit, or shall cause to be deposited, with such bank or trust company as Monarch shall elect (which may be a Subsidiary of Monarch) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, certificates representing the shares of Monarch Common Stock and cash in lieu of fractional shares to be exchanged pursuant to Section 1.2 hereof for outstanding shares of Company Common Stock.

    (c) As soon as practicable after the Effective Time, Monarch shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and, in the case of holders of more than 5% of the Company Common Stock at the Effective Time, the letter referred to in Section 4.13(b) hereof, to the Exchange Agent, which transmittal letter shall be in a form and contain any other customary provisions as Monarch may determine; and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable portion of the Merger Consideration. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of Monarch Common Stock and (2) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the exchange described in this Section 1.3(c) may nonetheless be effected if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of Monarch and the Exchange Agent, (i) to evidence and effect such transfer but for the provisions of Section 1.3(e) hereof and (ii) to evidence that all applicable stock transfer taxes have been paid.

    (d) Whenever a dividend or other distribution is declared by Monarch on Monarch Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; PROVIDED, HOWEVER, that no dividend or other distribution declared or made on Monarch Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Monarch Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.3. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Monarch Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of Monarch Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having

(x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender with respect to such whole shares of Monarch Common Stock.

    (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation after the Effective Time, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

    (f) Any portion of the aggregate Merger Consideration that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be returned by the Exchange Agent to the Surviving Corporation. Any shareholder of the Company who has not theretofore complied with this Section 1.3 shall thereafter be entitled to look only to the Surviving Corporation for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock held by such shareholder without any interest thereon. If Certificates are not surrendered or the consideration therefor is not claimed prior to the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of Monarch (and to the extent not in its possession shall be paid over to Monarch), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Monarch, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will effect the exchange of such lost, stolen or destroyed Certificate for the portion of the Merger Consideration deliverable in exchange therefor.

    SECTION 1.4. DISSENTERS' RIGHTS. Any Dissenting Shareholder who shall be entitled to be paid the "fair market value" of his or her Dissenters' Shares, as provided in Section 1300 of the State Corporation Law, shall not be entitled to the Merger Consideration in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the State Corporation Law, and shall be entitled to receive only the payment provided for by Section 1300 of the State Corporation Law with respect to such Dissenters' Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.2 hereof.

    SECTION 1.5. OPTIONS. At the Effective Time, each option granted by the Company to directors, officers and employees of the Company and the Company Bank to purchase shares of Company Common Stock which, at the Effective Time, is outstanding and has not been exercised (a "Company Option"), shall be converted into an option to purchase shares of Monarch Common Stock in accordance with the terms of the applicable Company stock option plan and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option may be exercised solely for shares of Monarch Common Stock, (ii) the number of shares of Monarch Common Stock subject to such Company Option shall be equal to the product (rounded down to the nearest whole share) of multiplying the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Conversion Number and (iii) the per share exercise price under each such Company Option shall be equal to the quotient (rounded down to the nearest cent) of dividing the per share exercise price under each such Company Option by the Conversion Number.

    SECTION 1.6. DETERMINATIONS OF DECEMBER 31, 1996 SHAREHOLDERS' EQUITY. (a) As promptly as practicable, but no less than seven business days prior to the release of its 1996 earnings, each party hereto shall deliver to the other its proposed consolidated statement of income and consolidated balance sheet, and shall cause its independent accountants to make available to the other party their work papers.

    (b) If either party disagrees with the other's calculation of shareholders' equity, it shall not later than the day prior to the seventh business day following such delivery, deliver a notice specifying those items or amounts on the financial statements as to which it disagrees, including the reasons for its disagreement and its calculation of the relevant shareholders' equity.

    (c) If a notice of disagreement shall be delivered pursuant to subsection 1.6(b) hereof, the parties shall, during the 10 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts, as may be required, in order to determine the amount of the relevant shareholders' equity, which amount shall not be more than the amount thereof shown in the calculation delivered pursuant to subsection 1.6(a) hereof nor less than the amount thereof shown in the calculation delivered pursuant to subsection 1.6(b) hereof. If during such period the parties are unable to reach such agreement, they shall promptly thereafter cause Price Waterhouse LLP or other firm of independent accountants of nationally recognized standing reasonably satisfactory to the parties (who shall not have any material relationship with either of the parties, other than personal banking relationships that may be maintained by partners of such firms in their individual capacity), promptly to review the disputed items or amounts for the purpose of calculating the relevant shareholders' equity. In making such calculation, such independent accountants shall consider only those items or amounts as to which a party has disagreed. Such independent accountants shall deliver to the parties, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties. The cost of such review and report shall be borne
(i) by Monarch, if its consolidated shareholders' equity as determined pursuant hereto shall be less than 97.5% of that delivered pursuant to subsection 1.6(a) hereof, (ii) by the Company if its consolidated shareholders' equity as determined pursuant hereto shall be less than 97.5% of that delivered pursuant to subsection 1.6(a) hereof, (iii) by the challenging party if the consolidated shareholder's equity of the other party as determined pursuant hereto shall be not less than 99.5% of that delivered pursuant to subsection (a) hereof and (iv) otherwise, 50% by each of the parties.

    (d) The parties agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the financial statements and in the conduct of the audits and reviews referred to in this Section 1.6, including without limitation the making available to the extent necessary of books, records, work papers and personnel.

                    ARTICLE II.  CONDUCT PENDING THE MERGER

    SECTION 2.1. CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, each of Monarch and the Company shall, and shall cause each of its respective Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company or Monarch to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) take no action that is reasonably likely to have a Material Adverse Effect (as defined in Section 8.1 hereof) on either Monarch or the Company.

    SECTION 2.2. FORBEARANCE. During the period from the date of this Plan to the Effective Time, neither Monarch nor the Company shall, nor shall either permit any of its respective Subsidiaries to, without in any such case the prior consent of the other (it being understood that, except as otherwise specified herein, for purposes of this Section 2.2, a consent shall be deemed given if, within 3 business days after a request for any such consent is made by one party, the other party does not object to the action for which the consent is requested):

        (a) incur any indebtedness for borrowed money (other than Federal Funds borrowings) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

        (b) except as contemplated in Recital H and Schedule 2.2(b) hereto, adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, or issue any additional shares of capital stock except pursuant to the exercise of stock options, warrants, awards and other rights outstanding as of the date hereof as set forth on Annexes 1 and 2 and on the terms in effect on the date hereof;

        (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except (i) pursuant to contracts or agreements in force as of the date of this Plan or (ii) any such action or series of related actions which result in a pre-tax loss of not more than $100,000;

        (d) make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

        (e) increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 3.1(p) hereof), with or for the benefit of any employee, other than (i) general increases in compensation for employees in the ordinary course of business consistent with past practices, (ii) bonuses which have been accrued on the 1996 financial statements of the relevant party in the ordinary course of business consistent with past practices or
    (iii) any amendment required by applicable law (provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

        (f) (i) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $100,000 or in securities transactions as provided in (f)(ii) below, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, PROVIDED that neither party shall make any acquisition of business operations without the other party's prior consent, or

            (ii) other than purchases of direct obligations of the United States of America or obligations of U.S. government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of three years or less, purchase or acquire securities of any type; PROVIDED, HOWEVER, that, in the case of investment securities, either party hereto may purchase (or permit a Subsidiary to purchase) investment securities if, within one business day after such party requests in writing (which notice shall describe in detail the investment securities to be purchased and the price thereof) that the other consent to the making of any such purchase, the other has approved such request in writing or has not responded in writing to such request;

        (g) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000;

        (h) settle any claim, action or proceeding involving any liability of it or any of its Subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of the party or any of its Subsidiaries;

        (i) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim; PROVIDED, HOWEVER, that either party hereto may take (or permit a Subsidiary to take) any such action if, within two business days after such party requests in writing (which request shall include information and analyses sufficient for the other party to assess the proposed action) that the other party consent to the taking of such action, the other party has approved such request in writing or has not responded in writing to such request;

        (j) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except
    (i) in the ordinary course of business consistent with past practice and in conformity with all applicable policies and procedures (ii) any loans or advances as to which such party (or a Subsidiary thereof) has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by such party in writing to the other party prior to the execution of this Plan;

        (k) except as contemplated by Section 4.2 hereof, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by the party's independent auditors;

        (l) engage in any merger, consolidation or other similar transaction with, or acquire a significant portion of the capital stock or assets of, any other corporate or other entity except in the ordinary course of business or in connection with foreclosures and collection on secured interests;

        (m) amend its articles of incorporation or its by-laws; or

        (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

    SECTION 2.3. COOPERATION. (a) Each of Monarch and the Company shall cooperate with each other in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Sections 2.1 or 2.2.

    (b) Without limiting the generality of the foregoing, each of Monarch and the Company shall have the right to have one of its representatives present at all loan committee meetings or meetings of similar purpose of the other party or the other party's Subsidiaries, and each party shall give notice to the other party of any such meeting one business day prior to such meeting.

                  ARTICLE III.  REPRESENTATIONS AND WARRANTIES

    SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Monarch that, except as to the matters disclosed in a letter of the Company delivered to

Monarch on or prior to the date hereof, which disclosures shall be deemed to be made with respect to any applicable representation notwithstanding the specific section references therein (the "Company Disclosure Letter"):

        (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct.

        (b) CAPITAL STOCK. All outstanding shares of capital stock of the Company and the Company Bank have been duly authorized and validly issued, are fully paid and (subject to 12 U.S.C. 55 with respect to the Company
    Bank) non-assessable and are not subject to any preemptive rights.

        (c) DUE ORGANIZATION AND QUALIFICATION. The Company Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Company Bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

        (d) CORPORATE AUTHORITY. Each of the Company and Company Bank has the corporate power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on the Company) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

        (e) SUBSIDIARIES; SIGNIFICANT INVESTMENTS. The only Subsidiaries of the Company are the Company Bank and Venture Partners, Inc., a California corporation ("Venture"). All of the shares of capital stock of each such Subsidiary are owned directly and of record by the Company, free and clear of all liens, claims, encumbrances and restrictions on transfer, and there is no outstanding option, call or commitment with respect to any such capital stock, nor any obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from either Subsidiary, any shares of its capital stock. Neither the Company nor either of its Subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, except for shares of the Company Bank and Venture held by the Company.

        (f)  SHAREHOLDER APPROVALS.

            (i) Subject to the receipt of required shareholder approval of the principal terms of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. In addition, the Company has received the written opinion of The Findley Group to the effect that the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view and has provided true and complete copies of such opinions to Monarch. Subject to receipt of such shareholder approval, this Plan is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (ii) The affirmative vote approving the principal terms of this Plan by a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only shareholder vote required by the Company for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

        (g) NO VIOLATIONS. The execution, delivery and performance of this Plan by the Company do not, and the consummation of the transactions contemplated hereby by the Company will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or either of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the Company or either of its Subsidiaries or
    (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or either of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or either of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected; PROVIDED, HOWEVER, that this clause (iii) shall not apply to any breach, violation or default of any such agreement, instrument or obligation which involves payments to or by the Company or either of its Subsidiaries of an amount not exceeding $25,000 per year; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) hereof, (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on the Company or enable any person to enjoin the Merger or the Bank Merger.

        (h)  COMPANY REPORTS.

            (i) As of their respective dates, neither the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed by the Company subsequent to December 31, 1995 under
       Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Company Reports"), contained or will contain any untrue statement of a Material fact or omitted or will omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules) fairly presented in all Material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of shareholders' equity and consolidated statement of cash flows contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules) fairly presented in all Material respects the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not Material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein.

            (ii) The Company and the Company Bank have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file since December 31, 1993 with (i) the SEC, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the BIF, (v) the Office of the Comptroller of the Currency (the "OCC"), (vi) any state banking commission or other regulatory authority (each, a "State Regulator") (such entities collectively, the "Regulatory Agencies"), and (vii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization (an "SRO"), and all other Material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, the BIF, the OCC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith.

        (i)  ABSENCE OF UNDISCLOSED LIABILITIES AND CERTAIN CHANGES OR
    EVENTS. Except as disclosed in the Company Reports, since December 31, 1995, neither the Company nor the Company Bank (as defined herein) has incurred any Material liability, except in the ordinary course of their business consistent with past practice. Since September 30, 1996, there has not been any change in the business, assets, financial condition, properties, results of operations or prospects of the Company or the Company Bank which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company (other than changes in (i) banking laws or regulations, or interpretations thereof, that affect the banking industry generally, (ii) the general level of interest rates or
    (iii) GAAP).

        (j) GUARANTEES; SURETYSHIPS; CONTINGENT LIABILITIES. The Company Disclosure Letter lists and briefly describes all guarantees, matters of suretyship and similar contingent liabilities, other than loan commitments and letters of credit issued in the ordinary course of business, of the Company and its Subsidiaries.

        (k) TAXES. All federal, state, local and foreign tax returns (including information returns) required to be filed by or on behalf of the Company or its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all Material respects. All taxes shown on such returns have been paid in full and adequate provision has been made for any such taxes (in accordance with GAAP) on the Company's balance sheets set forth in the Company Reports. There is no pending audit examination, assessment or proposed assessment of a deficiency, or refund litigation with respect to any taxes of the Company or its Subsidiaries. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes (in accordance with generally accepted accounting principles) on the Company's balance sheet as set forth in the Company Reports. Neither the Company nor either of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

        No liens or other security interests have been imposed on any assets of the Company or its Subsidiaries in connection with any failure (or alleged failure) to pay any tax. The Company and its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person. Neither the Company nor either of its Subsidiaries is a party to any tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the taxes of any person (other than the Company or its Subsidiaries). For purposes of this paragraph (k), "taxes" includes all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company or its Subsidiaries, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        (l) ABSENCE OF CLAIMS. As of the date hereof, there is no pending litigation, controversy, claim, action or proceeding against the Company or its Subsidiaries before any court or governmental agency, and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated. As of the Effective Time and except as disclosed in the Company Disclosure Letter, there is no pending litigation, controversy, claim, action or proceeding against the Company or its Subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or to hinder or delay consummation of the transactions contemplated hereby and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

        (m) ABSENCE OF REGULATORY ACTIONS. Neither the Company nor either of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        (n)  AGREEMENTS.

            (i) Except for this Plan and arrangements made in the ordinary course of business, the Company and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Company Reports. Except as disclosed in the Company Reports filed prior to the date of this Plan, neither the Company nor either of its Subsidiaries is a party to an oral or written
       (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the Company or either of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or the Company Bank of the nature contemplated by this Plan and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of the Company or either of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than six months and for the payment of in excess of $50,000 per annum,
       (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or (E) agreement containing covenants that limit the ability of the Company or the Company Bank to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or the Company Bank (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory agency).

            (ii) Neither the Company nor either of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

    (o) LABOR MATTERS. Neither the Company nor either of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or either of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company or either of its Subsidiaries pending or threatened.

    (p) EMPLOYEE BENEFIT PLANS. The Company Disclosure Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, policies and arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or its Subsidiaries (hereinafter referred to collectively as the "Company Employee Plans"). (i) All of the Company Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor the Company Bank has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Employee Plan which could subject the Company or the Company Bank to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Company Employee Plan have been timely made or have been reflected on the Company's balance sheet; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected by the Company or the Company Bank to be incurred with respect to any Company Employee Plan which is subject to Title IV of ERISA (a "Company Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (a "Company ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a "Company ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Company Pension Plan or Company ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Company Pension Plan or Company ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Company Pension Plan and Company ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Company Pension Plan or Company ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Company Pension Plan or Company ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Company Pension Plan or Company ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Company Pension Plan or Company ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Pension Plan or Company ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor either of its Subsidiaries has provided or is required to provide, security to any Company Pension Plan or to any Company ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code; (v) neither the Company, either of its Subsidiaries, nor any Company ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Company Employee Plan of the Company or either of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service deeming such plan to be qualified (a "Qualified Plan"), under Section 401(a) of the Code, or has requested such a determination letter within the applicable remedial amendment period under
Section 401(b) of the Code; and neither the Company nor the Company Bank is aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Company Employee Plans covering foreign participants comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Company Employee Plan which covers foreign employees; (viii) there is no pending or, to the Company's knowledge, threatened litigation, administrative action or proceeding relating to any Company Employee Plan; (ix) there has been no announcement or commitment by the Company or the Company Bank to create an additional Company Employee Plan, or to amend an Company Employee Plan except for amendments required by applicable law which do not increase the cost of such Company Employee Plan; and the Company and its Subsidiaries do not have any obligations for retiree health and life benefits under any Company Employee Plan except as set forth in the Company Disclosure Letter, and there are no such Company Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to the Company or its Subsidiaries, except as specifically identified in the Company Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Company Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Company Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Company Employee Plan, the Company has supplied to Monarch a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Company Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Company Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Company Employee Plan, including amendments thereto, if the Company Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Company Employee Plan is a Company Pension Plan, (F) the most recent determination letter issued by the IRS if such Company Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

    (q) REAL PROPERTY. (i) The Company Disclosure Letter contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the Company or its Subsidiaries and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased in whole or in part by the Company or its Subsidiaries and together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of the Company or its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by the Company or its Subsidiaries.

        (ii) Each of the leases referred to in the Company Disclosure Letter is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or its Subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company the foregoing representation is based on the knowledge of the Company.

    (r) TITLE. The Company and the Company Bank have good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

    (s) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    (t) COMPLIANCE WITH LAWS. Since December 31, 1993, the Company and its Subsidiaries have complied in all Material respects with all applicable laws except for any noncompliance with any such laws which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or enable any Person to enjoin the Merger or the Bank Merger. Except as would not have a Material Adverse Effect on the Company, the Company and the Company Bank have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

    (u) FEES. Other than in respect of financial advisory services performed for the Company by The Findley Group, in amounts and pursuant to an agreement previously disclosed to Monarch, none of the Company, its Subsidiaries or any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or its Subsidiaries, in connection with the Plan or the transactions contemplated hereby.

    (v) ENVIRONMENTAL MATTERS. (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) none of the properties (including buildings or any other structures) currently owned or operated by the Company or its Subsidiaries ("Company Properties") have been contaminated with, or have had any release of, any Hazardous Substance (as defined below); (iii) to the Company's knowledge, none of the properties formerly owned or operated by the Company or either of its Subsidiaries have been contaminated with Hazardous Substances during such period of ownership or operation; (iv) to the Company's knowledge, neither the Company nor either of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor either of its Subsidiaries has received any notice, demand letter, claim or request for information alleging that the Company or either of its Subsidiaries may be in violation of or subject to liability under any Environmental Law (as defined below); (vi) neither the Company nor either of its Subsidiaries is subject to any orders, decrees, injunctions or other agreements with any governmental authority or any third party relating to Hazardous Substances or any Environmental Law; (vii) there are no circumstances or conditions involving the Company or either of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, suits or costs or result in restrictions on the ownership, use, or transfer of any Property pursuant to any Environmental Law; (viii) none of the Properties contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls; (ix) to the knowledge of the Company none of the Properties have ever been operated in the past as a gas station, automotive repair or supply business, metalworking operation, industrial facility or as a drycleaner; (x) neither the Company nor either of its Subsidiaries has engaged in any activity involving the generation, use, handling or disposal of any Hazardous Substances other than ordinary and routine office operations and maintenance; (xi) neither the Company nor either of its Subsidiaries has participated in the management of any borrower or other third party, including entities in which it may hold a security, fiduciary or other interest, that, to the Company's knowledge, engage in activities involving Hazardous Substances to an extent that it could be deemed an "owner" or "operator" of such entity under any Environmental Law; and
(xii) to the Company's knowledge, the Company has delivered to Monarch copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession relating to Company or its Subsidiaries or any of their current or former properties or operations.

    As used herein, the term "ENVIRONMENTAL LAW" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

    As used herein, the term "HAZARDOUS SUBSTANCE" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is or may be the subject of regulatory action by any government authority pursuant to any Environmental Law.

    (w) ALLOWANCE. The allowance for possible loan and lease losses shown on the Company's unaudited balance sheet as of September 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in Company Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. The Company has disclosed to Monarch in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and the Company Bank that have been classified as "Other Assets Specially Mentioned," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets" or words of similar import. The Other Real Estate Owned ("OREO") included in any non-performing assets of the Company or the Company Bank is carried net of reserves at the lower of cost or market value, less applicable selling costs, based on independent appraisals consistent with applicable regulatory requirements.

    (x) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any Material interest in any Material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or the Company Bank.

    (y) INSURANCE. The Company and its Subsidiaries are currently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all Material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by the Company or its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of the Company's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, the Company and its Subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Company Disclosure Letter lists all insurance policies maintained by or for the benefit of the Company, the Company Bank or their directors, officers, employees or agents, specifying the (i) type of policy, (ii) policy limits and (iii) self insurance amounts.

    (z) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-Q for the quarter ended

September 30, 1996, and none of the Material investments made by it or its Subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    (aa) DERIVATIVES. Neither the Company nor either of its Subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

    (bb) REGISTRATION OBLIGATIONS. Neither the Company nor either of its Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

    (cc) BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all Material respects the substance of events and transactions that should be included therein.

    (dd) CORPORATE DOCUMENTS. The Company has delivered to Monarch true and complete copies of (i) its amended articles of incorporation and amended by-laws and (ii) the articles of association and by-laws of the Company Bank.

    (ee) COMPANY ACTION. The Board of Directors of the Company has adopted resolutions recommending that the principal terms of this Plan be approved by the shareholders of the Company and directing that this Plan be submitted for consideration by the Company's shareholders at the Company's Meeting (as defined below).

    (ff) INDEMNIFICATION. Neither the Company nor either of its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, individual agents or other individuals who serve or served in any other capacity with any other enterprise at the request of the Company or either of its Subsidiaries (a "Covered Person"), and to the knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 4.6 hereof if such provisions were deemed to be in effect.

    (gg) LOANS. Each loan reflected as an asset on the Company's consolidated balance sheet as of September 30, 1996 and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iii) to the knowledge of the Company, will not be subject to any defenses which may be asserted against Company Bank. All loans and extensions of credit that have been made by Company Bank and that are subject to Sections 22(h), 23A and 23B of the Federal Reserve Act comply therewith.

    (hh) FAIR LENDING; COMMUNITY REINVESTMENT ACT. As of the date hereof, with the exception of routine investigation of consumer complaints, neither the Company nor the Company Bank has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. The Company Bank received a CRA rating of "outstanding" in its most recent CRA examination.

    (ii) NO OMISSION OF MATERIAL FACT. No representation or warranty by the Company in this Plan, including the Annexes hereto, the disclosure letters and schedules to be delivered herewith or the Proxy Statement filed in connection with the Meeting, contains any untrue statement of Material fact, or omits to state a Material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding the Company or the Company Bank or the transactions contemplated hereby supplied or to be supplied by the Company or the Company Bank for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of Material fact, or omit to state a Material fact necessary to make the statements or facts contained therein not misleading.

    SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF MONARCH. Monarch represents and warrants to the Company that, except as to the matters disclosed in a letter of Monarch delivered to the Company on or prior to the date hereof, which disclosures shall be deemed to be made with respect to any applicable representation notwithstanding the specific section references therein (the "Monarch Disclosure Letter"):

    (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to Monarch are true and correct.

    (b) CAPITAL STOCK. All outstanding shares of capital stock of Monarch and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X) have been duly authorized and validly issued, are fully paid and (subject to 12 U.S.C. Section 55 in the case of a national bank Subsidiary and any similar state statute in the case of a Subsidiary that is a state-chartered bank) non-assessable and are not subject to any preemptive rights.

    (c) DUE ORGANIZATION AND QUALIFICATION. Each of Monarch Bank and Western Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of California.

    (d) CORPORATE AUTHORITY. Each of Monarch and its Significant Subsidiaries has the corporate power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on Monarch) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

    (e)  SHAREHOLDER APPROVALS.

        (i) Subject to the receipt of required shareholder approval of the principal terms of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of Monarch. Subject to receipt of such shareholder approval, this Plan is and will be, a valid and binding agreement of Monarch enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (ii) The affirmative vote approving the principal terms of this Plan by a majority of the outstanding shares of Monarch Common Stock entitled to vote on this Plan is the only shareholder vote required by Monarch for approval of this Plan and consummation of the Merger and the other transactions contemplated hereby.

    (f) NO VIOLATIONS. The execution, delivery and performance of this Plan by Monarch do not, and the consummation of the transactions contemplated hereby by Monarch will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Monarch or any of its Subsidiaries (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on Monarch, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of Monarch or any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Monarch or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Monarch or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on Monarch; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) hereof, (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on Monarch or enable any person to enjoin the Merger or the Bank Merger.

    (g)  MONARCH REPORTS.

        (i) As of their respective dates, neither Monarch's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, nor any other document filed by Monarch subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, each in the form (including exhibits) filed with the SEC (collectively, the "Monarch Reports"), contained or will contain any untrue statement of a Material fact or omitted or will omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets or statements of condition contained or incorporated by reference in Monarch Reports (including in each case any related notes and schedules) fairly presented in all Material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows contained or incorporated by reference in Monarch Reports (including in each case any related notes and schedules) fairly presented in all Material respects the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not Material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein.

        (ii) Monarch and each of its Subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file since December 31, 1993 with the Regulatory Agencies, the National Association of Securities Dealers, Inc. and any other SRO, and all other Material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, the BIF, the OCC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith.

    (h) ABSENCE OF CERTAIN UNDISCLOSED LIABILITIES AND CERTAIN CHANGES OR EVENTS. Except as disclosed in the Monarch Reports, since December 31, 1995, neither Monarch nor any of its Significant Subsidiaries has incurred any Material liability, except in the ordinary course of their business consistent with past practice. Since September 30, 1996, there has not been any change in the business, assets, financial condition, properties, results of operations or prospects of Monarch or any of its Significant Subsidiaries which, individually or in the aggregate, has had, or is reasonably like to have, a Material Adverse Effect on Monarch (other than changes in (i) banking laws or regulations, or interpretations thereof, that affect the banking industry generally, (ii) the general level of interest rates or (iii) GAAP).

    (i) GUARANTEES; SURETYSHIPS; CONTINGENT LIABILITIES. The Monarch Disclosure Letter lists and briefly describes all guarantees, matters of suretyship and similar contingent liabilities, other than loan commitments and letters of credit issued in the ordinary course of business, of Monarch and its Subsidiaries.

    (j) TAXES. All federal, state, local, and foreign tax returns (including information returns) required to be filed by or on behalf of Monarch or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all Material respects. All taxes shown on such returns have been paid in full and adequate provision has been made for any such taxes (in accordance with GAAP) on Monarch's balance sheets set forth in Monarch Reports. There is no pending audit examination, assessment or proposed assessment of a deficiency, or refund litigation with respect to any taxes of Monarch or any of its Subsidiaries. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes (in accordance with generally accepted accounting principles) on Monarch's balance sheet as set forth in the Monarch Reports. Neither Monarch nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

    No liens or other security interests have been imposed on any assets of Monarch or any of its Subsidiaries in connection with any failure (or alleged failure) to pay any tax. Monarch and each of its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person. Neither Monarch nor any Subsidiary is a party to any tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was Monarch) or otherwise has any liability for the taxes of any person (other than Monarch or any of its Subsidiaries). For purposes of this paragraph (j), "taxes" includes all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of Monarch or any of its Subsidiaries, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties.

    (k) ABSENCE OF CLAIMS. As of the date hereof, there is no pending litigation, controversy, claim, action or proceeding against Monarch or any of its Subsidiaries before any court or governmental agency, and, to the best of Monarch's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated. As of the Effective Time and except as disclosed in the Monarch Disclosure Letter, there is no pending litigation, controversy, claim, action or proceeding against Monarch or any of its Subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Monarch or to hinder or delay consummation of the transactions contemplated hereby and, to the best of Monarch's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

    (l) ABSENCE OF REGULATORY ACTIONS. Neither Monarch nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, Government Regulators nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    (m)  AGREEMENTS.

        (i) Except for this Plan and arrangements made in the ordinary course of business, Monarch and its Subsidiaries are not bound by any Material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Reports. Except as disclosed in the Monarch Reports filed prior to the date of this Plan, neither Monarch nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of Monarch or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Monarch or any of its Subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of Monarch or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than six months and for the payment of in excess of $50,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or (E) agreement containing covenants that limit the ability of Monarch or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Monarch (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

        (ii) Neither Monarch nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

    (n) LABOR MATTERS. Neither Monarch nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Monarch or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Monarch or any of its Subsidiaries pending or threatened.

    (o) EMPLOYEE BENEFIT PLANS. The Monarch Disclosure Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, policies and arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of Monarch or any of its Subsidiaries (hereinafter referred to collectively as the "Monarch Employee Plans"). (i) All of the Monarch Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither Monarch nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Monarch Employee Plan which could subject Monarch or any Subsidiary to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Monarch Employee Plan have been timely made or have been reflected on Monarch's balance sheet; (ii) no liability to the PBGC has been or is expected by Monarch or any of its Subsidiaries to be incurred with respect to any Monarch Employee Plan which is subject to Title IV of ERISA (a "Monarch Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by Monarch or any entity (a "Monarch ERISA Affiliate") which is considered one employer with Monarch under Section 4001 of ERISA or Section 414 of the Code (an "Monarch ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Monarch Pension Plan or Monarch ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Monarch Pension Plan or Monarch ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Monarch Pension Plan and Monarch ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Monarch Pension Plan or Monarch ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Monarch Pension Plan or Monarch ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Monarch Pension Plan or Monarch ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Monarch Pension Plan or Monarch ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Monarch Pension Plan or Monarch ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither Monarch nor any Subsidiary of Monarch has provided or is required to provide, security to any Monarch Pension Plan or to any Monarch ERISA Affiliate Plan pursuant to
Section 401(a)(29) of the Code; (v) neither Monarch, its Subsidiaries, nor any Monarch ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan of Monarch or any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or has received a favorable determination letter from the Internal Revenue Service deeming such plan to be a Qualified Plan or has requested such a determination letter within the applicable remedial amendment period under Section 401(b) of the Code; and neither Monarch nor its Subsidiaries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Monarch Employee Plans covering foreign participants comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Monarch Employee Plan which covers foreign employees; (viii) there is no pending or, to Monarch's knowledge, threatened litigation, administrative action or proceeding relating to any Monarch Employee Plan; (ix) there has been no announcement or commitment by Monarch or any Subsidiary of Monarch to create an additional Monarch Employee Plan, or to amend a Monarch Employee Plan except for amendments required by applicable law which do not increase the cost of such Monarch Employee Plan; and Monarch and its Subsidiaries do not have any obligations for retiree health and life benefits under any Monarch Employee Plan except as set forth in the Monarch Disclosure Letter, and there are no such Monarch Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to Monarch or any of its Subsidiaries, except as specifically identified in the Monarch Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Monarch or any Subsidiary of Monarch to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Monarch Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Monarch Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Monarch Employee Plan, Monarch has supplied to the Company a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Monarch Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Monarch Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Monarch Employee Plan, including amendments thereto, if the Monarch Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Monarch Employee Plan is a Monarch Pension Plan, (F) the most recent determination letter issued by the IRS if such Monarch Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

    (p)  REAL PROPERTY.

        (i) The Monarch Disclosure Letter contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by Monarch or any of its Subsidiaries and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased in whole or in part by Monarch or any of its Subsidiaries, together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of Monarch or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by Monarch or any of its Subsidiaries.

        (ii) Each of the leases referred to in the Monarch Disclosure Letter is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to Monarch or any of its Subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than Monarch the foregoing representation is based on the knowledge of Monarch.

    (q) TITLE. Monarch and each of its Subsidiaries has good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

    (r) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, Monarch knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    (s) COMPLIANCE WITH LAWS. Since December 31, 1993, Monarch and each of its Subsidiaries have complied in all Material respects with all applicable laws, except for any noncompliance with any such laws which, individually or in the aggregate, would not have a Material Adverse Effect on Monarch or enable any Person to enjoin the Merger or the Bank Merger. Except as would not have a Material Adverse Effect on Monarch, Monarch and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Monarch, no suspension or cancellation of any of them is threatened.

    (t) FEES. Other than in respect of financial advisory services performed for Monarch by Belle Plaine Financial Partners, Inc. and/or other qualified financial advisors, in amounts and pursuant to arrangements previously disclosed to the Company, neither Monarch nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Monarch or any Subsidiary of Monarch, in connection with the Plan or the transactions contemplated hereby.

    (u) ENVIRONMENTAL MATTERS. (i) Monarch and each Subsidiary has complied at all times with all applicable Environmental Laws; (ii) none of the properties (including buildings or any other structures) currently owned or operated by Monarch or any Subsidiary ("Monarch Properties") has been contaminated with, or has had any release of, any Hazardous Substance; (iii) to Monarch's knowledge, none of the properties formerly owned or operated by it or any Subsidiary has been contaminated with Hazardous Substances during such period of ownership or operation; (iv) to Monarch's knowledge, neither it nor any Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Monarch nor any Subsidiary has received any notice, demand latter, claim or request for information alleging that Monarch or any Subsidiary may be in violation of or subject to liability under any Environmental Law; (vi) neither Monarch nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other agreements with any governmental authority or any third party relating to Hazardous Substances or any Environmental Law; (vii) there are no circumstances or conditions involving Monarch or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, suits or costs or result in restrictions on the ownership, use, or transfer of any Property pursuant to any Environmental Law, (viii) none of the Properties contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls; (ix) to the knowledge of Monarch none of the Properties have ever been operated in the past as a gas station, automotive repair or supply business, metalworking operation, industrial facility or as a drycleaner; (x) neither Monarch nor any Subsidiary has engaged in any activity involving the generation, use, handling or disposal of any Hazardous Substances other than ordinary and routine office operations and maintenance, (xi) neither Monarch nor any Subsidiary has participated in the management of any borrower or other third party, including entities in which it may hold a security, fiduciary or other interest, that, to Monarch's knowledge, engage in activities involving Hazardous Substances to an extent that it could be deemed an "owner" or "operator" of such entity under any Environmental Law, and (xii) to Monarch's knowledge, it has delivered to the Company copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession relating to Monarch or its Subsidiaries or any of their current or former properties or operations.

    (v) ALLOWANCE. The allowance for possible loan and lease losses shown on Monarch's unaudited balance sheet as of September 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in Monarch Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. Monarch has disclosed to the Company in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Monarch and its Subsidiaries that have been classified as "Other Assets Specially Mentioned," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets" or words of similar import. The OREO included in any non-performing assets of Monarch or any of its Subsidiaries is carried net of reserves at the lower of cost or market value; less applicable selling costs, based on independent appraisals consistent with applicable regulatory requirements.

    (w) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in Monarch's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, no officer or director of Monarch, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any Material interest in any Material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Monarch or any of its Subsidiaries.

    (x) INSURANCE. Monarch and its Subsidiaries are currently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Monarch and its Subsidiaries are in full force and effect, Monarch and its Subsidiaries are not in default thereunder and all Material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by Monarch or any of its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of Monarch's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, Monarch and its Subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Monarch Disclosure Letter lists all insurance policies maintained by or for the benefit of Monarch, its Subsidiaries or its directors, officers, employees or agents, specifying the (i) type of policy, (ii) policy limits and (iii) self insurance amounts.

    (y) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of Monarch included in Monarch's Report on Form 10-Q for the quarter ended September 30, 1996, and none of the Material investments made by it or any of its Subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    (z) DERIVATIVES. Neither Monarch nor any of its Subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

    (aa) REGISTRATION OBLIGATIONS. Neither Monarch nor any of its Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act except as contemplated by this Plan.

    (bb) BOOKS AND RECORDS. The books and records of Monarch and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all Material respects the substance of events and transactions that should be included therein.

    (cc) CORPORATE DOCUMENTS. Monarch has delivered to the Company true and complete copies of (i) its amended articles of incorporation and amended by-laws and (ii) the articles of incorporation and by-laws of Monarch Bank.

    (dd) COMPANY ACTION. The Board of Directors of Monarch has adopted resolutions recommending that the principal terms of this Plan be approved by the shareholders of Monarch and directing that this Plan be submitted for consideration by Monarch's shareholders at Monarch's Meeting.

    (ee) LOANS. Each loan reflected as an asset on Monarch's consolidated balance sheet as of September 30, 1996 and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iii) to the knowledge of Monarch, will not be subject to any defenses which may be asserted against Monarch Bank or Western Bank. All loans and extensions of credit that have been made by Monarch Bank or Western Bank and that are subject to Sections 22(h), 23A and 23B of the Federal Reserve Act comply therewith.

    (ff) FAIR LENDING; COMMUNITY REINVESTMENT ACT. As of the date hereof, with the exception of routine investigation of consumer complaints, neither Monarch nor any of its Subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Monarch Bank received a CRA rating of "outstanding" in its most recent CRA examination. Western Bank received a CRA rating of "satisfactory" in its most recent CRA examination.

    (gg) NO OMISSION OF MATERIAL FACT. No representation or warranty by Monarch in this Plan, including the Annexes hereto, the disclosure letters and the schedules to be delivered herewith or the Proxy Statement filed in connection with the Meeting, contains any untrue statement of Material fact, or omits to state a Material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding Monarch or any of its Subsidiaries or the transactions contemplated hereby supplied or to be supplied by Monarch or any of its Subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of Material fact, or omit to state a Material fact necessary to make the statements or facts contained therein not misleading.

    (hh) MONARCH COMMON STOCK. The shares of Monarch Common Stock to be issued pursuant to this Plan, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and non-assessable.

                             ARTICLE IV. COVENANTS

    SECTION 4.1. ACQUISITION PROPOSALS. The Company agrees that none of it, the Company Bank or any of their respective officers and directors shall, and the Company shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or the Company Bank) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction, other than pursuant to this Plan, involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or the Company Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall make all reasonable efforts to enforce any confidentiality agreements to which it or the Company Bank is a party. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. The Company will notify Monarch immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

    SECTION 4.2. CERTAIN POLICIES OF THE COMPANY. At or before the Effective Time, the Company shall make such accounting entries or adjustments as Monarch shall request in order to implement its plans for the Company Bank following the Merger or to reflect merger-related expenses and costs; PROVIDED, HOWEVER, that
(a) the Company shall not be required to take such action more than two days prior to the Effective Time, (b) no such adjustment shall require, based upon consultation with counsel and accountants for the Company, any filing with any governmental agency, or violate any law, rule or regulation applicable to the Company, (c) no such adjustment shall require any changes in net income or shareholders' equity that will be required to be contained in any financial statement required to be filed by the Company under the rules of the SEC if the Company reasonably believes that all of the conditions to closing set forth in
Article V will not be either satisfied or waived; and FURTHER PROVIDED, that in any event no accrual or reserve made by the Company or the Company Bank pursuant to this Section 4.2 shall constitute or be deemed to be a breach or violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Plan or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company's management with any such adjustments.

    SECTION 4.3. EMPLOYEE BENEFITS. (a) Monarch and the Company agree that, unless otherwise mutually determined or as set forth in subsection (c) below, the Employee Plans of the Company and the Company Bank in effect at the date of this Plan (except stock plans (other than the stock bonus plan, which will remain in effect for a period to be agreed upon by the parties), including without limitation the Company's stock option plans and the stock award plan) will remain in effect for a period of at least six months after the Effective Time with respect to employees of the Company and the Company Bank covered by such plans at the Effective Time. Monarch will take such steps as are required so that each person employed by the Company or the Company Bank prior to the Effective Time who remains an employee of the Surviving Corporation or its Subsidiaries following the Effective Time (each a "Continued Employee") shall be entitled to participate in the employee benefit plans that are in effect generally for employees of Monarch's Subsidiaries from time to time (all such plans collectively, "Monarch's Benefit Plans"), if such Continued Employee shall be eligible (or, with respect to discretionary Monarch's Benefit Plans, selected) for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Corporation and its Subsidiaries. Continued Employees will be eligible to participate on the same basis as similarly situated employees of Monarch or Monarch's Subsidiaries. All such participation shall be subject to the terms of Monarch's Benefit Plans as may be in effect from time to time. Monarch or Monarch's Subsidiaries shall, solely for purposes of vesting and eligibility to participate in Monarch's Benefit Plans, recognize credit for each Continued Employee's term of service with the Company and the Company's Subsidiaries.

    (b) Monarch will honor, to the extent set forth in the Company Disclosure Letter, all employment and severance agreements of the Company and the Company Bank, in accordance with their terms.

    SECTION 4.4. ACCESS AND INFORMATION. Upon reasonable notice, each party hereto shall (and shall cause its Subsidiaries to) afford to the other party and its representatives (including, without limitation, directors, officers and employees of such party and its affiliates, and counsel, accountants and other advisors retained by such party and its affiliates) such access (including, without limitation, for the purpose of conducting supplemental due diligence reviews) during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, loan and credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as the requesting party may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to such party or an affiliate of such party prior to the date of the confidentiality agreement (the "Confidentiality Agreement") between the Company and Monarch in effect prior to the date hereof, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of the relevant party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. Except as otherwise specifically provided herein, the terms of the Confidentiality Agreement shall remain in full force effect.

    SECTION 4.5. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Monarch and the Company shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby and use their reasonable best efforts to cause the applications for the approvals described in Section 5.1(b) hereof to be initially filed on or before March 31, 1997; (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

    SECTION 4.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Monarch agrees to indemnify and hold harmless each director and officer of the Company or the Company Bank, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Plan or any of the transactions contemplated hereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and the Company's articles of incorporation or by-laws in effect on the date hereof, and Monarch shall also advance expenses as incurred to the extent permitted under California law and the Company's articles of incorporation and by-laws.

    (b) Any Indemnified Party wishing to claim indemnification under Section 4.6(a) hereof, upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Monarch thereof, but the failure to so notify shall not relieve Monarch of any liability it may have to such Indemnified Party if such failure does not materially prejudice Monarch. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Monarch shall have the right to assume the defense thereof and Monarch shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Monarch elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Monarch and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Monarch shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Monarch shall not be liable for any settlement effected without its prior written consent. Notwithstanding the foregoing, Monarch shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

    (c) For a period of six years after the Effective Time, Monarch shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Monarch may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); PROVIDED, HOWEVER, that in no event shall Monarch be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.6(c), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Monarch shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Monarch may request the Company to, and the Company shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Monarch, extending for a period of six years the Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy Monarch's obligations under this Subsection (c).

    (d) If Monarch or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Monarch shall assume the obligations set forth in this Section 4.6.

    (e) The provisions of this Section 4.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    SECTION 4.7. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

    SECTION 4.8. PUBLICITY. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and Monarch shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

    SECTION 4.9. REGISTRATION STATEMENT. As soon as reasonably practicable after the date hereof, Monarch and the Company shall jointly prepare a registration statement, including a joint proxy statement in respect of the Meetings (as defined herein) (the "Registration Statement"), for the purpose of registering the Monarch Common Stock to be issued pursuant hereto, file the Registration Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Registration Statement to all holders of record (as of the applicable record date) of shares of Company Common Stock and Monarch Common Stock. The Company covenants that (a) all information supplied by it in writing to Monarch expressly for use in the Registration Statement will be accurate and complete in all Material respects and (b) none of the information to be supplied by the Company will, in the case of the proxy statement to be used by Monarch to solicit the approval of its shareholders as contemplated by this Plan, when it is first mailed to the Monarch's shareholders, contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statement made therein, in light of the circumstances under which such statements are made, not misleading. Monarch covenants that (a) all information supplied by it in writing to the Company expressly for use in the Registration Statement will be accurate and complete in all Material respects and (b) none of the information to be supplied by Monarch will, in the case of the proxy statement to be used by the Company to solicit the approval of its shareholders as contemplated by this Plan, when it is first mailed to the Company's shareholders, contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statement made therein, in light of the circumstances under which such statements are made, not misleading.

    SECTION 4.10. SHAREHOLDERS' MEETINGS. Each party hereto shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of its common stock (each, a "Meeting") as promptly as practicable for the purpose of approving the principal terms of this Plan. Except to the extent legally required for the discharge by such party's board of directors of its fiduciary duties as advised in writing by such board's counsel, such party's board of directors shall recommend at its Meeting that the principal terms of this Plan be approved by its shareholders.

    SECTION 4.11. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract Material to the financial condition, properties, businesses or results of operations of such party taken as a whole to which such party or any Subsidiary is a party or is subject; and (b) any Material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its Subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and Monarch shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan.

    SECTION 4.12. NO ACQUISITIONS OF COMPANY COMMON STOCK. Prior to the earlier of (i) immediately prior to the Effective Time and (ii) the termination of this Plan in accordance with Article VI hereof, Monarch shall not and shall cause its affiliates not to, directly or indirectly, acquire any shares of Company Common Stock, other than (i) up to 5% of such shares acquired during the period commencing on the third business day after the release of the press release announcing this Plan and (ii) shares acquired in a fiduciary or agency capacity or in satisfaction of a debt or debts previously contracted.

    SECTION 4.13. SECURITIES ACT. (a) As soon as practicable after the date of the Company's Meeting, the Company shall identify to Monarch all persons who the Company believes to be affiliates of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("Affiliates").

    (b) The Company shall use its best efforts to obtain a written agreement from each person identified as an Affiliate pursuant to clause 4.13(a) above who is an officer or director of the Company providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Monarch Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Monarch and the Company shall have been published. The Company shall cause forms of such written agreement to be delivered to each other person who the Company believes may be or become an Affiliate of Monarch for purposes of enabling such persons to comply with the exchange procedures set forth in Section 1.3(c).

    SECTION 4.14. QUOTATION ON NASDAQ. Monarch shall use its best efforts to list on the NASDAQ National Market System, upon official notice of issuance, the Monarch Common Stock to be issued in the Merger.

    SECTION 4.15. TAX-FREE REORGANIZATION TREATMENT; POOLING. Neither Monarch nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify (a) either the Merger or the Bank Merger as a "reorganization" within the meaning of Section 368 of the Code or (b) the Merger as a "pooling of interests" for accounting purposes, unless the Monarch Pooling Condition and the Company Pooling Condition are waived by the parties hereto.

    SECTION 4.16. SHAREHOLDER AGREEMENTS. Certain directors of the Company, in their capacities as shareholders, in exchange for good and valuable consideration, have executed and delivered to Monarch shareholder agreements substantially in the form of Annex 3 hereto (the "Shareholder Agreements"), committing such persons, among other things, (i) to vote their shares of Company Common Stock in favor of the Plan at the Company's Meeting, (ii) not to compete with Monarch for a period of time, and (iii) to certain representations concerning the ownership of Company Common Stock and Monarch Common Stock to be received in the Merger. The Company agrees to cause its remaining directors (except as otherwise set forth in Schedule 4.16) to execute agreements substantially in the form of Annex 3A and deliver such agreements to the Company on or prior to January 10, 1997.

    SECTION 4.17. DIRECTOR AND OFFICER RESIGNATIONS. The Company shall cause to be delivered to Monarch at the Effective Time the resignations of the members of the board of directors of the Company and of such officers as are specified by Monarch to the Company in advance of the Effective Time.

    SECTION 4.18.  CONSUMMATION OF COMPANY BANK AND MONARCH BANK
MERGER. Monarch and the Company shall take promptly, or cause to be taken promptly, all actions necessary to consummate and make effective the Bank Merger immediately following the Effective Time on the Effective Date. The merger agreement with respect to the Bank Merger will provide, among other things, that the existing directors of the Company Bank shall continue as directors following the Bank Merger.

                     ARTICLE V. CONDITIONS TO CONSUMMATION

    SECTION 5.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of Monarch and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

        (a) The principal terms of this Plan shall have been approved by the requisite vote of the respective shareholders of the Company, Company Bank, Monarch and Monarch Bank.

        (b) Monarch and the Company shall have procured the approvals, consents or waivers with respect to the Plan, the Merger, the Bank Merger and the other transactions contemplated hereby by the Federal Reserve Board, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for Monarch and the Company, are necessary or appropriate for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby; PROVIDED, HOWEVER, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement (other than conditions or requirements that have been imposed on Monarch in connection with previous acquisitions announced since 1995) that, individually or in the aggregate,
    (i) would result in a Material Adverse Effect on Monarch or the Company or
    (ii) would reduce the economic and business benefits of the transactions contemplated by the Plan to Monarch or the Company in so significant and adverse a manner that the party or parties so affected, in its or their judgment, would not have entered into this Plan had such condition or requirement been known at the date hereof.

        (c) All other requirements prescribed by law which are necessary to the consummation of the Merger and the Bank Merger and any transactions necessary to consummate the Merger and the Bank Merger shall have been satisfied.

        (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or the Bank Merger or any transaction necessary to consummate the Merger or the Bank Merger, and no litigation or proceeding shall be pending against Monarch or the Company or any of their Subsidiaries brought by any governmental agency seeking to prevent consummation of the Merger or the Bank Merger or any transaction necessary to consummate the Merger or the Bank Merger.

        (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan.

        (f) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (g) Monarch shall have received an opinion of Sullivan & Cromwell and the Company shall have received an opinion of Company Counsel, no later than thirty (30) days from the date hereof, and confirmed immediately prior to the Effective Time, substantially to the effect that the Merger will be a reorganization within the meaning of Section 368(a) of the Code, and that Monarch and the Company will each be a party to that reorganization. Each such opinion may be based on, in addition to the review of such matters of law and fact as counsel rendering the opinion considers appropriate,

    (i) representations made at counsel's request by Monarch, the Company, shareholders of Monarch or the Company, or any combination of such persons,
    (ii) Certificates provided at counsel's request by officers of Monarch or of the Company and other appropriate persons and (iii) assumptions set forth in the opinion with the consent of Monarch (in the case of the opinion to be delivered by Sullivan & Cromwell) or with the consent of the Company (in the case of the opinion to be delivered by Company Counsel).

    SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF MONARCH. The obligations of Monarch to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) Monarch shall have received (i) from the Company's independent certified public accountants a "cold comfort" letter or "specified procedures" letter, dated (A) the date of the mailing of the Registration Statement, and (B) shortly prior to the Effective Date, with respect to certain financial information regarding Monarch and the Company, respectively, and (ii) from KPMG Peat Marwick LLP a letter confirming that the Merger is entitled to "pooling of interests" treatment for accounting purposes, each of such letters to be in the form customarily issued by "Big Six" independent auditors in transactions of this type (the condition set forth in this clause (ii) being referred to herein as the "Monarch Pooling Condition"); PROVIDED, HOWEVER, that Monarch may, in its sole discretion, at any time, either before or after shareholder approval of the principal terms of this Plan, waive the Monarch Pooling Condition.

        (b) Each of the representations and warranties of the Company contained in this Plan shall have been true and correct on the date hereof and shall be true and correct at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period); provided, however, that for purposes of this
    Section 5.2(b) a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such brepresentation or warranty to be true and correct has or constitutes, or is likely to have or constitute or relates to, either individually or in the aggregate with other such representations or warranties, a Material Adverse Effect on the Company or the Company Bank; the Company shall have performed, or shall have caused to be performed, in all Material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and Monarch shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, as to the foregoing.

        (c) Monarch shall have received an opinion, dated the Effective Date, from O'Melveny & Myers, LLP, counsel to the Company ("Company Counsel"), covering the matters set forth in Annex 4, in form and substance satisfactory to Monarch.

        (d) Monarch shall have received the written resignation of each director (in his/her capacity as director) of the Company, effective as of the Effective Time and such resignations of officers as may be specified by Monarch pursuant to Section 4.17 hereof.

        (e) The Company or Monarch shareholders voting against the principal terms of this Plan or giving notice in writing to the Company or Monarch, as the case may be, at or before the applicable Meeting that such shareholder dissents from the principal terms of this Plan, in the aggregate, shall not hold more than five percent of the Company Common Stock or Monarch Common Stock, as the case may be (the condition set forth in this paragraph (e) being referred to herein as the "Dissenters' Rights Condition"); PROVIDED, HOWEVER, that Monarch may, in its sole discretion, at anytime, either before or after shareholder approval of the principal terms of this Plan, waive the Dissenters' Rights Condition, either in whole or in part.

        (f) Prior to solicitation of shareholder approval, Monarch shall have received an opinion confirming the fairness of the terms of the Merger to its shareholders from a financial point of view.

        (g) Monarch shall have received a conformed copy of a certificate of satisfaction of the Franchise Tax Board of the State of California that all taxes imposed by law on the Company have been paid or secured, as filed with the Secretary of State for the State of California pursuant to Section 1103 of the California Corporations Code.

    SECTION 5.3. CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) The Company shall have received (i) from Monarch's independent certified public accountants a "cold comfort" letter or letters or "specified procedures" letter or letters, dated (A) the date of the mailing of the Registration Statement, and (B) shortly prior to the Effective Date, with respect to certain financial information regarding Monarch and the Company, respectively and (ii) from Deloitte & Touche LLP a letter confirming that the Merger is entitled to "pooling of interests" treatment for accounting purposes, each of such letters to be in the form customarily issued by "Big Six" independent auditors in transactions of this type (the condition set forth in this clause (ii) being referred to as the "Company Pooling Condition"); PROVIDED, HOWEVER, that the Company may, in its sole discretion, at any time, either before or after shareholder approval of the principal terms of this Plan, waive the Company Pooling Condition.

        (b) Each of the representations, warranties and covenants of Monarch contained in this Plan shall have been true on the date hereof and shall be true in all Material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period), PROVIDED, HOWEVER, that for purposes of this Section 5.3(a) a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such representation or warranty to be true and correct has or constitutes or relates to, or is likely to have or constitute or relate to, either individually or in the aggregate with other such representations or warranties, a Material Adverse Effect on Monarch; Monarch shall have performed, or shall have caused to be performed, in all Material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and the Company shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of Monarch, dated the Effective Date, as to the foregoing.

        (c) The Company shall have received an opinion, dated the Effective Date, from Sullivan & Cromwell, covering the matters set forth in Annex 5, in form and substance satisfactory to the Company.

        (d) Each of William H. Jacoby, Robert L. McKay and Mark H. Stuenkel shall have been elected to the board of directors of Monarch.

        (e) Prior to the solicitation of shareholder approval, the Company shall have received an opinion confirming the fairness of the terms of the Merger to its shareholders from a financial point of view.

        (f) As of the Effective Date or upon consummation of the Merger, the Monarch Common Stock shall be included for quotation on the NASDAQ National Market.

                            ARTICLE VI. TERMINATION

    SECTION 6.1. TERMINATION. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company and Monarch:

        (a) by the mutual consent of Monarch and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

        (b) by Monarch or the Company, by written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of the Company to approve the principal terms of this Plan at its Meeting, (ii) the failure of the shareholders of Monarch to approve the principal terms of this Plan at its Meeting (iii) a Material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party;

        (c) by Monarch or the Company, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger;

        (d) by Monarch or the Company, by written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by September 30, 1997, unless the failure so to consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate;

        (e) by Monarch, by written notice to the Company, if the Company takes, causes to be taken or allows to be taken any action that, without giving effect to the exception contained in Section 4.1 hereof regarding the exercise by the Company's board of directors of its fiduciary duties, would otherwise be prohibited under Section 4.1 hereof; or

        (f) by the Company, by written notice to Monarch prior to the approval by the shareholders of the Company of the principal terms of this Plan, if the Company receives an Acquisition Proposal on terms and conditions which the board of directors determines, after receiving the written advice of its outside counsel, (i) that to proceed with the Merger will violate the fiduciary duties of the board of directors to the Company's shareholders and
    (ii) to accept such proposal; PROVIDED, HOWEVER, that the Company shall not be entitled to terminate this Plan pursuant to this clause (f) unless it shall have provided Monarch with written notice of such a possible determination (which written notice will inform Monarch of the Material terms and conditions of the proposal, including the identity of the proponent) two business days prior to such determination.

    SECTION 6.2. EFFECT OF TERMINATION. (a) In the event of the termination of this Plan by either Monarch or the Company, as provided above, this Plan shall thereafter become void and, subject to the provisions of Section 6.2(b) and (c) and Section 8.2 hereof, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan.

        (b) The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to the Company as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Plan by the Company pursuant to clause
    (iii) of Section 6.1(b) hereof. Accordingly, in the event of such termination, Monarch shall pay to the Company $1.25 million plus all costs and expenses incurred by the Company in connection with this Plan, up to $500,000, the parties agreeing that such amount will represent a reasonable estimate of the minimum damage to the Company and not a penalty. The fee payable pursuant to the foregoing sentence shall be payable by Monarch to the Company by wire transfer to an account designated by the Company in writing, on or before the seventh day after it becomes due. Payment of such amount shall be in full satisfaction of damages to the Company arising from any breach by Monarch of any of its representations, warranties, covenants or agreements contained herein.

        (c) The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to the Monarch as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Plan by Monarch pursuant to clause (iii) of Section 6.1(b) or Section 6.1(e) hereof or by the Company pursuant to
    Section 6.1(f) hereof. Accordingly, in the event of such termination, the Company shall pay to Monarch $1.25 million plus all costs and expenses incurred by Monarch in connection with this Plan, up to $500,000, the parties agreeing that such amount will represent a reasonable estimate of the minimum damage to Monarch and not a penalty. The fee payable pursuant to the foregoing sentence shall be payable by the Company to Monarch by wire transfer to an account designated by Monarch in writing, on or before the seventh day after it becomes due. Payment of such amount shall be in full satisfaction of damages to Monarch arising from any breach by the Company of any of its representations, warranties, covenants or agreements contained herein.

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

    SECTION 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. On such date as Monarch selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities, the receipt of all approvals of governmental authorities and the satisfaction or waiver of all other conditions to the consummation of the Merger, or on such earlier or later date as may be agreed in writing by the parties, an agreement of merger, a certificate of merger and related documents, substantially in the forms attached hereto as Annex 7, shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date and such time as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such articles of merger.

                          ARTICLE VIII. OTHER MATTERS

    SECTION 8.1. CERTAIN DEFINITIONS; INTERPRETATION. As used in this Plan, the following terms shall have the meanings indicated:

        "Company Book Value" means the consolidated shareholders' equity of the Company and the Company Bank, determined in accordance with GAAP, as reflected on the audited balance sheet as of December 31, 1996, as adjusted (if at all) in accordance with Section 1.6 hereof, LESS (i) the Company's Deal Expenses, and (ii) 50% of the Retention Bonuses; PROVIDED, HOWEVER, that, except as otherwise agreed by the parties, if the allowance for loan and lease losses is less than $5,360,000 as shown on such balance sheet, then the Company Book Value shall be reduced by an amount equal to the after-tax effect of the difference between $5,360,000 and such lesser sum.

        "Company's Per Share Book Value" means the QUOTIENT obtained by dividing the Company Book Value by the aggregate number of fully-diluted shares of Company Common Stock outstanding immediately prior to the Effective Time, calculated in the manner set forth in the example provided in Annex 6 hereto.

        "Deal Expenses" means the sum of the after tax-effect of (i) all fees and expenses paid or accrued to a party's financial advisors and consultants arising out of or relating to this Plan, (ii) the fees and expenses of such party's independent accountants and attorneys paid or accrued in connection with the preparation and negotiation of this Plan and (iii) all costs paid pursuant to the last sentence of Section 1.6(c) hereof; PROVIDED, HOWEVER, that "Deal Expenses" shall not include any such expenses booked as an expense or otherwise deducted from consolidated shareholders' equity in the preparation of financial statements contemplated by Section 1.6.

        "GAAP" means generally accepted accounting principles applicable to bank holding companies, consistently applied.

        "Material" means material to Monarch or the Company (as the case may be) and its respective Subsidiaries, taken as a whole.

        "Material Adverse Effect", with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a Material adverse effect upon (A) the condition (financial or other), properties, assets, business, results of operations or prospects of such person and its Subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan; PROVIDED, HOWEVER, that in determining whether there has been a Material Adverse Effect with respect to the Company, the after-tax effect of any outcome of the litigation referred to by name in the Company's Report on Form 10-Q for the quarter ended September 30, 1996 shall be excluded.

        "Monarch Book Value" means the consolidated shareholders' equity of Monarch and its Subsidiaries, determined in accordance with GAAP, as reflected on the audited balance sheet as of December 31, 1996, as adjusted (if at all) in accordance with Section 1.6 hereof, LESS (i) Monarch's Deal Expenses, and (ii) 50% of the Retention Bonuses; PROVIDED, HOWEVER, that if the allowance for loan and lease losses is less than $5,393,000 as shown on such balance sheet, then the Monarch Book Value shall be reduced by an amount equal to the after-tax effect of the difference between $5,393,000 and such lesser sum.

        "Monarch's Per Share Book Value" means the QUOTIENT obtained by dividing the Monarch Book Value by the aggregate number of fully-diluted shares of Monarch Common Stock outstanding immediately prior to the Effective Time, calculated in the manner set forth in the example provided in Annex 6 hereto.

        "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

        "Retention Bonuses" means payments to key employees of the Company and the Company Bank for the purpose of assuring the services of such employees through the Effective Time, which payments shall be approved by Monarch and shall not in the aggregate exceed $200,000.

        "Subsidiary", with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. For all calculations of the "after-tax effect" pursuant to this Plan, a combined Federal and California rate of 41.5% shall be used. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

    SECTION 8.2. SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Section 6.2, this Section 8.2, Section 8.6, Section 8.7 and the last four sentences of Section 4.4 hereof shall survive such termination.

    SECTION 8.3. WAIVER. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors.

    SECTION 8.4. COUNTERPARTS. This Plan may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    SECTION 8.5. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of California.

    SECTION 8.6. WAIVER EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 8.7. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

    SECTION 8.8. NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

    If to the Company, to:

                       California Commercial Bankshares
                       4100 Newport Place
                       Newport Beach, CA 92660
                       Telecopier: (714) 863-2336
                       Attention: Mark H. Stuenkel

                       With copies to:

                       O'Melveny & Myers LLP
                       400 South Hope Street
                       Los Angeles, CA 90071
                       Telecopier: (213) 669-6407
                       Attention: Frances E. Lossing

                       And
                       The Findley Group
                       1470 North Hundley Street
                       Anaheim, CA 92806-1322
                       Telecopier: (714) 630-7910
                       Attention: Gary Steven Findley

                       If to Monarch, to:

                       Monarch Bancorp
                       1251 Westwood Blvd.
                       Los Angeles, CA 90024
                       Telecopier: (310) 477-8611
                       Attention: Matt Wagner

                       With copies to:

                       Sullivan & Cromwell
                       444 South Flower Street
                       Los Angeles, California 90071
                       Telecopier: (212) 683-0458

                       Attention: Stanley F. Farrar

    SECTION 8.9. ENTIRE AGREEMENT; ETC. This Plan, together with the Confidentiality Agreement, the Shareholders Agreements and the Option Agreement of even date herewith being executed simultaneously herewith by the Company and Monarch, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.6 hereof, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

    SECTION 8.10. ASSIGNMENT. This Plan may not be assigned by any party hereto without the written consent of the other parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                          MONARCH BANCORP

                                          By: /s/ Hugh S. Smith, Jr.
           ---------------------------------------------------------------------

                                              Name: Hugh S. Smith, Jr.
                                             Title: Chairman

                                          CALIFORNIA COMMERCIAL BANKSHARES

                                          By: /s/ Mark H. Stuenkel
           ---------------------------------------------------------------------

                                              Name: Mark H. Stuenkel
                                             Title: Executive Vice President

                                                                      APPENDIX D

                         [OPINION OF RP FINANCIAL, LC.]

                                          May 12, 1997

Board of Directors
Monarch Bancorp
30000 Town Center Drive
Laguna Niguel, California 92677

Gentlemen:

    You have requested RP Financial, LC. ("RP Financial") to provide you with our opinion as to the fairness from a financial point of view to the existing stockholders of Monarch Bancorp, Laguna Niguel, California, a California corporation ("Monarch" or the "Company") of the Conversion Number described in the Agreement and Plan of Merger (the "Merger Agreement"), dated December 19, 1996, by and between the Company and California Commercial Bankshares, Newport Beach, California ("CCB"), a California corporation.

SUMMARY DESCRIPTION OF THE MERGER

    The Merger Agreement is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Merger Agreement. At the Effective Time of the Merger, (a) CCB will merge with and into the Company; and, (b) each outstanding share of CCB Common Stock, no par value, other than shares which have not been voted in favor of the approval of the Merger and shares owned by Monarch, will be converted into the right to receive one (1) share of Monarch Common Stock, no par value, after giving effect to the 1:8.5 reverse stock split, all on, and subject to, the terms and conditions contained in the Merger Agreement. The number of shares of Monarch Common Stock to be issued for each share of CCB Common Stock, after giving effect to the reverse stock split, is hereinafter referred to as the "Conversion Number."

RP FINANCIAL BACKGROUND AND EXPERIENCE

    RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of financial institution securities in connection with mergers and acquisitions of commercial banks and savings institutions, initial and secondary offerings, and business valuations for other corporate purposes for financial institutions. As specialists in the securities of financial institutions, RP Financial has experience in, and knowledge of, the capital markets for bank securities in the U.S., California and, more specifically, Southern California. RP Financial is knowledgeable regarding market conditions for "pink sheet" stocks of financial institutions. In addition, RP Financial served as financial advisor to the Company in conjunction with the Company's acquisition of Western Bank in 1996.

MATERIALS REVIEWED AND ANALYSES PERFORMED

    RP Financial reviewed and analyzed the following material in conjunction with its analysis of the Conversion Number as described in the Merger Agreement:
(1) the Amended and Restated Agreement and Plan of Merger, dated December 19, 1996, including exhibits (collectively, the "Merger Agreement") and the Joint Proxy Statement-Prospectus dated May 12, 1997; (2) the following information for CCB - (a) audited financial statements for the fiscal years ended December 31, 1994 through December 31, 1996, incorporated in Annual Reports to shareholders or Form 10-Ks, shareholder and internal reports,

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MAY 12, 1997
PAGE 2

quarterly financial statements for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 incorporated in Form 10-Qs and recent developments through March 31, 1997 as disclosed in the Joint Proxy Statement--Prospectus;
(b) the Private Placement Memorandum for CCB dated September 28, 1995; (c) proxy statements for the last two years, and (d) unaudited internal and regulatory financial reports and analyses prepared by management of CCB regarding various aspects of CCB's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of CCB; and (3) the following information for the Company - (a) audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1996, incorporated in Annual Reports to shareholders or Form 10-Ks; (b) recent developments as disclosed in the Joint Proxy Statement--Prospectus and pro forma impact of the proposed acquistion of SC Bancorp by the Company pursuant to the SC Bancorp Merger Agreement, dated April 29, 1997; (c) the Private Placement Memorandum for the Company dated May 6, 1996, prepared in conjunction with the Company's acquisition of Western Bank;
(d) proxy statements for the last two years, and (e) unaudited internal and regulatory financial reports and analyses prepared by management of the Company regarding various aspects of the Company's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of the Company.

    In its review of the Company, RP Financial reviewed the trading activity of the Common Stock of the Company, and compared it to similar information for commercial banking entities with comparable resources, financial condition, earnings, operations and markets as the Company as well as for more widely publicly-traded banks and bank holding companies ("BHCs") with comparable financial condition, earnings, operations and markets. In the course of its evaluation and analyses, RP Financial conducted discussions with management of the Company and its advisors regarding past and current business operations, financial condition, and future prospects. In its review of CCB, RP Financial reviewed CCB's financial, operational and market area characteristics compared to similar information for comparable banks and BHCs, evaluated the potential for growth and profitability for CCB in its market, specifically regarding competition by other banks, thrifts, mortgage banking companies and other financial services companies, economic projections in the local market area, the impact of the regulatory, legislative and economic environments on operations and the public perception of the banking industry particularly in California. In the course of its evaluation and analyses, RP Financial conducted discussions with management of CCB regarding past and current business operations, financial condition, and future prospects.

    In the course of its review and analysis, RP Financial evaluated the pro forma impact on the Company's financial condition and operations of the Merger, including, but not limited to: the potential operating efficiencies and earnings improvements available to the Company as a result of the Merger; the potential dilutive impact on the current Monarch shareholders of the issuance of shares of Monarch Common Stock and options in conjunction with the Merger; and the future prospects for the Company on a post-Merger basis. In addition, RP Financial reviewed the internal financial forecasts and budgets prepared by the managements of the Company and CCB including, for the Company, financial forecasts based on the stand-alone business plan and financial forecasts assuming the successful completion of the Merger. RP Financial also considered the potential impact of the proposed SC Bancorp acquisition to its analysis, evaluating those components of the proposed SC Bancorp acquisition that could reasonably affect the fairness conclusion.

    RP Financial's analyses included, for purposes of evaluating the Conversion Number, (a) an evaluation of the pricing ratios and financial terms, financial condition, and operating condition of other recent business combinations among comparable banks and BHCs in the Western United States and California,

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MAY 12, 1997
PAGE 3

as well as comparable banks throughout the United States on a historical basis;
(b) an impact analysis that quantifies the anticipated impact on the current stockholders of the Company of the Merger in such relevant pro forma financial measures such as tangible book value per share, book value per share, and earnings per share, and (c) a discounted cash flow analysis comparing the shareholder impact of the stand-alone business plan for the Company to the merger business plan for the Company. In addition, RP Financial reviewed several other considerations including the greater market capitalization of the merged Company relative to the Company on a stand-alone basis, suggesting the potential for greater liquidity in the shares of the common stock of the Company; the likelihood that the merged company would be attractive to a greater number of institutional and other investors by virtue of its greater asset size and market capitalization relative to the Company on a stand-alone basis; and, the potential benefits of combining two banking companies with adjacent market areas, particularly in terms of greater economies of scale, market presence and the complementary branch structure. The results of these analyses were evaluated as a whole, with the aggregate results indicating a range of financial parameters utilized to assess the Conversion Number as described in the Merger Agreement.

    In rendering our opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning the Company and CCB furnished to us for review for purposes of this opinion, as well as publicly-available information regarding other financial institutions and economic data. To the best of our knowledge, except for the fee we will receive from the Company for providing advisory services, RP Financial is independent of the Company, CCB, and the other parties involved with the Merger. Neither the Company nor CCB has restricted RP Financial as to the material it was permitted to review. RP Financial has not performed or obtained any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of the Company or CCB. RP Financial expresses no opinion on matters of a legal, accounting or tax nature or the ability of the Merger to be consummated as set forth in the Merger Agreement.

OPINION

    It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Merger Agreement, and does not constitute a recommendation to any shareholder of the Company as to any action that such shareholder should take in connection with the Merger Agreement, or otherwise.

    It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

    It is understood that this opinion may be included in its entirety in any communciation by the Company or its Board of Directors to the stockholders of the Company. It is also understood that this opinion may be included in its entirety in any regulatory filing by the Company. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

RP FINANCIAL, LC.
BOARD OF DIRECTORS
MAY 12, 1997
PAGE 4

    Based upon and subject to the foregoing, and other such matters as we consider relevant, it is RP Financial's opinion that, as of the date hereof, the Conversion Number as described in the Merger Agreement, is fair to the existing stockholders of the Company from a financial point of view.

                                          Respectfully submitted,

                                          RP FINANCIAL, LC.

                                                                      APPENDIX E

                         [OPINION OF THE FINDLEY GROUP]

                                          May 12, 1997

The Board of Directors
California Commercial Bankshares
4100 Newport Place, Suite 900
Newport Beach, California 92660

Attn: William H. Jacoby, President

Gentlemen:

    You have requested that we update our opinion of December 19, 1996 as to the fairness, from a financial point of view, to the common shareholders of California Commercial Bankshares (the "Company") of the Merger Consideration Ratio as defined in the Agreement and Plan of Merger, dated as of December 19, 1996 (the "Merger Agreement"), by and among the Company and Monarch Bancorp ("Monarch"). The Merger Agreement provides for the merger of the Company with and into Monarch (the "Merger"). In addition, Monarch Bank, the Company's wholly owned subsidiary ("Bank") shall be merged with and into National Bank of Southern California, the Company's wholly owned subsidiary ("NBSC"). In connection with the Merger, each outstanding share of common stock no par value, of the Company (the "Company Common Stock"), except as otherwise set forth in the Merger Agreement, will be exchanged for shares of Monarch common stock, no par value, equal to the quotient obtained by dividing (i) 1.6 times the Company Per Share Book Value by, (ii) the Monarch Per Share Book Value as of December 31, 1996 (the "Conversion Ratio"). Since the issuance of the December 19, 1996 opinion as to fairness, the Specific Conversion Ratio of 8.5 was determined by the parties which is better than the Assumed Conversion Ratio of 8.17 used in connection with the issuance of the December 19, 1996 opinion. In addition, Monarch is proceeding on a reverse stock split of 1 share for 8.5 shares so that the Company shareholders will receive one share of Monarch common stock for each share of the Company common stock after the reverse stock split. All capitalized terms used but not defined in this letter, shall have the meanings specified in the Merger Agreement.

    Please be advised that while certain provisions of the Merger are summarized above, the terms of the Merger are more fully described in the Merger Agreement. As a result, the description of the Merger and certain other information contained herein is qualified in its entirety by reference to the more detailed information appearing or incorporated by reference in the Merger Agreement.

    In updating our opinion, we have reviewed (i) the December 19, 1996 opinion of The Findley Group, (ii) the Merger Agreement; (iii) the private placement memorandum of Monarch for 1995 and the 1997 proxy statement/prospectus relating to the annual meeting to be held in connection with the Merger Agreement (the "Proxy Statement"); (iv) the audited annual financial statements of Monarch and the Company for the five years ended December 31, 1996 (v) the annual financial statement of Monarch on Form 10-KSBA and the Company on Form 10-K, as amended by its Form 10-KA for December 31, 1996 and the quarterly unaudited financial statements of Monarch on Form 10-QSB and the Company on Form 10-Q for the period ended September 30, 1996, and certain unaudited financial analyses and projections of the Company; (vi) Monarch's Form 8-Ks for 1996; (vii) the December 31, 1996 Call Reports for NBSC, Bank and Monarch's other banking subsidiary, Western Bank ("Western"); (viii) current and historical

Board of Directors -2-                                              May 12, 1997

market prices of the common stock of Monarch and the Company; (ix) certain publicly available information concerning the business of Monarch and the Company and of certain other companies engaged in businesses comparable to Monarch and the Company, and the reported prices for certain other companies' securities deemed comparable; (x) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (xi) certain internal financial analyses and forecasts prepared by the Company and its management; (xii) the terms of other relevant business combinations; (xiii) such other financial studies, analyses and other information we deemed appropriate for the purposes of this opinion; and (xiv) examinations of various regulatory agencies for Monarch, the Company and their respective subsidiaries.

    On April 29, 1997 Monarch entered into an Agreement and Plan of Reorganization with SC Bancorp concerning the merger of SC Bancorp with and into Monarch (the "SC Bancorp Merger"). We have not reviewed any of the terms or conditions of the SC Bancorp Merger nor have we considered the impact of the SC Bancorp Merger on the Merger or Conversion Ratio.

    In addition, we have held discussions with certain members of the management of the Company and Monarch with respect to certain aspects of the Merger; the past and current business operations of the Company, Monarch and their respective subsidiaries; the financial condition, regulatory condition, and future prospects and operations of the Company and Monarch; and certain other matters we believed necessary or appropriate to our inquiry.

    In performing such analysis, we have used such valuation methodologies as we have deemed necessary or appropriate for the purposes of this opinion. Our view is based on (i) our consideration of the information the Company and Monarch have supplied to us to date, (ii) our understanding of the terms upon which the Company and Monarch intend to consummate the Merger, and (iii) the consummation of the Merger within the time periods contemplated by the Merger Agreement.

    In rendering our opinion, we have relied upon and assumed, without assuming any responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or Monarch or otherwise reviewed by The Findley Group, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses provided to us by the Company and Monarch, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Monarch, including, without limitation, projections regarding underperforming and nonperforming assets and net charge-offs to which such analyses or forecasts relate. We are not experts in the evaluation of allowances for loan losses and we have not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses of the Company or Monarch nor have we reviewed any of the credit files. We have also assumed that the Merger will have the tax consequences described in the Merger Agreement and in discussions with, and materials furnished to us by, representatives of Monarch and the Company.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

    We have acted as investment banker and financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. Please be advised that we have no other current financial advisory or other relationships with the Company or Monarch except that Gary Steven Findley & Associates, which is an affiliated company to The Findley Group, has provided ongoing

Board of Directors -3-                                              May 12, 1997

consulting/legal services to the Company. Principals of The Findley Group and Gary Steven Findley & Associates do not have beneficial ownership in the Company common stock and also have no beneficial ownership in Monarch common stock.

    Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any meeting of the Company held in connection with the Merger or as to any other action which such shareholders may take.

    This opinion may not be disclosed, referred to, or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to common shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

    On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Conversion Ratio is fair, from a financial point of view, to the common shareholders of the Company.

                                        Very truly yours,

                                        THE FINDLEY GROUP

                                By:           /s/ GARY STEVEN FINDLEY
                                     ------------------------------------------
                                                Gary Steven Findley
                                                      DIRECTOR

                                                                      APPENDIX F

                               CORPORATIONS CODE
                             TITLE 1. CORPORATIONS
                      DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

    Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this Section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

    Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; contents of demand

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

    Section 1302. Submission of share certificates for endorsement; uncertificated securities

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

    Section 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

    Section 1304. Action to determine whether shares are dissenting shares or fair market value limitation; joinder; consolidation; determination of issues; appointment of appraisers

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

    Section 1305. Report of appraisers; confirmation; determination by court; judgment payment; appeal; costs

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

    Section 1306. Prevention of immediate payment; status as creditors; interest

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

    Section 1307. Dividends on dissenting shares

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

    Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

    Section 1309. Termination of dissenting share and shareholder status

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

    Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

    Section 1311. Exempt shares

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

    Section 1312. Right of dissenting shareholders to attach, set aside or rescind merger or reorganization; restraining order or injunction; conditions

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

PROXY                   CALIFORNIA COMMERCIAL BANKSHARES
                               4100 Newport Place
                        Newport Beach, California 92660

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           SHAREHOLDERS JUNE 2, 1997

    The undersigned hereby constitutes and appoints William H. Jacoby and Robert
L. McKay, or either of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of California Commercial Bankshares ("CCB") which the undersigned would be entitled to vote if personally present at CCB's Annual Meeting of Shareholders to be held at 4100 Newport Place, Suite 370, Newport Beach, California 92660 on June 2, 1997 at 10:00 a.m. and at any postponement or adjournment thereof, in the following manner:

1.  APPROVAL OF THE PRINCIPAL TERMS OF THE
MERGER            / / FOR           / / AGAINST           / / ABSTAIN

2.         ELECTION OF DIRECTORS         / / FOR all nominees listed below           / / WITHHOLD AUTHORITY
                                         (except as marked to the contrary below)    to vote for all nominees listed below

 P. Bush, M. Gertner, J. Hamilton, F. Hinkle, W. Jacoby, R. McKay, M. Stuenkel

  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name below)
                                        ________________________________________

                          (CONTINUED ON REVERSE SIDE)

    WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY HOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND. Further, if cumulative voting rights for the election of directors are exercised, the Proxies, unless otherwise instructed, will cumulatively vote their shares as provided in the Proxy Statement.

    Please date and sign exactly as your name or names appear hereon. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.
                                              Dated: _____________________, 1997
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                        Type or Print

 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED
                                    ENVELOPE

PROXY                           MONARCH BANCORP
                            30000 Town Center Drive
                        Laguna Niguel, California 92677

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           SHAREHOLDERS JUNE 2, 1997

    The undersigned hereby constitutes and appoints Hugh S. Smith, Jr. and Arnold C. Hahn or either of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Monarch Bancorp ("Monarch") which the undersigned would be entitled to vote if personally present at Monarch's Annual Meeting of Shareholders to be held at the South Coast Medical Center, 31872 Pacific Coast Highway, Laguna Beach, California 92677 on June 2, 1997 at 10:00 a.m. and at any postponement or adjournment thereof, in the following manner:

1.         APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER
                                 / /  FOR                     / /  AGAINST                     / /  ABSTAIN
2.         APPROVAL OF AN AMENDMENT TO MONARCH'S AMENDED ARTICLES OF INCORPORATION TO CHANGE MONARCH'S NAME TO "WESTERN
           BANCORP"
                                 / /  FOR                     / /  AGAINST                     / /  ABSTAIN
3.         APPROVAL OF AN AMENDMENT TO MONARCH'S AMENDED ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT
                                 / /  FOR                     / /  AGAINST                     / /  ABSTAIN
4.         ELECTION OF DIRECTORS         / / FOR all nominees listed below          / / WITHHOLD AUTHORITY
                                         (except as marked to the contrary below)   to vote for all nominees listed
                                                                                    below

Rice E. Brown, Joseph J. Digange, John W. Rose, Hugh S. Smith, Jr., Mathew P. Wagner, Dale E. Walter and John M. Eggemeyer

  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name below)
                                        ________________________________________

                          (CONTINUED ON REVERSE SIDE)

    WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO, THREE AND FOUR AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY HOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND. Further, if cumulative voting rights for the election of directors are exercised, the Proxies, unless otherwise instructed, will cumulatively vote their shares as provided in the Proxy Statement.

    Please date and sign exactly as your name or names appear hereon. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.
                                              Dated: ____________________ , 1997
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                      Type or Print Name

 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED
                                    ENVELOPE

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the CGCL authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Articles Five and Six of Monarch's Amended Articles of Incorporation (Exhibit 3.3) and Article VI of Monarch's By-Laws (Exhibit 3.2) currently provide, and its Restated Articles of Incorporation (Exhibit 3.6) will provide, for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS:

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

      2.1    Amended and Restated Agreement and Plan of Merger, dated as of December 19, 1996, between Monarch and
             CCB (Appendix A to this Registration Statement on Form S-4 incorporated by reference)

      2.2    Agreement and Plan of Merger, dated as of March 15, 1997, between Monarch Bank and NBSC

      3.1    Articles of Incorporation of Monarch (Exhibit 3.11 of Registration Statement No. 2-84426 incorporated by reference)

      3.2    Bylaws of Monarch (Exhibit 3.2 of Registration Statement No. 2-84426 incorporated by reference)

      3.3    Amended Articles of Incorporation of Monarch approved in the July 1988 Shareholders Meeting (Exhibit 3.3 of 12/31/89 Annual Report on Form 10-K incorporated by reference)

      3.4    Amended Bylaws of Monarch approved on October 19, 1988 (Exhibit 3.4 of 12/31/89 Annual Report on Form
             10-K incorporated by reference)

      3.5    Amended Bylaws of Monarch approved on February 29, 1996 (Exhibit 3.5 of 12/31/95 Annual Report on Form
             10-KSB incorporated by reference)

      3.6    Form of the Restated Articles of Incorporation of Monarch

      4.1    Form of Certificate representing shares of Monarch Common Stock

      4.2    Convertible subordinated note issued in September 1998 (Exhibit 4.2 of 12/31/89 Annual Report on Form
             10-K incorporated by reference)

      5.1    Opinion and Consent of Sullivan & Cromwell

      8.1    Tax Opinion of Sullivan & Cromwell

      8.2    Tax Opinion of O'Melveny & Myers LLP

      9.1    Shareholder Agreement, dated as of December 19, 1996, by and between Farrell G. Hinkle and Monarch
             Bancorp. (Exhibit 9.1 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

      9.2    Shareholder Agreement, dated as of December 19, 1996, by and between Phillip L. Bush and Monarch
             Bancorp. (Exhibit 9.2 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      9.3    Shareholder Agreement, dated as of December 19, 1996, by and between Michael Gertner and Monarch
             Bancorp. (Exhibit 9.3 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

      9.4    Shareholder Agreement, dated as of December 19, 1996, by and between James W. Hamilton and Monarch
             Bancorp. (Exhibit 9.4 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

      9.5    Shareholder Agreement, dated as of December 19, 1996, by and between William H. Jacoby and Monarch
             Bancorp. (Exhibit 9.5 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

      9.6    Shareholder Agreement, dated as of December 19, 1996, by and between Robert L. McKay and Monarch
             Bancorp. (Exhibit 9.6 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

      9.7    Shareholder Agreement, dated as of December 19, 1996, by and between Mark H. Stuenkel and Monarch
             Bancorp. (Exhibit 9.7 of 12/31/95 Annual Report on Form 10-KSB incorporated by reference)

     10.0    Monarch Bancorp 1983 Stock Option Plan; Form Incentive Stock Option Agreement and Form Nonstatutory
             Stock Option Agreement. (Exhibit 10.2 of Registration Statement No. 2-85442 incorporated by reference)

     10.1    Headquarters Office Lease. (Exhibit 10.3 of Registration Statement No. 2-85442 incorporated by reference)

     10.2    27751 La Paz Lease. (Exhibit 3.5 of 12/31/84 Annual Report on Form 10-K incorporated by reference)

     10.3    30100 Town Center Drive Lease. (Exhibit 3.6 of 12/31/84 Annual Report on Form 10-K incorporated by reference)

     10.4    Lease agreement for Bank assets sold and leased back from Parker North American in 1988 (Exhibit 10.4 of
             12/31/89 Annual Report on Form 10-K incorporated by reference)

     10.5    Amended Stock Option Plan as approved in the July 1988 Shareholders' Meeting (Exhibit 10.5 of 12/31/89
             Annual Report on Form 10-K incorporated by reference)

     10.6    Stock Option Plan as approved in June 1993 Shareholders' Meeting (Exhibit 10.6 of original filing of
             12/31/93 Annual Report on Form 10-KSB incorporated by reference)

     10.8    General Release of Claims and Agreement, dated February 1, 1997, among E. Lynn Caswell, Monarch and
             Monarch Bank. (Exhibit 10.8 of 12/31/96 Annual Report on Form 10-KSB)

     10.9    1993 Stock Option Plan as Amended May 15, 1996. (Exhibit 10.9 of 12/31/96 Annual Report on Form 10-KSB)

     10.10   Stock Option Agreement, dated December 19, 1996, between Monarch and CCB (Exhibit 4.6 of 12/31/97 Annual
             Report on Form 10KSB incorporated by reference)

     10.11   Agreement and Plan of Merger, dated as of April 29, 1997, between Monarch and SC Bancorp (Exhibit 99.1 of Monarch's Schedule 13D, dated May 9, 1997 incorporated by reference)

     10.12   Stock Option Agreement, dated as of April 29, 1997, between Monarch and SC Bancorp (Exhibit 99.2 of
             Monarch's Schedule 13D, dated May 9, 1997 incorporated by reference)

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     11.1    Computation of Per Share Earnings and Common Stock Equivalents (see "Consolidated Statements of Income"
             contained in Item 7 of Monarch's 12/31/96 Annual Report on Form 10-KSB)

     22.1    Subsidiaries of Monarch

     22.2    Subsidiaries of CCB

     23.1    Consent of KPMG Peat Marwick LLP

     23.2    Consent of Deloitte & Touche LLP

     23.3    Consent of Sullivan & Cromwell (included in opinion filed as Exhibits 5.1)

     23.4    Consent of O'Melveny & Myers LLP

     23.5    Consent of Dayton & Associates

     23.6    Consent of Sullivan & Cromwell

     23.7    Consent of RP Financial (included in opinion incorporated by reference from Appendix D to this
             Registration Statement)

     23.8    Consent of The Findly Group (included in opinion incorporated by reference from Appendix E to this
             Registration Statement)

     24.1    Powers of Attorney (included in signature page)

     27.     Financial Data Schedule

     99.1    Consent of Robert L. McKay

     99.2    Consent of William H. Jacoby

     99.3    Consent of Mark H. Stuenkel

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California on May 12, 1997.

                                MONARCH BANCORP

                                By:  /s/ HUGH S. SMITH, JR.
                                     -----------------------------------------
                                     Name: Hugh S. Smith, Jr.
                                     Title: Chairman and Chief Executive
                                     Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh S. Smith, Jr. and Arnold C. Hahn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on May 12, 1997, by the following persons in the capacities indicated:

                      SIGNATURE                                                 CAPACITY
------------------------------------------------------  ---------------------------------------------------------

                /s/ HUGH S. SMITH, JR.
     -------------------------------------------        Chairman, Chief Executive Officer and Director
                  Hugh S. Smith, Jr.

                  /s/ ARNOLD C. HAHN
     -------------------------------------------        Executive Vice President, Chief Financial Officer and
                    Arnold C. Hahn                        Secretary

                /s/ MATTHEW P. WAGNER
     -------------------------------------------        President and Director
                  Matthew P. Wagner

                  /s/ RICE E. BROWN
     -------------------------------------------        Director
                    Rice E. Brown

                /s/ JOSEPH J. DIGANGE
     -------------------------------------------        Director
                  Joseph J. Digange

                /s/ JOHN M. EGGEMEYER
     -------------------------------------------        Director
                  John M. Eggemeyer

                   /s/ JOHN W. ROSE
     -------------------------------------------        Director
                     John W. Rose

                  /s/ DALE E. WALTER
     -------------------------------------------        Director
                    Dale E. Walter